FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-276033-02

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated June 17, 2024, may be amended or completed prior to time of sale.

PROSPECTUS

$725,765,000 (Approximate)

BBCMS Mortgage Trust 2024-5C27
(Central Index Key Number 0002022685)
as Issuing Entity

Barclays Commercial Mortgage Securities LLC
(Central Index Key Number 0001541480)
as Depositor

Barclays Capital Real Estate Inc.
(Central Index Key Number 0001549574)

Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

Citi Real Estate Funding Inc.
(Central Index Key Number 0001701238)

KeyBank National Association
(Central Index Key Number 0001089877)

German American Capital Corporation
(Central Index Key Number 0001541294)

Argentic Real Estate Finance 2 LLC

(Central Index Key Number 0001968416)

Bank of Montreal
(Central Index Key Number 0000927971)

Societe Generale Financial Corporation

(Central Index Key Number 0001755531)

UBS AG

(Central Index Key Number 0001685185)

LMF Commercial, LLC

(Central Index Key Number 0001592182)

Greystone Commercial Mortgage Capital, LLC
(Central Index Key Number 0001931347)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2024-5C27

Barclays Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2024-5C27 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates identified under “Summary of Certificates”) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BBCMS Mortgage Trust 2024-5C27. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in August 2024. The rated final distribution date for the offered certificates is the distribution date in July 2057.

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)
Class A-1	$2,891,000		[___]%	(7)	October 2028
Class A-2	(6)		[___]%	(7)	(6)
Class A-3	(6)		[___]%	(7)	(6)
Class X-B	$165,174,000	(8)	[___]%	Variable(9)	NAP
Class A-S	$97,102,000		[___]%	(7)	June 2029
Class B	$37,039,000		[___]%	(7)	June 2029
Class C	$31,033,000		[___]%	(7)	June 2029

(Footnotes on table on pages 3, 4 and 5)

You should carefully consider the summary of risk factors and the risk factors beginning on page 63 and page 65, respectively, of this prospectus.

None of the certificates and the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Barclays Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Barclays Capital Inc., SG Americas Securities, LLC, UBS Securities LLC, BMO Capital Markets Corp., Deutsche Bank Securities Inc., Citigroup Global Markets Inc., KeyBanc Capital Markets Inc., Academy Securities, Inc. and Bancroft Capital, LLC, will purchase the offered certificates from Barclays Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Barclays Capital Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 51.2% of each class of offered certificates, Citigroup Global Markets Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 13.0% of each class of offered certificates, KeyBanc Capital Markets Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 12.5% of each class of offered certificates, Deutsche Bank Securities Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 12.3% of each class of offered certificates, BMO Capital Markets Corp. is acting as co-lead manager and joint bookrunner with respect to approximately 6.2% of each class of offered certificates, SG Americas Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 4.8% of each class of offered certificates and UBS Securities LLC is acting as co-lead manager and joint bookrunner with respect to approximately 0.0% of each class of offered certificates. Academy Securities, Inc. and Bancroft Capital, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about July 11, 2024. Barclays Commercial Mortgage Securities LLC expects to receive from this offering approximately [__]% of the aggregate certificate balance of the offered certificates, plus accrued interest from July 1, 2024, before deducting expenses payable by the depositor.

Barclays	BMO Capital Markets	Citigroup
Deutsche Bank Securities	KeyBanc Capital Markets	Société Générale
UBS Securities LLC
Co-Lead Managers and Joint Bookrunners
Academy Securities		Bancroft Capital, LLC
Co-Managers

June [__], 2024

BBCMS Mortgage Trust 2024-5C27

Kansas
2 properties
$4,284,542
0.5% of total
Missouri
8 properties
$20,229,742
2.5% of total
Illinois
2 properties
$12,698,495
1.6% of total
Michigan
19 properties
$100,066,761
12.5% of total
Pennsylvania
5 properties
$19,659,331
2.5% of total
New York
12 properties
$167,050,000
20.9% of total
Vermont
1 property
$3,437,000
0.4% of total
Ohio
3 properties
$26,965,046
3.4% of total
New Hampshire
1 property
$14,850,000
1.9% of total
New Jersey
3 properties
$27,400,000
3.4% of total
Maryland
1 property
$2,013,112
0.3% of total
California
7 properties
$99,642,244
12.4% of total
District of Columbia
1 property
$15,000,000
1.9% of total
North Carolina
1 property
$17,000,000
2.1% of total
Georgia
2 properties
$20,800,000
2.6% of total
South Carolina
6 properties
$11,020,931
1.4% of total
Florida
7 properties
$88,713,324
11.1% of total
Texas
9 properties
$66,532,608
8.3% of total
Kentucky
1 property
$2,618,826
0.3% of total
Tennessee
4 properties
$47,542,883
5.9% of total
Louisiana
2 properties
$17,370,000
2.2% of total
Alabama
1 property
$15,950,000
2.0% of total
Percentage of Initial Pool Balance
0.3% – 3.0%
3.1% – 7.0%
7.1% – 20.9%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Available Certificate Balance or Notional Amount(1)		Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)		Approx. Initial Credit Support(3)		Approx. Initial Pass-Through Rate	Pass-Through Rate Description		Assumed Final Distribution Date(4)	Expected Weighted Average Life (Years)(5)	Expected Principal Window(5)
Offered Certificates
A-1	$2,891,000		$2,783,000		$108,000		30.00	0%	[___]%	[___](7)		October 2028	2.39	8/24-10/28
A-2	(6)		(6)		(6)		30.00	0%	[___]%	[___](7)		(6)	(6)	(6)
A-3	(6)		(6)		(6)		30.00	0%	[___]%	[___](7)		(6)	(6)	(6)
X-B	$165,174,000	(8)	$159,044,000	(8)	$6,130,000	(8)	NAP		[___]%	Variable	(9)	NAP	NAP	NAP
A-S	$97,102,000		$93,499,000		$3,603,000		17.87	5%	[___]%	[___](7)		June 2029	4.93	6/29-6/29
B	$37,039,000		$35,664,000		$1,375,000		13.25	0%	[___]%	[___](7)		June 2029	4.93	6/29-6/29
C	$31,033,000		$29,881,000		$1,152,000		9.37	5%	[___]%	[___](7)		June 2029	4.93	6/29-6/29
Non-Offered Certificates
X-A	$560,591,000	(10)	$539,792,000	(10)	$20,799,000	(10)	NAP		[___]%	Variable	(11)	NAP	NAP	NAP
X-D	$23,024,000	(12)	$22,169,000	(12)	$855,000	(12)	NAP		[___]%	Variable	(13)	NAP	NAP	NAP
X-F	$8,009,000	(14)	$7,711,000	(14)	$298,000	(14)	NAP		[___]%	Variable	(15)	NAP	NAP	NAP
X-G	$8,008,000	(16)	$7,710,000	(16)	$298,000	(16)	NAP		[___]%	Variable	(17)	NAP	NAP	NAP
X-H	$8,009,000	(18)	$7,711,000	(18)	$298,000	(18)	NAP		[___]%	Variable	(19)	NAP	NAP	NAP
D	$14,015,000		$13,495,000		$520,000		7.62	5%	[___]%	[___](7)		June 2029	4.93	6/29-6/29
E	$9,009,000		$8,674,000		$335,000		6.50	0%	[___]%	[___](7)		June 2029	4.93	6/29-6/29
F	$8,009,000		$7,711,000		$298,000		5.50	0%	[___]%	[___](7)		June 2029	4.93	6/29-6/29
G	$8,008,000		$7,710,000		$298,000		4.50	0%	[___]%	[___](7)		July 2029	4.93	6/29-7/29
H	$8,009,000		$7,711,000		$298,000		3.50	0%	[___]%	[___](7)		July 2029	5.01	7/29-7/29
J-RR	$28,029,844		$26,989,000		$1,040,844		0.00	0%	[___]%	[___](7)		July 2029	5.01	7/29-7/29
R(20)	NAP		NAP		NAP		NAP		NAP	NAP		NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing, the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class X-H Certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date.
(2)	On the closing date, Starwood Mortgage Capital LLC (a sponsor and an affiliate of the special servicer) will cause a majority-owned affiliate to purchase from the underwriters the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, as set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount”. The initial retained amount of each class of certificates is subject to change based on the final pricing of all certificates and is expected to be approximately 3.71% of the certificate balance or notional amount, as applicable, of each class of certificates (other than the Class R certificates) as of the Closing Date.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are represented in the aggregate.
(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(5)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.
(6)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution dates, expected weighted average lives and expected principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $557,700,000, subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Approx. Initial Certificate Balances	Expected Range of Approx. Initial Available Certificate Balances	Expected Range of Approx. Initial Retained Certificate Balances	Expected Range of Assumed Final Distribution Dates	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Windows
Class A-2	$0 - $250,000,000	$0 – $240,725,000	$0 – $9,275,000	NAP – April 2029	NAP – 4.70	NAP / 10/28 – 4/29
Class A-3	$307,700,000– $557,700,000	$ 296,284,000 – $537,009,000	$11,416,000 – $20,691,000	June 2029	4.84 – 4.78	4/29 – 6/29 / 10/28 – 6/29
3

(7)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J-RR certificates (collectively, the “principal balance certificates”) for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(9)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(10)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2 and Class A-3 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.
(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	The Class X-F certificates are notional amount certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The Class X-F certificates will not be entitled to distributions of principal.
(15)	The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(16)	The Class X-G certificates are notional amount certificates. The notional amount of the Class X-G certificates will be equal to the certificate balance of the Class G certificates outstanding from time to time. The Class X-G certificates will not be entitled to distributions of principal.
(17)	The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G certificates for that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(18)	The Class X-H certificates are notional amount certificates. The notional amount of the Class X-H certificates will be equal to the certificate balance of the Class H certificates outstanding from time to time. The Class X-H certificates will not be entitled to distributions of principal.
(19)	The pass-through rate for the Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class H certificates for that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
4

(20)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-A, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class J-RR and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates is presented solely to enhance your understanding of the offered certificates.

5

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	27
Summary of Risk Factors	63
Special Risks	63
Risks Relating to the Mortgage Loans	63
Risks Relating to Conflicts of Interest	64
Other Risks Relating to the Certificates	64
Risk Factors	65
Risks Related to Market Conditions and Other External Factors	65
The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	65
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	66
Risks Relating to the Mortgage Loans	66
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	66
Risks of Commercial and Multifamily Lending Generally	67
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	69
General	69
A Tenant Concentration May Result in Increased Losses	70
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	70
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	71
Mortgaged Properties Leased to School Tenants Also Have Risks	71
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	71
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	72
Early Lease Termination Options May Reduce Cash Flow	72
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	74
Multifamily Properties Have Special Risks	74
Industrial Properties Have Special Risks	76
Office Properties Have Special Risks	77
Mixed Use Properties Have Special Risks	79
Retail Properties Have Special Risks	79
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	79
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	80
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	80
Self Storage Properties Have Special Risks	81
Hotel Properties Have Special Risks	82
Risks Relating to Affiliation with a Franchise or Hotel Management Company	84
Condominium Ownership May Limit Use and Improvements	87
Senior Housing Properties May Present Special Risks	89
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	90
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	90
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	92
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	93
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	94

6

Risks Related to Zoning Non-Compliance and Use Restrictions	96
Risks Relating to Inspections of Properties	97
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	97
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	98
Insurance May Not Be Available or Adequate	98
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	100
Terrorism Insurance May Not Be Available for All Mortgaged Properties	100
Risks Associated with Blanket Insurance Policies or Self-Insurance	101
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	102
Limited Information Causes Uncertainty	102
Historical Information	102
Ongoing Information	102
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	103
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	103
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	104
Static Pool Data Would Not Be Indicative of the Performance of this Pool	105
Appraisals May Not Reflect Current or Future Market Value of Each Property	105
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	107
The Borrower’s Form of Entity May Cause Special Risks	107
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	109
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	110
Other Financings or Ability to Incur Other Indebtedness Entails Risk	111
Tenancies-in-Common May Hinder Recovery	112
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	113
Risks Associated with One Action Rules	113
State Law Limitations on Assignments of Leases and Rents May Entail Risks	114
Various Other Laws Could Affect the Exercise of Lender’s Rights	114
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	114
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	115
Risks Related to Ground Leases and Other Leasehold Interests	117
Sale-Leaseback Transactions Have Special Risks	118
Increases in Real Estate Taxes May Reduce Available Funds	119
Risks Relating to Tax Credits	120
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	120
Risks Related to Conflicts of Interest	120
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	120
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	123
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	124
Potential Conflicts of Interest of the Operating Advisor	126
Potential Conflicts of Interest of the Asset Representations Reviewer	127
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	128
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	130
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	131
Other Potential Conflicts of Interest May Affect Your Investment	131
Other Risks Relating to the Certificates	132
EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements	132

7

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	134
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	137
General	137
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	138
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	139
Losses and Shortfalls May Change Your Anticipated Yield	140
Risk of Early Termination	140
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	140
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	141
You Have Limited Voting Rights	141
The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment.	142
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer.	144
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	144
Risks Relating to Modifications of the Mortgage Loans	146
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	146
Risks Relating to Interest on Advances and Special Servicing Compensation	148
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	148
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	148
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	150
The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	150
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	150
Tax Considerations Relating to Foreclosure	150
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	151
REMIC Status	152
Material Federal Tax Considerations Regarding Original Issue Discount	152
General Risks	152
The Certificates May Not Be a Suitable Investment for You	152
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	152
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	152
Other Events May Affect the Value and Liquidity of Your Investment	153
The Certificates Are Limited Obligations	153
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	153
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	154

8

The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules	156
Description of the Mortgage Pool	157
General	157
Co-Originated and Third-Party Originated Mortgage Loans	159
Certain Calculations and Definitions	159
Definitions	160
Mortgage Pool Characteristics	171
Overview	171
Property Types	172
Multifamily Properties	172
Industrial Properties	176
Office Properties	177
Mixed Use Properties	177
Retail Properties	178
Self Storage Properties	178
Hotel Properties	178
Manufactured Housing Community Properties	179
Parking Properties	179
Leased Fee Properties	179
Specialty Use Concentrations	179
Mortgage Loan Concentrations	180
Top Fifteen Mortgage Loans	180
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	181
Geographic Concentrations	182
Mortgaged Properties with Limited Prior Operating History	183
Tenancies-in-Common or Diversified Ownership	183
Condominium and Other Shared Interests	183
Fee & Leasehold Estates; Ground Leases	184
Environmental Considerations	185
Mortgaged Properties Subject to Local Law 97	190
Redevelopment, Renovation and Expansion	190
Assessment of Property Value and Condition	191
Litigation and Other Considerations	191
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	193
Tenant Issues	195
Tenant Concentrations	195
Lease Expirations and Terminations	196
Expirations	196
Terminations	197
Other	198
Purchase Options and Rights of First Refusal	199
Affiliated Leases	200
Competition from Certain Nearby Properties	201
Insurance Considerations	201
Use Restrictions	202
Appraised Value	204
Non-Recourse Carveout Limitations	205
Real Estate and Other Tax Considerations	206
Delinquency Information	208
Certain Terms of the Mortgage Loans	209
Amortization of Principal	209
Due Dates; Mortgage Rates; Calculations of Interest	209
Single Purpose Entity Covenants	210
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	211
Voluntary Prepayments	211

9

“Due-On-Sale” and “Due-On-Encumbrance” Provisions	212
Defeasance	213
Releases; Partial Releases	214
Escrows	218
Mortgaged Property Accounts	219
Exceptions to Underwriting Guidelines	220
Additional Indebtedness	221
General	221
Whole Loans	221
Mezzanine Indebtedness	222
Other Secured Indebtedness	224
Preferred Equity	224
Other Unsecured Indebtedness	224
The Whole Loans	225
General	225
The Serviced Pari Passu Whole Loans	231
Intercreditor Agreement	231
Control Rights with respect to Serviced Pari Passu Whole Loans Other Than the Servicing Shift Whole Loans	232
Certain Rights of each Non-Controlling Holder	232
Sale of Defaulted Mortgage Loan	233
The Non-Serviced Pari Passu Whole Loans	233
Intercreditor Agreement	234
Control Rights	234
Certain Rights of each Non-Controlling Holder	234
Custody of the Mortgage File	236
Sale of Defaulted Mortgage Loan	236
Additional Information	236
Transaction Parties	237
The Sponsors and Mortgage Loan Sellers	237
Barclays Capital Real Estate Inc.	237
General	237
Barclays’ Securitization Program	237
Review of Barclays Mortgage Loans	238
Barclays’ Underwriting Guidelines and Processes	240
Compliance with Rule 15Ga-1 under the Exchange Act	243
Retained Interests in This Securitization	243
Starwood Mortgage Capital LLC	243
General	243
Starwood’s Securitization Program	244
Review of SMC Mortgage Loans	244
SMC’s Underwriting Guidelines and Processes	246
Exceptions to SMC’s Disclosed Underwriting Guidelines	250
Servicing	250
Compliance with Rule 15Ga-1 under the Exchange Act	250
Retained Interests in This Securitization	250
Citi Real Estate Funding Inc.	250
General	250
CREFI’s Commercial Mortgage Origination and Securitization Program	251
Review of the CREFI Mortgage Loans	251
CREFI’s Underwriting Guidelines and Processes	255
Compliance with Rule 15Ga-1 under the Exchange Act	259
Retained Interests in This Securitization	259
German American Capital Corporation	265
General	265
GACC’s Securitization Program	265
10

Review of GACC Mortgage Loans	266
DB Originators’ Underwriting Guidelines and Processes	268
Exceptions to DB Originators’ Underwriting Guidelines	272
Compliance with Rule 15Ga-1 under the Exchange Act	273
Retained Interests in This Securitization	273
Argentic Real Estate Finance 2 LLC	273
General	273
Argentic’s Securitization Program	273
Argentic’s Underwriting Standards and Processes	274
Review of Mortgage Loans for Which Argentic is the Sponsor	278
Compliance with Rule 15Ga-1 under the Exchange Act	280
Retained Interests in This Securitization	280
Bank of Montreal	280
General	280
BMO’s Commercial Mortgage Origination and Securitization Program	281
Review of the BMO Mortgage Loans	282
BMO’s Origination Procedures and Underwriting Guidelines	284
Compliance with Rule 15Ga-1 under the Exchange Act	288
Retained Interests in This Securitization	288
Societe Generale Financial Corporation	288
General	288
Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program	288
Societe Generale Financial Corporation’s Underwriting Standards	289
Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor	292
Compliance with Rule 15Ga-1 under the Exchange Act	295
Retained Interests in This Securitization	295
UBS AG, New York Branch	295
General	295
UBS AG, New York Branch’s Securitization Program	295
Review of the UBS AG, New York Branch Mortgage Loans	296
UBS AG, New York Branch’s Underwriting Standards	298
Retained Interests in This Securitization	303
LMF Commercial, LLC	303
General	303
LMF’s Securitization Program	303
LMF’s Underwriting Standards and Loan Analysis	304
Review of Mortgage Loans for Which LMF is the Sponsor	307
Compliance with Rule 15Ga-1 under the Exchange Act	309
Retained Interests in This Securitization	309
Greystone Commercial Mortgage Capital, LLC	309
General	309
GCMC’s Securitization History	310
Review of GCMC Mortgage Loans	310
GCMC’s Origination Procedures and Underwriting Guidelines	312
Compliance with Rule 15Ga-1 under the Exchange Act	317
Retained Interests in This Securitization	317
The Depositor	317
The Issuing Entity	318
The Master Servicer	319
The Special Servicer	323
The Primary Servicer	328
Summary of the KeyBank Primary Servicing Agreement	331
The Affiliated Special Servicers	335
Argentic Services Company LP	335
Greystone Servicing Company LLC	337

11

The Benchmark 2024-V6 Servicer, the BMO 2024-5C4 Servicer and the Benchmark 2024-V7 Servicer	339
The Certificate Administrator and Trustee	343
The Operating Advisor and Asset Representations Reviewer	345
Credit Risk Retention	347
General	347
Qualifying CRE Loans; Required Credit Risk Retention Percentage	348
Material Terms of the Eligible Vertical Interest	348
Eligible Horizontal Residual Interest	348
Material Terms of the Eligible Horizontal Residual Interest	348
Yield-Priced Certificates	355
Determination of Class Sizes of Yield-Priced Certificates.	356
Determination of Expected Price for the Yield-Priced Certificates.	356
Calculation of Estimated Fair Value of Certificates	356
Hedging, Transfer and Financing Restrictions	357
Description of the Certificates	357
General	357
Distributions	359
Method, Timing and Amount	359
Available Funds	360
Priority of Distributions	361
Pass-Through Rates	365
Interest Distribution Amount	367
Principal Distribution Amount	367
Certain Calculations with Respect to Individual Mortgage Loans	368
Application Priority of Mortgage Loan Collections or Whole Loan Collections	370
Allocation of Yield Maintenance Charges and Prepayment Premiums	372
Assumed Final Distribution Date; Rated Final Distribution Date	374
Prepayment Interest Shortfalls	375
Subordination; Allocation of Realized Losses	376
Reports to Certificateholders; Certain Available Information	378
Certificate Administrator Reports	378
Information to be Provided to Risk Retention Consultation Party	384
Information Available Electronically	384
Voting Rights	389
Delivery, Form, Transfer and Denomination	390
Book-Entry Registration	390
Definitive Certificates	393
Certificateholder Communication	393
Access to Certificateholders’ Names and Addresses	393
Requests to Communicate	393
List of Certificateholders	394
Description of the Mortgage Loan Purchase Agreements	394
General	394
Dispute Resolution Provisions	404
Asset Review Obligations	404
Pooling and Servicing Agreement	405
General	405
Assignment of the Mortgage Loans	405
Servicing Standard	406
Subservicing	407
Advances	408
P&I Advances	408
Servicing Advances	409
Nonrecoverable Advances	410
Recovery of Advances	411

12

Accounts	412
Withdrawals from the Collection Account	414
Servicing and Other Compensation and Payment of Expenses	416
General	416
Master Servicing Compensation	421
Special Servicing Compensation	424
Disclosable Special Servicer Fees	429
Certificate Administrator and Trustee Compensation	429
Operating Advisor Compensation	429
Asset Representations Reviewer Compensation	430
CREFC® Intellectual Property Royalty License Fee	431
Appraisal Reduction Amounts	431
Maintenance of Insurance	437
Modifications, Waivers and Amendments	440
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	444
Inspections	445
Collection of Operating Information	446
Special Servicing Transfer Event	446
Asset Status Report	448
Realization Upon Mortgage Loans	451
Sale of Defaulted Loans and REO Properties	453
The Directing Certificateholder	456
General	456
Major Decisions	458
Asset Status Report	461
Replacement of the Special Servicer	461
Control Termination Event and Consultation Termination Event	461
Servicing Override	463
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans	464
Rights of the Holders of Serviced Pari Passu Companion Loans	464
Limitation on Liability of Directing Certificateholder	464
The Operating Advisor	465
General	465
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	465
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	466
Recommendation of the Replacement of the Special Servicer	468
Eligibility of Operating Advisor	468
Other Obligations of Operating Advisor	469
Delegation of Operating Advisor’s Duties	470
Termination of the Operating Advisor With Cause	470
Rights Upon Operating Advisor Termination Event	471
Waiver of Operating Advisor Termination Event	471
Termination of the Operating Advisor Without Cause	471
Resignation of the Operating Advisor	472
Operating Advisor Compensation	472
The Asset Representations Reviewer	473
Asset Review	473
Asset Review Trigger	473
Asset Review Vote	474
Review Materials	475
Asset Review	476
Eligibility of Asset Representations Reviewer	477
Other Obligations of Asset Representations Reviewer	478

13

Delegation of Asset Representations Reviewer’s Duties	478
Assignment of Asset Representations Reviewer’s Rights and Obligations	478
Asset Representations Reviewer Termination Events	479
Rights Upon Asset Representations Reviewer Termination Event	480
Termination of the Asset Representations Reviewer Without Cause	480
Resignation of Asset Representations Reviewer	480
Asset Representations Reviewer Compensation	481
Limitation on Liability of Risk Retention Consultation Party	481
Replacement of the Special Servicer Without Cause	481
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	483
Termination of the Master Servicer or Special Servicer for Cause	485
Servicer Termination Events	485
Rights Upon Servicer Termination Event	486
Waiver of Servicer Termination Event	487
Resignation of the Master Servicer or Special Servicer	488
Limitation on Liability; Indemnification	488
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	491
Dispute Resolution Provisions	492
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	492
Repurchase Request Delivered by a Party to the PSA	492
Resolution of a Repurchase Request	493
Mediation and Arbitration Provisions	495
Servicing of the Servicing Shift Mortgage Loans	496
Servicing of the Non-Serviced Mortgage Loans	497
General	497
Rating Agency Confirmations	500
Evidence as to Compliance	502
Limitation on Rights of Certificateholders to Institute a Proceeding	503
Termination; Retirement of Certificates	503
Amendment	504
Resignation and Removal of the Trustee and the Certificate Administrator	507
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	508
Certain Legal Aspects of Mortgage Loans	508
General	510
Types of Mortgage Instruments	510
Leases and Rents	510
Personalty	511
Foreclosure	511
General	511
Foreclosure Procedures Vary from State to State	511
Judicial Foreclosure	511
Equitable and Other Limitations on Enforceability of Certain Provisions	512
Nonjudicial Foreclosure/Power of Sale	512
Public Sale	512
Rights of Redemption	513
Anti-Deficiency Legislation	514
Leasehold Considerations	514
Bankruptcy Laws	515
Environmental Considerations	521
General	521
Superlien Laws	521
CERCLA	521
Certain Other Federal and State Laws	522
Additional Considerations	522
Due-on-Sale and Due-on-Encumbrance Provisions	523

14

Subordinate Financing	523
Default Interest and Limitations on Prepayments	523
Applicability of Usury Laws	523
Americans with Disabilities Act	524
Servicemembers Civil Relief Act	524
Anti-Money Laundering, Economic Sanctions and Bribery	524
Potential Forfeiture of Assets	525
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	525
Pending Legal Proceedings Involving Transaction Parties	529
Use of Proceeds	530
Yield and Maturity Considerations	530
Yield Considerations	530
General	530
Rate and Timing of Principal Payments	530
Losses and Shortfalls	531
Certain Relevant Factors Affecting Loan Payments and Defaults	532
Delay in Payment of Distributions	532
Yield on the Certificates with Notional Amounts	532
Weighted Average Life	533
Pre-Tax Yield to Maturity Tables	537
Material Federal Income Tax Considerations	539
General	539
Qualification as a REMIC	539
Status of Offered Certificates	541
Taxation of Regular Interests	542
General	542
Original Issue Discount	542
Acquisition Premium	544
Market Discount	544
Premium	545
Election To Treat All Interest Under the Constant Yield Method	545
Treatment of Losses	545
Yield Maintenance Charges and Prepayment Premiums	546
Sale or Exchange of Regular Interests	546
Taxes That May Be Imposed on a REMIC	547
Prohibited Transactions	547
Contributions to a REMIC After the Startup Day	547
Net Income from Foreclosure Property	547
REMIC Partnership Representative	548
Taxation of Certain Foreign Investors	548
FATCA	549
Backup Withholding	549
Information Reporting	550
3.8% Medicare Tax on “Net Investment Income”	550
Reporting Requirements	550
Certain State and Local Tax Considerations	550
Method of Distribution (Underwriter)	551
Incorporation of Certain Information by Reference	554
Where You Can Find More Information	554
Financial Information	555
Certain ERISA Considerations	555
General	555
Plan Asset Regulations	556
Administrative Exemptions	556
Insurance Company General Accounts	558

15

Legal Investment	559
Legal Matters	560
Ratings	560
Index of Defined Terms	563

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
16

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

17

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, commencing on the pages set forth on the table of contents of this prospectus, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Barclays Commercial Mortgage Securities LLC;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the BBCMS 2024-5C27 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the
18

trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EEA RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II” ); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “EU PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EEA PRIIPS REGULATION.

EU PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ONLY, EACH AS DEFINED IN MIFID II; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURER’S TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURER’S TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); OR (II) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it

19

forms part of UK domestic law by virtue of the EUWA; OR (III) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

UK PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ONLY ELIGIBLE COUNTERPARTIES, AS DEFINED IN THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK, AND PROFESSIONAL CLIENTS, AS DEFINED IN REGULATION (EU) NO 6000/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS’ TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

EEA AND UK SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)  IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i) THE EXPRESSION “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129; AND

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

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(B)  it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any OFFERED CERTIFICATES to any UK Retail Investor in the UK. For the purposes of this provision:

(i) THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(B) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(C)   IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(D)   IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS NOR ANY OTHER PARTY TO THE TRANSACTION INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION TRANSACTION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019 (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

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FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements” IN THIS PROSPECTUS.

UK FINANCIAL PROMOTION REGIME AND PROMOTION OF COLLECTIVE INVESTMENT
SCHEMES REGIME

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”) or (iv) are any other persons to whom it may otherwise lawfully be communicated or directed; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. Any persons other than Relevant Persons should not act or rely on this PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

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PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

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W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

This PROSPECTUS or any other document related to the subscription of certificates has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act, Chapter 289 of Singapore, as may be amended from time to time (the “SFA”). The MAS assumes no responsibility for the contents of this PROSPECTUS or any such document. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.

No certificates may be offered or sold or caused to be made the subject of an invitation for subscription or purchase, nor may this PROSPECTUS or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the certificates be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in section 4A(1)(c) of the SFA) pursuant to section 274 of the SFA (each an “Institutional Investor”), (ii) to a relevant person (as defined in section 275(2) of the SFA) pursuant to section 275(1), or any person pursuant to section 275(1A), and in accordance with the conditions specified in section 275 of the SFA, provided always that none of such person shall be an individual other than an individual who is an accredited investor (as defined in section 4A(1)(a) of the SFA) (each a “Relevant Investor”).

No certificates acquired by (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA may be offered or sold, made the subject of an invitation for subscription or purchase, or otherwise transferred, whether directly or indirectly, to persons in Singapore, other than to (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA.

Unless otherwise permitted under the SFA, where the certificates are subscribed or purchased pursuant to section 275 of the SFA by a Relevant Investor which is:

●	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR
●	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,
●	SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTERESTS (HOWSOEVER DEFINED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES UNDER SECTION 275 OF THE SFA EXCEPT:
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●	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON AS DEFINED IN SECTION 275(2) OF THE SFA OR (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA;
●	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;
●	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR
●	PURSUANT TO SECTION 276(7) OF THE SFA OR REGULATION 32 OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SHARES AND DEBENTURES) REGULATIONS 2005 OF SINGAPORE.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA” ) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE” ). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE SPONSORS COMMIT TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION

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REQUIREMENT” ), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	BBCMS Mortgage Trust 2024-5C27, Commercial Mortgage Pass-Through Certificates, Series 2024-5C27.
Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Barclays Capital Real Estate Inc. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000. See “Transaction Parties—The Depositor”.
Issuing Entity	BBCMS Mortgage Trust 2024-5C27, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage

Loan Sellers; Originators	The sponsors of this transaction are:
●	Barclays Capital Real Estate Inc., a Delaware corporation
●	Starwood Mortgage Capital LLC, a Delaware limited liability company
●	Citi Real Estate Funding Inc., a New York corporation
●	KeyBank National Association, a national banking association
●	German American Capital Corporation, a Maryland corporation
●	Argentic Real Estate Finance 2 LLC, a Delaware limited liability company
●	Bank of Montreal, a Canadian chartered bank
●	Societe Generale Financial Corporation, a Delaware corporation
●	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (referred to herein as “UBS AG, New York Branch”), an Office of the Comptroller of the Currency regulated branch of a foreign bank
●	LMF Commercial, LLC, a Delaware limited liability company
●	Greystone Commercial Mortgage Capital, LLC, a Delaware limited liability company

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The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.
The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.
Sellers of the Mortgage Loans
Mortgage Loan Seller(1)	Number of Mortgage Loans(2)	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.(3)	4	$56,300,000	7.0%
Starwood Mortgage Capital LLC(4)	15	173,755,000	21.7
Citi Real Estate Funding Inc.	5	103,910,000	13.0
KeyBank National Association(3)	9	100,357,327	12.5
German American Capital Corporation	4	98,585,518	12.3
Argentic Real Estate Finance 2 LLC(4)	4	85,100,000	10.6
Bank of Montreal(3)(4)	3	50,000,000	6.2
Societe Generale Financial Corporation(3)	3	38,300,000	4.8
UBS AG, New York Branch	4	35,787,000	4.5
LMF Commercial, LLC	2	32,000,000	4.0
Greystone Commercial Mortgage Capital, LLC	2	26,750,000	3.3
Total	50	$800,844,845	100.0%

(1)	Certain of the mortgage loans were co-originated by the related mortgage loan seller and one or more unrelated entities or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	The sum of the Number of Mortgage Loans does not equal the total due to certain loans being contributed by multiple loan sellers.
(3)	With respect to the GNL Industrial Portfolio mortgage loan (9.8%), Bank of Montreal is contributing one or more notes with an aggregate outstanding principal balance of $15,000,000, Barclays Capital Real Estate Inc. is contributing one or more notes with an aggregate outstanding principal balance of $18,400,000, KeyBank National Association is contributing one or more notes with an aggregate outstanding principal balance of $30,000,000, and Societe Generale Financial Corporation is contributing one or more notes with an aggregate outstanding principal balance of $15,000,000.
(4)	With respect to the 620 W 153rd Street mortgage loan (4.6%), Bank of Montreal is contributing one or more notes with an aggregate outstanding principal balance of $10,000,000, Argentic Real Estate Finance 2 LLC is contributing one or more notes with an aggregate outstanding principal balance of $17,000,000, and Starwood Mortgage Capital LLC is contributing one or more notes with an aggregate outstanding principal balance of $10,000,000.
Other than as described below, all of the mortgage loans were originated or co-originated by their respective mortgage loan sellers or affiliates thereof. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
The 620 W 153rd Street mortgage loan (4.6%) is part of a whole loan that was co-originated by Bank of Montreal and Argentic Real Estate Finance 2 LLC. A portion of such mortgage loan was subsequently acquired by Starwood Mortgage Capital LLC. Such mortgage loan was re-underwritten pursuant to Starwood Mortgage Capital LLC's underwriting guidelines.

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Each of the GNL Industrial Portfolio and 620 W 153rd Street mortgage loans (collectively, 14.4%) consist of notes sold by two or more mortgage loan sellers and are referred to herein as “jointly sold mortgage loans”.
See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
Master Servicer	Wells Fargo Bank, National Association, a national banking association, is expected to be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-23A, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.
The non-serviced mortgage loans will be serviced by the non-serviced master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Prior to the applicable servicing shift date, each of the servicing shift whole loans will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift date, each servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.
Special Servicer	LNR Partners, LLC, a Florida limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loans other than with respect to the non-serviced mortgage loans and any related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) reviewing, evaluating, processing and providing or withholding consent as to major decisions and certain other transactions and performing certain

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enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. LNR Partners, LLC was appointed to be the special servicer by LNR Securities Holdings, LLC. LNR Securities Holdings, LLC, an affiliate of LNR Partners, LLC, Starwood Conduit CMBS Vertical Retention I LLC, the expected holder of the VRR interest, Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC, the expected holder of the Class J-RR certificates (excluding the portion comprising the VRR interest), will also purchase an approximately 65% interest in each of the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H certificates (excluding the portion comprising the VRR interest) (and may purchase other classes of certificates), and on the closing date, is expected to be the initial directing certificateholder. Eightfold Real Estate Capital Series Trust, is anticipated to purchase approximately a 35% membership interest in Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC. LNR Securities Holdings, LLC is also expected to be the initial risk retention consultation party. The principal servicing office of the special servicer is located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305)-695-5600. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”. LNR Securities Holdings, LLC, the initial directing certificateholder, Starwood Conduit CMBS Vertical Retention I LLC, the entity expected to retain the VRR interest, Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC, the entity expected to retain the Class J-RR certificates (excluding the portion comprising the VRR interest), LNR Partners, LLC, and Starwood Mortgage Capital LLC, a sponsor, originator, mortgage loan seller and retaining sponsor, are affiliates of each other.
LNR Partners, LLC or an affiliate, assisted LNR Securities Holdings, LLC (or its affiliate) and Eightfold Real Estate Capital Fund VI, L.P. (the entity anticipated to purchase approximately 35% of the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H Certificates) and Eightfold Real Estate Capital Series Trust (the entity anticipated to purchase approximately a 35% membership interest in Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC) (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.
If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select (and may remove and replace without cause) a separate special servicer that is not a borrower party (referred to herein as

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an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.
The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Prior to the applicable servicing shift date, each of the servicing shift whole loans, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift date, the related servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.
Affiliated Special Servicer	Argentic Services Company LP, a Delaware limited partnership, (a) will act as special servicer with respect to the GNL Industrial Portfolio whole loan and 620 W 153rd Street whole loan, which are serviced under the BMO 2024-5C4 pooling and servicing and (b) is an affiliate of (i) Argentic Real Estate Finance 2 LLC, a sponsor, an originator and a mortgage loan seller and (ii) Argentic Securities Income USA 2 LLC, the initial directing certificateholder under the BMO 2024-5C4 pooling and servicing agreement with respect to the GNL Industrial Portfolio mortgage loan and the 620 W 153rd Street mortgage loan. See “Transaction Parties—The Affiliated Special Servicers—Argentic Services Company LP”.
Greystone Servicing Company LLC, a Delaware limited liability company, (a) will act as special servicer with respect to the Crescent Center whole loan, which is serviced under the BMO 2024-5C3 pooling and servicing and (b) is an affiliate of (i) Greystone Commercial Mortgage Capital, LLC, a sponsor, an originator and a mortgage loan seller. See “Transaction Parties—The Affiliated Special Servicers—Greystone Servicing Company LLC”.

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Primary Servicer	KeyBank National Association, a national banking association, will act as primary servicer pursuant to a primary servicing agreement with the master servicer with respect to the 48 E 57th Street mortgage loan, the Hooksett Village mortgage loan, the Citrus Center mortgage loan, the Stor-More-Laredo Self Storage mortgage loan, the Extra Space Storage Chicago Heights mortgage loan, the MIC St. Louis & Memphis mortgage loan, the Otto Storage Portfolio mortgage loan and The Riley - 880 Manhattan Avenue mortgage loan (collectively, 8.8%). See “Transaction Parties—The Primary Servicer”. The principal servicing office of KeyBank National Association is located at 11501 Outlook Street, Suite #300, Overland Park, Kansas 66211. The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received. KeyBank National Association is a sponsor, a mortgage loan seller and an originator and is an affiliate of KeyBanc Capital Markets Inc., an underwriter.

The Benchmark 2024-V6

Servicer, the BMO 2024-5C4

Servicer and the

Benchmark 2024-V7 Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is the master servicer under the BMO 2024-5C4 pooling and servicing agreement, which governs the servicing of GNL Industrial Portfolio whole loan and the 620 W 153rd Street whole loan, the master servicer under the Benchmark 2024-V6 pooling and servicing agreement, which governs the servicing of the Wateridge whole loan, and the master servicer under the Benchmark 2024-V7 pooling and servicing agreement, which governs the servicing of the 28-40 West 23rd Street whole loan and the 1099 New York Avenue whole loan. See “Transaction Parties—The Benchmark 2024-V6 Servicer, the BMO 2024-5C4 Servicer and the Benchmark 2024-V7 Servicer”.
Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to the servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift date. From and after the related servicing shift date, the mortgagee of record with respect to the related servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

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With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The custodian with respect to the servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.
The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Operating Advisor	BellOak, LLC, a California limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	BellOak, LLC, a California limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain

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delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans.
See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	Subject to the rights of the related controlling pari passu companion loan holder with respect to any servicing shift whole loan prior to the related servicing shift date, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans, (ii) the servicing shift mortgage loans and (iii) any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than 50% of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan as to which the directing certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any control termination event) and with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder”. However, in certain circumstances there may be no directing certificateholder even if there is a controlling class, and in other circumstances there will be no controlling class.
The controlling class will be, as of any date of determination, the most subordinate class of the Class F, Class G, Class H and Class J-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.
It is anticipated that LNR Securities Holdings, LLC, an affiliate of (i) LNR Partners, LLC, the initial special servicer, (ii) Starwood Mortgage Capital LLC, a sponsor, originator, mortgage loan seller and retaining sponsor, (iii) Starwood Conduit CMBS

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Vertical Retention I LLC, the entity expected to purchase the VRR interest and (iv) Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC, the entity expected to purchase the Class J-RR certificates (excluding the portion comprising the VRR interest), will purchase an approximately 65% interest in each of the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H certificates (excluding the portion comprising the VRR interest) (and may purchase certain other classes of certificates) and, on the closing date, LNR Securities Holdings, LLC is expected to be the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan or (ii) any servicing shift mortgage loan, any excluded loan). Eightfold Real Estate Capital Series Trust is anticipated to purchase approximately a 35% membership interest in Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC.
With respect to each servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to the related servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to the related servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the related servicing shift date, the rights of the controlling noteholder of the related servicing shift whole loan are expected to be exercisable by the directing certificateholder (or the equivalent) under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the related servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.
Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will be the party

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selected by the retaining sponsor. LNR Securities Holdings, LLC, an affiliate of (i) LNR Partners, LLC, the initial special servicer, (ii) Starwood Mortgage Capital LLC, a sponsor, originator and mortgage loan seller, (iii) Starwood Conduit CMBS Vertical Retention I LLC, the entity expected to purchase the VRR interest and (iv) Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC, the entity expected to purchase the Class J-RR certificates (excluding the portion comprising the VRR interest), is expected to be appointed as the initial risk retention consultation party. Eightfold Real Estate Capital Series Trust is anticipated to purchase approximately a 35% membership interest in Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC.
With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party (or the retaining sponsor entitled to appoint such risk retention consultation party) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a related mezzanine loan who has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.
For so long as LNR Partners, LLC is the special servicer, it will not be required to consult with, or provide any information or reports to the risk retention consultation party.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in July 2024 (or, in the case of any mortgage loan that has its first due date after July 2024, the date that would have been its due date in July 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about July 11, 2024.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in August 2024.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

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Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Florida, Kansas, North Carolina, New York, Pennsylvania, Maryland, Ohio or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution
Date; Rated Final

Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	October 2028
Class A-2	NAP – April 2029(1)
Class A-3	June 2029
Class X-B	NAP
Class A-S	June 2029
Class B	June 2029
Class C	June 2029

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-2 certificates ranging from $0 to $250,000,000.
The rated final distribution date for the offered certificates will be the distribution date in July 2057.

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Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below (the following illustration does not take into account the sale of any non-offered certificates):

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2024-5C27:
●	Class A-1
●	Class A-2
●	Class A-3
●	Class X-B
●	Class A-S
●	Class B
●	Class C
The certificates of this Series will consist of the above classes (referred to as the “offered certificates”) and the following classes that are not being offered by this prospectus: Class X-A, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class J-RR and Class R certificates (referred to as the “non-offered certificates”).

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. Initial Available Certificate Balance or Notional Amount(1)	Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)	Approx. % of Cut-off Date Balance	Approx. Initial Credit Support(3)
Class A-1	$2,891,000	$2,783,000	$108,000	0.361%	30.000%
Class A-2	(4)	(4)	(4)	(4)	30.000%
Class A-3	(4)	(4)	(4)	(4)	30.000%
Class X-B	$165,174,000	$159,044,000	$6,130,000	NAP	NAP
Class A-S	$97,102,000	$93,499,000	$3,603,000	12.125%	17.875%
Class B	$37,039,000	$35,664,000	$1,375,000	4.625%	13.250%
Class C	$31,033,000	$29,881,000	$1,152,000	3.875%	9.375%

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity.
(2)	On the closing date, offered certificates (of each class thereof) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount” are expected to be purchased from the underwriters by a majority-owned affiliate of Starwood Mortgage Capital LLC (a sponsor), in partial satisfaction of Starwood Mortgage Capital LLC’s obligations as retaining sponsor as described in “Credit Risk Retention”.
(3)	The approximate initial credit support with respect to the Class A-1, Class A-2 and Class A-3 certificates represents the approximate initial credit enhancement for the Class A-1, Class A-2 and Class A-3 certificates in the aggregate.
(4)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances and approximate % of cut-off date balances of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected

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in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $557,700,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approx. Initial Certificate Balances	Expected Range of Approx. Initial Available Certificate Balances	Expected Range of Approx. Initial Retained Certificate Balances	Expected Range of Approx. % of Cut-off Date Balances
Class A-2	$0 - $250,000,000	$0 – $240,725,000	$0 – $9,275,000	0.000% – 31.217%
Class A-3	$307,700,000– $557,700,000	$296,284,000 – $537,009,000	$11,416,000 – $20,691,000	38.422% – 69.639%

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rate is set forth below for each class of offered certificates:
Class	Approximate Initial Pass-Through Rate(1)
Class A-1	[__]%
Class A-2	[__]%
Class A-3	[__]%
Class X-B	[__]%
Class A-S	[__]%
Class B	[__]%
Class C	[__]%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate Calculation

Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.
For purposes of calculating the pass-through rates on the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.
For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be

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recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.
The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.07125%.
The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25% and (ii) the per annum rate that would result in a special servicing fee of $5,000 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.
Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.
The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.
The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to

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0.01140%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.
As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan) at a per annum rate equal to 0.00187%. The operating advisor will also be entitled under certain circumstances to a consulting fee.
As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00033%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.
Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.
With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable,

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governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Non-Serviced Mortgage Loans(1)
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
GNL Industrial Portfolio	0.00125%	0.25%
620 W 153rd Street	0.00125%	0.25%
28-40 West 23rd Street	0.00125%	0.25%
Crescent Center	0.02000%	0.25%
Kenwood Towne Centre	0.00250%	0.25%
Wateridge	0.00125%	0.25%
1099 New York Avenue	0.00125%	0.25%

(1)	Does not reflect the University Pointe mortgage loan, the 640 5th Avenue mortgage loan, the Bedrock Mixed-Use Portfolio whole loan or The Pointe & Oak Shadows mortgage loan, each of which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the applicable servicing shift master servicer (or primary servicer) and servicing shift special servicer will be entitled to a primary servicing fee and a special servicing fee, respectively, as each of which will be set out in the related servicing shift pooling and servicing agreement.
(2)	Each primary servicing fee rate described in the table and footnotes thereto is included as part of the servicing fee rate.

Distributions

A. Amount and Order of

Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and (ii) any yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority:
First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

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Second, to the Class A-1, Class A-2 and Class A-3 certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (b) second, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero and (c) third, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2 and Class A-3 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, without regard to the distribution priorities described above;
Third, to the Class A-1, Class A-2 and Class A-3 certificates, to reimburse the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher

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priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Seventh, to the non-offered certificates (other than the Class X-A, Class X-D, Class X-F, Class X-G, Class X-H and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and
Eighth, to the Class R certificates, any remaining amounts.
For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions —Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.
A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.
For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,

Allocation of Losses

and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class R certificates) to reduce the balance of each such class to zero; provided that no

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principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class X-H certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and, therefore, the amount of interest they accrue.

Class A-1, Class A-2, Class A-3, Class X-A(1), Class X-B(1), Class X-D(1), Class X-F(1), Class X-G(1) and Class X-H(1)

Class A-S

Class B

Class C

Non-offered certificates(2)

(1)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates are interest-only certificates and the Class X-A, Class X-D, Class X-F, Class X-G and Class X-H certificates are not offered by this prospectus.
(2)	Other than the Class X-A, Class X-D, Class X-F, Class X-G, Class X-H and Class R certificates.
Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.
Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H or Class R certificates) will reduce the certificate balance of that class of certificates.
The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2 and Class A-3 certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates. The notional amount of the Class X-F certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class F certificates. The notional amount of the Class X-G certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class G certificates. The notional amount of the Class X-H certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class H certificates.

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To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.
E. Shortfalls in Available Funds	Shortfalls will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.
In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) and any REO loan (other than any portion of an REO loan related to a companion loan) (unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

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The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.
Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.
See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.
The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.
If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.
See “Pooling and Servicing Agreement—Advances”.

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With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to, and the applicable special servicer may, make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.
The Mortgage Pool
The Mortgage Pool	The issuing entity’s primary assets will be fifty (50) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in ninety-eight (98) commercial, multifamily, leased fee or manufactured housing community properties. See “Description of the Mortgage Pool—General”.
The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $800,844,845.
Whole Loans
Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the fifty (50) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of (i) the related mortgage loan,

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and (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Additional Subordinate Debt Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)	Whole Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NOI Debt Yield(2)
GNL Industrial Portfolio	$78,400,000	9.8%	$158,600,000	N/A	53.8%	2.12x	12.6%	53.8%	2.12x	12.6%
620 W 153rd Street	$37,000,000	4.6%	$80,000,000	N/A	57.0%	1.43x	9.0%	57.0%	1.43x	9.0%
University Pointe	$35,850,000	4.5%	$50,000,000	N/A	54.5%	1.73x	11.9%	54.5%	1.73x	11.9%
640 5th Avenue	$25,000,000	3.1%	$275,000,000	N/A	41.7%	2.04x	18.7%	41.7%	2.04x	18.7%
28-40 West 23rd Street	$25,000,000	3.1%	$130,000,000	N/A	36.9%	2.39x	15.4%	36.9%	2.39x	15.4%
Bedrock Mixed-Use Portfolio	$20,000,000	2.5%	$55,000,000	N/A	54.3%	1.58x	11.3%	54.3%	1.58x	11.3%
Syngenta Woodland	$19,585,518	2.4%	$10,000,000	N/A	64.7%	1.79x	12.2%	64.7%	1.79x	12.2%
Crescent Center	$18,250,000	2.3%	$33,750,000	N/A	64.1%	1.56x	13.0%	64.1%	1.56x	13.0%
Kenwood Towne Centre	$15,000,000	1.9%	$245,000,000	N/A	45.5%	2.19x	14.6%	45.5%	2.19x	14.6%
Wateridge	$15,000,000	1.9%	$50,000,000	N/A	47.8%	2.12x	17.3%	47.8%	2.12x	17.3%
1099 New York Avenue	$15,000,000	1.9%	$42,000,000	N/A	59.4%	1.85x	13.8%	59.4%	1.85x	13.8%
The Pointe & Oak Shadows	$12,000,000	1.5%	$34,850,000	N/A	64.4%	1.52x	10.0%	64.4%	1.52x	10.0%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related mezzanine debt.
(2)	Calculated including any related companion loan(s) but excluding any related mezzanine debt.
The University Pointe whole loan, the 640 5th Avenue whole loan, the Bedrock Mixed-Use Portfolio whole loan and The Pointe & Oak Shadows whole loan (each, a “servicing shift whole loan” and the related mortgage loan, each, a “servicing shift mortgage loan”) will each initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling pari passu companion loan is securitized (the “servicing shift date”), it is anticipated that the related servicing shift whole loan will be serviced under, and by the master servicer (the “servicing shift master servicer”) and the special servicer (the “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (the “servicing shift pooling and servicing agreement”). Prior to the related servicing shift date, such servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the related servicing shift date, such servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”.
Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is

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referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)(2)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
GNL Industrial Portfolio	BMO 2024-5C4	9.8%	Midland Loan Services, a Division of PNC Bank, National Association	Argentic Services Company LP	Computershare Trust Company, National Association
620 W 153rd Street	BMO 2024-5C4	4.6%	Midland Loan Services, a Division of PNC Bank, National Association	Argentic Services Company LP	Computershare Trust Company, National Association
28-40 West 23rd Street	Benchmark 2024-V7	3.1%	Midland Loan Services, a Division of PNC Bank, National Association	K-Star Asset Management LLC	Computershare Trust Company, National Association
Crescent Center	BMO 2024-5C3	2.3%	Wells Fargo Bank, National Association	Greystone Servicing Company LLC	Computershare Trust Company, National Association
Kenwood Towne Centre	BANK5 2024-5YR6	1.9%	Wells Fargo Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
Wateridge	Benchmark 2024-V6	1.9%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
1099 New York Avenue	Benchmark 2024-V7	1.9%	Midland Loan Services, a Division of PNC Bank, National Association	K-Star Asset Management LLC	Computershare Trust Company, National Association

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Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Initial Directing Party(3)
GNL Industrial Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Argentic Securities Income USA 2 LLC
620 W 153rd Street	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Argentic Securities Income USA 2 LLC
28-40 West 23rd Street	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	KKR CMBS IIII Aggregator Category 2 L.P.
Crescent Center	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	Eightfold Real Estate Capital Fund VI, L.P.
Kenwood Towne Centre	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	Eightfold Real Estate Capital Fund VI, L.P.
Wateridge	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	LD III SUB XVII LLC
1099 New York Avenue	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	KKR CMBS IIII Aggregator Category 2 L.P.

(1)	As of the closing date of the related securitization.
(2)	Does not reflect the University Pointe whole loan, the 640 5th Avenue whole loan, the Bedrock Mixed-Use Portfolio whole loan and The Pointe & Oak Shadows whole loan, each of which is a split loan comprised of two or more pari passu promissory notes, one or more of which will be included in this securitization. The remaining pari passu promissory note(s) will not be property of the issuing entity, and are expected to be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.
(3)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related trust and servicing agreement, pooling and servicing agreement or intercreditor agreement, as applicable.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Mortgage Loan Characteristics
The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity.

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The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.
The mortgage loans will have the following approximate characteristics as of the cut-off date:
Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$800,844,845
Number of mortgage loans	50
Number of mortgaged properties	98
Range of Cut-off Date Balances	$3,250,000 to $78,400,000
Average Cut-off Date Balance	$16,016,897
Range of Mortgage Rates	5.74400% to 8.02500%
Weighted average Mortgage Rate	6.76317%
Range of original terms to maturity	60 months to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	51 months to 60 months
Weighted average remaining term to maturity	58 months
Range of original amortization terms(2)	300 months to 360 months
Weighted average original amortization term(2)	352 months
Range of remaining amortization terms(2)	296 months to 360 months
Weighted average remaining amortization term(2)	351 months
Range of Cut-off Date LTV Ratios(3)(4)	17.7% to 70.0%
Weighted average Cut-off Date LTV Ratio(3)(4)	58.2%
Range of LTV Ratios as of the maturity date(3)(4)	17.7% to 70.0%
Weighted average LTV Ratio as of the maturity date(3)(4)	58.0%
Range of U/W NCF DSCRs(4)(5)	1.20x to 4.80x
Weighted average U/W NCF DSCR(4)(5)	1.69x
Range of U/W NOI Debt Yields(4)	8.0% to 33.5%
Weighted average U/W NOI Debt Yield(4)	12.2%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	91.6%
Interest Only, Amortizing Balloon	4.5%
Amortizing Balloon	3.9%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes forty-seven (47) mortgage loans (collectively, 91.6%) that are interest-only for the entire term and the 640 5th Avenue mortgage loan (3.1%), which is on a planned amortization schedule.
(3)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were

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generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.
(4)	In the case of twelve (12) mortgage loans (collectively, 39.5%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s).
(5)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.
All of the mortgage loans (collectively, 100%) accrue interest on an actual/360 basis.
None of the mortgage loans accrue interest on a 30/360 basis.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.
Four (4) of the mortgage loans (collectively, 4.7%) were a refinancing of a loan in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loan.
With respect to the Town & Country Plaza mortgage loan (1.7%), the prior loan secured by the mortgaged property matured on January 6, 2024, went into maturity default and was transferred to special servicing on January 12, 2024. The borrower refinanced the prior loan with the mortgage loan on June 7, 2024. Proceeds from the mortgage loan were used to repay the prior loan in full.
With respect to the 152 Geary Street mortgage loan (1.3%), the prior loan secured by the mortgaged property matured on September 10, 2022 and went into maturity default. The borrower refinanced the prior loan with the mortgage loan on May 9, 2024. Proceeds from the mortgage loan were used to repay the prior loan in full.

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With respect to the 262-282 Cabrini Boulevard mortgage loan (1.2%), the borrower sponsor reported that the prior loan secured by the mortgaged property defaulted in February 2023 at maturity. After the maturity default, the prior loan was purchased by a new lender and the borrower sponsor negotiated an extension and reduction of default interest on the prior loan and used the proceeds of the mortgage loan to refinance such loan.
With respect to the Cordova Court Apartments mortgage loan (0.5%), the prior loan secured by the mortgaged property matured on March 6, 2024 and went into maturity default. The borrower refinanced the prior loan with the mortgage loan on May 10, 2024. Proceeds from the mortgage loan were used to repay the prior loan in full.
See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on

Limited Operating Histories	With respect to nineteen (19) of the mortgaged properties (collectively, 22.9%), such mortgaged properties (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
With respect to one (1) mortgage loan (5.5%) being contributed by GACC, there was an exception from the applicable mortgage loan seller’s underwriting guidelines with respect to satisfaction of certain underwriting criteria with respect to loan-to-value ratio.
See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and

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Processes”; “—Citi Real Estate Funding Inc., LLC—CREFI’s Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines;” “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; and “—Greystone Commercial Mortgage Capital, LLC—GCMC’s Origination Procedures and Underwriting Guidelines”.
Additional Aspects of Certificates
Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.
You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.
See “—Description of the Certificates—Delivery, Form, Transfer and Denomination” and “Book-Entry Registration”.
Credit Risk Retention	This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. Starwood Mortgage Capital LLC is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirements (i) through the purchase by Starwood Conduit CMBS Vertical Retention I LLC, a majority-owned affiliate of Starwood Mortgage Capital LLC (the “Vertical MOA”) from the underwriters, on the closing date, an “eligible vertical interest”, in the form of

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certificates representing approximately 3.71% of the initial certificate balance or notional amount, as applicable, of each class of certificates (other than the Class R certificates) and (ii) the purchase by Starwood CMBS Horizontal Retention BBCMS 2024-5C27, a majority-owned affiliate of Starwood Mortgage Capital LLC (the “Horizontal MOA”) from the underwriters, on the closing date, of an “eligible horizontal residual interest”, which will be comprised of the Class J-RR certificates (excluding the portion comprising the VRR interest). Starwood Mortgage Capital LLC, as the “retaining sponsor” for the transaction, will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the credit risk retention rules. For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Starwood Mortgage Capital LLC, as retaining sponsor, see “Credit Risk Retention” and “Risk Factors—General Risks—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules”.
None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of European Union Regulation (EU) 2017/2402, including as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd., CRED iQ and Recursion Co.;

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●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.wellsfargo.com/com/comintro.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.
The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates) for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates) and (iii) the master servicer consents to the exchange.
See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage
Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc., (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Greystone Select Company II LLC, with respect to the repurchase and substitution obligations of Greystone Commercial Mortgage Capital, LLC) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that with

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respect to any jointly sold mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by such mortgage loan seller to the depositor as if the note(s) contributed by such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).
If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan(s), determines to sell such pari passu companion loan(s), then that special servicer will be required to sell the related non-serviced mortgage loan together with the related pari passu companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.
Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.
Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs (the “lower-tier REMIC” and the “upper-tier REMIC”) for federal income tax purposes. The upper-tier REMIC and the lower-tier REMIC will be designated as the “trust REMICs”.
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Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class [_] and Class [_] certificates will be issued with original issue discount and that the Class [_] certificates will be issued at a premium for federal income tax purposes.
See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.
If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates.
The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).
See “Legal Investment”.
Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain

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classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.
See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.
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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., multifamily, industrial, office, mixed use, retail, self storage, hospitality, manufactured housing and parking) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the
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collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.

●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Certificateholder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing certificateholder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing certificateholder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

A novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”) spread across the world, including the United States, which caused a global pandemic. The COVID-19 pandemic was declared a public health emergency of international concern by the World Health Organization, and the former president of the United States made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of United States state governments made emergency declarations and attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses.

The COVID-19 pandemic and the responses thereto led to disruptions in global financial markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general. There can be no assurance as to whether or when full economic activity will be restored.

Even as the country reopens, there can be no assurance as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider the impact that a surge in COVID-19 cases could have on economic conditions. There can be no assurance that containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

With respect to the mortgage pool, it is unclear how many borrowers were adversely affected by the COVID-19 pandemic. To the extent borrowers were adversely affected such borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates.

In addition, the loss models used by the rating agencies to rate the certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that the decline in economic conditions precipitated by the COVID-19 pandemic and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

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The widespread and cascading effects of the COVID-19 pandemic, including those described above, heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

In addition, due to the transition to remote working environments as a result of the outbreak of the COVID-19 pandemic, there is an elevated risk of such events occurring.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise unrelated to the related borrowers.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

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Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
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●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	the availability of water in the related geographic area;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

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Most of the mortgage loans have 5-year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 5 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

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Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

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Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Mortgaged Properties Leased to School Tenants Also Have Risks

Certain of the mortgaged properties may be occupied by a tenant operating a school. The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans. Enrollment at a private school may decrease due to, among other factors:

●	changing local demographics;
●	competition from other schools;
●	increases in tuition and/or reductions in availability of student loans, government grants or scholarships;
●	school closures in connection with COVID-19;
●	poor performance by teachers, administrative staff or students; or
●	mismanagement at the private school.

Some school tenants are for-profit institutions that rely on tuition from students, many of which finance their education by utilizing the federal financial assistance Title IV of the Higher Education Act of 1965 (“Title IV Financial Aid”). A for-profit education company will become ineligible for enrolling students that utilize the Title IV Financial Aid for at least two fiscal years, if during the immediately preceding two consecutive fiscal years such institution derives more than 90% of its revenues from the enrollment of students that obtain Title IV Financial Aid. A reduction in student enrollment may impact the ability of the school to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent. In addition, there is proposed legislation that could potentially change the Title IV Financial Aid funding methods, which may negatively affect the for-profit education companies.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code in Title 11 of the United States Code,

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as amended from time to time (the “Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See the representations and warranties in Annex D-1 and the identified exceptions, if any, to those representations and warranties in Annex D-2.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
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●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions (or transfers the other property to a third party without recording a restrictive covenant evidencing the restricted use),
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations,
●	if an authorized retailer is no longer authorized by a parent or unaffiliated corporate entity, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

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Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;
●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	outstanding building code violations or tenant complaints at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the proximity of the property to the college or university compared to that of competing properties, whether or not parent guarantees are required, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and the concentration of lease expirations in a short period between school years;
●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
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●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies; and
●	certain multifamily and student housing properties may be master leased in whole or part to a company or educational institution in order to provide housing for employees or students of such company or educational institution. In such event, the non-renewal of the master lease may result in a large number of units at the mortgaged property becoming vacant simultaneously.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units, such as the 620 W 153rd Street mortgaged property (4.6%) and the 262-282 Cabrini Boulevard mortgaged property (1.2%), is uncertain.

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We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use;
●	the location of the property; and
●	the property may be leased pursuant to a master lease with the related borrower.
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Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;
●	an economic decline in the business operated by the tenant;
●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;
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●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);
●	the desirability of the area as a business location;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and
●	in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants may operate co-working businesses through which they sublease their space to sublessees under subleases of varying duration. The ability of any such co-working tenants to make payments under their respective leases may depend on the availability of such sublessees and the ability of such sublessees to make payments under their respective subleases. Further, some of these subleases may be short-term, or may be to individuals or entities that are more susceptible to economic downturns, in which case their short-term nature, or the nature of the underlying sublessees, may lead to income volatility for any such co-working tenants. In addition, office tenants that operate co-working businesses may principally generate revenues through the sale of memberships, most of which have short-term commitments. In many cases, the members may terminate their membership agreements at any time upon as little notice as one calendar month. Demand for such memberships may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the co-working tenant’s reputation and saturation in the markets where the co-working tenant operates.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

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Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Multifamily Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported, it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

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In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor”

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fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be

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substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, because the cost to replace the improvements at a self storage property is typically low, the insurable value of a self storage property is often lower than the mortgage loan balance and in the event of a casualty when a borrower is not required to rebuild or cannot rebuild, insurance proceeds may be insufficient to pay the mortgage loan and there is no “gap” insurance required to cover any shortfall. There is also risk because storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.
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Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Hotel properties also continue to face competition from new channels of distribution in the travel industry. Additional sources of competition could include “daily deal” websites, such as Groupon Getaways, or peer-to-peer inventory sources, such as Airbnb. Airbnb and similar websites facilitate the short-term rental of homes and apartments from owners, thereby providing an alternative to hotel rooms. The growth of peer-to-peer inventory sources could affect the demand for the property managers’ services in facilitating reservations at hotel properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any such change could have a material adverse effect on the net cash flow of the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale

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would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to

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remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interest if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent. See representation and warranty no. 35 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;
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●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing community property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);
●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 32 on Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

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Furthermore, certain of the manufactured housing communities are, in whole or in part, in a flood zone. Even if no material borrower-owned improvements are located in the flood zone, the related borrower’s business could be adversely affected by flooding or the potential of flooding.

In addition, certain of the manufactured housing community properties are subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Parking Properties Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a parking lot or parking garage. The primary source of income for parking lots and garages is the rental fees charged for parking spaces (or in the case of a parking lot or parking garage leased in whole or part to a parking garage or parking lot operator, rents from such operating lease). Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. There can be no assurance that the operating lessee of a parking property will not terminate its lease upon such an event.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

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The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners

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would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Senior Housing Properties May Present Special Risks

The independent living facility market sector is highly competitive. Independent living and other congregate senior living facility properties face competition from numerous local, regional, and national providers of independent living and other congregate senior living. The formation of accountable care organizations, managed care networks and integrated delivery systems may also adversely affect the related mortgaged properties if there are incentives within the systems that lead to the greater utilization of other facilities or providers within the networks or systems or to the greater utilization of community based home care providers, instead of independent living properties. Additionally, some competing providers may be better capitalized than the manager of the related mortgaged properties, may offer services not offered by the related mortgaged properties, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax exemptions, tax revenues and other sources of income or revenue not available to the property manager or borrowers. The successful operation of the related mortgaged properties will also generally depend upon the number of competing facilities in the local market, as well as on other factors. These factors include, but are not limited to, competing facilities’ rental rates, location, the characteristics of the neighborhood where they are located, the type of services and amenities offered, the nature and condition of the competing facility, its age, appearance, overall maintenance, construction, quality, design, safety, convenience, reputation and management, resident and family preferences, relationship with other health care providers and other health care networks, quality and cost of care and quality of staff. Costs of renovating, refurbishing or expanding an independent living or congregate senior living facility in order to remain competitive can be substantial. If the related mortgaged properties fail to attract residents and to compete effectively with other health care providers, their revenues and profitability would decline.

A particular market with historically low vacancies could experience substantial new construction and a resultant oversupply of independent living or other congregate senior living units within a relatively short period of time. Because units in an independent living or other congregate senior living facility are typically leased on a short term basis, the tenants residing at a particular facility may easily move to alternative facilities with more desirable amenities or locations or lower fees. If the development of new independent living or other senior living facilities surpasses the demand for such facilities in particular markets, the markets may become saturated, which could have a material adverse effect on the related mortgaged properties in such areas.

In addition, the COVID-19 pandemic raised particular concerns regarding tenant health and safety at senior living facilities. Older tenants at senior facilities may be at greater risk of severe illness due to COVID-19. Further, COVID-19 could spread quickly through senior living facilities with dense tenant populations and where staff, including cleaners, caretakers and others, frequently enter individual units and interact with tenants. Because such mortgaged properties exist for the senior population whose immune systems may be compromised, COVID-19 affects seniors more than the other sectors of the general population, which could lead to higher rates of illness and death among tenants. Additionally, potential future tenants may be reluctant to enter senior living facilities due to these factors and other changing lifestyle preferences. As a result, the independent living facility market may experience a decrease in tenants, which would negatively affect revenues and profits of the related mortgaged properties.

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Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

A property manager or borrower may also be subject to cyberattacks or other forms of security breaches, or similar events, as described under “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Remaining Terms to Maturity in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average

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balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, multifamily, industrial and self storage properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, Michigan, California, Florida, Texas and Tennessee. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

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Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc., LLC—CREFI’s Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines;” “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—LMF Commercial, LLC—

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LMF’s Underwriting Standards and Loan Analysis”; and “—Greystone Commercial Mortgage Capital, LLC—GCMC’s Origination Procedures and Underwriting Guidelines”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

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Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

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Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, lab space, gas stations, car washes, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property. Re-tenanting certain specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular

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office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are

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condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark or that is subject to a condominium regime or development association, may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

In addition, as a result of the COVID-19 pandemic, third party inspectors were utilized to inspect some of the mortgaged properties due to restrictions in travel. Further, the COVID-19 pandemic has resulted in less access to tenant spaces, which may impact whether all conditions requiring repair or replacement were identified.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

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Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any of the underlying mortgage loans secured by mortgaged properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, the cost of insurance has increased in certain jurisdictions and, as a result, some borrowers may have difficulty in obtaining appropriate insurance or maintaining insurance coverage at the related mortgaged properties. The cost of force-placed insurance, correspondingly, may be prohibitively high to provide sufficient coverage for a mortgaged property. The additional cost of force-placed insurance or insurance required to be maintained on any REO properties may adversely impact the operation at the mortgaged property and/or reduce liquidation proceeds from any REO properties.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

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In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

As a result of the higher cost of hazard insurance policies, certain borrowers may have obtained insurance policies with relatively high deductibles. In the event a borrower makes a claim under its policies, the relatively high out of pocket cost associated with higher deductibles may adversely impact the cash flow at the related mortgaged property. See representation and warranty no. 17 in Annex D-1 and the identified exceptions to those representations and warranties in Annex D-2.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire on September 30, 2024. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

In addition, losses from cyberattacks or other security breaches may be excluded from coverage under the insurance policies covering the mortgaged properties. Separate insurance policies covering such losses may not be available or may not be available at commercially reasonable rates. See “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially

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reasonable rates. See representation and warranty no. 17 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks, and may not cover cyberattacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

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If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representations and warranties

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no. 17 and no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations”.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History”.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

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Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of

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interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, the mortgage loan seller relied on third party reports or other information obtained in connection with the origination in conducting such review, and we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc., LLC—CREFI’s Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines;” “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; and “—Greystone Commercial Mortgage Capital, LLC—GCMC’s Origination Procedures and Underwriting Guidelines”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had

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re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a

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different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc., LLC—CREFI’s Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines;” “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; and “—Greystone Commercial Mortgage Capital, LLC—GCMC’s Origination Procedures and Underwriting Guidelines” for

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additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”. See “Description of the Mortgage Pool–Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other

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independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of

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such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, to the extent certain borrowers and the related guarantors have significant recourse obligations, such obligations may increase the risk of consolidation in the event of a bankruptcy of such guarantor or certain principals or affiliates of such borrowers. While a non-consolidation opinion may be delivered in such cases, such opinion may exclude or not expressly address the impact of such guaranteed obligations on the opinion. We cannot assure you that a bankruptcy court would not consider the additional recourse obligations as a reason to consolidate the assets of such borrowers with the guarantor, sponsor or affiliates in a bankruptcy of such guarantor, sponsor or affiliates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 32 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as tenants-in-common. In the case of a mortgaged property that is owned by tenants-in-common, there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory schemes, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from

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taking action to foreclose out such junior lien. Certain of the mortgage loans have borrower sponsors that have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon

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distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

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●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty no. 8 in Annex D-1 and the matters scheduled in Schedule D-1 and Schedule D-2 in Annex D-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all

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tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could

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be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. For example, Florida statutes render any prohibition on a property owners’ ability to obtain property assessed clean energy (commonly referred to as “PACE”) financing unenforceable. Consequently, we cannot assure you that borrowers owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents given that such restrictions are not enforceable in Florida. See also “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the

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assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). Other banks have also come under pressure as a result of the failure of SVB and Signature Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. In addition, the lockbox accounts and certain other accounts for certain of the mortgage loans, including the Champion MSU Student Housing Portfolio mortgage loan (5.5%) is held at Flagstar. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Such downgrades may trigger the obligation to transfer accounts held at certain institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes. Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as required by the loan documents.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Most of the mortgage loans that provide for amortization have amortization schedules that are significantly longer than their respective terms to maturity, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan. In addition, certain of the borrowers may have obtained a reduced interest rate on its mortgage loan by making an upfront payment to the originator at the time of origination. We cannot assure you that any borrower would be able to obtain refinancing at maturity at the interest rate of the related mortgage loan.

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A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

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Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the

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Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 35 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and/or the exceptions, if any, to representation and warranty no. 35 in Annex D-1 (as indicated in Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were the subject of a sale-leaseback transaction in connection with (or following) the acquisition of such property (or a portion of such property) by a prior owner or the related borrower. Each of these mortgaged properties (or a portion thereof) is leased to a tenant, who is the former owner of the mortgaged property or a portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 120 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. Here, that secured claim has been collaterally assigned to the mortgagees.

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However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease.

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.
Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

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See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Barclays Capital Real Estate Inc., one of the sponsors and originators, and Barclays Capital Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In

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addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the

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sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Starwood Conduit CMBS Vertical Retention I LLC is expected to hold the VRR Interest as described in “Credit Risk Retention” and is affiliated with LNR Securities Holdings, LLC, the entity expected to be appointed as the initial risk retention consultation party. The risk retention consultation party may, in certain circumstances and on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the retaining party by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or retaining sponsor holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is a risk retention consultation party or retaining sponsor by whom such risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”. In addition, for so long as the risk retention consultation party is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will forego access to any “excluded information” solely relating to such excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding such restriction, there can be no assurance that Starwood Conduit CMBS Vertical Retention I LLC or the initial risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Starwood Mortgage Capital LLC, Starwood Conduit CMBS Vertical Retention I LLC, Starwood CMBS Horizontal Retention BBCMS 2024-5C27, and LNR Partners, LLC (the special servicer) are also affiliates of LNR Securities Holdings, LLC, the entity expected to purchase an approximately 65% interest in each of the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H certificates (excluding the portion comprising the VRR Interest) and anticipated to be appointed as the initial directing certificateholder and risk retention consultation party.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts

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of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. There can be no assurance that any actions that these parties take in these capacities will necessarily be aligned with the interests of the holders of any class of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

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In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”.

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In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BBCMS 2024-5C27 non-offered certificates. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

The master servicer and the special servicer service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage

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loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

LNR Securities Holdings, LLC (or its affiliate) is expected to be designated as the initial directing certificateholder under the pooling and servicing agreement, and LNR Partners, LLC is expected to act as the special servicer. The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

LNR Securities Holdings, LLC, LNR Partners, LLC, Starwood Conduit CMBS Vertical Retention I LLC, Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC and Starwood Mortgage Capital LLC are each affiliates of each other.  LNR Securities Holdings, LLC is the entity that is expected to purchase on the closing date an approximately 65% interest in each of the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H certificates (in each case, excluding the portion comprising the VRR Interest) and to be the initial directing certificateholder and initial risk retention consultation party.  LNR Partners, LLC, is the special servicer.  Starwood Conduit CMBS Vertical Retention I LLC is the entity expected to purchase the VRR Interest.  Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC is the entity expected to purchase the Class J-RR certificates (excluding the portion comprising the VRR Interest) and Eightfold Real Estate Capital Series Trust is the entity anticipated to purchase approximately a 35% membership interest in Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC. Starwood Mortgage Capital LLC is a sponsor, originator and mortgage loan seller. LNR Partners, LLC or its affiliate assisted LNR Securities Holdings, LLC (or its affiliate), Eightfold Real Estate Capital Fund VI, L.P. (or its affiliate) and Eightfold Real Estate Capital Series Trust (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool. The directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the then-Controlling Class of certificates.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

BellOak, LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the

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trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, BellOak, LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, BellOak, LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of BellOak, LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while BellOak, LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for BellOak, LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

BellOak, LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, BellOak, LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of BellOak, LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while BellOak, LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for BellOak, LLC.

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In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that LNR Securities Holdings, LLC (or its affiliate) will be the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and other than with respect to any excluded loan, any servicing shift mortgage loan or any non-serviced mortgage loan), take actions with respect to the specially serviced loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any excluded loan, any non-serviced mortgage loan or any servicing shift mortgage loan), or the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans may direct the special servicer or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

The table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” provides the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the expected securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

The special servicer, upon consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any excluded loan); provided that the directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the then-controlling class of certificates. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

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Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder has certain consent and/or consultation rights with respect to a non-serviced mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement— Servicing of the Non-Serviced Mortgage Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders may have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift date) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift date) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift date, the special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, the special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing certificateholder and its affiliates (and the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole

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Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors in the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H and Class J-RR certificates, which are collectively referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, while the B-piece buyer under this transaction is prohibited under the risk retention rules to enter into certain hedging arrangements and certain other transactions, it may nonetheless otherwise have business objectives that could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the other sponsor as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer and/or directing certificateholder will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The B-piece buyers, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans and the related intercreditor agreement and with regard to any servicing shift whole loan following the applicable servicing shift date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “The Non-Serviced Pari Passu Whole Loans—Control Rights”.

LNR Partners, LLC, which is expected to act as the special servicer, or its affiliate assisted LNR Securities Holdings, LLC (or its affiliate), Eightfold Real Estate Capital Fund VI, L.P. (or its affiliate) and Eightfold Real Estate Capital Series Trust (or its affiliate) with its due diligence of the mortgage loans prior to the closing date.

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Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

The Servicing of each Servicing Shift Whole Loan Will Shift to Other Servicers

The servicing of each of the University Pointe whole loan, the 640 5th Avenue, the Bedrock Mixed-Use Portfolio whole loan and The Pointe & Oak Shadows whole loan, each a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the related servicing shift date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the applicable master servicer and the applicable special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by the related servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the related servicing shift pooling and servicing agreement have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of any such servicing shift master servicer or servicing shift special servicer, nor will they have any assurance as to the particular terms of the related servicing shift pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the related servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of the controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder under the pooling and servicing agreement for this securitization or under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;
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●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties; and
●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements

Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the EU (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Regulation, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.

The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor.”

The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Regulation) being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) alternative investment fund managers as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) FCA investment firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”); and (f) CRR firms as defined in the UK CRR; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor.”

EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors.” EU Securitization Regulation and UK Securitization Regulation are each a “Securitization Regulation” and EU Due Diligence Requirements and UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the

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Securitization Regulation or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.

The applicable Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless:

(a)	in each case, it has verified that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, determined in accordance with Article 6 of the applicable Securitization Regulation, and the risk retention is disclosed to the Institutional Investor (the “Risk Retention Requirements”);
(b)	in the case of an EU Institutional Investor, it has verified that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder. In its report to the European Parliament and Council on the functioning of the EU Securitization Regulation on 10 October 2022, the European Commission stated that it is of the view that an EU Institutional Investor assuming an exposure to any securitization (including where the SSPE and any originator and sponsor are outside of the European Union, as is the case in the transaction contemplated herein) is required to verify compliance in full by the relevant originator, sponsor or SSPE with Article 7 of the EU Securitization Regulation;
(c)	in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity:
(i)	if established in the UK has, where applicable, made available the information required by Article 7 of the UK Securitization Regulation (the “UK Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder; and
(ii)	if established in a third country has, where applicable, made available information which is substantially the same as that which it would have made available under the UK Transparency Requirements if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and
(d)	in each case, it has verified that, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the applicable Securitization Regulation) or (ii) is established in a third country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Regulation, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor

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compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Regulation.

Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor, nor any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in a manner that would satisfy the either of the Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with the applicable Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, a certificateholder’s ability to transfer its certificates, or the price it may receive upon its sale of certificates, may be adversely affected.

Consequently, the offered certificates may not be a suitable investment for any Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the Due Diligence Requirements and their compliance with any applicable Due Diligence Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
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●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The loss models used by any NRSRO engaged to rate the offered certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that any NRSRO will not downgrade any of the ratings on the certificates after the closing date due to any impact of the COVID-19 pandemic or otherwise. See “—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” above.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not

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to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained,

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we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the Pooling and Servicing Agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings, which may be satisfied in certain cases by the master servicer maintaining specified minimum credit ratings. Failure to maintain the ongoing rating requirements by the master servicer, certificate administrator or trustee may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those required ratings. See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the Pooling and Servicing Agreement. In addition, accounts established and maintained under the Pooling and Servicing Agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the Pooling and Servicing Agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the Pooling and Servicing Agreement were downgraded below the applicable eligibility criteria and a Rating Agency Confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria. Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the Mortgage Loans and may also adversely impact the performance, ratings, liquidity and/or value of your Certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy

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a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of

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the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-B certificates. Investors in the Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the

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mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first to the Class J-RR certificates, then the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2 and Class A-3 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2,

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Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or risk retention consultation party, under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement, as applicable, or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates will not have any voting rights.

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The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment.

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan, a servicing shift mortgage loan and any excluded loan) and the right to replace the special servicer with or without cause (provided that the directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the then-Controlling Class of certificates), except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reductions and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to any servicing shift mortgage loan, with respect to each of which the holder of the related controlling companion loan prior to the applicable servicing shift date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

The holder of the controlling companion loan for the related servicing shift whole loan will, prior to the related servicing shift date, be entitled to replace the related special servicer with or without cause, regardless of whether a control termination event exists.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent) of the related securitization trust holding the controlling note for the non-serviced whole loans, as applicable, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect a non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to the servicing shift whole loans, prior to the related servicing shift date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of each non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to each non-serviced whole loan (and a servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the operating advisor if a consultation termination event has occurred and is continuing.

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See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for each non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or equivalent entity) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)             may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)          may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan);

(iii)       does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of the risk retention consultation party, the retaining sponsor that appointed such risk retention consultation party;

(iv)        may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan or, in the case of a servicing shift whole loan, the related controlling companion noteholder) over the interests of the holders of one or more other classes of certificates; and

(v)           will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (if any) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan) for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by

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the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement or trust and servicing agreement, as applicable. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer.

In general, the directing certificateholder will have the right to terminate and replace the special servicer (i) for cause at any time and (ii) without cause if either (a) LNR Partners, LLC or its affiliate is no longer the special servicer or (b) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the then-controlling class of certificates, in each case so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer (other than with respect to any servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—The Directing Certificateholder—Replacement of the Special Servicer”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement or trust and servicing agreement relating to each non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure

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certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or a servicing shift mortgage loan, as applicable. The interests of the securitization trust or other party holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to a servicing shift whole loan prior to the related servicing shift date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.
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Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Barclays Capital Real Estate Inc. in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to

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repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, (i) Barclays Capital Holdings Inc. will agree in the related mortgage loan purchase agreement to repurchase or replace defective Barclays Mortgage Loans to the same extent as Barclays Capital Real Estate Inc. in connection with any repurchase by Barclays Capital Real Estate Inc., (ii) Société Générale will agree in the related mortgage loan purchase agreement to repurchase or replace defective Societe Generale Financial Corporation Mortgage Loans to the same extent as Societe Generale Financial Corporation in connection with any repurchase by Societe Generale Financial Corporation and (iii) Greystone Select Company II LLC will guarantee the performance of Greystone Commercial Mortgage Capital, LLC’s obligations to repurchase or replace defective Greystone Commercial Mortgage Capital, LLC Mortgage Loans. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc., (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Greystone Commercial Mortgage Capital, LLC, each of that sponsor and Greystone Select Company II LLC) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to each of the jointly sold mortgage loans, each related mortgage loan seller (or any other entity so obligated by the related mortgage loan purchase agreement) will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc., (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale and (iii) Greystone Commercial Mortgage Capital, LLC, each of that sponsor and Greystone Select Company II LLC) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc., (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale and (iii) Greystone Commercial Mortgage Capital, LLC, each of that sponsor and Greystone Select Company II LLC) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence. In addition, a financial failure or insolvency proceeding involving a mortgage loan seller may interfere with or prevent the trust’s enforcement of the mortgage

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loan seller’s obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, such an “ipso facto” provision would most likely be unenforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the FDIC from its repudiation powers for

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securitizations sponsored by insured depository institutions. In any event, the FDIC safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy and bank insolvency law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. In any event, we cannot assure you that the FDIC (as conservator or receiver in a bank insolvency proceeding), a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Bank of Montreal is a Schedule I bank under the Bank Act (Canada) and subject to Canadian bankruptcy and insolvency laws. The Superintendent of Financial Institutions and other Canadian regulatory authorities have broad powers under the Bank Act (Canada) and other applicable Canadian federal legislation to take control of BMO or its assets to protect the rights and interests of the depositors and creditors of BMO, including making an application for a winding-up of BMO or a restructuring of its assets under applicable Canadian federal legislation. There is considerable uncertainty about the scope of the powers afforded to these Canadian regulatory authorities and how they may choose to exercise such powers. Actions taken by such authorities may affect the ability of BMO to satisfy its ongoing obligations under the related mortgage loan purchase agreement and/or result in the cancellation, modification or conversion of certain unsecured liabilities of BMO under the transaction documents or in other modifications to such documents without BMO’s or your consent, which could in turn affect the ability of the issuing entity to meet its obligations in respect of the offered certificates.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the then-acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

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The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and

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possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of applicable Treasury regulations. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with applicable Treasury regulations. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

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You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the Code.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

During the financial crisis of 2007-2008 and the resulting recession, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay

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off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, cyberattacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the certificates may be impacted by changes in any regulatory requirements applicable to marketing and selling of, and issuing quotations with respect to, commercial mortgage-backed securities generally. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

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The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S.
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banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

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The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules

To finance a portion of the purchase price of the VRR Interest, Starwood Conduit CMBS Vertical Retention I LLC, a “majority-owned affiliate” (as defined in the risk retention rules) of Starwood Mortgage Capital LLC (“SMC”), in its capacity as seller, is expected to enter into a repurchase finance facility with a repurchase counterparty, in its capacity as buyer. In connection with a repurchase financing transaction between Starwood Conduit CMBS Vertical Retention I LLC and the repurchase counterparty relating to this securitization, the repurchase counterparty would advance funds to enable Starwood Conduit CMBS Vertical Retention I LLC to finance a portion of the purchase price of the VRR Interest to be acquired by Starwood Conduit CMBS Vertical Retention I LLC. The VRR Interest will be purchased in order for SMC to satisfy its obligation as retaining sponsor with respect to this securitization under the risk retention rules.

Although the risk retention rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangements to be in the form of a “repurchase agreement”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the risk retention rules. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a repurchase finance facility cause SMC, in its capacity as retaining sponsor, or Starwood Conduit CMBS Vertical Retention I LLC, in its capacity as retaining party, to fail to comply with the risk retention rules on the effective date of the repurchase finance facility or at any other time during the term of such repurchase finance facility.

None of the depositor, the underwriters, the initial purchasers, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or the other sponsors makes any representation as to the compliance of SMC or Starwood Conduit CMBS Vertical Retention I LLC in any respect with the risk retention rules including, without limitation, whether (i) the manner in which SMC is fulfilling its obligation to retain the VRR Interest satisfies such rules, (ii) Starwood Conduit CMBS Vertical Retention I LLC is eligible to retain the VRR Interest or (iii) the structure of such repurchase finance facility would cause SMC to fail to comply with the risk retention rules.

In connection with the repurchase financing transaction, Starwood Conduit CMBS Vertical Retention I LLC has represented to the repurchase counterparty that (i) SMC is a “sponsor” (as defined in the risk retention rules), (ii) it is a “majority-owned affiliate” (as defined in the risk retention rules) of SMC, (iii) its obligations under the repurchase finance facility are full recourse to it, and (iv) to its knowledge, it is in compliance with the risk retention rules. In addition, the obligations of Starwood Conduit CMBS Vertical Retention I LLC under any repurchase finance facility will be (a) subject to a limited guaranty by Starwood Property Trust, Inc. and (b) secured by the VRR Interest as well as additional CMBS collateral from one or more other transactions. Unless accelerated by the repurchase counterparty or terminated early by Starwood Conduit CMBS Vertical Retention I LLC, the end of the term of each repurchase transaction would be six months after the assumed final distribution date of the junior-most rated class of certificates issued in connection with this securitization. If distributions in respect of the purchased securities are not sufficient to cover the financing fees and margin requirements under the repurchase finance facility, the repurchase counterparty will be entitled to use such additional pledged securities as collateral. Any collateral pledged with respect to a repurchase finance facility may be cross-collateralized with other repurchase finance facilities with such a repurchase counterparty.

Upon the occurrence of certain specified events of default under such repurchase finance facility, including an event of default resulting from Starwood Conduit CMBS Vertical Retention I LLC’s failure to satisfy its payment obligations, such repurchase counterparty may exercise creditor remedies that could include accelerating the payment obligations of Starwood Conduit CMBS Vertical Retention I LLC and not transferring legal title to the VRR Interest back to Starwood Conduit CMBS Vertical Retention I LLC. In addition, Starwood Conduit CMBS Vertical Retention I LLC’s repurchase financing facilities with a repurchase counterparty may be cross-defaulted. As a result, an event of default with respect to a repurchase finance facility would result in an event of default for all such repurchase finance facilities.

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Although, under the terms of the repurchase finance facility, the repurchase counterparty may agree to first exercise its remedies in respect of the collateral which does not constitute the VRR Interest and the other retention interests of Starwood Conduit CMBS Vertical Retention I LLC which are the subject of a repurchase finance facility, the occurrence of an event of default under a repurchase finance facility and the exercise of the repurchase counterparty’s remedies thereunder could result in SMC, in its capacity as retaining sponsor, failing to be in compliance with the risk retention rules.

Under a repurchase transaction and subject to its terms, legal title to the VRR Interest will initially be sold to the repurchase counterparty. Notwithstanding the sale and purchase of such securities, a repurchase finance facility is intended to be a financing and is expected to be treated as such under United States generally accepted accounting principles. This treatment would be based in part on the expectation that the repurchase counterparty will transfer legal title to the VRR Interest back to Starwood Conduit CMBS Vertical Retention I LLC upon payment in full of Starwood Conduit CMBS Vertical Retention I LLC’s obligations under the applicable repurchase transaction. Although the repurchase counterparty would be obligated to use commercially reasonable efforts to effect such transfer, notwithstanding a repurchase counterparty’s commercially reasonable efforts, such repurchase counterparty may not be able to effect such a transfer and such failure would not constitute an event of default in respect of the repurchase counterparty under the repurchase finance facility. Any failure of the repurchase counterparty to return all or any portion of the VRR Interest to Starwood Conduit CMBS Vertical Retention I LLC when due would likely cause the applicable regulatory authority to view SMC as no longer being in compliance with its risk retention obligations.

In exercising rights under a repurchase finance facility to (i) exercise creditor remedies, (ii) exercise voting rights with respect to the VRR Interest or (iii) take any other action or remedy, the repurchase counterparty (a) would not owe any duty of care to any person (including, but not limited to, any other certificateholder, the depositor, issuing entity, the trustee, any underwriter or SMC); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on compliance with the risk retention rules or any related effect on any such person; (d) may realize gains in connection with any sale, transfer and/or repurchase of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of fifty (50) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of approximately $800,844,845 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in July 2024 (or, in the case of any Mortgage Loan that has its first due date after July 2024, the date that would have been its due date in July 2024 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Twelve (12) Mortgage Loans (collectively, 39.5%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loan(s)” or “Companion Loan(s)”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”). Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either

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case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans(2)	Number of Mortgaged Properties(2)	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.(3)	4	23	$56,300,000	7.0%
Starwood Mortgage Capital LLC(4)	15	20	173,755,000	21.7
Citi Real Estate Funding Inc.	5	7	103,910,000	13.0
KeyBank National Association(3)	9	31	100,357,327	12.5
German American Capital Corporation	4	18	98,585,518	12.3
Argentic Real Estate Finance 2 LLC(4)	4	7	85,100,000	10.6
Bank of Montreal(3)(4)	3	22	50,000,000	6.2
Societe Generale Financial Corporation(3)	3	22	38,300,000	4.8
UBS AG, New York Branch	4	6	35,787,000	4.5
LMF Commercial, LLC	2	2	32,000,000	4.0
Greystone Commercial Mortgage Capital, LLC	2	2	26,750,000	3.3
Total	50	98	$800,844,845	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties do not equal the total due to certain loans being contributed by multiple loan sellers.
(3)	With respect to the GNL Industrial Portfolio Mortgage Loan (9.8%), Bank of Montreal is contributing one or more notes with an aggregate outstanding principal balance of $15,000,000, Barclays Capital Real Estate Inc. is contributing one or more notes with an aggregate outstanding principal balance of $18,400,000, KeyBank National Association is contributing one or more notes with an aggregate outstanding principal balance of $30,000,000, and Societe Generale Financial Corporation is contributing one or more notes with an aggregate outstanding principal balance of $15,000,000.
(4)	With respect to the 620 W 153rd Street Mortgage Loan (4.6%), Bank of Montreal is contributing one or more notes with an aggregate outstanding principal balance of $10,000,000, Argentic Real Estate Finance 2 LLC is contributing one or more notes with an aggregate outstanding principal balance of $17,000,000, and Starwood Mortgage Capital LLC is contributing one or more notes with an aggregate outstanding principal balance of $10,000,000.

Other than as described below, all of the Mortgage Loans were originated or co-originated by their respective sellers or affiliates thereof.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee, leased fee, leasehold and/or subleasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”). For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

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None of the borrowers, property managers, borrower sponsors or franchisors have reviewed this prospectus, and nothing contained herein should be construed as an endorsement by any borrower-related party.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●	The GNL Industrial Portfolio Mortgage Loan (9.8%) is part of a Whole Loan that was co-originated by Bank of Montreal, Barclays Capital Real Estate Inc., Societe Generale Financial Corporation and KeyBank National Association. Such Mortgage Loan was underwritten pursuant to Bank of Montreal's, Barclays Capital Real Estate Inc.'s, KeyBank National Association’s and Societe Generale Financial Corporation's underwriting guidelines.
●	The 620 W 153rd Street Mortgage Loan (4.6%) is part of a Whole Loan that was co-originated by Bank of Montreal and Argentic Real Estate Finance 2 LLC. A portion of such Mortgage Loan was subsequently acquired by Starwood Mortgage Capital LLC. Such Mortgage Loan was underwritten pursuant to Bank of Montreal's and Argentic Real Estate Finance 2 LLC's and reunderwritten pursuant to Starwood Mortgage Capital LLC's underwriting guidelines.
●	The 640 5th Avenue Mortgage Loan (3.1%) is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, Bank of Montreal and Morgan Stanley Bank, N.A. Such Mortgage Loan was underwritten pursuant to Bank of Montreal’s underwriting guidelines.
●	The Kenwood Towne Centre Mortgage Loan (1.9%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, Goldman Sachs Bank USA and Societe Generale Financial Corporation. Such Mortgage Loan was underwritten pursuant to Societe Generale Financial Corporation’s underwriting guidelines.
●	The 1099 New York Avenue Mortgage Loan (1.9%) is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and Argentic Real Estate Finance 2 LLC. Such Mortgage Loan was underwritten pursuant to Argentic Real Estate Finance 2 LLC's underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on July 11, 2024 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the GNL Industrial Portfolio Mortgage Loan or the GNL Industrial Portfolio Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Companion Loan may be identified by name (for example, the GNL Industrial Portfolio Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Mortgaged Property or portfolio of

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Mortgaged Properties may be identified in this prospectus by name (for example, the GNL Industrial Portfolio Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan based on a 365-day year; and
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average (with respect to monthly debt service) or aggregate (with respect to the debt service coverage ratios) of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that

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would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. For more information see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. The appraisals for certain of the Mortgage Loans were conducted prior to the market impact of the COVID-19 pandemic, and as a result, the appraised value of the Mortgaged Properties as of the Closing Date could be materially different from the Appraised Value provided herein.

“Cash Flow Analysis” means, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under the definition of “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under the definition of “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hotel properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified

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by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the table below and as described in the following paragraphs, a value other than the “as-is” Appraised Value or on a portfolio basis).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)(1)	Maturity Date LTV Ratio (Other Than “As-Is”)(1)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)(1)	Maturity Date LTV Ratio (“As-Is”)(1)	“As-Is” Appraised Value
Courtyard Fort Myers at I-75(2)	2.7%	63.7%	63.7%	$ 33,500,000	74.8%	74.8%	$28,500,000
Crescent Center(3)	2.3%	64.1%	64.1%	$ 81,100,000	65.5%	65.5%	$79,400,000
637 E 223rd Street(4)	1.8%	65.6%	65.6%	$ 22,500,000	66.1%	66.1%	$22,300,000
SpringHill Suites Fort Myers Airport(5)	1.5%	63.1%	63.1%	$ 19,500,000	84.9%	84.9%	$14,500,000

(1)	LTV calculations include any Pari Passu Companion Loan(s), as applicable.
(2)	The Appraised Value (Other Than “As-Is”) is a “hypothetical as-is” value as of February 12, 2024, which assumes that the scheduled property improvement plan has been completed. The borrower reserved $3,800,000 for the PIP work.
(3)	The Appraised Value (Other Than “As-Is”) is a “hypothetical as-is” value as of August 3, 2023, which incorporates a holdback of $1,700,000 comprised of free rent and outstanding TI/LC reserves. At origination, the borrower reserved $1,700,000 for outstanding free rent and future potential TI/LC obligations.
(4)	The Appraised Value (Other than As-is) is a “prospective value upon stabilization” as of June 1, 2024, which assumes that the Mortgaged Property will qualify for, and receive CityFHEPS rents in line with 130% of area median income limits for a minimum of five years, with opportunity to extend beyond five years.
(5)	The Appraised Value (Other Than “As-Is”) is a “hypothetical as-is” value as of February 12, 2024, which assumes that the scheduled property improvement plan has been completed. The borrower reserved $4,000,000 for the PIP work.

With respect to the Champion MSU Student Housing Portfolio Mortgage Loan (5.5%), the Appraised Value of $65,000,000 is an “as portfolio” value that reflects a premium attributed to the value of the related Mortgaged Properties as a whole, and such Appraised Value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 67.7% and 67.7%, respectively. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the sum of the individual appraised values of $63,000,000 are 69.8% and 69.8%, respectively.

The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date assuming all principal payments required to be made on or prior to the related maturity date (not including the Maturity Date Balloon Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at Maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

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In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. See also the footnotes to Annex A-1. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

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“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Jointly Sold Mortgage Loans” means any of the GNL Industrial Portfolio and 620 W 153rd Street Mortgage Loans.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, unless otherwise indicated.

“LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s).

“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the Occupancy As-Of Date; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the Occupancy As-Of Date (subject to, in the case of certain Mortgage

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Loans, one or more of the additional lease-up assumptions); (iii) in the case of hotel properties, the percentage of available rooms occupied for the trailing 12-month period ending on the Occupancy As-Of Date; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the Occupancy As-Of Date, depending on borrower reporting. In the case of parking garage properties, Occupancy Rate is not applicable. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent, as applicable, on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As-Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

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“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master

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leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hotel property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hotel properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market

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information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and

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circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Flawed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the five largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the U/W NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space.

The amounts representing net operating income, Underwritten NOI and U/W NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and U/W NCF set forth in this prospectus intended to represent such future cash flow.

The U/W NCFs and U/W NOIs used as a basis for calculating the U/W NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the U/W NCFs used as a basis for calculating U/W NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, U/W NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans

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were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms” or “Pads” or “Beds” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units or (e) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds leased to students.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$800,844,845
Number of Mortgage Loans	50
Number of Mortgaged Properties	98
Range of Cut-off Date Balances	$3,250,000 to $78,400,000
Average Cut-off Date Balance	$16,016,897
Range of Mortgage Rates	5.74400% to 8.02500%
Weighted average Mortgage Rate	6.76317%
Range of original terms to maturity	60 months to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	51 months to 60 months
Weighted average remaining term to maturity	58 months
Range of original amortization terms(2)	300 months to 360 months
Weighted average original amortization term(2)	352 months
Range of remaining amortization terms(2)	296 months to 360 months
Weighted average remaining amortization term(2)	351 months
Range of Cut-off Date LTV Ratios(3)(4)	17.7% to 70.0%
Weighted average Cut-off Date LTV Ratio(3)(4)	58.2%
Range of LTV Ratios at Maturity(3)(4)	17.7% to 70.0%
Weighted average LTV Ratio at Maturity(3)(4)	58.0%
Range of U/W NCF DSCRs(4)(5)	1.20x to 4.80x
Weighted average U/W NCF DSCR(4)(5)	1.69x
Range of U/W NOI Debt Yields(4)	8.0% to 33.5%
Weighted average U/W NOI Debt Yield(4)	12.2%
Percentage of Initial Pool Balance consisting of:
Interest-only	91.6%
Interest-only, Amortizing Balloon	4.5%
Amortizing Balloon	3.9%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes forty-seven (47) Mortgage Loans (collectively, 91.6%) that are interest-only for the entire term and the 640 5th Avenue Mortgage Loan (3.1%), which is on a planned amortization schedule.
(3)	Loan-to-value ratios (such as, for example, the Cut-Off Date LTV Ratio and the LTV Ratio at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.
(4)	In the case of twelve (12) Mortgage Loans (collectively, 39.5%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the DSCR, LTV Ratio and Debt Yield have been calculated including the related pari passu companion loan(s).
(5)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

The issuing entity will include six (6) Mortgage Loans (collectively, 7.5%) that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

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Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Multifamily	32	$314,141,260	39.2%
Garden	11	113,750,000	14.2
Student Housing	7	79,850,000	10.0
Mid Rise	8	64,321,145	8.0
High Rise	2	39,420,114	4.9
Low Rise	4	16,800,000	2.1
Industrial	24	$137,648,964	17.2%
Warehouse / Distribution	11	53,844,504	6.7
Manufacturing	6	32,236,405	4.0
R&D	1	19,585,518	2.4
Flex	1	17,000,000	2.1
Manufacturing / Flex	1	3,830,256	0.5
Manufacturing / Warehouse	1	3,465,046	0.4
Distribution / Flex	1	2,859,331	0.4
Manufacturing / Distribution	1	2,832,608	0.4
Warehouse	1	1,995,296	0.2
Office	10	$104,677,827	13.1%
CBD	5	56,538,751	7.1
Suburban	5	48,139,076	6.0
Mixed Use	7	$74,156,005	9.3%
Office / Retail	3	50,565,176	6.3
Retail / Office	2	17,173,756	2.1
Multifamily / Retail	2	6,417,073	0.8
Retail	6	$66,881,463	8.4%
Anchored	4	41,131,463	5.1
Super Regional Mall	1	15,000,000	1.9
Freestanding	1	10,750,000	1.3
Self Storage	9	$40,477,000	5.1%
Self Storage	9	40,477,000	5.1
Hospitality	2	$33,635,000	4.2%
Select Service	1	21,325,000	2.7
Limited Service	1	12,310,000	1.5
Manufactured Housing	6	$23,350,000	2.9%
Manufactured Housing	6	23,350,000	2.9
Other	2	$5,877,327	0.7%
Parking	2	5,877,327	0.7
Total	98	$800,844,845	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●	With respect to the Champion MSU Student Housing Portfolio Mortgage Loan (5.5%), the related Mortgaged Properties consist of six student housing properties containing 524 beds that are marketed and leased to students at Michigan State University. As of the origination date, the Mortgaged Properties are approximately 72.0% preleased for the 2024/2025 school year. At origination, $2,400,000 was deposited into a holdback reserve to be held as additional collateral for the Mortgage Loan. The borrower may obtain the release of all of the holdback reserve funds
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upon the Mortgaged Properties achieving either (i) total gross rents (calculated as specified in the loan documents and including rents for both the existing school year (to the extent the applicable space is not pre-leased) and as pre-leased for the upcoming school year) that are at least equal to $5,526,890 or (ii) an underwritten net cash flow debt yield (calculated as specified in the loan documents) of at least 8.85%. If the borrower does not meet the conditions for release of all of the holdback reserve funds, it may obtain a one-time partial release of a portion of such funds based on the proportionate extent to which the total gross rents at the Mortgaged Property (calculated as described above) have achieved a portion of the increase over the origination date total gross rents that is needed for a full release. If a partial release is obtained, the remaining holdback reserve funds may be released only upon the Mortgaged Properties achieving an underwritten net cash flow debt yield (calculated as specified in the loan documents) of at least 8.85%. If the conditions to release are not satisfied, the holdback reserve may not be released, but instead is required to remain as collateral for the Mortgage Loan.

●	With respect to the Champion MSU Student Housing Portfolio Mortgage Loan (5.5%), the related Mortgage Loan documents permit lease terms of from six months to two years. Based on the underwritten rent roll, leases for the 2023-2024 school year are generally for terms of approximately 11 months, with 17 leases for shorter periods, and with respect to pre-leasing for the 2024-2025 school year, leases are generally for terms of approximately 11 months, with some leases for terms of 12 months.
●	With respect to the 620 W 153rd Street Mortgage Loan (4.6%), the Mortgaged Property is subject to a 35-year 421-a tax abatement under the New York City Department of Housing Preservation and Development (“HPD”) 421-a tax abatement program that commenced in 2023. In connection with the 421-a tax abatement, the borrower is required to reserve at least 30% of the units (which is equal to 72 units) at the Mortgaged Property for tenants earning no more than 130% of the area median income (“AMI”), subject to certain rental restrictions. See “—Real Estate and Other Tax Considerations”.
●	With respect to the University Pointe Mortgage Loan (4.5%), the Mortgaged Property is an 877-bed, 250-unit, student housing property. One hundred apartment units (containing 380 beds) at the Mortgaged Property (43.3% of beds and 41.3% of underwritten rent) are leased to Nova Southeastern University (“NSU”) through July 31, 2027. The NSU lease permits the units at the Mortgaged Property to be terminated as follows: up to ten units may be terminated in any year of the term, upon three months’ notice and payment of 30 days’ rent per bed in the terminated unit plus a termination fee of $500 per unit, and any additional units may be terminated in such year upon 18 months’ notice. In addition, 16 apartment units (containing 64 beds) at the Mortgaged Property, (7.3% of beds and 7.0% of underwritten base rent) are master leased to Carnival Cruise Line (“Carnival”) through July 31, 2027. The Carnival lease permits Carnival to terminate its lease as to the following numbers of units, on the following terms: (i) prior to August 1, 2025, up to five units may be terminated upon payment of four months’ rent, and six or more units may be terminated only upon full payment of the lease, (ii) on and after August 1, 2025, up to five units may be terminated upon nine months’ notice with no termination fee, and six or more units may be terminated upon nine months’ notice with a termination fee equal to one-half month of rent, and (iii) after January 1, 2026, up to 12 units may be terminated upon nine months’ notice with a termination fee equal to one-half month of rent, and any additional units may be terminated upon 12 months’ notice with a termination fee equal to one and one-half months of rent.
●	With respect to the University Pointe Mortgage Loan (4.5%), the Mortgage Loan documents do not restrict the borrower from entering into leases for less than one year. As of the underwritten rent roll, approximately 20 leases are for less than one year.
●	With respect to the BPW Houston Multifamily Portfolio Mortgage Loan (3.9%), the Bayou Willows Mortgaged Property (1.6%) is subject to a land use restriction agreement in favor of The Texas Department of Housing and Community Affairs made in connection with the allocation of federal low-income housing tax credits under Code Section 42. The agreement generally requires that all
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of the units be reserved for tenants earning no more than 60% of the AMI, subject to certain rental restrictions. The agreement terminates upon, among other conditions, a foreclosure or deed-in-lieu of foreclosure of the Bayou Willows Mortgaged Property, provided that the party acquiring the Bayou Willows Mortgaged Property records a declaration of termination.

●	With respect to the Country View Apartments Mortgage Loan (2.7%), the Mortgaged Property is subject to a 10-year PILOT program with The Health, Educational and Housing Facility Board of the City of Memphis, which commenced on July 30, 2018 and terminates on July 30, 2028, which is prior to the Mortgage Loan maturity date. In connection with the PILOT program, the borrower is required, among other things, to reserve at least 40% of the units at the Mortgaged Property for tenants earning less than 60% of the area median income, subject to certain other rental restrictions. See “—Real Estate and Other Tax Considerations”.
●	With respect to the Lofts at Dallas Mill Mortgage Loan (2.0%), 57 units (38.5% of total units and 46.3% of underwritten rent) are master leased to Alabama Agricultural and Mechanical University through July 18, 2026, and accordingly such portion of the Mortgaged Property is operated as student housing.
●	With respect to the 637 E 223rd Street Mortgage Loan (1.8%), the borrower is required to lease 43 of the 44 units at the Mortgaged Property pursuant to the related 421-a tax abatement described below under “—Real Estate and Other Tax Considerations”, which requires the leasing of 30% of the units to tenants with incomes not exceeding 130% of AMI. In connection therewith, the Mortgaged Property benefits from a 35-year 421-a tax abatement under the HPD 421-a tax abatement program, whereby the borrower is required to reserve at least 30% of the units at the Mortgaged Property for tenants earning no more than 130% of the AMI, subject to rental restrictions. The Mortgaged Property began receiving a 421-a tax abatement through the Affordable New York Housing Tax Exemption Program evidenced by a Certificate of Eligibility issued on December 7, 2023. The Mortgaged Property is eligible for participation in the program for 35 years, with the tax abatement frozen for the first 25 years, and then phasing out over the next 10 years. The Mortgaged Property also benefits from rental subsidies paid to the borrower pursuant to the augmented New York City Family Homelessness & Eviction Prevention Supplement (“CityFHEPS”) rental assistance program. CityFHEPS has consolidated seven subsidies into a single program and is designed the help eligible families find and keep housing. It is administered by the New York City Department of Social Services (“DSS”), which includes both the Department of Homeless Services (“DHS”) and the Human Resources Administration (“HRA”). HRA establishes payment standards to determine the available subsidies and tenants receive benefits dependent on a variety of factors including unit type and household income. CityFHEPS payments are made by DHS/HRA directly to the borrower. The Mortgage Loan is structured with recourse for losses to the related guarantor and borrower in connection with: (A) the failure of the Mortgaged Property and/or the borrower to remain eligible, in whole or in part, to receive CityFHEPS payments; (B) any amendment to the CityFHEPS program that reduces the amount of CityFHEPS payments paid or payable to the borrower; (C) if without the lender’s prior written consent, there is a partial or temporary revocation of the 421-a tax benefits at the Mortgaged Property or the 421-a tax benefits are reduced, in each case, as a result of any act or omission on the part of the borrower (or its agents); (D) any 421-a Damages (which means, any (i) taxes and/or other charges assessed against the Mortgaged Property that had otherwise been abated or are in the future abated pursuant to the 421-a program and subsequently coming due and payable to any governmental authority having jurisdiction over the Mortgaged Property (including, without limitation, any taxes or other charges for prior years imposed and collected retroactively) and (ii) any and all losses incurred by the borrower and/or lender in connection with the foregoing); or (E) any failure of the Mortgaged Property to maintain all of its benefits under the 421-a program. The Mortgage Loan is also structured with full recourse to the related guarantor and borrower in the event of any cancellation and/or termination of the CityFHEPS program or the failure of the Mortgaged Property (as a whole) and/or the borrower to remain eligible to receive benefits under such program (including, without limitation, CityFHEPS payments). However,
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there can be no assurance that the borrower and/or guarantor will satisfy such recourse obligation if called upon to do so. See “—Real Estate and Other Tax Considerations”.

●	With respect to the 2460 White Plains Road & 708 Mace Avenue Mortgage Loan (1.5%), the borrower has applied for a 35-year 421-a tax abatement under the HPD 421-a tax abatement program for the 2460 White Plains Road portion of the Mortgaged Property. In connection with the expected 421-a tax abatement, the borrower will be required to reserve at least 30% of the units (which is equal to 10 units) at the 2460 White Plains Road portion of the Mortgaged Property for tenants earning no more than 130% of the AMI, subject to certain rental restrictions. The borrower has opted to reserve 96.88% of the units (which is equal to 31 units) at the 2460 White Plains Road portion of the Mortgaged Property for tenants earning no more than 130% of the AMI. See “—Real Estate and Other Tax Considerations”.
●	With respect to the 2460 White Plains Road & 708 Mace Avenue Mortgage Loan (1.5%), all of the tenants at the 2460 White Plains Road portion of the Mortgaged Property utilize housing vouchers provided under the CityFHEPS program, a rental assistance program administered by the New York City Department of Social Services to help tenants find and keep housing. Additionally, all of the units at the 2460 White Plains Road portion of the Mortgaged Property are rent stabilized and regulated by the New York State Division of Housing and Community Renewal.
●	With respect to the 55 Pharr Mortgage Loan (1.4%), the borrower sponsor reported that approximately 16% of the tenants at the Mortgaged Property utilize Section 8 vouchers or other affordable housing assistance.
●	With respect to the Grande Woods South MHC Mortgage Loan (1.3%), the Mortgaged Property is subject to a rent control ordinance that limits rent increases to existing tenants at the Mortgaged Property to the sum of (a) the borrower’s increase in the cost of taxes/municipal fees/sewer fees plus (b) the lesser of (1) the increase in consumer price index and (2) 3.5%. In addition, pursuant to the rent control ordinance, the borrower is required to reduce rent, proportionally, if municipal fees/taxes are reduced. The ordinance also provides that the borrower may appeal for additional rent increases for certain reasons including, (i) that the rent control ordinance prevents the borrower from getting a reasonable rate of return or (ii) if the borrower offers additional amenities or makes capital improvements. Any request for rent increases are required to be submitted to the municipality 60 days prior to proposed implementation and there are requirements relating to appropriate notice of increase to the tenant and providing a calculation to the tenant. Any rent increase in excess of the permitted amount is void and the tenant has the right to appeal any increases. In the Mortgage Loan documents, the borrower has represented that is has complied with the rent control ordinance and has covenanted to continue to comply with it. The Mortgage Loan provides for recourse to the borrower and the guarantor for any loss related to a violation of such representation and covenant. In addition, the Mortgaged Property operates as a 55 and over community; however, the age restriction is not required by deed restriction or zoning regulation.
●	With respect to the Centurion Union Phase III Mortgage Loan (1.2%), the Mortgaged Property benefits from a 30-year PILOT program with the Township of Union. See “—Real Estate and Other Tax Considerations”.
●	With respect to the 262-282 Cabrini Boulevard Mortgage Loan (1.2%), 18 of the multifamily units at the Mortgaged Property are rent stabilized pursuant to the HSTP Act and any increases in rent for such units are subject to applicable rent stabilization laws and regulations.
●	With respect to the Country Place Apartments Mortgage Loan (1.2%), the Mortgaged Property is a 144-unit garden-style apartment community with less than 5.0% of occupied units identified in the May 2024 rent roll as month-to-month (“MTM”) tenants. Under the Mortgage Loan documents, leases that are for a term of less than 12 months and/or are MTM, may not exceed, in the aggregate, 5.0% of the total occupied units.
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●	With respect to the Hunter’s Run Mortgage Loan (1.1%), the Mortgaged Property operates under the Low Income Housing Tax Credit financing program and is subject to restrictive covenants through December 31, 2031 which require all of the 114 units to be affordable to persons with income at or below 60% of AMGI (adjusted for family size). See “—Real Estate and Other Tax Considerations”.
●	With respect to the Cordova Court Apartments Mortgage Loan (0.5%), the Mortgaged Property is subject to a land use restriction agreement entered into in connection with the sale of the Mortgaged Property by the Federal Deposit Insurance Corporation, as receiver for First Savings of Arkansas, F.A., to the borrower’s predecessor-in-interest. The agreement generally requires that at least 78 units be reserved for tenants earning no more than 80% of the area median income, of which 39 units are required to be reserved for tenants earning no more than 50% of the area median income, subject to certain rental restrictions. The agreement terminates upon, among other events, a foreclosure or deed-in-lieu of foreclosure of the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

●	With respect to the GNL Industrial Portfolio Mortgage Loan (9.8%), Grupo Antolin, the sole tenant at the Grupo Antolin – Shelby Township, MI Mortgaged Property (1.1%), may request in writing at any time during its lease term that the borrower construct an addition to the building (the “Grupo Antolin Construction”). The lender will permit the commencement of the Grupo Antolin Construction provided that, among other things, (i) no event of default under the Mortgage Loan agreement has occurred or is continuing, (ii) the borrower does not incur any indebtedness in connection with the Grupo Antolin Construction, (iii) the borrower pays the lender’s reasonable out-of-pocket costs and expenses incurred in connection with the Grupo Antolin Construction, and (iv) the customary REMIC requirements are satisfied. Pursuant to the lease, if there are seven or more years remaining on the lease term (including any exercised extension options) following the completion of the Grupo Antolin Construction, such construction will be at the borrower’s cost. In such case, the borrower will be required to deliver a letter of credit to the lender in amount equal to 110% of the construction budget pursuant to the Mortgage Loan agreement. The failure to deliver such letter of credit triggers recourse to the borrower and non-recourse carveout guarantor, capped at the amount of the allocated loan amount for the Grupo Antolin - Shelby Township, MI Mortgaged Property. However, there can be no assurance that the borrower and the non-recourse carveout guarantor will satisfy such recourse obligation if called upon to do so. Additionally, there is a losses carveout for any losses the lender incurs due to any exercise by the tenant of its construction right under its lease from the date the lender acquires the Grupo Antolin - Shelby Township, MI Mortgaged Property upon a foreclosure or action in lieu thereof until the lender sells or otherwise transfers title to the Grupo Antolin - Shelby Township, MI Mortgaged Property to an unaffiliated third party. In the event that there are not seven or more years remaining in the lease term and the parties do not agree to extend the lease term, the tenant may elect to construct the addition at tenant’s sole expense using plans and specifications and contractors approved by the borrower and lender, such approval not to be unreasonably withheld, conditioned or delayed.
●	With respect to the Syngenta Woodland Mortgage Loan (2.4%), at origination, the borrower deposited $4,948,000 into a capital expenditures reserve (the “Syngenta CapEx Reserve”), to pay for advances that the sole tenant, Syngenta Seeds, LLC (“Syngenta”) is entitled to request pursuant to its lease. Such advances were expected (but not required) to be used for development of a seed processing structure, an expansion of office space, generator replacement and other improvements to the Mortgaged Property. Pursuant to the Sygnenta Woodland Whole Loan agreement, if any funds remained on deposit in the Syngenta CapEx
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Reserve on June 1, 2024, the lender was to apply such funds to the prepayment of the Syngenta Woodland Whole Loan, in an amount equal to the lesser of (x) the amount that, when applied to the outstanding principal balance of the Syngenta Woodland Whole Loan, would result in a Loan to Cost Ratio of 65%, or (y) all remaining funds on deposit in the Syngenta CapEx Reserve (in either case the “Syngenta CapEx Prepayment”). Such Syngenta Cap Ex Prepayment was required to be accompanied by the payment by the borrower of a prepayment fee equal to the greater of a yield maintenance premium and 1.00% of the unpaid principal balance. Any funds remaining in the Syngenta CapEx Reserve after the Syngenta CapEx Prepayment were required to be released to the borrower.

“Loan to Cost Ratio” means the ratio, as of a particular date, in which (1) the numerator is equal to the outstanding principal balance of the Syngenta Woodland Whole Loan as of such date, and (2) the denominator is equal to the sum of (i) $40,568,181, and (ii) the sum of (x) $0, and (y) the aggregate amount of Syngenta CapEx Funds disbursed to the borrower from the Syngenta CapEx Reserve pursuant to the loan agreement as of the date of determination, in each case as determined in good faith by the lender.

As of June 1, 2024, the borrower had not drawn on the funds in the Syngenta CapEx Reserve and in June 2024 the loan agreement for the Syngenta Woodland Whole Loan was amended to extend the date on which any Syngenta Cap Ex Prepayment is required to be made to December 1, 2024, and to allow the Syngenta CapEx Reserve to be used for its original purposes until such date, and a corresponding amendment to the Syngenta lease was entered into. There can be no assurance as to whether or not the tenant will request any of the funds in the Syngenta CapEx Reserve, or, if requested, of what type of improvements will be made with such funds, or of whether or not there will be remaining funds in the Syngenta Cap Ex Reserve on December 1, 2024, resulting in a prepayment of the Syngenta Woodland Whole Loan.

●	With respect to the Syngenta Woodland Mortgage Loan (2.4%), the lease for the sole tenant prohibits the landlord from transferring the Mortgaged Property to a Competitor of the sole tenant so long as a tenant event of default does not exist. A “Competitor” is defined as any person or entity who is substantially engaged in the businesses of crop protection, seed development, agricultural technology and related accessories, including the development, manufacturing and marketing of products and services, and/or other activities reasonably related thereto; provided that (a) in no event will a person or entity which maintains passive investments in any person or entity which is a Competitor be deemed a Competitor; provided, further, that the normal administration of the investment and enforcement thereof will be deemed not to cause such person or entity to be a “Competitor”; and (b) in no event will a person or entity which regularly maintains passive investments of loans, leases or similar instruments be deemed a Competitor. Such provision would apply to a foreclosure or deed-in-lieu, as well as to subsequent transfers.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following, see “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 and the footnotes thereto.

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Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, we note the following, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations” below.

Self Storage Properties

In the case of the self storage properties set forth above, we note the following:

●	With respect to the Cityline NY FL and TN Portfolio Mortgage Loan (2.1%), one of the four related Mortgaged Properties, Storage Sense – Punta Gorda (0.5%), which represents 33.4% of effective gross income, solely provides storage for recreational vehicles and boats. The Mortgaged Property includes 134 covered units and 255 open units for such storage. Such Mortgaged Property was damaged by Hurricane Ian in September 2022, and was closed for repairs, reopening in September 2023, and was 47.9% leased as of April 30, 2024.
●	With respect to the All Purpose Storage Burlington Mortgage Loan (0.4%), the Mortgaged Property consists of 270 storage units totaling 28,020 square feet, eight parking spaces, a 700 square foot office space and a 600 square foot apartment.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	All such hotel properties (collectively, 4.2%) are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement unless otherwise described below.
●	With respect to the Courtyard Fort Myers at I-75 Mortgaged Property (2.7%), the borrower has not yet obtained a liquor license for the Mortgaged Property. The loan documents require the borrower to obtain a liquor license no later than September 28, 2024.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/Franchise Agreement, Operating Agreement, Management Agreement or Membership Agreement	Maturity Date of the Related Mortgage Loan
Courtyard Fort Myers at I-75	$ 21,325,000	2.7%	3/28/2039	4/6/2029
SpringHill Suites Fort Myers Airport	$ 12,310,000	1.5%	3/28/2039	4/6/2029

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations” below.

For more information regarding the 15 largest Mortgage Loans secured by hotel properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

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Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

●	With respect to the Griffith MHC Portfolio Mortgage Loan (1.0%), the related portfolio of Mortgaged Properties contains 271 pads. The collateral consists of solely the pads and does not include any of the manufactured homes situated on the pads. 32 of the pads are occupied by homes owned by affiliates of the related borrowers (the “Griffith MHC Owners”) and 59 of the pads are lease-to-own homes, also owned by the Griffith MHC Owners. Only income derived from the rental of all of the pad sites, including those pad sites occupied by homes owned by the Griffith MHC Owners (including lease-to-own homes) was included in historic and underwritten cash flows. Master leases between the borrower and the Griffith MHC Owners are in place for any site or pad on the Mortgaged Properties upon which manufactured homes owned by the Griffith MHC Owners are located. In addition, the Westwood Manor Mortgaged Property is a senior community.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Parking Properties

In the case of the parking properties set forth in the above chart, we note the following, see “Risk Factors—Risks Relating to the Mortgage Loans—Parking Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 and the footnotes thereto.

Leased Fee Properties

In the case of the leased fee properties set forth in the above chart, we note the following, see “Risk Factors—Risks Relating to the Mortgage Loans—Leased Fee Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Gym, fitness center, spa, salon or a health club(1)	4	5.0%
Restaurant/Bakery(2)	4	4.5%
Grocery store(3)	2	3.5%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(4)	3	3.1%
Clean room/lab space(5)	1	2.4%
Bank branch(6)	1	2.3%
Theater/entertainment venue(7)	1	1.4%

(1)	Includes the Mortgaged Property identified on Annex A-1 as Wateridge, Hooksett Village, Toobian NY Portfolio - 1437 Old Northern Boulevard and 2 Palmer Terrace.
(2)	Includes the Mortgaged Property identified on Annex A-1 as Kenwood Towne Centre, ASC Business Park, Bedrock Mixed-Use Portfolio—620 and 630 Woodward Avenue and Bedrock Mixed-Use Portfolio—Madison Building.
(3)	Includes the Mortgaged Properties identified on Annex A-1 as Hooksett Village and Town & Country Plaza.
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(4)	Includes the Mortgaged Properties identified on Annex A-1 as Wateridge, Silver Oaks Business Park and The Riley – 880 Manhattan Avenue.
(5)	Includes the Mortgaged Property identified on Annex A-1 as Syngenta Woodland.
(6)	Includes the Mortgaged Property identified on Annex A-1 as Crescent Center.
(7)	Includes the Mortgaged Property identified on Annex A-1 as Citrus Center.

In addition, the Citrus Center Mortgaged Property (1.4%) includes one or more tenants that operate an on-site gas station or automobile repair and servicing company.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
GNL Industrial Portfolio	$78,400,000	9.8%	$61	2.12x	53.8%	Various
Champion MSU Student Housing Portfolio	$44,000,000	5.5%	$83,969	1.30x	67.7%	Multifamily
620 W 153rd Street	$37,000,000	4.6%	$491,597	1.43x	57.0%	Multifamily
1640 Sepulveda	$36,300,000	4.5%	$230	1.71x	64.8%	Office
University Pointe	$35,850,000	4.5%	$97,891	1.73x	54.5%	Multifamily
BPW Houston Multifamily Portfolio	$31,000,000	3.9%	$50,081	1.30x	58.6%	Multifamily
640 5th Avenue	$25,000,000	3.1%	$954	2.04x	41.7%	Mixed Use
28-40 West 23rd Street	$25,000,000	3.1%	$268	2.39x	36.9%	Mixed Use
Country View Apartments	$21,500,000	2.7%	$66,978	1.37x	67.4%	Multifamily
Courtyard Fort Myers at I-75	$21,325,000	2.7%	$159,142	1.70x	63.7%	Hospitality
Bedrock Mixed-Use Portfolio	$20,000,000	2.5%	$88	1.58x	54.3%	Various
Syngenta Woodland	$19,585,518	2.4%	$256	1.79x	64.7%	Industrial
Crescent Center	$18,250,000	2.3%	$146	1.56x	64.1%	Office
ASC Business Park	$17,000,000	2.1%	$57	1.79x	64.8%	Industrial
Philadelphia Multifamily Portfolio	$16,800,000	2.1%	$190,909	1.24x	65.8%	Multifamily
Top 3 Total/Weighted Average	$159,400,000	19.9%		1.73x	58.4%
Top 5 Total/Weighted Average	$231,550,000	28.9%		1.73x	58.8%
Top 15 Total/Weighted Average	$447,010,518	55.8%		1.71x	58.0%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and any related Pari Passu Companion Loan(s) in the aggregate.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than approximately 2.1% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

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Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
GNL Industrial Portfolio	Multi-Property Loan	$78,400,000	9.8%
Champion MSU Student Housing Portfolio	Multi-Property Loan	44,000,000	5.5
BPW Houston Multifamily Portfolio	Multi-Property Loan	31,000,000	3.9
Bedrock Mixed-Use Portfolio	Multi-Property Loan	20,000,000	2.5
Philadelphia Multifamily Portfolio	Multi-Property Loan	16,800,000	2.1
Cityline NY FL & TN Portfolio	Multi-Property Loan	16,760,000	2.1
The Pointe & Oak Shadows	Multi-Property Loan	12,000,000	1.5
Toobian NY Portfolio	Multi-Property Loan	10,600,000	1.3
Stor-More-Laredo Self Storage	Multi-Property Loan	10,350,000	1.3
Griffith MHC Portfolio	Multi-Property Loan	8,100,000	1.0
MIC St. Louis & Memphis	Multi-Property Loan	5,877,327	0.7
Anchor MHC and Tropical Circle MHC Portfolio	Multi-Property Loan	4,750,000	0.6
Otto Storage Portfolio	Multi-Property Loan	3,930,000	0.5
Total		$262,567,327	32.8%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, in addition to portfolios comprised of multiple Mortgaged Properties, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may comprise Mortgaged Properties owned by separate borrowers.

Two (2) group of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” are not cross-collateralized but have borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

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The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Courtyard Fort Myers at I-75	1	$21,325,000	2.7%
SpringHill Suites Fort Myers Airport	1	12,310,000	1.5
Total for Group 1:	2	$33,635,000	4.2%
Group 2:
Kenwood Towne Centre	1	$15,000,000	1.9%
Wateridge	1	15,000,000	1.9
Total for Group 2:	2	$30,000,000	3.7%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

See also representation and warranty no. 40 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	12	$167,050,000	20.9%
Michigan	19	$100,066,762	12.5%
California	7	$99,642,244	12.4%
Florida	7	$88,713,324	11.1%
Texas	9	$66,532,608	8.3%
Tennessee	4	$47,542,883	5.9%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout sixteen (16) other states, with no more than approximately 3.4% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Twelve (12) Mortgaged Properties (collectively, 18.1%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Alabama, Florida, Georgia, South Carolina, North Carolina, Texas, Virginia, Louisiana or Puerto Rico, and are therefore more susceptible to hurricanes. See representations and warranties no. 17 and no.
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25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

●	Ten (10) Mortgaged Properties (collectively, 17.7%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property located in seismic zones 3 or 4 has a seismic expected loss greater than 16% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

Mortgaged Properties with Limited Prior Operating History

Nineteen (19) of the Mortgaged Properties (collectively, 22.9%) (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Five (5) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as 620 W 153rd Street, Country View Apartments, Hooksett Village, 262-282 Cabrini Boulevard and The Riley – 880 Manhattan Avenue (collectively, 10.8%) each have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to the Country Place Apartments Mortgage Loan (1.2%), more than 20 individuals and entities have direct ownership interests in the related borrower.

With respect to the 262-282 Cabrini Boulevard Mortgage Loan (1.2%), the Mortgage Loan documents provide that, during the continuance of an event of default, the lender will have the right to compel each individual borrower to transfer its respective interest in the Mortgaged Property to a single, newly formed single purpose entity that will be owned by the borrowers in the same proportion as their respective tenant-in-common interests in the Mortgaged Property (such transfer, the “Cabrini TIC Roll-up”), such that the Mortgaged Property is no longer subject to a tenancy-in-common structure. In the event of a Cabrini TIC Roll-up, each borrower must execute and deliver to the lender, on request, an assumption agreement by such newly formed entity, transfer documents evidencing such title transfer, a title insurance policy and/or endorsements as the lender may require, and the borrowers will be obligated to pay any costs or expenses incurred in connection with such transfer documents and the related title insurance.

Condominium and Other Shared Interests

The Bedrock Mixed-Use Portfolio Mortgage Loan (2.5%), the 55 Pharr Mortgage Loan (1.4%), the Griffin Capital Plaza Mortgage Loan (1.0%), and the Silver Oaks Business Park Mortgage Loan (0.8%) (collectively, 5.8%) are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium

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board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the Bedrock Mixed-Use Portfolio Mortgage Loan (2.5%), as to the Lofts of Merchant Row Mortgaged Property (0.2%), the Mortgaged Property constitutes two units in a six-unit condominium, which is managed by a third party administrator. The administrator was the original developer of the Mortgaged Property. The administrator may be replaced only for negligence or willful misconduct, as determined by unanimous vote of all the unit owners. Accordingly, the borrower does not control the condominium.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	96	$762,474,845	95.2%
Fee/Leasehold(3)	2	38,370,000	4.8
Total	98	$800,844,845	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property or (iii) in connection with a PILOT (or other similar tax credit program), the borrower temporarily transferred the fee interest in the Mortgaged Property to a city or other municipality or related entity and the fee interest will revert back to the borrower at the conclusion of the PILOT (or other similar tax credit program).
(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.

In general, except as noted in the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

With respect to the 640 5th Avenue Mortgage Loan (3.1%), the 640 5th Avenue Mortgaged Property consists of two abutting and interconnected buildings facing Fifth Avenue (such building facing Fifth Avenue, the “Fifth Avenue Building”) and West 52nd Street (such building facing West 52nd Street, the “West 52nd Street Building”) in New York City. The borrower’s predecessor-in-interest of the 640 5th Avenue Mortgaged Property and the fee owner of a neighboring property known as 650 Fifth Avenue (such fee owner, the “Air Rights Tenant”, and such neighboring property, the “Non-Collateral Property”) entered into a series of ground leases described below in order to satisfy the “single ownership” requirement of the applicable zoning code in effect in 1970 in connection with the transfer of unused development rights at the West 52nd Street Building to the Air Rights Tenant.

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First, the Air Rights Tenant ground leased the Non-Collateral Property to the borrower’s predecessor-in-interest pursuant to a 99-year ground lease. The Air Rights Tenant, as landlord, is required to, among other things, pay real estate taxes, carry insurance, maintain and repair the Non-Collateral Property and comply with the laws for the Non-Collateral Property. The borrower, as tenant of the Non-Collateral Property, is obligated to pay $1.00 per annum in rent and has no material obligations with respect to the Non-Collateral Property. This ground lease may be terminated in connection with a condemnation.

Second, the borrower’s predecessor-in-interest ground leased the entirety of the Non-Collateral Property, the Fifth Avenue Building and the West 52nd Street Building to the Air Rights Tenant pursuant to a ground lease with a term of 99 years and 8 months, less 1 day. As of July 1, 2024, the Air Rights Tenant is required to pay $1,166,319 in rent per annum, payable monthly in installments of $97,193.25. Annual rent will reset as of August 1, 2024 and must be in an amount equal to the greater of the rental rate for the prior period (i.e., $1,166,319 per annum) or an amount equal to 1.6065% of the fair value of the land as determined by a qualified, third-party appraisal (the “Appraised Rental”) which valuation is required to be as of February 1, 2024. As of the date of the loan agreement, the borrower and the Air Rights Tenant are in continuing negotiations regarding the amount of the Appraised Rental; provided, however, that such amount may not be lower than the rental rate for the prior period (i.e., $1,166,319 per annum). If the Appraised Rental is not finalized by August 1, 2024, the Air Rights Tenant will be required to continue to pay rent at the prior rental rate (i.e., $1,166,319 per annum), and upon determination of the Appraised Rental (assuming such rate is higher that the rental rate for the prior period), the Air Rights Tenant will pay the difference between the Appraised Rental and the rent paid on account for all months elapsed theretofore on the first day of the month following such determination. Upon resolution of the final rental rate, such rental rate will remain in effect through July 31, 2047, at which time, the rental rate will again be the greater of the rental for the prior period or 1.6065% of the fair value of the land. This ground lease requires the borrower, as landlord, to among other things, pay taxes, carry insurance, maintain and repair the Fifth Avenue Building and the West 52nd Street Building. This ground lease may be terminated in connection with a condemnation or if the Air Rights Tenant fails to pay its rent described above.

Third, the Air Rights Tenant subleased the Fifth Avenue Building and the West 52nd Street Building to the borrower’s predecessor-in-interest while retaining the then-unused development rights generated by the West 52nd Street Building above a horizontal plane starting at the top of the improvements then-located on the West 52nd Street Building. The exact amount of the development rights retained by the Air Rights Tenant is not stated in the related ground lease. This third ground lease is for a term of 99 years and 8 months, less 2 days, with rent payable by tenant in the amount of $1.00 per annum. The borrower, as subtenant at the Fifth Avenue Building and the West 52nd Street Building, is required to, among other things, pay all taxes and carry insurance for the demised premises and may make alterations to the demised premises without consent; provided that the borrower does not construct any improvement on the West 52nd Street Building that uses more floor area than the floor area used by the then-existing improvements. There is no affirmative maintenance or repair obligations, but the sublease does provide an indemnity in favor of the Air Rights Tenant, as sublandlord, if the borrower fails to maintain the demised premises and comply with the laws for the demised premises. This sublease cannot be terminated except in connection with a condemnation.

Mortgage Loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than eleven (11) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the

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“ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 41 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the GNL Industrial Portfolio Mortgage Loan (9.8%):
●	The ESA identified controlled recognized environmental conditions (each, a "CREC") at the FCA USA - Detroit, MI Mortgaged Property (2.9%) in connection with the (i) former operations and occupants at the Mortgaged Property, which included numerous commercial and industrial businesses that likely included the use, storage and disposal of hazardous and petroleum products, and (ii) environmental documentation available for the Mortgaged Property. In addition, numerous commercial and industrial businesses that likely included the use, storage and disposal of hazardous and petroleum products have operated on a portion of the Mortgaged Property from at least the 1920s to the 1990s. Considering the duration of these operations, undocumented releases likely occurred that potentially resulted in subsurface contamination according to the ESA. Furthermore, prior RECs have been identified for the prior uses and impacts that remain at the Mortgaged Property by prior owners. Accordingly, the Mortgaged Property has been redeveloped in consideration of these impacts with the implementation of a Baseline Environmental Assessment (“BEA") and Due Care (“DC”). The borrower is not the responsible party for the contaminants identified and the BEA provides liability relief for these impacts while allowing the Mortgaged Property to be redeveloped and economically used. The DC outlines requirements to be adhered to for the Mortgaged Property. The BEA and DC for the Mortgaged Property have been implemented by the borrower under Michigan Department of Environmental, Great Lakes and Energy (“MIEGLE”) requirements. The environmental consultant recommends that the borrower continue to adhere to the BEA and DC and the Mortgage Loan documents require that the borrower continue to adhere to the DC.
●	The ESA identified CRECs at the Kuka - Sterling Heights, MI Mortgaged Property (0.4%) in connection with the (i) former operations of the Mortgaged Property as an automobile equipment facility and (ii) environmental documentation available for the Mortgaged Property. The Mortgaged Property was also used for the stockpiling of impacted soils from adjacent industrial properties from the 1970s to 2000s. According to a prior ESA and Phase II investigation, concentrations of arsenic in soil were detected at levels above regulatory and health-based thresholds. A BEA and DC were prepared for the Mortgaged Property by Nova Group in 2014/2015. According to the ESA, the borrower was not responsible for the introduction to the Mortgaged Property of the contaminants identified. The BEA in place provides liability relief for these impacts while allowing the Mortgaged Property to be redeveloped and economically used. The DC outlines requirements to be adhered to for the Mortgaged Property. The BEA and DC for the Mortgaged Property have been implemented by the borrower under MI EGLE requirements. The environmental consultant recommends, and the Mortgage Loan documents require, that the borrower continue to adhere to the DC.
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●	The ESA identified CRECs at the CSTK - St. Louis, MO Mortgaged Property (0.2%) in connection with the prior use of the Mortgaged Property as a railroad facility. Due to the prior use of the Mortgaged Property and based on results of prior subsurface investigations revealing contaminants of concern above risk-based target levels, the Mortgaged Property was enrolled in the Missouri Department of Natural Resources (“MDNR”) cleanup program. Based on these exceedances, an Environmental Covenant (“EC”) was prepared and recorded with the City of St. Louis in June 2018 that restricts use of the Mortgaged Property to non-residential use only. In addition, engineering controls have been established for soil, which is managed under a soil management plan that was prepared in 2017. As part of the required engineering controls, asphalt and concrete as well as a soil cap and rip-rap over the drainage basin on the western portion of the Mortgaged Property must be regularly inspected to ensure the pathways remain incomplete. Additionally, notification is required prior to any construction work that impacts soils below grade with additional requirements for management and disposal if excavated or disturbed. Based on review of the previous assessments and EC, the MDNR issued a certificate of completion for the Mortgaged Property with an EC on August 2, 2018. The environmental consultant recommends and the Mortgage Loan documents require compliance with the terms of the soil management plan and the activity and use limitations detailed in the EC.
●	The ESA identified a CREC at the AM Castle - Wichita, KS Mortgaged Property (0.2%) in connection with the Mortgaged Property’s location in the Gilbert and Mosley project area, which is an area of ongoing groundwater remediation for multiple industrial facilities. The City of Wichita has reestablished financial lending in the Gilbert and Mosley areas through a legal agreement with local lending institutions. The agreement states that the institutions will not refuse to lend on the security of real properties located within the Gilbert and Mosley site which are owned or operated by persons or entities who have obtained a Certificate and Release for Environmental Conditions. Certificate and Releases are granted by the City of Wichita to property owners who have demonstrated through documentation or investigation that they have not contributed to the contamination in the Gilbert and Mosley site. The environmental consultant recommends that the borrower submit an application for a Certificate and Release for Environmental Conditions a (“Wichita Certificate and Release”).The Mortgage Loan documents require the borrower to communicate to the applicable tenant a request, pursuant to such tenant’s lease, that such tenant submit an application for a Wichita Certificate and Release.
●	With respect to the Bedrock Mixed-Use Portfolio Mortgage Loan (2.5%), CRECs were identified at the following Mortgaged Properties:
●	With respect to the Trio on Fort Street Mortgaged Property (0.6%), the related ESA noted that a previous BEA report in 2020 relating to one section of the Mortgaged Property identified elevated concentrations of volatile organic compounds, polychlorinated biphenyls and various metals in soils and elevated concentrations of cis-1,2,-Dichloroethene, trichloroethylene, arsenic and/or selenium were identified in groundwater samples, in each case above applicable cleanup criteria. Based on identified exceedances of cleanup criteria, such portion of the Mortgaged Property meets the definition of a “facility”, and a Documentation of Due Care Compliance (“DDCC”) was required. A DDCC covering such section of the Mortgaged Property and another section which together comprise the eastern city block of the Mortgaged Property identified potential exposure pathways from indoor air inhalations, ambient air volatile soil inhalation and direct contact. The DDCC provided for written notices to be provided to easement holders of record, utility franchise holders of record, and owners or operators of all public utilities that serve such portion of the Mortgaged Property, and for response activities including maintaining existing surface cover (building slabs, asphalt surface and seeded topsoil), annual inspections of the surface cover, and repairs of damaged or deteriorated surface cover. A third section of the Mortgaged Property had a BEA performed in 2020, which found concentrations of fluoranthene, naphthalene and phenanthrene, arsenic, and various metals above applicable cleanup criteria in various soil
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samples. Based on such identified exceedances, such portion of the Mortgaged Property meets the definition of a “facility” and required a DDCC. The DDCC identified potential exposure pathways via indoor air inhalation and direct contact, and a mercury concentration (16 ug/m3) was detected in a sub-slab gas sample collected in the building above the applicable screening level (15 ug/m3), requiring additional assessment in such area of the building. The DDCC provided for surface cover to be maintained on such third portion of the Mortgaged Property and written notices to be provided to easement holders of record, utility franchise holders of record, and owners or operators of all public utilities that serve such portion of the Mortgaged Property. The ESA concluded that the foregoing instances of contamination in various portions of the Mortgaged Property, and the related restrictions, constituted CRECs.

●	With respect to the 1274 Library Street Mortgaged Property (0.3%), the related ESA stated that the Mortgaged Property was occupied by a fur manufacturing company from 1932 until 1983, and that operations associated with that company included fur cleaning, which would have historically involved the usage of hazardous substances and/or petroleum products. A BEA, including five soil borings and collection of eight soil samples, was conducted in 2014, and identified a concentration of PCE at 290 ug/kg at one soil boring, in excess of the applicable cleanup criteria. The MIEGLE sent a letter dated January 7, 2015, which acknowledged the receipt of the BEA. A DDCC was also prepared in 2014. According to information in the DDCC, no compounds were identified necessitating response activities to control exposure; however, it was noted that if changes to property use, zoning, operations or layout occur, or previously unidentified contamination is discovered, re-evaluation of potential pathways will be required, and that if the property owner or occupant intends to move soil or groundwater, proper characterization is to be completed to prevent movement of impacted soils to unimpacted areas. Based on the “facility” status of the Mortgaged Property and the restrictions that have been instituted, the ESA concluded that the previously documented contamination constituted a CREC.
●	With respect to The Globe Building Mortgaged Property (0.2%), the related ESA stated that the Mortgaged Property was previously used for various manufacturing and machine shops from at least 1921 until at least 1950, engravers from at least 1947 until at least 1962, and a lithographer from at least 1961 until at least 1983. A BEA, including three soil borings and one gas sample point, was subsequently completed, and identified elevated levels of lead and chromium, in excess of the applicable cleanup criteria. As a result the Mortgaged Property is considered a “facility.” The MIEGLE sent a letter dated August 5, 2014, which acknowledged the receipt of the BEA. A DC was provided in connection with the BEA. The ESA concluded that the documented contamination and designation of the Mortgaged Property as a “facility” constituted a CREC.
●	With respect to the Country View Apartments Mortgage Loan (2.7%), the Phase I ESA identified a REC at the Mortgaged Property. Oil staining was noted on an electrical transformer and the concrete pad and soil beneath the transformer, located near the front of one of the buildings at the Mortgaged Property. The oil staining is indicative of a release of dielectric fluid from the transformer, and based upon surficial visual observation, the release may have migrated to the subsurface soils. It is unknown whether the dielectric fluid within this transformer contains polychlorinated biphenyls. The transformer is owned and operated by the regional utility company, Memphis Light, Gas, and Water (“MLGW”). In the event of a release of dielectric fluid from one of its transformers, MLGW typically conducts appropriate response actions and associated cleanup. Based on the above observations, the release of dielectric fluid from the MLGW transformer is considered a REC. According to the borrower sponsor, MLGW has repaired the leaking electrical transformer, and actions are underway to remove the impacted concrete pad and any underlying impacted soils.
●	With respect to the ASC Business Park Mortgage Loan (2.1%), the environmental consultant identified a REC at the Mortgaged Property in connection with groundwater contamination related
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to historical industrial operations at the Mortgaged Property. The environmental consultant reported that groundwater sampling found chlorinated volatile organic compounds (“CVOC”) exceeding state groundwater standards, and the contamination is being remediated by monitored natural attenuation (“MNA”). The environmental consultant reported that based on a September 2023 groundwater monitoring report, the CVOC concentrations had attenuated at the Mortgaged Property over the past eight years, and MNA appeared to have contributed to the ongoing reduction of CVOC concentrations at the Mortgaged Property and remains the appropriate course of remedial action. The environmental consultant reported that the responsible party, Schneider Electric, has committed to long-term groundwater monitoring to achieve regulatory closure by meeting groundwater standards. The environmental consultant recommended continued groundwater monitoring until regulatory case closure is achieved. The environmental consultant indicated that the reasonable cost to conduct the groundwater monitoring is between $20,000 to $25,000 for each groundwater monitoring event, and assuming the annual groundwater monitoring continues for another five monitoring events, the related total reasonable cost will be between $100,000 to $125,000. At origination, the borrower deposited $31,250 into an environmental reserve and, subject to certain exceptions, is required to make monthly deposits into such reserve to complete the remediation work in connection with the REC. In addition, the Mortgage Loan is structured with recourse carve-outs for any costs and expenses incurred by the lender in connection with (i) the environmental remediation work necessary for the applicable governmental authority to determine no further remediation is required in connection with the REC and (ii) the borrower’s failure to make any deposit required under the Mortgage Loan documents in connection with the environmental reserve.

●	With respect to the Western Falcon Mortgage Loan (1.3%), the related Phase I ESA identified a single-walled, hydraulic oil aboveground storage tank (“AST”) located at the Mortgaged Property. Given that the AST is single-walled, the environmental consultant recommend obtaining secondary containment for the AST and has estimated the cost for such secondary containment to be $10,000. At origination, the borrower deposited $15,000 into an environmental reserve, which represents 150% of the estimated cost for secondary containment. The mortgage loan agreement requires that the AST be fitted with secondary containment within 180 days from the loan origination date (which loan origination date was May 14, 2024).
●	With respect to the Hunter’s Run Mortgage Loan (1.1%), radon testing was conducted at the Mortgaged Property and concluded a need for radon mitigation. The environmental consultant’s estimated worst case mitigation costs to be in the range of $63,000 - $90,000. At origination, the related borrower deposited $112,500 (125% of the high end estimated mitigation cost) into a radon mitigation reserve. The Mortgage Loan documents require the borrower to commence the short-term or long-term testing recommended in the environmental consultant’s December 21, 2023 radon survey report (“Follow Up Radon Tests”) within 60 days of the loan origination date. For each unit in which the Follow Up Radon Tests or the radon survey report indicates an exceedance of the EPA Action Level of 4.0 PCi/L (the “Action Level”), allowing for averaging where units are re-tested, the borrower is required to, within 60 days following the receipt of the results of such Follow Up Radon Tests, (i) install and commence operation of mitigation systems and (ii) implement a Radon Operations & Maintenance Plan in form and substance reasonably satisfactory to the lender within 60 days following the receipt of the Follow Up Radon Tests.
●	With respect to the Griffin Capital Plaza Mortgage Loan (1.0%), the related Phase I ESA identified a CREC at the Mortgaged Property in connection with residual soil and soil gas impacts from volatile organic compounds, including perchloroethylene and trichloroethylene, resulting from prior semiconductor manufacturing operations at the Mortgaged Property. According to the Phase I ESA, the existing improvements at the Mortgaged Property have been constructed with vapor mitigation systems that are required to be inspected regularly and the Mortgaged Property is subject to a deed restriction limiting land use to commercial or light industrial purposes. According to the Phase I ESA, the applicable regulatory authority therefore issued a no further action letter for the Mortgaged Property on October 2, 2012.
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Mortgaged Properties Subject to Local Law 97

With respect to the 28-40 West 23rd Street, 620 W 153rd Street and 262-282 Cabrini Boulevard Mortgage Loans (collectively, 8.9%), the related Mortgaged Property is located in New York City and is subject to Local Law 97. See “Risk Factors—Risks Relating to the Mortgage Loans—Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool”.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the 15 largest Mortgage Loans with material redevelopment, renovation, expansion or PIP amounts exceeding 10% of the related Cut-off Date Balance.

●	With respect to the 28-40 West 23rd Street Mortgage Loan (3.1%), the borrower is expected to make certain capital improvements to the Mortgaged Property, including renovating the 12th floor rooftop terrace with a pantry, lounge area, and a seating/viewing area, renovating the skylights and atriums, installing a staircase through the center of the 4th through 6th floors and completing the 7th floor rooftop terrace. At origination of the Mortgage Loan, $23,149,913 was reserved with the lender in connection with such capital expenditures, which amount represents 100% of the estimated cost of the capital expenditures. In addition, the third largest tenant at the Mortgaged Property, RAMP, representing approximately 11.4% of the net rentable square footage, is permitted to undertake certain tenant improvement work under its lease and to be reimbursed for such work by the borrower. At origination, approximately $1,485,000 was reserved for the outstanding amount of the borrower’s contribution under such lease with respect to such tenant improvements.
●	With respect to the Courtyard Fort Myers at I-75 Mortgage Loan (2.7%), the borrower is required to perform a franchisor-mandated PIP at the Mortgaged Property, which is scheduled to include, among other things, renovations to the lobby, guestrooms and recreation facilities and is estimated to cost approximately $3,800,000. Pursuant to the franchise agreement, the PIP is required to be completed by March 28, 2025. The borrower deposited $3,800,000 with the lender at origination to a PIP reserve account.
●	With respect to the Syngenta Woodland Mortgage Loan (2.4%), the sole tenant may use the Syngenta CapEx Reserve to construct improvements at the Mortgaged Property, as described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.
●	With respect to the Griffith MHC Portfolio Mortgage Loan (1.0%), the related borrower has the right to construct up to 36 but no less than 18 new pad sites on an undeveloped portion of the Gobblers Knob Mortgaged Property consisting of approximately 4.467 acres subject to satisfaction of terms and conditions set forth in the related loan agreement, including, among other things, (i) prior to commencement of construction, if required by any applicable federal law, order and/or ordinance related to wetlands protection and related local legal requirements, the borrower has consulted with the applicable governmental authorities, (ii) the borrower has delivered to the lender a detailed budget with respect to the construction at least 60 days prior to the commencement of such construction, and delivers an updated budget to the lender if there is an increase in the cost of such construction after the construction has commenced, (iii) the borrower delivers to the lender construction completion plans and a schedule of the construction work to be performed at least 60 days prior to the commencement of such construction, (iv) the construction does not (and the borrower provides evidence reasonably acceptable to the lender that the construction will not) interfere with or interrupt the use and operation of the Gobblers Knob Mortgaged Property for the permitted use in accordance with the Mortgage Loan documents, including, without limitation (a) the use and occupancy of the Gobblers Knob
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Mortgaged Property, (b) access by any user of the Gobblers Knob Mortgaged Property to, from or within the Gobblers Knob Mortgaged Property in any unreasonable or material respect and (c) utility services to the Gobblers Knob Mortgaged Property, (v) the lender has reasonably determined construction will be completed no later than 12 months prior to the stated maturity date and (vi) if requested by lender, the borrower delivers (a) a REMIC opinion and (b) a rating agency confirmation. The related guarantor delivered a separate completion guaranty for the payment and completion of the potential expansion of the Gobblers Knob Mortgaged Property.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than eleven (11) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Bedrock Mixed-Use Portfolio Mortgage Loan (2.5%), the borrower sponsor, Daniel Gilbert, as well as Rocket Companies Inc. and Rock Holdings Inc., each of which is
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controlled by Daniel Gilbert, are named defendants in a consolidated federal class action lawsuit originally filed in the Eastern District of Michigan in 2021 and amended and refiled in February 2024. The consolidated lawsuit alleges violations by the defendants of securities laws relating to alleged misstatements made during earnings calls, and also alleges insider trading by Daniel Gilbert and Rock Holdings, Inc. in connection with the sale of 20,200,000 shares of Rocket Class A Common Stock in March 2021 for alleged proceeds of approximately $500 million. The plaintiffs are seeking, among other things, the following: (i) the defendants to pay damages sustained by the plaintiffs, (ii) awarding the plaintiffs prejudgment and post-judgment interest, as well as their attorneys’ fees, expert fees, and other costs; and (iii) compensatory damages for all damages sustained as a result of defendants’ wrongdoing in an amount to be proven at trial. We cannot assure you that the litigation will not have a material adverse effect on the borrower sponsor, the non-recourse carveout guarantor or the borrower.

●	With respect to the Cityline NY FL & TN Portfolio Mortgage Loan (2.1%), two of the related borrower sponsors, George Thacker and Lawrence Charles Kaplan, and/or certain of their affiliates, are named defendants to an action filed in 2018 by a former business partner (1) alleging (a) wrongful termination from the management of certain companies, (b) suspension of distributions of any income generated by such companies and (c) that the defendants paid themselves millions of dollars in unjustified and unearned compensation, used company assets for personal profit, diverted business opportunities and improperly diluted the plaintiff’s business interests and (2) seeking damages ranging between approximately $1.2 million and $68.0 million per claim, of which approximately $15.2 million in claims remains outstanding following the dismissal in October 2020 of any claims against Mr. Kaplan and Mr. Thacker in their individual capacities (however, the plaintiff has appealed such dismissal and as of January 2024, the litigation remains open and the parties have entered into mediation).
●	With respect to the 262-282 Cabrini Boulevard Mortgage Loan (1.2%), the borrowers, the borrower sponsor and guarantor, the property manager, the Mortgaged Property and certain affiliates thereof (collectively, the “Cabrini Defendants”) are defendants in an action filed by New York City alleging, among other things, that the Cabrini Defendants failed to maintain certain multifamily properties, including the Mortgaged Property and certain non-collateral properties (the “Cabrini Non-Collateral Properties”), in code compliance, failed to maintain the facades of such properties and committed other administrative code violations pertaining to such properties. In May 2024, the borrowers, the borrower sponsor and guarantor, the property manager and an affiliate (collectively, the “Cabrini Settling Defendants”) and New York City entered into (i) a stipulation of partial settlement (the “Cabrini Stipulation”) with respect to the claims pending against the Cabrini Settling Defendants and the Mortgaged Property (but not with respect to the Cabrini Non-Collateral Properties), which confirms the payment of certain penalties and fines totaling approximately $245,923 and a settlement amount of $1 million for certain claims against the Mortgaged Property in October 2023 and (ii) a stipulation of discontinuance without prejudice that (a) discontinues all claims against the borrowers and all claims related to the Mortgaged Property against the borrower sponsor and guarantor, the property manager and such affiliate and (b) consents to the immediate removal of the notice of pendency recorded against the Mortgaged Property. Pursuant to the Cabrini Stipulation, in the event that the Cabrini Settling Defendants fail to cure any of the violations pertaining to the Mortgaged Property by the dates established under a stipulation and order dated December 27, 2023 (the “Cabrini Stipulation & Order” and together with the Cabrini Stipulation, the “Cabrini Settlement Documents”), between the Cabrini Defendants and New York City, New York City may reinstate the related action and refile the notice of pendency against the Mortgaged Property; provided, however, that the Cabrini Stipulation & Order permits the parties to negotiate extensions on deadlines. The deadlines for compliance established under the Cabrini Stipulation & Order ranged from April 30 through June 30, 2024. The borrower sponsor reported that requests for extensions, as permitted under the Cabrini Settlement Documents, are currently awaiting New York City's approval. The Mortgage Loan documents require the borrowers to cure the related violations by the dates established under the Cabrini Stipulation & Order and, at origination, the borrowers deposited approximately $1,099,650 in a violations reserve for work needed to cure the remaining violations, which
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primarily concern façade restoration and elevator upgrades at the Mortgaged Property. In addition, the Mortgage Loan documents provide full recourse to the borrower and the guarantor for the payment of (i) any fines, charges, settlement amounts, fees or other amounts required to be paid under the Cabrini Settlement Documents and (ii) all costs, expenses, fees and other amounts necessary to cure and remove of record the related violations. New York City and certain of the Cabrini Defendants entered into a separate stipulation of partial settlement that addresses the claims against the Cabrini Non-Collateral Properties and certain of the Cabrini Defendants, including the penalties and fines and the cost to cure any open violations with respect to the Cabrini Non-Collateral Properties. We cannot assure you that the Cabrini Defendants will cure the violations as expected or at all, that the litigation related to either the Mortgaged Property or the Cabrini Non-Collateral Properties will not have a material adverse impact on the borrowers, the Mortgaged Property or the guarantor, or that the guarantor will have the resources to, or will, perform under its guaranty.

●	With respect to the Hunter’s Run Mortgage Loan (1.1%), the related borrower sponsor, The Millennia Companies (“Millennia”), owns and operates more than 280 apartment developments across 26 states. In March 2024, HUD debarred two affiliates of Millennia and one of the related guarantors for 5 years and such parties are not permitted to enter into new business with any government agency during that period of time. The HUD debarment relates to HUD’s allegations that Millennia (i) permitted unauthorized distributions not in accordance with HUD’s standards and (ii) underfunded certain security deposit accounts. According to the borrower sponsor, HUD did not identify any issues related to Millennia’s ability to manage assets. The Mortgaged Property does not have a HAP contract and is not reliant on HUD for its operations. Affiliates of Millennia are also currently subject to a $5.16 billion dollar class action lawsuit ($860 million for damages; $4.3 billion for punitive damages) filed in September 2023, with the plaintiff class purportedly including tenants at all multifamily properties managed by the related property manager, Millennia Housing Management, Ltd. The defendants successfully moved the lawsuit to federal court and filed a motion to dismiss on November 11, 2023. Neither the related borrower nor the related guarantors are subject to such lawsuit. In addition, affiliates of Millennia and one of the related guarantors are currently subject to a class action lawsuit filed in January 2024 by several residents at a multifamily property in North Carolina (1 of 39 properties acquired from Global Ministries Foundation by Millennia in December 2019). The defendants filed an answer and motion to strike in April 2024 and plan to file a motion for summary judgment. Millennia is in the process of renovating the North Carolina property. The related borrower and one of the related guarantors are not subject to such lawsuit.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Forty-three (43) of the Mortgage Loans (collectively, 87.5%) were originated in connection with borrower’s refinancing of a previous mortgage loan.
●	Five (5) of the Mortgage Loans (collectively, 10.6%) were originated in connection with the borrower’s acquisition of related Mortgaged Property.
●	Two (2) Mortgage Loans (collectively, 1.8%) were originated in connection with the borrower’s refinancing and acquisition of the related Mortgaged Property.
●	With respect to the Town & Country Plaza Mortgage Loan (1.7%), the prior loan secured by the Mortgaged Property matured on January 6, 2024, went into maturity default and was transferred to special servicing on January 12, 2024. The borrower refinanced the prior loan with the
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Mortgage Loan on June 7, 2024. Proceeds from the Mortgage Loan were used to repay the prior loan in full.

●	With respect to the 152 Geary Street Mortgage Loan (1.3%), the prior loan secured by the Mortgaged Property matured on September 10, 2022 and went into maturity default. The borrower refinanced the prior loan with the Mortgage Loan on May 9, 2024. Proceeds from the Mortgage Loan were used to repay the prior loan in full.
●	With respect to the 262-282 Cabrini Boulevard Mortgage Loan (1.2%), the borrower sponsor reported that the prior loan secured by the Mortgaged Property defaulted in February 2023 at maturity. After the maturity default, the prior loan was purchased by a new lender and the borrower sponsor negotiated an extension and reduction of default interest on the prior loan and used the proceeds of the Mortgage Loan to refinance such loan.
●	With respect to the Cordova Court Apartments Mortgage Loan (0.5%), the prior loan secured by the Mortgaged Property matured on March 6, 2024 and went into maturity default. The borrower refinanced the prior loan with the Mortgage Loan on May 10, 2024. Proceeds from the Mortgage Loan were used to repay the prior loan in full.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity. For example:

●	With respect to the 1640 Sepulveda, Town & Country Plaza, Country View Apartments, 640 5th Avenue, Philadelphia Multifamily Portfolio, Kenwood Towne Centre, Wateridge, Citrus Center, 152 Geary Street, 322 Graham Avenue, Hunter’s Run, Cordova Court Apartments and 262-282 Cabrini Boulevard Mortgage Loans (collectively, 24.4%), (a) within the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower or principal bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the 1640 Sepulveda Mortgage Loan (4.5%), the Mortgaged Property was recapitalized by its prior owners in 2018 and 2019 in connection with a prior loan secured by the Mortgaged Property. The borrower sponsors purchased the related note in December 2023, had the prior lender assign its interest in the note to an affiliate, and simultaneously executed a deed in lieu of foreclosure to effectuate a transfer between the borrower sponsor to the borrower sponsor’s special purpose entity. In addition, the borrower sponsors are involved with five loans secured by properties unrelated to the Mortgaged Property that are currently in maturity default.
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●	With respect to the 640 5th Avenue Mortgage Loan (3.1%), the related borrower sponsor and certain of its affiliates have sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.
●	With respect to the Country View Apartments Mortgage Loan (2.7%), affiliates of the borrower sponsor were involved in foreclosure proceedings as follows: (i) in January 2022, a property owned by an affiliate of the borrower sponsor that secured a $12,735,000 mortgage loan known as Columbia Associates Portfolio that was included in the COMM 2014-UBS4 securitization went into foreclosure and thereafter the related borrower completed a deed in lieu transaction; and (ii) in September 2023, a property owned by an affiliate of the borrower sponsor that secured a $12,9000,000 mortgage loan known as West Mall Office Park that was included in the WFRBS 2013-C16 securitization went into foreclosure. In addition, in January 2024, a property owned by an affiliate of the borrower sponsor that secured a $12,750,000 mortgage loan known as North Loop West that was included in the CGCMT 2014-GC19 securitization went into maturity default. According to the borrower sponsor, the related borrower is attempting to sell such property. Additionally, in November 2023, a property owned by an affiliate of the borrower sponsor that secured a $25,000,000 mortgage loan known as Stern Multifamily Portfolio that was included in the MSC 2019-L2 securitization was placed into special servicing upon the borrower sponsor’s request for a modification.
●	With respect to the Philadelphia Multifamily Portfolio Mortgage Loan (2.1%), the borrower sponsors defaulted on two loans totaling $6,205,994 with Univest unrelated to the Mortgage Loan and on March 29, 2024, the borrower sponsors executed a forbearance agreement with Univest. Per the terms of the forbearance agreement, Univest agreed to forbear from enforcing the judgments against the borrower sponsors until December 31, 2024 subject to the satisfaction of the terms delineated in the forbearance agreement.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 39 and no. 40 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Five (5) of the Mortgaged Properties (collectively, 7.5%) are leased to a single tenant (excluding any that are part of a portfolio with Mortgaged Properties leased to two or more tenants in the aggregate). See Annex A-1.
●	Four (4) of the Mortgaged Properties (collectively, 2.6%) have a tenant that leases over 50% (by net rentable area) of the Mortgaged Property (other than the single tenant Mortgaged Properties identified above).

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in this prospectus.

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Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Properties identified on Annex A-1 as GNL Industrial Portfolio, 1640 Sepulveda, ASC Business Park, Crescent Center and Kenwood Towne Centre.

The Mortgaged Properties identified in the table below are occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date.

Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
GNL Industrial Portfolio – Follett School - McHenry, IL	0.8%	No	12/31/2029	4/6/2029
GNL Industrial Portfolio - Hannibal - Houston, TX	0.4%	No	9/30/2029	4/6/2029
GNL Industrial Portfolio - Cott Beverage Inc - Sikeston, MO	0.3%	No	1/31/2027	4/6/2029
GNL Industrial Portfolio - CSTK - St. Louis, MO	0.2%	No	3/25/2030	4/6/2029
GNL Industrial Portfolio - AM Castle - Wichita, KS	0.2%	No	10/31/2029	4/6/2029
2 Palmer Terrace	0.9%	No	1/31/2030	6/6/2029

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

Furthermore, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, may have filed for bankruptcy or may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which could have a negative effect on the operations of certain tenants at the Mortgaged Properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores. For example, with respect to the 5 largest tenants at any Mortgaged Property:

●	On February 27, 2024, Macy’s, Inc. (“Macy’s”) announced the closure of approximately 150 locations through 2026. However, Macy’s did not identify the locations that would be closed. In the case of the Kenwood Towne Centre Mortgage Loan (1.9%), the related Mortgaged Property has a Macy’s store as a tenant or shadow anchor. We cannot assure you that Macy’s will remain open for business or that the closing of any Macy’s store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.
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With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see the footnotes to Annex A-1.

With respect to the Syngenta Woodland Mortgage Loan (2.4%), the parent company of the sole tenant, Syngenta, is domiciled in the People’s Republic of China. If at any time, the government (via law, ordinance, regulation, etc.) prohibits the sole tenant from holding, or prohibits the landlord from granting or conveying to the tenant, a leasehold interest in the Mortgaged Property, then the tenant must transition the operational and financial responsibility to a third party by (i) assigning tenant’s right, title and interest in the lease to a successor tenant (note, in connection with such an assignment, the tenant may provide a replacement guarantor that is a qualified transferee or is otherwise reasonably acceptable to landlord, to allow the existing guarantor to be released from the parent guaranty), (ii) contracting with a third party contractor to occupy the Mortgaged Property as the successor tenant (note, if a third party contractor is engaged, the related guarantor will continue to be the guarantor under the parent guaranty) or (iii) the borrower selling the Mortgaged Property to a third party purchaser designated by the tenant for an amount equal to the quotient of (A) the sum of the next 12 payments of the base rent divided by (B) 7.03% (the “Purchase Price”); provided that, for the avoidance of doubt, if the purchase price paid by the third party purchaser is less than the Purchase Price, then the tenant must pay to the landlord at the closing of the sale an amount equal to the difference. Pursuant to the terms of the related loan agreement, all of the Purchase Price (or such portion of Purchase Price that is needed to repay the debt in full) must be paid over to the lender by the borrower upon receipt. Failure by the tenant to transfer the premises in response to a government prohibition will be an event of default under the lease. The Mortgage Loan documents provide that if the borrower is obligated to sell the Mortgaged Property pursuant to the above terms of the lease, simultaneously with such sale the borrower is required to prepay the Mortgage Loan in full, together with interest due for the interest accrual period in which the Mortgage Loan is prepaid and (if such prepayment is prior to the open prepayment date) a prepayment fee equal to the greater of a yield maintenance premium and 1% of the unpaid principal balance as of the date of prepayment.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 and the accompanying footnotes for additional information, as well as the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Properties identified on Annex A-1 as GNL Industrial Portfolio, 1640 Sepulveda, 640 5th Avenue and Crescent Center.

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Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights or are otherwise unilaterally terminable by the tenant.

Mortgaged Property	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
ASC Business Park(1)	2.1%	MACPAC	18.2%	38.6%
Wateridge(2)	1.9%	County of Los Angeles	16.0%	22.0%

(1)	Mid-Atlantic Consolidated Patient Accounts Center (“MACPAC”), the third largest tenant at the Mortgaged Property (representing 18.2% of the NRA), has the option to reduce the amount of space it leases at the Mortgaged Property by providing 30 days’ notice to the borrower. Should MACPAC, or a replacement tenant leasing MACPAC’s premises at the Mortgaged Property, elect to downsize the amount of space it leases and the debt service coverage ratio is less than 1.35x, the Mortgage Loan is structured with a springing reserve for TI/LC obligations that requires the borrower to make annual deposits until such time that the debt service coverage ratio is greater than 1.40x.
(2)	The County of Los Angeles has a one-time right to terminate its lease in the 84th month of its term (December 31, 2029) with at least 9 months’ written notice.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property, as set forth below:

●	With respect to the GNL Industrial Portfolio Mortgage Loan (9.8%), the sole tenant at the Follett School - McHenry, IL Mortgaged Property, Follett School Solutions, is entitled to $553,119 in free rent in connection to their recent lease extension. At origination, the borrower reserved $553,119 in a free rent reserve.
●	With respect to the GNL Industrial Portfolio Mortgage Loan (9.8%), the sole tenant at the CF Sauer - 2447 Eunice Avenue Mortgaged Property, Sauer Brands, subleases the entire space at the 2447 Eunice Avenue Mortgaged Property to Food Transport of FL, Inc. Underwriting for the Mortgage Loan was based on the lease between Sauer Brands and the related borrower.
●	With respect to the 1640 Sepulveda Mortgage Loan (4.5%), the largest tenant, Therabody, Inc. (representing 9.8% of the NRA), signed a lease in July 2023 and is currently occupying its space under a six-month beneficial occupancy period during which it is not paying rent and the lease has not commenced. The lease is expected to commence in September 2024, at which time Therabody, Inc. will be required to begin paying rent. In addition, the fourth largest tenant, More Better Industries (representing 5.3% of the NRA), is anticipated to commence its initial lease upon completion of its build out at the Mortgaged Property in July 2024. At origination, the borrower reserved approximately $984,104 into a free rent reserve.
●	With respect to the 640 5th Avenue Mortgage Loan (3.1%), the second largest tenant at the Mortgaged Property, Fidelity Real Estate Company, has subleased 19,841 square feet to Advisor Group in Suite 401, which commenced on October 1, 2020, is scheduled to expire on October 31, 2026, and provides for approximately $907,726 in annual rent to Fidelity Real Estate Company.
●	With respect to the 640 5th Avenue Mortgage Loan (3.1%), the third largest tenant at the Mortgaged Property, The Klein Group, LLC, is entitled to approximately $1,648,112 in free rent in connection to their recent lease extension. At origination, the borrower reserved $1,648,112 in a free rent reserve.
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●	With respect to the 28-40 West 23rd Street Mortgage Loan (3.1%), the third largest tenant at the Mortgaged Property, RAMP, representing approximately 11.4% of the net rentable square footage, is in a rent abatement period and is not required to begin paying rent until November 2024.
●	With respect to the Crescent Center Mortgage Loan (2.3%), the second largest tenant, Simmons Bank, representing approximately 12.4% of the net rentable square footage, has free rent with respect to Suite 909 through September 30, 2026.

For more information see Annex A-3 and the accompanying footnotes, in particular those related to the Mortgaged Properties identified on Annex A-1 as 1640 Sepulveda and 28-40 West 23rd Street.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For more information see Annex A-3 and the accompanying footnotes for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	The GNL Industrial Portfolio—FCA USA - Detroit, MI, Citrus Center, Syngenta Woodland, Courtyard Fort Myers at I-75 and SpringHill Suites Fort Myers Airport Mortgaged Properties (collectively, 10.9%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender, the owner of the related fee interest or another third party. See “Yield and Maturity Considerations” in this prospectus. See representations and warranties no. 6 and no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-1, we note the following:

●	With respect to the GNL Industrial Portfolio Mortgage Loan (9.8%), the sole tenant at the FCA USA - Detroit, MI Mortgaged Property, Fiat Chrysler, has a right of first offer to purchase the related Mortgaged Property if the borrower decides to sell the related Mortgaged Property during the lease term, provided that there is no event of default by the tenant under its lease. Fiat Chrysler has 15 days to accept the offer after the borrower provides notice of its intention to sell, including the terms of the sale. If Fiat Chrysler rejects the offer and the sale price decreases or the terms of the sale materially change, the borrower is required to provide Fiat Chrysler with the new offer and Fiat Chrysler will have three days to accept or reject the new offer. Fiat Chrysler has entered into a subordination, non-disturbance and attornment agreement to subordinate its right of first offer to the lender’s rights under the mortgage. The related right generally would not apply to a foreclosure sale or transfer by deed-in-lieu of foreclosure of the Mortgaged Property.
●	With respect to the Courtyard Fort Myers at I-75 Mortgage Loan (2.7%), the Mortgaged Property is subject to a franchise agreement between Marriott International, Inc., as franchisor, and the borrower, as franchisee. Pursuant to the terms of the franchise agreement, in the event that there is a proposed transfer of (i) the Mortgaged Property or (ii) an ownership interest in the borrower or a controlling affiliate of the borrower, in each case, to a competitor of the franchisor, the franchisor will have, among other things, a right of first refusal to purchase or lease the
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Mortgaged Property at the same purchase price or lease price, as applicable, and upon the same terms as those contained in the offer from such competitor. Pursuant to the comfort letter executed in connection with the origination of the Mortgage Loan, the right of first refusal is subordinate to the exercise of the rights of a bona fide lender under the mortgage who is not a competitor or an affiliate of a competitor of the franchisor. In addition, pursuant to a certain construction, operating and reciprocal easement agreement, the developer of the Mortgaged Property has a repurchase right with respect to the Mortgaged Property until December 31, 2026, which right is triggered if (i) the borrower intends to change the use from an approved hotel use or (ii) the Mortgaged Property is not operated as an approved hotel for a period of six months or more, subject to extensions in the case of a casualty. The borrower is required to provide written notice to the developer if a trigger event occurs, and the developer is required to provide written notice to the borrower of its election to exercise its repurchase option within 45 days of receipt of the borrower’s notice. The loan agreement includes a covenant that the borrower will not permit any event that triggers the exercise of such repurchase option.

●	With respect to the Syngenta Woodland Mortgage Loan (2.4%), the sole tenant, Syngenta, has a both a right of first offer and a right of first refusal to purchase the Mortgaged Property. The tenant’s lease provides that such rights will not apply to a foreclosure, deed-in-lieu or similar action by the landlord’s mortgagee or an initial sale of the Mortgaged Property by the mortgagee or its designee after any such foreclosure, deed-in-lieu or similar action. However, such rights would apply to further transfers thereafter.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Bedrock Mixed-Use Portfolio Mortgage Loan (2.5%), which is secured by both commercial and multifamily properties, approximately 22.2% of commercial rent is from affiliates of the borrower. In particular, Bedrock Management Services, LLC, an affiliate of the borrower, which is also the property manager of the Mortgaged Properties, represents 65.1% of the net rentable area and 90.8% of the underwritten base rent at the 620 and 630 Woodward Avenue Mortgaged Property, and 3.0% of the net rentable area and 13.3% of underwritten base rent at the Mortgaged Properties overall and Detroit Venture Partners, an affiliate of the borrower represents 34.1% of the net rentable area and 39.7% of the underwritten base rent at the Madison Building Mortgaged Property, and 2.4% of the net rentable area and 5.7% of the underwritten base rent for the Mortgaged Properties overall.
●	With respect to the 48 E 57th Street Mortgage Loan (1.9%), the sole tenant, Jacob & Co., is an affiliate of the borrower sponsor. The lease expires on April 30, 2034, and the borrower sponsor has guaranteed the tenant’s payment obligations under the lease.
●	With respect to the Griffin Capital Plaza Mortgage Loan (1.0%), the sole tenant at the related Mortgaged Property, Griffin Capital Company, is an affiliate of the borrower sponsor and leases the entire Mortgaged Property pursuant to two master leases that both expire on April 30, 2039. Griffin Capital Plaza subleases approximately 13,620 square feet of its space to an affiliate, Peakstone Realty Trust, pursuant to a sublease that expires on June 30, 2026.
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See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the BPW Houston Multifamily Portfolio Mortgage Loan (3.9%), the borrower sponsor owns multiple competing multifamily properties in the same metropolitan area as the Mortgaged Properties.
●	With respect to the 640 5th Avenue Mortgage Loan (3.1%), an affiliate of the borrower has an ownership interest in other retail properties in the same metropolitan area as the Mortgaged Property, which may be competitive with the Mortgaged Property securing the related Mortgage Loan.
●	With respect to the Bedrock Mixed-Use Portfolio Mortgage Loan (2.5%), an affiliate of the borrower has an ownership interest in other office, retail, multifamily and mixed-use properties, in the same metropolitan area as the Mortgaged Property, which may be competitive with the Mortgaged Properties securing the related Mortgage Loan.

Additionally, borrower sponsors may own or operate other properties that are directly or indirectly competitive with the Mortgaged Properties. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Ten (10) of the Mortgaged Properties (collectively, 17.7%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 16% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to twenty-six (26) Mortgage Loans (collectively, 58.1%) the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain

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insurance under blanket policies. See representations and warranties no. 17 and no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such third party insurance or self-insurance conditions:

●	With respect to GNL Industrial Portfolio, Griffin Capital Plaza and Silver Oaks Business Park Mortgage Loans (collectively, 11.6%), the related borrower(s) may rely on the single tenant’s, owner’s association, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s, significant tenant’s, owner’s association or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant or owner’s association fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions, if any, to representations and warranties no. 17 and no. 30 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).
●	With respect to the All Purpose Storage Burlington Mortgage Loan (0.4%), the roofs at the Mortgaged Property are not insured for full replacement value in the case of a casualty caused by wind or hail. The related guarantor is guaranteeing the difference between the replacement value of the roofs and the actual cash value at the time of a loss.

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Mortgage Pool Characteristics—Environmental Considerations” and “—Real Estate and Other Tax Considerations”.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal

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non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. Certain of the Mortgaged Properties are subject to such restrictions or have other zoning issues. For example:

●	With respect to the Champion MSU Student Housing Portfolio (5.5%), the 129 Burcham Drive Mortgaged Property (0.2%) is legal nonconforming as to use. Following a casualty greater than its state equalized value as determined by the city assessor, any future use must be in conformity with the regulations. If the casualty is to an extent less than its assessed value, it may be rebuilt and the use continued but to no greater extent than the previously existing structure. In the event the 129 Burcham Drive Property could not be rebuilt for multifamily use following an applicable casualty, there would not be sufficient insurance proceeds to pay off the allocated loan amount.
●	With respect to the Philadelphia Multifamily Portfolio Mortgage Loan (2.1%), the 2105 Germantown Avenue Mortgaged Property is partially non-conforming as to use. The 2105 Germantown Avenue Mortgaged Property was approved as a 29-unit apartment building with three artist studios on the ground floor. However, the three artist studios are currently being occupied as multifamily units. Pursuant to the Mortgage Loan documents, upon the expiration of the applicable lease of an artist studio or upon the earlier termination of such lease, the borrower is required to lease the artist studios only for their intended purposes in accordance with all legal requirements. The Mortgage Loan documents provide for full recourse against the guarantor for a breach of zoning compliance requirements.
●	With respect to the Toobian NY Portfolio Mortgage Loan (1.3%), the 1437 Old Northern Boulevard Mortgaged Property was constructed prior to the adoption of the current zoning code and is considered a pre-existing legal non-conforming use. If a building or structure containing such legal non-conforming use is substantially destroyed or abandoned for a term of six months, such building or structure may be restored and such legal non-conforming use may be reinstated, only if a special permit is obtained within 24 months of the extinguishment of the legal non-conforming use. Law and ordinance insurance has been obtained for the Mortgaged Property.
●	With respect to the Grande Woods South MHC Mortgage Loan (1.3%), the use of the Mortgaged Property as a mobile home park is a pre-existing legally non-conforming use, as mobile home parks are not permitted uses under current zoning laws. In the event of a casualty exceeding 50% or more of the entire mobile home park, the Mortgaged Property may only be restored in accordance with current zoning laws. Additionally, if the use as a mobile home park is discontinued for a period of three months, any future use may only be restored in accordance with current zoning laws. The Mortgage Loan includes a non-recourse carveout for any losses sustained as a result of a casualty or condemnation resulting from the borrower’s inability to restore the Mortgaged Property in accordance with applicable legal requirements. Law and ordinance insurance has been obtained for the Mortgaged Property.
●	With respect to the Griffith MHC Portfolio Mortgage Loan (1.0%), the Hidden Valley Mortgaged Property is legal non-conforming as to use as a mobile home and recreational vehicle park because such use is only permitted under the current zoning code with issuance of a conditional use permit and no conditional use permit has been obtained. Existing non-conforming uses (mobile homes or manufactured homes or mobile home parks) once removed may only be replaced if the mobile homes, manufactured homes or mobile home parks are destroyed as a result of a fire or an act of God and (i) the replacement home or homes possess a valid title, stating they were manufactured within a ten-year period prior to the current calendar year and (ii) the replacement home or homes have a valid certificate of occupancy within one year subsequent to the date of destruction of the original home. In addition, the Westwood Manor Mortgaged Property is legal non-conforming as to use as a mobile home park because such use is no longer
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permitted under the current zoning code. If a nonconforming structure is damaged by natural disaster, fire or casualty to an extent of more than 50% of its current taxable value, it may not be reconstructed except in conformity with the provisions of the current zoning code.

●	With respect to the MIC St. Louis & Memphis Mortgage Loan (0.7%), the Memphis Poplar Mortgaged Property is legal non-conforming as to use due to the fact that following the construction of the related Mortgaged Property, the zoning code was changed to require that commercial parking uses receive special use approval. If a structure containing a legal non-conforming use is damaged or destroyed, by any means, such structure may only be restored to its prior legal non-conforming use if (i) such damage or destruction does not exceed 75% of the fair market value of the structure immediately prior to such casualty event and (ii) repair or reconstruction is commenced and completed within 12 months of the date of the casualty event. The related Mortgage Loan includes a non-recourse carveout for any losses sustained as a result of the inability of the related borrower to (i) use any related Mortgaged Property pursuant to its current use or (ii) complete a restoration of the related Mortgaged Property in accordance with all applicable legal requirements after a casualty or condemnation.
●	With respect to the Anchor MHC and Tropical Circle MHC Portfolio Mortgage Loan (0.6%), the Anchor MHC Mortgaged Property is considered a legal non-conforming use due to additional uses other than the mobile home park use, including a self-storage facility and single-family dwellings. If a use is destroyed beyond fifty percent of the fair market value immediately prior to the damage, the use may be rebuilt or reconstructed provided that it meets all applicable requirements of the zoning ordinance. If a use is damaged less than fifty percent of the fair market value immediately prior to the damage, the use may be rebuilt or reconstructed provided that the use is no greater in size or land use intensity. Law and ordinance insurance has been obtained for the Mortgaged Property but has not been obtained with respect to three of the single-family residences.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 7 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

●	With respect to the 28-40 West 23rd Street Mortgage Loan (3.1%), the Mortgaged Property is designated as a historic landmark by the City of New York subject to certain building and renovation restrictions. Alterations and conversions of the Mortgaged Property from its current use may be limited as a result of the landmark status, and we cannot assure you that such restrictions will not impact revenue from the Mortgaged Property.
●	With respect to the Bedrock Mixed-Use Portfolio Mortgage Loan (2.5%), each of the following Mortgaged Properties is located in a historic district or has historic landmark status, and requires approval of the Detroit Historic District Commission or other regulatory body for exterior changes to the building or site improvements; The Madison Building, 620 and 630 Woodward Avenue, The Globe Building, Lofts of Merchants Row, 28 Grand Apartments, The Ferguson Apartments, Fourteen56 Apartments and 1500 Woodward Avenue.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”, above. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or

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increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the 640 5th Avenue Mortgage Loan (3.1%), the non-recourse carveout guarantor’s recourse obligations with respect to bankruptcy or insolvency related events is capped at 25% of the outstanding principal balance of the 640 5th Avenue Whole Loan, plus lender’s enforcement costs under the guaranty (including, reasonable attorneys’ fees).
●	With respect to the 28-40 West 23rd Street Mortgage Loan (3.1%), the related Mortgage Loan documents do not provide for a separate carveout guarantor or environmental indemnitor that is distinct from the borrower.
●	With respect to the Wateridge Mortgage Loan (1.9%), there is no separate non-recourse carveout guarantor, and the related single purpose entity borrower is the only indemnitor under the related environmental indemnity agreement.
●	With respect to the Stor-More-Laredo Self Storage Mortgage Loan (1.3%), the related guarantor, Palatine Real Estate Fund III, LP (the “Stor-More Guarantor”), is an investment fund that is scheduled to terminate in June 2028 (the “Expiration Date”). However, extension options exist that could potentially push termination to 2030. Under the related Mortgage Loan documents, the Stor-More Guarantor must maintain a net worth of at least $10,350,000 and possess liquid assets of $1,035,000 (the “Guarantor Financial Tests”). Pursuant to the related Mortgage Loan documents, the related borrower is required to replace the Stor-More Guarantor with a replacement guarantor that meets the Guarantor Financial Tests (unless the fund is extended beyond the term of the related Mortgage Loan). Moreover, pursuant to the related Mortgage Loan documents, the related borrower will be in immediate default, if on the Expiration Date, it fails to satisfy the replacement guarantor conditions outlined in the related Mortgage Loan documents.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the GNL Industrial Portfolio Mortgage Loan (9.8%), the CSTK - St. Louis, MO Mortgaged Property is subject to tax increment financing (“TIF”) in which the City of St. Louis issued bonds and reimbursed the prior owner for costs expended to develop the related Mortgaged Property before the related borrower acquired it in 2020. The city services those bond payments through tax increment and payment in lieu of taxes (“PILOT”) payments collected from the borrower. The TIF structure does not create any additional or ongoing obligations on the part of the related borrower or the related Mortgaged Property (other than the PILOT payments). The related borrower is required to make PILOT payments when they become due, and the PILOT program terminates on January 30, 2037.
●	With respect to the 620 W 153rd Street Mortgage Loan (4.6%), the Mortgaged Property is subject to a 35-year 421-a tax abatement under the HPD 421-a tax abatement program that commenced in 2023. In connection with the 421-a tax abatement, the borrower is required to reserve at least 30% of the units (which is equal to 72 units) at the Mortgaged Property for tenants earning no more than 130% of the AMI, subject to certain rental restrictions. The 421-a tax abatement provides (i) a 100% tax exemption for the first 25 years through 2048 and (ii) a 30.25% tax exemption for years 26 through 35 with full taxes commencing at the end of the 35th applicable tax year. The full unabated estimated taxes for the 2024/2025 tax year are $2,646,025 compared to the underwritten abated taxes of $81,474.
●	With respect to the 640 5th Avenue Mortgage Loan (3.1%), the Mortgaged Property is subject to an Industrial and Commercial Tax Abatement (the “ICAP Tax Abatement”) that commenced on July 1, 2019 and is scheduled to end on July 1, 2029, which is set to be phased out beginning in July 2024. The ICAP Tax Abatement originally provided a 100% tax abatement of the 640 5th Avenue Property’s assessment value, which abatement amount will be reduced to 80.0% of such assessment value in July 2024, 60.0% in July 2025, 40.0% in July 2026, 20.0% in July 2027 and 20.0% in July 2028 until termination. The total benefit from the ICAP Tax Abatement for the 2024/2025 tax year is $2,459,639.
●	With respect to the Country View Apartments Mortgage Loan (2.7%), the Mortgaged Property is subject to a 10-year PILOT program, which commenced on July 30, 2018 and terminates during the Mortgage Loan term on July 30, 2028. In order to implement the PILOT program, the borrowers were required to deed fee ownership of the Mortgaged Property to the Health, Educational and Housing Facility Board of the City of Memphis (the “HEHFB”) and the HEHFB leased the Mortgaged Property back to the borrowers pursuant to a PILOT lease and PILOT agreement. In connection with the origination of the Mortgage Loan, the borrowers and the HEHFB entered into a fee and leasehold deed of trust. At the end of the PILOT term (or earlier) termination of the PILOT agreement, the HEHFB is required to deed the fee interest in the Mortgaged Property back to the borrowers via a quitclaim deed. During the PILOT program term, assessed value of the Mortgaged Property is “frozen” at $1,028,480 and PILOT payments are payable in lieu of real estate taxes in an amount equal to the current millage rates of Shelby County and the City of Memphis multiplied by one-half of that frozen assessed value. The 2023 City of Memphis millage rate was $2.7016 and the 2023 Shelby County millage rate was $3.39. In addition to the requirement to fund such PILOT payments, the PILOT documents require the following: (i) at least 40% of the units be rented to and occupied by persons/households earning 60% or less of the area median income for Shelby County, (ii) an occupancy threshold of at least 75% be maintained at all times at the Mortgaged Property, and (iii) certain tenant benefits such as
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energy efficiency upgrades and social services be implemented and maintained. In the event of a foreclosure or deed-in-lieu of foreclosure, the PILOT program may be assumed by the lender without consent; however, the subsequent transfer of the PILOT program requires HEHFB approval, which is not to be unreasonably withheld, conditioned or delayed. The Mortgage Loan is recourse for any losses arising from a breach of the PILOT documents and full recourse if the PILOT documents are amended, modified or terminated without the lender’s prior written consent. An estoppel letter was delivered by the HEHFB confirming there are no existing defaults under the PILOT documents. There can be no assurance that the borrowers will be able to comply with the requirements set forth above. The lender underwrote taxes based on a 10-year average of the PILOT payments.

●	With respect to the Bedrock Mixed-Use Portfolio Mortgage Loan (2.5%), the 28 Grand Apartments Mortgaged Property (0.3%) benefits from a Neighborhood Enterprise Zone tax abatement. The lender underwrote 2024 abated taxes of $167,593. According to the appraisal, 2024 unabated taxes would be $576,446. The appraisal estimated the net present value of the tax abatement to be $3,321,225. The tax abatement expires in 2032 and decreases pursuant to a specified formula during the last three years of the abatement.
●	With respect to the Philadelphia Multifamily Portfolio Mortgage Loan (2.1%), the 2101-2111 North Fairhill Street Mortgaged Property (0.5%) is subject to tax abatements starting in January and February 2023 and ending in December 2032 and January 2033 under the City of Philadelphia 10 Year Tax Abatement. The 2215 North 7th Street Mortgaged Property is also subject to the City of Philadelphia 10 Year Tax Abatement commencing in January 2024 and ending in December 2033. In addition, although the 2105 Germantown Avenue Mortgaged Property has been approved for the City of Philadelphia 10 Year Tax Abatement, it has not commenced as the City of Philadelphia has not yet finished its review of the documents the borrower sponsor provided. The application for the 719, 723-727 North 35th Street Mortgaged Property City of Philadelphia 10 Year Tax Abatement is pending approval. With regards to the 719, 723-727 North 35th Street Mortgaged Property and the 2105 Germantown Avenue Mortgaged Property, a tax abatement reserve was established at origination in the amount of $108,618 representing the difference between the abated and unabated taxes. Real estate taxes were underwritten based on the 10-year average of the abated taxes presented in the appraisals.
●	With respect to the 637 E 223rd Street Mortgage Loan (1.8%), the Mortgaged Property is subject to a 35-year 421-a tax abatement under the HPD 421-a tax abatement program that commenced in 2024. In connection with the 421-a tax abatement, the borrower is required to reserve at least 30% of the units at the Mortgaged Property for tenants earning no more than 130% of the AMI, subject to certain rental restrictions. The 421-a tax abatement provides a 100% tax exemption for the first 25 years, phasing out over the following 10 years.
●	With respect to the 2460 White Plains Road & 708 Mace Avenue Mortgage Loan (1.5%), the borrower has applied for a 35-year 421-a tax abatement under the HPD 421-a tax abatement program for the 2460 White Plains Road portion of the Mortgaged Property. In connection with the expected 421-a tax abatement, the borrower will be required to reserve at least 30% of the units (which is equal to 10 units) at the 2460 White Plains Road portion of the Mortgaged Property for tenants earning no more than 130% of the AMI, subject to certain rental restrictions. The borrower has opted to reserve 96.88% of the units (which is equal to 31 units) at the 2460 White Plains Road portion of the Mortgaged Property for tenants earning no more than 130% of the AMI. The 421-a tax abatement is expected to provide (i) a 100% tax exemption for the first 25 years and (ii) a 96.88% tax exemption for years 26 through 35 with full taxes commencing at the end of the 35th applicable tax year. The 421-a tax abatement is pending and the abatement period has not yet started. The full unabated estimated taxes for the 2024/2025 tax year are $178,525 compared to the underwritten taxes of $6,696, which is the sum of the underwritten abated taxes for the 2460 White Plains Road portion of the Mortgaged Property and the underwritten unabated taxes for the 708 Mace Avenue portion of the Mortgaged Property.
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●	With respect to the Centurion Union Phase III Mortgage Loan (1.2%), the Mortgaged Property benefits from a 30-year PILOT program with the Township of Union. The annual payment due under the PILOT program, which commenced on January 31, 2024, is based on the annual gross revenue of the Mortgaged Property, such that: (i) the payment for the first 15 years equals 10% of the annual gross revenue; (ii) the payment for years 16 through 21 equals the greater of 11% of the annual gross revenue or 20% of the taxes that would otherwise be due on the value of the land and improvements; (iii) the payment for years 22 through 27 equals the greater of 11% of the annual gross revenue or 40% of the taxes that would otherwise be due on the value of the market rate units; (iv) the payment for years 28 through 29 equals the greater of 11% of the annual gross revenue or 60% of the taxes that would otherwise be due on the value of the land and improvements; and (v) the payment for year 30 equals the greater of 11% of the annual gross revenue of the market rate units or 80% of the taxes that would otherwise be due on the value of the land and improvements. In addition, such annual payment will include an annual fee equal to 2% of such payment. The full unabated taxes for the 2024-2025 tax year are projected by the appraiser to be $184,923 compared to the underwritten abated taxes of $103,816.
●	With respect to the Hunter’s Run Mortgage Loan (1.1%), the Mortgaged Property operates under the Low Income Housing Tax Credit (“LIHTC”) financing program and is subject to restrictive covenants through December 31, 2031 which require all of the units to be affordable to persons with income at or below 60% of area median gross income (adjusted for family size). The borrower has represented to the lender that (i) any LIHTCs granted in connection with the low-income housing documents have already been claimed by a party other than the borrower (or any affiliate), (ii) any liability for recapture of the LIHTCs would be borne by the ultimate taxpayer that claimed the LIHTCs (as opposed to borrower or any affiliate) and (iii) the recapture period for the LIHTCs has expired. The low-income housing restrictive declarations terminate upon a foreclosure, however, for a 3-year period thereafter, no low-income tenant may be evicted (other than for good cause), nor may the gross rents be increased beyond that permitted under the applicable U.S. Department of Housing and Urban development regulations.
●	With respect to the Extra Space Storage Chicago Heights Mortgage Loan (0.7%), the related Mortgaged Property is subject to the Cook County Class 8 tax incentive program (the “Class 8 Program”). The Class 8 Program allows for qualifying real estate to be assessed at a reduced level for a twelve-year period. For the first 10 years the assessment level is 10%, increasing to 15% in year 11 and increasing to 20% in year 12 returning to the standard 25% thereafter. The Class 8 Program was recently renewed in 2023 and is again renewable in year 10. Real estate taxes for the related Mortgaged Property were underwritten based on the real estate taxes included in the related appraisal which are for the 2024-2025 tax year and give effect to the tax incentive.

In addition, certain Mortgaged Properties may benefit from Section 421-a tax abatements as described in “Property Types—Multifamily Properties”. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

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Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

●	Forty-seven (47) Mortgage Loans (collectively, 91.6%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.
●	One (1) Mortgage Loan (4.5%) provides for an initial interest-only period of 24 months following the related origination date and thereafter requires monthly payments of principal and interest based on an amortization schedule significantly longer than the remaining term to stated maturity.
●	Two (2) Mortgage Loans (collectively, 3.9%) require monthly payments of principal and interest for the entire term to stated maturity.
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest-Only	47	$733,667,518	91.6%
Interest-Only, Amortizing Balloon	1	36,300,000	4.5
Amortizing Balloon	2	30,877,327	3.9
Total	50	$800,844,845	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	11	$118,657,327	14.8%
6	39	682,187,518	85.2
Total	50	$800,844,845	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	46	$758,544,845	94.7%
3	1	6,000,000	0.7
5	3	36,300,000	4.5
Total	50	$800,844,845	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

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All of the Mortgage Loans are secured by first liens on, or security interests in fee, leasehold or subleasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

None of the Mortgage Loans accrue interest assuming a 30-day month, assuming a 360-day year.

Single Purpose Entity Covenants

With respect to the BPW Houston Multifamily Portfolio Mortgage Loan (3.9%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $6,200,000, representing 20% of the original loan balance. Additionally, the borrower sponsor provided a payment guaranty for the full indebtedness under the Mortgage Loan until receipt by the lender of satisfactory evidence that copies of all certificates of occupancy, or the equivalent thereof, are on file or on site for all buildings at the Bayou Willows Mortgaged Property. There can be no assurance that the borrower sponsor will satisfy such obligation in the event it is called upon to do so.

With respect to the Courtyard Fort Myers at I-75 Mortgage Loan (2.7%), there is no independent director, manager or trustee in place with respect to the borrower.

With respect to the Country View Apartments Mortgage Loan (2.7%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $5,375,000, representing 25% of the original Mortgage Loan balance. There can be no assurance that the borrower sponsor will satisfy such obligation in the event it is called upon to do so.

With respect to the 2460 White Plains Road & 708 Mace Avenue Mortgage Loan (1.5%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $4,217,500, representing 35% of the original loan balance. Additionally, the borrower sponsor provided a payment guaranty for the full indebtedness under the Mortgage Loan until receipt by the lender of satisfactory evidence that the Mortgaged Property benefits from a tax abatement pursuant to Section 421-a of the New York State Real Property Tax Law, including, without limitation, a final certificate of eligibility and a tax bill for the Mortgaged Property reflecting such tax abatement. There can be no assurance that the borrower sponsor will satisfy such obligation in the event it is called upon to do so.

With respect to The Pointe & Oak Shadows Mortgage Loan (1.5%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $14,055,000, representing 30% of the original loan balance. Additionally, the borrower sponsor provided a payment guaranty for the full indebtedness under the Mortgage Loan until receipt by the lender of satisfactory evidence that copies of all certificates of occupancy, or the equivalent thereof, are on file or on site for all buildings at the Oak Shadows Mortgaged Property. There can be no assurance that the borrower sponsor will satisfy such obligations in the event it is called upon to do so.

With respect to the Toobian NY Portfolio Mortgage Loan (1.3%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $2,650,000, representing 25% of the original loan balance. There can be no assurance that the borrower sponsor will satisfy such obligation in the event it is called upon to do so.

With respect to the Centurion Union Phase III Mortgage Loan (1.2%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $2,425,000, representing 25% of the original loan balance, which obligation will terminate on the date which certain conditions are satisfied, including, but not limited to, the lender determining that the debt yield has been equal to or greater than 8.75% for two consecutive calendar quarters, provided, however, that such date may not occur prior to May 5, 2026. There can be no assurance that the borrower sponsor will satisfy such obligation in the event it is called upon to do so.

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With respect to the Silver Oaks Business Park Mortgage Loan (0.8%), the borrower sponsor provided a payment guaranty for a portion of the indebtedness in the amount of $3,250,000, representing 50% of the original loan balance. There can be no assurance that the borrower sponsor will satisfy such obligation in the event it is called upon to do so.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”, “—Additional Indebtedness” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately three to seven months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Thirty-five (35) Mortgage Loans (collectively, 64.6%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government
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Securities”) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	Thirteen (13) Mortgage Loans (collectively, 23.2%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower for a specified period of time to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge and thereafter such Mortgage Loan is freely prepayable.
●	Two (2) Mortgage Loans (collectively, 12.2%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, permit the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge for a specified period of time, and then, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	1	0.4%
4	15	22.8
5	7	11.4
6	10	16.2
7	17	49.2
Total	50	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the

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mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 31 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Defeasance

The terms of thirty-seven (37) Mortgage Loans (the “Defeasance Loans”) (collectively, 76.8%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of

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1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, or at the commencement of the open prepayment period, as applicable, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 33 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the GNL Industrial Portfolio Mortgage Loan (9.8%), on any payment date following (a) April 5, 2025 (with payment of a yield maintenance premium) or (b) the earlier of two years following the last note to be securitized or April 5, 2027 (with a partial defeasance), the borrowers may obtain the release of any of the GNL Industrial Portfolio Mortgaged Properties with 15 days’ notice if the following conditions (among others) are met: (i) no event of default under the Whole Loan documents has occurred and is continuing; (ii) the borrowers pay all costs and provide customary documentation as described in the GNL Industrial Portfolio Whole Loan documents; (iii) as of the date of consummation of the partial release, (a) the debt service coverage ratio with respect to the remaining GNL Industrial Portfolio Mortgaged Properties (as determined in accordance with the terms of the GNL Industrial Portfolio Whole Loan agreement) will be no less than 2.12x (i.e., the debt service coverage ratio as of the origination date) or (b) if the released GNL Industrial Portfolio Mortgaged Property is an individual property, that as of the proposed partial release date for such property, and as reasonably determined by the lender, (i) is vacant and/or (ii) at which the tenant is not paying rent in violation of the applicable lease (such property, a “Distressed Property”), then such debt service coverage ratio with respect to the remaining individual GNL Industrial Portfolio Mortgaged Properties will be no less than 1.80x; (iv) as of the date of consummation of the partial release, (a) the debt yield with respect to the remaining individual GNL Industrial Portfolio Mortgaged Properties (as determined in accordance with the terms of the GNL Industrial Portfolio Whole Loan agreement) will be no less than 12.63% (i.e., the debt yield as of the origination date) or (b) if the released property is a Distressed
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Property, then such debt yield with respect to the remaining individual GNL Industrial Portfolio Mortgaged Properties will be no less than 10.75%; (v) payment of the release amount equal to (a) 130% of the allocated loan amount for such individual GNL Industrial Portfolio Mortgaged Property if such individual property is a Distressed Property and (b) 115% of the allocated loan amount for such individual GNL Industrial Portfolio Mortgaged Property for all other individual properties (including any applicable yield maintenance premium); and (vi) satisfaction of customary REMIC requirements. If the related borrower effectuates a partial release of the 9 Old Mill Road Mortgaged Property while the 728 North Main Street Mortgaged Property remains subject to the lien of the security instrument, then as a condition to the partial release of the 9 Old Mill Road Mortgaged Property, such borrower is required to enter into and record a reciprocal easement agreement that grants ingress and egress rights and easements for parking and access that provide the 728 North Main Street Mortgaged Property with ingress, egress, parking and access comparable to that existing as of the origination date.

●	With respect to the Bedrock Mixed-Use Portfolio Mortgage Loan (2.5%), following the expiration of the defeasance lockout period, the borrower may obtain the release of any of the related Mortgaged Properties in connection with a bona fide arm’s length third-party sale of such Mortgaged Property, provided that the borrower defeases a portion of the Mortgage Loan equal to 120% of the allocated loan amount of the Mortgaged Property being released, and the following conditions, among others are satisfied; (i) the debt service coverage ratio following the sale and defeasance is no less than the greater of the debt service coverage ratio immediately preceding the sale and 1.43x, (ii) the loan to value ratio following the sale and defeasance is no more than the lesser of the loan-to-value ratio immediately preceding the sale and 54.3%, and (iii) compliance with certain REMIC related conditions.
●	With respect to the Philadelphia Multifamily Portfolio Mortgage Loan (2.1%), provided that no event of default has occurred or is continuing under the related Mortgage Loan documents, on the date that is two years after the Closing Date, the related borrower may obtain the release of any individual Mortgaged Property which comprises the Philadelphia Multifamily Portfolio Mortgaged Properties upon satisfaction of certain conditions in the Mortgage Loan documents, including among other things: (i) the sale of such Mortgaged Property is pursuant to an arms’ length agreement to a third party not affiliated with any related borrower or guarantor, and in which no related borrower and no affiliate of any related borrower and/or guarantor has any beneficial interest, (ii) the related borrower delivers defeasance collateral in an amount equal to the greater of (x) 100% of the net sales proceeds with respect to such Mortgaged Property and (y) 125% of the allocated loan amount for such Mortgaged Property, (iii) if, after taking into account the partial defeasance, the loan-to-value ratio of the remaining Mortgaged Properties, as determined by the lender in its reasonable discretion based on a commercially reasonable valuation method permitted to a REMIC trust, is greater than 125%, the related borrower delivers additional defeasance collateral such that the loan-to-value ratio of the remaining Mortgaged Properties is no greater than 125% and (iv) after giving effect to such release, the debt yield for the remaining Mortgaged Properties is no less than the greater of (x) the debt yield immediately preceding such release and (y) 8.40%.
●	With respect to the Kenwood Towne Centre Mortgage Loan (1.9%), the related borrower may obtain the release of (A) one or more parcels (including “air rights” parcels (each, an “Anchor Parcel”)) or out lots, or (B) one or more Acquired Parcels or Expansion Parcels, including, if applicable, any Anchor Parcel that is an Expansion Parcel (each, a “Release Parcel”), upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the Release Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or non-income producing and improved only by landscaping, utility facilities that are either readily re-locatable or will continue to service the remaining Mortgaged Property or surface parking areas, (iii) the borrower delivers evidence that the parcel subject to release is not necessary for the borrower’s operation or use of the remaining Mortgaged Property and may be readily separated from the Mortgaged Property without a material diminution in value, (iv) the parcel subject to release has been legally subdivided from the Mortgaged Property and after
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giving effect to such transfer, the release parcel and the remaining Mortgaged Property conform to legal requirements and constitute separate tax lots (or all action has been taken to effectuate the same), (v) the parcel subject to the release is not necessary for the remaining portion of the Mortgaged Property to comply with zoning or legal requirements, (vi) receipt of a rating agency confirmation from the applicable rating agencies (provided that such confirmation will not be required for release of an Expansion Parcel or if the rating agency has waived review or failed to respond within 30 days to a request for such confirmation), and (vii) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines provided that the borrower may prepay the related Whole Loan to meet such condition, with payment of a yield maintenance premium calculated based upon the amount prepaid, unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the release parcel.

●	With respect to the Kenwood Towne Centre Mortgage Loan (1.9%), the related borrower is permitted to obtain the release of collateral parcels (each, an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrower acquires a fee or leasehold interest (each, an “Acquired Parcel”) as collateral for the related Whole Loan upon 20 days’ prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) the Exchange Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are readily re-locatable or that will continue to serve the Mortgaged Property (and the borrower is able to make certain zoning representations as to the Acquired Parcel to the same extent as made with respect to the Exchange Parcel), (ii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from the appraiser which appraised the Mortgaged Property or an appraiser of comparable experience selected by the borrower, (iii) with respect to the Acquired Parcel, the borrower has delivered, among other things (a) unless the Acquired Parcel is already covered by the environmental report delivered at origination, an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Acquired Parcel, and title insurance, (c) if the Acquired Parcel is improved, subject to certain exceptions, a property condition report indicating that the Acquired Parcel is in good condition, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, and the cost of such repairs or remediation is likely to exceed 10% of the original principal balance of the related Whole Loan, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the related Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (e) the loan-to-value ratio of the remaining property (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrower may prepay the related Whole Loan in order to meet such condition, with payment of a yield maintenance premium calculated based upon the amount prepaid, unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the substitution, and (f) the lender has received a rating agency confirmation from the applicable rating agencies.
●	With respect to the Kenwood Towne Centre Mortgage Loan (1.9%), the related borrower has the right, at its own expense, to acquire one or more parcels of land that constitutes an integral part of, or adjoins or is proximately located near, the shopping center of which the Mortgaged Property is a part, including any anchor tenant premises, which land was not owned by the borrower on the origination date (such acquired land, an “Expansion Parcel”), to become additional collateral for the related Whole Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower acquires a fee simple or leasehold interest in the applicable Expansion Parcel, and (iii) the borrower delivers, among other things, (a) unless the Expansion Parcel is already covered by the environmental report delivered at origination, an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the
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Expansion Parcel, and title insurance, (c) if the Expansion Parcel is improved, subject to certain exceptions, a property condition report indicating that the Expansion Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Expansion Parcel, and the cost of such repairs or remediation is reasonably likely to exceed 10% of the original principal balance of the related Whole Loan, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable.

●	With respect to the 55 Pharr Mortgage Loan (1.4%), the borrower is permitted to acquire any of the three remaining units that are part of the related condominium at the Mortgaged Property provided that certain conditions are satisfied, including among others, that the borrower (i) provides written notice to the lender prior to such acquisition, (ii) amends the Mortgage Loan documents to include an acquired unit as collateral for the Mortgage Loan and (iii) pays all of the lender’s reasonable out-of-pocket third party costs and expenses, regardless of whether or not an acquisition occurs.
●	With respect to the Stor-More-Laredo Self Storage Mortgage Loan (1.3%), in connection with a bona fide third party sale and provided no event of default has occurred and is continuing under the related Mortgage Loan documents, a related borrower has the right, at any time after June 2, 2026, to obtain the release of any individual Mortgaged Property, provided that, among other things, (i) the related borrower pays a release price equal to the greater of (a) 120% of the Stor-More Allocated Loan Amount or (b) the net sales proceeds applicable to the related Mortgaged Property, plus an amount equal to any prepayment consideration the related lender would be owed under the related promissory note, (ii) after giving effect to the release of the applicable Mortgaged Property, the debt service coverage ratio for the remaining Mortgaged Property is equal to or greater than the greater of (a) 1.21x or (b) the debt service coverage ratio of the Mortgaged Properties prior to the partial release notice date or the consummation of the partial release, (iii) after giving effect to the release of the applicable Mortgaged Property, the loan-to-value ratio for the remaining Mortgaged Property is no greater than the lesser of (a) 65.51% or (b) the loan-to-value ratio of the Mortgaged Properties prior to the partial release notice date or the consummation of the partial release, (iv) after giving effect to the release of the applicable Mortgaged Property, the debt yield for the remaining Mortgaged Property is no less than the greater of (a) 9.75% or (b) the debt yield (based upon the trailing 12 months) of the Mortgaged Properties immediately prior to the partial release notice date or the consummation of the partial release and (v) the related borrower provides a REMIC opinion. The allocated loan amount for the Muller Rd Property is $6,540,226 and the allocated loan amount for the Industrial Boulevard Property is $3,809,774 (individually or collectively as the context requires, the “Stor-More Allocated Loan Amount”).
●	With respect to the MIC St. Louis & Memphis Mortgage Loan (0.7%), on or after the second anniversary of the Closing Date, the related borrowers have the right to obtain the release through partial defeasance of any individual Mortgaged Property or all of the Mortgaged Properties in the aggregate, provided that, among other things, (i) the related borrower defeases an amount equal to the greater of (a) 125% of the MIC Allocated Loan Amount or 80% of the proceeds from the sale of the applicable Mortgaged Property(ies), (ii) after giving effect to the release of the applicable Mortgaged Property(ies), the debt service coverage ratio for the remaining Mortgaged Property(ies) (based on the trailing 12 month period immediately preceding the release of the applicable Mortgaged Property(ies) is no less than the greater of (a) 1.39x and (b) the debt service coverage ratio for the Mortgaged Property(ies) immediately preceding the release, (iii) after giving effect to the release of the applicable individual Mortgaged Property(ies) the loan-to-value ratio is no greater than the lesser of (a) 51.10% and (b) the loan-to-value ratio for the Mortgaged Property(ies) immediately preceding the release, (iv) after giving effect to the release of the applicable individual Mortgaged Property(ies) the debt yield is no less than the greater of (a) 12.81% and (b) the debt yield immediately prior to the proposed release, (v) the related borrower creates two substitute notes, one note having a principal balance equal to the
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undefeased portion of the original promissory note and another note having a principal balance equal to the defeased portion of the original promissory note, and (vi) all necessary REMIC requirements are satisfied. The allocated loan amount for the St. Louis Spruce Mortgaged Property is $4,100,200 and the allocated loan amount for the Memphis Poplar Mortgaged Property is $1,799,800 (individually or collectively as the context requires, the “MIC Allocated Loan Amount”).

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

Escrows

Eighteen (18) Mortgage Loans (collectively, 86.8%) are secured in whole or in part by retail, office, multifamily, self storage, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial, mixed use and other properties only.

Forty-six (46) Mortgage Loans (collectively, 83.9%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Forty-five (45) Mortgage Loans (collectively, 88.2%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty-seven (37) Mortgage Loans (collectively, 66.9%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Eight (8) Mortgage Loans (collectively, 21.9%) provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

Two (2) Mortgage Loans (collectively, 6.8%) provide for upfront escrows that may be applied to pay down principal if certain performance criteria are not satisfied.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger, and in certain cases, the borrower sponsor may have been permitted to provide a guaranty in lieu of a reserve.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies or negative tenant events at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

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Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Springing/Springing	27	$405,612,000	50.6%
Hard/Springing	14	287,505,518	35.9
Soft/Springing	5	46,100,000	5.8
Hard/In Place	2	35,750,000	4.5
Hard (Commercial Properties); Springing (Multifamily Properties)/Springing	1	20,000,000	2.5
Soft/In Place	1	5,877,327	0.7
Total:	50	$800,844,845	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Springing Cash Management. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled
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by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. In some cases, upon the occurrence of a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hotel properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc., LLC—CREFI’s Underwriting Guidelines and Processes”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”; “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes”; “—Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Standards and Processes”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines;” “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—UBS AG, New York Branch—UBS AG, New York Branch’s Underwriting Standards”; “—LMF Commercial, LLC—LMF’s Underwriting Standards and Loan Analysis”; and “—Greystone Commercial Mortgage Capital, LLC—GCMC’s Origination Procedures and Underwriting Guidelines”.

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One (1) Mortgage Loan (5.5%) was originated or acquired by GACC with an exception to the related mortgage loan seller’s underwriting guidelines as described in the following bullet point:

●	With respect to the Champion MSU Student Housing Portfolio Mortgage Loan (5.5%), such Mortgage Loan was originated with an exception to GACC’s underwriting guidelines, because such Mortgage Loan is an interest-only loan which has an “as is” loan-to-value ratio of 69.8%, and an “as portfolio” loan-to-value ratio of 67.7%, while GACC’s underwriting guidelines require that an interest-only loan have a loan-to-value ratio of not higher than 65%. The mortgage loan seller determined to include this loan in the mortgage pool due to the commercial real estate experience of the borrower’s sponsorship, recent renovations of the Mortgaged Properties with approximately $10,900,000 invested for renovations of in-unit and common area spaces, the location of the Mortgaged Properties within 0.3 to 0.6 miles from the Michigan State University campus and the Mortgage Loan having been structured with a $2,400,000 holdback until the Mortgaged Property satisfies certain rent or debt yield conditions.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

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Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR(1)
640 5th Avenue	$25,000,000	3.1%	$ 100,000,000	$ 275,000,000	$ 400,000,000	7.4719999750%	41.7%	55.6%	2.04x	1.31x

(1)	Calculated including the mezzanine debt and any subordinate debt. Approx. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

The mezzanine indebtedness is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default (or continuing event of default with respect to the 640 5th Avenue Mortgage Loan) under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, unless (i) no event of default under the related Mortgage Loan is then continuing (taking into account the cure rights of the related mezzanine lender) and (ii) either (A) such prepayment of the mezzanine loan is from a source of funds other than the mortgage borrower, the Mortgaged Property, the guarantor and/or other collateral for the related Mortgage Loan or (B) such prepayments are in strict accordance with, and expressly permitted by, the Mortgage Loan documents, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan

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lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus (without duplication) any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums, and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan. See “—Additional Indebtedness—Preferred Equity” below.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation
Country View Apartments	$ 21,500,000	N/A	67.4%	1.19x	N/A	Yes	Yes

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit

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or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

In addition, with respect to any Mortgaged Properties located in Florida, Florida’s Property Assessed Clean Energy (“PACE”) statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers, sponsors or restricted pledge parties of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

●	With respect to the Courtyard Fort Myers at I-75 Mortgage Loan (2.7%), the franchisor, Marriott International, Inc., will be required to advance an unsecured key money loan to the borrower in the amount of $747,000 (the “Courtyard Fort Myers at I-75 Key Money”) within 30 days after the date the related PIP has been completed. If the franchise agreement is terminated before the expiration date of the franchise agreement, the borrower will be required to repay the franchisor, before the effective date of the termination, an amount equal to (i) the amount of key money actually paid to the borrower divided by (ii) the number of months from the date such key money was paid until the last day of the term of the franchise agreement multiplied by (iii) the number of months remaining in the term of the franchise agreement. The Mortgage Loan documents provide that the borrower and the guarantor are subject to recourse liability for any losses arising in connection with the borrower’s failure to repay the Courtyard Fort Myers at I-75 Key Money.
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●	With respect to the SpringHill Suites Fort Myers Airport Mortgage Loan (1.5%), the franchisor, Marriott International, Inc., will be required to advance an unsecured key money loan to the borrower in the amount of $462,000 (the “SpringHill Suites Fort Myers Airport Key Money”) within 30 days after the date the related PIP has been completed. If the franchise agreement is terminated before the expiration date of the franchise agreement, the borrower will be required to repay the franchisor, before the effective date of the termination, an amount equal to (i) the amount of key money actually paid to the borrower divided by (ii) the number of months from the date such key money was paid until the last day of the term of the franchise agreement multiplied by (iii) the number of months remaining in the term of the franchise agreement. The Mortgage Loan documents provide that the borrower and the guarantor are subject to recourse liability for any losses arising in connection with the borrower’s failure to repay the SpringHill Suites Fort Myers Airport Key Money.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the GNL Industrial Portfolio, 620 W 153rd Street, University Pointe, 640 5th Avenue, 28-40 West 23rd Street, Bedrock Mixed-Use Portfolio, Syngenta Woodland, Crescent Center, Kenwood Towne Centre, Wateridge, 1099 New York Avenue and The Pointe & Oak Shadows Mortgage Loans are part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note (or its designee). As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note (or its designee). As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

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“Non-Serviced Certificate Administrator” means with respect to (i) any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the certificate administrator under the related Servicing Shift PSA.

“Non-Serviced Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the related Servicing Shift Date, the Companion Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes And Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to (i) any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the custodian under the related Servicing Shift PSA.

“Non-Serviced Directing Certificateholder” means with respect to (i) any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the directing certificateholder (or equivalent) under the related Servicing Shift PSA.

“Non-Serviced Master Servicer” means with respect to ((i) any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the Servicing Shift Date, the master servicer under the related Servicing Shift PSA.

“Non-Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, the Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, the Companion Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan below and (ii) on and after the applicable Servicing Shift Date, the Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, the Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to (i) any Non-Serviced Whole Loan, the pooling and servicing agreement or trust and servicing agreement relating to the transaction identified under the column entitled “Note Holder” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool—Whole Loans” above and (ii) any Servicing Shift Whole Loan on and after the applicable Servicing Shift Date, the related Servicing Shift PSA.

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“Non-Serviced Special Servicer” means with respect to (i) any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the special servicer under the related Servicing Shift PSA.

“Non-Serviced Trustee” means with respect to (i) any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the trustee under the related Servicing Shift PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) on and after the applicable Servicing Shift Date, the related Servicing Shift Whole Loans.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the related Servicing Shift Date, the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the related Servicing Shift Date, the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the related Servicing Shift Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the related Servicing Shift Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

Servicing Shift Companion Loan” means each of the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

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“Servicing Shift Mortgage Loan” means each of the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift PSA” means, with respect to any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the pooling and servicing agreement governing the securitization of the related Control Note.

“Servicing Shift Date” means with respect to the Servicing Shift Whole Loan, the date on which the related Control Note is securitized.

“Servicing Shift Whole Loan” means each of the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

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Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type/Non-Serviced PSA	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder
GNL Industrial Portfolio	Non-Serviced (BMO 2024-5C4)	Note A-1	Control	$70,000,000	BMO 2024-5C4
		Note A-2	Non-Control	$15,000,000	BBCMS 2024-5C27
		Note A-3	Non-Control	$11,000,000	Benchmark 2024-V7
		Note A-4	Non-Control	$ 8,000,000	BMO
		Note A-5	Non-Control	$ 2,650,000	BMO
		Note A-6	Non-Control	$16,500,000	Benchmark 2024-V7
		Note A-7	Non-Control	$12,500,000	Benchmark 2024-V7
		Note A-8	Non-Control	$ 8,000,000	BBCMS 2024-5C27
		Note A-9	Non-Control	$ 6,400,000	BBCMS 2024-5C27
		Note A-10	Non-Control	$ 4,000,000	BBCMS 2024-5C27
		Note A-11	Non-Control	$15,000,000	BBCMS 2024-5C27
		Note A-12	Non-Control	$10,550,000	SGFC
		Note A-13	Non-Control	$10,000,000	SGFC
		Note A-14	Non-Control	$20,000,000	BBCMS 2024-5C27
		Note A-15	Non-Control	$12,000,000	KeyBank
		Note A-16	Non-Control	$10,000,000	BBCMS 2024-5C27
		Note A-17	Non-Control	$ 5,400,000	KeyBank

620 W 153rd Street	Non-Serviced (BMO 2024-5C4)	Note A-1-1	Control	$35,000,000	BMO 2024-5C4
		Note A-1-2	Non-Control	$10,000,000	BBCMS 2024-5C27
		Note A-1-3	Non-Control	$10,000,000	Benchmark 2024-V7
		Note A-1-4	Non-Control	$10,000,000	BBCMS 2024-5C27
		Note A-1-5	Non-Control	$10,000,000	BMO 2024-5C4
		Note A-2-1	Non-Control	$25,000,000	BMO 2024-5C4
		Note A-2-2	Non-Control	$10,000,000	BBCMS 2024-5C27
		Note A-2-3	Non-Control	$ 5,000,000	BBCMS 2024-5C27
		Note A-2-4	Non-Control	$ 2,000,000	BBCMS 2024-5C27

University Pointe	Servicing Shift	Note A-1	Control	$50,000,000	CREFI
		Note A-2	Non-Control	$35,850,000	BBCMS 2024-5C27

640 5th Avenue	Servicing Shift	Note A-1	Control	$40,000,000	Morgan Stanley Bank, N.A.
		Note A-2	Non-Control	$37,500,000	Morgan Stanley Bank, N.A.
		Note A-3	Non-Control	$30,000,000	Morgan Stanley Bank, N.A.
		Note A-4	Non-Control	$20,000,000	Morgan Stanley Bank, N.A.
		Note A-5	Non-Control	$60,000,000	Goldman Sachs Bank USA
		Note A-6	Non-Control	$40,000,000	Goldman Sachs Bank USA
		Note A-7	Non-Control	$20,000,000	Goldman Sachs Bank USA
		Note A-8	Non-Control	$25,000,000	BBCMS 2024-5C27
		Note A-9	Non-Control	$17,500,000	BMO
		Note A-10	Non-Control	$10,000,000	BMO

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Mortgage Loan	Mortgage Loan Type/Non-Serviced PSA	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder
28-40 West 23rd Street	Non-Serviced (Benchmark 2024-V7)	Note A-1	Control	$65,000,000	Benchmark 2024-V7
		Note A-2	Non-Control	$50,000,000	BMO 2024-5C4
		Note A-3	Non-Control	$25,000,000	BBCMS 2024-5C27
		Note A-4	Non-Control	$10,000,000	Benchmark 2024-V7
		Note A-5	Non-Control	$ 5,000,000	Benchmark 2024-V7

Bedrock Mixed-Use Portfolio	Servicing Shift	Note A-1	Control	$55,000,000	GACC
		Note A-2	Non-Control	$20,000,000	BBCMS 2024-5C27

Syngenta Woodland	Serviced	Note A-1	Non-Control	$10,000,000	Benchmark 2024-V6
		Note A-2	Control	$19,585,518	BBCMS 2024-5C27

Crescent Center	Non-Serviced (BMO 2024-5C3)	Note A-1	Control	$15,000,000	BMO 2024-5C3
		Note A-2	Non-Control	$12,000,000	BBCMS 2024-5C27
		Note A-3	Non-Control	$10,000,000	BMO 2024-5C3
		Note A-4-1	Non-Control	$ 3,750,000	BMO 2024-5C3
		Note A-4-2	Non-Control	$ 6,250,000	BBCMS 2024-5C27
		Note A-5	Non-Control	$ 5,000,000	Benchmark 2024-V6

Kenwood Towne Centre	Non-Serviced (BANK5 2024-5YR6)	Note A-1-1	Control	$55,000,000	BANK5 2024-5YR6
		Note A-1-2-A	Non-Control	$15,000,000	BANK5 2024-5YR6
		Note A-1-2-B	Non-Control	$30,000,000	Wells Fargo Bank, National Association
		Note A-1-3	Non-Control	$20,000,000	BMO 2024-5C4
		Note A-1-4	Non-Control	$10,000,000	BMO 2024-5C4
		Note A-2-1	Non-Control	$40,000,000	Benchmark 2024-V6
		Note A-2-2	Non-Control	$15,000,000	Benchmark 2024-V6
		Note A-2-3	Non-Control	$10,000,000	Benchmark 2024-V6
		Note A-3-1	Non-Control	$30,000,000	BBCMS 2024-5C25
		Note A-3-2	Non-Control	$20,000,000	BBCMS 2024-5C25
		Note A-3-3	Non-Control	$15,000,000	BBCMS 2024-5C27

Wateridge	Non-Serviced (Benchmark 2024-V6)	Note A-1	Control	$50,000,000	Benchmark 2024-V6
		Note A-2	Non-Control	$15,000,000	BBCMS 2024-5C27

1099 New York Avenue	Non-Serviced (Benchmark 2024-V7)	Note A-1	Control	$42,000,000	Benchmark 2024-V7
		Note A-2	Non-Control	$15,000,000	BBCMS 2024-5C27

The Pointe & Oak Shadows	Servicing Shift	Note A-1	Control	$20,000,000	Starwood Mortgage Funding II LLC
		Note A-2	Non-Control	$14,850,000	Starwood Mortgage Funding II LLC
		Note A-3	Non-Control	$12,000,000	BBCMS 2024-5C27

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The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Whole Loan) prior to the Servicing Shift Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the Servicing Shift Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

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Control Rights with respect to Serviced Pari Passu Whole Loans Other Than the Servicing Shift Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loans), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to the Servicing Shift Whole Loans

With respect to each Servicing Shift Whole Loan, prior to the related Servicing Shift Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each such Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loans), the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to the Servicing Shift Whole Loans, one or more related Non-Control Notes will be included in the Trust, and the directing certificateholder for this securitization, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any

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alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period on or after the related Servicing Shift Date.

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Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. With respect to a Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the related Controlling Holder will be the related Non-Serviced Directing Certificateholder. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such

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securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such

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Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL - Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in June 2024 and ending on the hypothetical Determination Date in July 2024. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

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Transaction Parties

The Sponsors and Mortgage Loan Sellers

Barclays Capital Real Estate Inc., Starwood Mortgage Capital LLC, Societe Generale Financial Corporation, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, LMF Commercial, LLC, Argentic Real Estate Finance 2 LLC, Bank of Montreal, DBR Investments Co. Limited, Greystone Select Company II LLC, Citi Real Estate Funding Inc., KeyBank National Association and German American Capital Corporation are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Barclays Capital Real Estate Inc., Starwood Mortgage Capital LLC, Societe Generale Financial Corporation, UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, LMF Commercial, LLC, Argentic Real Estate Finance 2 LLC, Bank of Montreal, German American Capital Corporation, Citi Real Estate Funding Inc., Greystone Commercial Mortgage Capital, LLC and KeyBank National Association on or about July 11, 2024 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of the depositor and Barclays Capital Inc., one of the underwriters. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self storage and industrial properties. These loans are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
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●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on April 30, 2024, Barclays or its affiliates were the loan sellers in approximately 216 commercial mortgage-backed securitization transactions. Approximately $57.8 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022 and 2023 and through April 30, 2024.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2024*	$1,767,961,667
2023	$2,492,806,501
2022	$5,480,581,529
2021	$7,252,313,300
2020	$3,115,245,750
2019	$4,983,162,802
2018	$3,937,789,900
2017	$4,971,606,254
2016	$3,031,242,500
2015	$5,276,099,519
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

* Through April 30, 2024

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team

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updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

With respect to the GNL Industrial Portfolio Whole Loan (9.8%), which was co-originated by Bank of Montreal, Barclays, KeyBank National Association and Societe General Financial Corporation, portions of which are being sold by Bank of Montreal, Barclays, KeyBank National Association and Societe General Financial Corporation, the BMO Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. The depositor, Barclays, and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;
●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

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Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Additionally, Barclays reviews the underwriting guidelines of the applicable originator for any Barclays Mortgage Loans that were acquired by Barclays to ensure that each acquired Barclays Mortgage Loan was underwritten pursuant to the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

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Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

In addition, Barclays may in some instances have reduced the term interest rate that Barclays would otherwise charge on a Barclays mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Barclays mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Barclays mortgage loan satisfied Barclays’ minimum debt service coverage ratio underwriting requirements for such Barclays mortgage loan.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances,
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including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.
●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Midland Loan Services, a Division of PNC Bank, National Association.

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Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Processes” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. In some cases, due to the impact of COVID-19, some tenants may have received rent relief/forbearances or may not have paid their rent when due. On a case-by-case basis, the lender may be adjusting underwritten rent to reflect these situations. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on May 14, 2024 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. As of March 31, 2024, it has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. In addition, Barclays or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC, a Delaware limited liability company (“SMC” and, together with its subsidiaries, “Starwood”), is a sponsor, seller and originator of certain mortgage loans into the securitization described in this prospectus. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans.” Starwood was formed to invest in commercial real estate debt. The executive offices of SMC are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. SMC also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

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SMC is an affiliate of: (a) LNR Partners, LLC, the entity which is (i) expected to be the special servicer under the PSA (other than with respect to any Excluded Special Servicer Loan) and (ii) the special servicer under (A) the BANK5 2024-5YR6 pooling and servicing agreement which governs the servicing Kenwood Towne Centre Whole Loan and (B) the Benchmark 2024-V6 pooling and servicing agreement which governs the servicing of the Wateridge Whole Loan; (b) LNR Securities Holdings, LLC, the entity which is expected to hold an approximately 65% interest in each of the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H certificates (in each case, excluding the portion comprising the VRR Interest) and to act as the initial Directing Certificateholder and the initial Risk Retention Consultation Party under the PSA (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the Risk Retention Consultation Party); (c) Starwood Conduit CMBS Vertical Retention I LLC, the expected purchaser of the VRR Interest; (d) Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC, the expected purchaser of the J-RR certificates (excluding the portion comprising the VRR Interest); and (e) Starwood Mortgage Funding II LLC, the current holder of The Pointe & Oak Shadows Companion Loans. Eightfold Real Estate Capital Series Trust is anticipated to purchase approximately a 35% membership interest in Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC.

In addition, Barclays Bank PLC, an affiliate of the depositor, an underwriter and a sponsor and mortgage loan seller, provides short-term warehousing of mortgage loans originated by SMC through a master repurchase facility. As of the date of this prospectus, six (6) of the SMC Mortgage Loans (9.1%) are subject to such master repurchase facility. SMC and its affiliates are using the proceeds from its sale of the SMC Mortgage Loans to the depositor to, among other things, simultaneously reacquire such mortgage loans from Barclays Bank PLC, free and clear of any liens.

In addition, pursuant to interim custodial agreements between Computershare and SMC, Computershare acts as interim custodian with respect to ten (10) of the SMC Mortgage Loans (15.8%).

Starwood’s Securitization Program

This is the 126th commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992 and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $17.00 billion of commercial loans in its prior securitizations.

SMC originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. SMC’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, SMC may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures. In general, SMC does not hold the loans it originates until maturity.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of SMC or one or more of its affiliates (the “SMC Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

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Database. To prepare for securitization, members of the SMC Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the SMC Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the SMC Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the SMC Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

With respect to the 620 W 153rd Street Whole Loan (4.6%), which was originated by Bank of Montreal and Argentic Real Estate Finance 2 LLC, portions of which are being sold by Bank of Montreal, Argentic Real Estate Finance 2 LLC and SMC, the BMO Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. SMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans. These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;
●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s asset summary report for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the SMC Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which SMC was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

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The SMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below. See “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, SMC determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. SMC also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten (or acquired and reunderwritten) in accordance with SMC’s underwriting criteria, except as described below under “—Exceptions to SMC’s Disclosed Underwriting Guidelines”. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMC, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated (or acquired and reunderwritten) by SMC for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of SMC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by SMC complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

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Loan Approval. All mortgage loans originated by SMC require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the net cash flow debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, Starwood may in some instances have reduced the term interest rate that Starwood would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied Starwood’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist additional pari passu or subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.
●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-21 entitled, “Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For
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example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Starwood or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; zoning reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures or is required to maintain the insurance and pay the premiums therefor directly to the insurance carrier.
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●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.
●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

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Exceptions to SMC’s Disclosed Underwriting Guidelines

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

Except as described above in this “—Exceptions to SMC’s Disclosed Underwriting Guidelines” section, none of the SMC Mortgage Loans were originated with any material exceptions from the Starwood underwriting guidelines and procedures. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on January 31, 2024. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that (i) LNR Partners, which is an affiliate of Starwood, will be entitled to the special servicing fees and certain other fees and compensation described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”, (ii) LNR Securities Holdings, LLC, which is an affiliate of Starwood, is expected to hold an approximately 65% interest in each of the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H certificates (in each case, excluding the portion comprising the VRR Interest) and to be the initial Directing Certificateholder and initial Risk Retention Consultation Party, (iii) Starwood Conduit CMBS Vertical Retention I LLC is expected to retain the VRR Interest, as described in “Credit Risk Retention”, (iv) Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC is expected to retain the Class J-RR certificates (in each case, excluding the portion comprising the VRR Interest), and (v) Eightfold Real Estate Capital Series Trust is anticipated to purchase approximately a 35% membership interest in Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC, as described in “Credit Risk Retention”. In addition, Starwood or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Starwood Mortgage Capital LLC” has been provided by SMC.

Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller. CREFI originated or co-originated all of the mortgage loans that it is contributing to this securitization (the “CREFI Mortgage Loans”). CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC,

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a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc., one of the underwriters. CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against CREFI for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion, $11.1 billion and $6.7 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021, 2022 and 2023, respectively.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the CREFI Mortgage Loans. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

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Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database”;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
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●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;
●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
●	a list of any related mortgaged properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular mortgaged property;
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●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related mortgaged properties;
●	whether any related mortgaged properties are subject to condemnation proceedings or litigation;
●	a list of related mortgaged properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related mortgaged property except for those which will be remediated by the cut-off date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related mortgaged properties, or whether there are any zoning issues at the mortgaged properties;
●	a list of mortgaged properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-2. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the

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representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan seller, with respect to the CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans (considering any cross-collateralized group of mortgage loans as a single Mortgage Loan) in the Mortgage Pool, and the abbreviated loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans (considering any cross-collateralized group of mortgage loans as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property

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having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a

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typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the
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borrower is identified as the responsible party. For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph 7 on Annex D-1 without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs 17 and 30 on Annex D-1 without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph 42 on Annex D-1 without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph 41 on Annex D-1 without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

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Exceptions. One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the CREFI Mortgage Loans have exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 9, 2024. CREFI’s Central Index Key is 0001701238. With respect to the period from and including April 1, 2021 to and including March 31, 2024, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that an affiliate of CREFI may acquire the Class R Certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or own in the future, certain other Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank is the originator or co-originator of all of the Mortgage Loans that KeyBank is contributing to this securitization, representing approximately 12.5% of the Initial Pool Balance. The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2023, KeyBank’s Real Estate Capital Group originated a total of $12.3 billion in permanent, bridge, development and construction commercial mortgage loans from 28 offices nationwide. Of this total, $8.2 billion commercial mortgage loans were originated for sale through CMBS transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or arranged financing for life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000. As of March 31, 2024, KeyBank had originated approximately $21.936 billion of commercial mortgage loans that have been securitized in 118 securitized transactions. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a

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sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized. KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview. KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this prospectus.

With respect to the GNL Industrial Portfolio Whole Loan (9.8%), which was co-originated by Bank of Montreal, Barclays Capital Real Estate Inc., KeyBank and Societe General Financial Corporation, portions of which are being sold by Bank of Montreal, Barclays Capital Real Estate Inc., KeyBank and Societe General Financial Corporation, the BMO Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. KeyBank engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described in “—Database” above;
●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the KeyBank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this prospectus.
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Legal Review. KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank mortgage loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth in “—KeyBank’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. KeyBank will perform a review of any KeyBank mortgage loan that it elects to substitute for a KeyBank mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. KeyBank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “KeyBank Qualification Criteria”). KeyBank may engage a third party accounting firm to compare the KeyBank Qualification Criteria against the underlying source documentation to verify the accuracy of the review by KeyBank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by KeyBank to render any tax opinion required in connection with the substitution.

KeyBank’s Underwriting Guidelines and Process

General. KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants

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and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis. KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals. KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

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Environmental Assessments. KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements. KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●	Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

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●	Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.
●	Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions

None of the KeyBank Mortgage Loans were originated with any material exceptions from KeyBank’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on February 1, 2024 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending December 31, 2023 as a sponsor of commercial mortgage loan securitizations.  KeyBank’s Central Index Key is 0001089877.  With respect to the period from and including October 1, 2015 to and including March 31, 2024, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither KeyBank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank and its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—KeyBank National Association” has been provided by KeyBank.

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German American Capital Corporation

General

German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor, an originator and a mortgage loan seller in this securitization transaction. GACC and DBR Investments Co. Limited, a Cayman Islands exempted company (“DBRI”), an affiliate of GACC, originated or co-originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans, except with respect to the Mortgage Loans set forth under “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans” for which GACC is identified as a Mortgage Loan Seller.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of (i) DBRI, an originator and (ii) Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 1 Columbus Circle, New York, New York 10019. It is expected that DBRI will be the holder of the companion loans (if any) for which the noteholder is identified as “DBRI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” after the Closing Date in the ordinary course of business and such Companion Loans may be securitized in one or more future securitization transactions or otherwise transferred at any time.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. .. . . The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

Neither GACC nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against GACC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by GACC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

GACC’s Securitization Program

GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with GS Mortgage Securities Corporation II, J.P. Morgan Chase Commercial Mortgage Securities Corp. and Citigroup Commercial Mortgage Securities Inc., and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

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Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both fixed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through March 31, 2024 is approximately $109.550 billion.

GACC or its affiliates have purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC or its affiliates purchase loans for securitization, GACC or such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and/or certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as the sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originators during the

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underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;
●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by the applicable DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

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With respect to the GACC Mortgage Loans originated by a DB Originator, a GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originators’ Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and re-underwritten) in accordance with the DB Originators’ origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originators’ Underwriting Guidelines and Processes

General. DBRI and GACC are each an originator and are affiliated with each other, GACC and Deutsche Bank Securities Inc., one of the underwriters. DBRI and GACC are referred to as the “DB Originators” in this prospectus. Each DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator’s underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or

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occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, a DB Originator may in some instances have reduced the term interest rate that such DB Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date.  The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such DB Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a current (a report dated within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the applicable DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of the applicable DB Originator. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if a DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

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Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

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Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by a DB Originator. The typical required escrows for mortgage loans originated by a DB Originator are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be
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associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originators’ Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the applicable DB Originator’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to DB Originators’ Underwriting Guidelines

Disclosed above are the DB Originators’ general underwriting guidelines with respect to the GACC Mortgage Loans. One or more GACC Mortgage Loans may vary from the specific DB Originators’ underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more GACC Mortgage Loans, a DB Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases set forth below, the applicable DB Originator made exceptions and the underwriting of a particular GACC Mortgage Loan did not comply with all aspects of the disclosed criteria.

With respect to the Champion MSU Student Housing Portfolio Mortgage Loan (5.5%), such Mortgage Loan was originated with an exception to the DB Originators’ underwriting guidelines, because such

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Mortgage Loan is an interest-only loan which has an “as is” loan-to-value ratio of 69.8%, and an “as portfolio” loan-to-value ratio of 67.7%, while the DB Originators’ underwriting guidelines require that an interest-only loan have a loan-to-value ratio of not higher than 65%. The mortgage loan seller determined to include this loan in the mortgage pool due to the commercial real estate experience of the borrower’s sponsorship, recent renovations of the Mortgaged Properties with approximately $10,900,000 invested for renovations of in-unit and common area spaces, the location of the Mortgaged Properties within 0.3 to 0.6 miles from the Michigan State University campus and the Mortgage Loan having been structured with a $2,400,000 holdback until the Mortgaged Property satisfies certain rent or debt yield conditions.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 12, 2024. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including April 1, 2021 to and including March 31, 2024, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither GACC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, GACC and/or its affiliates may acquire or own in the future certain classes of certificates issued by the issuing entity. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

Argentic Real Estate Finance 2 LLC

General

Argentic Real Estate Finance 2 LLC (“Argentic”) is a sponsor of, and a seller of certain mortgage loans (the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. Argentic is a limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 31 West 27th Street, 12th Floor, New York, New York 10001.

Argentic’s Securitization Program

Argentic began originating and acquiring loans in 2023 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial and multifamily mortgage loans throughout the United States. Since 2023, Argentic has securitized approximately 46 commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $1.17 billion.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

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Pursuant to an MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Argentic will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial and multifamily mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by Argentic. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial or multifamily mortgage loan originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating

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the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Argentic or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.
●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
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●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.
●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.
●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as before a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.
●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.
●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.
●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.
●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial or multifamily mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent

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certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated or acquired by Argentic are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances,
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including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above.

Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans,

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except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Argentic Review Team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus.

With respect to the 620 W 153rd Street Whole Loan (4.6%), which was originated by Bank of Montreal and Argentic Real Estate Finance 2 LLC, portions of which are being sold by Bank of Montreal, Argentic and Starwood Mortgage Capital LLC, the BMO Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. Argentic engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by Argentic, relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Mortgage Loans for Which Argentic is the Sponsor—Database” above;
●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.

Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of Argentic’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the

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related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting Standards and Processes” above. See “—Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as described under “—Argentic’s Underwriting Standard and Processes—Exceptions” above. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Argentic most recently filed a Form ABS-15G on January 24, 2024. Argentic’s Central Index Key is 0001968416. With respect to the period from and including April 27, 2023 (the date of the first securitization into which Argentic sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including March 31, 2024, Argentic does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act, as amended, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Argentic nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Argentic or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Argentic Real Estate Finance 2 LLC” has been provided by Argentic.

Bank of Montreal

General

Bank of Montreal (“BMO”) started its business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, BMO has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of BMO and governs its operations. BMO is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956. BMO’s head office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1. BMO offers a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. BMO has bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in other jurisdictions, including the United States.

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BMO originated, co-originated or acquired all of the Mortgage Loans that it is contributing to this securitization (the “BMO Mortgage Loans”), and funded the origination or acquisition of such BMO Mortgage Loans through its Chicago branch. BMO originates, and may purchase from other lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. Since 1984, BMO’s Chicago branch has been registered as a United States branch of BMO with the Illinois Department of Financial and Professional Regulation and, accordingly, is regulated by the Chicago Federal Reserve under the United States International Banking Act. BMO’s Chicago branch maintains its principal office at 320 South Canal Street, 8th Floor, Chicago, Illinois 60606.

In addition to CMBS, BMO has been engaged in the securitization of other asset classes, including auto leases and/or auto loans, consumer installment loans, credit card receivables, student loans, and residential mortgages, among others.

BMO is an affiliate of BMO Capital Markets Corp., one of the underwriters and a wholly-owned subsidiary of BMO Financial Corp. (“BMO Financial”). BMO Financial is a wholly-owned subsidiary of BMO. As a financial holding company, BMO Financial is subject to the supervision of the Federal Reserve Board. BMO Financial and its subsidiaries provide retail and commercial financial products and services through more than 500 banking offices located throughout the United States. BMO Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and business operations of its subsidiaries.

BMO’s Commercial Mortgage Origination and Securitization Program

BMO, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. Although BMO did not originate multifamily and commercial mortgage loans prior to 2021, BMO is an affiliate of BMO Bank, N.A. (“BBNA”), which has been engaged in the origination of multifamily and commercial mortgage for over ten years. In addition, since 2019, BBNA has originated or co-originated several large commercial mortgage loans that were contributed to single asset single borrower (SASB) securitizations, and BBNA acted as loan seller and sponsor in such securitizations. Many BMO staff – such as members of the BMO Credit and Corporate Banking teams – provide services on an enterprise level, including to both BBNA and BMO. Further, BMO’s securitization financing guidelines, underwriting guidelines, and credit approval process are substantially similar to those utilized for other securitization programs within the BMO enterprise.

The total amount of loans securitized by BMO from December 17, 2019 through December 31, 2023 is approximately $8.813 billion.

In addition, in the normal course of its business, BMO may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by BMO.

The multifamily and commercial mortgage loans originated, co-originated or acquired by BMO include both fixed rate and floating-rate loans and both smaller “conduit” loans and large loans.

In connection with the commercial mortgage securitization transactions in which it participates, BMO generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

BMO will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

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BMO generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally BMO and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the BMO Mortgage Loans

General. In connection with the preparation of this prospectus, BMO conducted a review of the Mortgage Loans that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the BMO Mortgage Loans. No sampling procedures were used in the review process.

Database. First, BMO created a database of information (the “BMO Securitization Database”) obtained in connection with the origination or acquisition of the BMO Mortgage Loans, including:

●	certain information from the BMO Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by the BMO deal team for each of the BMO Mortgage Loans during the underwriting process.

BMO also included in the BMO Securitization Database certain updates to such information received by BMO’s securitization team after origination or acquisition, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of BMO’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any BMO Mortgage Loan.

Using the information in the BMO Securitization Database, BMO created a Microsoft Excel file (the “BMO Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3) of information regarding the BMO Mortgage Loans, except as otherwise indicated below.

Data Comparison and Recalculation. BMO engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by BMO, relating to information in this prospectus regarding the BMO Mortgage Loans. These procedures included:

●	comparing the information in the BMO Data File against various source documents provided by BMO that are described above under “—Database”;
●	comparing numerical information regarding the BMO Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BMO Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the BMO Mortgage Loans disclosed in this prospectus.
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Legal Review. BMO also reviewed and responded to a due diligence questionnaire (a “Due Diligence Questionnaire”) relating to the BMO Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the BMO Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the BMO Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.

BMO also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 and requested that origination counsel identify exceptions to such representations and warranties. BMO compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2. In addition, for each BMO Mortgage Loan originated by BMO or one of its affiliates, BMO prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each BMO Mortgage Loan, if any, purchased by BMO or its affiliates from a third-party originator of such Mortgage Loan, BMO reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such BMO Mortgage Loan to BMO or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such BMO Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-2. With respect to any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between BMO or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of BMO or its affiliates. The rights, if any, that BMO or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements–General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, BMO, as Mortgage Loan Seller, with respect to the BMO Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any BMO’s representations and warranties regarding the BMO Mortgage Loans, including any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator.

In addition, with respect to each BMO Mortgage Loan, BMO reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

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Certain Updates. Furthermore, BMO requested the borrowers under the BMO Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if BMO became aware of a significant natural disaster in the vicinity of a mortgaged property relating to a BMO Mortgage Loan, BMO requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, BMO prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the BMO Mortgage Loans included in the 10 largest Mortgage Loans (considering any crossed group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the BMO Mortgage Loans included in the next 5 largest Mortgage Loans (considering any crossed group as a single Mortgage Loan) in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3.

Findings and Conclusions. Based on the foregoing review procedures, BMO found and concluded with reasonable assurance that the disclosure regarding the BMO Mortgage Loans in this prospectus is accurate in all material respects. BMO also found and concluded with reasonable assurance that the BMO Mortgage Loans were originated in accordance with BMO’s origination procedures and underwriting guidelines, except for any material deviations described under “—Exceptions to Underwriting Guidelines” below. BMO attributes to itself all findings and conclusions resulting from the foregoing review procedures.

BMO’s Origination Procedures and Underwriting Guidelines

General. BMO’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. Furthermore, with respect to the BMO Mortgage Loans that were acquired by BMO, BMO reviewed such BMO Mortgage Loans to ensure that each such BMO Mortgage Loan complied with the underwriting guidelines described below. However, variations from these origination procedures and underwriting guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by BMO. Therefore, this general description of BMO’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all procedures and guidelines set forth below.

Process. The credit underwriting process for each of the BMO Mortgage Loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of BMO or an affiliate thereof. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports”, “—Appraisal”, “—Environmental Report” and “—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of BMO’s deal team or one of its agents or designees performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market. In the case of a mortgage loan acquired by BMO from a third-party originator, a

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member of BMO’s deal team or one of its agents or designees will either perform an inspection of the property or review a third-party inspection report.

BMO’s deal team or one of its agents or designees also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with BMO’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit approval package is prepared to summarize all of the above referenced information.

Credit Approval. As part of the mortgage loan approval process, all commercial mortgage loans must be presented to one or more senior real estate professionals (which may consist of the group head, the securitization finance head, and/or representatives from underwriting, securitization, capital markets or closing) for review. After a review of the credit package and/or term sheet and a discussion of the loan, the designated reviewer(s) may approve the loan as recommended or request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. BMO’s underwriting guidelines generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and BMO’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless BMO determines that information in its possession has become stale.

In addition, BMO may in some instances have reduced the term interest rate that BMO would otherwise charge on a BMO mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the BMO mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related BMO mortgage loan satisfied BMO’s minimum debt service coverage ratio underwriting requirements for such BMO mortgage loan.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While BMO’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. BMO may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, BMO may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered

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upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of BMO’s commercial mortgage loans.

Generally, subject to the discussion in the prior paragraph, BMO requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord for real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee
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wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the BMO Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and BMO or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the sponsor representation and warranty set forth in paragraph (7) on Annex D-1 without any exceptions that BMO deems material.

Property Insurance. BMO requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the sponsor representations and warranties in paragraphs (17) and (30) on Annex D-1 without any exceptions that BMO deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the BMO Mortgage Loans, BMO generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. BMO obtains an appraisal meeting the requirements described in the sponsor representation and warranty set forth in paragraph (42) on Annex D-1 without any exceptions that BMO deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. BMO generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by BMO. BMO or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, BMO generally requires that the condition be addressed in a manner that complies with the sponsor representation and warranty set forth in paragraph (41) on Annex D-1 without any exceptions that BMO deems material.

Property Condition Report. BMO generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by BMO. BMO or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, BMO often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all BMO’s mortgage loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with BMO, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Guidelines. One or more of the BMO Mortgage Loans may vary from the specific BMO underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the BMO Mortgage Loans, BMO

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may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the BMO Mortgage Loans have exceptions to the related underwriting guidelines.

Compliance with Rule 15Ga-1 under the Exchange Act

BMO most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 12, 2024. BMO’s Central Index Key is 0000927971. As of March 31, 2024, BMO had no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither BMO nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization as of the Closing Date. However, BMO and/or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth above under “—Bank of Montreal” has been provided by BMO.

Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation”), is a sponsor and a mortgage loan seller in this transaction and an affiliate of SG Americas Securities, LLC, one of the underwriters. Societe Generale Financial Corporation is an indirect subsidiary of Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January 2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through the New York Branch of Société Générale (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Societe Generale Financial Corporation’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hotel, multifamily, residential, healthcare, self storage and industrial properties. These loans are Societe Generale Financial Corporation’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.
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●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.

In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through March 31, 2024, Societe Generale Financial Corporation securitized 189 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $7.5 billion.

Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines. Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage

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loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Societe Generale Financial Corporation. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-value Ratio. Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

Escrow Requirements. Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are
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required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any

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required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Societe Generale Financial Corporation generally requires such Phase II ESA to be obtained.

Physical Condition Report. Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Societe Generale Financial Corporation, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors. Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above. In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview. In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage Loans is accurate in all material respects. Societe Generale Financial Corporation determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans. The review of the Societe Generale Financial Corporation Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the

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assistance of certain third parties. Societe Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Societe Generale Financial Corporation Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe Generale Financial Corporation during the underwriting process. After origination of each of the Societe Generale Financial Corporation Mortgage Loans, the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Societe Generale Financial Corporation Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

A data tape (the “Societe Generale Financial Corporation Data Tape”) containing detailed information regarding each of the Societe Generale Financial Corporation Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Societe Generale Financial Corporation Data Tape was used by the Societe Generale Financial Corporation Deal Team to provide the numerical information regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus.

With respect to the GNL Industrial Portfolio Whole Loan (9.8%), which was co-originated by Bank of Montreal, Barclays Capital Real Estate Inc., KeyBank and Societe General Financial Corporation, portions of which are being sold by Bank of Montreal, Barclays Capital Real Estate Inc., KeyBank and Societe General Financial Corporation, the BMO Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparisons and Recalculation. Societe Generale Financial Corporation engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans. These procedures included:

●	comparing the information in the Societe Generale Financial Corporation Data Tape against various source documents provided by Societe Generale Financial Corporation;
●	comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Societe Generale Financial Corporation Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.

Legal Review. Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Societe Generale Financial Corporation Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents. In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed

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Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy. If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus is accurate in all material respects. Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

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Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 9, 2024. Societe Generale Financial Corporation has no history of repurchases or repurchase requests through and including March 31, 2024 required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 9, 2024. SGNY’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including March 31, 2024, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Societe Generale Financial Corporation or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time. See “Credit Risk Retention”.

The information set forth under “—Societe Generale Financial Corporation” has been provided by Societe Generale Financial Corporation.

UBS AG, New York Branch

General

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG, New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG, New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG, New York Branch is a branch of UBS AG and the branch’s executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG, New York Branch’s Securitization Program

UBS AG, New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG, New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG, New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG, New York Branch has previously securitized an aggregate of approximately $22,273,848,162 of multifamily and commercial mortgage loans. UBS AG, New York Branch is a branch of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

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UBS AG, New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG, New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG, New York Branch into a commercial loan securitization sponsored by UBS AG, New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG, New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG, New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG, New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached on Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG, New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG, New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG, New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements”.

Neither UBS AG, New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG, New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG, New York Branch Mortgage Loans

Overview. UBS AG, New York Branch, in its capacity as the sponsor of the UBS AG, New York Branch Mortgage Loans, has conducted a review of the UBS AG, New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG, New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG, New York Branch’s affiliates and certain third party consultants engaged by UBS AG, New York Branch (the “UBS AG, New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG, New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG, New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG, New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG, New York Branch during the underwriting process. After origination of each UBS AG, New York Branch Mortgage Loan, the UBS AG, New York Branch Deal Team updated the information in the database with respect to the UBS AG, New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG, New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG, New York Branch Deal Team.

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A data tape (the “UBS AG, New York Branch Data Tape”) containing detailed information regarding each UBS AG, New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG, New York Branch Data Tape was used by the UBS AG, New York Branch Deal Team to provide the numerical information regarding the UBS AG, New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. UBS AG, New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG, New York Branch, relating to information in this prospectus regarding the UBS AG, New York Branch Mortgage Loans. These procedures included:

●	comparing the information in the UBS AG, New York Branch Data Tape against various source documents provided by UBS AG, New York Branch;
●	comparing numerical information regarding the UBS AG, New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG, New York Branch Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the UBS AG, New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG, New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG, New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG, New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG, New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG, New York Branch Mortgage Loan reviewed UBS AG, New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG, New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG, New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG, New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG, New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG, New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Origination counsel also assisted in the preparation of the UBS AG, New York Branch Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG, New York Branch conducted a search with respect to each borrower under a UBS AG, New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG, New York Branch Mortgage Loan. If UBS AG, New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG, New York Branch Mortgage Loan, UBS AG, New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG, New York Branch Deal Team also consulted with UBS AG, New York Branch to confirm that the UBS AG, New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG, New York

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Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG, New York Branch determined that the disclosure regarding the UBS AG, New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG, New York Branch also determined that the UBS AG, New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG, New York Branch’s origination procedures and underwriting criteria. UBS AG, New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG, New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG, New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG, New York Branch will engage a third party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG, New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBS AG, New York Branch to render any tax opinion required in connection with the substitution.

UBS AG, New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG, New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG, New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG, New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG, New York Branch’s credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG, New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG, New York Branch must be approved by a loan committee which includes senior personnel from UBS AG, New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

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Debt Service Coverage Ratio and LTV Ratio. UBS AG, New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG, New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG, New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG, New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG, New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG, New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG, New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG, New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG, New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG, New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG, New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG, New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

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Depending on the findings of the initial environmental assessment, UBS AG, New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG, New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG, New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG, New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG, New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG, New York Branch conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG, New York Branch. Furthermore, UBS AG, New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG, New York Branch may vary from the specific UBS AG, New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG, New York Branch, UBS AG, New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG, New York Branch Mortgage Loans was originated with any material exceptions from UBS AG, New York Branch’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG, New York Branch most recently filed a Form ABS-15G on February 14, 2024. UBS AG, New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG, New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including March 31, 2024, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG, New York Branch as required by Rule 15Ga-1.

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Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)		Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	®	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2019-C16	X	UBS AG, New York Branch	29	419,904,949.00	59.5%	1	30,000,000.00	4.4%	0	—	0.0%	0	—	0.0%	0	—	4.4%	1	30,000,000.00	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C15	X	UBS AG, New York Branch	18	309,268,780.00	47.8%	1	55,000,000.00	8.5%	0	—	0.0%	0	—	0.0%	0	—	8.5%	1	55,000,000.00	0.0%	0	—	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG, New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii)  which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.
3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.
4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.

The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced.” In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.
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8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).
9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.
10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

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Retained Interests in This Securitization

Neither UBS AG, New York Branch nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG, New York Branch or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—UBS AG, New York Branch” has been provided by UBS AG, New York Branch.

LMF Commercial, LLC

General

LMF Commercial, LLC, a Delaware limited liability company formed in April 2013 (“LMF”), is wholly-owned by Lennar Corporation (“Lennar”). The executive offices of LMF are located at 590 Madison Avenue, 9th Floor, New York, New York 10022.

LMF is a sponsor, a mortgage loan seller and an originator. An affiliate of Barclays has provided warehouse financing to LMF for one of the Mortgage Loans originated by LMF that is being contributed to this securitization. The aggregate Cut-off Date Balance of the LMF Mortgage Loan that is (or, as of the Closing Date, is expected to be) subject to the related warehouse facility is projected to equal approximately $10,500,000. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, the LMF Mortgage Loan subject to such warehouse facility, which Mortgage Loan will be transferred to the depositor free and clear of any liens.

Additionally, Wells Fargo is the purchaser under a repurchase agreement with LMF or with a wholly-owned subsidiary or other affiliate of LMF for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LMF and/or its respective affiliates. In the case of the repurchase facility provided to LMF, Wells Fargo has agreed to purchase mortgage loans from LMF on a revolving basis. The dollar amount of the Mortgage Loan that is expected to be subject to the repurchase facility that will be sold by LMF to the Depositor in connection with this securitization transaction is projected to equal, as of the Cut-off Date, approximately $21,500,000. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo the Mortgage Loan subject to that repurchase facility that are to be sold by LMF to the Depositor in connection with this securitization transaction, which Mortgage Loan will be transferred to the depositor free and clear of any liens.

In addition, Computershare Trust Company, National Association is the interim custodian with respect to the loan files for all of the LMF Mortgage Loans.

LMF’s Securitization Program

As a sponsor and mortgage loan seller, LMF originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by LMF (the “LMF Mortgage Loans”) were originated, co-originated or acquired from an unaffiliated third party by LMF. This is the 104th commercial real estate debt investment securitization to which LMF is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by LMF may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. LMF securitized approximately $712 million, $1.49 billion, $2.41 billion, $1.93 billion, $1.66 billion, $1.32 billion, $1.54 billion, $687 million, $811 million, $716 million and $431 million of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022 and 2023, respectively.

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Neither LMF nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against LMF for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by LMF in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

LMF’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated or acquired by LMF was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, LMF performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of LMF. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of LMF and one officer of Lennar. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, LMF typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. LMF typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, LMF will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things,

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revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to
●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, LMF may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by LMF, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, LMF may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. LMF also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to
●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by LMF, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, LMF may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, LMF will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that LMF

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or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, LMF will analyze the condition of the real property for a prospective asset. To aid in that analysis, LMF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. LMF will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. LMF requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, LMF may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, LMF may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. LMF generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. LMF will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, LMF uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, LMF generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, LMF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, LMF will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government

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officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, LMF may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in LMF’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by LMF to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, LMF may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. LMF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, LMF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, LMF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and LMF’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, LMF may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, LMF’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time LMF or its affiliates originated or acquired certain assets. In addition, in some cases, LMF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—LMF’s Underwriting Standards and Loan Analysis” above, one or more of the LMF Mortgage Loans may vary from, or not comply with, LMF’s underwriting policies and guidelines described above. In addition, in the case of one or more of the LMF Mortgage Loans, LMF or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the LMF Mortgage Loans were originated with any material exceptions to LMF’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which LMF is the Sponsor

Overview. LMF has conducted a review of each of the LMF Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of LMF or one or more of its affiliates (the “LMF Review Team”). The review procedures described below were employed with respect to the LMF Mortgage Loans. No sampling procedures were used in the review process. LMF is the mortgage loan seller with respect to two (2) Mortgage Loans. Set forth below is a discussion of certain current general guidelines of LMF generally applicable with respect to LMF’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by LMF. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by LMF.

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Database. To prepare for securitization, members of the LMF Review Team reviewed a database of loan-level and property-level information relating to the LMF Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the LMF Review Team during the underwriting process. Prior to securitization of the LMF Mortgage Loans, the LMF Review Team may have updated the information in the database with respect to the LMF Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the LMF Review Team, to the extent such updates were provided to, and deemed material by, the LMF Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the LMF Mortgage Loans. A data tape (the “LMF Data Tape”) containing detailed information regarding the LMF Mortgage Loans was created from the information in the database referred to above. The LMF Data Tape was used to provide the numerical information regarding the LMF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. LMF engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by LMF and relating to information in this prospectus regarding the LMF Mortgage Loans. These procedures included:

●	comparing the information in the LMF Data Tape against various source documents provided by LMF;
●	comparing numerical information regarding the LMF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the LMF Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the LMF Mortgage Loans disclosed in this prospectus.

Legal Review. LMF engaged legal counsel to conduct certain legal reviews of the LMF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, LMF’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. LMF’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LMF Mortgage Loans. Such assistance included, among other things, (i) a review of certain of LMF’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the LMF Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the LMF Review Team of, a due diligence questionnaire relating to the LMF Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the LMF Mortgage Loans.

Other Review Procedures. The LMF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each LMF Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—LMF’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, LMF determined that the disclosure regarding the LMF Mortgage Loans in this prospectus is accurate in all material respects. LMF also determined that the LMF Mortgage Loans were not originated with any material exceptions from LMF’s underwriting guidelines and procedures, except as described above under “—LMF’s Underwriting Standards and Loan Analysis—Exceptions” above. LMF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

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Review Procedures in the Event of a Mortgage Loan Substitution. LMF will perform a review of any LMF Mortgage Loan that it elects to substitute for a LMF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. LMF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). LMF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by LMF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by LMF to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

LMF most recently filed a Form ABS-15G on February 1, 2024. LMF’s Central Index Key number is 0001592182. With respect to the period from and including April 1, 2021 to and including March 31, 2024, LMF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither LMF nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LMF or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—LMF Commercial, LLC” has been provided by LMF.

Greystone Commercial Mortgage Capital, LLC

General

Greystone Commercial Mortgage Capital LLC (“GCMC”) is a sponsor of, and a seller of certain Mortgage Loans (the “GCMC Mortgage Loans”) into, the securitization described in this prospectus. Greystone Select Company II LLC (“GSCII”), an affiliate of GCMC, originated or co-originated all of the GCMC Mortgage Loans.

GCMC is a Delaware limited liability company. GCMC was formed on August 24, 2021 and is indirectly wholly owned by Greystone Select Company II LLC. GCMC’s executive offices are located at 152 West 57th Street, New York, New York 10019, telephone number (917) 421-4533. GSCII is a Delaware limited liability company formed on June 9, 2021 and is indirectly owned by Greystone Select Incorporated. GSCII’s executive offices are located at 152 West 57th Street, New York, New York 10019, telephone number (917) 421-4533.

GCMC through GSCII (collectively, the “GCMC Originator”) is engaged in the origination and acquisition of commercial and multifamily mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination or acquisition into a commercial mortgage-backed securities (“CMBS”) primary issuance securitization or through a sale of whole loan interests to third-party investors. GCMC through GSCII originates loans primarily for securitization; however, the GCMC Originator also originates mortgage loans, subordinate mortgage loans, or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate) for itself and for sale to third-party investors.

In the normal course of its business, GCMC may acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by the GCMC Originator.

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GCMC aggregates and warehouses the commercial and multifamily mortgage loans that the GCMC Originator originates or acquires pending sale via a CMBS securitization.

GCMC’s Securitization History

Since its founding in August 2021 and through May 2024, the GCMC Originator has originated approximately 11 fixed rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $169.8 million and GCMC has acted as a sponsor and mortgage loan seller on four fixed-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by GCMC or originated by the GCMC Originator will be sold to securitizations in which GCMC acts as a sponsor. GCMC through GSCII expects to continue to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. GCMC (in some cases through GSCII ) also expects to originate subordinate and mezzanine debt for investment, syndication or securitization.

None of GCMC, GSCII, nor any of their respective affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against GCMC or GSCII for any losses or other claims in connection with the certificates or the GCMC Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by GCMC and guaranteed by GSCII in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

Review of GCMC Mortgage Loans

Overview. GCMC has conducted a review of the GCMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GCMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of GCMC (the “GCMC Deal Team”). The review procedures described below were employed with respect to all of the GCMC Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GCMC Deal Team created a data tape (the “GCMC Data Tape”) containing detailed loan-level and property-level information regarding each GCMC Mortgage Loan. The GCMC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the GCMC Deal Team during the underwriting process. After origination of each GCMC Mortgage Loan, the GCMC Deal Team updated the information in the GCMC Data Tape with respect to the GCMC Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the GCMC Deal Team. The GCMC Data Tape was used by the GCMC Deal Team in providing the numerical information regarding the GCMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GCMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by GCMC relating to information in this prospectus regarding the GCMC Mortgage Loans. These procedures included:

●	comparing the information in the GCMC Data Tape against various source documents provided by GCMC that are described above under “—Data Tape”;
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●	comparing numerical information regarding the GCMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GCMC Data Tape; and

recalculating certain percentages, ratios and other formulae relating to the GCMC Mortgage Loans disclosed in this prospectus.

Legal Review. GCMC engaged various law firms to conduct certain legal reviews of the GCMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GCMC Mortgage Loan, origination counsel prepared a loan and property summary or completed a questionnaire that sets forth certain salient loan terms and summarizes material deviations from the GCMC Originator’s standard form loan documents. In anticipation of the securitization of each GCMC Mortgage Loan originated by the GCMC Originator, origination counsel for each GCMC Mortgage Loan reviewed a form of securitization representations and warranties and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the GCMC Mortgage Loans. Such assistance included, among other things, a review of (i) one or more due diligence questionnaires completed by origination counsel and/or the GCMC Deal Team, and (ii) exceptions to representations and warranties compiled by origination counsel and the GCMC Deal Team, and (iii) various statistical data tapes prepared by the GCMC Deal Team. In addition, for each GCMC Mortgage Loan originated by the GCMC Originator, GCMC prepared and provided to legal counsel for review an asset summary, which summary includes certain loan terms and property-level information obtained during the origination process.

For each GCMC Mortgage Loan, if any, purchased by GCMC or its affiliates from a third-party originator of such GCMC Mortgage Loan, GCMC generally re-underwrote such Mortgage Loan to confirm whether it complied with GCMC’s underwriting guidelines.

GCMC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GCMC Mortgage Loans included in the ten (10) largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GCMC Mortgage Loans included in the next five (5) largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. For each GCMC Mortgage Loan originated by the GCMC Originator, the GCMC Originator conducted a search with respect to each borrower under the related GCMC Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any GCMC Mortgage Loan, GCMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If GCMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GCMC Mortgage Loan, GCMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GCMC Mortgage Loans originated by the GCMC Originator, the GCMC Deal Team also consulted with the applicable GCMC Mortgage Loan origination team to confirm that the GCMC Mortgage Loans were originated in compliance with the origination and underwriting guidelines described below under “—GCMC’s Origination Procedures and Underwriting Guidelines,” as well as to identify any material deviations from those origination and underwriting guidelines. See “—GCMC’s Origination Procedures and Underwriting Guidelines—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GCMC found and concluded with reasonable assurance that the disclosure regarding the GCMC Mortgage Loans in this prospectus is accurate in all material respects. GCMC also found and concluded with reasonable assurance that the GCMC Mortgage Loans were originated or acquired in accordance with GCMC’s origination procedures and underwriting guidelines, except as described under “—GCMC’s Origination Procedures and

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Underwriting Guidelines—Exceptions” below. GCMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

GCMC’s Origination Procedures and Underwriting Guidelines

General. The GCMC Originator’s commercial mortgage loans are generally originated in accordance with the origination procedures and underwriting guidelines described below; however, given the unique nature of commercial mortgaged properties, variations from these origination procedures and underwriting guidelines may occur as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by the GCMC Originator. Therefore, this general description of the GCMC Originator’s origination procedures and underwriting guidelines is not intended as a representation that every GCMC Mortgage Loan complies entirely with all procedures and guidelines set forth below. For important information about the circumstances that have affected the underwriting of a GCMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” on Annex D-2.

Loan Analysis. The credit underwriting process for each GCMC Mortgage Loan is performed by a team comprised of real estate professionals that typically includes a deal manager, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the GCMC Originator may also engage a consultant or third-party diligence provider to assist in the underwriting or preparation of an analysis required by the above process, subject to the ultimate review and approval of the GCMC Originator.

A member of the GCMC Deal Team or a third-party engaged by the GCMC Originator is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The GCMC Originator or an affiliate of GCMC, along with any third-party provider engaged by the GCMC Originator, also performs a review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the GCMC Originator finalizes its underwriting analysis of the property’s cash flow in accordance with the GCMC Originator’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval. All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of the GCMC Originator and its affiliates, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

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Debt Service Coverage Ratio and Loan-to-Value Ratio. The GCMC Originator’s underwriting guidelines generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower which, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned debt service coverage ratio requirements pertain to the underwritten cash flow at origination and may not hold true for each GCMC Mortgage Loan as reported in this prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the debt service coverage ratio.

Additional Debt. Certain mortgage loans originated by the GCMC Originator or acquired by GCMC may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that GCMC or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Amortization Requirements. The GCMC Originator’s underwriting guidelines generally permit a maximum amortization period of 30 years, or interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Servicing. Interim servicing for mortgage loans originated by the GCMC Originator prior to securitization will typically be performed by an affiliate of GCMC, GSCII or an unaffiliated third-party; however, primary servicing may occasionally be retained by certain qualified subservicers under established sub-servicing agreements with GCMC, which primary servicing may be retained by such subservicers post-securitization. Accordingly, from time to time, the original third-party servicer may retain primary servicing. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) on the Closing Date.

Assessments of Property Condition. As part of the origination and underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an
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update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination process, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide, and the GCMC Originator or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, the GCMC Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage,

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including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts if such coverage is available at commercially reasonable rates. In some cases, there may be a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the GCMC Originator may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, the GCMC Originator may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by the GCMC Originator. Furthermore, the GCMC Originator may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, the GCMC Originator may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the GCMC Originator may determine that establishing an escrow or reserve is

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not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the GCMC Originator are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.
●	Insurance—Monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third-party unrelated to the borrower (such as a condominium board) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third-party is responsible for all repairs and maintenance, or (ii) if the GCMC Originator determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if the GCMC Originator determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the related mortgaged property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third-party is responsible for
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the repairs, or (iv) if the GCMC Originator determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third-party unrelated to the borrower is identified as the responsible party or (iv) if the GCMC Originator determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the GCMC Mortgage Loans, see Annex A-1.

Exceptions. One or more of the GCMC Mortgage Loans may vary from the specific underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GCMC Mortgage Loans, the GCMC Originator or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

The GCMC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

GCMC’s CIK number is 0001931347. GCMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on January 25, 2024. As of March 31, 2024, GCMC has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither GCMC nor any of its affiliates will retain on the Closing Date any Certificates issued by the issuing entity or any other economic interest in this securitization. However, GCMC or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—Greystone Commercial Mortgage Capital, LLC” has been provided by GCMC.

The Depositor

The depositor is Barclays Commercial Mortgage Securities LLC. The depositor is a special purpose limited liability company formed in the State of Delaware on August 18, 2004 for the purpose of engaging in the business, among other things, to acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables, to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or

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entities, in addition to other related activities. The depositor is an affiliate of Barclays Capital Inc., an underwriter, and a direct wholly-owned subsidiary of Barclays Capital Real Estate Inc., a sponsor, mortgage loan seller and originator. The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor has minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, the duty (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession to the certificate administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, and (iii) to indemnify the trustee and certificate administrator against certain expenses and liabilities resulting from the depositor’s willful misconduct, bad faith, fraud or negligence. The depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BBCMS Mortgage Trust 2024-5C27 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Master Servicer”, “—The Special Servicer,” “―The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties

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and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as the primary servicer for the Serviced Companion Loans (in such capacity, the “Master Servicer”). Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. Wells Fargo is also (i) the Non-Serviced Master Servicer with respect to the Crescent Center Whole Loan under the Non-Serviced PSA for the BMO 2024-5C3 transaction, (ii) the Non-Serviced Master Servicer with respect to the Kenwood Towne Center Whole Loan under the Non-Serviced PSA for the BANK5 2024-5YR6 transaction and (iii) the current holder of one or more of the Companion Loans relating to the Kenwood Towne Centre Whole Loan. The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086-23A, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2021	As of 12/31/2022	As of 12/31/2023	As of 3/31/2024
By Approximate Number:	29,704	27,480	25,184	24,899
By Approximate Aggregate Unpaid Principal Balance (in billions):	$619.35	$599.96	$569.60	$565.60

Within this portfolio, as of March 31, 2024, are approximately 19,395 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $448.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of March 31, 2024, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

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The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2021	$461,645,275,707	$1,395,817,923	0.30%
Calendar Year 2022	$447,783,265,998	$1,178,103,154	0.26%
Calendar Year 2023	$417,536,836,151	$951,214,812	0.23%
YTD Q1 2024	$415,523,559,241	$941,475,830	0.23%

* “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and Morningstar DBRS as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar DBRS
Primary Servicer	CPS1	Strong	MOR CS1
Master Servicer	CMS1-	Strong	MOR CS1
Special Servicer	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo are rated “A+” by S&P, “Aa2” by Moody’s and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo are rated “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, Wells Fargo instituted a requirement that its personnel, including those in the commercial mortgage servicing group, but subject to certain exceptions, work remotely, beginning on March 16, 2020 or as soon as possible thereafter, and continuing until March 14, 2022. Personnel returned to their offices on March 14 on a hybrid flexible model that allows for some remote work. This remote-working capability is part of Wells Fargo’s business continuity plan. Based on management’s review of its remote-working capability and resources and its daily review of actual results since instituting the remote-working requirement, Wells Fargo does not expect the remote-working to adversely affect its servicing operations in any material respect.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
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●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing & tracking;
●	credit investigation & background checks; and
●	defeasance calculations.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and Serviced Companion Loans as to which it is Master Servicer. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and Serviced Companion Loans as to which it is the Master Servicer will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans and Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans and Serviced Companion Loans as to which it is acting as the Master Servicer or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

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The master servicer will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related mortgage loans and the primary servicing rights with respect to certain of the related mortgage loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such mortgage loans.

Pursuant to certain interim servicing agreements between Wells Fargo and Barclays or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Barclays or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Barclays Mortgage Loans.

Wells Fargo is the purchaser under a repurchase agreement with SMC or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by SMC or certain of its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo and SMC or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by SMC or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the SMC Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and SGFC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by SGFC or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the SGFC Mortgage Loans.

Wells Fargo is the purchaser under a repurchase agreement with Argentic or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Argentic or certain of its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo and Argentic or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by Argentic or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Argentic Mortgage Loans.

Wells Fargo is the purchaser under a repurchase agreement with LMF or certain of its affiliates, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LMF or certain of its affiliates. Pursuant to certain interim servicing agreements between Wells Fargo and LMF or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by LMF or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the LMF Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and CREFI or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by CREFI or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the CREFI Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and GACC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by GACC or those affiliates from time to time.

Under the PSA, the University Pointe Whole Loan, 640 5th Avenue Whole Loan, Bedrock Mixed-Use Portfolio and The Pointe & Oak Shadows Whole Loan are each a Servicing Shift Mortgage Loan and will be serviced hereunder by Wells Fargo as master servicer until the related Servicing Shift Date, at which time it is expected that it will be serviced under the related lead servicing agreement.

Neither Wells Fargo nor any of its affiliates intends to retain any Certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo or its affiliates may retain or own in the future certain classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

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The foregoing information regarding Wells Fargo under this section titled “—The Master Servicer” has been provided by Wells Fargo. None of the depositor, the underwriters, the special servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

For a description of any material affiliations, relationships and related transactions between Wells Fargo, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The master servicer will have various duties under the PSA. Certain duties and obligations of Wells Fargo are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, will initially be appointed to act as special servicer for the Mortgage Loans to be deposited into the issuing entity (other than any Non-Serviced Mortgage Loan (except as described in this prospectus) and any Excluded Special Servicer Loan) and any Serviced Companion Loan. The principal executive offices of LNR Partners are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600. LNR Partners currently serves as special servicer under the BANK5 2024-5YR6 pooling and servicing agreement, which governs the servicing of the Kenwood Towne Centre Whole Loan and the Benchmark 2024-V6 pooling and servicing agreement, which governs the servicing of the Wateridge Whole Loan.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,
●	investing in high-yielding real estate-related debt and equity, and
●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 26 years.

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The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 177 as of March 31, 2024. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;
●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;
●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;
●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;
●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;
●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;
●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;
●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;
●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;
●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;
●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;
●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;
●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;
●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;
●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;
●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $78.6 billion;
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●	185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion;
●	162 domestic commercial mortgage backed securitization pools as of December 31, 2020 with a then current face value in excess of $82.2 billion;
●	172 domestic commercial mortgage backed securitization pools as of December 31, 2021 with a then current face value in excess of $97.4 billion;
●	182 domestic commercial mortgage backed securitization pools as of December 31, 2022 with a then current face value in excess of $112.3 billion;
●	178 domestic commercial mortgage backed securitization pools as of December 31, 2023 with a then current face value in excess of $101.9 billion; and
●	177 domestic commercial mortgage backed securitization pools as of March 31, 2024 with a then current face value in excess of $99 billion.

As of March 31, 2024, LNR Partners has resolved approximately $88.8 billion of U.S. commercial and multifamily loans over the past 26 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans during 2019, approximately $2.9 billion of U.S. commercial and multifamily mortgage loans during 2020, approximately $4.8 billion of U.S. commercial and multifamily mortgage loans during 2021, approximately $3.3 billion of U.S. commercial and multifamily mortgage loans during 2022, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2023, and approximately $0.6 billion of U.S. commercial and multifamily mortgage loans through March 31, 2024

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, California, New York and North Carolina. As of March 31, 2024, LNR Partners and its affiliates specially service a portfolio, which included approximately 6,109 assets across the United States with a then current face value of approximately $99 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed

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distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P (strong), Fitch (CSS1) and DBRS/Morningstar (CS1).

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

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LNR Securities Holdings, LLC is anticipated to purchase an approximately 65% interest in each of the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H certificates (excluding the portion comprising the VRR Interest) (and may purchase certain other classes of certificates) and is expected to be appointed as the initial Directing Certificateholder and to appoint LNR Partners as special servicer. LNR Partners or its affiliate also assisted LNR Securities Holdings, LLC (or its affiliate) and Eightfold Real Estate Capital Fund VI, L.P. (the entity anticipated to purchase approximately 35% of the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H Certificates) and Eightfold Real Estate Capital Series Trust (the entity anticipated to purchase a 35% membership interest in Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC) (or its affiliate) with due diligence relating to the Mortgage Loans to be included in the mortgage pool. The directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the then Controlling Class of Certificates.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than SMC), any originator (other than SMC) or any significant obligor. LNR Partners, however, is an affiliate of (i) SMC, one of the sponsors and an originator, (ii) LNR Securities Holdings, LLC, which entity is expected to, on the Closing Date, to be appointed the initial Directing Certificateholder and Risk Retention Consultation Party and is expected to purchase an approximately 65% interest in each of the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H certificates (excluding the portion comprising the VRR Interest), (iii) Starwood Conduit CMBS Vertical Retention I LLC, the entity expected to purchase the VRR Interest and (iv) Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC, the entity expected to purchase the Class J-RR certificates (other than the portion comprising the VRR Interest). Eightfold Real Estate Capital Series Trust is anticipated to purchase approximately a 35% membership interest in Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC.

Except as disclosed in this prospectus and except for (i) LNR Partners acting as special servicer for this securitization transaction, (ii) an affiliate of LNR Partners purchasing an approximately 65% interest in each of the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H certificates (in each case excluding the portion comprising the VRR Interest), (iii) an affiliate of LNR Partners acting as the initial Directing Certificateholder and initial Risk Retention Consultation Party, (iv) SMC being one of the sponsors, and an originator of some of the Mortgage Loans, (v) Starwood Conduit CMBS Vertical Retention I LLC, the entity expected to purchase the VRR Interest, (vi) Starwood CMBS Horizontal Retention BBCMS 2024-5C27, the entity expected to purchase the Class J-RR certificates (other than the portion comprising the VRR Interest), (vii) Eightfold Real Estate Capital Series Trust, the entity anticipated to purchase approximately a 35% membership interest in Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC, (viii) LNR Partners or its affiliate assisting LNR Securities Holdings, LLC (or its affiliate), Eightfold Real Estate Capital Fund VI, L.P. (or its affiliate) and Eightfold Real Estate Capital Series Trust (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool, and (ix) LNR Partners currently serves as special servicer under the BANK5 2024-5YR6 pooling and servicing agreement, which governs the servicing of the Kenwood Towne Centre Whole Loan and the Benchmark 2024-V6 pooling and servicing agreement, which governs the servicing of the Wateridge Whole Loan, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that

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currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described above and in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”, neither LNR Partners nor any of its affiliates will retain on the Closing Date any Certificates issued by the issuing entity or any other economic interest in this securitization. However, LNR Partners or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire additional Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The foregoing information regarding LNR Partners under this heading “Transaction Parties—The Special Servicer” has been provided by LNR Partners.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Primary Servicer

KeyBank will be appointed as a primary servicer with respect to the 48 E 57th Street Mortgage Loan, the Hooksett Village Mortgage Loan, the Citrus Center Mortgage Loan, the Stor-More-Laredo Self Storage Mortgage Loan, the Extra Space Storage Chicago Heights Mortgage Loan, the MIC St. Louis & Memphis Mortgage Loan, the Otto Storage Portfolio Mortgage Loan and The Riley - 880 Manhattan Avenue Mortgage Loan (collectively, 8.8%) (collectively, the “KeyBank Serviced Mortgage Loans”). KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the depositor, any other Mortgage Loan Seller, the trustee, the certificate administrator, the paying agent, the custodian, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, or any other sub-servicer.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998.  The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	As of 12/31/2021	As of 12/31/2022	As of 12/31/2023	As of 3/31/2024
By Approximate Number	18,122	18,346	18,238	18,190
By Approximate Aggregate Principal Balance (in billions)	$379.3	$426.9	$442.1	$447.2

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Within this servicing portfolio are, as of March 31, 2024, approximately 11,243 loans with a total principal balance of approximately $298.4 billion that are included in approximately 947 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2023, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P Global Ratings (“S&P”), Fitch, and DBRS, Inc. (“Morningstar DBRS”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1-” as a primary servicer, and “CSS1-” as a special servicer. Morningstar DBRS has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar DBRS’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.key.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the primary servicer or the master servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s deposits and debt obligations.

	S&P	Fitch	Moody’s
Long-Term Deposits	N/A	A-	A2
Short-Term Deposits	N/A	F2	P-1
Long-Term Debt Obligations	BBB+	BBB+	Baa1
Short-Term Debt Obligations	A-2	F2	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the KeyBank Primary Servicing Agreement and, accordingly, will not have any material adverse impact on the performance of the KeyBank Serviced Mortgage Loans or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act of 1933, as amended. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

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KeyBank’s servicing policies and procedures for the servicing functions it will perform under the KeyBank Primary Servicing Agreement for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the primary servicer of the KeyBank Serviced Mortgage Loans, generally responsible for the primary servicing functions for the KeyBank Serviced Mortgage Loans. KeyBank may from time to time perform some of its servicing obligations under the KeyBank Primary Servicing Agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO Property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the KeyBank Primary Servicing Agreement as if KeyBank had not retained any such vendors.

Generally, all amounts received by KeyBank on the KeyBank Serviced Mortgage Loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the KeyBank Primary Servicing Agreement. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the KeyBank Serviced Mortgage Loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular KeyBank Serviced Mortgage Loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard described in the KeyBank Primary Servicing Agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the KeyBank Serviced Mortgage Loans pursuant to the KeyBank Primary Servicing Agreement.

As of the Closing Date, neither KeyBank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization and, for the avoidance of doubt, KeyBank, as primary servicer for certain of the KeyBank Serviced Mortgage Loans, will be entitled to, or is expected to be entitled to, primary servicing fees described in this prospectus with respect to such Mortgage Loans. However, KeyBank and its affiliates may, from time to time after the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth above under this heading “—The Primary Servicer” has been provided by KeyBank.

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Summary of the KeyBank Primary Servicing Agreement

General. KeyBank has acquired the right to be appointed as the primary servicer of the KeyBank Serviced Mortgage Loans, representing in the aggregate approximately 8.8% of the aggregate Initial Pool Balance, which such Mortgage Loans are to be transferred to the depositor by KeyBank. Accordingly, Wells Fargo, as master servicer, and KeyBank, as primary servicer, will enter into a primary servicing agreement dated as of July 1, 2024 (the “KeyBank Primary Servicing Agreement”) with respect to these mortgage loans (the “KeyBank Primary Serviced Mortgage Loans”). The primary servicing of such KeyBank Primary Serviced Mortgage Loans will be governed by the KeyBank Primary Servicing Agreement. The following summary describes certain provisions of the KeyBank Primary Servicing Agreement relating to the primary servicing and administration of the KeyBank Primary Serviced Mortgage Loans. This summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the KeyBank Primary Servicing Agreement.

Summary of Certain Primary Servicing Duties. With respect to the KeyBank Primary Serviced Mortgage Loans, KeyBank, as primary servicer, will be responsible for performing the primary servicing of such Mortgage Loans in a manner consistent with the PSA and the Servicing Standard. Primary servicing duties will include:

●	maintaining the servicing file and releasing files in accordance with the PSA and the KeyBank Primary Servicing Agreement,
●	within five (5) business days of receipt of a repurchase communication, reporting any such repurchase communication to the master servicer and forwarding a copy of such repurchase communication to the master servicer and such information in its possession reasonably requested by the master servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the master servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,
●	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts (consistent with the requirements of the PSA) to hold such collections,
●	remitting to the master servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments and payments in the nature of additional servicing compensation due to KeyBank, as primary servicer,
●	preparing such reports, including a collection report, monthly remittance report, various CREFC® reports and such other reports as reasonably requested by the master servicer from time to time,
●	collecting monthly and quarterly borrower reports, budgets, operating statements, income statements and rent rolls,
●	performing inspections of the related mortgaged properties at the frequency required of the master servicer under the PSA and providing inspection reports to the master servicer,
●	monitoring borrower insurance obligations on such loans and obtaining such property level insurance when the borrower fails to maintain such insurance,
●	maintaining errors and omissions insurance and an appropriate fidelity bond,
●	notifying the master servicer of any borrower requests or transactions and performing certain duties of the master servicer with respect to such borrower request or transaction; provided, however, that KeyBank will not permit or consent to any borrower request or transaction without confirming that the master servicer is either obligated to process or the master servicer and the
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special servicer have mutually agreed that the master servicer will process such request and obtaining the prior written consent of the master servicer,

●	promptly notifying master servicer of any defaults under the KeyBank Primary Serviced Mortgage Loans, collection issues or customer issues; provided that KeyBank will not take any action with respect to enforcing such loans without the prior written approval of the master servicer,
●	in connection with any request for materials by the asset representations reviewer with respect to this PSA or any other asset representations reviewer, promptly providing master servicer with any documents requested by the master servicer and cooperating with the master servicer in connection with its obligations relating to such request; and
●	with respect to all servicing responsibilities of the master servicer under the PSA which are not being performed by KeyBank under the KeyBank Primary Servicing Agreement, KeyBank will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

KeyBank will also timely provide such certifications, reports and registered public accountant attestations required by the KeyBank Primary Servicing Agreement or by the master servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

KeyBank will not communicate directly with the special servicer, the Directing Certificateholder or any Rating Agency except in very limited circumstances set forth in the KeyBank Primary Servicing Agreement.

KeyBank will have no obligation to make any principal and interest advance or any servicing advances. KeyBank will not make any Major Decisions or Special Servicer Decisions or take any other action requiring the approval of the master servicer under the KeyBank Primary Servicing Agreement without the prior written approval of the master servicer. Such consent will be subject to the consent of the special servicer and the special servicer will process such request unless mutually agreed by the special servicer and the master servicer that the master servicer will process such request. The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the KeyBank Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the servicing fee with respect to the KeyBank Primary Serviced Mortgage Loans under the PSA. KeyBank is not entitled to any Compensating Interest Payment, Prepayment Interest Excess, default interest, penalty charges or other amounts not specifically set forth in the KeyBank Primary Servicing Agreement. KeyBank will be entitled to such additional servicing compensation as set forth in the KeyBank Primary Servicing Agreement.

Generally, if received and the master servicer is entitled to retain such amounts under the PSA, KeyBank will also be entitled to retain, with respect to the KeyBank Primary Serviced Mortgage Loans, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), the following:

●	100% of the master servicer’s share of any charges for beneficiary statements, demand fees and amounts collected for checks returned for insufficient funds;
●	50% of the master servicer’s share of any assumption application fees and assumption fees;
●	50% of the master servicer’s share of any modification fees, consent fees, and defeasance fees to the extent such action was performed by KeyBank; and
●	subject to certain limitations set forth in the PSA, any interest or other income earned on deposits in the related accounts held by KeyBank.
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KeyBank will be required to remit to the master servicer any additional servicing compensation or other amounts received by it which KeyBank is not entitled to retain. Except as otherwise provided, KeyBank will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the KeyBank Primary Servicing Agreement.

Indemnification; Limitation of Liability. KeyBank and its officers, agents, affiliates or employees (the “KeyBank Parties”) will have no liability to the master servicer for any action taken or refraining from the taking of any action, in good faith pursuant to the KeyBank Primary Servicing Agreement, or for errors in judgment; provided, however, this will not protect KeyBank Parties against any breach of representations or warranties made in the KeyBank Primary Servicing Agreement, or against any liability which would otherwise be imposed on KeyBank by reason of its willful misconduct, bad faith or negligence (or by reason of any specific liability imposed under the KeyBank Primary Servicing Agreement for a breach of the Servicing Standard) in the performance of its obligations or duties under the KeyBank Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the KeyBank Primary Servicing Agreement. The KeyBank Parties will be indemnified and held harmless by the master servicer against any and all claims, disputes, losses, penalties, fines, forfeitures, reasonable legal fees and related costs (including, without limitation, in connection with the enforcement of such indemnified party’s rights under the KeyBank Primary Servicing Agreement), judgments and any other costs, liabilities or expenses that KeyBank will sustain arising from or as a result of any willful misconduct, bad faith or negligence of the master servicer in the performance of its obligations and duties under the KeyBank Primary Servicing Agreement or by reason of negligent disregard by the master servicer of its duties and obligations under the KeyBank Primary Servicing Agreement or by reason of breach of any representations or warranties made in the KeyBank Primary Servicing Agreement. KeyBank will be indemnified by the issuing entity, to the extent provided in the PSA, against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the KeyBank Primary Servicing Agreement, the Mortgage Loans or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne by KeyBank without right of reimbursement pursuant to the terms of the KeyBank Primary Servicing Agreement or (ii) incurred by reason of (A) a breach of any representation or warranty by KeyBank or (B) willful misconduct, bad faith, or negligence of KeyBank in the performance of duties under the KeyBank Primary Servicing Agreement or negligent disregard of obligations and duties under the KeyBank Primary Servicing Agreement; provided, however, that the indemnification described in this sentence will be strictly limited to any actual amount of indemnification received by the master servicer under the PSA as a result of pursuing the Trust on behalf of KeyBank for such indemnification.

KeyBank will be required to indemnify and hold harmless the master servicer and its partners, directors, officers, agents or employees against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, liabilities or expenses that the master servicer may sustain arising from or as a result of any willful misconduct, bad faith, fraud or negligence of KeyBank in the performance of its obligations and duties under the KeyBank Primary Servicing Agreement or by reason of negligent disregard by KeyBank of its duties and obligations under the KeyBank Primary Servicing Agreement or by reason of breach of any representations or warranties made in the KeyBank Primary Servicing Agreement.

Resignation. The KeyBank Primary Servicing Agreement will provide that KeyBank may not resign from the obligations and duties imposed on it thereunder except by 60 days prior written notice to the master servicer or upon the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by KeyBank.

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Termination. The KeyBank Primary Servicing Agreement will be terminated with respect to KeyBank if any of the following occurs:

●	the master servicer elects to terminate KeyBank following a KeyBank Primary Servicer Termination Event (as defined below);
●	upon resignation by KeyBank;
●	upon the later of the final payment or other liquidation of the last KeyBank Serviced Mortgage Loans and disposition of all REO Property and remittance of all funds due under the KeyBank Primary Servicing Agreement;
●	by mutual consent of KeyBank and the master servicer in writing;
●	upon termination of the PSA;
●	at the option of the purchaser of any KeyBank Primary Serviced Mortgage Loan pursuant to the terms of the PSA, solely with respect to such KeyBank Primary Serviced Mortgage Loan; or
●	if the master servicer’s responsibilities and duties as master servicer under the PSA have been assumed by the trustee, and the trustee has the right to terminate KeyBank pursuant to the PSA.

“KeyBank Primary Servicer Termination Event”, means any one of the following events:

●	any failure by KeyBank (i) to make a required deposit to the accounts maintained by KeyBank, or (ii) to remit to the master servicer on the dates and by the times required to be made any amount required to be so deposited or remitted by KeyBank, which failure is not cured within 1 business day after such deposit or remittance is due;
●	any failure on the part of KeyBank to deliver to the master servicer certain certificates or reports specified in the KeyBank Primary Servicing Agreement subject to cure periods specified in the KeyBank Primary Servicing Agreement;
●	KeyBank fails three times within any 12-month period to deliver to the master servicer certain reports specified in the KeyBank Primary Servicing Agreement within one business day following the date such reports are due;
●	any failure by KeyBank duly to observe or perform in any material respect any of its other covenants or obligations under the KeyBank Primary Servicing Agreement, which failure continues unremedied for 25 days (or (A) with respect to any year that a report on Form 10-K is required to be filed, 3 business days in the case of KeyBank's obligations contemplated by the PSA or (B) 10 days in the case of payment of an insurance premium) after written notice of the failure has been given to KeyBank by the master servicer; provided, if that failure is capable of being cured and KeyBank is diligently pursuing that cure, that such period will be extended an additional 30 days;
●	any breach on the part of KeyBank of any representation or warranty in the KeyBank Primary Servicing Agreement which materially and adversely affects the interests of the master servicer or any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given KeyBank, by the master servicer; provided, if that breach is capable of being cured and KeyBank is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;
●	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to KeyBank and certain actions by or on behalf KeyBank indicating its insolvency or inability to pay its obligations;
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●	KBRA (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) has placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by KBRA and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer (because of actions of KeyBank) or KeyBank as the sole or a material factor in such rating action;
●	KeyBank is no longer rated at least “CPS3” by Fitch and KeyBank is not reinstated to at least that rating within 60 days of delisting;
●	KeyBank is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Primary Servicer” and is not restored to such status on such list within 60 days;
●	KeyBank assigns or transfers or attempts to assign or transfer all or part of its rights and obligations under the KeyBank Primary Servicing Agreement except as permitted by the KeyBank Primary Servicing Agreement; or
●	(1) the KeyBank fails to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor under the PSA or under the KeyBank Primary Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (2) KeyBank fails to perform in any material respect any of its covenants or obligations contained in the KeyBank Primary Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required under the KeyBank Primary Servicing Agreement or for any party to the PSA to perform its obligations under Article XI of the PSA or under the Exchange Act reporting items required under any other pooling and servicing agreement that the depositor is a party to.

Notwithstanding the foregoing, upon any termination of KeyBank, KeyBank will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will be required to cooperate fully with the master servicer to transition primary servicing of the KeyBank Primary Serviced Mortgage Loans to the master servicer or its designee.

The foregoing information set forth in this “—The Primary Servicer—Summary of the KeyBank Primary Servicing Agreement” section has been provided by KeyBank.

The Affiliated Special Servicers

Argentic Services Company LP

Argentic Services Company LP, a Delaware limited partnership (“ASC”), will act as the special servicer (in such capacity, the “Outside Affiliated Special Servicer”) with respect to (i) the GNL Industrial Portfolio and 620 W 153rd Street Whole Loans, which are serviced under the BMO 2024-5C4 pooling and servicing agreement (the “Outside PSA”). ASC will be responsible for special servicing and administration if such loans were to become a “specially serviced loan” or “REO property” pursuant to the related Outside PSA. ASC maintains its office at 500 North Central Expressway, Suite 261, Plano, Texas 75074 and its telephone number is 469-609-2000.

ASC currently has a commercial special servicer rating of “CSS2-” by Fitch, a commercial loan special servicer rating of “Average” by S&P and a DBRS Morningstar Commercial Mortgage Special Servicer Ranking of MOR CS2.

ASC, formed in 2019, began operations in early 2020 and is a limited partnership ultimately controlled by, and majority-owned by, funds managed by Elliott Investment Management L.P. and its affiliates (collectively, “Elliott”). As of December 31, 2023, Elliott manages approximately $65.5 billion in assets. Certain key employees of ASC and Argentic Investment Management LLC (“AIM”) retain a minority stake in ASC ownership. In addition to being affiliates of Elliott and AIM, ASC is an affiliate of (i) Argentic Real Estate Finance 2 LLC, a mortgage loan seller, sponsor, an originator and retaining sponsor under the

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Outside PSA with respect to GNL Industrial Portfolio and 620 W 153rd Street Whole Loans, and (ii) Argentic Securities Income USA 2 LLC, the initial directing certificateholder under the Outside PSA with respect to GNL Industrial Portfolio and 620 W 153rd Street Whole Loans.

Neither ASC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, ASC or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

As of March 31, 2024, ASC had nineteen (19) employees responsible for special servicing of commercial mortgage loans, including its senior management team averaging 35 years of industry experience. ASC was named special servicer on 57 securitized pools (51 commercial mortgage-backed securities pools and 6 collateralized loan obligation pools) including 1,333 loans secured by 1,970 properties with an unpaid balance of approximately $31.1 billion as of March 31, 2024. As of March 31, 2024, ASC was actively managing 39 loans (including 6 CLO Loans and 33 CMBS Loans), secured by 51 properties (including 5 REO properties) with an approximate unpaid balance of $1.04 billion ($155 Million CLO & $884 Million CMBS).

ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT”). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including asset status reports and consent memoranda), industry standard reports (including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

ASC has its own watch list and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watch list criteria overlaps with CREFC®’s portfolio review guidelines in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watch list determinations. ASC revises and enhances its watch list criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has a shared services agreement with AIM wherein AIM provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology. As required, ASC engages vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC has detailed operating policies and procedures (including templates and exhibits) which are formally reviewed on an annual basis, and adopts interim changes as necessary to: (i) the extent required by applicable law or regulation including in accordance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act; (ii) maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC has engaged a qualified independent public accounting firm that is registered with the PCAOB, and co-sources internal audit functions.

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ASC does not believe that its financial condition will have any adverse effect on the performance of its duties under the Outside PSA and, accordingly, will not have any material impact on the performance of the GNL Industrial Portfolio and 620 W 153rd Street Mortgage Loans or the Certificates.

ASC, in its role as a special servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as Outside Affiliated Special Servicer, ASC will not have primary responsibility for custody services of original documents evidencing the applicable Whole Loan, but may from time to time have custody of certain such documents as necessary for enforcement actions or otherwise. To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard set forth in the Outside PSA.

ASC expects from time-to-time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Outside PSA. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against ASC or of which any of its property is the subject, which are material to the certificateholders.

No securitization transaction involving commercial or multifamily mortgage loans in which ASC is acting as special servicer has experienced an event of default as a result of any action or inaction by ASC as special servicer. ASC has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by ASC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ASC was acting as special servicer.

ASC may enter into one or more arrangements with the applicable directing certificateholder, holders of certificates of the controlling class or any person with the right to appoint or remove and replace the Outside Affiliated Special Servicer and to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, ASC’s appointment as Outside Affiliated Special Servicer, under the Outside PSA, and any related intercreditor agreement and limitations on such person’s right to replace the Outside Affiliated Special Servicer.

The information set forth under this heading “—The Affiliated Special Servicers—Argentic Services Company LP” regarding ASC has been provided by ASC.

Greystone Servicing Company LLC

Greystone Servicing Company LLC, a Delaware limited liability company (“Greystone Servicing”), is the non-serviced special servicer with respect to the Crescent Center Whole Loan, which is serviced under the BMO 2024-5C3 pooling and servicing agreement (the “Non-Serviced PSA”).

The principal place of business of Greystone Servicing is located at 419 Belle Air Lane, Warrenton, Virginia 20186 and the principal commercial mortgage special servicing offices of Greystone Servicing are located at 5221 N. O’Connor Boulevard Suite 800, Irving, Texas 75039.

Greystone Servicing, which is wholly owned by Greystone Select Holdings LLC, a Delaware limited liability company, which in turn is 51% indirectly owned by Stephen Rosenberg, as sole Trustee and Beneficiary of SR 2019 Revocable Trust and 40% indirectly owned, through Cushman Wakefield Greystone LLC, by Cushman and Wakefield, provides primary and special loan servicing for third party portfolio owners, commercial mortgage backed securities trusts, government agencies, collateralized debt obligations (“CDOs”) and collateralized loan obligations (“CLOs”). Greystone Servicing has a special

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servicer rating of CSS2+ from Fitch Ratings Inc. and a special servicer rating of MOR CS1 from Morningstar DBRS. Greystone Servicing is also on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked “Strong” by S&P.

As of April 30, 2024, Greystone Servicing was the named special servicer for approximately 76 transactions representing approximately 2,208 first mortgage loans, with an aggregate stated principal balance of approximately $30.6 billion. Of those 76 transactions, 49 are commercial mortgage-backed securities transactions representing approximately 1,311 first mortgage loans, with an aggregate stated principal balance of approximately $22.0 billion. The remaining 27 transactions are made up of 4 CLOs, 3 SASBs, 12 SBL Freddie Mac and 8 K-series Freddie Mac securitizations. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States. With respect to such transactions as of such date, Greystone Servicing was administering approximately 66 active specially serviced assets with a stated principal balance of approximately $1.5 billion. Each of these specially serviced assets is serviced in accordance with the applicable procedures set forth in the related servicing agreement that governs the asset. Since 2002, and through April 30, 2024 Greystone Servicing (including C-III Asset Management LLC (“C-IIIC-III”) and its predecessor entities, which was acquired by a Greystone Servicing affiliate as of January 1, 2020, and the assets of which were subsequently transferred to Greystone Servicing as of August 26, 2020) has resolved or participated in the resolution of 4,741 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of approximately $59.6 billion.

Greystone Servicing has detailed policies, operating procedures and controls across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Greystone Servicing’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed and updated, as needed, annually. Greystone Servicing also has a formal disaster recovery and business continuity plan, which is reviewed annually. In the past three years there have not been any material changes to Greystone Servicing’s policies and procedures relating to the servicing function Greystone Servicing will perform under the Non-Serviced PSA for assets of the same types as are included in this transaction.

Greystone Servicing will not have primary responsibility for custody services of original documents evidencing the Non-Serviced Whole Loans. Greystone Servicing may from time to time have custody of certain of such documents as necessary for enforcement actions involving such Non-Serviced Whole Loans or otherwise. To the extent that Greystone Servicing has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Non-Serviced PSA and the servicing standard under the Non-Serviced PSA.

There are, to the current actual knowledge of Greystone Servicing, no special or unique factors of a material nature involved in special servicing the particular types of assets governed by the Non-Serviced PSA, and Greystone Servicing’s processes and procedures for the special servicing of such assets do not materially differ from the processes and procedures employed by Greystone Servicing in connection with special servicing of commercial mortgage–backed securitization pools generally.

Greystone Servicing has not been the subject of a servicer event of default or servicer termination event in any securitization transaction involving commercial or multifamily mortgage loans in which Greystone Servicing was acting as special servicer as a result of any action or inaction of Greystone Servicing as special servicer, including as a result of Greystone Servicing’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Greystone Servicing does not believe that its financial condition will have any adverse effect on the performance of its duties under the Non-Serviced PSA, and therefore Greystone Servicing believes its financial condition will not have a material impact on pool performance or performance of the certificates.

Greystone Servicing (including C-III as and C-III’s predecessor entities described above) has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage backed securities transactions since 2002. The table below contains information on the aggregate balances as of the respective calendar year ends of the portfolio of specially serviced commercial and multifamily mortgage

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loans and REO properties that were serviced by Greystone Servicing and its predecessors as special servicer in commercial mortgage backed securities transactions from 2021 through April 30, 2024.

Portfolio Size – CMBS Special Servicing	2021(1)	2022(1)	2023(1)	4/30/2024(2)
Total	$1.9 billion	$1.1 billion	$1.2 billion	$1.5 billion

(1)	As of the last day of the calendar year indicated.
(2)	As of April 30, 2024.

Greystone Servicing may enter into one or more arrangements with a controlling class certificateholder, a directing certificateholder, a companion loan holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer’s compensation in consideration of, among other things, Greystone Servicing’s appointment as special servicer under the Non-Serviced PSA and/or any related co-lender agreement.

Greystone Servicing does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances, Greystone Servicing may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

Greystone Servicing occasionally engages consultants to perform property inspections on a property and its local market. It currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties under the Non-Serviced PSA.

From time to time, Greystone Servicing is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Greystone Servicing does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Non-Serviced PSA. There are currently no legal proceedings pending against Greystone Servicing, or to which any property of Greystone Servicing is subject, that are material to the Certificateholders and Greystone Servicing has no actual knowledge of any proceedings contemplated by governmental authorities.

Greystone Servicing is an affiliate of Greystone Commercial Mortgage Capital, LLC, a sponsor, an originator and a mortgage loan seller.

Neither Greystone Servicing nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Greystone Servicing and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The information set forth under this heading “—The Affiliated Special Servicers—Greystone Servicing Company LLC” has been provided by Greystone Servicing.

The Benchmark 2024-V6 Servicer, the BMO 2024-5C4 Servicer and the Benchmark 2024-V7 Servicer

Midland Loan Services, a division of PNC Bank, National Association (“Midland”), is the Non-Serviced Master Servicer of certain Non-Serviced Mortgage Loans pursuant to certain Non-Serviced PSAs (such Non-Serviced Mortgage Loans, the “Midland Serviced Mortgage Loans”). Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

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Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P Global Ratings (“S&P”), Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. (“DBRS Morningstar”) and Kroll Bond Rating Agency, LLC. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and DBRS Morningstar. For each category, S&P ranks Midland as “Strong”. DBRS Morningstar ranks Midland as “MOR CS2” for master servicer, “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed.

Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland's policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland's personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

In accordance with the PSA, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under the PSA, including, but not limited to, with respect to one or more of the following tasks:

●	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
●	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
●	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
●	administering certain aspects relating to reserve account disbursement requests;
●	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
●	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
●	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
●	performing property inspections and preparing the related property inspection reports;
●	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;
●	processing loan and bring current statements and updating receivables;
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●	per Midland’s requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
●	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland’s asset managers’ processing of certain asset management transactions).

Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under the PSA. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, the PSA and applicable law.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Midland Serviced Mortgage Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Midland Serviced Mortgage Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland's website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of March 31, 2024, Midland was master and primary servicing approximately 21,232 commercial and multifamily mortgage loans with a principal balance of approximately $494 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,733 of such loans, with a total principal balance of approximately $335 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2021 to 2023.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2021	2022	2023
CMBS	$302	$328	$336
Other	$301	$315	$244
Total	$603	$642	$580
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As of March 31, 2024, Midland was named the special servicer in approximately 307 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $113 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 141 assets with an outstanding principal balance of approximately $3.8 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2021 to 2023.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2021	2022	2023
Total	$163	$162	$119

From time to time, Midland and/or its affiliates may purchase or sell securities, including, CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any companion loan holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

Pursuant to certain interim servicing agreements between Barclays and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Barclays Mortgage Loans.

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the CREFI Mortgage Loans.

Pursuant to certain interim servicing agreements between SGFC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the SGFC Mortgage Loans.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the GACC Mortgage Loans.

Pursuant to certain interim servicing agreements between BMO and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Pursuant to certain interim servicing agreements between UBS AG and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the UBS AG, New York Branch Mortgage Loans.

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Midland is master servicer under the BMO 2024-5C4 pooling and servicing agreement, which governs the servicing of the GNL Industrial Portfolio whole loan and the 620 W 153rd Street whole loan, the master servicer under the Benchmark 2024-V6 pooling and servicing agreement, which governs the servicing of the Wateridge whole loan, and the master servicer under the Benchmark 2024-V7 pooling and servicing agreement, which governs the servicing of the 28-40 West 23rd Street whole loan and the 1099 New York Avenue whole loan.

PNC Bank, National Association (“PNC Bank”) and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the trust fund as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

The information set forth above under this heading “—The Benchmark 2024-V6 Servicer, the BMO 2024-5C4 Servicer and the Benchmark 2024-V7 Servicer” regarding Midland Loan Services, a Division of PNC Bank, National Association has been provided by Midland. None of the depositor, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Certificate Administrator and Trustee

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator, trustee and custodian under the PSA. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $6.1 billion (USD) in assets as of December 31, 2023. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Trustee

Computershare Trust Company will act as Trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of December 31, 2023, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee

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or indenture trustee, on approximately 500 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $274 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2023, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,237 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $706 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2023, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 427,700 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For two CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2023 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2023 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2023 Computershare CMBS Annual Statement of Compliance disclosed that certain classes were underpaid and other classes overpaid for two

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consecutive months. The payment error was caused by an administrative error relating to the reimbursement of non-recoverable advances. Computershare Trust Company corrected the error in the next month.

For one CMBS transaction, the related Subject 2023 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing the servicer’s report where funds received in connection with a principal adjustment on a liquidated loan were not distributed to holders resulting in an underpayment to one class. Computershare Trust Company revised the distribution to correct the payment error three months after the payment error occurred.

For each of the two CMBS transactions, the related Subject 2023 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The current long-term issuer ratings of Computershare are “BBB” by Morningstar DBRS, “BBB” by Fitch, “A-” by KBRA, “Baa2” by Moody’s and “BBB” by S&P. Such ratings are subject to change by the rating agencies and are only provided as of the date hereof.

The foregoing information regarding Computershare Trust Company set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company. None of the depositor, the underwriters or any other person, other than Computershare Trust Company, makes any representation or warranty as to the accuracy or completeness of such information.

For a description of any material affiliations, relationships and related transactions between the Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator and trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Operating Advisor and Asset Representations Reviewer

BellOak, LLC (“BellOak”) will act as the operating advisor and asset representations reviewer under the Pooling and Servicing Agreement with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). BellOak has an address at 200 N. Pacific Coast Highway, Suite 1400, El Segundo, California 90245 and its telephone number is (332) 236-8495.

BellOak is a privately held commercial real estate finance advisory firm headquartered in El Segundo, California. BellOak is a dedicated CMBS Operating Advisor that has been organized to provide the requisite independent, third-party surveillance and oversight on behalf of CMBS certificateholders.

BellOak’s technology utilizes an asset management platform that leverages proprietary software with a dedicated technology team to customize for idiosyncratic needs.

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There are no legal proceedings pending against BellOak, or any property of BellOak, that are material to the Certificateholders, nor does BellOak have actual knowledge of any proceedings of this type contemplated by governmental authorities.

As of March 31, 2024, BellOak was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $40.5 billion issued in 43 transactions.

As of March 31, 2024, BellOak was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $13.3 billion issued in 16 transactions.

BellOak satisfies each of the standards of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. BellOak: (a) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, KBRA, S&P and/or DBRS Morningstar and none of those rating agencies has qualified, downgraded or withdrawn any of its rating or ratings of one or more classes of certificates for any such transaction citing concerns with BellOak as the sole or material factor in such rating action; (b) (x) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in collateral analysis and loss projections, and (y) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and is making the representations and warranties as operating advisor set forth in the Pooling and Servicing Agreement; (d) is not the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, a Borrower Party, the Directing Certificateholder, the Retaining Parties, a Successor Third-Party Purchaser, the Risk Retention Consultation Party or a depositor, trustee, certificate administrator, master servicer, or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (e) has not been paid by the Special Servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than its fees from its role as Operating Advisor; provided that BellOak, in its capacity as Asset Representations Reviewer, is entitled to receive related fees as set forth in the Pooling and Servicing Agreement.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by BellOak, LLC

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

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Credit Risk Retention

General

This transaction is required to comply with the risk retention requirements of Section 15G of the Exchange Act as they relate to commercial mortgage-backed securities (the “Credit Risk Retention Rules”). SMC (in such capacity, the “Retaining Sponsor”) has been designated by the sponsors to act as the risk retaining sponsor under the Credit Risk Retention Rules and is expected to satisfy its risk retention requirement in accordance with Regulation RR promulgated under Section 15G of the Exchange Act (“Regulation RR”), which implements the Credit Risk Retention Rules, through a combination of the following:

●	the acquisition by Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC, a “majority-owned affiliate” (as such term is defined in the Credit Risk Retention Rules) of SMC, on the Closing Date, of an “eligible horizontal residual interest” (as defined in Regulation RR) which will consist of the Class J-RR Certificates (excluding the portion comprising the VRR Interest), representing approximately 1.3186% of the aggregate fair value of all applicable “ABS Interests” (consisting of the Certificates other than the Class R Certificates), as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”); and
●	the acquisition by Starwood Conduit CMBS Vertical Retention I LLC, a “majority-owned affiliate” (as such term is defined in the Credit Risk Retention Rules) of SMC, on the Closing Date, of an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules, the “VRR Interest”) with an expected initial Certificate Balance of approximately 3.71% of the Certificate Balance or the Notional Amount, as applicable, of each class of certificates set forth below.

Class	Approx. Initial Certificate Balance/Notional Amount to be Retained(1)
Class A-1	$108,000
Class A-2	(2)
Class A-3	(2)
Class X-A	$20,799,000
Class X-B	$6,130,000
Class X-D	$855,000
Class X-F	$298,000
Class X-G	$298,000
Class X-H	$298,000
Class A-S	$3,603,000
Class B	$1,375,000
Class C	$1,152,000
Class D	$520,000
Class E	$335,000
Class F	$298,000
Class G	$298,000
Class H	$298,000
Class J-RR	$1,040,844
(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the Certificate Balances and Notional Amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity.
(2)	The exact initial Certificate Balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances of the retained interests are expected to be $0 - $9,275,000 with respect to Class A-2 and $ 11,416,000 – $20,691,000 with respect to Class A-3.

The VRR Interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules).

SMC originated or acquired approximately 21.7% of the aggregate Initial Pool Balance.

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Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the retaining parties or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Sponsors have determined that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Material Terms of the Eligible Vertical Interest

For a description of the material terms of the classes of certificates that comprise the VRR Interest, see “Description of the Certificates”. You are strongly urged to review this prospectus in its entirety.

Eligible Horizontal Residual Interest

Material Terms of the Eligible Horizontal Residual Interest

CMBS such as the Certificates (other than the Class X-A, Class X-B and Class X-D Certificates) are typically priced based relative to either the treasury yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E Certificates (the “Treasury-Priced Principal Balance Certificates”) are anticipated to be priced based on the treasury yield curve, and the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H and Class J-RR Certificates (the “Yield-Priced Certificates”) are anticipated to be priced based on a targeted yield. The sponsors calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Treasury-Priced Principal Balance Certificates (other than the Class X-F, Class X-G and Class X-H Certificates) and each class of Yield-Priced Certificates as described below. CMBS such as the Class X-A, Class X-B and Class X-D Certificates (the “Treasury-Priced Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The sponsors made their determination of the fair value of the Treasury-Priced Principal Balance Certificates, the Yield-Priced Certificates and the Treasury-Priced Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of Certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated, i.e. variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of Certificates, treasury yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC is expected to purchase the Yield-Priced Certificates identified in the table below that comprise the eligible horizontal residual interest for cash on the Closing Date.

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Eligible Horizontal Residual Interest

Class of Certificates	Expected Initial Certificate Balance	Expected Initial Available Certificate Balance(1)	Estimated Range of Fair Values of Horizontal Risk Retention Certificates (in % and $)(1)(2)	Expected Purchase Price(3)
Class J-RR	$28,029,844	$26,989,000	1.2978% - 1.3448% / $10,738,378	39.78798%

(1)	Excludes the expected initial Certificate Balance of the Class J-RR Certificates that Starwood Conduit CMBS Vertical Retention I LLC expects to purchase on the Closing Date.
(2)	The estimated fair value of the Class J-RR Certificates (expressed as a percentage of the estimated aggregate fair value of all of the ABS Interests and as a dollar amount), which Class of Certificate would constitute the eligible horizontal residual interest retained by the Retaining Sponsor to meet the requirements of the Credit Risk Retention Rules with respect to this securitization. The fair values of the Class J-RR Certificates is based on a targeted discount yield, and have been determined as described under “—Determination of Amount of Required Horizontal Credit Risk Retention”. The fair value of the other Regular Certificates is unknown and has been determined by the Retaining Sponsor as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.
(3)	Expressed as a percentage of the expected initial available Certificate Balance of the Class J-RR Certificates, excluding accrued interest. The purchase price expected to be paid for the Class J-RR Certificates to be acquired by Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC is approximately $10,738,378 excluding accrued interest.

The fair value of the Class J-RR Certificates identified in the above table is expected to be equal to at least 1.2978% of the aggregate fair value of all ABS Interests.

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the Certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, the Realized Losses on the Mortgage Loans will be allocated first, to the Yield-Priced Certificates that are Principal Balance Certificates (in reverse sequential order), second, to the Class E certificates, third, to the Class D Certificates, fourth, to the Class C Certificates, fifth, to the Class B Certificates, sixth, to the Class A-S Certificates, and seventh, to the Senior Certificates, in each case until the Certificate Balance of that Class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material terms of the Classes of Yield-Priced Certificates identified in the table above in this “—Material Terms of the Eligible Horizontal Residual Interest” section, see “Description of the Certificates” and “Pooling and Servicing Agreement” in this prospectus.

Determination of Amount of Required Horizontal Credit Risk Retention

General

A number of inputs factored into the sponsors’ determination of the range of estimated fair values of the classes of certificates presented above. The sponsors computed the range of estimated fair values for the Treasury-Priced Principal Balance Certificates and the Treasury-Priced Interest-Only Certificates and the fair value of the Yield-Priced Certificates in the manner described below for the applicable class of certificates.

Treasury-Priced Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPR, the sponsors calculated what the Scheduled Certificate Principal Payments on each Class of Treasury-Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Treasury-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of Certificates—

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Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the sponsors calculated the weighted average life for each class of Treasury-Priced Principal Balance Certificates.

Treasury Yield Curve.

The sponsors utilized the assumed treasury yield curve in the table below in determining the range of estimated fair values of the Treasury-Priced Principal Balance Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury-Priced Principal Balance Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below entitled “Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates”. The sponsors identified the range presented in the table below at each maturity on the treasury yield curve, which represents the sponsors’ estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
2YR	4.465%	4.702%	5.041%
3YR	4.139%	4.445%	4.805%
5YR	3.943%	4.266%	4.646%

Based on the treasury yield curve, the sponsors will determine for each class of Treasury-Priced Principal Balance Certificates the treasury yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear straight-line interpolation using the treasury yield curve with 2, 3 and 5 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination.

The sponsors determined the credit spread for each class of Treasury-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Treasury-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The sponsors identified the range presented in the table below from the base case credit spread percentage, which represents the sponsors’ estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates based on the sponsors’ observation and experience in the placement of CMBS with similar characteristics.

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Range of Credit Spreads for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.90%	1.00%	1.10%
Class A-2	0.98%	1.08%	1.18%
Class A-3	1.00%	1.10%	1.20%
Class A-S	1.25%	1.40%	1.70%
Class B	1.70%	1.85%	2.20%
Class C	2.25%	2.40%	2.85%
Class D	3.55%	3.80%	4.00%
Class E	5.25%	5.55%	6.25%

Discount Yield Determination for Treasury-Priced Principal Balance Certificates.

The discount yield (the “Discount Yield”) for each class of Treasury-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of Treasury-Priced Principal Balance Certificates, see the table entitled “Range of Discount Yields for the Treasury-Priced Principal Balance Certificates” below. The sponsors identified the range presented in the table below for each such class of Treasury-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	5.23716%	5.60121%	6.04845%
Class A-2	4.95237%	5.37282%	5.84983%
Class A-3	4.95820%	5.37988%	5.85833%
Class A-S	5.20008%	5.67246%	6.35174%
Class B	5.65008%	6.12246%	6.85174%
Class C	6.20008%	6.67246%	7.50174%
Class D	7.50008%	8.07246%	8.65174%
Class E	9.20008%	9.82246%	10.90174%

Determination of Class Sizes for Treasury-Priced Principal Balance Certificates.

The sponsors were provided credit support levels for each class of Treasury-Priced Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Treasury-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate principal balance of Treasury-Priced Principal Balance Certificates that would be required to be subordinate to that class of Treasury-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the sponsors determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Treasury-Priced Principal Balance Certificates (the “Constraining Level”). In certain circumstances the sponsors may have elected not to engage a rating agency for particular Classes of Yield-Priced Certificates, based in part on the credit support levels provided by that rating agency. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balances of the Senior Certificates were also based in part on anticipated investor demand for such classes. The Certificate Balance for the class of Treasury-Priced Principal Balance Certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus that class’s Constraining Level. For each other subordinate class of

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Treasury-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior class of Treasury-Priced Principal Balance Certificates minus such subordinate class’s Constraining Level.

Target Price Determination for Treasury-Priced Principal Balance Certificates.

The sponsors determined a target price (the “Target Price”) for each class of Treasury-Priced Principal Balance Certificates (other than the Class D and Class E Certificates) on the basis of the price (expressed as a percentage of the certificate balance of that class) that similar CMBS with similar credit ratings and similar average lives have priced at in recent securitization transactions. The Target Price utilized for each class of Treasury-Priced Principal Balance Certificates (other than the Class D and Class E Certificates) is set forth in the table below. The Target Prices utilized by the sponsors have not changed materially during the prior year.

Class of Certificates	Target Price (Low Estimate)	Target Price (Base Case)	Target Price (High Estimate)
Class A-1	100.0%	100.0%	100.0%
Class A-2	101.0%	101.0%	101.0%
Class A-3	103.0%	103.0%	103.0%
Class A-S	103.0%	103.0%(1)	(2)
Class B	103.0%	103.0%(1)	(2)
Class C	103.0%(1)	103.0%(1)	(2)
Class D	(3)	(3)	(3)
Class E	(3)	(3)	(3)

(1)	The Target Price may not be achieved.
(2)	A Target Price was not set, and the Treasury-Priced Expected Price was determined based on the Assumed Certificate Coupon to be equal to the WAC Rate.
(3)	A Target Price was not set, and the Treasury-Priced Expected Price was determined based on the Assumed Certificate Coupon set forth in “—Determination of Assumed Certificate Coupon”.

Determination of Assumed Certificate Coupon for Treasury-Priced Principal Balance Certificates.

Based on the Target Price (other than Class C, Class D and Class E Certificates), the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the sponsors determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of Treasury-Priced Principal Balance Certificates in order to achieve the related Target Price for that class of Treasury-Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. With respect to the Class C Certificates, the Retaining Sponsor determined the Assumed Certificate Coupon to be 6.70000%, which was set based on expected market demand for the Class C and Class X-B Certificates. The Assumed Certificate Coupon for each class of Treasury-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the estimated range of Discount Yields as of the Closing Date is set forth in the table below.

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Range of Assumed Certificate Coupons for the Treasury-Priced Principal Balance
Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon		Base Case Assumed Certificate Coupon		High Estimate of Assumed Certificate Coupon
Class A-1	5.27300%		5.63600%		6.08100%
Class A-2	5.18800%		5.60700%		6.08000%
Class A-3	5.65500%		6.07900%		6.56000%
Class A-S	5.88700%		6.36200%		(1)
Class B	6.33900%		6.69400%		(1)
Class C	6.70000%	(2)	6.70000%	(2)	(1)
Class D	4.00000%		4.00000%		4.00000%
Class E	4.00000%		4.00000%		4.00000%

(1)	Equal to the WAC Rate.
(2)	Target Price may be reduced to the level necessary to achieve a specified Assumed Certificate Coupon. The Low Estimate of Assumed Certificate Coupon and Base Case Assumed Certificate Coupon is assumed to be 6.70000%.

Determination of Expected Price for the Treasury-Priced Principal Balance Certificates.

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Treasury-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

However, if the Assumed Certificate Coupon for any class of Treasury-Priced Principal Balance Certificates is greater than or equal to the WAC Rate, then the WAC Rate was used for the foregoing calculation. The Retaining Sponsor determined the range of Treasury-Priced Expected Prices for each class of Treasury-Priced Principal Balance Certificates based on the low estimate of the Assumed Certificate Coupons and the high estimate of the Assumed Certificate Coupons. The lower the Assumed Certificate Coupon, the higher the corresponding Treasury-Priced Expected Price for a class of Treasury-Priced Principal Balance Certificates will be. Therefore, the low range of estimated fair values for the Treasury-Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of estimated fair values for the Treasury-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Treasury-Priced Interest-Only Certificates

Based on the Modeling Assumptions and assuming a 100% CPY prepayment rate, the sponsors calculated what the expected scheduled interest payments on each class of Treasury-Priced Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Treasury-Priced Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each Class of Treasury-Priced Interest-Only Certificates, the sponsors calculated the weighted average life for each such class of Treasury-Priced Interest-Only Certificates.

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Determination of Treasury Yield Curve for Treasury-Priced Interest-Only Certificates.

The sponsors utilized the assumed treasury yield curve in the table below in determining the range of estimated fair value for the Treasury-Priced Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury-Priced Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below entitled “Range of Treasury Yield Curve Values for Treasury-Priced Interest-Only Certificates”. The sponsors identified the range presented in the table below at each maturity on the treasury yield curve, which represents the sponsors’ estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Treasury-Priced Interest-Only Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yield Curve Values for Treasury-Priced Interest-Only Certificates

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
3YR	4.139%	4.445%	4.805%
5YR	3.943%	4.266%	4.646%

Based on the treasury yield curve, the sponsors will determine for each class of Treasury-Priced Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a straight-line interpolation using treasury yield curves with 3 and 5 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination for Treasury-Priced Interest-Only Certificates.

The sponsors determined the credit spread for each class of Treasury-Priced Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Treasury-Priced Interest-Only Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury-Priced Interest-Only Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The sponsors identified the range presented in the table below from the base case credit spread percentage, which is the sponsors’ estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Certificates.

Range of Credit Spreads for the Treasury-Priced Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.00%	1.25%	1.75%
Class X-B	1.00%	1.25%	NAP
Class X-D	2.00%	2.50%	3.00%

Discount Yield Determination for Treasury-Priced Interest-Only Certificates.

Discount Yield for each class of Treasury-Priced Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Treasury-Priced Interest-Only Certificates, see the table entitled “Range of Discount Yields for the Treasury-Priced Interest-Only Certificates” below. The sponsors identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

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Range of Discount Yields for the Treasury-Priced Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	5.00878%	5.57603%	6.44928%
Class X-B	4.98542%	5.55478%	NAP
Class X-D	5.97458%	6.79485%	7.67162%

Determination of Scheduled Certificate Interest Payments for Treasury-Priced Interest-Only Certificates.

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the sponsors determined the range of Scheduled Certificate Interest Payments for each scenario for each Class of Treasury-Priced Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Treasury-Priced Interest-Only Certificates is based.

Determination of Expected Price for the Treasury-Priced Interest-Only Certificates.

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Treasury-Priced Interest-Only Certificates, the sponsors determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The sponsors determined the Interest-Only Expected Price for each class of Treasury-Priced Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Treasury-Priced Interest-Only Certificates will correspond to the high range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Treasury-Priced Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

Yield-Priced Certificates

On the basis of the Scheduled Certificate Principal Payments (if any), the sponsors calculated the weighted average life for each such class of Yield-Priced Certificates. The Yield-Priced Certificates are anticipated to be based on a targeted discount yield of 11.25001% with respect to the Class X-F Certificates, 12.50002% with respect to the Class X-G Certificates, 13.85000% with respect to the Class X-H Certificates, 14.00000% with respect to the Class F Certificates, 14.70000% with respect to the Class G Certificates, 17.20000% with respect to the Class H Certificates and 32.12721% with respect to the Class J-RR Certificates, an Assumed Certificate Coupon for each of the Class F, Class G and Class H Certificates of 4.0000%, an Assumed Certificate Coupon for the Class X-F Certificates equal to the WAC Rate minus the Assumed Certificate Coupon for the Class F Certificates, an Assumed Certificate Coupon for the Class X-G Certificates equal to the WAC Rate minus the Assumed Certificate Coupon for the Class G Certificates, an Assumed Certificate Coupon for the Class X-H Certificates equal to the WAC Rate minus the Assumed Certificate Coupon for the Class H Certificates, and Assumed Certificate Coupon for the Class J-RR Certificates equal to the WAC Rate, the Modeling Assumptions and (x) with respect to the Yield-Priced Certificates that are Principal Balance Certificates, 0% CPR and (y) with respect to the Yield-Priced Certificates that are Class X Certificates, 100% CPY, each as agreed to among the sponsors.

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Determination of Class Sizes of Yield-Priced Certificates.

The sponsors determined the Certificate Balance of each class of Yield-Priced Certificates in the same manner described above under “—Determination of Amount of Required Horizontal Credit Risk Retention—Treasury-Priced Principal Balance Certificates—Determination of Class Sizes for Treasury-Priced Principal Balance Certificates”.

Determination of Expected Price for the Yield-Priced Certificates.

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments (if any) for each class of Yield-Priced Certificates, the sponsors determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance or Notional Amount of that class by determining the net present value of the Scheduled Certificate Principal Payments (if any) and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Calculation of Estimated Fair Value of Certificates

Ranges of Fair Values

Based on the Treasury-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the sponsors determined the estimated fair value of each class of certificates (other than the Class R Certificates) by multiplying the range of the Treasury-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount. The sponsors determined the range of estimated fair values for each class of certificates based on the low estimate and high estimate of Expected Prices.

Range of Estimated Fair Values for the Certificates

Class of Certificates	Low Estimate of Fair Value	Base Case Estimate of Fair Value	High Estimate of Fair Value
Class A-1	$2,890,963	$2,890,975	$2,890,970
Class A-2(1)	$252,491,800	$252,499,375	$252,491,550
Class A-3(1)	$316,929,400	$316,920,600	$316,920,231
Class X-A	$10,414,491	$20,783,687	$30,129,412
Class X-B	$0	$2,323,321	$4,740,362
Class X-D	$2,570,079	$2,620,481	$2,669,046
Class X-F	$827,672	$827,672	$827,672
Class X-G	$806,218	$806,218	$806,218
Class X-H	$784,230	$784,230	$784,230
Class A-S	$99,205,229	$100,013,914	$100,011,691
Class B	$37,077,213	$37,963,582	$38,148,892
Class C	$30,256,291	$31,106,545	$31,714,271
Class D	$11,461,481	$11,747,429	$12,038,308
Class E	$6,702,189	$7,012,028	$7,198,442
Class F	$5,244,584	$5,244,584	$5,244,584
Class G	$5,096,427	$5,096,427	$5,096,427
Class H	$4,575,691	$4,575,691	$4,575,691
Class J-RR	$11,152,509	$11,152,509	$11,152,509
Total:	$798,486,468	$814,369,269	$827,440,504

(1)	The approximate initial Certificate Balances of the Class A-2 and Class A-3 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial Certificate Balances of the Class A-2 Certificates are expected to be within a range of $0 and $250,000,000, and the initial Certificate Balance of the Class A-3 Certificates is expected to be within a range of $307,700,000 and $557,700,000. The aggregate initial Certificate Balance of the Class A-2 and Class A-3 Certificates is expected to be approximately $557,700,000, subject to a variance of plus or minus 5%. For purposes of providing the range of estimated fair values for the certificates in the table above, the Certificate Balance of the Class A-2 Certificates is assumed to be $250,000,000 and the Certificate Balance of the Class A-3 Certificates is assumed to be $307,700,000.

The estimated range of fair values for all the certificates (except for the Class R certificates) is approximately $798,486,468 to $827,440,504

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Hedging, Transfer and Financing Restrictions

Pursuant to the Credit Risk Retention Rules, the Retaining Sponsor will not be permitted to transfer the VRR Interest or the Class J-RR Certificates (except to an MOA of such Retaining Sponsor), unless such restrictions expire under the Credit Risk Retention Rules as described below or otherwise no longer apply. See “Description of the Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus. In addition, the Retaining Sponsor and its affiliates will not be permitted to enter into any hedging, financing, pledging, hypothecation or similar transaction or activity with respect to the VRR Interest or the Class J-RR Certificates unless such transaction complies with the Credit Risk Retention Rules.

As of the Closing Date, the Retaining Sponsor may obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules. See “Risk Factors—General Risks—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules”.

The restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans have been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total outstanding Certificate Balance of the ABS Interests has been reduced to 33% of the total outstanding Certificate Balance of the ABS Interests as of the Closing Date; or (iii) two years after the Closing Date.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2024-5C27 will consist of the following classes: the Class A-1, Class A-2 and Class A-3 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J-RR and Class R certificates.

The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates

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are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X Certificates (other than the Class X-A, Class X-D, Class X-F, Class X-G and Class X-H Certificates) and the Class B and Class C certificates are collectively referred to in this prospectus as the “Offered Certificates”. The Senior Certificates, the Subordinate Certificates and the Class R Certificates are collectively referred to in this prospectus as the “Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$2,891,000
A-2	(2)
A-3	(2)
X-B	$165,174,000
A-S	$97,102,000
B	$37,039,000
C	$31,033,000
Non-Offered Certificates
X-A	$560,591,000
X-D	$23,024,000
X-F	$8,009,000
X-G	$8,008,000
X-H	$8,009,000
D	$14,015,000
E	$9,009,000
F	$8,009,000
G	$8,008,000
H	$8,009,000
J-RR	$28,029,844
R	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the Certificate Balances and Notional Amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity.
(2)	The approximate initial Certificate Balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balance of the Class A-2 certificates is expected to be within a range of $0 and $250,000,000, and the respective initial Certificate Balance of the Class A-3 certificates is expected to be within a range of $307,700,000 and $557,700,000. The aggregate initial Certificate Balance of the Class A-2 and Class A-3 certificates is expected to be approximately $557,700,000, subject to a variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

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The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $560,591,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $165,174,000. The Notional Amount of the Class X-D certificates will equal the aggregate Certificate Balances of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $23,024,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the Class X-F certificates will be approximately $8,009,000. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates outstanding from time to time. The initial Notional Amount of the Class X-G certificates will be approximately $8,008,000. The Notional Amount of the Class X-H certificates will equal the Certificate Balance of the Class H certificates outstanding from time to time. The initial Notional Amount of the Class X-H certificates will be approximately $8,009,000.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in August 2024.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the

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PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates and the holder of the Class R certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

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(d)   with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)   the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on the related Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the related Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2 and Class A-3 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)	prior to the Cross-Over Date:
(a)	to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;
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(b)	to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero;
(c)	to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero;
(ii)	on or after the Cross-Over Date, to the Class A-1, Class A-2 and Class A-3 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates are reduced to zero;

Third, to the Class A-1, Class A-2 and Class A-3 certificates, first, (i) up to an amount equal to, and pro rata in accordance with the aggregate unreimbursed Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such

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Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

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Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-eighth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero, to the Class J-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirtieth, to the Class J-RR certificates first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Thirty-first, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the

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Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (ii) the Interest Shortfall with respect to each affected class of Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class H certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate on the Class J-RR certificates will be a per annum rate equal to [___]%.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2 and Class A-3 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

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The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-G certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class G certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-H certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class H certificates for the related Distribution Date.

The Class R Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect, minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate.

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Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to, the amount of interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class of Certificates on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)   the Scheduled Principal Distribution Amount for that Distribution Date,

(b)   the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)   the Principal Shortfall for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)  Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed

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Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date, or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date, or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Principal Balance Certificates in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

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(i)             the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)          all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)        the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)        any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)             the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)          the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO

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Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with the related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of

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such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

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Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J-RR certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b)

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the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2 and Class A-3 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2 and Class A-3 certificates as described above, (3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above, (4) to the Class X-D certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D and Class E certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class D and Class E certificates as described above, (5) to the Class X-F certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class F certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class F certificates as described above, (6) to the Class X-G certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class G certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class G certificates as described above, and (7) to the Class X-H certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
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●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	October 2028
Class A-2	NAP – April 2029(1)
Class A-3	June 2029
Class X-B	NAP
Class A-S	June 2029
Class B	June 2029
Class C	June 2029

(1)	The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-2 certificates ranging from $0 to $250,000,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

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In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in July 2057. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the related Determination Date in any calendar month (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, with respect to each Serviced Mortgage Loan and any related Pari Passu Companion Loan, equal to the lesser of:

(i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date; and

(ii)    the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of (i) 0.00125%

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per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan not referred to in clause (A)(ii) hereof, or (ii) a rate of 0.000625% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan with a sub-servicer, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loans, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Certificate Administrator and Trustee Compensation”.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates.

In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J-RR certificates. The Class B certificates will likewise be protected

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by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H and Class J-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G, Class H and Class J-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Principal Balance Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2 and Class A-3 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2 and Class A-3 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-3 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2 and Class A-3 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2 and Class A-3 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2 and Class A-3 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class J-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date.

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class J-RR certificates;

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second, to the Class H certificates;

third, to the Class G certificates;

fourth, to the Class F certificates;

fifth, to the Class E certificates;

sixth, to the Class D certificates;

seventh, to the Class C certificates;

eighth, to the Class B certificates; and

ninth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Available Funds” and “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on

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the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)   a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)   a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)   a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)   a CREFC® advance recovery report;

(5)   a CREFC® total loan report;

(6)   a CREFC® operating statement analysis report;

(7)   a CREFC® comparative financial status report;

(8)   a CREFC® net operating income adjustment worksheet;

(9)   a CREFC® real estate owned status report;

(10)  a CREFC® servicer watch list;

(11)  a CREFC® loan level reserve and letter of credit report;

(12)  a CREFC® property file;

(13)  a CREFC® financial file;

(14)  a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)  a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—

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Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® loan periodic update file;
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and
●	No later than two (2) calendar days following each Distribution Date (provided that if the second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending September 30, 2024, a CREFC® operating statement analysis report prepared with respect to each Mortgaged Property or in the aggregate for the portfolio of Mortgaged Properties but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2024, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does
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deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer or Risk Retention Consultation Party) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s), and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be the party selected by Starwood Mortgage Capital LLC as the Retaining Sponsor. The certificate administrator and the other parties to the PSA will be entitled to

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assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of such Risk Retention Consultation Party from Starwood Mortgage Capital LLC (as confirmed by the certificate registrar). Notwithstanding the foregoing, the Risk Retention Consultation Party will not have any consultation rights with respect to any related Excluded Loan. In addition, for so long as LNR Partners, LLC is the special servicer, it will not be required to consult with, or provide any information or reports to the Risk Retention Consultation Party. The initial Risk Retention Consultation Party is expected to be LNR Securities Holdings, LLC.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Controlling Class Loan with respect to this securitization.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® special servicer loan file for the related Excluded Controlling Class Loan).

“Excluded Loan” means a Mortgage Loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, as of any date of determination, (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders

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via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, any holder of Class F, Class G, Class H or Class J-RR certificates evidencing part of the VRR Interest or any sub-servicer (as applicable) or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information

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Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd., CRED iQ and Recursion Co. (each, a “Financial Market Publisher”), pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially-Serviced Loans) will provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person is a Certificateholder or a Certificate Owner and a Privileged Person, will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer will be required to deliver or make available electronic copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders (except, with respect to a mortgage loan seller, to the extent necessary for such party to comply with its obligations under the related MLPA, and except for the master servicer, the special servicer and the certificate administrator, acting in such capacities) will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information to be Provided to Risk Retention Consultation Party

In addition to the reports and other information to be delivered or made available to the Risk Retention Consultation Party, the PSA will provide that for so long as a Control Termination Event has occurred and is continuing, all information to be delivered or made available to the operating advisor will also be delivered or made available to the Risk Retention Consultation Party (except for information relating to an Excluded Loan with respect to such party).

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Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
●	this prospectus;
●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
●	the Distribution Date Statements;
●	the CREFC® bond level files;
●	the CREFC® collateral summary files;
●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and
●	the annual reports as provided by the operating advisor;
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
●	the summary of any Final Asset Status Report as provided by the special servicer;
●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
●	any appraisals delivered in connection with any Asset Status Report;
●	any CREFC® appraisal reduction template received by the certificate administrator; and
●	any notice or documents provided to the certificate administrator by the depositor, master servicer or special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
●	notice of any release based on an environmental release under the PSA;
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●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
●	notice of final payment on the certificates;
●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;
●	any notice of resignation or termination of the master servicer or special servicer;
●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
●	any notice of the termination of the issuing entity;
●	any notice that a Control Termination Event has occurred or that a Consultation Termination Event has occurred;
●	any notice of the occurrence of an Operating Advisor Termination Event;
●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
●	any Proposed Course of Action Notice;
●	any assessment of compliance delivered to the certificate administrator;
●	any Attestation Reports delivered to the certificate administrator;
●	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab; and
●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab;
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provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

For purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Directing Certificateholder or Controlling Class Certificateholder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

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The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

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The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)   2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)   in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests. The Class R certificates will not be entitled to any Voting Rights. None of the Class F, Class G, Class H or Class J-RR Certificates which comprise the VRR Interest will be entitled to any Voting Rights.

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Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

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Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders”, “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with

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respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

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Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator, the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10-D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group—BBCMS 2024-5C27

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial

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ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of the respective MLPAs pursuant to which joint Mortgage Loan Sellers are selling Mortgage Loans and the related discussion below, any Jointly Sold Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by each respective Mortgage Loan Seller, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)             the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)          the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)       an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)        the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

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(v)                an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)              the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)           originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)         the original or a copy of the policy or certificate of lender’s title insurance (which may be in electronic form) issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)            any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)               an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)            the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)          the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)      the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)        the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)           the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)        the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)    the original or a copy of any related mezzanine intercreditor agreement;

(xviii) the original or a copy of all related environmental insurance policies; and

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(xix)  a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) any Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Date. Notwithstanding anything to the contrary contained herein, with respect to any Jointly Sold Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage note(s) as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. The obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto will be joint and several; provided, however, delivery of such remaining documents by any of the applicable mortgage loan sellers will satisfy the delivery requirements for any of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)       A copy of each of the following documents:

(i)               the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)             the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)        any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)         all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)             the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)         any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

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(vii)                 any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)              any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)                  any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                     any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)                  any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)               any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)            all related environmental reports; and

(xiv)            all related environmental insurance policies;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)        a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property(ies);

(h)       for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)        a copy of the applicable mortgage loan seller’s asset summary;

(j)        a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)        a copy of financial statements of the related mortgagor;

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(m)      a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of any origination settlement statement;

(r)        a copy of the insurance summary report;

(s)       a copy of organizational documents of the related mortgagor and any guarantor;

(t)        unless already included in the origination settlement statement, a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)       a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       a copy of any closure letter (environmental); and

(w)      a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Greystone

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Select Company II LLC, as guarantor of the repurchase and substitution obligations of Greystone Commercial Mortgage Capital, LLC) will be required to, no later than 90 days following:

(a)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b)       in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)      cure such Material Defect in all material respects, at its own expense,

(B)      repurchase the affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C)      substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof), and pay a shortfall amount in connection with such substitution; provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, however, that the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Greystone Select Company II LLC, as guarantor of the repurchase and substitution obligations of Greystone Commercial Mortgage Capital, LLC) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof)) or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of the failure of the applicable recording office to have recorded as filed or returned evidence of filing the document (or made such evidence available online) and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent

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as Societe Generale Financial Corporation and (iii) Greystone Select Company II LLC, as guarantor of the repurchase and substitution obligations of Greystone Commercial Mortgage Capital, LLC) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (and (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Greystone Select Company II LLC, as guarantor of the repurchase and substitution obligations of Greystone Commercial Mortgage Capital, LLC) will not be obligated to repurchase the Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Greystone Select Company II LLC, as guarantor of the repurchase and substitution obligations of Greystone Commercial Mortgage Capital, LLC) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays, (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation and (iii) in the case of Greystone Commercial Mortgage Capital, LLC, Greystone Select Company II LLC, as guarantor of the repurchase and substitution obligations of Greystone Commercial Mortgage Capital, LLC) and the master servicer or the special servicer, as applicable (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays, (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation and (iii) in the case of Greystone Commercial Mortgage Capital, LLC, Greystone Select Company II LLC to the same extent as Greystone Commercial Mortgage Capital, LLC) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays, (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation and (iii)

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Greystone Select Company II LLC, as guarantor of the repurchase and substitution obligations of Greystone Commercial Mortgage Capital, LLC) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In the case of a Material Defect with respect to any Jointly Sold Mortgage Loan, each applicable Mortgage Loan Seller will be responsible for any remedies solely in respect of the note(s) sold by it as if each note evidencing any Jointly Sold Mortgage Loan was a separate Mortgage Loan.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Greystone Select Company II LLC, as guarantor of the repurchase and substitution obligations of Greystone Commercial Mortgage Capital, LLC) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Greystone Select Company II LLC, as guarantor of the repurchase and substitution obligations of Greystone Commercial Mortgage Capital, LLC) is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Greystone Select Company II LLC, as guarantor of the repurchase and substitution obligations of Greystone Commercial Mortgage Capital, LLC), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution

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by the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation, to the same extent as Societe Generale Financial Corporation and (iii) Greystone Select Company II LLC, as guarantor of the repurchase and substitution obligations of Greystone Commercial Mortgage Capital, LLC), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to any Jointly Sold Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)       have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)       have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)       have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)       accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)       have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)        have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)       comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)        have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)        constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)       not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)        have comparable prepayment restrictions to those of the removed Mortgage Loan;

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(m)      not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)       have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)       prohibit defeasance within two years of the Closing Date;

(p)       not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on the issuing entity or either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)       have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)        be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, (i) in the case of Barclays, any of that mortgage loan seller and Barclays Holdings, (ii) in the case of Societe Generale Financial Corporation, any of that mortgage loan seller and Société Générale and (iii) in the case of Greystone Commercial Mortgage Capital, LLC, any of that mortgage loan seller and Greystone Select Company II LLC) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as

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Societe Generale Financial Corporation and (iii) Greystone Select Company II LLC, as guarantor of the repurchase and substitution obligations of Greystone Commercial Mortgage Capital, LLC) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Greystone Select Company II LLC, as guarantor of the repurchase and substitution obligations of Greystone Commercial Mortgage Capital, LLC) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Greystone Select Company II LLC, as guarantor of the repurchase and substitution obligations of Greystone Commercial Mortgage Capital, LLC) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding Barclays, Societe Generale Financial Corporation and Greystone Commercial Mortgage Capital, LLC) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to any Jointly Sold Mortgage Loan, each applicable Mortgage Loan Seller will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the applicable Mortgage Loan Sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those Mortgage Loan Sellers repurchases its interest in such Mortgage Loan and the other Mortgage Loan Seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing Mortgage Loan Seller’s interest in such Mortgage Loan will be deemed to constitute a “Serviced Pari Passu Companion Loan” or “Non-Serviced Pari Passu Companion Loan”, as applicable, with respect to such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the Pooling and Servicing Agreement or related Non-Serviced PSA, as applicable, and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing Mortgage Loan Seller and the other related Companion Holders and (iv) the repurchasing Mortgage Loan Seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

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Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Each Servicing Shift Whole Loan Will Shift to Other Servicers”, on and after the applicable Servicing Shift Date, a Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other

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documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (so long as no Consultation Termination Event has occurred) and the related mortgage loan seller.

With respect to each Servicing Shift Mortgage Loan, instruments of assignment may be in blank and need not be recorded until the earliest of (i) the securitization of the related Control Note (in which case the trustee under the related Servicing Shift PSA will become the mortgagee of record), (ii) the date such Mortgage Loan becomes a Specially Serviced Loan, and (iii) the expiration of 180 days following the Closing Date.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)      any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

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(B)      the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)      the obligation, if any, of the master servicer to make Advances;

(D)      the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)      the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)      any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)      any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

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Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if, among other things, the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer, the certificate administrator or the depositor, under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under any other pooling and servicing agreement governing any related Serviced Companion Loan. The master servicer or special servicer, as applicable, will be required to (A) monitor the performance of sub-servicers retained by it and (B) will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause). However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and

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up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Serviced Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless

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such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (with respect to any Specially Serviced Loan, in consultation with, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance. If the special servicer makes such a determination, it must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer who will deliver such notice to any master servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, to the master servicer who will deliver such notice to the related Non-Serviced Master Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a)(i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer, the special servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or

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deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the master servicer and the trustee may conclusively rely on the nonrecoverability determination of the related Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer, the special servicer or the trustee, as applicable, determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the determination by the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed payment advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing

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Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer, the special servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer, the special servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer, the special servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer, the special servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s, the special servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest compounded annually at the Prime Rate, subject to a floor of 2.0% per annum (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related Due Date and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related

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Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer or its sub-servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and, within two business days following the master servicer’s receipt of properly identified funds (to the extent consistent with the related Intercreditor Agreement), deposit amounts collected in respect of each Serviced Whole Loan in the related Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in a Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally) to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of

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Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account and will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and to the extent not so applied, such gains will be held and applied to all amounts due and payable on the Regular Certificates and to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R certificates on the final Distribution Date.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts and the Companion Distribution Account may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)              to remit on or before each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date, if any;

(ii)            to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)        to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)         to pay to the operating advisor the Operating Advisor Consulting Fee (but, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)            to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

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(vi)              to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)           to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)        to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)            to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)               to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)            to pay itself the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xii)          to recoup any amounts deposited in the Collection Account in error;

(xiii)      to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiv)       to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)           to pay any applicable federal, state or local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)       to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)    to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii) to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xix)     to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

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(xx)        to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)     to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer or the special servicer (with respect to Specially Serviced Loans) must use such efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, the master servicer must use efforts to collect such amount from the holder or holders of the related Serviced Companion Loan regardless of whether such Serviced Companion Loan is a Specially Serviced Loan or Non-Specially Serviced Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor or asset representations reviewer, as applicable, may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

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The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and each REO Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan and any related REO Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (and any related Serviced Companion Loan) that is a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on the subject Mortgage Loan (and any related Serviced Companion Loan) for so long as it remains a Corrected Loan and subject to a cap described under “—Special Servicing Compensation”.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicer(2)	(i) With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and any related REO Property for which the special servicer obtains a full, partial or discounted payoff or any Liquidation Proceeds, Insurance and Condemnation Proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest) and (ii) with respect to each Mortgage Loan and, in certain circumstances described in “—Special Servicing Compensation”, each Serviced Companion Loan, for which the	From any Liquidation Proceeds, Insurance and Condemnation Proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such mortgage loan, an amount calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest) and subject to the maximum amount described under “—Special Servicing Compensation”.
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, loan service transaction fees, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time

Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and each related Companion Loan) or such lesser amount as the related borrower pays with respect to such Mortgage Loan.	Payable by the related borrower.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit with respect to the Mortgage Loans in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan, the sum of: (i) $20,500 multiplied by the number of Delinquent Loans, plus (ii) $2,050 per Mortgaged Property relating to the Delinquent Loans in excess of one Mortgaged Property per Delinquent Loan, plus (iii) $2,700 per Mortgaged Property relating to a Delinquent Loan subject to a ground lease, plus (iv) $1,500 per Mortgaged Property relating to a Delinquent Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)		general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.
(2)	Subject to certain offsets and maximum amounts as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer with respect to a serviced Mortgage Loan or Serviced Whole Loan (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or REO Loan, equal to (1) with respect to each serviced Mortgage Loan, a per annum rate equal to the sum of a master servicing fee rate equal to 0.00125% per annum and a primary servicing fee rate ranging from 0.00125% to 0.07000% per annum, (2) with respect to each Non-Serviced Mortgage Loan, a master servicing fee rate equal to 0.00125% per annum, and (3) with respect to each Serviced Companion Loan, a primary servicing fee rate equal to 0.00125% per annum; provided, that with respect to each Servicing Shift Mortgage Loan, on and after the related Servicing Shift Date, the primary servicing fee rate comprising a part of the related “Servicing Fee Rate” will be 0% per annum (and the amount of the reduction in the “Servicing Fee Rate” will instead be paid to the related Non-Serviced Master Servicer as the non-serviced primary servicing fee rate). The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation with respect to each Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

●	100% of any defeasance fees actually collected during the related collection period in connection with the defeasance of a Mortgage Loan or Serviced Whole Loan, if applicable (provided, that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	(x) 100% of Excess Modification Fees related to any modifications, waivers, extensions, amendments or similar fees of any Mortgage Loans that are not Specially Serviced Loans
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(including any related Serviced Companion Loans, to the extent not prohibited by the related intercreditor agreement) paid in connection with a consent, approval or other action that the master servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA (including, without limitation, a consent, approval or other action processed by the special servicer) and to the extent such action is neither a Major Decision nor a Special Servicer Decision and (y) 50% of Excess Modification Fees related to any such Mortgage Loans that are not Specially Serviced Loans that the master servicer is not permitted to take in the absence of the processing, consent or approval (or deemed consent or approval) of the special servicer under the PSA, including but not limited to (i) a Major Decision or (ii) a Special Servicer Decision;

●	(x) 100% of all assumption fees, earnout fees and other similar fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action to the extent such action is neither a Major Decision nor a Special Servicer Decision, and (y) 50% of assumption fees, earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA, including, but not limited to (i) a Major Decision or (ii) a Special Servicer Decision;
●	100% of assumption application fees and other similar fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loan) to the extent the master servicer is processing the underlying assumption transaction (whether or not the consent of the special servicer is required);
●	(x) 100% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent the master servicer is permitted to grant in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA that is neither a Special Servicer Decision nor a Major Decision, and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA (including, without limitation, a consent processed by the special servicer) including but not limited to a Special Servicer Decision or a Major Decision;
●	with respect to accounts held by the master servicer, any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans and any Serviced Companion Loan;
●	100% of charges for beneficiary statements or demands actually paid by the related borrowers to the extent such items are prepared by the master servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan;
●	interest or other income earned on deposits in the collection or other accounts maintained by the master servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and
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●	penalty charges, including 100% of any late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

For the avoidance of doubt, the master servicer will be entitled to that portion, if any, of a penalty charge collected on a Specially Serviced Loan to the extent accrued prior to the related servicing transfer event.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge or waive only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge or waive the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge or waive only its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer. Notwithstanding the preceding language, the special servicer will have the right to waive any late fees or default interest regardless of when it accrued. For the avoidance of doubt, the special servicer may waive any or all penalty charges regardless of when they accrued. If the special servicer has partially waived penalty charges (part of which accrued prior to the related Servicing Transfer Event), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees and loan service transaction fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, as applicable, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and

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(B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. If such fees are paid by borrower and subservicers do not retain their fees but pay them to the master servicer, the master servicer will be responsible for such borrower-paid fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee prospectus shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25% and (ii) the per annum rate that would result in a Special Servicing Fee of $5,000 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan(s) (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds and collections in respect of the related REO Property or Specially Serviced Loan, and then from general collections on all the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

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The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be equal to the lesser of (i) an amount calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan and (ii) $1,000,000 in the aggregate with respect to any particular Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or REO Property. The Liquidation Fee with respect to each Specially Serviced Loan and REO Property will be payable from the related payment or proceeds (exclusive of default interest) in an amount equal to the lesser of (i) a “Liquidation Fee Rate” of 1.0% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then the Liquidation Fee

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Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (ii) $1,000,000; provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. With respect to each Mortgage Loan and each Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the special servicer is enforcing the related mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or prohibited from being paid to the special servicer under the PSA (in each case, under the pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan)) as to which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such Mortgage Loan and Serviced Companion Loan by the applicable mortgage loan seller following the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, the special servicer will be entitled to a fee payable from, and calculated by application of 1.0% to the related payment or Loss of Value Payment (exclusive of default interest), subject to a cap of $1,000,000; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)                  within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect,

(ii)               the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days following the date that the first purchase option trigger occurs resulting in such purchase option holder’s purchase option becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)            the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the issuing entity,

(iv)             with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)                the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a

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liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)            if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)                 (x) 100% of all Excess Modification Fees, ancillary fees (other than fees for insufficient or returned checks), review fees, transfer fees or waiver fees earned in connection with any Specially Serviced Loan whether or not such fees become due while the loan is Specially Serviced or a Corrected Mortgage Loan;

(ii)              50% of Excess Modification Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA (including, without limitation, a consent, approval or other action processed by the special servicer) including but not limited to a Special Servicer Decision or a Major Decision;

(iii)           (x) 100% of assumption fees, earnout fees and other similar fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Loans (and any related Serviced Companion Loan), and (y) 50% of assumption fees and earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA (including without limitation, a consent, approval or other action processed by the special servicer) including but not limited to a Special Servicer Decision or a Major Decision;

(iv)             100% of assumption application fees and other similar fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loan, if applicable) for which the special servicer is processing the underlying assumption transaction;

(v)                (x) 100% of consent fees on Mortgage Loans (and any related Serviced Companion Loan) that are Specially Serviced Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA (including, without limitation, a consent processed by the special servicer) including but not limited to a Special Servicer Decision or a Major Decision;

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(vi)             100% of charges for beneficiary statements and demand charges actually paid by the related borrowers to the extent such beneficiary statements or demands were prepared by the special servicer;

(vii)          with respect to the accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds; and

(viii)       late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loans since the Closing Date.

For the avoidance of doubt, the special servicer will be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan to the extent accrued subsequent to a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge or waive only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge or waive the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge or waive only its respective portion in any such fee, the party that reduced, waived or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer. Notwithstanding the foregoing, the special servicer will have the right to waive any default interest or late fees regardless of when they accrued. If the special servicer has partially waived penalty charges (part of which accrued prior to the related Servicing Transfer Event), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

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Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.0114% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a per annum rate equal to 0.00187% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

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An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to the product of a rate equal to 0.00033% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to the sum of: (i) $20,500 multiplied by the number of Delinquent Loans, plus (ii) $2,050 per Mortgaged Property relating to the Delinquent Loans in excess of one Mortgaged Property per Delinquent Loan, plus (iii) $2,700 per Mortgaged Property relating to a Delinquent Loan subject to a ground lease, plus (iv) $1,500 per Mortgaged Property relating to a Delinquent Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”.

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The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the special servicer of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

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(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       a payment default has occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the master servicer within 30 days after the default, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date, unless extended by the special servicer in accordance with the Mortgage Loan documents or the PSA; and provided, further, if the related borrower has delivered to the master servicer, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the special servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives the related appraisal or conducts a valuation described below, equal to the excess of:

(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)       the excess of

1.     the sum of

a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) at the special servicer’s option, either (i) an MAI appraisal obtained by the special servicer (the costs of which will be paid by the master servicer as an Advance) or (ii) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced

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Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

b)       all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

c)       all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

2.     the sum as of the Due Date occurring in the month of the date of determination of

a)       to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)       all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Mortgage Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the special servicer’s receipt of the MAI appraisal or the valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation. Such report will also be forwarded by the special servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days following the date the special servicer

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receives such MAI appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. The master servicer will deliver to (via electronic delivery) or provide access to the special servicer of any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within 5 business days of the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer that is in the possession of the master servicer and necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the special servicer. With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above, including the party to the Non-Serviced PSA that calculates the Appraisal Reduction Amount. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances.

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If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class J-RR certificates, second, to the Class H certificates, third, to the Class G certificates, fourth, to the Class F certificates, fifth, to the Class E certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. The master servicer will be required to deliver to (via electronic delivery) or provide access to the special servicer of any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan using reasonable efforts to deliver such information within five business days of the special servicer’s reasonable request. None of the master servicer, the operating advisor, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination with respect to any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefor pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of

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either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, any Cumulative Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce its Certificate Balance until the Certificate Balance of each such class is notionally reduced to zero (i.e., first, to the Class J-RR certificates, second, to the Class H Certificates, third, to the Class G certificates, fourth, to the Class F certificates, fifth, to the Class E certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, and finally, to the Class A-S certificates). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class J-RR Certificates, second, to the Class H certificates, third, to the Class G certificates, and fourth, to the Class F certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable Cumulative Appraisal Reduction Amount), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a supplemental appraisal of any serviced Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on

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an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the special servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (in respect of any Mortgage Loan other than an Excluded Loan with respect to the Directing

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Certificateholder and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder. In addition, upon request of the Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by the special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans

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then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to Specially Serviced Loans) or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided that the Directing Certificateholder will not have more than 30 days to respond to the special servicer’s request for such consent or consultation, as applicable; provided, further, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the Directing Certificateholder, the special servicer will not be required to do so. Each of the master servicer (if the master servicer and the special servicer mutually agree that the master servicer is required to make the determinations described above) and the special servicer (at the expense of the trust fund) will be entitled to rely on insurance consultants in making the determinations described above, and if the master servicer is making such determination, the master servicer will be required to make such determination in the same manner and subject to the same rights and obligations as if the special servicer were to make such determination.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion

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Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this paragraph, the special servicer (or, with respect to modifications, waivers and amendments that are not Special Servicer Decisions or Major Decisions, the master servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise (i) cause either Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon either Trust REMIC or the issuing entity. The master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Special Servicer Decisions or Major Decisions without the consent of the special servicer (which such consent may be deemed received by the master servicer if the master servicer is processing such modification, waiver or amendment and special servicer does not respond within 10 business days of delivery to the special servicer of the analysis and all information reasonably requested by the special servicer in order to grant or withhold such consent, plus the time provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a holder of a Companion Loan under a related intercreditor agreement), except certain non-material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

With respect to any non-Specially Serviced Loan except as set forth in the proviso immediately following this definition below, the master servicer will not consent to, process or approve any request by a borrower with respect to any of the following, but will forward such request to the special servicer for processing and evaluation (each, a “Special Servicer Decision”):

(1)    approving or denying leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for all leases (other than, in each case, ground leases) in excess of the lesser of (a) 30,000 square feet and (b) 30% of the net rentable area at the related Mortgaged Property;

(2)    approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.25x (to the extent lender approval is required under the related mortgage loan documents) with material (more than 10%) increases in operating expenses or payments

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to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(3)    any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as “performance”, “earn-out” or “holdback” escrows or reserves including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans securing the Mortgaged Properties specifically identified in the PSA, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents as mutually agreed upon by the master servicer and the special servicer or any other funding or disbursement, will not constitute a Special Servicer Decision);

(4)    any requests for the release of collateral or the acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan other than: (a) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan or Serviced Whole Loan; (b) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral, except as provided in clause (9) below; (c) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (d) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

(5)    approving any transfer of an interest in the borrower under a serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (a) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the conditions to the transfer or assumption set forth in the related mortgage loan documents that do not include lender approval or the exercise of lender discretion, including a consent to transfer or assumption to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (b) does not involve incurring new mezzanine financing or a change in control of the borrower;

(6)    requests to incur additional debt in accordance with the terms of the applicable mortgage loan documents;

(7)    approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(8)    approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(9)    agreeing to any modification, waiver, consent or amendment of a Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a Mortgage Loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (b) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; and

(10)    determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease (and in any such case, the master servicer will be required to provide the special

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servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the related Mortgage Loan is the ground lease).

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters (as well as any Major Decision) with respect to any non-Specially Serviced Loan; provided further that the master servicer will, without the need for any such mutual agreement between the master servicer and the special servicer, process any Special Servicer Decision described in subclauses (a) and (b) of clause (9) of this definition of “Special Servicer Decision” with respect to any non-Specially Serviced Loan, in each case subject to the consent (or deemed consent) of the special servicer as obtained pursuant to the PSA.

With respect to non-Specially Serviced Loans except as set forth in the next sentence in this paragraph, the master servicer will not consent to, process or evaluate any borrower request for a Major Decision or Special Servicer Decision but will refer such request to the special servicer. Generally, the special servicer will process the request directly and make the determination whether or not to consent to or approve such request. However, if the master servicer and special servicer mutually agree that the master servicer will process such request, the master servicer will prepare and submit its written analysis and recommendation to the special servicer with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Certificateholder” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus) to approve or disapprove any modification, waiver or amendment that constitutes such a Major Decision or a Special Servicer Decision. In any case with respect to any Major Decision or Special Servicer Decision in connection with a non-Specially Serviced Loan, each of the master servicer and the special servicer will be entitled to 50% of any Excess Modification Fees and assumption, consent and earnout fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters, whether or not the master servicer processes such request.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y)(a) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus, and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to

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approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by applicable Treasury regulations, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)   extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan (or if such Companion Loan is in a securitization, the master servicer of such securitization on its behalf), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and prior to the occurrence of a Consultation Termination Event) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly

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following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon consultation with the Directing Certificateholder) and with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $35,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, and (z) together with all other Mortgage Loans with which it is cross collateralized or cross-defaulted or together with all other Mortgage Loans with the same or an affiliated borrower, that is one of the ten largest Mortgage Loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any); provided, however, that with respect to clauses (y) and (z) of this paragraph, such Mortgage Loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to such party, the special servicer has obtained the consent of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan as to such party, has consulted with the Directing Certificateholder) and (ii) the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any) if such Mortgage Loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and related Companion Loan, if any, and the principal amount of

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the proposed additional loan) or (4) is one of the ten largest Mortgage Loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $35,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest upon request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case, commencing in the calendar year 2025, unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity), and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

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Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on September 30, 2024 and the calendar year ending on December 31, 2024 and to review such items in connection with the preparation of the CREFC® operating statement analysis reports and the CREFC® NOI adjustment worksheets. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1)   as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date, and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (who will be required to promptly forward such written evidence to the special servicer) or special servicer, as of the related maturity date, written evidence from an institutional lender of such lender’s binding commitment to refinance such mortgage loan or a signed purchase and sale agreement with respect to a sale of the Mortgaged Property (in each case subject only to typical due diligence and closing conditions and, in the case of a purchase and sale agreement, such agreement will include delivery of an acceptable deposit by the purchaser) in a manner consistent with CMBS market practices and that is satisfactory in form and substance to the master servicer and the special servicer from an acceptable lender or purchaser reasonably satisfactory to the master servicer and the special servicer (and the master servicer or special servicer, as applicable, is required to promptly forward such commitment or other similar refinancing documentation to the other such party), which provides that such refinancing or sale will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (i) if, in the judgment of the special servicer in accordance with the Servicing Standard, the related borrower fails to diligently pursue such refinancing or sale, or fails to satisfy any condition of such refinancing or sale or the related borrower fails to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or sale, (ii) if such refinancing or sale does not occur within 120 days of the related maturity date (or within such shorter period as the refinancing or sale is scheduled to occur pursuant to the related refinancing documentation or purchase agreement), or (iii) the related refinancing documentation or purchase agreement is terminated before the refinancing or sale is scheduled to occur;

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(2)   as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)   as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding; provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period, or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)   as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)   as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)   as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan with respect to such party and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans)), has occurred and remains unremediated for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(7)   as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 60 days (provided that such 60-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (with, unless a Control Termination Event has occurred and is continuing, the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” above (each of clause (1) through (7), a “Servicing Transfer Event”).

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer),

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(y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer (or, with respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Special Servicer) will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by the other party of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (1) and (2) of the definition of Specially Serviced Loans, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (3), (4), (5) and (7) of the definition of Specially Serviced Loans, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (6) of the definition of Specially Serviced Loans, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to prepare one or more additional Asset Status Reports with respect to any such Specially Serviced Loan subsequent to the issuance of a Final Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan changes in the strategy reflected in the initial Final Asset Status Report (or subsequent Final Asset Status Reports) are necessary to reflect the then current recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence of a Consultation Termination Event);
●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
●	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or, if such related
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Serviced Companion Loan has not been included in a securitization transaction, to the holders of the related Serviced Companion Loan;

●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information to the extent reasonably determinable based on the information that was delivered to the Special Servicer in connection with the transfer of servicing pursuant to the special servicing transfer event:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
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●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days)) is not in the best interest of all the Certificateholders, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 5-business day or 10-business day period, as applicable, and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer will follow the Directing Certificateholder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report required to be delivered by the special servicer by the Initial Delivery Date or any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Approval Process, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the Final Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final.

Prior to the occurrence of a Control Termination Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following the Directing Certificateholder Approval Process.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan as to such party and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder. The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose

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possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action, if any, and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan as to such party, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan as to such party, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans)). For additional information, see “—The Operating Advisor—Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing”.

If the special servicer determines to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to promptly deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued).

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder (other than with respect to an Excluded Loan) and, if a Control Termination Event has occurred and is continuing, the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other

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action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on either Trust REMIC or the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the Mortgaged Property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in

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accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and applicable Treasury regulations. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made as to whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender (taking into account the pari passu

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nature of any Companion Loans, as applicable)) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of each Non-Serviced Mortgage Loan, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loans, the special servicer will be entitled to sell (i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the applicable Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the special servicer will be entitled to a Liquidation Fee to the same extent that the special servicer would be entitled to such Liquidation Fee had such Non-Serviced Mortgage Loan been a Serviced Mortgage Loan. In the absence of a cash offer at least equal to the Purchase Price, the special servicer may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or the special servicer with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer (and the party receiving such commitment will promptly forward a copy of such commitment or application to the master servicer or the special servicer, as applicable, if it is not evident that a copy has been delivered to such other party); and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

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Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person within 30 days of request therefor, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan as to such party, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event exists) and (ii) the Risk Retention Consultation Party and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery

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requirements set forth in the PSA and related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Pari Passu Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of the Holders of Serviced Pari Passu Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and (2) the special servicer, with respect to non-Specially Serviced Loans other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, as to all matters constituting Major Decisions, will have the right to replace the special servicer (i) for cause at any time and (ii) without cause if either (A) LNR Partners or its affiliate is no longer the special servicer or (B) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the then-Controlling Class of certificates, and will have certain other rights under the PSA, each as described below. With respect to any matter for which the consent of the Directing Certificateholder is required or for which the Directing Certificateholder has the right to direct the special servicer, to the extent no specific time period for deemed consent is expressly stated, in the event no response from the Directing Certificateholder is received within 10 business days (or 5 business days if the Directing Certificateholder is an affiliate of the special servicer) following written request for input and all reasonably requested information on any required consent or direction, the Directing Certificateholder will be deemed to have consented to or approved the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing

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Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest) on a strictly non-binding basis with the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan; provided, further, that for so long as LNR Partners, LLC is the special servicer, it will not be required to consult with, or provide any information or reports to the Risk Retention Consultation Party.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the Loan-Specific Directing Certificateholder and (ii) with respect to each Mortgage Loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)   absent that selection, or

(2)   until a Directing Certificateholder is so selected, or

(3)   upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than (i) the Servicing Shift Mortgage Loans and (ii) any Excluded Loans as to the Directing Certificateholder) is expected to be LNR Securities Holdings, LLC or its affiliate.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which, as of the date of this prospectus, is, (i)  in the case of the University Pointe Mortgage Loan, CREFI, (ii) in the case of the 640 5th Avenue Mortgage Loan, Morgan Stanley Bank, N.A., (iii) in the case of the Bedrock Mixed-Use Portfolio Mortgage Loan, GACC and (iv) in the case of The Pointe & Oak Shadows Mortgage Loan, Starwood Mortgage Funding II LLC. On and after the applicable Servicing Shift Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to the related Servicing Shift Whole Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any date of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial

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Certificate Balance of that class; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class among the Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be Class J-RR certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G, Class H and Class J-RR certificates. For the avoidance of doubt, no portion of the VRR Interest will be taken into account as part of the Control Eligible Certificates for any purpose.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to the master servicer and special servicer, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, is received within ten (10) business days following the written request for input or any required consent or consultation, the Directing Certificateholder or Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved on the specific matter; provided, however, that the failure of the Directing Certificateholder or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Holders of Serviced Pari Passu Companion Loans” below, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer and (b) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, as to which the Directing Certificateholder has objected in writing (i) with respect to any Major Decision other than clause (ix) below, within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) and (ii) within 30 days with respect to clause (ix) below, in each case, after receipt of the written recommendation and analysis

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(provided that if such written objection has not been received by the special servicer within such five-business-day, ten-business-day or 30-day period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following is a “Major Decision”:

(i)                     any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

(ii)                  any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)                following a default or an event of default with respect to a serviced Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)                any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan) or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted loan that is a Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Purchase Price;

(v)                   any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)                any release of material collateral or any acceptance of substitute or additional collateral for a serviced Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than (1) the release of collateral securing any Mortgage Loan in connection with a defeasance, (2) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (3) immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)             any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower;

(viii)          any property management company changes with respect to a serviced Mortgage Loan with a principal balance greater than $2,500,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a serviced Mortgage Loan or Serviced Whole Loan, in each case, for which lender consent or approval is required under the Mortgage Loan documents);

(ix)               releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion;

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(x)                  any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)               any determination of an Acceptable Insurance Default;

(xii)            any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan, provided that if lender consent is not required for such transaction pursuant to the Mortgage Loan documents, such transaction will not constitute a Major Decision;

(xiii)         any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof; provided, however, that any such modification or amendment that would (a) materially increase the scope of the master servicer's obligations under the subject agreement or the Pooling and Servicing Agreement, (b) reduce any compensation due to master servicer or modify the obligations of noteholders to pay their pro rata share of compensation due to the master servicer, under the subject agreement or the Pooling and Servicing Agreement, (c) change the terms related to any advancing obligations or right to reimbursement, including related to reimbursement of advances, or interest on advances, or the obligations of noteholders to pay their pro rata share of such advances or interest thereon, under the subject agreement or the Pooling and Servicing Agreement, (d) modify the master servicer’s right to reimbursement of any expense or the obligations of noteholders to pay their pro rata share of expenses, or cause the master servicer to incur additional expenses as provided for in the subject agreement or the Pooling and Servicing Agreement, or (e) modify the timing of reports or remittances required to be delivered by the master servicer under the subject agreement or the Pooling and Servicing Agreement, will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiv)          any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

(xv)             any determination by the master servicer to transfer a Mortgage Loan or Serviced Whole Loan to the special servicer under the circumstances described in paragraph 5 of the definition of “Specially Serviced Loans”;

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process and obtain the prior consent of the special servicer with respect to any of the matters listed in the foregoing clauses (i) through (xii) with respect to any non-Specially Serviced Loan, and, whether processed by the master servicer or not, with respect to a Major Decision, the master servicer and special servicer will each be entitled to 50% of any Excess Modification Fees, consent fees, ancillary fees (other than fees for insufficient or returned checks), assumption fees, transfer fees, earnout fees and similar fees (other than assumption application

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fees, defeasance fees and review fees) paid in connection with such matters (see “—Modifications, Waivers and Amendments” in this prospectus).

If there is any request for consent required to be delivered to the Directing Certificateholder directly by the master servicer, the Directing Certificateholder will be entitled 10 business days to respond before its consent is deemed given notwithstanding any affiliation between the Directing Certificateholder and the special servicer.

With respect to any borrower request or other action on a non-Specially Serviced Loan for matters that are Major Decisions or Special Servicer Decisions, the master servicer will not agree to such modification, waiver, amendment, consent, request or other action without the prior written consent of the special servicer. In connection with such consent, if the master servicer is processing such request or action, the master servicer will promptly provide the special servicer with written notice of the request for such modification, waiver, amendment, consent, request or other action, along with the master servicer’s written recommendation and analysis, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that the special servicer does not respond within 10 business days after receipt of such written notice and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such modification, waiver, amendment, consent, request or other action will be deemed granted.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan (other than an Excluded Loan), so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, the special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Such consultation will not be binding on the

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special servicer. In the event the special servicer receives no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, within 10 business days (or, if the Directing Certificateholder or Risk Retention Consultation Party, as applicable, and the special servicer are affiliates, 5 business days) following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder or Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to appoint (and may remove and replace with or without cause) an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability for the identity or actions of the newly appointed Excluded Special Servicer, and absent negligence, willful misconduct or bad faith on the part of such resigning special servicer, such resigning special servicer and its directors, members, managers, officers, employees and agents will be entitled to indemnification under the PSA. See “—Limitation on Liability; Indemnification” in this prospectus.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than

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the Control Eligible Certificates have been reduced to zero; and provided, further, that prior to the applicable Servicing Shift Date, no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan. With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event will be deemed to have occurred and be continuing and a Consultation Termination Event will be deemed to have occurred, in each case, with respect to an Excluded Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Operating Advisor, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

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Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or any Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Loan-Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or the related Servicing Shift Whole Loan, as applicable and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or a Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class;

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

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The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the controlling noteholders of any Non-Serviced Mortgage Loan, any Servicing Shift Companion Loan or their respective designees (e.g. the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates, any Certificateholder or any third party. The operating advisor is not providing special servicing or sub-servicing services and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. Potential investors should be aware that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to a Non-Serviced PSA), any Servicing Shift Whole Loan or any related REO Properties.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)    promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

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(b)    promptly reviewing each Final Asset Status Report; and

(c)    reviewing any Appraisal Reduction Amount or Collateral Deficiency Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on or take any affirmative action with respect to such Appraisal Reduction Amount or Collateral Deficiency Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

Prior to the occurrence and continuance of a Control Termination Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan or Non-Serviced Whole Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)    the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)    the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Control Termination Event and Consultation Termination Event”;

(c)    the operating advisor will be required to prepare an annual report with respect to such Mortgage Loan or Serviced Whole Loans that was a Specially Serviced Loan during the prior calendar year in the form attached to this prospectus as Annex C, to be provided to the trustee, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)    the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or Collateral Deficiency Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

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In connection with the performance of the duties described in clause (d) above:

(i)    after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)    if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report.

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, the operating advisor (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) will be required to prepare an annual report generally in the form attached as Annex C to be provided to the Trustee, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), the special servicer and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth whether the operating advisor believes that the special servicer is operating in compliance with the Servicing Standard and its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year with respect to the resolution and liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report; provided further that, no annual report will be required from the operating advisor with respect to a special servicer if, during the prior calendar year, no Final Asset Status Report was prepared by the special servicer in connection with a Specially Serviced Loan or REO Property. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-

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compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to such annual report’s delivery to the trustee, the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will be required to identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of certificateholders as a collective whole, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)              that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action;

(ii)           that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)        that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party, or a depositor, a trustee, a certificate

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administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)         that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)            that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” and any information that appears on its face to be Privileged Information received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the special servicer, (iii) information subject to attorney-client privilege (and which the special servicer has labeled or otherwise communicated as being subject to privilege) and (iv) any Asset Status Report.

The operating advisor is required to keep all such Privileged Information, and any information that appears on its face to be Privileged Information, confidential and will not be permitted to disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning deviations from the Servicing Standard or the Special Servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the

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certificate administrator and the trustee, based on advice of legal counsel), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA. However, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

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(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by

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the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

In addition, the operating advisor has the right to resign without cost or expense on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and the portion of any REO Loans remaining in the issuing entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The operating advisor will provide all of the parties to the PSA and the Directing Certificateholder 30 days prior written notice of any such resignation. If the operating advisor resigns pursuant to the foregoing, then no replacement operating advisor will be appointed. The resigning operating advisor will be entitled to, and subject, to any rights and obligations that accrued under the PSA prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

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The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® delinquent loan status report or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to the asset representations reviewer and to all Certificateholders in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. With respect to any determination of whether to commence an Asset Review, an “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Barclays (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after April 1, 2015 (excluding pools with 20% or less of the initial balance remaining), the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between April 1, 2019 and May 31, 2024 was approximately 35.1%. Additionally, the average of the highest delinquency percentages (based on aggregate outstanding principal balance of mortgage loans that were delinquent at least 60 days and inclusive of all Barclays sponsored deals regardless of outstanding loan amount as a percentage of original cut-off balance loan amount) for any reporting period in each of the Barclays sponsored CMBS transactions between April 1, 2019 and May 31, 2024 was approximately 5.9%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the four (4) largest Mortgage Loans in the Mortgage Pool represent approximately 24.4% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the four (4) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall

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quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the aggregate Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review of Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

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Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide or make available, the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the Certificate Administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)    a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)   a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)  copies of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)  a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)   a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)  a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii) any other related documents that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to any Mortgage Loan are missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or

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expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer will be required to prepare a preliminary report with respect to each Delinquent Loan within 56 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator unless the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan, in which case no preliminary report will be required. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) to the extent in the master servicer’s or the special servicer’s possession or by the related mortgage loan seller within 10 business days following the request by the asset representations reviewer as described above, the asset representations reviewer will list such missing documents in such preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing

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documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller for each Delinquent Loan, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the master servicer, the special servicer and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays, (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation and (iii) Greystone Select Company II LLC, as guarantor of the repurchase and substitution obligations of Greystone Commercial Mortgage Capital, LLC), which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“Morningstar DBRS”), Fitch, KBRA, Moody’s Investors Service, Inc. (“Moody’s”) or S&P and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant

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concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has neither performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Risk Retention Consultation Party any party to the PSA or the Directing Certificateholder or any of their respective affiliates, nor been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” and any information that appears on its face to be Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America,

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any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)              any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)           any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)         any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)          a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)             the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling

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of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)          the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA and each Rating Agency. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer.

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No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party in its capacity as Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the owner of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the owner of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the owner of the VRR Interest;

(c)       does not have any liability or duties to the holders of any class of certificates other than the owner of the VRR Interest;

(d)       may take actions that favor the interests of the holders of one or more classes of certificates over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to the owner of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, for cause at any time, and without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliates own less than 15% of the certificate balance (excluding any portion that comprises the VRR Interest) of the Controlling Class, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement

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special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. As of the Closing Date, Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC will be an affiliate of LNR Partners, LLC and LNR Securities Holdings, LLC. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. For the avoidance of doubt, a Loan-Specific Directing Certificateholder will be responsible for the reasonable fees and out-of-pocket expenses of any termination without cause (including the costs of obtaining a Rating Agency Confirmation) caused by such Loan-Specific Directing Certificateholder.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or the Controlling Class Certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning special servicer will be required to use commercially reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or

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inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and applicable certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer”, and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

In addition, after the occurrence of a Consultation Termination Event, if the operating advisor determines, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special

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servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by such Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to any Servicing Shift Mortgage Loan. Rather, with respect to any Servicing Shift Whole Loan: (i) prior to the applicable Servicing Shift Date, the holder of the related Control Note will have the right to replace the special servicer then acting with respect to the related Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan; and (ii) on and after the applicable Servicing Shift Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to such Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of such Servicing Shift Mortgage Loan.

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Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)   any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting (after any applicable grace periods) required under the PSA and compliance with Regulation AB, (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)   any breach on the part of the master servicer or the special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)    KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more

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classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities any Companion Loan Rating Agency), within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), KBRA has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)   the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)   such master servicer or such special servicer, as the case may be, is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or a “U.S. Commercial Mortgage Special Servicer,” as applicable, and is not restored to such status on such list within 60 days.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer, as the case may be, under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% of the Voting Rights or, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to 25% of the Voting Rights, or, for so long as a Control Termination Event has not occurred and is not continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as a Control Termination Event has not occurred and is not continuing and other than with respect to an Excluded Loan, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan. The

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appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee (or, prior to a Control Termination Event, the trustee acting at the direction of the Directing Certificateholder) will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66 2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Servicer

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Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only by all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. For the avoidance of doubt, if the master servicer or special servicer, as applicable, do not choose to appoint a successor master servicer or special servicer, as applicable, the Trustee will appoint such successor master servicer or special servicer, as applicable. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or

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agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause either Trust REMIC to fail to qualify as a REMIC or (ii) cause a tax to be imposed on the trust or either Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i) or (ii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms of the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), certificate administrator, asset representations reviewer, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Companion Loan, any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the applicable non-serviced securitization trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property (or with respect to the operating advisor and/or asset representations reviewer, incurred in connection with the provision of services for such Non-Serviced Mortgage Loan) under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

In addition, the PSA will provide that none of the depositor, the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or

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administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of any Pari Passu Companion Loans) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken

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by it in good faith in accordance with the direction of holders of certificates entitled to not less than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims, disputes or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to its enforcement of its indemnification under the PSA or relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to it in each capacity for which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer or the special servicer, as applicable, which will in turn be required to promptly forward it to the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

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Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Certificateholder Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) obtains knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, either a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”) and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to a PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to a PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the special servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

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Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a PSA Party Repurchase Request made by any party other than the special servicer or a Certificateholder Repurchase Request made by any Certificateholder other than the Directing Certificateholder or a Controlling Class Certificateholder, in each case, related to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such PSA Party Repurchase Request, along with the servicing file and all documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such PSA Party Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will, within 15 business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not

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agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the

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PSA and the related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within thirty (30) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as the case may be. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is

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allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Servicing Shift Mortgage Loans

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the Servicing Shift Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to each Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on the Servicing Shift Mortgage Loans to or on behalf of the Trust.
●	Following the related Servicing Shift Date, the applicable master servicer, the applicable special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.
●	Until the related Servicing Shift Date, the applicable master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.
●	Following the related Servicing Shift Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to such Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising such Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).
●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case
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that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.
●	The related Non-Serviced PSA will provide for a liquidation fee, special servicing fee and workout fee with respect to the Servicing Shift Mortgage Loans that are similar in all material respects to or materially consistent with the corresponding fees payable under the PSA.
●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to the Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers”.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BBCMS Mortgage Trust 2024-5C27 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA (however, such fees under the related Non-Serviced PSA may not be subject to the same minimum amounts or caps).
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●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or the special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less).
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●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BBCMS 2024-5C27 mortgage pool, if necessary).
●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

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The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or “U.S. Commercial Mortgage Special Servicer”, as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

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For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and Kroll Bond Rating Agency, LLC (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

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Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator, the operating advisor and each additional servicer, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance Report”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance Report will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed

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(and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loans, each of the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee and the related Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 50% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the Mortgage Loans and each REO Property remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

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The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity, and thereby effect termination of the issuing entity and early retirement of the then-outstanding certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1% of the Initial Pool Balance. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b)  the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Cut-Off Date Balance. The voluntary exchange of certificates (other than the Class R certificates) for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan) of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval) and (3)  if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the Certificateholders or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of

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counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or either Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause either Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)    to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated,

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receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)    to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel or (ii) in the event of the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an opinion of counsel; or

(k)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller, related additional obligor under the MLPA or related guarantor under such MLPA or otherwise change any rights of any mortgage loan seller, related additional obligor under the MLPA or related guarantor as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, related additional obligor under the MLPA or related guarantor, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller, related additional obligor under the MLPA or related guarantor under any MLPA or otherwise change the rights of any mortgage loan seller, related additional obligor under the MLPA or related guarantor, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller, related additional obligor or related guarantor. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition

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of a tax on any portion of the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) in the case of the trustee, an institution whose long-term senior unsecured debt or issuer credit rating is rated at least “BBB” by S&P, “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as either (1) the master servicer has a long term unsecured debt rating of "A" by Fitch or a short term rating of "F1" by Fitch, or (2) the trustee maintains an agreement with a national banking association with a rating of at least "A" on its long term senior unsecured debt or issuer credit rating by Fitch or a short term rating of "F1" by Fitch which agreement provides for such national banking association to make Advances if the trustee, in its capacity as backup advancing party, is unwilling or unable to do so; provided, further, that the trustee will be required to notify Fitch within 30 days in the event there is a downgrade of such banking association's Fitch rating, the agreement is terminated, or any other changes may limit the backup agreement) and, if rated by KBRA, “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include S&P and Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, (iii) in the case of the certificate administrator, an institution whose long-term senior unsecured debt or issuer credit rating is rated at least “BBB-” by KBRA (or an investment grade rating by any other NRSRO, which may include S&P or Fitch) and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator and, prior to the occurrence and continuance of a Control Termination Event, acceptable to the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

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In addition, holders of the certificates entitled to at least 50% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Twelve (12) Mortgaged Properties (20.9%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Michigan. Nineteen (19) of the Mortgaged Properties (12.5%) are located in Michigan. A mortgage (with an assignment of rents), recorded in the office of the county Register of Deeds, is the standard real property security instrument in Michigan. Sometimes a separate assignment of leases and rents is also used. Under the Michigan Uniform Commercial Code a mortgage containing the appropriate language can be used for a fixture filing, but often a separate fixture filing financing statement is recorded as well. Mortgages often contain express future advance clauses to insure the priority of later advances, as well as a clause that provides for the use of a receiver in the event of “waste” as a result of failure to pay property taxes or insurance premiums. A Michigan mortgagee cannot expect to be able to exercise self-help and enter the property in the event of a default. Typically, the mortgage will obtain the mortgagor’s consent to a receiver in certain circumstances, but actually obtaining a receiver still requires court approval. Mortgages may be enforced by either judicial foreclosure or foreclosure by advertisement (the

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mortgage should contain a good power of sale clause), carried out as a sheriff’s sale after the requisite publication. The latter is much quicker -- perhaps 45 to 60 days to sale -- but a judicial foreclosure, requiring at least six months before the foreclosure sale, may be desirable in some circumstances. In both cases, there is a statutory redemption period, in most cases six months, following the foreclosure sale, in which the mortgagor and other persons with interests under the mortgagor may redeem the mortgaged property, and this can only be waived by the mortgagor for adequate contemporaneous consideration. An agreement for a deed-in-lieu of foreclosure is generally also enforceable provided there is adequate independent consideration at the time of the deed. A prior waiver of the redemption period set forth in the mortgage is difficult to enforce no matter how elaborately the lender’s counsel constructs the waiver language. Both before foreclosure and during the redemption period the assignment of rents can to be exercised in accordance with the procedural requirements of Michigan’s assignment of rents statute. Both foreclosure remedies allow for deficiencies to be established; however, without judicial authorization, a separate action on the debt cannot be maintained while foreclosure is pending.

California. Seven (7) Mortgaged Properties (12.4%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Florida. Seven (7) Mortgaged Properties (11.1%) are located in Florida. In Florida, loans involving real property may be mortgaged in order to secure a borrower’s obligations under the loan. The mortgage is the security instrument that is a lien on and encumbers the real property that is the collateral for the indebtedness evidenced by the promissory note. Accordingly, there is no power of sale in Florida, but rather judicial foreclosure. Under Florida law, ownership of the mortgage follows the promissory note and

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the plaintiff must be the holder of the promissory note and the mortgage in order to have standing to bring a foreclosure action. After an action for foreclosure is filed with the court and the lender obtains a final judgment of foreclosure, such foreclosure judgment will require that the property be sold at a public judicial sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled foreclosure sale. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located. Section 45.031, Florida Statutes, requires that foreclosure sale be held no earlier than 20 (but not more than 35) days after the date of judgment is entered, unless plaintiff agrees otherwise. Notwithstanding, due to a back-log of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

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In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under

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leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property

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may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt

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with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered

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certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among

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other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where “cause” has not been shown or the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will

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be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if

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the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each

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debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate

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capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by, among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are

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single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed-of-trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagees’ claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it

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exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

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Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation

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of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that

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each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”), the Anti-Money Laundering Act of 2020, including the Corporate Transparency Act, and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance. It is currently unclear as to the long-term implications of the Anti-Money Laundering Act of 2020 or the Corporate Transparency Act.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving
Transaction Parties

Barclays and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays. Barclays and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the offering of the certificates.

Computershare Trust Company, National Association is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for some or all of the Barclays Mortgage Loans.

Computershare Trust Company, National Association, the certificate administrator, trustee and custodian is also (i) the certificate administrator, trustee and custodian under the BMO 2024-5C4 trust and servicing agreement, pursuant to which the GNL Industrial Portfolio Whole Loan and 620 W 153rd Street Whole Loan is serviced (ii) the certificate administrator, trustee and custodian under the Benchmark 2024-V7 pooling and servicing agreement, pursuant to which the 28-40 West 23rd Street Whole Loan and 1099 New York Avenue Whole Loan is serviced, (iii) the certificate administrator, trustee and custodian under the BMO 2024-5C3 pooling and servicing agreement, pursuant to which the Crescent Center Whole Loan is serviced, (iv) the certificate administrator, trustee and custodian under the BANK5 2024-5YR6 pooling and servicing agreement, pursuant to which the Kenwood Towne Centre Whole Loan is serviced, and (v) the certificate administrator, trustee and custodian under the Benchmark 2024-V6 trust and servicing agreement, pursuant to which the Wateridge Whole Loan is serviced.

KeyBank National Association, a sponsor, a mortgage loan seller, an originator, a primary servicer and the holder of certain of the GNL Industrial Portfolio Companion Loans, is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. After each servicing shift date, each loan will be serviced by a yet to be named master servicer and special servicer under each related servicing shift pooling and servicing agreement.

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SMC is a sponsor, an originator, a mortgage loan seller and is an affiliate of: (a) LNR Partners, LLC, the entity which is (i) expected to be the special servicer under the PSA (other than with respect to any Excluded Special Servicer Loan) and (ii) the special servicer under (A) the BANK5 2024-5YR6 pooling and servicing agreement which governs the servicing Kenwood Towne Centre Whole Loan and (B) the Benchmark 2024-V6 pooling and servicing agreement which governs the servicing of the Wateridge Whole Loan; (b) LNR Securities Holdings, LLC, the entity which is expected to hold an approximately 65% interest in each of the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H certificates (in each case, excluding the portion comprising the VRR Interest) and to act as the initial Directing Certificateholder and the initial Risk Retention Consultation Party under the PSA (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the Risk Retention Consultation Party); (c) Starwood Conduit CMBS Vertical Retention I LLC, the expected purchaser of the VRR Interest; (d) Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC, the expected purchaser of the Class J-RR certificates (excluding the portion comprising the VRR Interest); and (e) Starwood Mortgage Funding II LLC, the current holder of one or more Pari Passu Companion Loans relating to The Pointe & Oak Shadows Whole Loan. Eightfold Real Estate Capital Series Trust is anticipated to purchase approximately a 35% membership interest in Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC.

Barclays Bank PLC, an affiliate of the depositor, an underwriter, a sponsor and a mortgage loan seller, provides short-term warehousing of mortgage loans originated by SMC through a master repurchase facility. As of the date of this prospectus, six (6) of the SMC Mortgage Loans (9.1%) are subject to such master repurchase facility. SMC and its affiliates are using the proceeds from its sale of the SMC Mortgage Loans to the depositor to, among other things, simultaneously reacquire such mortgage loans from Barclays Bank PLC, free and clear of any liens.

LNR Partners is an affiliate of SMC, LNR Securities Holdings, LLC, the entity anticipated to be the initial Directing Certificateholder and initial Risk Retention Consultation Party, and expected to hold an approximately 65% interest in each of the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H certificates (in each case, excluding the portion comprising the VRR Interest), Starwood Conduit CMBS Vertical Retention I LLC, the expected purchaser of the VRR Interest, Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC, the expected purchaser of the Class J-RR certificates (excluding the portion comprising the VRR Interest). LNR Partners currently serves as special servicer under the BANK5 2024-5YR6 pooling and servicing agreement, which governs the servicing of the Kenwood Towne Centre Whole Loan and the Benchmark 2024-V6 pooling and servicing agreement, which governs the servicing of the Wateridge Whole Loan. LNR Partners or its affiliate assisted LNR Securities Holdings, LLC (or its affiliate) and Eightfold Real Estate Capital Fund VI, L.P. (the entity anticipated to purchase approximately 35% of the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H Certificates) and Eightfold Real Estate Capital Series Trust (the entity anticipated to purchase a 35% membership interest in Starwood CMBS Horizontal Retention BBCMS 2024-5C27 LLC) (or its affiliate) with their due diligence of the Mortgage Pool.

Greystone Servicing, the non-serviced special servicer with respect to the Crescent Center Whole Loan, which is serviced under the BMO 2024-5C3 pooling and servicing agreement, is an affiliate of Greystone Commercial Mortgage Capital, LLC, a sponsor, an originator and a mortgage loan seller.

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and SMC, Computershare Trust Company, National Association acts as interim custodian with respect to ten (10) of the SMC Mortgage Loans (collectively, 15.8%) (with an aggregate Cut-off Date Balance of approximately $126,335,000).

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and LMF, Computershare Trust Company, National Association acts as interim custodian with respect to two (2) of the LMF Mortgage Loans (collectively, 4.0%) (with an aggregate Cut-off Date Balance of approximately $32,000,000).

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Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and BMO, Computershare Trust Company, National Association acts as interim custodian with respect to one (1) of the BMO Mortgage Loans (3.1%) (with a Cut-off Date Balance of approximately $25,000,000).

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and GACC, Computershare Trust Company, National Association acts as interim custodian with respect to four (4) of the GACC Mortgage Loans (collectively, 12.3%) (with an aggregate Cut-off Date Balance of approximately $98,585,518).

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and CREFI, Computershare Trust Company, National Association acts as interim custodian with respect to the University Pointe, Cityline NY FL & TN Portfolio, Lofts at Dallas Mill and Western Falcon Mortgage Loans (collectively, 9.9%) (with an aggregate Cut-off Date Balance of approximately $78,910,000).

Societe Generale Financial Corporation, a sponsor, a mortgage loan seller and an originator, is an affiliate of SG Americas Securities, LLC, one of the underwriters. In addition, Societe Generale Financial Corporation currently holds one (1) of the GNL Industrial Portfolio Pari Passu Companion Loans, however, it intends to sell such Companion Loans in connection with one or more future securitizations.

UBS AG, New York Branch, a sponsor, an originator and a mortgage loan seller, is an affiliate of UBS Securities LLC, one of the underwriters.

Argentic is a sponsor, an originator and a mortgage loan seller and an affiliate of Argentic Services Company LP, the special servicer of the GNL Industrial Portfolio Mortgage loan and the 620 W 153rd Street pursuant to the BMO 2024-5C4 pooling and servicing agreement.

BMO, a sponsor, an originator and a mortgage loan seller, is the current holder of one or more Pari Passu Companion Loans relating to the GNL Industrial Portfolio Whole Loan and the 640 5th Avenue Whole Loan, but is expected to transfer such Companion Loans to one or more future commercial mortgage securitization transactions.

An affiliate of Barclays has provided warehouse financing to Argentic for certain Mortgage Loans originated by Argentic that are being contributed to this securitization. The aggregate Cut-off Date Balance of the Argentic Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $85,100,000. Proceeds received by Argentic in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the Argentic Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

GACC, a sponsor, an originator and a mortgage loan seller, is an affiliate of Deutsche Bank Securities Inc., one of the underwriters, is the current holder of one or more Pari Passu Companion Loans relating to the Bedrock Mixed-Use Portfolio Whole Loan, but is expected to transfer such Companion Loans to one or more future commercial mortgage securitization transactions.

DBRI is an originator and an affiliate of GACC, a sponsor and an originator.

GCMC is a sponsor, a mortgage loan seller and an originator.

LMF is a sponsor, a mortgage loan seller and an originator. An affiliate of Barclays has provided warehouse financing to LMF for one Mortgage Loan originated by LMF that is being contributed to this securitization. The Cut-off Date Balance of the LMF Mortgage Loan that is (or, as of the Closing Date, is expected to be) subject to the related warehouse facility is projected to equal approximately $10,500,000. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to
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repurchase, through its subsidiary, from an affiliate of Barclays, the LMF Mortgage Loan subject to such warehouse facility, which Mortgage Loan will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided by Wells Fargo to LMF, Wells Fargo has agreed to purchase mortgage loans from LMF on a revolving basis. The aggregate Cut-off Date Balance of the LMF Mortgage Loan that is (or, as of the Closing Date, is expected to be) subject to that repurchase facility is projected to equal approximately $21,500,000. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo the LMF Mortgage Loan subject to that repurchase facility, which Mortgage Loan will be transferred to the depositor free and clear of any liens.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Pursuant to a certain interim servicing agreement between CREFI or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans owned by CREFI or one of its affiliates, including, prior to their inclusion in the issuing entity, four (4) of the CREFI Mortgage Loans (collectively, 9.9%) (with an aggregate Cut-off Date Balance of approximately $78,910,000).

Pursuant to a certain interim servicing agreement between German American Capital Corporation or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain German American Capital Corporation or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, three (3) of the German American Capital Corporation Mortgage Loans (collectively, 9.9%) (with an aggregate Cut-off Date Balance of approximately $79,000,000).

Pursuant to a certain interim servicing agreement between Barclays Capital Real Estate Inc. or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Barclays Capital Real Estate Inc. or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, three (3) of the Barclays Capital Real Estate Inc. Mortgage Loans (collectively, 4.7%) (with an aggregate Cut-off Date Balance of approximately $37,900,000).

Pursuant to a certain interim servicing agreement between Societe Generale Financial Corporation, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Societe Generale Financial Corporation, or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, the Griffin Capital Plaza Mortgage Loan (1.0%) (with a Cut-off Date Balance of approximately $8,300,000).

Pursuant to a certain interim servicing agreement between UBS AG, New York Branch, or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain UBS AG, New York Branch, or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, all of the UBS AG, New York Branch Mortgage Loans (collectively, 4.5%) (with an aggregate Cut-off Date Balance of approximately $35,787,000).

Midland is master servicer under the BMO 2024-5C4 pooling and servicing agreement, which governs the servicing of the GNL Industrial Portfolio whole loan and the 620 W 153rd Street whole loan, the master servicer under the Benchmark 2024-V6 pooling and servicing agreement, which governs the servicing of the Wateridge whole loan, and the master servicer under the Benchmark 2024-V7 pooling and servicing agreement, which governs the servicing of the 28-40 West 23rd Street whole loan and the 1099 New York Avenue whole loan.

Pursuant to a certain interim servicing agreement between German American Capital Corporation or one of its affiliates, on the one hand, and KeyBank, on the other hand, KeyBank acts as interim servicer with respect to a certain German American Capital Corporation or one of its affiliates’ mortgage loan,

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including, prior to their inclusion in the issuing entity, one (1) of the German American Capital Corporation Mortgage Loans (2.4%) (with a Cut-off Date Balance of approximately $19,585,518).

Wells Fargo is expected to enter into one or more agreements with the sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Wells Fargo is also (i) the master servicer under the BMO 2024-5C3 pooling and servicing agreement, pursuant to which the Crescent Center Whole Loan is serviced, (ii) the master servicer under the BANK5 2024-5YR6 pooling and servicing agreement, pursuant to which the Kenwood Towne Center Whole Loan is serviced and (iii) the current holder of one or more of the Companion Loans related to the Kenwood Towne Centre Whole Loan.

Pursuant to certain interim servicing agreements between Wells Fargo and LMF or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to all of the Mortgage Loans (collectively, 4.0%) (with an aggregate Cut-off Date Balance of approximately $32,000,000) to be contributed to this securitization by LMF.

Pursuant to a certain interim servicing agreement between Societe Generale Financial Corporation, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain Societe Generale Financial Corporation or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, one (1) of the Societe Generale Financial Corporation Mortgage Loans (1.9%) (with a Cut-off Date Balance of approximately $15,000,000).

Pursuant to a certain interim servicing agreement between Starwood Mortgage Capital LLC, a sponsor and mortgage loan seller, or one of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain Starwood Mortgage Capital LLC or one of its affiliates’ mortgage loans, including, prior to their inclusion in the issuing entity, all of the SMC Mortgage Loans (collectively, 21.7%) (with an aggregate Cut-off Date Balance of approximately $173,755,000).

Wells Fargo acts as interim servicer with respect to one (1) of the Bank of Montreal Mortgage Loans (3.1%) (with a Cut-off Date Balance of approximately $25,000,000).

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

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Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a mezzanine loan, if any. Additionally, in some cases, a borrower is required to apply a holdback reserve to prepayment of the related Mortgage Loan if certain release conditions are not satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates.

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Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the Principal Balance Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-B	$165,174,000	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

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Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments, performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table

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below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-B	$165,174,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of each Class of the Class A-2 and Class A-3 certificates, the percentage of the related potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in August 2024;
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●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate;
●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);
●	no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;
●	the Closing Date occurs on or about July 11, 2024;
●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;
●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;
●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;
●	no additional trust fund expenses are incurred;
●	no property releases (or related re-amortizations) occur;
●	the optional termination is not exercised; and
●	there are no modifications or maturity date extensions in respect of the Mortgage Loans.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

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Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2025	82%	82%	82%	82%	82%
July 2026	63%	63%	63%	63%	63%
July 2027	34%	34%	34%	34%	34%
July 2028	5%	0%	0%	0%	0%
July 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.39	2.36	2.36	2.36	2.36

Percent of the Maximum Initial Certificate Balance ($250,000,000)(1)
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	99%	99%	97%	93%
July 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.70	4.63	4.55	4.45	4.24

(1)	The exact initial Certificate Balance of the Class A-2 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-2 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($307,700,000)(1)
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.84	4.82	4.80	4.76	4.42

(1)	The exact initial Certificate Balance of the Class A-3 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-3 certificates, however, the actual Certificate Balance may be more than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.
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Percent of the Maximum Initial Certificate Balance ($557,700,000)(1)
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	99%	99%	97%
July 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.78	4.74	4.69	4.62	4.34

(1)	The exact initial Certificate Balance of the Class A-3 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-3 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.93	4.93	4.93	4.89	4.53

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.93	4.93	4.93	4.93	4.59

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Closing Date / Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028	100%	100%	100%	100%	100%
July 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.93	4.93	4.93	4.93	4.64

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Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from July 1, 2024 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Treasury Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, collectively, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J-RR certificates, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless

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certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the Startup Day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the

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specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury Regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount (“OID”)) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans... secured by an interest in real property which is... residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, thirty-four (34) of the Mortgaged Properties (collectively, 40.0%) securing or partially securing twenty (20) (collectively, 41.9%) Mortgage Loans are, in whole or in part, multifamily properties or mixed use properties with a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

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Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury Regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [__] certificates will be issued with OID for federal income tax purposes.

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It is anticipated that the certificate administrator will treat the Class X-B certificates as having no qualified stated interest. Such class will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on such class over its respective issue price (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on such class attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPY (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [__] certificates will be issued with de minimis OID for federal income tax purposes.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-B certificates.

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Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury Regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury Regulations implementing the market discount rules have not yet been proposed, and investors should

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therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply to all premium bonds (other than tax-exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury Regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [__] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless

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in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Regular Interestholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as

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part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the applicable Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Treasury Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury Regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain

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from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Code Section 6223) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing Agreement will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will be designated as the partnership representative of each Trust REMIC and will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by

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applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder (i) is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number, or (ii) other than a holder of a Class R certificate, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

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Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury Regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

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It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Barclays Capital Holdings Inc. and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class X-B
Barclays Capital Inc.	$ [_]	$ [_]	$ [_]	$ [_]
SG Americas Securities, LLC	$ [_]	$ [_]	$ [_]	$ [_]
UBS Securities LLC	$ [_]	$ [_]	$ [_]	$ [_]
BMO Capital Markets Corp.	$ [_]	$ [_]	$ [_]	$ [_]
Deutsche Bank Securities Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Citigroup Global Markets Inc.	$ [_]	$ [_]	$ [_]	$ [_]
KeyBanc Capital Markets Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Academy Securities, Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Bancroft Capital, LLC	$ [_]	$ [_]	$ [_]	$ [_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class A-S	Class B	Class C
Barclays Capital Inc.	$ [_]	$ [_]	$ [_]
SG Americas Securities, LLC	$ [_]	$ [_]	$ [_]
UBS Securities LLC	$ [_]	$ [_]	$ [_]
BMO Capital Markets Corp.	$ [_]	$ [_]	$ [_]
Deutsche Bank Securities Inc.	$ [_]	$ [_]	$ [_]
Citigroup Global Markets Inc.	$ [_]	$ [_]	$ [_]
KeyBanc Capital Markets Inc.	$ [_]	$ [_]	$ [_]
Academy Securities, Inc.	$ [_]	$ [_]	$ [_]
Bancroft Capital, LLC	$ [_]	$ [_]	$ [_]
Total	$ [_]	$ [_]	$ [_]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be

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approximately [_]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from July 1, 2024, before deducting expenses payable by the depositor (such expenses estimated at $[_], excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor and an affiliate of Barclays, which is a sponsor, an originator and a mortgage loan seller. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Societe Generale Financial Corporation, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the GNL Industrial Portfolio Companion Loans. UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG, New York Branch, which is a sponsor, an originator and a mortgage loan seller. BMO Capital Markets Corp., one of the underwriters, is an affiliate of Bank of Montreal, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the GNL Industrial Portfolio Companion Loans and the 640 5th Avenue Companion Loans. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of German American Capital Corporation, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of the Bedrock Mixed-Use Portfolio Companion Loan, and DBR Investments Co. Limited, an originator. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citi Real Estate Funding Inc., which is a sponsor, an originator, a mortgage loan seller and holder of the University Pointe Companion Loan. KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank National Association, which is a sponsor, an originator, a primary servicer and the holder of certain of the GNL Industrial Portfolio Companion Loans.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of SG Americas Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of BMO Capital Markets Corp., which is one of the underwriters, a

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co-lead manager and joint bookrunner for this offering, affiliates of Deutsche Bank Securities Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of Citigroup Global Markets Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, and affiliates of KeyBanc Capital Markets Inc. which is one of the underwriters, a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Barclays Capital Inc., of the purchase price for the Offered Certificates and the following payments:

(1)       the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

(2)       the payment by SMC or an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with SMC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by SMC, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to SMC in connection with the sale of those Mortgage Loans to the depositor by SMC;

(3)       the payment by the depositor to Societe Generale Financial Corporation, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Societe Generale Financial Corporation Mortgage Loans;

(4)       the payment by the depositor to UBS AG, New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the UBS AG, New York Branch Mortgage Loans;

(5)       the payment by the depositor to Argentic or an affiliate thereof, as a mortgage loan seller, of the purchase price for the related Mortgage Loans;

(6)       the payment by LMF or an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with LMF or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by LMF, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to LMF in connection with the sale of those Mortgage Loans to the depositor by LMF;

(7)       the payment by the depositor to Bank of Montreal, an affiliate of BMO Capital Markets Corp., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the BMO Mortgage Loans; and

(8)       the payment by the depositor to German American Capital Corporation, an affiliate of Deutsche Bank Securities Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the German American Capital Corporation Mortgage Loans;

(9) the payment by the depositor to Citi Real Estate Funding Inc., an affiliate of Citigroup Global Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the CREFI Mortgage Loans;

(10) the payment by the depositor to KeyBank National Association, an affiliate of KeyBanc Capital Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the KeyBank National Association Mortgage Loans;

(11) the payment by the depositor to Greystone Commercial Mortgage Capital LLC or an affiliate thereof, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Greystone Commercial Mortgage Capital LLC Mortgage Loans.

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As a result of the circumstances described above in this paragraph and the prior paragraph, each of Barclays Capital Inc., SG Americas Securities, LLC, UBS Securities LLC, BMO Capital Markets Corp., Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and KeyBanc Capital Markets Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-276033-2)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 745 Seventh Avenue, New York, New York 10019, Attention: President, or by telephone at (212) 412-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-276033) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

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Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Prospective investors should note that the Teachers’ Retirement System of the State of Illinois (“Illinois Teachers’ Retirement System”), a governmental plan, owns a 50% equity interest in the borrowers under the Kenwood Towne Centre Mortgage Loan (1.9%) and a 100% equity interest in the borrower under the Wateridge Mortgage Loan (1.9%). Persons who have an ongoing relationship with the

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Illinois Teachers’ Retirement System should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Barclays Capital Inc. Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and

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reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

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A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the issuing entity, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice to the Plan or the fiduciary making the investment decision for the Plan in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

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Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

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Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Dechert LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class Class B, Class C and Class X-B certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class Class B, Class C and Class X-B certificates receive investment grade credit ratings from the two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the Distribution Date in July 2057. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment or (i) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the

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ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

1
17g-5 Information Provider	389
1986 Act	541
1996 Act	521
3
30/360 Basis	424
4
401(c) Regulations	558
A
AB Modified Loan	435
ABS Interests	347
Accelerated Mezzanine Loan Lender	382
Acceptable Insurance Default	439
Acquired Parcel	216
Acting General Counsel’s Letter	149
Action Level	189
Actual/360 Basis	210
Actual/360 Loans	413
ADA	524
Additional Exclusions	438
Additional Primary Servicing Compensation	332
Administrative Cost Rate	366
ADR	160
Advances	409
Affirmative Asset Review Vote	474
AIM	335
Air Rights Tenant	184
ALTA	292
AMI	173
Anchor Parcel	215
Annual Debt Service	160
Appraisal Reduction Amount	432
Appraisal Reduction Event	431
Appraised Rental	185
Appraised Value	160
Appraised-Out Class	436
Argentic	273
Argentic Data Tape	279
Argentic Mortgage Loans	273
Argentic Review Team	278
ASC	335
Assessment of Compliance Report	502

Asset Representations Reviewer Asset Review Fee	430
Asset Representations Reviewer Fee	430
Asset Representations Reviewer Fee Rate	430
Asset Representations Reviewer Termination Event	479
Asset Representations Reviewer Upfront Fee	430
Asset Review	476
Asset Review Notice	475
Asset Review Quorum	474
Asset Review Report	477
Asset Review Report Summary	477
Asset Review Standard	476
Asset Review Trigger	473
Asset Review Vote Election	474
Asset Status Report	448
Assumed Certificate Coupon	352
Assumed Final Distribution Date	374
Assumed Scheduled Payment	368
AST	189
Attestation Report	502
Available Funds	360
B
Balloon LTV Ratio	164
Balloon Payment	164
Bank Act	280
Bankruptcy Code	72
Barclays	237
Barclays Data Tape	239
Barclays Holdings	237
Barclays Mortgage Loans	238
Barclays Review Team	238
Base Interest Fraction	373
BBNA	281
BEA	186
BellOak	345
BMO	280
BMO Data File	282
BMO Financial	281
BMO Mortgage Loans	281
BMO Securitization Database	282
Borrower Party	382
Borrower Party Affiliate	382
Breach Notice	399
Bridge Bank	115

563

C
C(WUMP)O	23
Cabrini Defendants	192
Cabrini Non-Collateral Properties	192
Cabrini Settling Defendants	192
Cabrini Stipulation	192
Cabrini Stipulation & Order	192
Cabrini TIC Roll-up	183
Carnival	173
Cash Flow Analysis	161
CDOs	337
CERCLA	521
Certificate Administrator/Trustee Fee	429
Certificate Administrator/Trustee Fee Rate	429
Certificate Balance	358
Certificate Owners	391
Certificateholder	383
Certificateholder Quorum	482
Certificateholder Repurchase Request	492
Certificates	358
CGMRC	251
C-IIIC-III	338
CityFHEPS	174
Class 8 Program	208
Class A Certificates	357
Class X Certificates	357
Clearstream	390
Clearstream Participants	392
Closing Date	159, 237
CMBS	152, 309, 340
Code	152, 539
Collateral Deficiency Amount	436
Collection Account	412
Collection Period	361
Communication Request	393
Companion Distribution Account	413
Companion Holder	225
Companion Holders	225
Companion Loan Rating Agency	225
Companion Loan(s)	157
Compensating Interest Payment	375
Computershare	343
Computershare Limited	343
Computershare Trust Company	343
Constant Prepayment Rate	533
Constraining Level	351
Consultation Termination Event	463
Control Eligible Certificates	458
Control Note	225
Control Termination Event	462
Controlling Class	457
Controlling Class Certificateholder	457
Controlling Holder	225
Corrected Loan	448

Courtyard Fort Myers at I-75 Key Money	224
COVID-19	65
CPR	533
CPY	533
CREC	186
Credit Risk Retention Rules	347
CREFC®	379
CREFC® Intellectual Property Royalty License Fee	431
CREFC® Intellectual Property Royalty License Fee Rate	431
CREFC® Reports	379
CREFI	250
CREFI Data File	252
CREFI Mortgage Loans	250
CREFI Securitization Database	252
Cross-Over Date	364
CRR	132
CTS	343
Cumulative Appraisal Reduction Amount	435
Cure/Contest Period	476
Cut-off Date	157
Cut-off Date Balance	162
Cut-off Date Loan-to-Value Ratio	163
Cut-off Date LTV Ratio	163
CVOC	189
D
D or @%(#)	165
D or GRTR of @% or YM(#)	166
D or YM(#)	165
D(#)	165
DBRI	265
DBRS Morningstar	340
DC	186
DDCC	187
Debt Service Coverage Ratio	163
Defaulted Loan	454
Defeasance Deposit	213
Defeasance Loans	213
Defeasance Lock-Out Period	213
Defeasance Option	213
Definitive Certificate	390
Delinquent Loan	474
Depositaries	390
Determination Date	359
Deutsche Bank	265
DHS	174
Diligence File	396
Directing Certificateholder	457
Directing Certificateholder Approval Process	450
Disclosable Special Servicer Fees	429

564

Discount Rate	373
Discount Yield	351
Dispute Resolution Consultation	494
Dispute Resolution Cut-off Date	494
Distressed Property	214
Distribution Accounts	413
Distribution Date	359
Distribution Date Statement	379
Distributor	19
DISTRIBUTOR	20
DMARC	265
Dodd-Frank Act	154
DOJ	265
DOL	556
DSCR	163
DSS	174
DTC	390
DTC Participants	390
DTC Rules	391
Due Date	209
Due Diligence Questionnaire	252, 283
Due Diligence Requirements	132
E
EC	187
EDGAR	554
EEA	19
EEA Retail Investor	19
Effective Gross Income	161
Eligible Asset Representations Reviewer	477
Eligible Operating Advisor	468
Elliott	335
Enforcing Party	492
Enforcing Servicer	492
ESA	186, 270
Escrow/Reserve Mitigating Circumstances	242, 272
EU Due Diligence Requirements	132
EU Institutional Investor	132
EU PRIIPS Regulation	19
EU Prospectus Regulation	19
EU Securitization Regulation	21
EU Transparency Requirements	133
Euroclear	390
Euroclear Operator	392
Euroclear Participants	392
EUWA	19, 21
Excess Modification Fee Amount	425
Excess Modification Fees	423
Excess Prepayment Interest Shortfall	376
Exchange Act	236, 273
Exchange Parcel	216
Excluded Controlling Class Holder	381
Excluded Controlling Class Loan	382

Excluded Information	382
Excluded Loan	382
Excluded Plan	557
Excluded Special Servicer	482
Excluded Special Servicer Loan	482
Exemption	556
Exemption Rating Agency	556
Expansion Parcel	216
Expiration Date	205
F
FATCA	549
FDIA	148
FDIC	114, 148
FIEL	25
Fifth Avenue Building	184
Final Asset Status Report	450
Final Dispute Resolution Election Notice	494
Financial Market Publisher	384
Financial Promotion Order	22
FIRREA	150, 269
Fitch	501
Flagstar	115
Follow Up Radon Tests	189
FPO Persons	22
FSMA	19, 21
G
GAAP	347
GACC	265
GACC Data Tape	266
GACC Deal Team	266
GACC Mortgage Loans	266
Gain-on-Sale Entitlement Amount	361
Gain-on-Sale Remittance Amount	361
Gain-on-Sale Reserve Account	413
Garn Act	523
GCMC	309
GCMC Deal Team	310
GCMC Mortgage Loans	309
GCMC Originator	309
GLA	163
Government Securities	212
Greystone Servicing	337
Griffith MHC Owners	179
GRTR of @% or YM(#)	166
Grupo Antolin Construction	176
GSCII	309
Guarantor Financial Tests	205
H
HEHFB	206
Horizontal MOA	57

565

HPD	173
HRA	174
HSTP Act	75
I
ICAP Tax Abatement	206
Illinois Teachers’ Retirement System	555
Indirect Participants	390
Initial Delivery Date	448
Initial Pool Balance	157
Initial Requesting Certificateholder	492
In-Place Cash Management	164
Institutional Investor	24
Institutional Investors	132
Insurance and Condemnation Proceeds	412
Intercreditor Agreement	225
Interest Accrual Amount	367
Interest Accrual Period	367
Interest Distribution Amount	367
Interest Reserve Account	413
Interest Shortfall	367
Interested Person	455
Interest-Only Expected Price	355
Interpolated Yield	350, 354
Investor Certification	382
Investor Registry	386
IRS	151
J
Japanese Retention Requirement	26
JFSA	25
Jointly Sold Mortgage Loans	164
JRR Rule	25
K
KBRA	501
KeyBank	259
KeyBank Data Tape	260
KeyBank Mortgage Loans	260
KeyBank Parties	333
KeyBank Primary Serviced Mortgage Loans	331
KeyBank Primary Servicer Termination Event	334
KeyBank Primary Servicing Agreement	331
KeyBank Qualification Criteria	261
KeyBank Review Team	260
KeyBank Serviced Mortgage Loans	328
L
L(#)	165

Lennar	303
LIHTC	208
Liquidation Fee	425
Liquidation Fee Rate	425
Liquidation Proceeds	413
LMF	303
LMF Data Tape	308
LMF Mortgage Loans	303
LMF Review Team	307
LNR Partners	323
Loan Per Unit	164
Loan to Cost Ratio	177
Loan-Specific Directing Certificateholder	457
Local Law 97	98
Lock-out Period	211
Loss of Value Payment	400
Lower-Tier Regular Interests	539
lower-tier REMIC	59
Lower-Tier REMIC	359, 539
Lower-Tier REMIC Distribution Account	413
LTV Ratio	162
LTV Ratio at Maturity	164
M
MACPAC	198
Macy’s	196
MAI	402
Major Decision	459
MAS	24
Master Servicer	319
Master Servicer Proposed Course of Action Notice	493
Material Defect	398
Maturity Date Balloon Payment	164
MDNR	187
MIC Allocated Loan Amount	218
Midland	339
Midland Serviced Mortgage Loans	339
MIEGLE	186
MiFID II	19, 20
Millennia	193
MLGW	188
MLPA	394
MNA	189
Modeling Assumptions	533
Modification Fees	424
Moody’s	477
Morningstar DBRS	329
Mortgage	158
Mortgage File	394
Mortgage Loans	157
Mortgage Note	158
Mortgage Pool	157

566

Mortgage Rate	366
Mortgaged Property	158
MTM	175
N
Net Mortgage Rate	366
Net Operating Income	164
NI 33-105	26
Non-Collateral Property	184
Non-Control Note	225
Non-Controlling Holder	225
Nonrecoverable Advance	410
Non-Serviced Certificate Administrator	226
Non-Serviced Companion Loan	226
non-serviced companion loans	50
Non-Serviced Custodian	226
Non-Serviced Directing Certificateholder	226
Non-Serviced Master Servicer	226
non-serviced mortgage loan	50
Non-Serviced Mortgage Loan	226
Non-Serviced Pari Passu Companion Loan	226
Non-Serviced Pari Passu Mortgage Loan	226
Non-Serviced Pari Passu Whole Loan	226
Non-Serviced PSA	226, 337
Non-Serviced Special Servicer	227
Non-Serviced Trustee	227
non-serviced whole loan	50
Non-Serviced Whole Loan	227
Non-U.S. Person	549
Notional Amount	359
NRA	164
NRSRO	381
NRSRO Certification	383
NSU	173
O
O(#)	165
Occupancy As Of Date	165
Occupancy Rate	164
Offered Certificates	358
OID	541
OID Regulations	542
OLA	149
Operating Advisor Consulting Fee	430
Operating Advisor Expenses	430
Operating Advisor Fee	429
Operating Advisor Fee Rate	429
Operating Advisor Standard	467
Operating Advisor Termination Event	470
Operating Advisor Upfront Fee	429
Operating Statements	169

Other Master Servicer	227
Other PSA	227
Other Special Servicer	227
Outside Affiliated Special Servicer	335
Outside PSA	335
P
P&I	320
P&I Advance	408
P&I Advance Date	408
PACE	224
PAR	270
Pari Passu Companion Loan(s)	157
Pari Passu Mortgage Loan	227
Participants	390
Parties in Interest	555
Partnership Representative	548
Pass-Through Rate	365
Patriot Act	525
PCR	258, 287, 292
Percentage Interest	359
Periodic Payments	360
Permitted Investments	359, 414
Permitted Special Servicer/Affiliate Fees	429
Phase I	185
Phase II	186
PILOT	206
PIPs	190
Plans	555
PML	315
PNC Bank	343
PPA	320
PRC	23
Preliminary Dispute Resolution Election Notice	494
Prepayment Assumption	543
Prepayment Interest Excess	375
Prepayment Interest Shortfall	375
Prepayment Premium	374
Prepayment Provisions	165
Prime Rate	412
Principal Balance Certificates	358
Principal Distribution Amount	367
Principal Shortfall	368
Privileged Information	469
Privileged Information Exception	469
Privileged Person	381
Professional Investors	23
Prohibited Prepayment	376
Promotion of Collective Investment Schemes Exemptions Order	22
Proposed Course of Action	493
Proposed Course of Action Notice	493
Prospectus	23

567

PSA	357
PSA Party Repurchase Request	492
PTCE	558
Purchase Price	197, 401
Q
Qualification Criteria	294, 309
Qualified Replacement Special Servicer	483
Qualified Substitute Mortgage Loan	402
Qualifying CRE Loan Percentage	348
R
RAC No-Response Scenario	500
Rated Final Distribution Date	375
Rating Agencies	501
Rating Agency Confirmation	501
REA	81
RealINSIGHT	336
Realized Loss	377
REC	186
Record Date	359
Registration Statement	554
Regular Certificates	357
Regular Interestholder	542
Regular Interests	539
Regulation AB	503
Regulation RR	347
Reimbursement Rate	412
Related Proceeds	411
Release Date	213
Release Parcel	215
Relevant Investor	24
Relevant Persons	22
Relief Act	524
Remaining Term to Maturity	166
REMIC	539
REO Account	414
REO Loan	369
REO Property	448
Repurchase Request	492
Requesting Certificateholder	494
Requesting Holders	436
Requesting Investor	393
Requesting Party	500
Required Credit Risk Retention Percentage	348
Requirements	524
Residual Certificates	357
Resolution Failure	492
Resolved	492
Restricted Group	556
Restricted Party	469
Retaining Sponsor	347

Review Materials	475
RevPAR	166
Risk Retention Consultation Party	381
Risk Retention Requirements	133
ROFO	199
ROFR	199
Rooms	170
Rule 17g-5	384
S
S&P	329, 340, 501
Scheduled Certificate Interest Payments	353
Scheduled Certificate Principal Payments	348
Scheduled Principal Distribution Amount	367
SEC	236, 273
Securities Act	502
Securitization Accounts	357, 414
Securitization Regulation	132
SEL	315
Senior Certificates	357
Serviced Companion Loan	227
serviced companion loans	50
serviced mortgage loan	50
Serviced Pari Passu Companion Loan Securities	486
Serviced Pari Passu Whole Loan	227
serviced whole loan	50
Serviced Whole Loan	227
Servicer Termination Event	485
Servicing Advances	409
Servicing Fee	421
Servicing Fee Rate	421
Servicing Shift Companion Loan	227
servicing shift date	50
Servicing Shift Date	228
servicing shift master servicer	50
servicing shift mortgage loan	50
Servicing Shift Mortgage Loan	228
servicing shift pooling and servicing agreement	50
Servicing Shift PSA	228
servicing shift special servicer	50
servicing shift whole loan	50
Servicing Shift Whole Loan	228
Servicing Standard	407
Servicing Transfer Event	447
SF	166
SFA	24
SFO	23
SGFC Entities	288
SGNY	288
Similar Law	555

568

SMC	156, 243
SMC Data Tape	245
SMC Mortgage Loans	243
SMC Review Team	244
SMMEA	559
Société Générale	288
Societe Generale Financial Corporation	288
Societe Generale Financial Corporation Data Tape	293
Societe Generale Financial Corporation Deal Team	292
Societe Generale Mortgage Loans	289
Special Servicer Decision	440
Special Servicing Fee	424
Special Servicing Fee Rate	424
Specially Serviced Loans	446
SpringHill Suites Fort Myers Airport Key Money	225
Sq. Ft.	166
Square Feet	166
Standard Qualifications	2
Startup Day	539
Starwood	243
Stated Principal Balance	368
Stor-More Allocated Loan Amount	217
Stor-More Guarantor	205
Structured Product	23
STWD	323
Subject 2023 Computershare CMBS Annual Statement of Compliance	344
Subordinate Certificates	357
Subsequent Asset Status Report	448
Sub-Servicing Agreement	408
SVB	114
Syngenta	176
Syngenta CapEx Prepayment	177
Syngenta CapEx Reserve	176
T
T-12	166
Target Price	352
Term to Maturity	166
Termination Purchase Amount	504
Terms and Conditions	392
Tests	476
TIF	206
Title IV Financial Aid	71
Title V	523
Total Operating Expenses	161
Treasury Regulations	539
Treasury-Priced Expected Price	353
Treasury-Priced Interest-Only Certificates	348

Treasury-Priced Principal Balance Certificates	348
TRIPRA	100
Trust	318
trust REMICs	59
Trust REMICs	359, 539
TTM	166
U
U.S. Person	549
U/W DSCR	163
U/W Expenses	166
U/W NCF	166
U/W NCF Debt Yield	168
U/W NCF DSCR	163
U/W Net Cash Flow	166
U/W Net Operating Income	168
U/W NOI	168
U/W NOI Debt Yield	170
U/W NOI DSCR	169
U/W Revenues	170
UBS AG, New York Branch	27, 295
UBS AG, New York Branch Data Tape	297
UBS AG, New York Branch Deal Team	296
UBS AG, New York Branch Mortgage Loans	296
UBS Qualification Criteria	298
UBSRES	295
UCC	511
UK	19
UK CRR	132
UK Due Diligence Requirements	132
UK Institutional Investor	132
UK PRIIPS Regulation	20
UK Retail Investor	19
UK Securitization Regulation	21
UK Transparency Requirements	133
Underwriter Entities	123
Underwriting Agreement	551
Underwritten Debt Service Coverage Ratio	163
Underwritten Expenses	166
Underwritten NCF	166
Underwritten NCF Debt Yield	168
Underwritten Net Cash Flow	166
Underwritten Net Cash Flow Debt Service Coverage Ratio	163
Underwritten Net Operating Income	168
Underwritten Net Operating Income Debt Service Coverage Ratio	169
Underwritten NOI	168
Underwritten NOI Debt Yield	170
Underwritten Revenues	170
Units	170

569

Unscheduled Principal Distribution Amount	368
Unsolicited Information	476
UPB	320
upper-tier REMIC	59
Upper-Tier REMIC	359, 539
Upper-Tier REMIC Distribution Account	413
V
Vertical MOA	56
Volcker Rule	154
Voting Rights	389
VRR Interest	347
W
WAC Rate	366
Weighted Average Mortgage Rate	170

weighted averages	170
Wells Fargo	319
Wells Fargo Bank	343
West 52nd Street Building	184
Whole Loan	157
Wichita Certificate and Release	187
Withheld Amounts	413
Workout Fee	425
Workout Fee Rate	425
Workout-Delayed Reimbursement Amount	412
Y
Yield Maintenance Charge	374
Yield-Priced Expected Price	356
Yield-Priced Principal Balance Certificates	348
YM(#)	165

570

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City
								1	25
1	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	9.8%		BMO, SGFC, Barclays, KeyBank	BMO, Barclays, SGFC, KeyBank	NAP	NAP	Various	Various
1.01	Property		1	FCA USA - Detroit, MI	2.9%	29.7%					6836 Georgia Street	Detroit
1.02	Property		1	Grupo Antolin - Shelby Township, MI	1.1%	11.7%					52888 Shelby Parkway	Shelby Township
1.03	Property		1	Follett School - McHenry, IL	0.8%	8.5%					1340 Ridgeview Drive	McHenry
1.04	Property		1	Shaw Aero - Naples, FL	0.5%	4.9%					3580 Shaw Boulevard	Naples
1.05	Property		1	Kuka - Sterling Heights, MI	0.4%	4.5%					7408 Metro Parkway	Sterling Heights
1.06	Property		1	ZF Active Safety - Findlay, OH	0.4%	4.4%					1750 Production Drive	Findlay
1.07	Property		1	CF Sauer - 184 Suburban	0.4%	4.1%					184 Suburban Road	San Luis Obispo
1.08	Property		1	CF Sauer - 728 N Main St.	0.4%	4.1%					728 North Main Street	Mauldin
1.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA	0.4%	3.6%					130 Enterprise Drive	Pittsburgh
1.10	Property		1	Hannibal - Houston, TX	0.4%	3.6%					6501 Bingle Road	Houston
1.11	Property		1	FedEx IV - Lexington, KY	0.3%	3.3%					2024 Buck Lane	Lexington
1.12	Property		1	VersaFlex - Kansas City, KS	0.3%	3.1%					686 Adams Street and 33 Shawnee Avenue	Kansas City
1.13	Property		1	Cott Beverage Inc - Sikeston, MO	0.3%	2.7%					301 Larcel Drive	Sikeston
1.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD	0.3%	2.6%					1850 Clark Road	Havre de Grace
1.15	Property		1	CSTK - St. Louis, MO	0.2%	2.5%					420 East Carrie Avenue	St. Louis
1.16	Property		1	CF Sauer - 39 S Park Dr.	0.2%	2.5%					39 South Park Drive	Mauldin
1.17	Property		1	AM Castle - Wichita, KS	0.2%	2.4%					3050 South Hydraulic Avenue	Wichita
1.18	Property		1	CF Sauer - 9 Old Mill Road	0.1%	1.3%					9 Old Mill Road	Mauldin
1.19	Property		1	CF Sauer - 2447 Eunice Avenue	0.0%	0.2%					2447 Eunice Avenue	Orlando
1.20	Property		1	CF Sauer - 513 West Butler Road	0.0%	0.1%					513 West Butler Road	Mauldin
2	Loan	2, 4, 5, 6, 16, 30	6	Champion MSU Student Housing Portfolio	5.5%		GACC	GACC	NAP	NAP	Various	East Lansing
2.01	Property		1	731 Burcham Drive	1.5%	27.0%					731 Burcham Drive	East Lansing
2.02	Property		1	745 Burcham Drive	1.5%	26.5%					745 Burcham Drive	East Lansing
2.03	Property		1	635 Abbot Road	1.2%	22.1%					635 Abbot Road	East Lansing
2.04	Property		1	767 Burcham Drive	0.9%	15.7%					767 Burcham Drive	East Lansing
2.05	Property		1	787 Burcham Drive	0.3%	5.6%					787 Burcham Drive	East Lansing
2.06	Property		1	129 Burcham Drive	0.2%	3.2%					129 Burcham Drive	East Lansing
3	Loan	1, 2, 7, 16, 27, 28	1	620 W 153rd Street	4.6%	100.0%	BMO, AREF2	BMO, AREF2, SMC	NAP	NAP	620 West 153rd Street	New York
4	Loan	23	1	1640 Sepulveda	4.5%	100.0%	AREF2	AREF2	NAP	NAP	1640 South Sepulveda Boulevard	Los Angeles
5	Loan	2, 4, 7, 17, 28	1	University Pointe	4.5%	100.0%	CREFI	CREFI	NAP	NAP	6350 Griffin Road	Davie
6	Loan	6	3	BPW Houston Multifamily Portfolio	3.9%		SMC	SMC	NAP	NAP	Various	Various
6.01	Property		1	Bayou Willows	1.6%	41.0%					4102 Young Street	Pasadena
6.02	Property		1	Weston Oaks	1.5%	38.8%					1111 and 1141 Burke Road	Pasadena
6.03	Property		1	Pleasant Village	0.8%	20.2%					1922 Pleasantville Drive	Houston
7	Loan	1, 7, 9, 12, 13, 17, 19, 23, 24	1	640 5th Avenue	3.1%	100.0%	GSBI, MSBNA, BMO	BMO	NAP	NAP	640 5th Avenue	New York
8	Loan	2, 7, 10, 24	1	28-40 West 23rd Street	3.1%	100.0%	CREFI	CREFI	NAP	NAP	28-40 West 23rd Street	New York
9	Loan	10, 13, 27, 30	1	Country View Apartments	2.7%	100.0%	LMF	LMF	NAP	NAP	3990 Stephanie Lane	Memphis
10	Loan	5	1	Courtyard Fort Myers at I-75	2.7%	100.0%	SMC	SMC	Group A	NAP	10050 Gulf Center Drive	Fort Myers
11	Loan	2, 4, 6, 7, 12, 20, 27, 30	10	Bedrock Mixed-Use Portfolio	2.5%		GACC	GACC	NAP	NAP	Various	Detroit
11.01	Property		1	Trio on Fort Street	0.6%	26.0%					158 Rademacher Street, 201 Waterman Street & 6401 and 6451 West Fort Street	Detroit
11.02	Property		1	28 Grand Apartments	0.3%	12.1%					28 West Grand River Avenue	Detroit
11.03	Property		1	Madison Building	0.3%	10.9%					1555 Broadway Street	Detroit
11.04	Property		1	1274 Library Street	0.3%	10.9%					1274 Library Street	Detroit
11.05	Property		1	The Ferguson Apartments	0.3%	10.8%					1426-1454 Woodward Avenue	Detroit
11.06	Property		1	Lofts of Merchant Row	0.2%	9.1%					1247, 1261, and 1275 Woodward Avenue	Detroit
11.07	Property		1	620 and 630 Woodward Avenue	0.2%	7.7%					620 and 630 Woodward Avenue	Detroit
11.08	Property		1	The Globe Building	0.2%	7.6%					407 East Fort Street	Detroit
11.09	Property		1	1500 Woodward Avenue	0.1%	2.8%					1500 Woodward Avenue	Detroit
11.10	Property		1	Fourteen56 Apartments	0.1%	2.1%					1456 Woodward Avenue	Detroit
12	Loan	3, 7, 12, 24, 30	1	Syngenta Woodland	2.4%	100.0%	DBRI	GACC	NAP	NAP	21435 County Road 98	Woodland
13	Loan	5, 7, 12, 15, 19, 23	1	Crescent Center	2.3%	100.0%	GSC2	GCMC	NAP	NAP	6075 Poplar Avenue	Memphis
14	Loan	2, 10, 19, 20, 21, 23	1	ASC Business Park	2.1%	100.0%	Barclays	Barclays	NAP	NAP	128 Bingham Road	Asheville
15	Loan	6, 27	4	Philadelphia Multifamily Portfolio	2.1%		AREF2	AREF2	NAP	NAP	Various	Philadelphia
15.01	Property		1	2105 Germantown Avenue	0.7%	32.4%					2105 Germantown Avenue	Philadelphia
15.02	Property		1	719, 723-727 North 35th Street	0.5%	25.8%					719, 723-727 North 35th Street	Philadelphia
15.03	Property		1	2101-2111 North Fairhill Street	0.5%	23.7%					2101-2111 North Fairhill Street	Philadelphia
15.04	Property		1	2215 North 7th Street	0.4%	18.2%					2215 North 7th Street	Philadelphia
16	Loan	6	3	Cityline NY FL & TN Portfolio	2.1%		CREFI	CREFI	NAP	NAP	Various	Various
16.01	Property		1	Storage Sense - Chatham & Canaan	0.8%	39.4%					1101 New York Highway 295; 30 Flints Crossing Road	East Chatham; Canaan
16.02	Property		1	Storage Sense - Clarksville	0.7%	35.8%					560 Tiny Town Road	Clarksville
16.03	Property		1	Storage Sense – Punta Gorda	0.5%	24.8%					150 Rio Villa Drive	Punta Gorda
17	Loan	16, 28	1	Lofts at Dallas Mill	2.0%	100.0%	CREFI	CREFI	NAP	NAP	415 Halsey Avenue Northeast	Huntsville
18	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	1.9%	100.0%	WFBNA, GSBI, SGFC	SGFC	Group B	NAP	7875 Montgomery Road	Cincinnati
19	Loan	2, 7, 21, 23, 24	1	Wateridge	1.9%	100.0%	DBRI	GACC	Group B	NAP	5035-5045 West Slauson Avenue and 5100-5150 West Goldleaf Circle	Los Angeles
20	Loan	1, 7, 23	1	1099 New York Avenue	1.9%	100.0%	Barclays, AREF2	AREF2	NAP	NAP	1099 New York Avenue Northwest	Washington
21	Loan	19	1	48 E 57th Street	1.9%	100.0%	KeyBank	KeyBank	NAP	NAP	48 East 57th Street	New York
22	Loan	10, 15, 23	1	Hooksett Village	1.9%	100.0%	KeyBank	KeyBank	NAP	NAP	1328 Hooksett Road	Hooksett
23	Loan	5, 16, 27	1	637 E 223rd Street	1.8%	100.0%	UBS AG	UBS AG	NAP	NAP	637 East 223rd Street	Bronx
24	Loan	17, 19, 20	1	Town & Country Plaza	1.7%	100.0%	SMC	SMC	NAP	NAP	2220-2430 West Thomas Street	Hammond
25	Loan	5	1	SpringHill Suites Fort Myers Airport	1.5%	100.0%	SMC	SMC	Group A	NAP	9501 Marketplace Road	Fort Myers
26	Loan	2, 4, 5, 14, 16, 27, 28	1	2460 White Plains Road & 708 Mace Avenue	1.5%	100.0%	SMC	SMC	NAP	NAP	2460 White Plains Road & 708 Mace Avenue	Bronx
27	Loan	6, 7, 19	2	The Pointe & Oak Shadows	1.5%		SMC	SMC	NAP	NAP	Various	Various
27.01	Property		1	The Pointe	1.2%	79.2%					4101 Shaver Street	Pasadena
27.02	Property		1	Oak Shadows	0.3%	20.8%					4801 Allendale Road	Houston
28	Loan	19, 30	1	55 Pharr	1.4%	100.0%	Barclays	Barclays	NAP	NAP	55 Pharr Road Northwest	Atlanta
29	Loan	10, 15	1	Citrus Center	1.4%	100.0%	KeyBank	KeyBank	NAP	NAP	2601-2691 & 2875 East Gulf to Lake Highway	Inverness
30	Loan	16, 20	1	152 Geary Street	1.3%	100.0%	SMC	SMC	NAP	NAP	152 Geary Street	San Francisco
31	Loan	2, 4, 6, 16	2	Toobian NY Portfolio	1.3%		SMC	SMC	NAP	NAP	Various	Various
31.01	Property		1	235, 239 and 241 East 39th Street	0.9%	70.1%					235, 239 and 241 East 39th Street	New York
31.02	Property		1	1437 Old Northern Boulevard	0.4%	29.9%					1437 Old Northern Boulevard	Roslyn
32	Loan		1	Grande Woods South MHC	1.3%	100.0%	LMF	LMF	NAP	NAP	3170 Route 9 South	Rio Grande
33	Loan	16	1	Western Falcon	1.3%	100.0%	CREFI	CREFI	NAP	NAP	11011 Sheldon Road	Houston
34	Loan	6, 10, 24	2	Stor-More-Laredo Self Storage	1.3%		KeyBank	KeyBank	NAP	NAP	Various	Laredo
34.01	Property		1	Muller Rd	0.8%	63.2%					1315 Muller Road	Laredo
34.02	Property		1	Industrial Blvd	0.5%	36.8%					1506 Industrial Boulevard	Laredo
35	Loan	2, 4, 16, 27, 28	1	Centurion Union Phase III	1.2%	100.0%	SMC	SMC	NAP	NAP	946 Stuyvesant Avenue	Union
36	Loan		1	262-282 Cabrini Boulevard	1.2%	100.0%	Barclays	Barclays	NAP	NAP	262-282 Cabrini Boulevard	New York
37	Loan	16	1	Country Place Apartments	1.2%	100.0%	UBS AG	UBS AG	NAP	NAP	4000 Gillionville Road	Albany
38	Loan		1	Hunter's Run	1.1%	100.0%	GSC2	GCMC	NAP	NAP	1030 Hunters Run Drive	Lebanon
39	Loan	4, 16, 19, 28, 30	1	Griffin Capital Plaza	1.0%	100.0%	SGFC	SGFC	NAP	NAP	1520 East Grand Avenue and 266 Kansas Street	El Segundo
40	Loan	16	1	322 Graham Avenue	1.0%	100.0%	SMC	SMC	NAP	NAP	322 Graham Avenue	Brooklyn

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City
								1	25
41	Loan	2, 6	3	Griffith MHC Portfolio	1.0%		UBS AG	UBS AG	NAP	NAP	Various	Various
41.01	Property		1	Gobblers Knob	0.4%	39.2%					237 Early Lane	Hollister
41.02	Property		1	Westwood Manor	0.3%	30.7%					7115 Stewart Road	Liberty
41.03	Property		1	Hidden Valley	0.3%	30.1%					220-491 Hidden Valley Road and 110 Creek Drive	Hollister
42	Loan	16, 19	1	2 Palmer Terrace	0.9%	100.0%	SMC	SMC	NAP	NAP	2 Palmer Terrace	Carlstadt
43	Loan		1	Silver Oaks Business Park	0.8%	100.0%	SMC	SMC	NAP	NAP	19314, 19322, 19330 and 19340 Jesse Lane	Riverside
44	Loan	10, 27	1	Extra Space Storage Chicago Heights	0.7%	100.0%	KeyBank	KeyBank	NAP	NAP	515 West Lincoln Highway, 515 13th Street and 1322 D'Amico Drive	Chicago Heights
45	Loan	6, 26	2	MIC St. Louis & Memphis	0.7%		KeyBank	KeyBank	NAP	NAP	Various	Various
45.01	Property		1	St. Louis Spruce	0.5%	69.5%					1300 Spruce Street	Saint Louis
45.02	Property		1	Memphis Poplar	0.2%	30.5%					212 Poplar Avenue	Memphis
46	Loan	2, 6, 16	2	Anchor MHC and Tropical Circle MHC Portfolio	0.6%		SMC	SMC	NAP	NAP	Various	Various
46.01	Property		1	Anchor MHC	0.5%	92.1%					8500 Fairforest Road	Spartanburg
46.02	Property		1	Tropical Circle MHC	0.0%	7.9%					100 Tropical Circle	Inman
47	Loan		1	Cordova Court Apartments	0.5%	100.0%	SMC	SMC	NAP	NAP	900 Westgate Drive	Bossier City
48	Loan	6	2	Otto Storage Portfolio	0.5%		KeyBank	KeyBank	NAP	NAP	Various	Various
48.01	Property		1	D Highway Storage	0.3%	70.9%					2079 Highway D	Farmington
48.02	Property		1	O Road Storage	0.1%	29.1%					12284 and 12880 Old Potosi Road and 12203, 12875 & 12345 State Highway O	Ste Genevieve
49	Loan	2, 16	1	All Purpose Storage Burlington	0.4%	100.0%	UBS AG	UBS AG	NAP	NAP	46 and 55 Swift Street	South Burlington
50	Loan	2, 16, 23	1	The Riley - 880 Manhattan Avenue	0.4%	100.0%	KeyBank	KeyBank	NAP	NAP	880 Manhattan Avenue	Brooklyn

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)
								2	2			3			6, 7	6, 7
1	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	Various	Various	Various	Various	Various	Various	Various	3,908,306	SF	60.64	78,400,000	78,400,000
1.01	Property		1	FCA USA - Detroit, MI	Wayne	MI	48211	Industrial	Warehouse / Distribution	2015	2017, 2020	997,022	SF		23,320,025	23,320,025
1.02	Property		1	Grupo Antolin - Shelby Township, MI	Macomb	MI	48316	Industrial	Manufacturing	2017	NAP	359,807	SF		9,192,615	9,192,615
1.03	Property		1	Follett School - McHenry, IL	McHenry	IL	60050	Industrial	Warehouse / Distribution	1996	2002	486,868	SF		6,698,495	6,698,495
1.04	Property		1	Shaw Aero - Naples, FL	Collier	FL	34117	Industrial	Manufacturing / Flex	1999	NAP	130,581	SF		3,830,256	3,830,256
1.05	Property		1	Kuka - Sterling Heights, MI	Macomb	MI	48312	Industrial	Warehouse / Distribution	2006	NAP	200,000	SF		3,554,121	3,554,121
1.06	Property		1	ZF Active Safety - Findlay, OH	Hancock	OH	45840	Industrial	Manufacturing / Warehouse	2018	NAP	216,300	SF		3,465,046	3,465,046
1.07	Property		1	CF Sauer - 184 Suburban	San Luis Obispo	CA	93401	Industrial	Manufacturing	1998	NAP	106,066	SF		3,206,726	3,206,726
1.08	Property		1	CF Sauer - 728 N Main St.	Greenville	SC	29662	Industrial	Warehouse / Distribution	1970	NAP	247,000	SF		3,188,911	3,188,911
1.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA	Allegheny	PA	15275	Industrial	Distribution / Flex	2015	2024	85,646	SF		2,859,331	2,859,331
1.10	Property		1	Hannibal - Houston, TX	Harris	TX	77092	Industrial	Manufacturing / Distribution	1978	2016	109,000	SF		2,832,608	2,832,608
1.11	Property		1	FedEx IV - Lexington, KY	Fayette	KY	40511	Industrial	Warehouse / Distribution	2006	2012	138,487	SF		2,618,826	2,618,826
1.12	Property		1	VersaFlex - Kansas City, KS	Wyandotte	KS	66105	Industrial	Manufacturing	1977	1990	113,000	SF		2,396,137	2,396,137
1.13	Property		1	Cott Beverage Inc - Sikeston, MO	New Madrid	MO	63801	Industrial	Warehouse / Distribution	2016	NAP	170,000	SF		2,120,002	2,120,002
1.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD	Harford	MD	21078	Industrial	Warehouse / Distribution	2002	NAP	120,000	SF		2,013,112	2,013,112
1.15	Property		1	CSTK - St. Louis, MO	City of St. Louis	MO	63147	Industrial	Warehouse	2015	NAP	56,029	SF		1,995,296	1,995,296
1.16	Property		1	CF Sauer - 39 S Park Dr.	Greenville	SC	29607	Industrial	Warehouse / Distribution	1982	NAP	152,000	SF		1,959,666	1,959,666
1.17	Property		1	AM Castle - Wichita, KS	Sedgwick	KS	67216	Industrial	Manufacturing	1976	NAP	127,600	SF		1,888,405	1,888,405
1.18	Property		1	CF Sauer - 9 Old Mill Road	Greenville	SC	29607	Industrial	Warehouse / Distribution	1960	2004	80,000	SF		1,033,278	1,033,278
1.19	Property		1	CF Sauer - 2447 Eunice Avenue	Orange	FL	32808	Industrial	Warehouse / Distribution	1971	NAP	6,900	SF		138,067	138,067
1.20	Property		1	CF Sauer - 513 West Butler Road	Greenville	SC	29662	Office	Suburban	2000	2004	6,000	SF		89,076	89,076
2	Loan	2, 4, 5, 6, 16, 30	6	Champion MSU Student Housing Portfolio	Ingham	MI	48823	Multifamily	Student Housing	Various	2023	524	Beds	83,969.47	44,000,000	44,000,000
2.01	Property		1	731 Burcham Drive	Ingham	MI	48823	Multifamily	Student Housing	1967	2023	140	Beds		11,873,000	11,873,000
2.02	Property		1	745 Burcham Drive	Ingham	MI	48823	Multifamily	Student Housing	1964	2023	124	Beds		11,663,500	11,663,500
2.03	Property		1	635 Abbot Road	Ingham	MI	48823	Multifamily	Student Housing	1966	2023	125	Beds		9,708,000	9,708,000
2.04	Property		1	767 Burcham Drive	Ingham	MI	48823	Multifamily	Student Housing	2008	2023	90	Beds		6,914,300	6,914,300
2.05	Property		1	787 Burcham Drive	Ingham	MI	48823	Multifamily	Student Housing	1969	2023	33	Beds		2,444,400	2,444,400
2.06	Property		1	129 Burcham Drive	Ingham	MI	48823	Multifamily	Student Housing	1964	2023	12	Beds		1,396,800	1,396,800
3	Loan	1, 2, 7, 16, 27, 28	1	620 W 153rd Street	New York	NY	10031	Multifamily	High Rise	2023	NAP	238	Units	491,596.64	37,000,000	37,000,000
4	Loan	23	1	1640 Sepulveda	Los Angeles	CA	90025	Office	CBD	1987	2024	157,840	SF	229.98	36,300,000	36,300,000
5	Loan	2, 4, 7, 17, 28	1	University Pointe	Broward	FL	33314	Multifamily	Student Housing	2019	NAP	877	Beds	97,890.54	35,850,000	35,850,000
6	Loan	6	3	BPW Houston Multifamily Portfolio	Harris	TX	Various	Multifamily	Garden	Various	Various	619	Units	50,080.78	31,000,000	31,000,000
6.01	Property		1	Bayou Willows	Harris	TX	77504	Multifamily	Garden	1978	2022	212	Units		12,716,446	12,716,446
6.02	Property		1	Weston Oaks	Harris	TX	77506	Multifamily	Garden	1970	2019	267	Units		12,013,233	12,013,233
6.03	Property		1	Pleasant Village	Harris	TX	77029	Multifamily	Garden	1972	2023	140	Units		6,270,321	6,270,321
7	Loan	1, 7, 9, 12, 13, 17, 19, 23, 24	1	640 5th Avenue	New York	NY	10022	Mixed Use	Office / Retail	1949	2003	314,533	SF	953.79	25,000,000	25,000,000
8	Loan	2, 7, 10, 24	1	28-40 West 23rd Street	New York	NY	10010	Mixed Use	Office / Retail	1911	1987	578,105	SF	268.12	25,000,000	25,000,000
9	Loan	10, 13, 27, 30	1	Country View Apartments	Shelby	TN	38128	Multifamily	Garden	1973, 1985	2024	321	Units	66,978.19	21,500,000	21,500,000
10	Loan	5	1	Courtyard Fort Myers at I-75	Lee	FL	33913	Hospitality	Select Service	2007	2015	134	Rooms	159,141.79	21,325,000	21,325,000
11	Loan	2, 4, 6, 7, 12, 20, 27, 30	10	Bedrock Mixed-Use Portfolio	Wayne	MI	Various	Various	Various	Various	Various	853,067	SF	87.92	20,000,000	20,000,000
11.01	Property		1	Trio on Fort Street	Wayne	MI	48209	Industrial	Manufacturing	2001	2018	563,782	SF		5,202,522	5,202,522
11.02	Property		1	28 Grand Apartments	Wayne	MI	48226	Multifamily	High Rise	2016	NAP	133	Units		2,420,114	2,420,114
11.03	Property		1	Madison Building	Wayne	MI	48226	Office	CBD	1917	2006	58,869	SF		2,188,247	2,188,247
11.04	Property		1	1274 Library Street	Wayne	MI	48226	Mixed Use	Retail / Office	1917	1975	40,666	SF		2,173,756	2,173,756
11.05	Property		1	The Ferguson Apartments	Wayne	MI	48226	Multifamily	Mid Rise	1897	2015	55	Units		2,159,264	2,159,264
11.06	Property		1	Lofts of Merchant Row	Wayne	MI	48226	Retail	Anchored	1891	2017	50,983	SF		1,811,463	1,811,463
11.07	Property		1	620 and 630 Woodward Avenue	Wayne	MI	48226	Office	CBD	1880	2013	39,602	SF		1,531,773	1,531,773
11.08	Property		1	The Globe Building	Wayne	MI	48226	Office	CBD	1888	2020	47,310	SF		1,518,731	1,518,731
11.09	Property		1	1500 Woodward Avenue	Wayne	MI	48226	Mixed Use	Office / Retail	1891	2020	21,703	SF		565,176	565,176
11.10	Property		1	Fourteen56 Apartments	Wayne	MI	48226	Multifamily	Mid Rise	1924	2024	6	Units		428,954	428,954
12	Loan	3, 7, 12, 24, 30	1	Syngenta Woodland	Yolo	CA	95695	Industrial	R&D	1984	2014, 2021	115,664	SF	255.79	19,585,518	19,585,518
13	Loan	5, 7, 12, 15, 19, 23	1	Crescent Center	Shelby	TN	38119	Office	Suburban	1986	2001, 2020	356,188	SF	145.99	18,250,000	18,250,000
14	Loan	2, 10, 19, 20, 21, 23	1	ASC Business Park	Buncombe	NC	28806	Industrial	Flex	1954	2008	296,991	SF	57.24	17,000,000	17,000,000
15	Loan	6, 27	4	Philadelphia Multifamily Portfolio	Philadelphia	PA	Various	Multifamily	Low Rise	2023	NAP	88	Units	190,909.09	16,800,000	16,800,000
15.01	Property		1	2105 Germantown Avenue	Philadelphia	PA	19122	Multifamily	Low Rise	2023	NAP	32	Units		5,440,000	5,440,000
15.02	Property		1	719, 723-727 North 35th Street	Philadelphia	PA	19104	Multifamily	Low Rise	2023	NAP	25	Units		4,330,000	4,330,000
15.03	Property		1	2101-2111 North Fairhill Street	Philadelphia	PA	19122	Multifamily	Low Rise	2023	NAP	18	Units		3,980,000	3,980,000
15.04	Property		1	2215 North 7th Street	Philadelphia	PA	19133	Multifamily	Low Rise	2023	NAP	13	Units		3,050,000	3,050,000
16	Loan	6	3	Cityline NY FL & TN Portfolio	Various	Various	Various	Self Storage	Self Storage	Various	Various	206,318	SF	81.23	16,760,000	16,760,000
16.01	Property		1	Storage Sense - Chatham & Canaan	Columbia	NY	12060; 12029	Self Storage	Self Storage	2003, 2017	NAP	66,225	SF		6,600,000	6,600,000
16.02	Property		1	Storage Sense - Clarksville	Montgomery	TN	37042	Self Storage	Self Storage	1994	NAP	70,493	SF		6,000,000	6,000,000
16.03	Property		1	Storage Sense – Punta Gorda	Charlotte	FL	33950	Self Storage	Self Storage	2013	2023	69,600	SF		4,160,000	4,160,000
17	Loan	16, 28	1	Lofts at Dallas Mill	Madison	AL	35801	Multifamily	Garden	2023	NAP	148	Units	107,770.27	15,950,000	15,950,000
18	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	Hamilton	OH	45236	Retail	Super Regional Mall	1958	1988, 2003, 2009, 2019-2023	1,033,141	SF	251.66	15,000,000	15,000,000
19	Loan	2, 7, 21, 23, 24	1	Wateridge	Los Angeles	CA	90056	Office	Suburban	1987-2005	NAP	576,938	SF	112.66	15,000,000	15,000,000
20	Loan	1, 7, 23	1	1099 New York Avenue	District of Columbia	DC	20001	Office	CBD	2008	NAP	179,585	SF	317.40	15,000,000	15,000,000
21	Loan	19	1	48 E 57th Street	New York	NY	10022	Mixed Use	Retail / Office	1930	2018	11,990	SF	1,251.04	15,000,000	15,000,000
22	Loan	10, 15, 23	1	Hooksett Village	Merrimack	NH	03106	Retail	Anchored	1989	NAP	249,136	SF	59.61	14,850,000	14,850,000
23	Loan	5, 16, 27	1	637 E 223rd Street	Bronx	NY	10466	Multifamily	Mid Rise	2023	NAP	44	Units	335,227.27	14,750,000	14,750,000
24	Loan	17, 19, 20	1	Town & Country Plaza	Tangipahoa	LA	70401	Retail	Anchored	1977	2017	233,177	SF	57.34	13,370,000	13,370,000
25	Loan	5	1	SpringHill Suites Fort Myers Airport	Lee	FL	33912	Hospitality	Limited Service	2006	NAP	106	Rooms	116,132.08	12,310,000	12,310,000
26	Loan	2, 4, 5, 14, 16, 27, 28	1	2460 White Plains Road & 708 Mace Avenue	Bronx	NY	10467	Multifamily	Mid Rise	1931, 2023	NAP	34	Units	354,411.76	12,050,000	12,050,000
27	Loan	6, 7, 19	2	The Pointe & Oak Shadows	Harris	TX	Various	Multifamily	Garden	Various	Various	700	Units	66,928.57	12,000,000	12,000,000
27.01	Property		1	The Pointe	Harris	TX	77504	Multifamily	Garden	1971	2020	518	Units		9,507,565	9,507,565
27.02	Property		1	Oak Shadows	Harris	TX	77017	Multifamily	Garden	1976	2022	182	Units		2,492,435	2,492,435
28	Loan	19, 30	1	55 Pharr	Fulton	GA	30305	Multifamily	Garden	1956, 2021	NAP	123	Units	91,869.92	11,300,000	11,300,000
29	Loan	10, 15	1	Citrus Center	Citrus	FL	34453	Retail	Anchored	1987	NAP	142,196	SF	78.06	11,100,000	11,100,000
30	Loan	16, 20	1	152 Geary Street	San Francisco	CA	94108	Retail	Freestanding	1907	2008	11,500	SF	934.78	10,750,000	10,750,000
31	Loan	2, 4, 6, 16	2	Toobian NY Portfolio	Various	NY	Various	Various	Various	Various	Various	27	Units	392,592.59	10,600,000	10,600,000
31.01	Property		1	235, 239 and 241 East 39th Street	New York	NY	10016	Multifamily	Mid Rise	1900	2023	24	Units		7,432,927	7,432,927
31.02	Property		1	1437 Old Northern Boulevard	Nassau	NY	11576	Mixed Use	Multifamily / Retail	1840	2020	3	Units		3,167,073	3,167,073
32	Loan		1	Grande Woods South MHC	Cape May	NJ	08242	Manufactured Housing	Manufactured Housing	1966	NAP	248	Pads	42,338.71	10,500,000	10,500,000
33	Loan	16	1	Western Falcon	Harris	TX	77044	Industrial	Manufacturing	1985	2022	41,962	SF	246.65	10,350,000	10,350,000
34	Loan	6, 10, 24	2	Stor-More-Laredo Self Storage	Webb	TX	78041	Self Storage	Self Storage	Various	2022	144,520	SF	71.62	10,350,000	10,350,000
34.01	Property		1	Muller Rd	Webb	TX	78041	Self Storage	Self Storage	1980	2022	78,140	SF		6,540,226	6,540,226
34.02	Property		1	Industrial Blvd	Webb	TX	78041	Self Storage	Self Storage	1973	2022	66,380	SF		3,809,774	3,809,774
35	Loan	2, 4, 16, 27, 28	1	Centurion Union Phase III	Union	NJ	07083	Multifamily	Mid Rise	2024	NAP	27	Units	359,259.26	9,700,000	9,700,000
36	Loan		1	262-282 Cabrini Boulevard	New York	NY	10040	Multifamily	Mid Rise	1930	2020-2023	55	Units	174,545.45	9,600,000	9,600,000
37	Loan	16	1	Country Place Apartments	Dougherty	GA	31721	Multifamily	Garden	1981	2020-2023	144	Units	65,972.22	9,500,000	9,500,000
38	Loan		1	Hunter's Run	Warren	OH	45036	Multifamily	Garden	1994	NAP	114	Units	74,561.40	8,500,000	8,500,000
39	Loan	4, 16, 19, 28, 30	1	Griffin Capital Plaza	Los Angeles	CA	90245	Office	Suburban	2013	NAP	27,198	SF	305.17	8,300,000	8,300,000
40	Loan	16	1	322 Graham Avenue	Kings	NY	11211	Multifamily	Mid Rise	2022	NAP	10	Units	820,000.00	8,200,000	8,200,000

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)
								2	2			3			6, 7	6, 7
41	Loan	2, 6	3	Griffith MHC Portfolio	Various	MO	Various	Manufactured Housing	Manufactured Housing	Various	NAP	271	Pads	29,889.30	8,100,000	8,100,000
41.01	Property		1	Gobblers Knob	Taney	MO	65672	Manufactured Housing	Manufactured Housing	1971	NAP	111	Pads		3,175,000	3,175,000
41.02	Property		1	Westwood Manor	Clay	MO	64068	Manufactured Housing	Manufactured Housing	1960	NAP	79	Pads		2,485,000	2,485,000
41.03	Property		1	Hidden Valley	Taney	MO	65672	Manufactured Housing	Manufactured Housing	1976	NAP	81	Pads		2,440,000	2,440,000
42	Loan	16, 19	1	2 Palmer Terrace	Bergen	NJ	07072	Industrial	Warehouse / Distribution	1977	2014	60,400	SF	119.21	7,200,000	7,200,000
43	Loan		1	Silver Oaks Business Park	Riverside	CA	92508	Office	Suburban	2007	NAP	51,950	SF	125.12	6,500,000	6,500,000
44	Loan	10, 27	1	Extra Space Storage Chicago Heights	Cook	IL	60411	Self Storage	Self Storage	1990	2019	78,617	SF	76.32	6,000,000	6,000,000
45	Loan	6, 26	2	MIC St. Louis & Memphis	Various	Various	Various	Other	Parking	NAP	NAP	305	Spaces	19,269.92	5,900,000	5,877,327
45.01	Property		1	St. Louis Spruce	St. Louis	MO	63102	Other	Parking	NAP	NAP	180	Spaces		4,100,200	4,084,443
45.02	Property		1	Memphis Poplar	Shelby	TN	38103	Other	Parking	NAP	NAP	125	Spaces		1,799,800	1,792,883
46	Loan	2, 6, 16	2	Anchor MHC and Tropical Circle MHC Portfolio	Spartanburg	SC	Various	Manufactured Housing	Manufactured Housing	Various	Various	92	Pads	51,630.43	4,750,000	4,750,000
46.01	Property		1	Anchor MHC	Spartanburg	SC	29303	Manufactured Housing	Manufactured Housing	1956	NAP	80	Pads		4,375,000	4,375,000
46.02	Property		1	Tropical Circle MHC	Spartanburg	SC	29349	Manufactured Housing	Manufactured Housing	1956	NAP	12	Pads		375,000	375,000
47	Loan		1	Cordova Court Apartments	Bossier	LA	71112	Multifamily	Garden	1965	2005	157	Units	25,477.71	4,000,000	4,000,000
48	Loan	6	2	Otto Storage Portfolio	Various	MO	Various	Self Storage	Self Storage	Various	NAP	73,267	SF	53.64	3,930,000	3,930,000
48.01	Property		1	D Highway Storage	Saint Francois	MO	63640	Self Storage	Self Storage	2015, 2016, 2017, 2020	NAP	44,370	SF		2,786,963	2,786,963
48.02	Property		1	O Road Storage	Sainte Genevieve	MO	63670	Self Storage	Self Storage	1985, 1996, 2000, 2014, 2018	NAP	28,897	SF		1,143,037	1,143,037
49	Loan	2, 16	1	All Purpose Storage Burlington	Chittenden	VT	05403	Self Storage	Self Storage	1986, 1987	NAP	29,320	SF	117.22	3,437,000	3,437,000
50	Loan	2, 16, 23	1	The Riley - 880 Manhattan Avenue	Kings	NY	11222	Mixed Use	Multifamily / Retail	1884	2023	3	Units	1,083,333.33	3,250,000	3,250,000

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)
					6, 7		8		9	9	9	9		11
1	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	78,400,000	5.74400%	0.01660%	5.72740%	NAP	380,486.81	NAP	4,565,841.72	Interest Only	No
1.01	Property		1	FCA USA - Detroit, MI	23,320,025
1.02	Property		1	Grupo Antolin - Shelby Township, MI	9,192,615
1.03	Property		1	Follett School - McHenry, IL	6,698,495
1.04	Property		1	Shaw Aero - Naples, FL	3,830,256
1.05	Property		1	Kuka - Sterling Heights, MI	3,554,121
1.06	Property		1	ZF Active Safety - Findlay, OH	3,465,046
1.07	Property		1	CF Sauer - 184 Suburban	3,206,726
1.08	Property		1	CF Sauer - 728 N Main St.	3,188,911
1.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA	2,859,331
1.10	Property		1	Hannibal - Houston, TX	2,832,608
1.11	Property		1	FedEx IV - Lexington, KY	2,618,826
1.12	Property		1	VersaFlex - Kansas City, KS	2,396,137
1.13	Property		1	Cott Beverage Inc - Sikeston, MO	2,120,002
1.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD	2,013,112
1.15	Property		1	CSTK - St. Louis, MO	1,995,296
1.16	Property		1	CF Sauer - 39 S Park Dr.	1,959,666
1.17	Property		1	AM Castle - Wichita, KS	1,888,405
1.18	Property		1	CF Sauer - 9 Old Mill Road	1,033,278
1.19	Property		1	CF Sauer - 2447 Eunice Avenue	138,067
1.20	Property		1	CF Sauer - 513 West Butler Road	89,076
2	Loan	2, 4, 5, 6, 16, 30	6	Champion MSU Student Housing Portfolio	44,000,000	6.74300%	0.01660%	6.72640%	NAP	250,677.27	NAP	3,008,127.24	Interest Only	No
2.01	Property		1	731 Burcham Drive	11,873,000
2.02	Property		1	745 Burcham Drive	11,663,500
2.03	Property		1	635 Abbot Road	9,708,000
2.04	Property		1	767 Burcham Drive	6,914,300
2.05	Property		1	787 Burcham Drive	2,444,400
2.06	Property		1	129 Burcham Drive	1,396,800
3	Loan	1, 2, 7, 16, 27, 28	1	620 W 153rd Street	37,000,000	6.13000%	0.01660%	6.11340%	NAP	191,633.45	NAP	2,299,601.40	Interest Only	No
4	Loan	23	1	1640 Sepulveda	35,346,542	7.47800%	0.01660%	7.46140%	253,268.25	229,351.30	3,039,219.00	2,752,215.60	Interest Only, Amortizing Balloon	No
5	Loan	2, 4, 7, 17, 28	1	University Pointe	35,850,000	6.70000%	0.01660%	6.68340%	NAP	202,942.53	NAP	2,435,310.36	Interest Only	No
6	Loan	6	3	BPW Houston Multifamily Portfolio	31,000,000	7.80000%	0.01660%	7.78340%	NAP	204,298.61	NAP	2,451,583.33	Interest Only	No
6.01	Property		1	Bayou Willows	12,716,446
6.02	Property		1	Weston Oaks	12,013,233
6.03	Property		1	Pleasant Village	6,270,321
7	Loan	1, 7, 9, 12, 13, 17, 19, 23, 24	1	640 5th Avenue	22,812,500	6.1293333%	0.01785%	6.1114833%	164,892.27	NAP	1,978,707.20	NAP	Amortizing Balloon	No
8	Loan	2, 7, 10, 24	1	28-40 West 23rd Street	25,000,000	6.07000%	0.01660%	6.05340%	NAP	128,214.70	NAP	1,538,576.40	Interest Only	No
9	Loan	10, 13, 27, 30	1	Country View Apartments	21,500,000	6.71000%	0.01660%	6.69340%	NAP	121,890.57	NAP	1,462,686.84	Interest Only	No
10	Loan	5	1	Courtyard Fort Myers at I-75	21,325,000	7.62000%	0.01660%	7.60340%	NAP	137,294.50	NAP	1,647,533.96	Interest Only	No
11	Loan	2, 4, 6, 7, 12, 20, 27, 30	10	Bedrock Mixed-Use Portfolio	20,000,000	6.38500%	0.01660%	6.36840%	NAP	107,894.68	NAP	1,294,736.16	Interest Only	No
11.01	Property		1	Trio on Fort Street	5,202,522
11.02	Property		1	28 Grand Apartments	2,420,114
11.03	Property		1	Madison Building	2,188,247
11.04	Property		1	1274 Library Street	2,173,756
11.05	Property		1	The Ferguson Apartments	2,159,264
11.06	Property		1	Lofts of Merchant Row	1,811,463
11.07	Property		1	620 and 630 Woodward Avenue	1,531,773
11.08	Property		1	The Globe Building	1,518,731
11.09	Property		1	1500 Woodward Avenue	565,176
11.10	Property		1	Fourteen56 Apartments	428,954
12	Loan	3, 7, 12, 24, 30	1	Syngenta Woodland	19,585,518	6.67100%	0.01660%	6.65440%	NAP	110,391.37	NAP	1,324,696.44	Interest Only	No
13	Loan	5, 7, 12, 15, 19, 23	1	Crescent Center	18,250,000	7.51300%	0.03535%	7.47765%	NAP	115,847.16	NAP	1,390,165.92	Interest Only	No
14	Loan	2, 10, 19, 20, 21, 23	1	ASC Business Park	17,000,000	6.49600%	0.01660%	6.47940%	NAP	93,304.81	NAP	1,119,657.72	Interest Only	No
15	Loan	6, 27	4	Philadelphia Multifamily Portfolio	16,800,000	7.32000%	0.01660%	7.30340%	NAP	103,903.33	NAP	1,246,839.96	Interest Only	No
15.01	Property		1	2105 Germantown Avenue	5,440,000
15.02	Property		1	719, 723-727 North 35th Street	4,330,000
15.03	Property		1	2101-2111 North Fairhill Street	3,980,000
15.04	Property		1	2215 North 7th Street	3,050,000
16	Loan	6	3	Cityline NY FL & TN Portfolio	16,760,000	6.17000%	0.01660%	6.15340%	NAP	87,371.20	NAP	1,048,454.40	Interest Only	No
16.01	Property		1	Storage Sense - Chatham & Canaan	6,600,000
16.02	Property		1	Storage Sense - Clarksville	6,000,000
16.03	Property		1	Storage Sense – Punta Gorda	4,160,000
17	Loan	16, 28	1	Lofts at Dallas Mill	15,950,000	6.94000%	0.04535%	6.89465%	NAP	93,525.34	NAP	1,122,304.08	Interest Only	No
18	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	15,000,000	6.27100%	0.01785%	6.25315%	NAP	79,476.22	NAP	953,714.64	Interest Only	No
19	Loan	2, 7, 21, 23, 24	1	Wateridge	15,000,000	7.38400%	0.01660%	7.36740%	NAP	93,581.94	NAP	1,122,983.28	Interest Only	No
20	Loan	1, 7, 23	1	1099 New York Avenue	15,000,000	6.79700%	0.01660%	6.78040%	NAP	86,142.53	NAP	1,033,710.36	Interest Only	No
21	Loan	19	1	48 E 57th Street	15,000,000	6.89000%	0.02535%	6.86465%	NAP	87,321.18	NAP	1,047,854.16	Interest Only	No
22	Loan	10, 15, 23	1	Hooksett Village	14,850,000	7.11000%	0.02535%	7.08465%	NAP	89,208.28	NAP	1,070,499.36	Interest Only	No
23	Loan	5, 16, 27	1	637 E 223rd Street	14,750,000	7.03000%	0.01660%	7.01340%	NAP	87,610.56	NAP	1,051,326.72	Interest Only	No
24	Loan	17, 19, 20	1	Town & Country Plaza	13,370,000	7.54000%	0.06660%	7.47340%	NAP	85,174.95	NAP	1,022,099.36	Interest Only	No
25	Loan	5	1	SpringHill Suites Fort Myers Airport	12,310,000	7.62000%	0.01660%	7.60340%	NAP	79,254.17	NAP	951,050.08	Interest Only	No
26	Loan	2, 4, 5, 14, 16, 27, 28	1	2460 White Plains Road & 708 Mace Avenue	12,050,000	6.90500%	0.01660%	6.88840%	NAP	70,300.73	NAP	843,608.78	Interest Only	No
27	Loan	6, 7, 19	2	The Pointe & Oak Shadows	12,000,000	6.28000%	0.01660%	6.26340%	NAP	63,672.22	NAP	764,066.67	Interest Only	No
27.01	Property		1	The Pointe	9,507,565
27.02	Property		1	Oak Shadows	2,492,435
28	Loan	19, 30	1	55 Pharr	11,300,000	6.32000%	0.01660%	6.30340%	NAP	60,339.91	NAP	724,078.92	Interest Only	No
29	Loan	10, 15	1	Citrus Center	11,100,000	7.01000%	0.02535%	6.98465%	NAP	65,743.09	NAP	788,917.08	Interest Only	No
30	Loan	16, 20	1	152 Geary Street	10,750,000	7.37000%	0.01660%	7.35340%	NAP	66,939.90	NAP	803,278.82	Interest Only	No
31	Loan	2, 4, 6, 16	2	Toobian NY Portfolio	10,600,000	6.45000%	0.01660%	6.43340%	NAP	57,766.32	NAP	693,195.83	Interest Only	No
31.01	Property		1	235, 239 and 241 East 39th Street	7,432,927
31.02	Property		1	1437 Old Northern Boulevard	3,167,073
32	Loan		1	Grande Woods South MHC	10,500,000	6.78000%	0.01660%	6.76340%	NAP	60,148.96	NAP	721,787.52	Interest Only	No
33	Loan	16	1	Western Falcon	10,350,000	7.99000%	0.01660%	7.97340%	NAP	69,870.89	NAP	838,450.68	Interest Only	No
34	Loan	6, 10, 24	2	Stor-More-Laredo Self Storage	10,350,000	7.06000%	0.02535%	7.03465%	NAP	61,738.23	NAP	740,858.76	Interest Only	No
34.01	Property		1	Muller Rd	6,540,226
34.02	Property		1	Industrial Blvd	3,809,774
35	Loan	2, 4, 16, 27, 28	1	Centurion Union Phase III	9,700,000	6.45000%	0.01660%	6.43340%	NAP	52,861.63	NAP	634,339.58	Interest Only	No
36	Loan		1	262-282 Cabrini Boulevard	9,600,000	6.94000%	0.01660%	6.92340%	NAP	56,291.11	NAP	675,493.32	Interest Only	No
37	Loan	16	1	Country Place Apartments	9,500,000	6.74700%	0.01660%	6.73040%	NAP	54,155.61	NAP	649,867.32	Interest Only	No
38	Loan		1	Hunter's Run	8,500,000	7.60000%	0.01660%	7.58340%	NAP	54,581.02	NAP	654,972.24	Interest Only	No
39	Loan	4, 16, 19, 28, 30	1	Griffin Capital Plaza	8,300,000	7.10200%	0.01660%	7.08540%	NAP	49,804.42	NAP	597,653.04	Interest Only	No
40	Loan	16	1	322 Graham Avenue	8,200,000	6.33000%	0.01660%	6.31340%	NAP	43,855.76	NAP	526,269.17	Interest Only	No

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)
					6, 7		8		9	9	9	9		11
41	Loan	2, 6	3	Griffith MHC Portfolio	8,100,000	6.84600%	0.01660%	6.82940%	NAP	46,852.31	NAP	562,227.72	Interest Only	No
41.01	Property		1	Gobblers Knob	3,175,000
41.02	Property		1	Westwood Manor	2,485,000
41.03	Property		1	Hidden Valley	2,440,000
42	Loan	16, 19	1	2 Palmer Terrace	7,200,000	6.68000%	0.01660%	6.66340%	NAP	40,636.67	NAP	487,640.00	Interest Only	No
43	Loan		1	Silver Oaks Business Park	6,500,000	6.33000%	0.01660%	6.31340%	NAP	34,763.72	NAP	417,164.58	Interest Only	No
44	Loan	10, 27	1	Extra Space Storage Chicago Heights	6,000,000	6.59000%	0.02535%	6.56465%	NAP	33,407.64	NAP	400,891.68	Interest Only	No
45	Loan	6, 26	2	MIC St. Louis & Memphis	5,481,070	7.94000%	0.02535%	7.91465%	45,302.90	NAP	543,634.80	NAP	Amortizing Balloon	No
45.01	Property		1	St. Louis Spruce	3,809,065
45.02	Property		1	Memphis Poplar	1,672,005
46	Loan	2, 6, 16	2	Anchor MHC and Tropical Circle MHC Portfolio	4,750,000	6.39200%	0.01660%	6.37540%	NAP	25,653.08	NAP	307,836.94	Interest Only	No
46.01	Property		1	Anchor MHC	4,375,000
46.02	Property		1	Tropical Circle MHC	375,000
47	Loan		1	Cordova Court Apartments	4,000,000	8.02500%	0.01660%	8.00840%	NAP	27,121.53	NAP	325,458.33	Interest Only	No
48	Loan	6	2	Otto Storage Portfolio	3,930,000	7.16000%	0.08535%	7.07465%	NAP	23,774.68	NAP	285,296.16	Interest Only	No
48.01	Property		1	D Highway Storage	2,786,963
48.02	Property		1	O Road Storage	1,143,037
49	Loan	2, 16	1	All Purpose Storage Burlington	3,437,000	7.33900%	0.01660%	7.32240%	NAP	21,312.07	NAP	255,744.84	Interest Only	No
50	Loan	2, 16, 23	1	The Riley - 880 Manhattan Avenue	3,250,000	6.90000%	0.02535%	6.87465%	NAP	18,947.05	NAP	227,364.60	Interest Only	No

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date

1	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	Actual/360	60	57	60	57	0	0	4/5/2024	3	6	5/6/2024	NAP	4/6/2029
1.01	Property		1	FCA USA - Detroit, MI
1.02	Property		1	Grupo Antolin - Shelby Township, MI
1.03	Property		1	Follett School - McHenry, IL
1.04	Property		1	Shaw Aero - Naples, FL
1.05	Property		1	Kuka - Sterling Heights, MI
1.06	Property		1	ZF Active Safety - Findlay, OH
1.07	Property		1	CF Sauer - 184 Suburban
1.08	Property		1	CF Sauer - 728 N Main St.
1.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA
1.10	Property		1	Hannibal - Houston, TX
1.11	Property		1	FedEx IV - Lexington, KY
1.12	Property		1	VersaFlex - Kansas City, KS
1.13	Property		1	Cott Beverage Inc - Sikeston, MO
1.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD
1.15	Property		1	CSTK - St. Louis, MO
1.16	Property		1	CF Sauer - 39 S Park Dr.
1.17	Property		1	AM Castle - Wichita, KS
1.18	Property		1	CF Sauer - 9 Old Mill Road
1.19	Property		1	CF Sauer - 2447 Eunice Avenue
1.20	Property		1	CF Sauer - 513 West Butler Road
2	Loan	2, 4, 5, 6, 16, 30	6	Champion MSU Student Housing Portfolio	Actual/360	60	59	60	59	0	0	5/23/2024	1	6	7/6/2024	NAP	6/6/2029
2.01	Property		1	731 Burcham Drive
2.02	Property		1	745 Burcham Drive
2.03	Property		1	635 Abbot Road
2.04	Property		1	767 Burcham Drive
2.05	Property		1	787 Burcham Drive
2.06	Property		1	129 Burcham Drive
3	Loan	1, 2, 7, 16, 27, 28	1	620 W 153rd Street	Actual/360	60	57	60	57	0	0	4/2/2024	3	6	5/6/2024	NAP	4/6/2029
4	Loan	23	1	1640 Sepulveda	Actual/360	24	22	60	58	360	360	4/25/2024	2	6	6/6/2024	6/6/2026	5/6/2029
5	Loan	2, 4, 7, 17, 28	1	University Pointe	Actual/360	60	59	60	59	0	0	5/16/2024	1	6	7/6/2024	NAP	6/6/2029
6	Loan	6	3	BPW Houston Multifamily Portfolio	Actual/360	60	59	60	59	0	0	5/7/2024	1	6	7/6/2024	NAP	6/6/2029
6.01	Property		1	Bayou Willows
6.02	Property		1	Weston Oaks
6.03	Property		1	Pleasant Village
7	Loan	1, 7, 9, 12, 13, 17, 19, 23, 24	1	640 5th Avenue	Actual/360	0	0	60	60	NAP	NAP	6/10/2024	0	1	8/1/2024	8/1/2024	7/1/2029
8	Loan	2, 7, 10, 24	1	28-40 West 23rd Street	Actual/360	60	57	60	57	0	0	4/5/2024	3	6	5/6/2024	NAP	4/6/2029
9	Loan	10, 13, 27, 30	1	Country View Apartments	Actual/360	60	57	60	57	0	0	3/28/2024	3	6	5/6/2024	NAP	4/6/2029
10	Loan	5	1	Courtyard Fort Myers at I-75	Actual/360	60	57	60	57	0	0	3/28/2024	3	6	5/6/2024	NAP	4/6/2029
11	Loan	2, 4, 6, 7, 12, 20, 27, 30	10	Bedrock Mixed-Use Portfolio	Actual/360	60	59	60	59	0	0	6/5/2024	1	6	7/6/2024	NAP	6/6/2029
11.01	Property		1	Trio on Fort Street
11.02	Property		1	28 Grand Apartments
11.03	Property		1	Madison Building
11.04	Property		1	1274 Library Street
11.05	Property		1	The Ferguson Apartments
11.06	Property		1	Lofts of Merchant Row
11.07	Property		1	620 and 630 Woodward Avenue
11.08	Property		1	The Globe Building
11.09	Property		1	1500 Woodward Avenue
11.10	Property		1	Fourteen56 Apartments
12	Loan	3, 7, 12, 24, 30	1	Syngenta Woodland	Actual/360	60	56	60	56	0	0	3/1/2024	4	6	4/6/2024	NAP	3/6/2029
13	Loan	5, 7, 12, 15, 19, 23	1	Crescent Center	Actual/360	60	51	60	51	0	0	9/22/2023	9	6	11/6/2023	NAP	10/6/2028
14	Loan	2, 10, 19, 20, 21, 23	1	ASC Business Park	Actual/360	60	59	60	59	0	0	5/17/2024	1	6	7/6/2024	NAP	6/6/2029
15	Loan	6, 27	4	Philadelphia Multifamily Portfolio	Actual/360	60	59	60	59	0	0	5/14/2024	1	6	7/6/2024	NAP	6/6/2029
15.01	Property		1	2105 Germantown Avenue
15.02	Property		1	719, 723-727 North 35th Street
15.03	Property		1	2101-2111 North Fairhill Street
15.04	Property		1	2215 North 7th Street
16	Loan	6	3	Cityline NY FL & TN Portfolio	Actual/360	60	59	60	59	0	0	5/22/2024	1	6	7/6/2024	NAP	6/6/2029
16.01	Property		1	Storage Sense - Chatham & Canaan
16.02	Property		1	Storage Sense - Clarksville
16.03	Property		1	Storage Sense – Punta Gorda
17	Loan	16, 28	1	Lofts at Dallas Mill	Actual/360	60	58	60	58	0	0	5/3/2024	2	6	6/6/2024	NAP	5/6/2029
18	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	Actual/360	60	56	60	56	0	0	2/9/2024	4	1	4/1/2024	NAP	3/1/2029
19	Loan	2, 7, 21, 23, 24	1	Wateridge	Actual/360	60	56	60	56	0	0	2/29/2024	4	6	4/6/2024	NAP	3/6/2029
20	Loan	1, 7, 23	1	1099 New York Avenue	Actual/360	60	57	60	57	0	0	3/22/2024	3	6	5/6/2024	NAP	4/6/2029
21	Loan	19	1	48 E 57th Street	Actual/360	60	58	60	58	0	0	4/19/2024	2	1	6/1/2024	NAP	5/1/2029
22	Loan	10, 15, 23	1	Hooksett Village	Actual/360	60	58	60	58	0	0	4/5/2024	2	1	6/1/2024	NAP	5/1/2029
23	Loan	5, 16, 27	1	637 E 223rd Street	Actual/360	60	57	60	57	0	0	4/10/2024	3	6	5/6/2024	NAP	4/6/2029
24	Loan	17, 19, 20	1	Town & Country Plaza	Actual/360	60	60	60	60	0	0	6/7/2024	0	6	8/6/2024	NAP	7/6/2029
25	Loan	5	1	SpringHill Suites Fort Myers Airport	Actual/360	60	57	60	57	0	0	3/28/2024	3	6	5/6/2024	NAP	4/6/2029
26	Loan	2, 4, 5, 14, 16, 27, 28	1	2460 White Plains Road & 708 Mace Avenue	Actual/360	60	59	60	59	0	0	5/7/2024	1	6	7/6/2024	NAP	6/6/2029
27	Loan	6, 7, 19	2	The Pointe & Oak Shadows	Actual/360	60	58	60	58	0	0	4/18/2024	2	6	6/6/2024	NAP	5/6/2029
27.01	Property		1	The Pointe
27.02	Property		1	Oak Shadows
28	Loan	19, 30	1	55 Pharr	Actual/360	60	59	60	59	0	0	6/6/2024	1	6	7/6/2024	NAP	6/6/2029
29	Loan	10, 15	1	Citrus Center	Actual/360	60	57	60	57	0	0	3/27/2024	3	1	5/1/2024	NAP	4/1/2029
30	Loan	16, 20	1	152 Geary Street	Actual/360	60	59	60	59	0	0	5/9/2024	1	6	7/6/2024	NAP	6/6/2029
31	Loan	2, 4, 6, 16	2	Toobian NY Portfolio	Actual/360	60	59	60	59	0	0	5/17/2024	1	6	7/6/2024	NAP	6/6/2029
31.01	Property		1	235, 239 and 241 East 39th Street
31.02	Property		1	1437 Old Northern Boulevard
32	Loan		1	Grande Woods South MHC	Actual/360	60	57	60	57	0	0	4/2/2024	3	6	5/6/2024	NAP	4/6/2029
33	Loan	16	1	Western Falcon	Actual/360	60	59	60	59	0	0	5/14/2024	1	6	7/6/2024	NAP	6/6/2029
34	Loan	6, 10, 24	2	Stor-More-Laredo Self Storage	Actual/360	60	58	60	58	0	0	4/5/2024	2	1	6/1/2024	NAP	5/1/2029
34.01	Property		1	Muller Rd
34.02	Property		1	Industrial Blvd
35	Loan	2, 4, 16, 27, 28	1	Centurion Union Phase III	Actual/360	60	58	60	58	0	0	5/6/2024	2	6	6/6/2024	NAP	5/6/2029
36	Loan		1	262-282 Cabrini Boulevard	Actual/360	60	59	60	59	0	0	5/31/2024	1	6	7/6/2024	NAP	6/6/2029
37	Loan	16	1	Country Place Apartments	Actual/360	60	57	60	57	0	0	3/28/2024	3	6	5/6/2024	NAP	4/6/2029
38	Loan		1	Hunter's Run	Actual/360	60	58	60	58	0	0	4/16/2024	2	6	6/6/2024	NAP	5/6/2029
39	Loan	4, 16, 19, 28, 30	1	Griffin Capital Plaza	Actual/360	60	59	60	59	0	0	5/3/2024	1	1	7/1/2024	NAP	6/1/2029
40	Loan	16	1	322 Graham Avenue	Actual/360	60	55	60	55	0	0	1/12/2024	5	6	3/6/2024	NAP	2/6/2029

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date

41	Loan	2, 6	3	Griffith MHC Portfolio	Actual/360	60	59	60	59	0	0	5/24/2024	1	6	7/6/2024	NAP	6/6/2029
41.01	Property		1	Gobblers Knob
41.02	Property		1	Westwood Manor
41.03	Property		1	Hidden Valley
42	Loan	16, 19	1	2 Palmer Terrace	Actual/360	60	59	60	59	0	0	5/7/2024	1	6	7/6/2024	NAP	6/6/2029
43	Loan		1	Silver Oaks Business Park	Actual/360	60	59	60	59	0	0	5/17/2024	1	6	7/6/2024	NAP	6/6/2029
44	Loan	10, 27	1	Extra Space Storage Chicago Heights	Actual/360	60	59	60	59	0	0	5/7/2024	1	1	7/1/2024	NAP	6/1/2029
45	Loan	6, 26	2	MIC St. Louis & Memphis	Actual/360	0	0	60	56	300	296	2/28/2024	4	1	4/1/2024	4/1/2024	3/1/2029
45.01	Property		1	St. Louis Spruce
45.02	Property		1	Memphis Poplar
46	Loan	2, 6, 16	2	Anchor MHC and Tropical Circle MHC Portfolio	Actual/360	60	59	60	59	0	0	5/16/2024	1	6	7/6/2024	NAP	6/6/2029
46.01	Property		1	Anchor MHC
46.02	Property		1	Tropical Circle MHC
47	Loan		1	Cordova Court Apartments	Actual/360	60	59	60	59	0	0	5/10/2024	1	6	7/6/2024	NAP	6/6/2029
48	Loan	6	2	Otto Storage Portfolio	Actual/360	60	58	60	58	0	0	4/5/2024	2	1	6/1/2024	NAP	5/1/2029
48.01	Property		1	D Highway Storage
48.02	Property		1	O Road Storage
49	Loan	2, 16	1	All Purpose Storage Burlington	Actual/360	60	58	60	58	0	0	4/29/2024	2	6	6/6/2024	NAP	5/6/2029
50	Loan	2, 16, 23	1	The Riley - 880 Manhattan Avenue	Actual/360	60	59	60	59	0	0	5/2/2024	1	1	7/1/2024	NAP	6/1/2029

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)
						10		12					16
1	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	4/6/2029	0	0	L(11),YM1(16),DorYM1(26),O(7)	30,083,673	1,937,654	28,146,019	12/31/2023	T-12	29,989,517
1.01	Property		1	FCA USA - Detroit, MI					9,124,678	980,812	8,143,866	12/31/2023	T-12	8,520,112
1.02	Property		1	Grupo Antolin - Shelby Township, MI					3,723,073	62,226	3,660,847	12/31/2023	T-12	3,635,451
1.03	Property		1	Follett School - McHenry, IL					2,078,309	15,385	2,062,924	12/31/2023	T-12	2,282,237
1.04	Property		1	Shaw Aero - Naples, FL					1,339,488	263,265	1,076,223	12/31/2023	T-12	1,258,092
1.05	Property		1	Kuka - Sterling Heights, MI					1,189,724	19,724	1,170,000	12/31/2023	T-12	1,167,198
1.06	Property		1	ZF Active Safety - Findlay, OH					1,700,662	52,029	1,648,633	12/31/2023	T-12	2,181,541
1.07	Property		1	CF Sauer - 184 Suburban					1,140,189	5,229	1,134,961	12/31/2023	T-12	1,116,127
1.08	Property		1	CF Sauer - 728 N Main St.					1,196,256	12,180	1,184,076	12/31/2023	T-12	1,168,826
1.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA					1,054,508	24,302	1,030,206	12/31/2023	T-12	1,041,968
1.10	Property		1	Hannibal - Houston, TX					1,437,384	291,247	1,146,137	12/31/2023	T-12	1,440,392
1.11	Property		1	FedEx IV - Lexington, KY					853,366	12,834	840,532	12/31/2023	T-12	990,505
1.12	Property		1	VersaFlex - Kansas City, KS					720,000	5,328	714,672	12/31/2023	T-12	723,486
1.13	Property		1	Cott Beverage Inc - Sikeston, MO					920,672	79,649	841,024	12/31/2023	T-12	909,392
1.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD					661,814	6,949	654,865	12/31/2023	T-12	646,522
1.15	Property		1	CSTK - St. Louis, MO					995,619	94,628	900,991	12/31/2023	T-12	990,341
1.16	Property		1	CF Sauer - 39 S Park Dr.					736,155	7,492	728,662	12/31/2023	T-12	719,276
1.17	Property		1	AM Castle - Wichita, KS					750,794	0	750,794	12/31/2023	T-12	747,440
1.18	Property		1	CF Sauer - 9 Old Mill Road					387,452	3,946	383,506	12/31/2023	T-12	378,568
1.19	Property		1	CF Sauer - 2447 Eunice Avenue					44,567	230	44,338	12/31/2023	T-12	43,653
1.20	Property		1	CF Sauer - 513 West Butler Road					28,962	199	28,763	12/31/2023	T-12	28,391
2	Loan	2, 4, 5, 6, 16, 30	6	Champion MSU Student Housing Portfolio	6/6/2029	0	0	L(25),D(28),O(7)	5,533,935	2,190,071	3,343,864	2/28/2024	T-1 Ann.	NAV
2.01	Property		1	731 Burcham Drive					NAV	NAV	NAV	NAV	NAV	NAV
2.02	Property		1	745 Burcham Drive					NAV	NAV	NAV	NAV	NAV	NAV
2.03	Property		1	635 Abbot Road					NAV	NAV	NAV	NAV	NAV	NAV
2.04	Property		1	767 Burcham Drive					NAV	NAV	NAV	NAV	NAV	NAV
2.05	Property		1	787 Burcham Drive					NAV	NAV	NAV	NAV	NAV	NAV
2.06	Property		1	129 Burcham Drive					NAV	NAV	NAV	NAV	NAV	NAV
3	Loan	1, 2, 7, 16, 27, 28	1	620 W 153rd Street	4/6/2029	0	0	L(27),D(27),O(6)	7,894,069	1,190,865	6,703,204	2/29/2024	T-3 Ann.	NAV
4	Loan	23	1	1640 Sepulveda	5/6/2029	0	0	L(26),D(27),O(7)	6,693,802	3,162,427	3,531,375	1/31/2024	T-12	6,683,380
5	Loan	2, 4, 7, 17, 28	1	University Pointe	6/6/2029	0	0	YM1(53),O(7)	13,505,544	5,313,490	8,192,053	3/31/2024	T-12	13,360,391
6	Loan	6	3	BPW Houston Multifamily Portfolio	6/6/2029	0	0	L(24),YM1(32),O(4)	5,332,816	2,014,828	3,317,988	3/31/2024	T-12	5,187,889
6.01	Property		1	Bayou Willows					2,123,264	726,370	1,396,894	3/31/2024	T-12	2,076,511
6.02	Property		1	Weston Oaks					2,173,555	859,108	1,314,447	3/31/2024	T-12	2,107,623
6.03	Property		1	Pleasant Village					1,035,997	429,351	606,647	3/31/2024	T-12	1,003,755
7	Loan	1, 7, 9, 12, 13, 17, 19, 23, 24	1	640 5th Avenue	7/1/2029	0	0	L(24),D(29),O(7)	72,036,886	18,237,231	53,799,655	12/31/2023	T-12	67,571,078
8	Loan	2, 7, 10, 24	1	28-40 West 23rd Street	4/6/2029	3	0	L(27),D(26),O(7)	51,646,088	18,128,650	33,517,438	12/31/2023	T-12	48,016,236
9	Loan	10, 13, 27, 30	1	Country View Apartments	4/6/2029	5	0	L(11),YM1(45),O(4)	2,941,695	1,023,397	1,918,298	4/30/2024	T-12	2,868,715
10	Loan	5	1	Courtyard Fort Myers at I-75	4/6/2029	0	0	L(27),D(29),O(4)	7,716,001	4,231,093	3,484,908	1/31/2024	T-12	7,736,401
11	Loan	2, 4, 6, 7, 12, 20, 27, 30	10	Bedrock Mixed-Use Portfolio	6/6/2029	0	0	L(25),D(30),O(5)	15,783,565	7,592,263	8,191,302	12/31/2023	T-12	13,577,352
11.01	Property		1	Trio on Fort Street					4,573,009	2,072,213	2,500,796	12/31/2023	T-12	3,138,078
11.02	Property		1	28 Grand Apartments					1,770,156	1,073,049	697,107	12/31/2023	T-12	1,627,619
11.03	Property		1	Madison Building					1,799,213	854,207	945,006	12/31/2023	T-12	1,614,058
11.04	Property		1	1274 Library Street					1,580,526	593,038	987,488	12/31/2023	T-12	1,563,865
11.05	Property		1	The Ferguson Apartments					1,195,919	674,345	521,574	12/31/2023	T-12	1,215,839
11.06	Property		1	Lofts of Merchant Row					1,111,350	390,000	721,350	12/31/2023	T-12	1,112,193
11.07	Property		1	620 and 630 Woodward Avenue					1,418,573	645,625	772,948	12/31/2023	T-12	1,381,428
11.08	Property		1	The Globe Building					1,257,684	777,963	479,721	12/31/2023	T-12	991,730
11.09	Property		1	1500 Woodward Avenue					772,074	326,056	446,018	12/31/2023	T-12	517,210
11.10	Property		1	Fourteen56 Apartments					305,061	185,767	119,294	12/31/2023	T-12	415,332
12	Loan	3, 7, 12, 24, 30	1	Syngenta Woodland	3/6/2029	0	0	L(11),YM1(17),DorYM1(27),O(5)	NAV	NAV	NAV	NAV	NAV	NAV
13	Loan	5, 7, 12, 15, 19, 23	1	Crescent Center	10/6/2028	0	0	L(33),D(20),O(7)	8,971,074	3,900,976	5,070,098	8/31/2023	T-12	8,083,455
14	Loan	2, 10, 19, 20, 21, 23	1	ASC Business Park	6/6/2029	10	0	L(25),D(28),O(7)	3,816,060	1,124,133	2,691,927	2/29/2024	T-12	3,756,091
15	Loan	6, 27	4	Philadelphia Multifamily Portfolio	6/6/2029	0	0	L(25),D(30),O(5)	1,215,874	182,298	1,033,576	3/31/2024	Various	NAV
15.01	Property		1	2105 Germantown Avenue					391,565	56,555	335,009	3/31/2024	T-8 Ann.	NAV
15.02	Property		1	719, 723-727 North 35th Street					342,652	52,610	290,042	3/31/2024	T-6 Ann.	NAV
15.03	Property		1	2101-2111 North Fairhill Street					329,645	49,615	280,030	3/31/2024	T-12	NAV
15.04	Property		1	2215 North 7th Street					152,013	23,518	128,495	3/31/2024	T-6 Ann.	NAV
16	Loan	6	3	Cityline NY FL & TN Portfolio	6/6/2029	0	0	L(25),D(28),O(7)	2,449,039	812,360	1,636,679	3/31/2024	T-12	2,369,586
16.01	Property		1	Storage Sense - Chatham & Canaan					832,136	199,868	632,268	3/31/2024	T-12	805,959
16.02	Property		1	Storage Sense - Clarksville					873,858	238,378	635,479	3/31/2024	T-12	869,143
16.03	Property		1	Storage Sense – Punta Gorda					743,045	374,114	368,932	3/31/2024	T-12	694,484
17	Loan	16, 28	1	Lofts at Dallas Mill	5/6/2029	0	0	L(4),YM1(49),O(7)	1,407,517	798,896	608,621	3/31/2024	T-12	NAV
18	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	3/1/2029	0	0	L(28),D(25),O(7)	51,156,712	13,470,861	37,685,851	12/31/2023	T-12	50,448,758
19	Loan	2, 7, 21, 23, 24	1	Wateridge	3/6/2029	0	0	L(28),D(26),O(6)	21,135,183	9,034,983	12,100,200	12/31/2023	T-12	19,090,068
20	Loan	1, 7, 23	1	1099 New York Avenue	4/6/2029	0	0	L(27),D(26),O(7)	13,966,824	5,804,946	8,161,878	12/31/2023	T-12	12,603,004
21	Loan	19	1	48 E 57th Street	5/1/2029	0	0	L(26),D(28),O(6)	1,400,000	477,443	922,557	12/31/2023	T-12	1,370,000
22	Loan	10, 15, 23	1	Hooksett Village	5/1/2029	5	5	L(26),D(28),O(6)	2,694,937	903,982	1,790,956	12/31/2023	T-12	1,394,155
23	Loan	5, 16, 27	1	637 E 223rd Street	4/6/2029	0	0	L(27),D(29),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
24	Loan	17, 19, 20	1	Town & Country Plaza	7/6/2029	0	0	L(24),D(32),O(4)	2,289,090	593,273	1,695,817	3/31/2024	T-12	2,273,339
25	Loan	5	1	SpringHill Suites Fort Myers Airport	4/6/2029	0	0	L(27),D(29),O(4)	5,222,417	3,211,684	2,010,733	1/31/2024	T-12	5,332,095
26	Loan	2, 4, 5, 14, 16, 27, 28	1	2460 White Plains Road & 708 Mace Avenue	6/6/2029	0	0	L(25),D(30),O(5)	291,710	33,027	258,683	3/31/2024	T-6	NAV
27	Loan	6, 7, 19	2	The Pointe & Oak Shadows	5/6/2029	0	0	L(24),YM1(32),O(4)	7,891,410	2,741,657	5,149,753	2/29/2024	T-12	7,856,902
27.01	Property		1	The Pointe					6,186,736	2,056,054	4,130,682	2/29/2024	T-12	6,163,857
27.02	Property		1	Oak Shadows					1,704,674	685,603	1,019,071	2/29/2024	T-12	1,693,045
28	Loan	19, 30	1	55 Pharr	6/6/2029	0	0	L(25),YM1(28),O(7)	2,168,947	1,469,053	699,894	4/30/2024	T-12	2,029,069
29	Loan	10, 15	1	Citrus Center	4/1/2029	0	5	L(25),YM1(29),O(6)	2,146,517	591,739	1,554,778	12/31/2023	T-12	2,068,830
30	Loan	16, 20	1	152 Geary Street	6/6/2029	0	0	L(12),YM1(42),O(6)	NAV	NAV	NAV	NAV	NAV	NAV
31	Loan	2, 4, 6, 16	2	Toobian NY Portfolio	6/6/2029	0	0	L(25),D(31),O(4)	340,963	14,947	326,016	4/30/2024	T-4	315,406
31.01	Property		1	235, 239 and 241 East 39th Street					240,611	12,168	228,443	4/30/2024	T-4	NAV
31.02	Property		1	1437 Old Northern Boulevard					100,352	2,779	97,573	4/30/2024	T-4	315,406
32	Loan		1	Grande Woods South MHC	4/6/2029	0	0	L(27),D(26),O(7)	1,575,501	579,976	995,525	2/29/2024	T-12	1,574,854
33	Loan	16	1	Western Falcon	6/6/2029	0	0	L(25),D(28),O(7)	1,331,741	252,991	1,078,750	12/31/2023	T-12	NAV
34	Loan	6, 10, 24	2	Stor-More-Laredo Self Storage	5/1/2029	5	5	L(25),YM1(29),O(6)	1,447,833	469,765	978,068	2/29/2024	T-12	1,433,757
34.01	Property		1	Muller Rd					888,121	268,578	619,542	2/29/2024	T-12	879,617
34.02	Property		1	Industrial Blvd					559,713	201,187	358,525	2/29/2024	T-12	554,140
35	Loan	2, 4, 16, 27, 28	1	Centurion Union Phase III	5/6/2029	0	0	L(26),D(29),O(5)	NAV	NAV	NAV	NAV	NAV	NAV
36	Loan		1	262-282 Cabrini Boulevard	6/6/2029	0	0	L(25),D(28),O(7)	1,596,871	757,863	839,008	3/31/2024	T-12	1,588,932
37	Loan	16	1	Country Place Apartments	4/6/2029	0	0	L(12),YM1(41),O(7)	1,483,572	526,680	956,892	1/31/2024	T-12	1,469,913
38	Loan		1	Hunter's Run	5/6/2029	0	0	L(26),D(30),O(4)	1,579,792	836,438	743,355	2/29/2024	T-12	1,539,237
39	Loan	4, 16, 19, 28, 30	1	Griffin Capital Plaza	6/1/2029	0	0	L(25),D(31),O(4)	1,148,762	0	1,148,762	4/30/2024	T-12	1,136,940
40	Loan	16	1	322 Graham Avenue	2/6/2029	0	0	L(29),D(26),O(5)	NAV	NAV	NAV	NAV	NAV	NAV

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)
						10		12					16
41	Loan	2, 6	3	Griffith MHC Portfolio	6/6/2029	0	0	L(25),D(31),O(4)	1,223,093	431,272	791,821	3/31/2024	T-12	1,194,534
41.01	Property		1	Gobblers Knob					448,521	154,022	294,499	3/31/2024	T-12	437,564
41.02	Property		1	Westwood Manor					397,354	138,619	258,735	3/31/2024	T-12	393,012
41.03	Property		1	Hidden Valley					377,218	138,631	238,587	3/31/2024	T-12	363,958
42	Loan	16, 19	1	2 Palmer Terrace	6/6/2029	0	0	L(24),YM1(32),O(4)	864,739	200,044	664,695	3/31/2024	T-12	854,152
43	Loan		1	Silver Oaks Business Park	6/6/2029	0	0	L(25),D(31),O(4)	1,326,007	307,651	1,018,357	3/31/2024	T-12	1,335,382
44	Loan	10, 27	1	Extra Space Storage Chicago Heights	6/1/2029	3	3	L(25),YM1(29),O(6)	1,368,513	562,950	805,563	3/31/2024	T-12	1,362,116
45	Loan	6, 26	2	MIC St. Louis & Memphis	3/1/2029	0	0	L(28),D(26),O(6)	1,029,684	99,807	929,877	12/31/2023	T-12	917,992
45.01	Property		1	St. Louis Spruce					685,687	58,837	626,850	12/31/2023	T-12	628,726
45.02	Property		1	Memphis Poplar					343,997	40,970	303,027	12/31/2023	T-12	289,265
46	Loan	2, 6, 16	2	Anchor MHC and Tropical Circle MHC Portfolio	6/6/2029	0	0	L(25),D(30),O(5)	564,447	163,026	401,421	3/31/2024	T-12	542,608
46.01	Property		1	Anchor MHC					NAV	NAV	NAV	NAV	NAV	NAV
46.02	Property		1	Tropical Circle MHC					NAV	NAV	NAV	NAV	NAV	NAV
47	Loan		1	Cordova Court Apartments	6/6/2029	0	0	L(25),D(31),O(4)	1,185,858	705,207	480,651	3/31/2024	T-12	1,127,462
48	Loan	6	2	Otto Storage Portfolio	5/1/2029	0	0	L(26),D(28),O(6)	549,072	101,172	447,900	3/31/2024	T-12	540,464
48.01	Property		1	D Highway Storage					379,948	82,091	297,857	3/31/2024	T-12	367,843
48.02	Property		1	O Road Storage					169,124	19,081	150,043	3/31/2024	T-12	172,621
49	Loan	2, 16	1	All Purpose Storage Burlington	5/6/2029	0	0	L(26),D(30),O(4)	513,085	180,659	332,427	1/31/2024	T-12	500,659
50	Loan	2, 16, 23	1	The Riley - 880 Manhattan Avenue	6/1/2029	0	0	L(25),YM1(32),O(3)	NAV	NAV	NAV	NAV	NAV	NAV

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)
							16					16
1	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	2,405,590	27,583,927	12/31/2022	T-12	27,940,480	1,352,135	26,588,345	12/31/2021	T-12	100.0%
1.01	Property		1	FCA USA - Detroit, MI	650,834	7,869,278	12/31/2022	T-12	7,504,173	492,597	7,011,576	12/31/2021	T-12	100.0%
1.02	Property		1	Grupo Antolin - Shelby Township, MI	46,387	3,589,064	12/31/2022	T-12	3,572,514	53,827	3,518,687	12/31/2021	T-12	100.0%
1.03	Property		1	Follett School - McHenry, IL	242,928	2,039,309	12/31/2022	T-12	2,175,499	14,055	2,161,445	12/31/2021	T-12	100.0%
1.04	Property		1	Shaw Aero - Naples, FL	199,160	1,058,932	12/31/2022	T-12	1,185,273	140,625	1,044,648	12/31/2021	T-12	100.0%
1.05	Property		1	Kuka - Sterling Heights, MI	17,198	1,150,000	12/31/2022	T-12	1,145,854	15,854	1,130,000	12/31/2021	T-12	100.0%
1.06	Property		1	ZF Active Safety - Findlay, OH	566,121	1,615,420	12/31/2022	T-12	1,613,103	30,166	1,582,937	12/31/2021	T-12	100.0%
1.07	Property		1	CF Sauer - 184 Suburban	3,421	1,112,707	12/31/2022	T-12	1,095,495	4,606	1,090,889	12/31/2021	T-12	100.0%
1.08	Property		1	CF Sauer - 728 N Main St.	7,967	1,160,859	12/31/2022	T-12	1,148,824	10,727	1,138,097	12/31/2021	T-12	100.0%
1.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA	21,962	1,020,006	12/31/2022	T-12	1,030,165	20,259	1,009,906	12/31/2021	T-12	100.0%
1.10	Property		1	Hannibal - Houston, TX	316,728	1,123,664	12/31/2022	T-12	1,418,165	316,534	1,101,631	12/31/2021	T-12	100.0%
1.11	Property		1	FedEx IV - Lexington, KY	148,531	841,974	12/31/2022	T-12	960,054	145,240	814,814	12/31/2021	T-12	100.0%
1.12	Property		1	VersaFlex - Kansas City, KS	3,486	720,000	12/31/2022	T-12	721,756	1,756	720,000	12/31/2021	T-12	100.0%
1.13	Property		1	Cott Beverage Inc - Sikeston, MO	80,797	828,595	12/31/2022	T-12	894,780	78,430	816,350	12/31/2021	T-12	100.0%
1.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD	4,435	642,087	12/31/2022	T-12	640,692	2,212	638,480	12/31/2021	T-12	100.0%
1.15	Property		1	CSTK - St. Louis, MO	87,739	902,602	12/31/2022	T-12	917,357	14,755	902,602	12/31/2021	T-12	100.0%
1.16	Property		1	CF Sauer - 39 S Park Dr.	4,901	714,375	12/31/2022	T-12	706,968	6,600	700,367	12/31/2021	T-12	100.0%
1.17	Property		1	AM Castle - Wichita, KS	0	747,440	12/31/2022	T-12	767,495	0	767,495	12/31/2021	T-12	100.0%
1.18	Property		1	CF Sauer - 9 Old Mill Road	2,581	375,987	12/31/2022	T-12	372,089	3,475	368,614	12/31/2021	T-12	100.0%
1.19	Property		1	CF Sauer - 2447 Eunice Avenue	222	43,432	12/31/2022	T-12	42,580	225	42,355	12/31/2021	T-12	100.0%
1.20	Property		1	CF Sauer - 513 West Butler Road	192	28,199	12/31/2022	T-12	27,646	195	27,452	12/31/2021	T-12	100.0%
2	Loan	2, 4, 5, 6, 16, 30	6	Champion MSU Student Housing Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
2.01	Property		1	731 Burcham Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.02	Property		1	745 Burcham Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.03	Property		1	635 Abbot Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.04	Property		1	767 Burcham Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.05	Property		1	787 Burcham Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.06	Property		1	129 Burcham Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3	Loan	1, 2, 7, 16, 27, 28	1	620 W 153rd Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	94.3%
4	Loan	23	1	1640 Sepulveda	3,222,936	3,460,444	12/31/2023	T-12	7,261,426	3,077,714	4,183,712	12/31/2022	T-12	80.9%
5	Loan	2, 4, 7, 17, 28	1	University Pointe	5,233,248	8,127,143	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	95.0%
6	Loan	6	3	BPW Houston Multifamily Portfolio	2,022,699	3,165,190	12/31/2023	T-12	4,728,773	1,999,074	2,729,698	12/31/2022	T-12	91.0%
6.01	Property		1	Bayou Willows	746,036	1,330,475	12/31/2023	T-12	1,729,358	756,619	972,739	12/31/2022	T-12	93.7%
6.02	Property		1	Weston Oaks	864,662	1,242,960	12/31/2023	T-12	1,942,116	870,175	1,071,942	12/31/2022	T-12	89.0%
6.03	Property		1	Pleasant Village	412,001	591,754	12/31/2023	T-12	1,057,298	372,280	685,018	12/31/2022	T-12	90.1%
7	Loan	1, 7, 9, 12, 13, 17, 19, 23, 24	1	640 5th Avenue	19,799,244	47,771,835	12/31/2022	T-12	66,651,606	17,827,438	48,824,168	12/31/2021	T-12	100.0%
8	Loan	2, 7, 10, 24	1	28-40 West 23rd Street	17,307,963	30,708,273	12/31/2022	T-12	46,966,435	15,927,879	31,038,555	12/31/2021	T-12	74.9%
9	Loan	10, 13, 27, 30	1	Country View Apartments	983,424	1,885,291	12/31/2023	T-12	2,690,923	905,136	1,785,787	12/31/2022	T-9 Ann.	89.3%
10	Loan	5	1	Courtyard Fort Myers at I-75	4,253,334	3,483,067	12/31/2023	T-12	7,783,925	4,143,203	3,640,722	12/31/2022	T-12	85.0%
11	Loan	2, 4, 6, 7, 12, 20, 27, 30	10	Bedrock Mixed-Use Portfolio	7,634,728	5,942,624	12/31/2022	T-12	10,172,405	6,877,759	3,294,646	12/31/2021	T-12	88.6%
11.01	Property		1	Trio on Fort Street	2,305,169	832,909	12/31/2022	T-12	1,272,872	2,394,154	(1,121,282)	12/31/2021	T-12	89.0%
11.02	Property		1	28 Grand Apartments	964,252	663,367	12/31/2022	T-12	1,112,458	748,819	363,639	12/31/2021	T-12	91.3%
11.03	Property		1	Madison Building	799,503	814,555	12/31/2022	T-12	1,586,695	694,075	892,620	12/31/2021	T-12	88.6%
11.04	Property		1	1274 Library Street	609,510	954,355	12/31/2022	T-12	795,825	442,187	353,638	12/31/2021	T-12	70.1%
11.05	Property		1	The Ferguson Apartments	823,949	391,890	12/31/2022	T-12	1,028,655	637,126	391,529	12/31/2021	T-12	67.9%
11.06	Property		1	Lofts of Merchant Row	425,274	686,919	12/31/2022	T-12	1,082,597	407,168	675,429	12/31/2021	T-12	90.0%
11.07	Property		1	620 and 630 Woodward Avenue	527,953	853,475	12/31/2022	T-12	1,453,975	526,241	927,734	12/31/2021	T-12	85.1%
11.08	Property		1	The Globe Building	683,759	307,971	12/31/2022	T-12	907,399	616,344	291,055	12/31/2021	T-12	84.9%
11.09	Property		1	1500 Woodward Avenue	298,055	219,155	12/31/2022	T-12	595,837	257,882	337,955	12/31/2021	T-12	89.9%
11.10	Property		1	Fourteen56 Apartments	197,304	218,028	12/31/2022	T-12	336,092	153,763	182,329	12/31/2021	T-12	76.9%
12	Loan	3, 7, 12, 24, 30	1	Syngenta Woodland	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
13	Loan	5, 7, 12, 15, 19, 23	1	Crescent Center	3,665,097	4,418,358	12/31/2022	T-12	7,104,048	3,419,564	3,684,484	12/31/2021	T-12	88.3%
14	Loan	2, 10, 19, 20, 21, 23	1	ASC Business Park	1,117,234	2,638,857	12/31/2023	T-12	3,436,339	1,031,259	2,405,080	12/31/2022	T-12	85.0%
15	Loan	6, 27	4	Philadelphia Multifamily Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	94.6%
15.01	Property		1	2105 Germantown Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	93.9%
15.02	Property		1	719, 723-727 North 35th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
15.03	Property		1	2101-2111 North Fairhill Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
15.04	Property		1	2215 North 7th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
16	Loan	6	3	Cityline NY FL & TN Portfolio	808,475	1,561,110	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	85.4%
16.01	Property		1	Storage Sense - Chatham & Canaan	192,166	613,794	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	87.5%
16.02	Property		1	Storage Sense - Clarksville	232,896	636,247	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	81.1%
16.03	Property		1	Storage Sense – Punta Gorda	383,414	311,070	12/31/2023	T-12	NAV	NAV	NAV	NAV	NAV	87.4%
17	Loan	16, 28	1	Lofts at Dallas Mill	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
18	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	13,294,184	37,154,574	12/31/2022	T-12	46,624,468	12,851,993	33,772,475	12/31/2021	T-12	94.5%
19	Loan	2, 7, 21, 23, 24	1	Wateridge	8,854,759	10,235,309	12/31/2022	T-12	17,858,530	8,415,170	9,443,360	12/31/2021	T-12	78.6%
20	Loan	1, 7, 23	1	1099 New York Avenue	5,692,702	6,910,302	12/31/2022	T-12	14,315,394	5,769,975	8,545,419	12/31/2021	T-12	90.0%
21	Loan	19	1	48 E 57th Street	348,610	1,021,390	12/31/2022	T-12	1,406,113	487,399	918,714	12/31/2021	T-12	95.0%
22	Loan	10, 15, 23	1	Hooksett Village	503,176	890,979	12/31/2022	T-12	1,297,888	529,298	768,590	12/31/2021	T-12	91.9%
23	Loan	5, 16, 27	1	637 E 223rd Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
24	Loan	17, 19, 20	1	Town & Country Plaza	580,851	1,692,488	12/31/2023	T-12	2,080,566	581,388	1,499,178	12/31/2022	T-12	81.2%
25	Loan	5	1	SpringHill Suites Fort Myers Airport	3,223,185	2,108,910	12/31/2023	T-12	5,054,522	2,926,565	2,127,957	12/31/2022	T-12	80.0%
26	Loan	2, 4, 5, 14, 16, 27, 28	1	2460 White Plains Road & 708 Mace Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	96.9%
27	Loan	6, 7, 19	2	The Pointe & Oak Shadows	2,751,164	5,105,738	12/31/2023	T-12	6,614,855	2,562,604	4,052,251	12/31/2022	T-12	95.4%
27.01	Property		1	The Pointe	2,075,397	4,088,459	12/31/2023	T-12	5,322,653	1,968,921	3,353,732	12/31/2022	T-12	96.0%
27.02	Property		1	Oak Shadows	675,766	1,017,279	12/31/2023	T-12	1,292,202	593,683	698,519	12/31/2022	T-12	93.2%
28	Loan	19, 30	1	55 Pharr	1,403,325	625,744	12/31/2023	T-12	1,970,944	1,408,786	562,158	12/31/2022	T-12	91.5%
29	Loan	10, 15	1	Citrus Center	482,228	1,586,602	12/31/2022	T-12	2,017,140	498,244	1,518,896	12/31/2021	T-12	92.5%
30	Loan	16, 20	1	152 Geary Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	94.6%
31	Loan	2, 4, 6, 16	2	Toobian NY Portfolio	44,611	270,795	12/31/2023	T-12	223,029	54,303	168,726	12/31/2022	T-12	95.8%
31.01	Property		1	235, 239 and 241 East 39th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	96.1%
31.02	Property		1	1437 Old Northern Boulevard	44,611	270,795	12/31/2023	T-12	223,029	54,303	168,726	12/31/2022	T-12	95.0%
32	Loan		1	Grande Woods South MHC	578,027	996,828	12/31/2023	T-12	1,474,749	588,105	886,644	12/31/2022	T-12	94.9%
33	Loan	16	1	Western Falcon	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
34	Loan	6, 10, 24	2	Stor-More-Laredo Self Storage	462,593	971,165	12/31/2023	T-12	1,403,241	459,731	943,510	12/31/2022	T-12	83.0%
34.01	Property		1	Muller Rd	264,848	614,770	12/31/2023	T-12	842,561	277,346	565,215	12/31/2022	T-12	86.5%
34.02	Property		1	Industrial Blvd	197,745	356,395	12/31/2023	T-12	560,680	182,385	378,294	12/31/2022	T-12	77.8%
35	Loan	2, 4, 16, 27, 28	1	Centurion Union Phase III	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
36	Loan		1	262-282 Cabrini Boulevard	766,517	822,415	12/31/2023	T-12	1,443,926	766,415	677,511	12/31/2022	T-12	93.5%
37	Loan	16	1	Country Place Apartments	525,347	944,566	12/31/2023	T-12	1,277,710	517,588	760,122	12/31/2022	T-12	95.7%
38	Loan		1	Hunter's Run	816,601	722,636	12/31/2023	T-12	1,359,244	707,167	652,077	12/31/2022	T-12	95.0%
39	Loan	4, 16, 19, 28, 30	1	Griffin Capital Plaza	0	1,136,940	12/31/2023	T-12	1,103,821	0	1,103,821	12/31/2022	T-12	92.5%
40	Loan	16	1	322 Graham Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.0%

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)
							16					16
41	Loan	2, 6	3	Griffith MHC Portfolio	417,324	777,210	12/31/2023	T-12	1,118,833	390,427	728,406	12/31/2022	T-12	95.6%
41.01	Property		1	Gobblers Knob	145,259	292,305	12/31/2023	T-12	412,118	144,585	267,533	12/31/2022	T-12	97.0%
41.02	Property		1	Westwood Manor	138,209	254,803	12/31/2023	T-12	400,609	152,948	247,661	12/31/2022	T-12	97.0%
41.03	Property		1	Hidden Valley	133,856	230,102	12/31/2023	T-12	306,106	92,894	213,212	12/31/2022	T-12	92.8%
42	Loan	16, 19	1	2 Palmer Terrace	222,152	632,000	12/31/2023	T-12	823,784	175,645	648,139	12/31/2022	T-12	95.0%
43	Loan		1	Silver Oaks Business Park	309,209	1,026,173	12/31/2023	T-12	1,178,091	294,921	883,170	12/31/2022	T-12	95.0%
44	Loan	10, 27	1	Extra Space Storage Chicago Heights	560,871	801,245	12/31/2023	T-12	1,307,238	557,903	749,335	12/31/2022	T-12	90.0%
45	Loan	6, 26	2	MIC St. Louis & Memphis	124,783	793,208	12/31/2022	T-12	633,905	114,602	519,303	12/31/2021	T-12	100.0%
45.01	Property		1	St. Louis Spruce	80,051	548,675	12/31/2022	T-12	352,318	75,364	276,953	12/31/2021	T-12	100.0%
45.02	Property		1	Memphis Poplar	44,732	244,533	12/31/2022	T-12	281,587	39,238	242,350	12/31/2021	T-12	100.0%
46	Loan	2, 6, 16	2	Anchor MHC and Tropical Circle MHC Portfolio	162,948	379,660	12/31/2023	T-12	384,522	151,870	232,652	12/31/2022	T-12	95.0%
46.01	Property		1	Anchor MHC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
46.02	Property		1	Tropical Circle MHC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
47	Loan		1	Cordova Court Apartments	695,712	431,749	12/31/2023	T-12	953,242	603,163	350,079	12/31/2022	T-12	84.2%
48	Loan	6	2	Otto Storage Portfolio	153,005	387,459	12/31/2023	T-12	559,040	146,917	412,123	12/31/2022	T-12	85.2%
48.01	Property		1	D Highway Storage	108,604	259,239	12/31/2023	T-12	381,793	102,283	279,510	12/31/2022	T-12	84.5%
48.02	Property		1	O Road Storage	44,401	128,220	12/31/2023	T-12	177,247	44,634	132,613	12/31/2022	T-12	87.0%
49	Loan	2, 16	1	All Purpose Storage Burlington	175,011	325,649	12/31/2023	T-12	433,893	271,809	162,084	12/31/2022	T-12	97.3%
50	Loan	2, 16, 23	1	The Riley - 880 Manhattan Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	92.3%

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)
								15	15		7, 14	7, 14	7	7	5
1	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	32,612,362	2,698,321	29,914,041	586,246	0	29,327,795	2.17	2.12	12.6%	12.4%	440,475,000
1.01	Property		1	FCA USA - Detroit, MI	10,165,096	1,216,851	8,948,245	149,553	0	8,798,692					130,900,000
1.02	Property		1	Grupo Antolin - Shelby Township, MI	3,862,154	136,993	3,725,161	53,971	0	3,671,190					52,000,000
1.03	Property		1	Follett School - McHenry, IL	2,257,626	60,838	2,196,789	73,030	0	2,123,759					37,600,000
1.04	Property		1	Shaw Aero - Naples, FL	1,482,908	319,310	1,163,598	19,587	0	1,144,011					21,500,000
1.05	Property		1	Kuka - Sterling Heights, MI	1,315,504	54,009	1,261,495	30,000	0	1,231,495					19,950,000
1.06	Property		1	ZF Active Safety - Findlay, OH	1,799,430	88,008	1,711,423	32,445	0	1,678,978					19,450,000
1.07	Property		1	CF Sauer - 184 Suburban	1,198,556	27,502	1,171,054	15,910	0	1,155,144					18,000,000
1.08	Property		1	CF Sauer - 728 N Main St.	1,255,057	33,326	1,221,732	37,050	0	1,184,682					17,900,000
1.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA	1,120,814	54,362	1,066,453	12,847	0	1,053,606					16,050,000
1.10	Property		1	Hannibal - Houston, TX	1,552,566	340,787	1,211,779	16,350	0	1,195,429					15,900,000
1.11	Property		1	FedEx IV - Lexington, KY	855,554	26,656	828,898	20,773	0	808,125					14,700,000
1.12	Property		1	VersaFlex - Kansas City, KS	851,541	20,629	830,912	16,950	0	813,962					13,450,000
1.13	Property		1	Cott Beverage Inc - Sikeston, MO	979,883	112,372	867,512	25,500	0	842,012					11,900,000
1.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD	700,694	18,761	681,932	18,000	0	663,932					11,300,000
1.15	Property		1	CSTK - St. Louis, MO	1,124,754	131,892	992,862	8,404	0	984,458					11,200,000
1.16	Property		1	CF Sauer - 39 S Park Dr.	772,341	20,506	751,835	22,800	0	729,035					11,000,000
1.17	Property		1	AM Castle - Wichita, KS	834,023	22,751	811,272	19,140	0	792,132					10,600,000
1.18	Property		1	CF Sauer - 9 Old Mill Road	406,497	10,794	395,703	12,000	0	383,703					5,800,000
1.19	Property		1	CF Sauer - 2447 Eunice Avenue	46,876	1,167	45,709	1,035	0	44,674					775,000
1.20	Property		1	CF Sauer - 513 West Butler Road	30,486	808	29,678	900	0	28,778					500,000
2	Loan	2, 4, 5, 6, 16, 30	6	Champion MSU Student Housing Portfolio	6,232,750	2,252,738	3,980,011	75,980	0	3,904,031	1.32	1.30	9.0%	8.9%	65,000,000
2.01	Property		1	731 Burcham Drive	NAV	NAV	NAV	NAV	NAV	NAV					17,000,000
2.02	Property		1	745 Burcham Drive	NAV	NAV	NAV	NAV	NAV	NAV					16,700,000
2.03	Property		1	635 Abbot Road	NAV	NAV	NAV	NAV	NAV	NAV					13,900,000
2.04	Property		1	767 Burcham Drive	NAV	NAV	NAV	NAV	NAV	NAV					9,900,000
2.05	Property		1	787 Burcham Drive	NAV	NAV	NAV	NAV	NAV	NAV					3,500,000
2.06	Property		1	129 Burcham Drive	NAV	NAV	NAV	NAV	NAV	NAV					2,000,000
3	Loan	1, 2, 7, 16, 27, 28	1	620 W 153rd Street	11,953,146	1,465,007	10,488,139	54,727	23,270	10,410,143	1.44	1.43	9.0%	8.9%	205,200,000
4	Loan	23	1	1640 Sepulveda	7,794,639	2,578,587	5,216,052	31,568	0	5,184,484	1.72	1.71	14.4%	14.3%	56,000,000
5	Loan	2, 4, 7, 17, 28	1	University Pointe	15,552,873	5,357,805	10,195,067	67,141	30,943	10,096,983	1.75	1.73	11.9%	11.8%	157,400,000
6	Loan	6	3	BPW Houston Multifamily Portfolio	5,332,816	1,985,613	3,347,203	154,750	0	3,192,453	1.37	1.30	10.8%	10.3%	52,900,000
6.01	Property		1	Bayou Willows	2,123,264	718,055	1,405,209	53,000	0	1,352,209					21,700,000
6.02	Property		1	Weston Oaks	2,173,555	824,452	1,349,103	66,750	0	1,282,353					20,500,000
6.03	Property		1	Pleasant Village	1,035,997	443,106	592,891	35,000	0	557,891					10,700,000
7	Loan	1, 7, 9, 12, 13, 17, 19, 23, 24	1	640 5th Avenue	77,479,026	21,293,412	56,185,614	78,633	7,574,210	48,532,770	2.37	2.04	18.7%	16.2%	720,000,000
8	Loan	2, 7, 10, 24	1	28-40 West 23rd Street	41,557,426	17,664,098	23,893,328	115,621	1,022,942	22,754,765	2.50	2.39	15.4%	14.7%	420,000,000
9	Loan	10, 13, 27, 30	1	Country View Apartments	3,085,989	1,008,964	2,077,025	80,250	0	1,996,775	1.42	1.37	9.7%	9.3%	31,900,000
10	Loan	5	1	Courtyard Fort Myers at I-75	7,447,032	4,340,839	3,106,192	297,881	0	2,808,311	1.89	1.70	14.6%	13.2%	33,500,000
11	Loan	2, 4, 6, 7, 12, 20, 27, 30	10	Bedrock Mixed-Use Portfolio	15,673,030	7,217,360	8,455,670	200,496	568,285	7,686,888	1.74	1.58	11.3%	10.2%	138,010,000
11.01	Property		1	Trio on Fort Street	4,599,560	1,553,021	3,046,539	84,567	204,756	2,757,216					35,900,000
11.02	Property		1	28 Grand Apartments	1,791,885	1,055,395	736,489	34,473	2,943	699,074					16,700,000
11.03	Property		1	Madison Building	1,577,099	905,597	671,502	14,201	90,800	566,502					15,100,000
11.04	Property		1	1274 Library Street	1,221,471	608,725	612,746	9,687	63,865	539,194					15,000,000
11.05	Property		1	The Ferguson Apartments	1,379,938	770,117	609,821	18,844	4,495	586,483					14,900,000
11.06	Property		1	Lofts of Merchant Row	1,146,841	432,167	714,675	10,197	50,095	654,383					12,500,000
11.07	Property		1	620 and 630 Woodward Avenue	1,594,591	625,871	968,720	9,210	51,975	907,536					10,570,000
11.08	Property		1	The Globe Building	1,381,440	714,493	666,947	11,639	69,910	585,399					10,480,000
11.09	Property		1	1500 Woodward Avenue	674,773	350,550	324,223	4,958	26,385	292,880					3,900,000
11.10	Property		1	Fourteen56 Apartments	305,432	201,425	104,007	2,722	3,062	98,223					2,960,000
12	Loan	3, 7, 12, 24, 30	1	Syngenta Woodland	3,707,660	111,230	3,596,430	17,350	0	3,579,080	1.80	1.79	12.2%	12.1%	45,700,000
13	Loan	5, 7, 12, 15, 19, 23	1	Crescent Center	10,935,948	4,160,455	6,775,493	71,238	541,138	6,163,117	1.71	1.56	13.0%	11.9%	81,100,000
14	Loan	2, 10, 19, 20, 21, 23	1	ASC Business Park	3,381,047	1,152,979	2,228,068	59,398	159,815	2,008,855	1.99	1.79	13.1%	11.8%	26,250,000
15	Loan	6, 27	4	Philadelphia Multifamily Portfolio	1,833,429	260,572	1,572,857	22,000	0	1,550,857	1.26	1.24	9.4%	9.2%	25,525,000
15.01	Property		1	2105 Germantown Avenue	587,844	82,527	505,317	8,000	0	497,317					8,050,000
15.02	Property		1	719, 723-727 North 35th Street	485,361	68,809	416,552	6,250	0	410,302					6,750,000
15.03	Property		1	2101-2111 North Fairhill Street	441,602	74,738	366,864	4,500	0	362,364					6,000,000
15.04	Property		1	2215 North 7th Street	318,622	34,499	284,123	3,250	0	280,873					4,725,000
16	Loan	6	3	Cityline NY FL & TN Portfolio	2,595,861	819,513	1,776,349	20,632	0	1,755,717	1.69	1.67	10.6%	10.5%	26,200,000
16.01	Property		1	Storage Sense - Chatham & Canaan	871,316	201,755	669,562	6,623	0	662,939					10,150,000
16.02	Property		1	Storage Sense - Clarksville	858,045	237,746	620,299	7,049	0	613,250					9,250,000
16.03	Property		1	Storage Sense – Punta Gorda	866,500	380,012	486,488	6,960	0	479,528					6,800,000
17	Loan	16, 28	1	Lofts at Dallas Mill	2,466,145	963,147	1,502,998	37,000	0	1,465,998	1.34	1.31	9.4%	9.2%	28,300,000
18	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	50,721,444	12,770,752	37,950,692	206,628	1,604,875	36,139,189	2.30	2.19	14.6%	13.9%	571,200,000
19	Loan	2, 7, 21, 23, 24	1	Wateridge	21,187,124	9,964,210	11,222,913	144,235	765,407	10,313,272	2.31	2.12	17.3%	15.9%	136,000,000
20	Loan	1, 7, 23	1	1099 New York Avenue	14,167,990	6,281,842	7,886,148	35,917	599,727	7,250,505	2.01	1.85	13.8%	12.7%	95,900,000
21	Loan	19	1	48 E 57th Street	5,695,250	663,498	5,031,752	2,398	0	5,029,354	4.80	4.80	33.5%	33.5%	84,700,000
22	Loan	10, 15, 23	1	Hooksett Village	2,641,308	841,666	1,799,642	49,827	168,788	1,581,027	1.68	1.48	12.1%	10.6%	24,100,000
23	Loan	5, 16, 27	1	637 E 223rd Street	1,791,892	217,006	1,574,885	11,000	0	1,563,885	1.50	1.49	10.7%	10.6%	22,500,000
24	Loan	17, 19, 20	1	Town & Country Plaza	2,283,111	573,053	1,710,058	46,635	58,294	1,605,129	1.67	1.57	12.8%	12.0%	21,300,000
25	Loan	5	1	SpringHill Suites Fort Myers Airport	5,026,388	3,244,824	1,781,564	201,056	0	1,580,508	1.87	1.66	14.5%	12.8%	19,500,000
26	Loan	2, 4, 5, 14, 16, 27, 28	1	2460 White Plains Road & 708 Mace Avenue	1,355,713	161,034	1,194,679	8,500	0	1,186,179	1.42	1.41	9.9%	9.8%	19,575,000
27	Loan	6, 7, 19	2	The Pointe & Oak Shadows	7,891,410	3,185,686	4,705,725	175,000	0	4,530,725	1.58	1.52	10.0%	9.7%	72,700,000
27.01	Property		1	The Pointe	6,186,736	2,377,518	3,809,218	129,500	0	3,679,718					57,600,000
27.02	Property		1	Oak Shadows	1,704,674	808,167	896,507	45,500	0	851,007					15,100,000
28	Loan	19, 30	1	55 Pharr	2,482,401	1,527,695	954,706	30,750	0	923,956	1.32	1.28	8.4%	8.2%	16,400,000
29	Loan	10, 15	1	Citrus Center	2,069,426	614,161	1,455,265	28,439	85,070	1,341,756	1.84	1.70	13.1%	12.1%	18,300,000
30	Loan	16, 20	1	152 Geary Street	1,460,986	409,176	1,051,811	1,150	5,750	1,044,911	1.31	1.30	9.8%	9.7%	18,100,000
31	Loan	2, 4, 6, 16	2	Toobian NY Portfolio	1,193,207	312,392	880,815	13,719	2,100	864,996	1.27	1.25	8.3%	8.2%	16,400,000
31.01	Property		1	235, 239 and 241 East 39th Street	878,340	259,416	618,924	9,758	0	609,166					11,500,000
31.02	Property		1	1437 Old Northern Boulevard	314,867	52,977	261,891	3,961	2,100	255,830					4,900,000
32	Loan		1	Grande Woods South MHC	1,699,508	565,632	1,133,876	12,400	0	1,121,476	1.57	1.55	10.8%	10.7%	19,400,000
33	Loan	16	1	Western Falcon	1,387,303	255,719	1,131,584	1,630	41,619	1,088,335	1.35	1.30	10.9%	10.5%	16,700,000
34	Loan	6, 10, 24	2	Stor-More-Laredo Self Storage	1,462,417	439,024	1,023,393	14,452	0	1,008,941	1.38	1.36	9.9%	9.7%	15,800,000
34.01	Property		1	Muller Rd	900,346	258,226	642,120	7,814	0	634,306					9,600,000
34.02	Property		1	Industrial Blvd	562,071	180,798	381,273	6,638	0	374,635					6,200,000
35	Loan	2, 4, 16, 27, 28	1	Centurion Union Phase III	1,017,528	201,860	815,668	6,750	0	808,918	1.29	1.28	8.4%	8.3%	16,100,000
36	Loan		1	262-282 Cabrini Boulevard	1,611,124	740,727	870,397	13,750	0	856,647	1.29	1.27	9.1%	8.9%	15,000,000
37	Loan	16	1	Country Place Apartments	1,520,854	551,511	969,343	36,000	0	933,343	1.49	1.44	10.2%	9.8%	13,700,000
38	Loan		1	Hunter's Run	1,667,362	727,714	939,648	34,200	0	905,448	1.43	1.38	11.1%	10.7%	12,700,000
39	Loan	4, 16, 19, 28, 30	1	Griffin Capital Plaza	1,040,224	31,207	1,009,017	6,800	32,638	969,580	1.69	1.62	12.2%	11.7%	15,750,000
40	Loan	16	1	322 Graham Avenue	790,938	131,918	659,020	2,500	0	656,520	1.25	1.25	8.0%	8.0%	12,600,000

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)
								15	15		7, 14	7, 14	7	7	5
41	Loan	2, 6	3	Griffith MHC Portfolio	1,224,492	479,192	745,300	13,550	0	731,750	1.33	1.30	9.2%	9.0%	12,800,000
41.01	Property		1	Gobblers Knob	458,023	163,209	294,815	5,550	0	289,265					4,900,000
41.02	Property		1	Westwood Manor	388,235	157,598	230,637	3,950	0	226,687					4,300,000
41.03	Property		1	Hidden Valley	378,234	158,386	219,848	4,050	0	215,798					3,600,000
42	Loan	16, 19	1	2 Palmer Terrace	873,603	257,188	616,415	6,040	0	610,375	1.26	1.25	8.6%	8.5%	13,700,000
43	Loan		1	Silver Oaks Business Park	1,323,114	317,638	1,005,476	10,390	51,950	943,136	2.41	2.26	15.5%	14.5%	12,600,000
44	Loan	10, 27	1	Extra Space Storage Chicago Heights	1,368,513	597,693	770,821	11,388	0	759,433	1.92	1.89	12.8%	12.7%	11,200,000
45	Loan	6, 26	2	MIC St. Louis & Memphis	988,696	228,060	760,636	4,818	0	755,818	1.40	1.39	12.9%	12.9%	11,550,000
45.01	Property		1	St. Louis Spruce	685,683	139,854	545,830	2,943	0	542,887					7,900,000
45.02	Property		1	Memphis Poplar	303,012	88,206	214,806	1,875	0	212,931					3,650,000
46	Loan	2, 6, 16	2	Anchor MHC and Tropical Circle MHC Portfolio	623,487	179,658	443,829	6,900	0	436,929	1.44	1.42	9.3%	9.2%	7,600,000
46.01	Property		1	Anchor MHC	NAV	NAV	NAV	NAV	NAV	NAV					7,000,000
46.02	Property		1	Tropical Circle MHC	NAV	NAV	NAV	NAV	NAV	NAV					600,000
47	Loan		1	Cordova Court Apartments	1,262,460	688,157	574,303	47,100	0	527,203	1.76	1.62	14.4%	13.2%	7,140,000
48	Loan	6	2	Otto Storage Portfolio	556,052	171,780	384,272	13,536	0	370,736	1.35	1.30	9.8%	9.4%	6,120,000
48.01	Property		1	D Highway Storage	390,555	115,227	275,329	6,886	0	268,443					4,340,000
48.02	Property		1	O Road Storage	165,497	56,554	108,943	6,650	0	102,293					1,780,000
49	Loan	2, 16	1	All Purpose Storage Burlington	522,256	164,372	357,884	2,932	0	354,952	1.40	1.39	10.4%	10.3%	4,910,000
50	Loan	2, 16, 23	1	The Riley - 880 Manhattan Avenue	341,291	65,632	275,660	850	1,250	273,560	1.21	1.20	8.5%	8.4%	5,000,000

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF
					5		5, 7	5, 7	3, 4			22, 23	23
1	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	As Is	Various	53.8%	53.8%	100.0%	4/5/2024
1.01	Property		1	FCA USA - Detroit, MI	As Is	2/29/2024			100.0%	4/5/2024	Yes	Fiat Chrysler	997,022
1.02	Property		1	Grupo Antolin - Shelby Township, MI	As Is	2/29/2024			100.0%	4/5/2024	Yes	Grupo Antolin	359,807
1.03	Property		1	Follett School - McHenry, IL	As Is	2/28/2024			100.0%	4/5/2024	Yes	Follett School Solutions	486,868
1.04	Property		1	Shaw Aero - Naples, FL	As Is	3/5/2024			100.0%	4/5/2024	Yes	Shaw Aero Devices	130,581
1.05	Property		1	Kuka - Sterling Heights, MI	As Is	2/29/2024			100.0%	4/5/2024	Yes	KUKA Systems	200,000
1.06	Property		1	ZF Active Safety - Findlay, OH	As Is	3/1/2024			100.0%	4/5/2024	Yes	ZF Active Safety	216,300
1.07	Property		1	CF Sauer - 184 Suburban	As Is	3/1/2024			100.0%	4/5/2024	Yes	Sauer Brands	106,066
1.08	Property		1	CF Sauer - 728 N Main St.	As Is	2/29/2024			100.0%	4/5/2024	Yes	Sauer Brands	247,000
1.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA	As Is	2/28/2024			100.0%	4/5/2024	Yes	Walgreens	85,646
1.10	Property		1	Hannibal - Houston, TX	As Is	2/28/2024			100.0%	4/5/2024	Yes	Hannibal Industries	109,000
1.11	Property		1	FedEx IV - Lexington, KY	As Is	3/7/2024			100.0%	4/5/2024	Yes	FedEx Ground	138,487
1.12	Property		1	VersaFlex - Kansas City, KS	As Is	3/4/2024			100.0%	4/5/2024	Yes	VersaFlex	113,000
1.13	Property		1	Cott Beverage Inc - Sikeston, MO	As Is	2/28/2024			100.0%	4/5/2024	Yes	Cott Beverages	170,000
1.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD	As Is	3/1/2024			100.0%	4/5/2024	Yes	Dunlop Protective Footwear	120,000
1.15	Property		1	CSTK - St. Louis, MO	As Is	2/29/2024			100.0%	4/5/2024	Yes	Central States Thermo King	56,029
1.16	Property		1	CF Sauer - 39 S Park Dr.	As Is	2/29/2024			100.0%	4/5/2024	Yes	Sauer Brands	152,000
1.17	Property		1	AM Castle - Wichita, KS	As Is	3/5/2024			100.0%	4/5/2024	Yes	A.M. Castle & Co	127,600
1.18	Property		1	CF Sauer - 9 Old Mill Road	As Is	2/29/2024			100.0%	4/5/2024	Yes	Sauer Brands	80,000
1.19	Property		1	CF Sauer - 2447 Eunice Avenue	As Is	3/4/2024			100.0%	4/5/2024	Yes	Sauer Brands	6,900
1.20	Property		1	CF Sauer - 513 West Butler Road	As Is	2/29/2024			100.0%	4/5/2024	Yes	Sauer Brands	6,000
2	Loan	2, 4, 5, 6, 16, 30	6	Champion MSU Student Housing Portfolio	As Portfolio	12/5/2023	67.7%	67.7%	98.3%	5/15/2024
2.01	Property		1	731 Burcham Drive	As Is	12/5/2023			96.4%	5/15/2024	NAP	NAP	NAP
2.02	Property		1	745 Burcham Drive	As Is	12/5/2023			99.2%	5/15/2024	NAP	NAP	NAP
2.03	Property		1	635 Abbot Road	As Is	12/5/2023			97.6%	5/15/2024	NAP	NAP	NAP
2.04	Property		1	767 Burcham Drive	As Is	12/5/2023			100.0%	5/15/2024	NAP	NAP	NAP
2.05	Property		1	787 Burcham Drive	As Is	12/5/2023			100.0%	5/15/2024	NAP	NAP	NAP
2.06	Property		1	129 Burcham Drive	As Is	12/5/2023			100.0%	5/15/2024	NAP	NAP	NAP
3	Loan	1, 2, 7, 16, 27, 28	1	620 W 153rd Street	As Is	2/28/2024	57.0%	57.0%	89.9%	4/1/2024	NAP	NAP	NAP
4	Loan	23	1	1640 Sepulveda	As Is	3/12/2024	64.8%	63.1%	77.1%	4/10/2024	No	Therabody, Inc.	15,442
5	Loan	2, 4, 7, 17, 28	1	University Pointe	As Is	4/22/2024	54.5%	54.5%	98.1%	4/4/2024	NAP	NAP	NAP
6	Loan	6	3	BPW Houston Multifamily Portfolio	As Is	4/8/2024	58.6%	58.6%	95.8%	5/6/2024
6.01	Property		1	Bayou Willows	As Is	4/8/2024			94.3%	5/6/2024	NAP	NAP	NAP
6.02	Property		1	Weston Oaks	As Is	4/8/2024			95.1%	5/6/2024	NAP	NAP	NAP
6.03	Property		1	Pleasant Village	As Is	4/8/2024			99.3%	5/6/2024	NAP	NAP	NAP
7	Loan	1, 7, 9, 12, 13, 17, 19, 23, 24	1	640 5th Avenue	As Is	2/28/2024	41.7%	38.0%	92.9%	1/31/2024	No	Victoria's Secret	63,779
8	Loan	2, 7, 10, 24	1	28-40 West 23rd Street	As Is	2/15/2024	36.9%	36.9%	73.5%	4/1/2024	No	Aramis - Estee Lauder	240,500
9	Loan	10, 13, 27, 30	1	Country View Apartments	As Is	12/19/2023	67.4%	67.4%	92.5%	5/28/2024	NAP	NAP	NAP
10	Loan	5	1	Courtyard Fort Myers at I-75	Hypothetical As Is, As If Complete	2/12/2024	63.7%	63.7%	88.1%	1/31/2024	NAP	NAP	NAP
11	Loan	2, 4, 6, 7, 12, 20, 27, 30	10	Bedrock Mixed-Use Portfolio	As Is	Various	54.3%	54.3%	83.0%	5/20/2024
11.01	Property		1	Trio on Fort Street	As Is	2/28/2024			86.1%	5/20/2024	No	LM Manufacturing LLC	295,974
11.02	Property		1	28 Grand Apartments	As Is	2/27/2024			84.2%	5/20/2024	NAP	NAP	NAP
11.03	Property		1	Madison Building	As Is	2/27/2024			97.5%	5/20/2024	No	Detroit Venture Partners LLC	20,057
11.04	Property		1	1274 Library Street	As Is	2/29/2024			54.2%	5/20/2024	No	Hudson Real Property LLC	6,253
11.05	Property		1	The Ferguson Apartments	As Is	2/27/2024			94.5%	5/20/2024	NAP	NAP	NAP
11.06	Property		1	Lofts of Merchant Row	As Is	2/29/2024			89.8%	5/20/2024	No	Nike Retail Services Inc.	22,195
11.07	Property		1	620 and 630 Woodward Avenue	As Is	2/29/2024			74.7%	5/20/2024	No	Bedrock Management Services LLC	25,783
11.08	Property		1	The Globe Building	As Is	2/29/2024			80.1%	5/20/2024	No	Hello Innovation Inc.	11,202
11.09	Property		1	1500 Woodward Avenue	As Is	2/27/2024			100.0%	5/20/2024	No	Kenneth Neumann/Joel Smith & Associates Inc.	6,196
11.10	Property		1	Fourteen56 Apartments	As Is	2/27/2024			100.0%	5/20/2024	NAP	NAP	NAP
12	Loan	3, 7, 12, 24, 30	1	Syngenta Woodland	As Is	12/15/2023	64.7%	64.7%	100.0%	3/1/2024	Yes	Syngenta Seeds LLC	115,664
13	Loan	5, 7, 12, 15, 19, 23	1	Crescent Center	Hypothetical As Is	8/3/2023	64.1%	64.1%	87.6%	11/13/2023	No	Butler Snow LLP	55,581
14	Loan	2, 10, 19, 20, 21, 23	1	ASC Business Park	As Is	3/7/2024	64.8%	64.8%	99.3%	3/14/2024	No	Aprotech	77,924
15	Loan	6, 27	4	Philadelphia Multifamily Portfolio	As Is	3/12/2024	65.8%	65.8%	95.5%	4/17/2024
15.01	Property		1	2105 Germantown Avenue	As Is	3/12/2024			93.8%	4/17/2024	NAP	NAP	NAP
15.02	Property		1	719, 723-727 North 35th Street	As Is	3/12/2024			96.0%	4/17/2024	NAP	NAP	NAP
15.03	Property		1	2101-2111 North Fairhill Street	As Is	3/12/2024			100.0%	4/17/2024	NAP	NAP	NAP
15.04	Property		1	2215 North 7th Street	As Is	3/12/2024			92.3%	4/17/2024	NAP	NAP	NAP
16	Loan	6	3	Cityline NY FL & TN Portfolio	As Is	Various	64.0%	64.0%	73.1%	4/30/2024
16.01	Property		1	Storage Sense - Chatham & Canaan	As Is	4/19/2024			90.1%	4/30/2024	NAP	NAP	NAP
16.02	Property		1	Storage Sense - Clarksville	As Is	4/23/2024			82.1%	4/30/2024	NAP	NAP	NAP
16.03	Property		1	Storage Sense – Punta Gorda	As Is	4/23/2024			47.9%	4/30/2024	NAP	NAP	NAP
17	Loan	16, 28	1	Lofts at Dallas Mill	As Is	3/11/2024	56.4%	56.4%	95.3%	4/1/2024	NAP	NAP	NAP
18	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	As Is	1/23/2024	45.5%	45.5%	95.2%	12/31/2023	No	Macy's	262,829
19	Loan	2, 7, 21, 23, 24	1	Wateridge	As Is	12/11/2023	47.8%	47.8%	75.5%	1/31/2024	No	Crystal Stairs	109,886
20	Loan	1, 7, 23	1	1099 New York Avenue	As Is - Subject to Extraordinary Assumption	2/13/2024	59.4%	59.4%	91.3%	3/13/2024	No	Jenner & Block, LLP	83,334
21	Loan	19	1	48 E 57th Street	As Is	3/12/2024	17.7%	17.7%	100.0%	4/19/2024	Yes	Jacob & Co.	11,990
22	Loan	10, 15, 23	1	Hooksett Village	As Is	1/25/2024	61.6%	61.6%	91.9%	3/1/2024	No	Shaw's Supermarket	56,007
23	Loan	5, 16, 27	1	637 E 223rd Street	As Stabilized	3/6/2024	65.6%	65.6%	100.0%	6/11/2024	NAP	NAP	NAP
24	Loan	17, 19, 20	1	Town & Country Plaza	As Is	3/25/2024	62.8%	62.8%	84.1%	5/31/2024	No	Winn Dixie	54,000
25	Loan	5	1	SpringHill Suites Fort Myers Airport	Hypothetical As Is, As If Complete	2/12/2024	63.1%	63.1%	83.1%	1/31/2024	NAP	NAP	NAP
26	Loan	2, 4, 5, 14, 16, 27, 28	1	2460 White Plains Road & 708 Mace Avenue	As Is	2/8/2024	61.6%	61.6%	91.2%	5/6/2024	NAP	NAP	NAP
27	Loan	6, 7, 19	2	The Pointe & Oak Shadows	As Is	12/13/2023	64.4%	64.4%	97.6%	4/16/2024
27.01	Property		1	The Pointe	As Is	12/13/2023			98.1%	4/16/2024	NAP	NAP	NAP
27.02	Property		1	Oak Shadows	As Is	12/13/2023			96.2%	4/16/2024	NAP	NAP	NAP
28	Loan	19, 30	1	55 Pharr	As Is	3/7/2024	68.9%	68.9%	93.5%	5/9/2024	NAP	NAP	NAP
29	Loan	10, 15	1	Citrus Center	As Is	1/22/2024	60.7%	60.7%	94.9%	12/31/2023	No	The TJX Companies, Inc.	28,000
30	Loan	16, 20	1	152 Geary Street	As Is	4/3/2024	59.4%	59.4%	76.0%	5/7/2024	No	Banana Republic	8,740
31	Loan	2, 4, 6, 16	2	Toobian NY Portfolio	As Is	3/21/2024	64.6%	64.6%	96.3%	Various
31.01	Property		1	235, 239 and 241 East 39th Street	As Is	3/21/2024			95.8%	5/13/2024	NAP	NAP	NAP
31.02	Property		1	1437 Old Northern Boulevard	As Is	3/21/2024			100.0%	5/1/2024	No	Master G. Barbershop	1,100
32	Loan		1	Grande Woods South MHC	As Is	2/28/2024	54.1%	54.1%	96.4%	3/1/2024	NAP	NAP	NAP
33	Loan	16	1	Western Falcon	As Is	1/30/2024	62.0%	62.0%	100.0%	5/14/2024	Yes	WFES Holdings, Inc.	41,962
34	Loan	6, 10, 24	2	Stor-More-Laredo Self Storage	As Is	2/13/2024	65.5%	65.5%	87.2%	3/1/2024
34.01	Property		1	Muller Rd	As Is	2/13/2024			86.8%	3/1/2024	NAP	NAP	NAP
34.02	Property		1	Industrial Blvd	As Is	2/13/2024			87.6%	3/1/2024	NAP	NAP	NAP
35	Loan	2, 4, 16, 27, 28	1	Centurion Union Phase III	As Is	3/13/2024	60.2%	60.2%	100.0%	5/1/2024	NAP	NAP	NAP
36	Loan		1	262-282 Cabrini Boulevard	As Is	3/22/2024	64.0%	64.0%	94.5%	4/10/2024	NAP	NAP	NAP
37	Loan	16	1	Country Place Apartments	As Is	11/9/2023	69.3%	69.3%	95.8%	3/21/2024	NAP	NAP	NAP
38	Loan		1	Hunter's Run	As Is	11/3/2023	66.9%	66.9%	93.9%	3/12/2024	NAP	NAP	NAP
39	Loan	4, 16, 19, 28, 30	1	Griffin Capital Plaza	As Is	3/26/2024	52.7%	52.7%	100.0%	5/3/2024	Yes	Griffin Capital Company	27,198
40	Loan	16	1	322 Graham Avenue	As Is	12/6/2023	65.1%	65.1%	100.0%	1/12/2024	NAP	NAP	NAP

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF
					5		5, 7	5, 7	3, 4			22, 23	23
41	Loan	2, 6	3	Griffith MHC Portfolio	As Is	Various	63.3%	63.3%	97.4%	4/22/2024
41.01	Property		1	Gobblers Knob	As Is	3/18/2024			98.2%	4/22/2024	NAP	NAP	NAP
41.02	Property		1	Westwood Manor	As Is	3/19/2024			98.7%	4/22/2024	NAP	NAP	NAP
41.03	Property		1	Hidden Valley	As Is	3/18/2024			95.1%	4/22/2024	NAP	NAP	NAP
42	Loan	16, 19	1	2 Palmer Terrace	As Is	3/13/2024	52.6%	52.6%	100.0%	5/7/2024	Yes	Sofive Soccer Centers	60,400
43	Loan		1	Silver Oaks Business Park	As Is	3/19/2024	51.6%	51.6%	95.1%	5/13/2024	No	Inland Empire Autism Assessment Center	8,672
44	Loan	10, 27	1	Extra Space Storage Chicago Heights	As Is	3/29/2024	53.6%	53.6%	91.7%	3/31/2024	NAP	NAP	NAP
45	Loan	6, 26	2	MIC St. Louis & Memphis	As Is	Various	50.9%	47.5%	100.0%	2/28/2024
45.01	Property		1	St. Louis Spruce	As Is	12/22/2023			100.0%	2/28/2024	NAP	NAP	NAP
45.02	Property		1	Memphis Poplar	As Is	12/18/2023			100.0%	2/28/2024	NAP	NAP	NAP
46	Loan	2, 6, 16	2	Anchor MHC and Tropical Circle MHC Portfolio	As Is	4/9/2024	62.5%	62.5%	100.0%	5/15/2024
46.01	Property		1	Anchor MHC	As Is	4/9/2024			100.0%	5/15/2024	NAP	NAP	NAP
46.02	Property		1	Tropical Circle MHC	As Is	4/9/2024			100.0%	5/15/2024	NAP	NAP	NAP
47	Loan		1	Cordova Court Apartments	As Is	4/3/2024	56.0%	56.0%	91.7%	5/7/2024	NAP	NAP	NAP
48	Loan	6	2	Otto Storage Portfolio	As Is	2/23/2024	64.2%	64.2%	91.7%	3/22/2024
48.01	Property		1	D Highway Storage	As Is	2/23/2024			93.1%	3/22/2024	NAP	NAP	NAP
48.02	Property		1	O Road Storage	As Is	2/23/2024			89.4%	3/22/2024	NAP	NAP	NAP
49	Loan	2, 16	1	All Purpose Storage Burlington	As Is	3/12/2024	70.0%	70.0%	99.2%	4/9/2024	NAP	NAP	NAP
50	Loan	2, 16, 23	1	The Riley - 880 Manhattan Avenue	As Is	3/8/2024	65.0%	65.0%	100.0%	4/1/2024	No	Ivy Physical Therapy	1,250

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF
						23	23	23		23	23	23
1	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio
1.01	Property		1	FCA USA - Detroit, MI	100.0%	7/2/2030	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Grupo Antolin - Shelby Township, MI	100.0%	10/31/2032	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	Follett School - McHenry, IL	100.0%	12/31/2029	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Shaw Aero - Naples, FL	100.0%	12/31/2032	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	Kuka - Sterling Heights, MI	100.0%	6/30/2034	NAP	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	ZF Active Safety - Findlay, OH	100.0%	10/31/2033	NAP	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	CF Sauer - 184 Suburban	100.0%	7/31/2039	NAP	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	CF Sauer - 728 N Main St.	100.0%	7/31/2039	NAP	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA	100.0%	11/30/2030	NAP	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	Hannibal - Houston, TX	100.0%	9/30/2029	NAP	NAP	NAP	NAP	NAP	NAP
1.11	Property		1	FedEx IV - Lexington, KY	100.0%	4/30/2032	NAP	NAP	NAP	NAP	NAP	NAP
1.12	Property		1	VersaFlex - Kansas City, KS	100.0%	12/31/2038	NAP	NAP	NAP	NAP	NAP	NAP
1.13	Property		1	Cott Beverage Inc - Sikeston, MO	100.0%	1/31/2027	NAP	NAP	NAP	NAP	NAP	NAP
1.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD	100.0%	1/17/2031	NAP	NAP	NAP	NAP	NAP	NAP
1.15	Property		1	CSTK - St. Louis, MO	100.0%	3/25/2030	NAP	NAP	NAP	NAP	NAP	NAP
1.16	Property		1	CF Sauer - 39 S Park Dr.	100.0%	7/31/2039	NAP	NAP	NAP	NAP	NAP	NAP
1.17	Property		1	AM Castle - Wichita, KS	100.0%	10/31/2029	NAP	NAP	NAP	NAP	NAP	NAP
1.18	Property		1	CF Sauer - 9 Old Mill Road	100.0%	7/31/2039	NAP	NAP	NAP	NAP	NAP	NAP
1.19	Property		1	CF Sauer - 2447 Eunice Avenue	100.0%	7/31/2039	NAP	NAP	NAP	NAP	NAP	NAP
1.20	Property		1	CF Sauer - 513 West Butler Road	100.0%	7/31/2039	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	2, 4, 5, 6, 16, 30	6	Champion MSU Student Housing Portfolio
2.01	Property		1	731 Burcham Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	745 Burcham Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	635 Abbot Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	767 Burcham Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	787 Burcham Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	129 Burcham Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 2, 7, 16, 27, 28	1	620 W 153rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	23	1	1640 Sepulveda	9.8%	2/29/2032	Retropolis LLC dba Shout! Factory	15,019	9.5%	12/31/2025	Peter Millar	10,618
5	Loan	2, 4, 7, 17, 28	1	University Pointe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	6	3	BPW Houston Multifamily Portfolio
6.01	Property		1	Bayou Willows	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Weston Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Pleasant Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	1, 7, 9, 12, 13, 17, 19, 23, 24	1	640 5th Avenue	20.3%	1/31/2032	Fidelity Real Estate Company	40,615	12.9%	11/30/2026	The Klein Group, LLC	30,103
8	Loan	2, 7, 10, 24	1	28-40 West 23rd Street	41.6%	1/31/2028	Home Depot	118,500	20.5%	1/31/2036	RAMP	66,000
9	Loan	10, 13, 27, 30	1	Country View Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	5	1	Courtyard Fort Myers at I-75	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	2, 4, 6, 7, 12, 20, 27, 30	10	Bedrock Mixed-Use Portfolio
11.01	Property		1	Trio on Fort Street	52.5%	7/31/2030	Diversified Synergies LLC	189,358	33.6%	8/31/2027	NAP	NAP
11.02	Property		1	28 Grand Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	Madison Building	34.1%	1/31/2027	Madison Hospitality	18,702	31.8%	12/31/2035	Rockbridge Growth Equity LLC	9,780
11.04	Property		1	1274 Library Street	15.4%	12/31/2025	Barton Malow Company	6,217	15.3%	11/30/2025	Deluxx Fluxx Detroit LLC	4,623
11.05	Property		1	The Ferguson Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.06	Property		1	Lofts of Merchant Row	43.5%	5/31/2026	Hudson Business Enterprises	5,864	11.5%	8/31/2028	TEK-Adams Foods LLC	4,768
11.07	Property		1	620 and 630 Woodward Avenue	65.1%	6/30/2027	Chipotle	3,800	9.6%	3/31/2034	NAP	NAP
11.08	Property		1	The Globe Building	23.7%	6/30/2025	TPG Holding LLC	4,388	9.3%	2/28/2025	F.H. Paschen, S.N. Nielson & Associates LLC	3,665
11.09	Property		1	1500 Woodward Avenue	28.5%	12/31/2025	August Pask Partners LLC	6,158	28.4%	1/31/2025	Greyson Clothiers LLC	5,627
11.10	Property		1	Fourteen56 Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	3, 7, 12, 24, 30	1	Syngenta Woodland	100.0%	11/30/2043	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	5, 7, 12, 15, 19, 23	1	Crescent Center	15.6%	6/30/2035	Simmons Bank	44,081	12.4%	1/31/2038	Benefit Recovery Group, LLC	19,864
14	Loan	2, 10, 19, 20, 21, 23	1	ASC Business Park	26.2%	1/31/2026	MB Manufacturing	59,789	20.1%	1/31/2028	MACPAC	54,011
15	Loan	6, 27	4	Philadelphia Multifamily Portfolio
15.01	Property		1	2105 Germantown Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	719, 723-727 North 35th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.03	Property		1	2101-2111 North Fairhill Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.04	Property		1	2215 North 7th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	6	3	Cityline NY FL & TN Portfolio
16.01	Property		1	Storage Sense - Chatham & Canaan	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Storage Sense - Clarksville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.03	Property		1	Storage Sense – Punta Gorda	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	16, 28	1	Lofts at Dallas Mill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	25.4%	9/10/2028	Dillard's	240,656	23.3%	1/31/2029	Arhaus Furniture	16,925
19	Loan	2, 7, 21, 23, 24	1	Wateridge	19.0%	4/15/2030	County of Los Angeles	92,189	16.0%	12/31/2032	24 Hour Fitness	38,524
20	Loan	1, 7, 23	1	1099 New York Avenue	46.4%	7/31/2034	MediaLinks TV, LLC	47,414	26.4%	3/31/2033	Securities Industry and Financial Markets Association	17,288
21	Loan	19	1	48 E 57th Street	100.0%	4/30/2034	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	10, 15, 23	1	Hooksett Village	22.5%	4/30/2031	Ocean State Job Lot	33,276	13.4%	1/31/2029	Empire Beauty School	25,663
23	Loan	5, 16, 27	1	637 E 223rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	17, 19, 20	1	Town & Country Plaza	23.2%	2/3/2032	Ross Dress for Less	27,700	11.9%	1/31/2027	Office Depot	22,536
25	Loan	5	1	SpringHill Suites Fort Myers Airport	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	2, 4, 5, 14, 16, 27, 28	1	2460 White Plains Road & 708 Mace Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	6, 7, 19	2	The Pointe & Oak Shadows
27.01	Property		1	The Pointe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.02	Property		1	Oak Shadows	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	19, 30	1	55 Pharr	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	10, 15	1	Citrus Center	19.7%	3/31/2027	Regal Cinemas, Inc.	24,000	16.9%	6/30/2026	OfficeMax North America, Inc.	17,708
30	Loan	16, 20	1	152 Geary Street	76.0%	8/31/2033	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	2, 4, 6, 16	2	Toobian NY Portfolio
31.01	Property		1	235, 239 and 241 East 39th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.02	Property		1	1437 Old Northern Boulevard	52.4%	11/30/2029	Mirabeau K	1,000	47.6%	4/30/2027	NAP	NAP
32	Loan		1	Grande Woods South MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	16	1	Western Falcon	100.0%	12/31/2032	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	6, 10, 24	2	Stor-More-Laredo Self Storage
34.01	Property		1	Muller Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.02	Property		1	Industrial Blvd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	2, 4, 16, 27, 28	1	Centurion Union Phase III	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	262-282 Cabrini Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	16	1	Country Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan		1	Hunter's Run	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	4, 16, 19, 28, 30	1	Griffin Capital Plaza	100.0%	4/30/2039	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	16	1	322 Graham Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF
						23	23	23		23	23	23
41	Loan	2, 6	3	Griffith MHC Portfolio
41.01	Property		1	Gobblers Knob	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.02	Property		1	Westwood Manor	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.03	Property		1	Hidden Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	16, 19	1	2 Palmer Terrace	100.0%	1/31/2030	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan		1	Silver Oaks Business Park	16.7%	5/31/2026	Riverside Medical Clinic	8,591	16.5%	12/31/2027	Jason Temple	7,750
44	Loan	10, 27	1	Extra Space Storage Chicago Heights	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	6, 26	2	MIC St. Louis & Memphis
45.01	Property		1	St. Louis Spruce	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.02	Property		1	Memphis Poplar	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	2, 6, 16	2	Anchor MHC and Tropical Circle MHC Portfolio
46.01	Property		1	Anchor MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46.02	Property		1	Tropical Circle MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan		1	Cordova Court Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	6	2	Otto Storage Portfolio
48.01	Property		1	D Highway Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48.02	Property		1	O Road Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	2, 16	1	All Purpose Storage Burlington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	2, 16, 23	1	The Riley - 880 Manhattan Avenue	30.1%	5/31/2033	NAP	NAP	NAP	NAP	NAP	NAP

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA
						23	23	23		23	23	23
1	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio
1.01	Property		1	FCA USA - Detroit, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Grupo Antolin - Shelby Township, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	Follett School - McHenry, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Shaw Aero - Naples, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	Kuka - Sterling Heights, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	ZF Active Safety - Findlay, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	CF Sauer - 184 Suburban	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	CF Sauer - 728 N Main St.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	Hannibal - Houston, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.11	Property		1	FedEx IV - Lexington, KY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.12	Property		1	VersaFlex - Kansas City, KS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.13	Property		1	Cott Beverage Inc - Sikeston, MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.15	Property		1	CSTK - St. Louis, MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.16	Property		1	CF Sauer - 39 S Park Dr.	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.17	Property		1	AM Castle - Wichita, KS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.18	Property		1	CF Sauer - 9 Old Mill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.19	Property		1	CF Sauer - 2447 Eunice Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.20	Property		1	CF Sauer - 513 West Butler Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	2, 4, 5, 6, 16, 30	6	Champion MSU Student Housing Portfolio
2.01	Property		1	731 Burcham Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	745 Burcham Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	635 Abbot Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	767 Burcham Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	787 Burcham Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	129 Burcham Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 2, 7, 16, 27, 28	1	620 W 153rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	23	1	1640 Sepulveda	6.7%	9/30/2029	More Better Industries	8,393	5.3%	12/8/2027	Link Entertainment	7,991	5.1%
5	Loan	2, 4, 7, 17, 28	1	University Pointe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	6	3	BPW Houston Multifamily Portfolio
6.01	Property		1	Bayou Willows	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Weston Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Pleasant Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	1, 7, 9, 12, 13, 17, 19, 23, 24	1	640 5th Avenue	9.6%	4/14/2034	Abbot Capital Management	20,019	6.4%	12/31/2032	Buchanan Ingersoll & Rooney	16,816	5.3%
8	Loan	2, 7, 10, 24	1	28-40 West 23rd Street	11.4%	11/30/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	10, 13, 27, 30	1	Country View Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	5	1	Courtyard Fort Myers at I-75	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	2, 4, 6, 7, 12, 20, 27, 30	10	Bedrock Mixed-Use Portfolio
11.01	Property		1	Trio on Fort Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	28 Grand Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	Madison Building	16.6%	12/31/2029	Buddy's Downtown Detroit, LLC	7,977	13.6%	5/31/2030	Ferndale Project LLC	890	1.5%
11.04	Property		1	1274 Library Street	11.4%	8/31/2028	Gucci America Inc.	3,611	8.9%	7/31/2032	Library Street Collective LLC	1,354	3.3%
11.05	Property		1	The Ferguson Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.06	Property		1	Lofts of Merchant Row	9.4%	8/31/2031	6 Detroit LLC	3,871	7.6%	11/30/2024	Laughter In The Sun LLC	2,939	5.8%
11.07	Property		1	620 and 630 Woodward Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.08	Property		1	The Globe Building	7.7%	12/31/2025	Whiting-Turner Contracting Company	2,081	4.4%	5/31/2027	Lord Aeck Sargent Planning & Design Inc.	1,832	3.9%
11.09	Property		1	1500 Woodward Avenue	25.9%	11/30/2029	1500 Wright LLC Ret	3,107	14.3%	7/31/2029	1500 Wright LLC Oth	615	2.8%
11.10	Property		1	Fourteen56 Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	3, 7, 12, 24, 30	1	Syngenta Woodland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	5, 7, 12, 15, 19, 23	1	Crescent Center	5.6%	1/31/2034	Diversified Trust Company	17,579	4.9%	4/30/2033	Wells Fargo Clearing Services	15,637	4.4%
14	Loan	2, 10, 19, 20, 21, 23	1	ASC Business Park	18.2%	11/30/2028	Uplifting Deals	41,841	14.1%	1/31/2025	Annie's Bakery	23,086	7.8%
15	Loan	6, 27	4	Philadelphia Multifamily Portfolio
15.01	Property		1	2105 Germantown Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	719, 723-727 North 35th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.03	Property		1	2101-2111 North Fairhill Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.04	Property		1	2215 North 7th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	6	3	Cityline NY FL & TN Portfolio
16.01	Property		1	Storage Sense - Chatham & Canaan	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Storage Sense - Clarksville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.03	Property		1	Storage Sense – Punta Gorda	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	16, 28	1	Lofts at Dallas Mill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	1.6%	1/31/2032	Forever 21	16,638	1.6%	MTM	Pottery Barn	15,913	1.5%
19	Loan	2, 7, 21, 23, 24	1	Wateridge	6.7%	12/31/2029	Providence Health	25,977	4.5%	10/31/2029	ARINC	24,778	4.3%
20	Loan	1, 7, 23	1	1099 New York Avenue	9.6%	10/31/2032	Bruch Law Group PLLC	6,372	3.5%	12/31/2028	FT Casaluca DC, LLC	5,683	3.2%
21	Loan	19	1	48 E 57th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	10, 15, 23	1	Hooksett Village	10.3%	6/30/2031	Tractor Supply	22,608	9.1%	12/31/2028	American Freight	22,230	8.9%
23	Loan	5, 16, 27	1	637 E 223rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	17, 19, 20	1	Town & Country Plaza	9.7%	9/30/2025	Petco	12,500	5.4%	1/31/2028	Citi Trends	10,582	4.5%
25	Loan	5	1	SpringHill Suites Fort Myers Airport	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	2, 4, 5, 14, 16, 27, 28	1	2460 White Plains Road & 708 Mace Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	6, 7, 19	2	The Pointe & Oak Shadows
27.01	Property		1	The Pointe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.02	Property		1	Oak Shadows	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	19, 30	1	55 Pharr	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	10, 15	1	Citrus Center	12.5%	3/31/2027	Dollar Tree	10,400	7.3%	4/30/2028	Pet Supermarket, Inc.	7,560	5.3%
30	Loan	16, 20	1	152 Geary Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	2, 4, 6, 16	2	Toobian NY Portfolio
31.01	Property		1	235, 239 and 241 East 39th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.02	Property		1	1437 Old Northern Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	Grande Woods South MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	16	1	Western Falcon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	6, 10, 24	2	Stor-More-Laredo Self Storage
34.01	Property		1	Muller Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.02	Property		1	Industrial Blvd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	2, 4, 16, 27, 28	1	Centurion Union Phase III	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	262-282 Cabrini Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	16	1	Country Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan		1	Hunter's Run	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	4, 16, 19, 28, 30	1	Griffin Capital Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	16	1	322 Graham Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA
						23	23	23		23	23	23
41	Loan	2, 6	3	Griffith MHC Portfolio
41.01	Property		1	Gobblers Knob	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.02	Property		1	Westwood Manor	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.03	Property		1	Hidden Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	16, 19	1	2 Palmer Terrace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan		1	Silver Oaks Business Park	14.9%	10/31/2026	The Regents of the University of California	6,583	12.7%	10/31/2024	Loza Beck Wealth Management	2,886	5.6%
44	Loan	10, 27	1	Extra Space Storage Chicago Heights	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	6, 26	2	MIC St. Louis & Memphis
45.01	Property		1	St. Louis Spruce	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.02	Property		1	Memphis Poplar	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	2, 6, 16	2	Anchor MHC and Tropical Circle MHC Portfolio
46.01	Property		1	Anchor MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46.02	Property		1	Tropical Circle MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan		1	Cordova Court Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	6	2	Otto Storage Portfolio
48.01	Property		1	D Highway Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48.02	Property		1	O Road Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	2, 16	1	All Purpose Storage Burlington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	2, 16, 23	1	The Riley - 880 Manhattan Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date
					23							17	17
1	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio
1.01	Property		1	FCA USA - Detroit, MI	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
1.02	Property		1	Grupo Antolin - Shelby Township, MI	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
1.03	Property		1	Follett School - McHenry, IL	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
1.04	Property		1	Shaw Aero - Naples, FL	NAP	3/8/2024	NAP	3/6/2024	NAP	NAP	Yes - AE	Fee	NAP
1.05	Property		1	Kuka - Sterling Heights, MI	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
1.06	Property		1	ZF Active Safety - Findlay, OH	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
1.07	Property		1	CF Sauer - 184 Suburban	NAP	3/6/2024	NAP	3/6/2024	3/6/2024	13%	No	Fee	NAP
1.08	Property		1	CF Sauer - 728 N Main St.	NAP	3/26/2024	NAP	3/13/2024	NAP	NAP	No	Fee	NAP
1.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
1.10	Property		1	Hannibal - Houston, TX	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
1.11	Property		1	FedEx IV - Lexington, KY	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
1.12	Property		1	VersaFlex - Kansas City, KS	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
1.13	Property		1	Cott Beverage Inc - Sikeston, MO	NAP	3/6/2024	NAP	3/6/2024	3/6/2024	13%	No	Fee	NAP
1.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
1.15	Property		1	CSTK - St. Louis, MO	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
1.16	Property		1	CF Sauer - 39 S Park Dr.	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
1.17	Property		1	AM Castle - Wichita, KS	NAP	3/26/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
1.18	Property		1	CF Sauer - 9 Old Mill Road	NAP	3/15/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
1.19	Property		1	CF Sauer - 2447 Eunice Avenue	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
1.20	Property		1	CF Sauer - 513 West Butler Road	NAP	3/5/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
2	Loan	2, 4, 5, 6, 16, 30	6	Champion MSU Student Housing Portfolio
2.01	Property		1	731 Burcham Drive	NAP	4/24/2024	NAP	4/10/2024	NAP	NAP	No	Fee	NAP
2.02	Property		1	745 Burcham Drive	NAP	4/25/2024	NAP	4/25/2024	NAP	NAP	No	Fee	NAP
2.03	Property		1	635 Abbot Road	NAP	4/25/2024	NAP	4/24/2024	NAP	NAP	No	Fee	NAP
2.04	Property		1	767 Burcham Drive	NAP	4/24/2024	NAP	4/24/2024	NAP	NAP	No	Fee	NAP
2.05	Property		1	787 Burcham Drive	NAP	4/24/2024	NAP	4/24/2024	NAP	NAP	No	Fee	NAP
2.06	Property		1	129 Burcham Drive	NAP	4/26/2024	NAP	4/24/2024	NAP	NAP	No	Fee	NAP
3	Loan	1, 2, 7, 16, 27, 28	1	620 W 153rd Street	NAP	3/6/2024	NAP	3/6/2024	NAP	NAP	No	Fee	NAP
4	Loan	23	1	1640 Sepulveda	2/29/2032	12/1/2023	NAP	12/1/2023	11/30/2023	16%	No	Fee	NAP
5	Loan	2, 4, 7, 17, 28	1	University Pointe	NAP	2/16/2024	NAP	2/15/2024	NAP	NAP	Yes - AH	Fee	NAP
6	Loan	6	3	BPW Houston Multifamily Portfolio
6.01	Property		1	Bayou Willows	NAP	4/18/2024	NAP	4/18/2024	NAP	NAP	No	Fee	NAP
6.02	Property		1	Weston Oaks	NAP	4/18/2024	NAP	4/15/2024	NAP	NAP	No	Fee	NAP
6.03	Property		1	Pleasant Village	NAP	4/18/2024	NAP	4/18/2024	NAP	NAP	No	Fee	NAP
7	Loan	1, 7, 9, 12, 13, 17, 19, 23, 24	1	640 5th Avenue	1/31/2029	4/17/2024	NAP	4/12/2024	NAP	NAP	No	Fee / Leasehold	7/31/2070
8	Loan	2, 7, 10, 24	1	28-40 West 23rd Street	NAP	2/23/2024	NAP	2/23/2024	NAP	NAP	No	Fee	NAP
9	Loan	10, 13, 27, 30	1	Country View Apartments	NAP	1/4/2024	NAP	12/29/2023	1/30/2024	8%	No	Fee	NAP
10	Loan	5	1	Courtyard Fort Myers at I-75	NAP	2/23/2024	NAP	2/23/2024	NAP	NAP	No	Fee	NAP
11	Loan	2, 4, 6, 7, 12, 20, 27, 30	10	Bedrock Mixed-Use Portfolio
11.01	Property		1	Trio on Fort Street	NAP	3/18/2024	NAP	3/13/2024	NAP	NAP	No	Fee	NAP
11.02	Property		1	28 Grand Apartments	NAP	3/11/2024	NAP	3/11/2024	NAP	NAP	No	Fee	NAP
11.03	Property		1	Madison Building	1/31/2025	3/11/2024	NAP	3/8/2024	NAP	NAP	No	Fee	NAP
11.04	Property		1	1274 Library Street	2/28/2031	3/11/2024	NAP	3/8/2024	NAP	NAP	No	Fee	NAP
11.05	Property		1	The Ferguson Apartments	NAP	3/11/2024	NAP	3/11/2024	NAP	NAP	No	Fee	NAP
11.06	Property		1	Lofts of Merchant Row	11/30/2024	3/11/2024	NAP	3/8/2024	NAP	NAP	No	Fee	NAP
11.07	Property		1	620 and 630 Woodward Avenue	NAP	3/11/2024	NAP	3/8/2024	NAP	NAP	No	Fee	NAP
11.08	Property		1	The Globe Building	3/31/2027	3/11/2024	NAP	3/8/2024	NAP	NAP	No	Fee	NAP
11.09	Property		1	1500 Woodward Avenue	7/31/2029	3/11/2024	NAP	3/12/2024	NAP	NAP	No	Fee	NAP
11.10	Property		1	Fourteen56 Apartments	NAP	3/11/2024	NAP	3/11/2024	NAP	NAP	No	Fee	NAP
12	Loan	3, 7, 12, 24, 30	1	Syngenta Woodland	NAP	8/11/2023	NAP	8/11/2023	8/14/2023	7%	No	Fee	NAP
13	Loan	5, 7, 12, 15, 19, 23	1	Crescent Center	4/30/2028	8/17/2023	NAP	8/17/2023	8/17/2023	14%	No	Fee	NAP
14	Loan	2, 10, 19, 20, 21, 23	1	ASC Business Park	7/31/2025	3/14/2024	NAP	3/14/2024	NAP	NAP	No	Fee	NAP
15	Loan	6, 27	4	Philadelphia Multifamily Portfolio
15.01	Property		1	2105 Germantown Avenue	NAP	3/22/2024	NAP	3/22/2024	NAP	NAP	No	Fee	NAP
15.02	Property		1	719, 723-727 North 35th Street	NAP	3/22/2024	NAP	3/22/2024	NAP	NAP	No	Fee	NAP
15.03	Property		1	2101-2111 North Fairhill Street	NAP	3/22/2024	NAP	3/22/2024	NAP	NAP	No	Fee	NAP
15.04	Property		1	2215 North 7th Street	NAP	3/22/2024	NAP	3/22/2024	NAP	NAP	No	Fee	NAP
16	Loan	6	3	Cityline NY FL & TN Portfolio
16.01	Property		1	Storage Sense - Chatham & Canaan	NAP	5/14/2024; 5/13/2024	NAP	5/14/2024	NAP	NAP	No	Fee	NAP
16.02	Property		1	Storage Sense - Clarksville	NAP	5/24/2024	NAP	5/14/2024	NAP	NAP	No	Fee	NAP
16.03	Property		1	Storage Sense – Punta Gorda	NAP	5/14/2024	NAP	5/9/2024	NAP	NAP	Yes - AE	Fee	NAP
17	Loan	16, 28	1	Lofts at Dallas Mill	NAP	3/22/2024	NAP	3/22/2024	NAP	NAP	No	Fee	NAP
18	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	1/31/2030	1/17/2024	NAP	1/16/2024	NAP	NAP	No	Fee	NAP
19	Loan	2, 7, 21, 23, 24	1	Wateridge	3/31/2030	12/28/2023	NAP	12/22/2023, 12/28/2023	12/22/2023, 12/29/2023	11%, 12%	No	Fee	NAP
20	Loan	1, 7, 23	1	1099 New York Avenue	4/30/2033	2/20/2024	NAP	2/20/2024	NAP	NAP	No	Fee	NAP
21	Loan	19	1	48 E 57th Street	NAP	3/21/2024	NAP	3/20/2024	NAP	NAP	No	Fee	NAP
22	Loan	10, 15, 23	1	Hooksett Village	7/31/2030	1/30/2024	NAP	1/30/2024	NAP	NAP	No	Fee	NAP
23	Loan	5, 16, 27	1	637 E 223rd Street	NAP	3/8/2024	NAP	3/8/2024	NAP	NAP	No	Fee	NAP
24	Loan	17, 19, 20	1	Town & Country Plaza	5/31/2029	3/29/2024	NAP	3/29/2024	NAP	NAP	No	Fee / Leasehold	7/31/2045; 2/3/2053
25	Loan	5	1	SpringHill Suites Fort Myers Airport	NAP	2/23/2024	NAP	2/23/2024	NAP	NAP	No	Fee	NAP
26	Loan	2, 4, 5, 14, 16, 27, 28	1	2460 White Plains Road & 708 Mace Avenue	NAP	2/27/2024	NAP	2/26/2024	NAP	NAP	No	Fee	NAP
27	Loan	6, 7, 19	2	The Pointe & Oak Shadows
27.01	Property		1	The Pointe	NAP	12/20/2023	NAP	3/8/2024	NAP	NAP	No	Fee	NAP
27.02	Property		1	Oak Shadows	NAP	12/21/2023	NAP	3/8/2024	NAP	NAP	No	Fee	NAP
28	Loan	19, 30	1	55 Pharr	NAP	3/15/2024	NAP	3/18/2024	NAP	NAP	No	Fee	NAP
29	Loan	10, 15	1	Citrus Center	11/30/2028	2/20/2024	NAP	2/20/2024	NAP	NAP	No	Fee	NAP
30	Loan	16, 20	1	152 Geary Street	NAP	4/10/2024	NAP	4/16/2024	4/26/2024	16%	No	Fee	NAP
31	Loan	2, 4, 6, 16	2	Toobian NY Portfolio
31.01	Property		1	235, 239 and 241 East 39th Street	NAP	3/26/2024	NAP	3/26/2024	NAP	NAP	No	Fee	NAP
31.02	Property		1	1437 Old Northern Boulevard	NAP	3/26/2024	NAP	3/26/2024	NAP	NAP	No	Fee	NAP
32	Loan		1	Grande Woods South MHC	NAP	3/7/2024	NAP	3/7/2024	NAP	NAP	No	Fee	NAP
33	Loan	16	1	Western Falcon	NAP	10/16/2023	NAP	10/16/2023	NAP	NAP	No	Fee	NAP
34	Loan	6, 10, 24	2	Stor-More-Laredo Self Storage
34.01	Property		1	Muller Rd	NAP	2/21/2024	NAP	2/21/2024	NAP	NAP	Yes - AE	Fee	NAP
34.02	Property		1	Industrial Blvd	NAP	2/22/2024	NAP	2/22/2024	NAP	NAP	No	Fee	NAP
35	Loan	2, 4, 16, 27, 28	1	Centurion Union Phase III	NAP	3/19/2024	NAP	3/18/2024	NAP	NAP	No	Fee	NAP
36	Loan		1	262-282 Cabrini Boulevard	NAP	4/1/2024	NAP	4/1/2024	NAP	NAP	No	Fee	NAP
37	Loan	16	1	Country Place Apartments	NAP	11/10/2023	NAP	11/10/2023	NAP	NAP	No	Fee	NAP
38	Loan		1	Hunter's Run	NAP	11/14/2023	NAP	11/14/2023	NAP	NAP	Yes - A	Fee	NAP
39	Loan	4, 16, 19, 28, 30	1	Griffin Capital Plaza	NAP	4/4/2024	NAP	4/4/2024	4/3/2024	10%	No	Fee	NAP
40	Loan	16	1	322 Graham Avenue	NAP	12/14/2023	NAP	12/13/2023	NAP	NAP	No	Fee	NAP

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date
					23							17	17
41	Loan	2, 6	3	Griffith MHC Portfolio
41.01	Property		1	Gobblers Knob	NAP	3/29/2024	NAP	3/29/2024	NAP	NAP	No	Fee	NAP
41.02	Property		1	Westwood Manor	NAP	3/29/2024	NAP	3/29/2024	NAP	NAP	No	Fee	NAP
41.03	Property		1	Hidden Valley	NAP	3/29/2024	NAP	3/29/2024	NAP	NAP	Yes - AE	Fee	NAP
42	Loan	16, 19	1	2 Palmer Terrace	NAP	3/29/2024	NAP	3/27/2024	NAP	NAP	Yes - AE	Fee	NAP
43	Loan		1	Silver Oaks Business Park	3/31/2026	3/27/2024	NAP	3/27/2024	3/27/2024	8%	Yes - D	Fee	NAP
44	Loan	10, 27	1	Extra Space Storage Chicago Heights	NAP	4/8/2024	NAP	4/8/2024	NAP	NAP	No	Fee	NAP
45	Loan	6, 26	2	MIC St. Louis & Memphis
45.01	Property		1	St. Louis Spruce	NAP	1/10/2024	NAP	1/5/2024	NAP	NAP	No	Fee	NAP
45.02	Property		1	Memphis Poplar	NAP	1/5/2024	NAP	1/5/2024	NAP	NAP	No	Fee	NAP
46	Loan	2, 6, 16	2	Anchor MHC and Tropical Circle MHC Portfolio
46.01	Property		1	Anchor MHC	NAP	4/16/2024	NAP	4/15/2024	NAP	NAP	No	Fee	NAP
46.02	Property		1	Tropical Circle MHC	NAP	4/16/2024	NAP	4/15/2024	NAP	NAP	No	Fee	NAP
47	Loan		1	Cordova Court Apartments	NAP	4/12/2024	NAP	4/12/2024	NAP	NAP	No	Fee	NAP
48	Loan	6	2	Otto Storage Portfolio
48.01	Property		1	D Highway Storage	NAP	2/28/2024	NAP	2/28/2024	NAP	NAP	No	Fee	NAP
48.02	Property		1	O Road Storage	NAP	2/28/2024	NAP	2/28/2024	NAP	NAP	No	Fee	NAP
49	Loan	2, 16	1	All Purpose Storage Burlington	NAP	3/12/2024	NAP	3/11/2024	NAP	NAP	No	Fee	NAP
50	Loan	2, 16, 23	1	The Riley - 880 Manhattan Avenue	NAP	3/7/2024	NAP	3/7/2024	NAP	NAP	No	Fee	NAP

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
					17	17	17	18	19	18	19	18
1	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio				376,843	94,211	0	Springing	0
1.01	Property		1	FCA USA - Detroit, MI	NAP	NAP	NAP
1.02	Property		1	Grupo Antolin - Shelby Township, MI	NAP	NAP	NAP
1.03	Property		1	Follett School - McHenry, IL	NAP	NAP	NAP
1.04	Property		1	Shaw Aero - Naples, FL	NAP	NAP	NAP
1.05	Property		1	Kuka - Sterling Heights, MI	NAP	NAP	NAP
1.06	Property		1	ZF Active Safety - Findlay, OH	NAP	NAP	NAP
1.07	Property		1	CF Sauer - 184 Suburban	NAP	NAP	NAP
1.08	Property		1	CF Sauer - 728 N Main St.	NAP	NAP	NAP
1.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA	NAP	NAP	NAP
1.10	Property		1	Hannibal - Houston, TX	NAP	NAP	NAP
1.11	Property		1	FedEx IV - Lexington, KY	NAP	NAP	NAP
1.12	Property		1	VersaFlex - Kansas City, KS	NAP	NAP	NAP
1.13	Property		1	Cott Beverage Inc - Sikeston, MO	NAP	NAP	NAP
1.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD	NAP	NAP	NAP
1.15	Property		1	CSTK - St. Louis, MO	NAP	NAP	NAP
1.16	Property		1	CF Sauer - 39 S Park Dr.	NAP	NAP	NAP
1.17	Property		1	AM Castle - Wichita, KS	NAP	NAP	NAP
1.18	Property		1	CF Sauer - 9 Old Mill Road	NAP	NAP	NAP
1.19	Property		1	CF Sauer - 2447 Eunice Avenue	NAP	NAP	NAP
1.20	Property		1	CF Sauer - 513 West Butler Road	NAP	NAP	NAP
2	Loan	2, 4, 5, 6, 16, 30	6	Champion MSU Student Housing Portfolio				284,532	56,906	172,428	15,675	0
2.01	Property		1	731 Burcham Drive	NAP	NAP	NAP
2.02	Property		1	745 Burcham Drive	NAP	NAP	NAP
2.03	Property		1	635 Abbot Road	NAP	NAP	NAP
2.04	Property		1	767 Burcham Drive	NAP	NAP	NAP
2.05	Property		1	787 Burcham Drive	NAP	NAP	NAP
2.06	Property		1	129 Burcham Drive	NAP	NAP	NAP
3	Loan	1, 2, 7, 16, 27, 28	1	620 W 153rd Street	NAP	NAP	NAP	20,811	4,162	150,978	12,582	0
4	Loan	23	1	1640 Sepulveda	NAP	NAP	NAP	0	100,237	19,497	6,499	0
5	Loan	2, 4, 7, 17, 28	1	University Pointe	NAP	NAP	NAP	581,528	145,382	633,393	70,377	0
6	Loan	6	3	BPW Houston Multifamily Portfolio				391,077	65,179	79,642	17,608	0
6.01	Property		1	Bayou Willows	NAP	NAP	NAP
6.02	Property		1	Weston Oaks	NAP	NAP	NAP
6.03	Property		1	Pleasant Village	NAP	NAP	NAP
7	Loan	1, 7, 9, 12, 13, 17, 19, 23, 24	1	640 5th Avenue	None	1	No	0	Springing	0	Springing	0
8	Loan	2, 7, 10, 24	1	28-40 West 23rd Street	NAP	NAP	NAP	4,088,374	1,022,093	0	Springing	0
9	Loan	10, 13, 27, 30	1	Country View Apartments	NAP	NAP	NAP	14,833	3,532	39,665	18,888	0
10	Loan	5	1	Courtyard Fort Myers at I-75	NAP	NAP	NAP	143,868	23,978	45,915	22,958	0
11	Loan	2, 4, 6, 7, 12, 20, 27, 30	10	Bedrock Mixed-Use Portfolio				0	Springing	0	Springing	0
11.01	Property		1	Trio on Fort Street	NAP	NAP	NAP
11.02	Property		1	28 Grand Apartments	NAP	NAP	NAP
11.03	Property		1	Madison Building	NAP	NAP	NAP
11.04	Property		1	1274 Library Street	NAP	NAP	NAP
11.05	Property		1	The Ferguson Apartments	NAP	NAP	NAP
11.06	Property		1	Lofts of Merchant Row	NAP	NAP	NAP
11.07	Property		1	620 and 630 Woodward Avenue	NAP	NAP	NAP
11.08	Property		1	The Globe Building	NAP	NAP	NAP
11.09	Property		1	1500 Woodward Avenue	NAP	NAP	NAP
11.10	Property		1	Fourteen56 Apartments	NAP	NAP	NAP
12	Loan	3, 7, 12, 24, 30	1	Syngenta Woodland	NAP	NAP	NAP	0	Springing	0	Springing	4,948,000
13	Loan	5, 7, 12, 15, 19, 23	1	Crescent Center	NAP	NAP	NAP	530,919	132,730	92,115	9,211	0
14	Loan	2, 10, 19, 20, 21, 23	1	ASC Business Park	NAP	NAP	NAP	80,902	13,484	8,060	8,060	801,875
15	Loan	6, 27	4	Philadelphia Multifamily Portfolio				42,127	10,532	5,219	2,609	0
15.01	Property		1	2105 Germantown Avenue	NAP	NAP	NAP
15.02	Property		1	719, 723-727 North 35th Street	NAP	NAP	NAP
15.03	Property		1	2101-2111 North Fairhill Street	NAP	NAP	NAP
15.04	Property		1	2215 North 7th Street	NAP	NAP	NAP
16	Loan	6	3	Cityline NY FL & TN Portfolio				50,800	10,160	0	Springing	0
16.01	Property		1	Storage Sense - Chatham & Canaan	NAP	NAP	NAP
16.02	Property		1	Storage Sense - Clarksville	NAP	NAP	NAP
16.03	Property		1	Storage Sense – Punta Gorda	NAP	NAP	NAP
17	Loan	16, 28	1	Lofts at Dallas Mill	NAP	NAP	NAP	154,000	19,250	87,014	14,502	0
18	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	NAP	NAP	NAP	0	Springing	0	Springing	0
19	Loan	2, 7, 21, 23, 24	1	Wateridge	NAP	NAP	NAP	0	156,984	0	Springing	0
20	Loan	1, 7, 23	1	1099 New York Avenue	NAP	NAP	NAP	503,282	251,641	0	Springing	0
21	Loan	19	1	48 E 57th Street	NAP	NAP	NAP	0	Springing	64,044	5,153	200
22	Loan	10, 15, 23	1	Hooksett Village	NAP	NAP	NAP	84,492	21,123	35,878	8,970	4,152
23	Loan	5, 16, 27	1	637 E 223rd Street	NAP	NAP	NAP	2,035	783	8,284	3,186	0
24	Loan	17, 19, 20	1	Town & Country Plaza	4, 15-year options; 13, 5-year options	$30,000; $5,000	Yes	75,495	9,437	97,104	19,421	0
25	Loan	5	1	SpringHill Suites Fort Myers Airport	NAP	NAP	NAP	94,823	15,804	34,903	17,451	0
26	Loan	2, 4, 5, 14, 16, 27, 28	1	2460 White Plains Road & 708 Mace Avenue	NAP	NAP	NAP	87,744	14,795	19,293	3,504	0
27	Loan	6, 7, 19	2	The Pointe & Oak Shadows				206,948	41,390	341,030	71,833	750,000
27.01	Property		1	The Pointe	NAP	NAP	NAP
27.02	Property		1	Oak Shadows	NAP	NAP	NAP
28	Loan	19, 30	1	55 Pharr	NAP	NAP	NAP	218,914	24,324	52,850	10,570	0
29	Loan	10, 15	1	Citrus Center	NAP	NAP	NAP	85,360	14,227	221,479	16,493	2,370
30	Loan	16, 20	1	152 Geary Street	NAP	NAP	NAP	73,145	24,382	0	Springing	29,500
31	Loan	2, 4, 6, 16	2	Toobian NY Portfolio				6,157	17,571	5,843	1,948	0
31.01	Property		1	235, 239 and 241 East 39th Street	NAP	NAP	NAP
31.02	Property		1	1437 Old Northern Boulevard	NAP	NAP	NAP
32	Loan		1	Grande Woods South MHC	NAP	NAP	NAP	8,893	8,469	7,088	2,250	0
33	Loan	16	1	Western Falcon	NAP	NAP	NAP	103,104	17,184	0	Springing	0
34	Loan	6, 10, 24	2	Stor-More-Laredo Self Storage				34,063	8,516	59,865	5,390	1,204
34.01	Property		1	Muller Rd	NAP	NAP	NAP
34.02	Property		1	Industrial Blvd	NAP	NAP	NAP
35	Loan	2, 4, 16, 27, 28	1	Centurion Union Phase III	NAP	NAP	NAP	6,128	Springing	7,008	1,402	0
36	Loan		1	262-282 Cabrini Boulevard	NAP	NAP	NAP	176,035	29,339	65,733	5,478	0
37	Loan	16	1	Country Place Apartments	NAP	NAP	NAP	55,685	10,389	6,115	4,497	0
38	Loan		1	Hunter's Run	NAP	NAP	NAP	0	7,603	10,929	5,465	0
39	Loan	4, 16, 19, 28, 30	1	Griffin Capital Plaza	NAP	NAP	NAP	116,273	14,534	0	Springing	0
40	Loan	16	1	322 Graham Avenue	NAP	NAP	NAP	12,688	6,344	7,337	815	0

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
					17	17	17	18	19	18	19	18
41	Loan	2, 6	3	Griffith MHC Portfolio				22,767	2,996	66,810	5,760	0
41.01	Property		1	Gobblers Knob	NAP	NAP	NAP
41.02	Property		1	Westwood Manor	NAP	NAP	NAP
41.03	Property		1	Hidden Valley	NAP	NAP	NAP
42	Loan	16, 19	1	2 Palmer Terrace	NAP	NAP	NAP	39,673	13,224	17,643	5,881	0
43	Loan		1	Silver Oaks Business Park	NAP	NAP	NAP	35,000	7,000	12,500	1,200	0
44	Loan	10, 27	1	Extra Space Storage Chicago Heights	NAP	NAP	NAP	87,451	21,863	7,425	1,856	949
45	Loan	6, 26	2	MIC St. Louis & Memphis				20,180	7,689	0	Springing	402
45.01	Property		1	St. Louis Spruce	NAP	NAP	NAP
45.02	Property		1	Memphis Poplar	NAP	NAP	NAP
46	Loan	2, 6, 16	2	Anchor MHC and Tropical Circle MHC Portfolio				35,804	5,967	17,551	1,779	0
46.01	Property		1	Anchor MHC	NAP	NAP	NAP
46.02	Property		1	Tropical Circle MHC	NAP	NAP	NAP
47	Loan		1	Cordova Court Apartments	NAP	NAP	NAP	30,397	4,342	64,261	17,631	100,000
48	Loan	6	2	Otto Storage Portfolio				13,279	2,656	2,013	2,013	1,128
48.01	Property		1	D Highway Storage	NAP	NAP	NAP
48.02	Property		1	O Road Storage	NAP	NAP	NAP
49	Loan	2, 16	1	All Purpose Storage Burlington	NAP	NAP	NAP	5,340	3,337	2,561	298	0
50	Loan	2, 16, 23	1	The Riley - 880 Manhattan Avenue	NAP	NAP	NAP	5,758	1,919	7,033	622	16,070

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)
					19	20	18	19	20	18	19	20	18	18
1	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	Springing	0	0	Springing	0	0	0	0	0	1,634,412
1.01	Property		1	FCA USA - Detroit, MI
1.02	Property		1	Grupo Antolin - Shelby Township, MI
1.03	Property		1	Follett School - McHenry, IL
1.04	Property		1	Shaw Aero - Naples, FL
1.05	Property		1	Kuka - Sterling Heights, MI
1.06	Property		1	ZF Active Safety - Findlay, OH
1.07	Property		1	CF Sauer - 184 Suburban
1.08	Property		1	CF Sauer - 728 N Main St.
1.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA
1.10	Property		1	Hannibal - Houston, TX
1.11	Property		1	FedEx IV - Lexington, KY
1.12	Property		1	VersaFlex - Kansas City, KS
1.13	Property		1	Cott Beverage Inc - Sikeston, MO
1.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD
1.15	Property		1	CSTK - St. Louis, MO
1.16	Property		1	CF Sauer - 39 S Park Dr.
1.17	Property		1	AM Castle - Wichita, KS
1.18	Property		1	CF Sauer - 9 Old Mill Road
1.19	Property		1	CF Sauer - 2447 Eunice Avenue
1.20	Property		1	CF Sauer - 513 West Butler Road
2	Loan	2, 4, 5, 6, 16, 30	6	Champion MSU Student Housing Portfolio	6,332	151,960	0	0	0	0	0	0	107,569	2,400,000
2.01	Property		1	731 Burcham Drive
2.02	Property		1	745 Burcham Drive
2.03	Property		1	635 Abbot Road
2.04	Property		1	767 Burcham Drive
2.05	Property		1	787 Burcham Drive
2.06	Property		1	129 Burcham Drive
3	Loan	1, 2, 7, 16, 27, 28	1	620 W 153rd Street	4,561	0	0	1,939	69,804	0	0	0	0	482,738
4	Loan	23	1	1640 Sepulveda	2,631	0	2,800,000	19,731	0	0	0	0	170,625	1,342,034
5	Loan	2, 4, 7, 17, 28	1	University Pointe	5,595	0	0	2,579	0	0	0	0	0	0
6	Loan	6	3	BPW Houston Multifamily Portfolio	12,896	0	0	0	0	0	0	0	264,500	0
6.01	Property		1	Bayou Willows
6.02	Property		1	Weston Oaks
6.03	Property		1	Pleasant Village
7	Loan	1, 7, 9, 12, 13, 17, 19, 23, 24	1	640 5th Avenue	Springing	195,217	1,567,900	500,000	15,000,000	0	0	0	0	1,648,112
8	Loan	2, 7, 10, 24	1	28-40 West 23rd Street	9,635	346,863	0	0	0	0	0	0	0	27,248,306
9	Loan	10, 13, 27, 30	1	Country View Apartments	6,688	0	0	0	0	0	0	0	176,468	0
10	Loan	5	1	Courtyard Fort Myers at I-75	24,823	0	0	0	0	0	0	0	0	3,800,000
11	Loan	2, 4, 6, 7, 12, 20, 27, 30	10	Bedrock Mixed-Use Portfolio	16,708	0	0	75,000	3,000,000	0	0	0	0	0
11.01	Property		1	Trio on Fort Street
11.02	Property		1	28 Grand Apartments
11.03	Property		1	Madison Building
11.04	Property		1	1274 Library Street
11.05	Property		1	The Ferguson Apartments
11.06	Property		1	Lofts of Merchant Row
11.07	Property		1	620 and 630 Woodward Avenue
11.08	Property		1	The Globe Building
11.09	Property		1	1500 Woodward Avenue
11.10	Property		1	Fourteen56 Apartments
12	Loan	3, 7, 12, 24, 30	1	Syngenta Woodland	Springing	0	0	Springing	0	0	0	0	0	0
13	Loan	5, 7, 12, 15, 19, 23	1	Crescent Center	5,936	0	500,000	53,428	0	0	0	0	0	1,308,459
14	Loan	2, 10, 19, 20, 21, 23	1	ASC Business Park	0	0	500,000	12,375	297,000	0	0	0	74,800	87,400
15	Loan	6, 27	4	Philadelphia Multifamily Portfolio	1,833	0	0	0	0	0	0	0	0	108,618
15.01	Property		1	2105 Germantown Avenue
15.02	Property		1	719, 723-727 North 35th Street
15.03	Property		1	2101-2111 North Fairhill Street
15.04	Property		1	2215 North 7th Street
16	Loan	6	3	Cityline NY FL & TN Portfolio	1,719	0	0	0	0	0	0	0	21,250	0
16.01	Property		1	Storage Sense - Chatham & Canaan
16.02	Property		1	Storage Sense - Clarksville
16.03	Property		1	Storage Sense – Punta Gorda
17	Loan	16, 28	1	Lofts at Dallas Mill	3,083	0	0	0	0	0	0	0	0	0
18	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	Springing	516,571	0	129,143	3,099,423	0	0	0	0	3,966,953
19	Loan	2, 7, 21, 23, 24	1	Wateridge	12,020	0	8,244,758	72,117	3,000,000	0	0	0	0	259,448
20	Loan	1, 7, 23	1	1099 New York Avenue	2,993	107,751	0	29,931	0	0	0	0	0	13,504,997
21	Loan	19	1	48 E 57th Street	200	0	0	0	0	0	0	0	0	0
22	Loan	10, 15, 23	1	Hooksett Village	4,152	0	814,533	14,533	0	0	0	0	115,625	0
23	Loan	5, 16, 27	1	637 E 223rd Street	917	0	0	0	0	264,992	0	0	0	0
24	Loan	17, 19, 20	1	Town & Country Plaza	3,886	0	500,000	Springing	500,000	0	0	0	860,951	123,472
25	Loan	5	1	SpringHill Suites Fort Myers Airport	16,755	0	0	0	0	0	0	0	0	4,000,000
26	Loan	2, 4, 5, 14, 16, 27, 28	1	2460 White Plains Road & 708 Mace Avenue	708	0	0	0	0	269,657	0	0	2,813	600,000
27	Loan	6, 7, 19	2	The Pointe & Oak Shadows	29,167	0	0	0	0	0	0	0	1,073,435	0
27.01	Property		1	The Pointe
27.02	Property		1	Oak Shadows
28	Loan	19, 30	1	55 Pharr	2,563	0	0	0	0	0	0	0	18,750	3,175
29	Loan	10, 15	1	Citrus Center	2,370	0	300,000	8,887	618,000	0	0	0	33,170	0
30	Loan	16, 20	1	152 Geary Street	Springing	2,875	0	479	0	0	0	0	1,320	0
31	Loan	2, 4, 6, 16	2	Toobian NY Portfolio	1,143	0	0	175	0	0	0	0	6,000	450,000
31.01	Property		1	235, 239 and 241 East 39th Street
31.02	Property		1	1437 Old Northern Boulevard
32	Loan		1	Grande Woods South MHC	1,033	0	0	0	0	0	0	0	0	0
33	Loan	16	1	Western Falcon	Springing	0	0	0	0	0	0	0	0	0
34	Loan	6, 10, 24	2	Stor-More-Laredo Self Storage	1,204	0	0	0	0	0	0	0	0	0
34.01	Property		1	Muller Rd
34.02	Property		1	Industrial Blvd
35	Loan	2, 4, 16, 27, 28	1	Centurion Union Phase III	563	0	0	0	0	0	0	0	0	30,013
36	Loan		1	262-282 Cabrini Boulevard	1,146	0	0	0	0	0	0	0	99,878	1,099,650
37	Loan	16	1	Country Place Apartments	3,000	0	0	0	0	0	0	0	37,456	0
38	Loan		1	Hunter's Run	2,850	0	0	0	0	0	0	0	0	112,500
39	Loan	4, 16, 19, 28, 30	1	Griffin Capital Plaza	567	0	163,194	Springing	0	0	0	0	0	0
40	Loan	16	1	322 Graham Avenue	208	0	0	0	0	151,866	0	0	3,750	0

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)
					19	20	18	19	20	18	19	20	18	18
41	Loan	2, 6	3	Griffith MHC Portfolio	1,129	0	0	0	0	562,228	0	0	168,750	0
41.01	Property		1	Gobblers Knob
41.02	Property		1	Westwood Manor
41.03	Property		1	Hidden Valley
42	Loan	16, 19	1	2 Palmer Terrace	503	0	0	0	0	0	0	0	2,200	0
43	Loan		1	Silver Oaks Business Park	900	0	50,000	4,300	0	0	0	0	0	1,000,000
44	Loan	10, 27	1	Extra Space Storage Chicago Heights	949	0	0	0	0	0	0	0	0	0
45	Loan	6, 26	2	MIC St. Louis & Memphis	402	0	0	0	0	0	0	0	40,238	0
45.01	Property		1	St. Louis Spruce
45.02	Property		1	Memphis Poplar
46	Loan	2, 6, 16	2	Anchor MHC and Tropical Circle MHC Portfolio	575	0	0	0	0	0	0	0	19,375	0
46.01	Property		1	Anchor MHC
46.02	Property		1	Tropical Circle MHC
47	Loan		1	Cordova Court Apartments	3,925	0	0	0	0	0	0	0	127,050	0
48	Loan	6	2	Otto Storage Portfolio	1,128	0	0	0	0	0	0	0	0	0
48.01	Property		1	D Highway Storage
48.02	Property		1	O Road Storage
49	Loan	2, 16	1	All Purpose Storage Burlington	244	0	0	0	0	0	0	0	0	15,000
50	Loan	2, 16, 23	1	The Riley - 880 Manhattan Avenue	71	0	104	104	0	0	0	0	0	0

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
					19		20
1	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	0	Follet Replacement Work Reserve ($741,402.50), Free Rent Reserve ($553,119), Cott Beverage Concrete Work Reserve ($230,000), Outstanding TI/LC Reserve ($109,890)	0	NAP
1.01	Property		1	FCA USA - Detroit, MI
1.02	Property		1	Grupo Antolin - Shelby Township, MI
1.03	Property		1	Follett School - McHenry, IL
1.04	Property		1	Shaw Aero - Naples, FL
1.05	Property		1	Kuka - Sterling Heights, MI
1.06	Property		1	ZF Active Safety - Findlay, OH
1.07	Property		1	CF Sauer - 184 Suburban
1.08	Property		1	CF Sauer - 728 N Main St.
1.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA
1.10	Property		1	Hannibal - Houston, TX
1.11	Property		1	FedEx IV - Lexington, KY
1.12	Property		1	VersaFlex - Kansas City, KS
1.13	Property		1	Cott Beverage Inc - Sikeston, MO
1.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD
1.15	Property		1	CSTK - St. Louis, MO
1.16	Property		1	CF Sauer - 39 S Park Dr.
1.17	Property		1	AM Castle - Wichita, KS
1.18	Property		1	CF Sauer - 9 Old Mill Road
1.19	Property		1	CF Sauer - 2447 Eunice Avenue
1.20	Property		1	CF Sauer - 513 West Butler Road
2	Loan	2, 4, 5, 6, 16, 30	6	Champion MSU Student Housing Portfolio	0	Holdback Reserve	0	2,400,000
2.01	Property		1	731 Burcham Drive
2.02	Property		1	745 Burcham Drive
2.03	Property		1	635 Abbot Road
2.04	Property		1	767 Burcham Drive
2.05	Property		1	787 Burcham Drive
2.06	Property		1	129 Burcham Drive
3	Loan	1, 2, 7, 16, 27, 28	1	620 W 153rd Street	0	Rent Reserve ($309,400), Rent Concession Reserve ($173,337.50)	0	NAP
4	Loan	23	1	1640 Sepulveda	0	Free Rent Reserve ($984,103.89), Outstanding TI/LC Reserve ($357,929.85)	0	NAP
5	Loan	2, 4, 7, 17, 28	1	University Pointe	0		0	NAP
6	Loan	6	3	BPW Houston Multifamily Portfolio	0		0	NAP
6.01	Property		1	Bayou Willows
6.02	Property		1	Weston Oaks
6.03	Property		1	Pleasant Village
7	Loan	1, 7, 9, 12, 13, 17, 19, 23, 24	1	640 5th Avenue	0	Free Rent Reserve	0	NAP
8	Loan	2, 7, 10, 24	1	28-40 West 23rd Street	0	Future Capital Expenditures Reserve ($23,149,913), Unfunded Obligations Reserve ($4,098,392.94)	0	NAP
9	Loan	10, 13, 27, 30	1	Country View Apartments	0		0	NAP
10	Loan	5	1	Courtyard Fort Myers at I-75	0	PIP Reserve	0	NAP
11	Loan	2, 4, 6, 7, 12, 20, 27, 30	10	Bedrock Mixed-Use Portfolio	0		0	NAP
11.01	Property		1	Trio on Fort Street
11.02	Property		1	28 Grand Apartments
11.03	Property		1	Madison Building
11.04	Property		1	1274 Library Street
11.05	Property		1	The Ferguson Apartments
11.06	Property		1	Lofts of Merchant Row
11.07	Property		1	620 and 630 Woodward Avenue
11.08	Property		1	The Globe Building
11.09	Property		1	1500 Woodward Avenue
11.10	Property		1	Fourteen56 Apartments
12	Loan	3, 7, 12, 24, 30	1	Syngenta Woodland	0		0	NAP
13	Loan	5, 7, 12, 15, 19, 23	1	Crescent Center	Springing	BRG Free Rent Reserve (Upfront: $162,500), Simmons Bank Free Rent Reserve (Upfront: $917,040, Monthly: Springing), Outstanding TI/LC Reserve (Upfront: $228,919)	0	NAP
14	Loan	2, 10, 19, 20, 21, 23	1	ASC Business Park	Springing	HVAC Installation Reserve (Upfront: $87,400), Anchor Tenant Reserve (Monthly: Springing), Anchor Tenant Premises Reduction Reserve (Monthly: Springing)	0	NAP
15	Loan	6, 27	4	Philadelphia Multifamily Portfolio	0	Tax Abatement Reserve	0	NAP
15.01	Property		1	2105 Germantown Avenue
15.02	Property		1	719, 723-727 North 35th Street
15.03	Property		1	2101-2111 North Fairhill Street
15.04	Property		1	2215 North 7th Street
16	Loan	6	3	Cityline NY FL & TN Portfolio	0		0	NAP
16.01	Property		1	Storage Sense - Chatham & Canaan
16.02	Property		1	Storage Sense - Clarksville
16.03	Property		1	Storage Sense – Punta Gorda
17	Loan	16, 28	1	Lofts at Dallas Mill	0		0	NAP
18	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	0	Existing TI/LC Reserve (Upfront: $3,732,395.48), Gap Rent Reserve (Upfront: $234,557.94)	0	NAP
19	Loan	2, 7, 21, 23, 24	1	Wateridge	0	Free Rent Reserve	0	NAP
20	Loan	1, 7, 23	1	1099 New York Avenue	0	Outstanding TI Reserve ($10,159,207), Free Rent Reserve ($3,345,790)	0	NAP
21	Loan	19	1	48 E 57th Street	0		0	NAP
22	Loan	10, 15, 23	1	Hooksett Village	0		0	NAP
23	Loan	5, 16, 27	1	637 E 223rd Street	0		0	NAP
24	Loan	17, 19, 20	1	Town & Country Plaza	Springing	Outstanding TI Reserve ($116,831.14), Free Rent Reserve ($6,640.38), Significant Tenant Reserve (Monthly: Springing)	0	NAP
25	Loan	5	1	SpringHill Suites Fort Myers Airport	0	PIP Reserve	0	NAP
26	Loan	2, 4, 5, 14, 16, 27, 28	1	2460 White Plains Road & 708 Mace Avenue	0	Commercial Rent Reserve ($250,000); Rent Reserve ($200,000); 421-a Reserve ($150,000)	0	NAP
27	Loan	6, 7, 19	2	The Pointe & Oak Shadows	0		0	NAP
27.01	Property		1	The Pointe
27.02	Property		1	Oak Shadows
28	Loan	19, 30	1	55 Pharr	Springing	Radon Mitigation Reserve (Upfront: $3,175), Low DSCR Avoidance Reserve (Monthly: Springing), Condominium Charges Reserve (Monthly: Springing)	0	NAP
29	Loan	10, 15	1	Citrus Center	0		0	NAP
30	Loan	16, 20	1	152 Geary Street	0		0	NAP
31	Loan	2, 4, 6, 16	2	Toobian NY Portfolio	0	Earnout Reserve	0	NAP
31.01	Property		1	235, 239 and 241 East 39th Street
31.02	Property		1	1437 Old Northern Boulevard
32	Loan		1	Grande Woods South MHC	0		0	NAP
33	Loan	16	1	Western Falcon	0		0	NAP
34	Loan	6, 10, 24	2	Stor-More-Laredo Self Storage	0		0	NAP
34.01	Property		1	Muller Rd
34.02	Property		1	Industrial Blvd
35	Loan	2, 4, 16, 27, 28	1	Centurion Union Phase III	0	Free Rent Holdback Reserve	0	NAP
36	Loan		1	262-282 Cabrini Boulevard	0	Violations Reserve	0	NAP
37	Loan	16	1	Country Place Apartments	0		0	NAP
38	Loan		1	Hunter's Run	0	Radon Mitigation Reserve	0	NAP
39	Loan	4, 16, 19, 28, 30	1	Griffin Capital Plaza	0		0	NAP
40	Loan	16	1	322 Graham Avenue	0		0	NAP

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Other Reserve ($)	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
					19		20
41	Loan	2, 6	3	Griffith MHC Portfolio	0		0	NAP
41.01	Property		1	Gobblers Knob
41.02	Property		1	Westwood Manor
41.03	Property		1	Hidden Valley
42	Loan	16, 19	1	2 Palmer Terrace	Springing	Major Tenant Reserve	0	NAP
43	Loan		1	Silver Oaks Business Park	0	Occupancy Reserve	0	NAP
44	Loan	10, 27	1	Extra Space Storage Chicago Heights	0		0	NAP
45	Loan	6, 26	2	MIC St. Louis & Memphis	0		0	NAP
45.01	Property		1	St. Louis Spruce
45.02	Property		1	Memphis Poplar
46	Loan	2, 6, 16	2	Anchor MHC and Tropical Circle MHC Portfolio	0		0	NAP
46.01	Property		1	Anchor MHC
46.02	Property		1	Tropical Circle MHC
47	Loan		1	Cordova Court Apartments	0		0	NAP
48	Loan	6	2	Otto Storage Portfolio	0		0	NAP
48.01	Property		1	D Highway Storage
48.02	Property		1	O Road Storage
49	Loan	2, 16	1	All Purpose Storage Burlington	0	Discretionary Supplemental CapEx	0	NAP
50	Loan	2, 16, 23	1	The Riley - 880 Manhattan Avenue	0		0	NAP

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)
						26
1	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	NAP	Hard	Springing	Yes
1.01	Property		1	FCA USA - Detroit, MI
1.02	Property		1	Grupo Antolin - Shelby Township, MI
1.03	Property		1	Follett School - McHenry, IL
1.04	Property		1	Shaw Aero - Naples, FL
1.05	Property		1	Kuka - Sterling Heights, MI
1.06	Property		1	ZF Active Safety - Findlay, OH
1.07	Property		1	CF Sauer - 184 Suburban
1.08	Property		1	CF Sauer - 728 N Main St.
1.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA
1.10	Property		1	Hannibal - Houston, TX
1.11	Property		1	FedEx IV - Lexington, KY
1.12	Property		1	VersaFlex - Kansas City, KS
1.13	Property		1	Cott Beverage Inc - Sikeston, MO
1.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD
1.15	Property		1	CSTK - St. Louis, MO
1.16	Property		1	CF Sauer - 39 S Park Dr.
1.17	Property		1	AM Castle - Wichita, KS
1.18	Property		1	CF Sauer - 9 Old Mill Road
1.19	Property		1	CF Sauer - 2447 Eunice Avenue
1.20	Property		1	CF Sauer - 513 West Butler Road
2	Loan	2, 4, 5, 6, 16, 30	6	Champion MSU Student Housing Portfolio	$2,400,000 deposited into the Economic Holdback Reserve to be distributed to the borrower upon certain conditions in the loan agreement	Springing	Springing	Yes
2.01	Property		1	731 Burcham Drive
2.02	Property		1	745 Burcham Drive
2.03	Property		1	635 Abbot Road
2.04	Property		1	767 Burcham Drive
2.05	Property		1	787 Burcham Drive
2.06	Property		1	129 Burcham Drive
3	Loan	1, 2, 7, 16, 27, 28	1	620 W 153rd Street	NAP	Springing	Springing	Yes
4	Loan	23	1	1640 Sepulveda	NAP	Hard	Springing	Yes
5	Loan	2, 4, 7, 17, 28	1	University Pointe	NAP	Springing	Springing	Yes
6	Loan	6	3	BPW Houston Multifamily Portfolio	NAP	Springing	Springing	Yes
6.01	Property		1	Bayou Willows
6.02	Property		1	Weston Oaks
6.03	Property		1	Pleasant Village
7	Loan	1, 7, 9, 12, 13, 17, 19, 23, 24	1	640 5th Avenue	NAP	Hard	In Place	Yes
8	Loan	2, 7, 10, 24	1	28-40 West 23rd Street	NAP	Springing	Springing	Yes
9	Loan	10, 13, 27, 30	1	Country View Apartments	NAP	Springing	Springing	Yes
10	Loan	5	1	Courtyard Fort Myers at I-75	NAP	Springing	Springing	Yes
11	Loan	2, 4, 6, 7, 12, 20, 27, 30	10	Bedrock Mixed-Use Portfolio	NAP	Hard (Commercial Properties); Springing (Multifamily Properties)	Springing	Yes
11.01	Property		1	Trio on Fort Street
11.02	Property		1	28 Grand Apartments
11.03	Property		1	Madison Building
11.04	Property		1	1274 Library Street
11.05	Property		1	The Ferguson Apartments
11.06	Property		1	Lofts of Merchant Row
11.07	Property		1	620 and 630 Woodward Avenue
11.08	Property		1	The Globe Building
11.09	Property		1	1500 Woodward Avenue
11.10	Property		1	Fourteen56 Apartments
12	Loan	3, 7, 12, 24, 30	1	Syngenta Woodland	NAP	Hard	Springing	Yes
13	Loan	5, 7, 12, 15, 19, 23	1	Crescent Center	NAP	Hard	Springing	Yes
14	Loan	2, 10, 19, 20, 21, 23	1	ASC Business Park	NAP	Hard	Springing	Yes
15	Loan	6, 27	4	Philadelphia Multifamily Portfolio	NAP	Soft	Springing	Yes
15.01	Property		1	2105 Germantown Avenue
15.02	Property		1	719, 723-727 North 35th Street
15.03	Property		1	2101-2111 North Fairhill Street
15.04	Property		1	2215 North 7th Street
16	Loan	6	3	Cityline NY FL & TN Portfolio	NAP	Springing	Springing	Yes
16.01	Property		1	Storage Sense - Chatham & Canaan
16.02	Property		1	Storage Sense - Clarksville
16.03	Property		1	Storage Sense – Punta Gorda
17	Loan	16, 28	1	Lofts at Dallas Mill	NAP	Springing	Springing	Yes
18	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	NAP	Hard	Springing	Yes
19	Loan	2, 7, 21, 23, 24	1	Wateridge	NAP	Hard	Springing	Yes
20	Loan	1, 7, 23	1	1099 New York Avenue	NAP	Hard	Springing	Yes
21	Loan	19	1	48 E 57th Street	NAP	Hard	Springing	Yes
22	Loan	10, 15, 23	1	Hooksett Village	NAP	Hard	Springing	Yes
23	Loan	5, 16, 27	1	637 E 223rd Street	NAP	Springing	Springing	Yes
24	Loan	17, 19, 20	1	Town & Country Plaza	NAP	Hard	Springing	Yes
25	Loan	5	1	SpringHill Suites Fort Myers Airport	NAP	Springing	Springing	Yes
26	Loan	2, 4, 5, 14, 16, 27, 28	1	2460 White Plains Road & 708 Mace Avenue	NAP	Springing	Springing	Yes
27	Loan	6, 7, 19	2	The Pointe & Oak Shadows	NAP	Springing	Springing	Yes
27.01	Property		1	The Pointe
27.02	Property		1	Oak Shadows
28	Loan	19, 30	1	55 Pharr	NAP	Springing	Springing	Yes
29	Loan	10, 15	1	Citrus Center	NAP	Hard	Springing	Yes
30	Loan	16, 20	1	152 Geary Street	NAP	Hard	In Place	Yes
31	Loan	2, 4, 6, 16	2	Toobian NY Portfolio	NAP	Springing	Springing	Yes
31.01	Property		1	235, 239 and 241 East 39th Street
31.02	Property		1	1437 Old Northern Boulevard
32	Loan		1	Grande Woods South MHC	NAP	Springing	Springing	Yes
33	Loan	16	1	Western Falcon	NAP	Hard	Springing	Yes
34	Loan	6, 10, 24	2	Stor-More-Laredo Self Storage	NAP	Soft	Springing	Yes
34.01	Property		1	Muller Rd
34.02	Property		1	Industrial Blvd
35	Loan	2, 4, 16, 27, 28	1	Centurion Union Phase III	NAP	Springing	Springing	Yes
36	Loan		1	262-282 Cabrini Boulevard	NAP	Springing	Springing	Yes
37	Loan	16	1	Country Place Apartments	NAP	Springing	Springing	Yes
38	Loan		1	Hunter's Run	NAP	Soft	Springing	Yes
39	Loan	4, 16, 19, 28, 30	1	Griffin Capital Plaza	NAP	Hard	Springing	Yes
40	Loan	16	1	322 Graham Avenue	NAP	Springing	Springing	Yes

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)
						26
41	Loan	2, 6	3	Griffith MHC Portfolio	NAP	Springing	Springing	Yes
41.01	Property		1	Gobblers Knob
41.02	Property		1	Westwood Manor
41.03	Property		1	Hidden Valley
42	Loan	16, 19	1	2 Palmer Terrace	NAP	Soft	Springing	Yes
43	Loan		1	Silver Oaks Business Park	NAP	Springing	Springing	Yes
44	Loan	10, 27	1	Extra Space Storage Chicago Heights	NAP	Springing	Springing	Yes
45	Loan	6, 26	2	MIC St. Louis & Memphis	NAP	Soft	In Place	Yes
45.01	Property		1	St. Louis Spruce
45.02	Property		1	Memphis Poplar
46	Loan	2, 6, 16	2	Anchor MHC and Tropical Circle MHC Portfolio	NAP	Springing	Springing	Yes
46.01	Property		1	Anchor MHC
46.02	Property		1	Tropical Circle MHC
47	Loan		1	Cordova Court Apartments	NAP	Springing	Springing	Yes
48	Loan	6	2	Otto Storage Portfolio	NAP	Springing	Springing	Yes
48.01	Property		1	D Highway Storage
48.02	Property		1	O Road Storage
49	Loan	2, 16	1	All Purpose Storage Burlington	NAP	Springing	Springing	Yes
50	Loan	2, 16, 23	1	The Riley - 880 Manhattan Avenue	NAP	Soft	Springing	Yes

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)
										9	9				9
1	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	No	Yes	No	78,400,000	158,600,000	769,709.30	1,150,196.11	NAP	NAP	237,000,000	1,150,196.11
1.01	Property		1	FCA USA - Detroit, MI
1.02	Property		1	Grupo Antolin - Shelby Township, MI
1.03	Property		1	Follett School - McHenry, IL
1.04	Property		1	Shaw Aero - Naples, FL
1.05	Property		1	Kuka - Sterling Heights, MI
1.06	Property		1	ZF Active Safety - Findlay, OH
1.07	Property		1	CF Sauer - 184 Suburban
1.08	Property		1	CF Sauer - 728 N Main St.
1.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA
1.10	Property		1	Hannibal - Houston, TX
1.11	Property		1	FedEx IV - Lexington, KY
1.12	Property		1	VersaFlex - Kansas City, KS
1.13	Property		1	Cott Beverage Inc - Sikeston, MO
1.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD
1.15	Property		1	CSTK - St. Louis, MO
1.16	Property		1	CF Sauer - 39 S Park Dr.
1.17	Property		1	AM Castle - Wichita, KS
1.18	Property		1	CF Sauer - 9 Old Mill Road
1.19	Property		1	CF Sauer - 2447 Eunice Avenue
1.20	Property		1	CF Sauer - 513 West Butler Road
2	Loan	2, 4, 5, 6, 16, 30	6	Champion MSU Student Housing Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.01	Property		1	731 Burcham Drive
2.02	Property		1	745 Burcham Drive
2.03	Property		1	635 Abbot Road
2.04	Property		1	767 Burcham Drive
2.05	Property		1	787 Burcham Drive
2.06	Property		1	129 Burcham Drive
3	Loan	1, 2, 7, 16, 27, 28	1	620 W 153rd Street	Yes	Yes	No	37,000,000	80,000,000	414,342.59	605,976.04	NAP	NAP	117,000,000	605,976.04
4	Loan	23	1	1640 Sepulveda	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	2, 4, 7, 17, 28	1	University Pointe	Yes	Yes	No	35,850,000	50,000,000	283,043.99	485,986.52	NAP	NAP	85,850,000	485,986.52
6	Loan	6	3	BPW Houston Multifamily Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	Bayou Willows
6.02	Property		1	Weston Oaks
6.03	Property		1	Pleasant Village
7	Loan	1, 7, 9, 12, 13, 17, 19, 23, 24	1	640 5th Avenue	Yes	Yes	No	25,000,000	275,000,000	1,813,814.94	1,978,707.20	NAP	NAP	300,000,000	1,978,707.20
8	Loan	2, 7, 10, 24	1	28-40 West 23rd Street	Yes	Yes	No	25,000,000	130,000,000	666,716.43	794,931.13	NAP	NAP	155,000,000	794,931.13
9	Loan	10, 13, 27, 30	1	Country View Apartments	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	5	1	Courtyard Fort Myers at I-75	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	2, 4, 6, 7, 12, 20, 27, 30	10	Bedrock Mixed-Use Portfolio	Yes	Yes	No	20,000,000	55,000,000	296,710.35	404,605.03	NAP	NAP	75,000,000	404,605.03
11.01	Property		1	Trio on Fort Street
11.02	Property		1	28 Grand Apartments
11.03	Property		1	Madison Building
11.04	Property		1	1274 Library Street
11.05	Property		1	The Ferguson Apartments
11.06	Property		1	Lofts of Merchant Row
11.07	Property		1	620 and 630 Woodward Avenue
11.08	Property		1	The Globe Building
11.09	Property		1	1500 Woodward Avenue
11.10	Property		1	Fourteen56 Apartments
12	Loan	3, 7, 12, 24, 30	1	Syngenta Woodland	Yes	Yes	Yes	19,585,518	10,000,000	56,363.77	166,755.14	NAP	NAP	29,585,518	166,755.14
13	Loan	5, 7, 12, 15, 19, 23	1	Crescent Center	Yes	Yes	No	18,250,000	33,750,000	214,237.89	330,085.05	NAP	NAP	52,000,000	330,085.05
14	Loan	2, 10, 19, 20, 21, 23	1	ASC Business Park	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 27	4	Philadelphia Multifamily Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	2105 Germantown Avenue
15.02	Property		1	719, 723-727 North 35th Street
15.03	Property		1	2101-2111 North Fairhill Street
15.04	Property		1	2215 North 7th Street
16	Loan	6	3	Cityline NY FL & TN Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.01	Property		1	Storage Sense - Chatham & Canaan
16.02	Property		1	Storage Sense - Clarksville
16.03	Property		1	Storage Sense – Punta Gorda
17	Loan	16, 28	1	Lofts at Dallas Mill	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	Yes	Yes	No	15,000,000	245,000,000	1,298,111.51	1,377,587.73	NAP	NAP	260,000,000	1,377,587.73
19	Loan	2, 7, 21, 23, 24	1	Wateridge	Yes	Yes	No	15,000,000	50,000,000	311,939.82	405,521.76	NAP	NAP	65,000,000	405,521.76
20	Loan	1, 7, 23	1	1099 New York Avenue	Yes	Yes	No	15,000,000	42,000,000	241,199.10	327,341.63	NAP	NAP	57,000,000	327,341.63
21	Loan	19	1	48 E 57th Street	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	10, 15, 23	1	Hooksett Village	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	5, 16, 27	1	637 E 223rd Street	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	17, 19, 20	1	Town & Country Plaza	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	5	1	SpringHill Suites Fort Myers Airport	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	2, 4, 5, 14, 16, 27, 28	1	2460 White Plains Road & 708 Mace Avenue	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	6, 7, 19	2	The Pointe & Oak Shadows	No	Yes	No	12,000,000	34,850,000	184,914.75	248,586.97	NAP	NAP	46,850,000	248,586.97
27.01	Property		1	The Pointe
27.02	Property		1	Oak Shadows
28	Loan	19, 30	1	55 Pharr	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	10, 15	1	Citrus Center	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	16, 20	1	152 Geary Street	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	2, 4, 6, 16	2	Toobian NY Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.01	Property		1	235, 239 and 241 East 39th Street
31.02	Property		1	1437 Old Northern Boulevard
32	Loan		1	Grande Woods South MHC	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	16	1	Western Falcon	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	6, 10, 24	2	Stor-More-Laredo Self Storage	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.01	Property		1	Muller Rd
34.02	Property		1	Industrial Blvd
35	Loan	2, 4, 16, 27, 28	1	Centurion Union Phase III	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	262-282 Cabrini Boulevard	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	16	1	Country Place Apartments	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan		1	Hunter's Run	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	4, 16, 19, 28, 30	1	Griffin Capital Plaza	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	16	1	322 Graham Avenue	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)
										9	9				9
41	Loan	2, 6	3	Griffith MHC Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.01	Property		1	Gobblers Knob
41.02	Property		1	Westwood Manor
41.03	Property		1	Hidden Valley
42	Loan	16, 19	1	2 Palmer Terrace	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan		1	Silver Oaks Business Park	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	10, 27	1	Extra Space Storage Chicago Heights	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	6, 26	2	MIC St. Louis & Memphis	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.01	Property		1	St. Louis Spruce
45.02	Property		1	Memphis Poplar
46	Loan	2, 6, 16	2	Anchor MHC and Tropical Circle MHC Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46.01	Property		1	Anchor MHC
46.02	Property		1	Tropical Circle MHC
47	Loan		1	Cordova Court Apartments	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	6	2	Otto Storage Portfolio	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48.01	Property		1	D Highway Storage
48.02	Property		1	O Road Storage
49	Loan	2, 16	1	All Purpose Storage Burlington	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	2, 16, 23	1	The Riley - 880 Manhattan Avenue	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
						14					9		14		13
1	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	53.8%	2.12	12.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
1.01	Property		1	FCA USA - Detroit, MI
1.02	Property		1	Grupo Antolin - Shelby Township, MI
1.03	Property		1	Follett School - McHenry, IL
1.04	Property		1	Shaw Aero - Naples, FL
1.05	Property		1	Kuka - Sterling Heights, MI
1.06	Property		1	ZF Active Safety - Findlay, OH
1.07	Property		1	CF Sauer - 184 Suburban
1.08	Property		1	CF Sauer - 728 N Main St.
1.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA
1.10	Property		1	Hannibal - Houston, TX
1.11	Property		1	FedEx IV - Lexington, KY
1.12	Property		1	VersaFlex - Kansas City, KS
1.13	Property		1	Cott Beverage Inc - Sikeston, MO
1.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD
1.15	Property		1	CSTK - St. Louis, MO
1.16	Property		1	CF Sauer - 39 S Park Dr.
1.17	Property		1	AM Castle - Wichita, KS
1.18	Property		1	CF Sauer - 9 Old Mill Road
1.19	Property		1	CF Sauer - 2447 Eunice Avenue
1.20	Property		1	CF Sauer - 513 West Butler Road
2	Loan	2, 4, 5, 6, 16, 30	6	Champion MSU Student Housing Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
2.01	Property		1	731 Burcham Drive
2.02	Property		1	745 Burcham Drive
2.03	Property		1	635 Abbot Road
2.04	Property		1	767 Burcham Drive
2.05	Property		1	787 Burcham Drive
2.06	Property		1	129 Burcham Drive
3	Loan	1, 2, 7, 16, 27, 28	1	620 W 153rd Street	57.0%	1.43	9.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
4	Loan	23	1	1640 Sepulveda	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
5	Loan	2, 4, 7, 17, 28	1	University Pointe	54.5%	1.73	11.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
6	Loan	6	3	BPW Houston Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
6.01	Property		1	Bayou Willows
6.02	Property		1	Weston Oaks
6.03	Property		1	Pleasant Village
7	Loan	1, 7, 9, 12, 13, 17, 19, 23, 24	1	640 5th Avenue	41.7%	2.04	18.7%	100,000,000	11.50000%	400,000,000	3,088,423.66	55.6%	1.31	14.0%	No
8	Loan	2, 7, 10, 24	1	28-40 West 23rd Street	36.9%	2.39	15.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
9	Loan	10, 13, 27, 30	1	Country View Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes
10	Loan	5	1	Courtyard Fort Myers at I-75	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
11	Loan	2, 4, 6, 7, 12, 20, 27, 30	10	Bedrock Mixed-Use Portfolio	54.3%	1.58	11.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
11.01	Property		1	Trio on Fort Street
11.02	Property		1	28 Grand Apartments
11.03	Property		1	Madison Building
11.04	Property		1	1274 Library Street
11.05	Property		1	The Ferguson Apartments
11.06	Property		1	Lofts of Merchant Row
11.07	Property		1	620 and 630 Woodward Avenue
11.08	Property		1	The Globe Building
11.09	Property		1	1500 Woodward Avenue
11.10	Property		1	Fourteen56 Apartments
12	Loan	3, 7, 12, 24, 30	1	Syngenta Woodland	64.7%	1.79	12.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
13	Loan	5, 7, 12, 15, 19, 23	1	Crescent Center	64.1%	1.56	13.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
14	Loan	2, 10, 19, 20, 21, 23	1	ASC Business Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
15	Loan	6, 27	4	Philadelphia Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
15.01	Property		1	2105 Germantown Avenue
15.02	Property		1	719, 723-727 North 35th Street
15.03	Property		1	2101-2111 North Fairhill Street
15.04	Property		1	2215 North 7th Street
16	Loan	6	3	Cityline NY FL & TN Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
16.01	Property		1	Storage Sense - Chatham & Canaan
16.02	Property		1	Storage Sense - Clarksville
16.03	Property		1	Storage Sense – Punta Gorda
17	Loan	16, 28	1	Lofts at Dallas Mill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
18	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	45.5%	2.19	14.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
19	Loan	2, 7, 21, 23, 24	1	Wateridge	47.8%	2.12	17.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
20	Loan	1, 7, 23	1	1099 New York Avenue	59.4%	1.85	13.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
21	Loan	19	1	48 E 57th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
22	Loan	10, 15, 23	1	Hooksett Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
23	Loan	5, 16, 27	1	637 E 223rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
24	Loan	17, 19, 20	1	Town & Country Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
25	Loan	5	1	SpringHill Suites Fort Myers Airport	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
26	Loan	2, 4, 5, 14, 16, 27, 28	1	2460 White Plains Road & 708 Mace Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
27	Loan	6, 7, 19	2	The Pointe & Oak Shadows	64.4%	1.52	10.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
27.01	Property		1	The Pointe
27.02	Property		1	Oak Shadows
28	Loan	19, 30	1	55 Pharr	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
29	Loan	10, 15	1	Citrus Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
30	Loan	16, 20	1	152 Geary Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
31	Loan	2, 4, 6, 16	2	Toobian NY Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
31.01	Property		1	235, 239 and 241 East 39th Street
31.02	Property		1	1437 Old Northern Boulevard
32	Loan		1	Grande Woods South MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
33	Loan	16	1	Western Falcon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
34	Loan	6, 10, 24	2	Stor-More-Laredo Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
34.01	Property		1	Muller Rd
34.02	Property		1	Industrial Blvd
35	Loan	2, 4, 16, 27, 28	1	Centurion Union Phase III	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
36	Loan		1	262-282 Cabrini Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
37	Loan	16	1	Country Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
38	Loan		1	Hunter's Run	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
39	Loan	4, 16, 19, 28, 30	1	Griffin Capital Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
40	Loan	16	1	322 Graham Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
						14					9		14		13
41	Loan	2, 6	3	Griffith MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
41.01	Property		1	Gobblers Knob
41.02	Property		1	Westwood Manor
41.03	Property		1	Hidden Valley
42	Loan	16, 19	1	2 Palmer Terrace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
43	Loan		1	Silver Oaks Business Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
44	Loan	10, 27	1	Extra Space Storage Chicago Heights	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
45	Loan	6, 26	2	MIC St. Louis & Memphis	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
45.01	Property		1	St. Louis Spruce
45.02	Property		1	Memphis Poplar
46	Loan	2, 6, 16	2	Anchor MHC and Tropical Circle MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
46.01	Property		1	Anchor MHC
46.02	Property		1	Tropical Circle MHC
47	Loan		1	Cordova Court Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
48	Loan	6	2	Otto Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
48.01	Property		1	D Highway Storage
48.02	Property		1	O Road Storage
49	Loan	2, 16	1	All Purpose Storage Burlington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
50	Loan	2, 16, 23	1	The Riley - 880 Manhattan Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No

A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Debt Permitted Type	Sponsor	Non-Recourse Carveout Guarantor
					13		24
1	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	NAP	Global Net Lease Operating Partnership, L.P.	Global Net Lease Operating Partnership, L.P.
1.01	Property		1	FCA USA - Detroit, MI
1.02	Property		1	Grupo Antolin - Shelby Township, MI
1.03	Property		1	Follett School - McHenry, IL
1.04	Property		1	Shaw Aero - Naples, FL
1.05	Property		1	Kuka - Sterling Heights, MI
1.06	Property		1	ZF Active Safety - Findlay, OH
1.07	Property		1	CF Sauer - 184 Suburban
1.08	Property		1	CF Sauer - 728 N Main St.
1.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA
1.10	Property		1	Hannibal - Houston, TX
1.11	Property		1	FedEx IV - Lexington, KY
1.12	Property		1	VersaFlex - Kansas City, KS
1.13	Property		1	Cott Beverage Inc - Sikeston, MO
1.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD
1.15	Property		1	CSTK - St. Louis, MO
1.16	Property		1	CF Sauer - 39 S Park Dr.
1.17	Property		1	AM Castle - Wichita, KS
1.18	Property		1	CF Sauer - 9 Old Mill Road
1.19	Property		1	CF Sauer - 2447 Eunice Avenue
1.20	Property		1	CF Sauer - 513 West Butler Road
2	Loan	2, 4, 5, 6, 16, 30	6	Champion MSU Student Housing Portfolio	NAP	Robert Champion, Garrett Champion and Parker Champion	The Robert and Marjorie Champion Trust
2.01	Property		1	731 Burcham Drive
2.02	Property		1	745 Burcham Drive
2.03	Property		1	635 Abbot Road
2.04	Property		1	767 Burcham Drive
2.05	Property		1	787 Burcham Drive
2.06	Property		1	129 Burcham Drive
3	Loan	1, 2, 7, 16, 27, 28	1	620 W 153rd Street	NAP	Jacob Kohn, Abraham Kohn, Jacob Aini, Eli Chetrit and Isaac Chetrit	Jacob Kohn, Abraham Kohn, Jacob Aini, Eli Chetrit and Isaac Chetrit
4	Loan	23	1	1640 Sepulveda	NAP	Justin Loiacono, Joon Choi, Paul Miszkowicz, Jerome Fink, Derek Chen and David See Young Kim	Justin Loiacono, Joon Choi, Paul Miszkowicz, Jerome Fink, Derek Chen and David See Young Kim
5	Loan	2, 4, 7, 17, 28	1	University Pointe	NAP	Robert Konig and Steven Krausman	Robert Konig and Steven Krausman
6	Loan	6	3	BPW Houston Multifamily Portfolio	NAP	Gary W. Gates, Jr.	Gary W. Gates, Jr.
6.01	Property		1	Bayou Willows
6.02	Property		1	Weston Oaks
6.03	Property		1	Pleasant Village
7	Loan	1, 7, 9, 12, 13, 17, 19, 23, 24	1	640 5th Avenue	NAP	Vornado Realty Trust	Manhattan High Street Holdings LP
8	Loan	2, 7, 10, 24	1	28-40 West 23rd Street	NAP	Robert B. Getreu, Michael T. Cohen and Andrew H. Roos	NAP
9	Loan	10, 13, 27, 30	1	Country View Apartments	Future Mezzanine Loan	Pinchos D. Shemano	Pinchos D. Shemano
10	Loan	5	1	Courtyard Fort Myers at I-75	NAP	Prime Hospitality Group, LLC	Prime Hospitality Group, LLC
11	Loan	2, 4, 6, 7, 12, 20, 27, 30	10	Bedrock Mixed-Use Portfolio	NAP	Daniel Gilbert	Rock Backer LLC
11.01	Property		1	Trio on Fort Street
11.02	Property		1	28 Grand Apartments
11.03	Property		1	Madison Building
11.04	Property		1	1274 Library Street
11.05	Property		1	The Ferguson Apartments
11.06	Property		1	Lofts of Merchant Row
11.07	Property		1	620 and 630 Woodward Avenue
11.08	Property		1	The Globe Building
11.09	Property		1	1500 Woodward Avenue
11.10	Property		1	Fourteen56 Apartments
12	Loan	3, 7, 12, 24, 30	1	Syngenta Woodland	NAP	Blue Owl Capital Inc.	Blue Owl Real Estate Fund VI LP, Blue Owl Real Estate Fund VI (A) LP and Blue Owl Real Estate Fund VI (B) LP
13	Loan	5, 7, 12, 15, 19, 23	1	Crescent Center	NAP	David Long and Peggy Long	David Long and Peggy Long
14	Loan	2, 10, 19, 20, 21, 23	1	ASC Business Park	NAP	Jacob Beer, Barbara Weissman and Jeremy Apfel	Jacob Beer, Barbara Weissman and Jeremy Apfel
15	Loan	6, 27	4	Philadelphia Multifamily Portfolio	NAP	David Badouch and Shimon Shain	David Badouch and Shimon Shain
15.01	Property		1	2105 Germantown Avenue
15.02	Property		1	719, 723-727 North 35th Street
15.03	Property		1	2101-2111 North Fairhill Street
15.04	Property		1	2215 North 7th Street
16	Loan	6	3	Cityline NY FL & TN Portfolio	NAP	Lawrence Charles Kaplan, Richard Schontz and George Thacker	Lawrence Charles Kaplan, Richard Schontz and George Thacker
16.01	Property		1	Storage Sense - Chatham & Canaan
16.02	Property		1	Storage Sense - Clarksville
16.03	Property		1	Storage Sense – Punta Gorda
17	Loan	16, 28	1	Lofts at Dallas Mill	NAP	Christopher T. Hanback and Robert D. Heard	Christopher T. Hanback and Robert D. Heard
18	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	NAP	Brookfield Properties Retail Holding LLC and Teachers' Retirement System of the State of Illinois	GGP-TRS L.L.C.
19	Loan	2, 7, 21, 23, 24	1	Wateridge	NAP	Teachers' Retirement System of the State of Illinois	NAP
20	Loan	1, 7, 23	1	1099 New York Avenue	NAP	National Capital Properties VI, LP and Kanden Realty & Development America LLC	National Capital Properties VI, LP and Kanden Realty & Development America LLC
21	Loan	19	1	48 E 57th Street	NAP	Angela Arabov	Angela Arabov
22	Loan	10, 15, 23	1	Hooksett Village	NAP	FNRP CV LLC, First National Realty Partners LLC, Anthony Grosso and Christopher Palermo	FNRP CV LLC, First National Realty Partners LLC, Anthony Grosso and Christopher Palermo
23	Loan	5, 16, 27	1	637 E 223rd Street	NAP	Robert Lumaj	Robert Lumaj
24	Loan	17, 19, 20	1	Town & Country Plaza	NAP	John Graham and Thomas Lund	John Graham and Thomas Lund
25	Loan	5	1	SpringHill Suites Fort Myers Airport	NAP	Prime Hospitality Group, LLC	Prime Hospitality Group, LLC
26	Loan	2, 4, 5, 14, 16, 27, 28	1	2460 White Plains Road & 708 Mace Avenue	NAP	Leah Waldman	Leah Waldman
27	Loan	6, 7, 19	2	The Pointe & Oak Shadows	NAP	Dr. Fercan E. Kalkan and Fatma Kalkan	Dr. Fercan E. Kalkan and Fatma Kalkan
27.01	Property		1	The Pointe
27.02	Property		1	Oak Shadows
28	Loan	19, 30	1	55 Pharr	NAP	Barry Cayton	Barry Cayton
29	Loan	10, 15	1	Citrus Center	NAP	Francis Greenburger	Francis Greenburger
30	Loan	16, 20	1	152 Geary Street	NAP	Joseph Sitt	Joseph Sitt
31	Loan	2, 4, 6, 16	2	Toobian NY Portfolio	NAP	Pouya Toobian	Pouya Toobian
31.01	Property		1	235, 239 and 241 East 39th Street
31.02	Property		1	1437 Old Northern Boulevard
32	Loan		1	Grande Woods South MHC	NAP	Stephen C. Coyle, Sr.	Stephen C. Coyle, Sr.
33	Loan	16	1	Western Falcon	NAP	Eli Amzallag, Gabriel Amzallag and Ned Mahic	Eli Amzallag, Gabriel Amzallag and Ned Mahic
34	Loan	6, 10, 24	2	Stor-More-Laredo Self Storage	NAP	Palatine Real Estate Fund III, LP	Palatine Real Estate Fund III, LP
34.01	Property		1	Muller Rd
34.02	Property		1	Industrial Blvd
35	Loan	2, 4, 16, 27, 28	1	Centurion Union Phase III	NAP	Manuel A. Fernandez	Manuel A. Fernandez
36	Loan		1	262-282 Cabrini Boulevard	NAP	Fred Ohebshalom	Fred Ohebshalom
37	Loan	16	1	Country Place Apartments	NAP	Eliezer Meisels and Moshe Weingarten	Eliezer Meisels and Moshe Weingarten
38	Loan		1	Hunter's Run	NAP	Frank T. Sinito and Malisse J. Sinito	Frank T. Sinito and Malisse J. Sinito
39	Loan	4, 16, 19, 28, 30	1	Griffin Capital Plaza	NAP	The Shields 2009 Irrevocable Trust Under Trust Agreement Dated May 22, 2009	The Shields 2009 Irrevocable Trust Under Trust Agreement Dated May 22, 2009
40	Loan	16	1	322 Graham Avenue	NAP	Joel Schwartz	Joel Schwartz

A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Debt Permitted Type	Sponsor	Non-Recourse Carveout Guarantor
					13		24
41	Loan	2, 6	3	Griffith MHC Portfolio	NAP	David Jackson Griffith II	David Jackson Griffith II
41.01	Property		1	Gobblers Knob
41.02	Property		1	Westwood Manor
41.03	Property		1	Hidden Valley
42	Loan	16, 19	1	2 Palmer Terrace	NAP	Alen Gollender	Alen Gollender
43	Loan		1	Silver Oaks Business Park	NAP	Thomas E. Morgan III	Thomas E. Morgan III
44	Loan	10, 27	1	Extra Space Storage Chicago Heights	NAP	Martin R. Lewis	Martin R. Lewis
45	Loan	6, 26	2	MIC St. Louis & Memphis	NAP	Mobile Infrastructure Corporation	Mobile Infrastructure Corporation
45.01	Property		1	St. Louis Spruce
45.02	Property		1	Memphis Poplar
46	Loan	2, 6, 16	2	Anchor MHC and Tropical Circle MHC Portfolio	NAP	Bryce Robertson	Bryce Robertson
46.01	Property		1	Anchor MHC
46.02	Property		1	Tropical Circle MHC
47	Loan		1	Cordova Court Apartments	NAP	Victor Varisco and Donald Johnson	Victor Varisco and Donald Johnson
48	Loan	6	2	Otto Storage Portfolio	NAP	Michelle A. Otto	Michelle A. Otto
48.01	Property		1	D Highway Storage
48.02	Property		1	O Road Storage
49	Loan	2, 16	1	All Purpose Storage Burlington	NAP	Jeremiah Boucher	Jeremiah Boucher
50	Loan	2, 16, 23	1	The Riley - 880 Manhattan Avenue	NAP	Juan David Gomez, Amnay Labou, Bryan Christian Anderson, Alexander J. Kaskel, Alex B. Rabin and Michael C. Lohan	Juan David Gomez, Amnay Labou, Bryan Christian Anderson, Alexander J. Kaskel, Alex B. Rabin and Michael C. Lohan

A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)
						30		29
1	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	No	No	Refinance		237,000,000	12,312,601	0	0	249,312,601	240,000,000	0	7,301,346	2,011,255
1.01	Property		1	FCA USA - Detroit, MI				No
1.02	Property		1	Grupo Antolin - Shelby Township, MI				No
1.03	Property		1	Follett School - McHenry, IL				No
1.04	Property		1	Shaw Aero - Naples, FL				No
1.05	Property		1	Kuka - Sterling Heights, MI				No
1.06	Property		1	ZF Active Safety - Findlay, OH				No
1.07	Property		1	CF Sauer - 184 Suburban				No
1.08	Property		1	CF Sauer - 728 N Main St.				No
1.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA				No
1.10	Property		1	Hannibal - Houston, TX				No
1.11	Property		1	FedEx IV - Lexington, KY				No
1.12	Property		1	VersaFlex - Kansas City, KS				No
1.13	Property		1	Cott Beverage Inc - Sikeston, MO				No
1.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD				No
1.15	Property		1	CSTK - St. Louis, MO				No
1.16	Property		1	CF Sauer - 39 S Park Dr.				No
1.17	Property		1	AM Castle - Wichita, KS				No
1.18	Property		1	CF Sauer - 9 Old Mill Road				No
1.19	Property		1	CF Sauer - 2447 Eunice Avenue				No
1.20	Property		1	CF Sauer - 513 West Butler Road				No
2	Loan	2, 4, 5, 6, 16, 30	6	Champion MSU Student Housing Portfolio	No	No	Refinance		44,000,000	100,870	0	0	44,100,870	38,993,757	0	2,142,585	2,964,529
2.01	Property		1	731 Burcham Drive				No
2.02	Property		1	745 Burcham Drive				No
2.03	Property		1	635 Abbot Road				No
2.04	Property		1	767 Burcham Drive				No
2.05	Property		1	787 Burcham Drive				No
2.06	Property		1	129 Burcham Drive				No
3	Loan	1, 2, 7, 16, 27, 28	1	620 W 153rd Street	No	Yes	Refinance	No	117,000,000	0	0	0	117,000,000	110,927,653	0	4,900,604	654,527
4	Loan	23	1	1640 Sepulveda	No	No	Refinance	No	36,300,000	64,777	0	0	36,364,777	31,673,231	0	359,390	4,332,156
5	Loan	2, 4, 7, 17, 28	1	University Pointe	No	No	Refinance	No	85,850,000	0	0	0	85,850,000	61,152,998	0	5,048,866	1,214,921
6	Loan	6	3	BPW Houston Multifamily Portfolio	No	No	Refinance		31,000,000	0	0	0	31,000,000	28,298,555	0	941,780	735,219
6.01	Property		1	Bayou Willows				No
6.02	Property		1	Weston Oaks				No
6.03	Property		1	Pleasant Village				No
7	Loan	1, 7, 9, 12, 13, 17, 19, 23, 24	1	640 5th Avenue	No	No	Refinance	No	300,000,000	106,245,190	100,000,000	0	506,245,190	501,608,063	0	1,421,115	3,216,012
8	Loan	2, 7, 10, 24	1	28-40 West 23rd Street	No	No	Refinance	No	155,000,000	12,777,258	0	5,206,287	172,983,545	139,632,947	0	2,013,918	31,336,680
9	Loan	10, 13, 27, 30	1	Country View Apartments	No	Yes	Refinance	No	21,500,000	28,026	0	0	21,528,026	19,616,498	0	1,680,563	230,966
10	Loan	5	1	Courtyard Fort Myers at I-75	No	No	Acquisition	No	21,325,000	11,524,715	0	0	32,849,715	0	28,250,000	609,933	3,989,783
11	Loan	2, 4, 6, 7, 12, 20, 27, 30	10	Bedrock Mixed-Use Portfolio	No	No	Refinance		75,000,000	0	0	0	75,000,000	66,050,211	0	6,044,555	0
11.01	Property		1	Trio on Fort Street				No
11.02	Property		1	28 Grand Apartments				No
11.03	Property		1	Madison Building				No
11.04	Property		1	1274 Library Street				No
11.05	Property		1	The Ferguson Apartments				No
11.06	Property		1	Lofts of Merchant Row				No
11.07	Property		1	620 and 630 Woodward Avenue				No
11.08	Property		1	The Globe Building				No
11.09	Property		1	1500 Woodward Avenue				No
11.10	Property		1	Fourteen56 Apartments				No
12	Loan	3, 7, 12, 24, 30	1	Syngenta Woodland	No	No	Acquisition	No	29,585,518	16,461,974	0	0	46,047,492	0	40,568,181	531,311	4,948,000
13	Loan	5, 7, 12, 15, 19, 23	1	Crescent Center	No	No	Refinance	No	52,000,000	2,672,977	0	0	54,672,977	49,625,707	0	2,615,777	2,431,492
14	Loan	2, 10, 19, 20, 21, 23	1	ASC Business Park	No	No	Acquisition	No	17,000,000	10,611,309	0	0	27,611,309	0	25,000,000	1,427,022	1,584,287
15	Loan	6, 27	4	Philadelphia Multifamily Portfolio	No	No	Refinance		16,800,000	0	0	0	16,800,000	13,412,950	0	1,077,298	155,963
15.01	Property		1	2105 Germantown Avenue				No
15.02	Property		1	719, 723-727 North 35th Street				No
15.03	Property		1	2101-2111 North Fairhill Street				No
15.04	Property		1	2215 North 7th Street				No
16	Loan	6	3	Cityline NY FL & TN Portfolio	No	No	Refinance
16.01	Property		1	Storage Sense - Chatham & Canaan				No
16.02	Property		1	Storage Sense - Clarksville				No
16.03	Property		1	Storage Sense – Punta Gorda				No
17	Loan	16, 28	1	Lofts at Dallas Mill	No	No	Refinance	No
18	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	No	No	Refinance	No
19	Loan	2, 7, 21, 23, 24	1	Wateridge	No	No	Refinance	No
20	Loan	1, 7, 23	1	1099 New York Avenue	No	No	Acquisition	No
21	Loan	19	1	48 E 57th Street	No	No	Refinance	No
22	Loan	10, 15, 23	1	Hooksett Village	No	Yes	Refinance	No
23	Loan	5, 16, 27	1	637 E 223rd Street	No	No	Refinance	No
24	Loan	17, 19, 20	1	Town & Country Plaza	No	No	Refinance	No
25	Loan	5	1	SpringHill Suites Fort Myers Airport	No	No	Acquisition	No
26	Loan	2, 4, 5, 14, 16, 27, 28	1	2460 White Plains Road & 708 Mace Avenue	No	No	Refinance	No
27	Loan	6, 7, 19	2	The Pointe & Oak Shadows	No	No	Refinance
27.01	Property		1	The Pointe				No
27.02	Property		1	Oak Shadows				No
28	Loan	19, 30	1	55 Pharr	No	No	Refinance	No
29	Loan	10, 15	1	Citrus Center	No	No	Refinance	No
30	Loan	16, 20	1	152 Geary Street	No	No	Refinance	No
31	Loan	2, 4, 6, 16	2	Toobian NY Portfolio	No	No	Refinance
31.01	Property		1	235, 239 and 241 East 39th Street				No
31.02	Property		1	1437 Old Northern Boulevard				No
32	Loan		1	Grande Woods South MHC	No	No	Refinance	No
33	Loan	16	1	Western Falcon	No	No	Refinance	No
34	Loan	6, 10, 24	2	Stor-More-Laredo Self Storage	No	No	Refinance
34.01	Property		1	Muller Rd				No
34.02	Property		1	Industrial Blvd				No
35	Loan	2, 4, 16, 27, 28	1	Centurion Union Phase III	No	No	Refinance	No
36	Loan		1	262-282 Cabrini Boulevard	No	Yes	Refinance	No
37	Loan	16	1	Country Place Apartments	No	No	Refinance	No
38	Loan		1	Hunter's Run	No	No	Refinance	No
39	Loan	4, 16, 19, 28, 30	1	Griffin Capital Plaza	No	No	Recapitalization	No
40	Loan	16	1	322 Graham Avenue	No	No	Refinance	No

A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)
						30		29
41	Loan	2, 6	3	Griffith MHC Portfolio	No	No	Refinance
41.01	Property		1	Gobblers Knob				No
41.02	Property		1	Westwood Manor				No
41.03	Property		1	Hidden Valley				No
42	Loan	16, 19	1	2 Palmer Terrace	No	No	Refinance	No
43	Loan		1	Silver Oaks Business Park	No	No	Recapitalization	No
44	Loan	10, 27	1	Extra Space Storage Chicago Heights	No	No	Refinance	No
45	Loan	6, 26	2	MIC St. Louis & Memphis	No	No	Refinance
45.01	Property		1	St. Louis Spruce				No
45.02	Property		1	Memphis Poplar				No
46	Loan	2, 6, 16	2	Anchor MHC and Tropical Circle MHC Portfolio	No	No	Refinance
46.01	Property		1	Anchor MHC				No
46.02	Property		1	Tropical Circle MHC				No
47	Loan		1	Cordova Court Apartments	No	No	Refinance	No
48	Loan	6	2	Otto Storage Portfolio	No	No	Refinance
48.01	Property		1	D Highway Storage				No
48.02	Property		1	O Road Storage				No
49	Loan	2, 16	1	All Purpose Storage Burlington	No	No	Refinance	No
50	Loan	2, 16, 23	1	The Riley - 880 Manhattan Avenue	No	Yes	Refinance	No

A-1-38

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)

1	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	0	0	249,312,601	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	FCA USA - Detroit, MI				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Grupo Antolin - Shelby Township, MI				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	Follett School - McHenry, IL				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Shaw Aero - Naples, FL				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	Kuka - Sterling Heights, MI				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.06	Property		1	ZF Active Safety - Findlay, OH				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.07	Property		1	CF Sauer - 184 Suburban				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.08	Property		1	CF Sauer - 728 N Main St.				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.10	Property		1	Hannibal - Houston, TX				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.11	Property		1	FedEx IV - Lexington, KY				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.12	Property		1	VersaFlex - Kansas City, KS				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.13	Property		1	Cott Beverage Inc - Sikeston, MO				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.15	Property		1	CSTK - St. Louis, MO				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.16	Property		1	CF Sauer - 39 S Park Dr.				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.17	Property		1	AM Castle - Wichita, KS				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.18	Property		1	CF Sauer - 9 Old Mill Road				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.19	Property		1	CF Sauer - 2447 Eunice Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.20	Property		1	CF Sauer - 513 West Butler Road				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	2, 4, 5, 6, 16, 30	6	Champion MSU Student Housing Portfolio	0	0	44,100,870	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.01	Property		1	731 Burcham Drive				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	745 Burcham Drive				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property		1	635 Abbot Road				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.04	Property		1	767 Burcham Drive				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.05	Property		1	787 Burcham Drive				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.06	Property		1	129 Burcham Drive				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	1, 2, 7, 16, 27, 28	1	620 W 153rd Street	517,215	0	117,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	23	1	1640 Sepulveda	0	0	36,364,777	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	2, 4, 7, 17, 28	1	University Pointe	18,433,215	0	85,850,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	6	3	BPW Houston Multifamily Portfolio	1,024,447	0	31,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	Bayou Willows				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Weston Oaks				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Pleasant Village				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	1, 7, 9, 12, 13, 17, 19, 23, 24	1	640 5th Avenue	0	0	506,245,190	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	2, 7, 10, 24	1	28-40 West 23rd Street	0	0	172,983,545	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	10, 13, 27, 30	1	Country View Apartments	0	0	21,528,026	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	5	1	Courtyard Fort Myers at I-75	0	0	32,849,715	28/03/2039	164.51	139.83	85.0%	164.51	144.88	88.1%	165.31	145.47
11	Loan	2, 4, 6, 7, 12, 20, 27, 30	10	Bedrock Mixed-Use Portfolio	2,905,234	0	75,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	Trio on Fort Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	28 Grand Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	Madison Building				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.04	Property		1	1274 Library Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.05	Property		1	The Ferguson Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.06	Property		1	Lofts of Merchant Row				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.07	Property		1	620 and 630 Woodward Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.08	Property		1	The Globe Building				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.09	Property		1	1500 Woodward Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.10	Property		1	Fourteen56 Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	3, 7, 12, 24, 30	1	Syngenta Woodland	0	0	46,047,492	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	5, 7, 12, 15, 19, 23	1	Crescent Center	0	0	54,672,977	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	2, 10, 19, 20, 21, 23	1	ASC Business Park	0	-400,000	27,611,309	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	6, 27	4	Philadelphia Multifamily Portfolio	2,153,788	0	16,800,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	2105 Germantown Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	719, 723-727 North 35th Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.03	Property		1	2101-2111 North Fairhill Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.04	Property		1	2215 North 7th Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	6	3	Cityline NY FL & TN Portfolio				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.01	Property		1	Storage Sense - Chatham & Canaan				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Storage Sense - Clarksville				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.03	Property		1	Storage Sense – Punta Gorda				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	16, 28	1	Lofts at Dallas Mill				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	2, 7, 21, 23, 24	1	Wateridge				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	1, 7, 23	1	1099 New York Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	19	1	48 E 57th Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	10, 15, 23	1	Hooksett Village				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	5, 16, 27	1	637 E 223rd Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	17, 19, 20	1	Town & Country Plaza				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	5	1	SpringHill Suites Fort Myers Airport				28/03/2039	159.12	127.30	80.0%	159.12	132.26	83.1%	161.30	135.17
26	Loan	2, 4, 5, 14, 16, 27, 28	1	2460 White Plains Road & 708 Mace Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	6, 7, 19	2	The Pointe & Oak Shadows				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.01	Property		1	The Pointe				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.02	Property		1	Oak Shadows				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	19, 30	1	55 Pharr				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	10, 15	1	Citrus Center				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	16, 20	1	152 Geary Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	2, 4, 6, 16	2	Toobian NY Portfolio				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.01	Property		1	235, 239 and 241 East 39th Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.02	Property		1	1437 Old Northern Boulevard				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	Grande Woods South MHC				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	16	1	Western Falcon				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	6, 10, 24	2	Stor-More-Laredo Self Storage				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.01	Property		1	Muller Rd				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.02	Property		1	Industrial Blvd				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	2, 4, 16, 27, 28	1	Centurion Union Phase III				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	262-282 Cabrini Boulevard				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	16	1	Country Place Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan		1	Hunter's Run				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	4, 16, 19, 28, 30	1	Griffin Capital Plaza				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	16	1	322 Graham Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-39

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)

41	Loan	2, 6	3	Griffith MHC Portfolio				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.01	Property		1	Gobblers Knob				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.02	Property		1	Westwood Manor				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.03	Property		1	Hidden Valley				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	16, 19	1	2 Palmer Terrace				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan		1	Silver Oaks Business Park				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	10, 27	1	Extra Space Storage Chicago Heights				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	6, 26	2	MIC St. Louis & Memphis				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.01	Property		1	St. Louis Spruce				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.02	Property		1	Memphis Poplar				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan	2, 6, 16	2	Anchor MHC and Tropical Circle MHC Portfolio				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46.01	Property		1	Anchor MHC				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46.02	Property		1	Tropical Circle MHC				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan		1	Cordova Court Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48	Loan	6	2	Otto Storage Portfolio				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48.01	Property		1	D Highway Storage				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
48.02	Property		1	O Road Storage				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
49	Loan	2, 16	1	All Purpose Storage Burlington				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
50	Loan	2, 16, 23	1	The Riley - 880 Manhattan Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-40

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	1, 6, 7, 12, 16, 19, 23, 27, 28	20	GNL Industrial Portfolio	NAP	NAP	NAP	NAP
1.01	Property		1	FCA USA - Detroit, MI	NAP	NAP	NAP	NAP
1.02	Property		1	Grupo Antolin - Shelby Township, MI	NAP	NAP	NAP	NAP
1.03	Property		1	Follett School - McHenry, IL	NAP	NAP	NAP	NAP
1.04	Property		1	Shaw Aero - Naples, FL	NAP	NAP	NAP	NAP
1.05	Property		1	Kuka - Sterling Heights, MI	NAP	NAP	NAP	NAP
1.06	Property		1	ZF Active Safety - Findlay, OH	NAP	NAP	NAP	NAP
1.07	Property		1	CF Sauer - 184 Suburban	NAP	NAP	NAP	NAP
1.08	Property		1	CF Sauer - 728 N Main St.	NAP	NAP	NAP	NAP
1.09	Property		1	Walgreens Boot Alliance - Pittsburgh, PA	NAP	NAP	NAP	NAP
1.10	Property		1	Hannibal - Houston, TX	NAP	NAP	NAP	NAP
1.11	Property		1	FedEx IV - Lexington, KY	NAP	NAP	NAP	NAP
1.12	Property		1	VersaFlex - Kansas City, KS	NAP	NAP	NAP	NAP
1.13	Property		1	Cott Beverage Inc - Sikeston, MO	NAP	NAP	NAP	NAP
1.14	Property		1	Dunlop Protective Footwear - Havre De Grace, MD	NAP	NAP	NAP	NAP
1.15	Property		1	CSTK - St. Louis, MO	NAP	NAP	NAP	NAP
1.16	Property		1	CF Sauer - 39 S Park Dr.	NAP	NAP	NAP	NAP
1.17	Property		1	AM Castle - Wichita, KS	NAP	NAP	NAP	NAP
1.18	Property		1	CF Sauer - 9 Old Mill Road	NAP	NAP	NAP	NAP
1.19	Property		1	CF Sauer - 2447 Eunice Avenue	NAP	NAP	NAP	NAP
1.20	Property		1	CF Sauer - 513 West Butler Road	NAP	NAP	NAP	NAP
2	Loan	2, 4, 5, 6, 16, 30	6	Champion MSU Student Housing Portfolio	NAP	NAP	NAP	NAP
2.01	Property		1	731 Burcham Drive	NAP	NAP	NAP	NAP
2.02	Property		1	745 Burcham Drive	NAP	NAP	NAP	NAP
2.03	Property		1	635 Abbot Road	NAP	NAP	NAP	NAP
2.04	Property		1	767 Burcham Drive	NAP	NAP	NAP	NAP
2.05	Property		1	787 Burcham Drive	NAP	NAP	NAP	NAP
2.06	Property		1	129 Burcham Drive	NAP	NAP	NAP	NAP
3	Loan	1, 2, 7, 16, 27, 28	1	620 W 153rd Street	NAP	NAP	NAP	NAP
4	Loan	23	1	1640 Sepulveda	NAP	NAP	NAP	NAP
5	Loan	2, 4, 7, 17, 28	1	University Pointe	NAP	NAP	NAP	NAP
6	Loan	6	3	BPW Houston Multifamily Portfolio	NAP	NAP	NAP	NAP
6.01	Property		1	Bayou Willows	NAP	NAP	NAP	NAP
6.02	Property		1	Weston Oaks	NAP	NAP	NAP	NAP
6.03	Property		1	Pleasant Village	NAP	NAP	NAP	NAP
7	Loan	1, 7, 9, 12, 13, 17, 19, 23, 24	1	640 5th Avenue	NAP	NAP	NAP	NAP
8	Loan	2, 7, 10, 24	1	28-40 West 23rd Street	NAP	NAP	NAP	NAP
9	Loan	10, 13, 27, 30	1	Country View Apartments	NAP	NAP	NAP	NAP
10	Loan	5	1	Courtyard Fort Myers at I-75	88.0%	170.77	148.74	87.1%
11	Loan	2, 4, 6, 7, 12, 20, 27, 30	10	Bedrock Mixed-Use Portfolio	NAP	NAP	NAP	NAP
11.01	Property		1	Trio on Fort Street	NAP	NAP	NAP	NAP
11.02	Property		1	28 Grand Apartments	NAP	NAP	NAP	NAP
11.03	Property		1	Madison Building	NAP	NAP	NAP	NAP
11.04	Property		1	1274 Library Street	NAP	NAP	NAP	NAP
11.05	Property		1	The Ferguson Apartments	NAP	NAP	NAP	NAP
11.06	Property		1	Lofts of Merchant Row	NAP	NAP	NAP	NAP
11.07	Property		1	620 and 630 Woodward Avenue	NAP	NAP	NAP	NAP
11.08	Property		1	The Globe Building	NAP	NAP	NAP	NAP
11.09	Property		1	1500 Woodward Avenue	NAP	NAP	NAP	NAP
11.10	Property		1	Fourteen56 Apartments	NAP	NAP	NAP	NAP
12	Loan	3, 7, 12, 24, 30	1	Syngenta Woodland	NAP	NAP	NAP	NAP
13	Loan	5, 7, 12, 15, 19, 23	1	Crescent Center	NAP	NAP	NAP	NAP
14	Loan	2, 10, 19, 20, 21, 23	1	ASC Business Park	NAP	NAP	NAP	NAP
15	Loan	6, 27	4	Philadelphia Multifamily Portfolio	NAP	NAP	NAP	NAP
15.01	Property		1	2105 Germantown Avenue	NAP	NAP	NAP	NAP
15.02	Property		1	719, 723-727 North 35th Street	NAP	NAP	NAP	NAP
15.03	Property		1	2101-2111 North Fairhill Street	NAP	NAP	NAP	NAP
15.04	Property		1	2215 North 7th Street	NAP	NAP	NAP	NAP
16	Loan	6	3	Cityline NY FL & TN Portfolio	NAP	NAP	NAP	NAP
16.01	Property		1	Storage Sense - Chatham & Canaan	NAP	NAP	NAP	NAP
16.02	Property		1	Storage Sense - Clarksville	NAP	NAP	NAP	NAP
16.03	Property		1	Storage Sense – Punta Gorda	NAP	NAP	NAP	NAP
17	Loan	16, 28	1	Lofts at Dallas Mill	NAP	NAP	NAP	NAP
18	Loan	1, 4, 7, 12, 14, 19, 20, 23	1	Kenwood Towne Centre	NAP	NAP	NAP	NAP
19	Loan	2, 7, 21, 23, 24	1	Wateridge	NAP	NAP	NAP	NAP
20	Loan	1, 7, 23	1	1099 New York Avenue	NAP	NAP	NAP	NAP
21	Loan	19	1	48 E 57th Street	NAP	NAP	NAP	NAP
22	Loan	10, 15, 23	1	Hooksett Village	NAP	NAP	NAP	NAP
23	Loan	5, 16, 27	1	637 E 223rd Street	NAP	NAP	NAP	NAP
24	Loan	17, 19, 20	1	Town & Country Plaza	NAP	NAP	NAP	NAP
25	Loan	5	1	SpringHill Suites Fort Myers Airport	83.8%	157.58	127.64	81.0%
26	Loan	2, 4, 5, 14, 16, 27, 28	1	2460 White Plains Road & 708 Mace Avenue	NAP	NAP	NAP	NAP
27	Loan	6, 7, 19	2	The Pointe & Oak Shadows	NAP	NAP	NAP	NAP
27.01	Property		1	The Pointe	NAP	NAP	NAP	NAP
27.02	Property		1	Oak Shadows	NAP	NAP	NAP	NAP
28	Loan	19, 30	1	55 Pharr	NAP	NAP	NAP	NAP
29	Loan	10, 15	1	Citrus Center	NAP	NAP	NAP	NAP
30	Loan	16, 20	1	152 Geary Street	NAP	NAP	NAP	NAP
31	Loan	2, 4, 6, 16	2	Toobian NY Portfolio	NAP	NAP	NAP	NAP
31.01	Property		1	235, 239 and 241 East 39th Street	NAP	NAP	NAP	NAP
31.02	Property		1	1437 Old Northern Boulevard	NAP	NAP	NAP	NAP
32	Loan		1	Grande Woods South MHC	NAP	NAP	NAP	NAP
33	Loan	16	1	Western Falcon	NAP	NAP	NAP	NAP
34	Loan	6, 10, 24	2	Stor-More-Laredo Self Storage	NAP	NAP	NAP	NAP
34.01	Property		1	Muller Rd	NAP	NAP	NAP	NAP
34.02	Property		1	Industrial Blvd	NAP	NAP	NAP	NAP
35	Loan	2, 4, 16, 27, 28	1	Centurion Union Phase III	NAP	NAP	NAP	NAP
36	Loan		1	262-282 Cabrini Boulevard	NAP	NAP	NAP	NAP
37	Loan	16	1	Country Place Apartments	NAP	NAP	NAP	NAP
38	Loan		1	Hunter's Run	NAP	NAP	NAP	NAP
39	Loan	4, 16, 19, 28, 30	1	Griffin Capital Plaza	NAP	NAP	NAP	NAP
40	Loan	16	1	322 Graham Avenue	NAP	NAP	NAP	NAP

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ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

41	Loan	2, 6	3	Griffith MHC Portfolio	NAP	NAP	NAP	NAP
41.01	Property		1	Gobblers Knob	NAP	NAP	NAP	NAP
41.02	Property		1	Westwood Manor	NAP	NAP	NAP	NAP
41.03	Property		1	Hidden Valley	NAP	NAP	NAP	NAP
42	Loan	16, 19	1	2 Palmer Terrace	NAP	NAP	NAP	NAP
43	Loan		1	Silver Oaks Business Park	NAP	NAP	NAP	NAP
44	Loan	10, 27	1	Extra Space Storage Chicago Heights	NAP	NAP	NAP	NAP
45	Loan	6, 26	2	MIC St. Louis & Memphis	NAP	NAP	NAP	NAP
45.01	Property		1	St. Louis Spruce	NAP	NAP	NAP	NAP
45.02	Property		1	Memphis Poplar	NAP	NAP	NAP	NAP
46	Loan	2, 6, 16	2	Anchor MHC and Tropical Circle MHC Portfolio	NAP	NAP	NAP	NAP
46.01	Property		1	Anchor MHC	NAP	NAP	NAP	NAP
46.02	Property		1	Tropical Circle MHC	NAP	NAP	NAP	NAP
47	Loan		1	Cordova Court Apartments	NAP	NAP	NAP	NAP
48	Loan	6	2	Otto Storage Portfolio	NAP	NAP	NAP	NAP
48.01	Property		1	D Highway Storage	NAP	NAP	NAP	NAP
48.02	Property		1	O Road Storage	NAP	NAP	NAP	NAP
49	Loan	2, 16	1	All Purpose Storage Burlington	NAP	NAP	NAP	NAP
50	Loan	2, 16, 23	1	The Riley - 880 Manhattan Avenue	NAP	NAP	NAP	NAP

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Footnotes to Annex A-1

(1);	“Barclays” denotes Barclays Capital Real Estate Inc. as Mortgage Loan Seller, “SGFC” denotes Societe Generale Financial Corporation as Mortgage Loan Seller, “KeyBank” denotes KeyBank National Association as Mortgage Loan Seller, “BMO” denotes Bank of Montreal as Mortgage Loan Seller, “AREF2” denotes Argentic Real Estate Finance 2 LLC as Mortgage Loan Seller, “LMF” denotes LMF Commercial, LLC as Mortgage Loan Seller, “SMC” denotes Starwood Mortgage Capital LLC as Mortgage Loan Seller, “CREFI” denotes Citi Real Estate Funding Inc. as Mortgage Loan Seller, “GCMC” denotes Greystone Commercial Mortgage Capital LLC as Mortgage Loan Seller, “GACC” denotes German American Capital Corporation as Mortgage Loan Seller and “UBS AG” denotes UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York as Mortgage Loan Seller.

With respect to Loan No. 1, GNL Industrial Portfolio, the mortgage loan is part of a whole loan that was co-originated by BMO, Barclays, SGFC and KeyBank.

With respect to Loan No. 3, 620 W 153rd Street, the mortgage loan is part of a whole loan that was co-originated by BMO and AREF2.

With respect to Loan No. 7, 640 5th Avenue, the mortgage loan is part of a whole loan that was co-originated by Goldman Sachs Bank USA, BMO and Morgan Stanley Bank, N.A.

With respect to Loan No. 18, Kenwood Towne Centre, the mortgage loan is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, Goldman Sachs Bank USA and SGFC.

With respect to Loan No. 20, 1099 New York Avenue, the mortgage loan is part of a whole loan that was co-originated by Barclays and AREF2.

(2)	With respect to Loan No. 2, Champion MSU Student Housing Portfolio, the mortgaged property is comprised of 292 apartment units, which include 524 beds.

With respect to Loan No. 3, 620 W 153rd Street, the mortgaged property contains three commercial units totaling 31,306 square feet of commercial space, that are 100% occupied by two retail tenants which represent approximately 7.0% of the net rental income from the 620 W 153rd Street mortgaged property. The information regarding occupancy and number of units shown does not include any commercial space at the 620 W 153rd Street mortgaged property unless otherwise indicated.

With respect to Loan No. 5, University Pointe, the mortgaged property consists of 877 beds equating to 250 units with 30,943 square feet of ground floor retail. The student housing portion of the mortgaged property is 98.1% occupied as of April 4, 2024 and the retail portion of the mortgaged property is 84.2% occupied as of February 13, 2024. The residential income accounts for 94.1% of total EGI with the commercial income accounting for the remaining 5.9%.

With respect to Loan No. 8, 28-40 West 23rd Street, the mortgaged property consists of 459,605 square feet of office space, accounting for 77.4% of adjusted base rent, and 118,500 square feet of retail space leased to Home Depot, accounting for 22.6% of adjusted base rent.

With respect to Loan No. 11, Bedrock Mixed-Use Portfolio, the mortgaged properties are mixed-use properties totaling 853,067 square feet across 10 properties. The industrial portion of the mortgaged properties consists of 563,782 square feet (66.1% of total commercial square feet) and is 86.1% leased as of May 20, 2024. The office portion of the mortgaged properties consists of 170,576 square feet (20.0% of total commercial square feet) and is 80.4% leased as of May 20, 2024. The retail portion of the mortgaged properties consists of 117,106 square feet (13.7% of total commercial square feet) and is 72.4% leased as

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of May 20, 2024. The storage portion of the mortgaged properties consists of 1,603 square feet (0.2% of total commercial square feet) and is 38.4% leased. The three multifamily buildings in the portfolio include 30,152 commercial square feet that is 26.7% leased as of May 20, 2024, and 194 units that are 87.6% leased as of May 20, 2024.

With respect to Loan No. 14, ASC Business Park, the mortgaged property consists of 223,075 square feet of industrial space and 73,916 square feet of office space.

With respect to Loan No. 19, Wateridge, the mortgaged property consists of 522,985 square feet of office space, 38,524 square feet of fitness center space, 15,029 square feet of retail space, and 400 square feet of storage space.

With respect to Loan No. 26, 2460 White Plains Road & 708 Mace Avenue, the mortgaged property is comprised of two buildings: (i) a 32-unit six-story multifamily building located at 2460 White Plains Road and (ii) a mixed-use building containing 2,000 square feet of ground floor commercial space with two second-floor multifamily units located at 708 Mace Avenue. For presentation purposes, only the multifamily units are considered.

With respect to Loan No. 31, Toobian NY Portfolio, the 1437 Old Northern Boulevard mortgaged property is a mixed-use building containing (i) three multifamily units, (ii) two ground floor commercial units and (iii) one office unit. For presentation purposes, only the multifamily units are considered.

With respect to Loan No. 35, Centurion Union Phase III, the mortgaged property is comprised of (i) 27 multifamily units and (ii) four ground floor commercial units. For presentation purposes, only the multifamily units are considered.

With respect to Loan No. 41, Griffith MHC Portfolio, the mortgaged properties consist of 271 pad sites, inclusive of 45 RV spaces located at the Hidden Valley mortgaged property.

With respect to Loan No. 46, Anchor & Tropical Circle MHC Portfolio, the Anchor MHC mortgaged property is comprised of: (i) 80 pad sites, six of which are single-family rentals and two of which are commercial spaces, (ii) 1,950 square feet of office space and (iii) 6,000 square feet of self-storage space. For presentation purposes, only the pad sites are considered.

With respect to Loan No. 49, All Purpose Storage Burlington, the mortgaged property consists of 270 storage units totaling 28,020 square feet, eight parking spaces, a 700 square foot office space and a 600 square foot apartment.

With respect to Loan No. 50, The Riley – 880 Manhattan Avenue, the mortgaged property consists of three residential units and 1,250 square feet of retail space.

(3)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 12, Syngenta Woodland, the mortgaged property is situated on 201.4 acres and is comprised of 14 buildings, including 4 greenhouses and field space for seed production. The mortgaged property includes 5,000 square feet of lab dedicated to plant pathology and 10,600 square feet of office and administrative space.

(4)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top five tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material

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portion of their property. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the preliminary prospectus.

With respect to Loan No. 2, Champion MSU Student Housing Portfolio, current occupancy as of May 15, 2024 is inclusive of two model units, with one unit at the 731 Burcham Drive mortgaged property and the other unit at the 635 Abbot Road mortgaged property.

With respect to Loan No. 5, University Pointe, Leased Occupancy (%) is based on 877 beds and does not include the 30,943 square feet of ground floor retail space at the University Pointe mortgaged property, which was 84.2% occupied as of February 13, 2024.

With respect to Loan No. 11, Bedrock Mixed-Use Portfolio, the overall historical occupancy and current occupancy are calculated by dividing the vacant commercial square footage over the overall commercial square footage at the Bedrock Mixed Use Portfolio mortgaged properties. The historical occupancy and current occupancy for the 28 Grand Apartments mortgaged property, The Ferguson Apartments mortgaged property and the Fourteen56 Apartments mortgaged property reflect the multifamily occupancy.

With respect to Loan No. 18, Kenwood Towne Centre, occupancy includes all tenants in place and excludes the 137,836 square feet of non-collateral space occupied by Nordstrom. As of December 31, 2023, the Kenwood Towne Centre mortgaged property was 95.2% occupied, excluding the non-collateral Nordstrom space.

With respect to Loan No. 26, 2460 White Plains Road & 708 Mace Avenue, the presented units and occupancy figures represents the 34 multifamily units at the mortgaged property and excludes the one ground floor commercial unit. The commercial unit is leased to Play, Dream & Learn, LLC, which has taken possession of its space and is paying rent, but is not yet open for business. At origination of the mortgage loan, the borrower deposited $250,000 into a commercial rent reserve.

With respect to Loan No. 31, Toobian NY Portfolio, for the 1437 Old Northern Boulevard mortgaged property, the presented units and occupancy figures represents the three multifamily units at the 1437 Old Northern Boulevard mortgaged property, and excludes the two ground floor commercial units and one office unit. As of May 1, 2024, the multifamily, commercial and office units were 100% occupied.

With respect to Loan No. 35, Centurion Union Phase III, the presented units and occupancy figures represent the 27 multifamily units at the mortgaged property and exclude the four ground floor commercial units. As of May 1, 2024, the commercial space totaling 5,333 square feet was 75.1% occupied. The remaining 1,327 square feet of vacant space is currently master leased to the borrower sponsor.

With respect to Loan No. 39, Griffin Capital Plaza, the Largest Tenant, Griffin Capital Company, an affiliate of the borrower sponsor, subleases 13,620 square feet of its space to another borrower sponsor affiliate, Peakstone Realty Trust, pursuant to a sublease that commenced in September 2021 and expires in June 2026. As of July 1, 2024, the subtenant will pay monthly rent of approximately $39,498. The underwritten monthly rent for the Largest Tenant is approximately $45,627, which is based on the primary lease to Griffin Capital Company.

(5)	With respect to all mortgage loans, with the exceptions of the mortgage loans identified in “Description of the Mortgage Pool—Definitions” in the preliminary prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 2, Champion MSU Student Housing Portfolio, the Appraised Value is the “As Portfolio” value, which includes a portfolio premium of $2,000,000. Based on the aggregate “As Is” appraised values of the mortgaged properties of $63,000,000, the Cut-off Date LTV Ratio and LTV Ratio at

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Maturity/ARD would be 69.8%.

With respect to Loan No. 10, Courtyard Fort Myers at I-75, the appraised value of $33,500,000 is the “Hypothetical As Is, As If Complete” value, which assumes that the scheduled property improvement plan has been completed as of February 12, 2024. At origination of the mortgage loan, the borrower deposited $3,800,000 for property improvement plan work. The “as-is” appraised value is $28,500,000. Such “as-is” appraised value results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 74.8%.

With respect to Loan No. 13, Crescent Center, the Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) were calculated using the “Hypothetical As-Is” appraised value, which assumes a $1,200,000 upfront reserve for free rent and a $500,000 upfront reserve for future TI/LC costs.

With respect to Loan No. 23, 637 E 223rd Street, the “As-Stabilized” Appraised Value ($) is $22,500,000 as of June 1, 2024, which assumes that the mortgaged property will qualify for, and receive, New York City Family Homelessness & Eviction Prevention Supplement rents in-line with 130% of the area median income limits for a minimum of five years, with opportunity to extend beyond five years.

With respect to Loan No. 25, SpringHill Suites Fort Myers Airport, the appraised value of $19,500,000 is the “Hypothetical As Is, As If Complete” value, which assumes that the scheduled property improvement plan has been completed as of February 12, 2024. At origination of the mortgage loan, the borrower deposited $4,000,000 for property improvement plan work. The “as-is” appraised value is $14,500,000. Such “as-is” appraised value results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 84.9%.

With respect to Loan No. 26, 2460 White Plains Road & 708 Mace Avenue, the appraised values for the 2460 White Plains Road building and the 708 Mace Avenue building were $17,675,000 and $1,900,000, respectively.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

● Loan No. 1, GNL Industrial Portfolio
● Loan No. 2, Champion MSU Student Housing Portfolio
● Loan No. 6, BPW Houston Multifamily Portfolio
● Loan No. 11, Bedrock Mixed-Use Portfolio
● Loan No. 15, Philadelphia Multifamily Portfolio
● Loan No. 16, Cityline NY FL & TN Portfolio
● Loan No. 27, The Pointe & Oak Shadows
● Loan No. 31, Toobian NY Portfolio
● Loan No. 34, Stor-More-Laredo Self Storage
● Loan No. 41, Griffith MHC Portfolio
● Loan No. 45, MIC St. Louis & Memphis
● Loan No. 46, Anchor MHC and Tropical Circle MHC Portfolio
● Loan No. 48, Otto Storage Portfolio

(7)	The Original Balance ($), Cut-off Date Balance ($), and Maturity/ARD Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1, see the charts titled “Whole Loan Summary” and “Whole Loan

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Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans” in the preliminary prospectus.
● Loan No. 1, GNL Industrial Portfolio
● Loan No. 3, 620 W 153rd Street
● Loan No. 5, University Pointe
● Loan No. 7, 640 5th Avenue
● Loan No. 8, 28-40 West 23rd Street
● Loan No. 11, Bedrock Mixed-Use Portfolio
● Loan No. 12, Syngenta Woodland
● Loan No. 13, Crescent Center
● Loan No. 18, Kenwood Towne Centre
● Loan No. 19, Wateridge
● Loan No. 20, 1099 New York Avenue
● Loan No. 27, The Pointe & Oak Shadows

(8)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate (%) and (iii) 365/360.

With respect to Loan No. 7, 640 5th Avenue, the 640 5th Avenue Whole Loan and the 640 5th Avenue Mezzanine Loan each have fixed amortization for their entire 60-month loan terms. With respect to the 640 5th Avenue Whole Loan, the borrower is required to make payments on each monthly payment date, as follows: (x) principal in the amount of $437,500 and (y) the monthly interest payment. With respect to the 640 5th Avenue Mezzanine Loan, the mezzanine borrower is required to make payments on each monthly payment date as follows: (x) principal in the amount of approximately $145,833 and (y) the monthly interest payment.

(10)	With respect to Loan No. 8, 28-40 West 23rd Street, Grace Period – (Late Payment) is zero days for the outstanding principal balance due at maturity and three days for the monthly payment of interest once in any 366 day period.

With respect to Loan No. 9, Country View Apartments, the Grace Period – Default (Days) is zero days for the outstanding principal balance due at maturity and five days is allowed during the term of the mortgage loan for the monthly payment of principal and interest.

With respect to Loan No. 14, ASC Business Park, the Grace Period – Late Fee (Days) of 10 days is permitted, before the borrower has to pay the lesser of (i) 5.0% of the unpaid sum or (ii) the maximum amount permitted by applicable law in order to defray the expense incurred by the lender to process the delinquent payment and to compensate the lender for the loss of the use of the delinquent payment.

With respect to Loan No. 22, Hooksett Village, a Grace Period – Default (Days) of five days does not apply to the amount due on the maturity date.

With respect to Loan No. 29, Citrus Center, a Grace Period – Default (Days) of five days does not apply to the amount due on the maturity date.

With respect to Loan No. 34, Stor-More-Laredo Self Storage, a Grace Period – Default (Days) of five days does not apply to the amount due on the maturity date.

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With respect to Loan No. 44, Extra Space Storage Chicago Heights, a Grace Period – Default (Days) of three days does not apply to the amount due on the maturity date.

(11)	Intentionally left blank.

(12)	The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the preliminary prospectus.

With respect to Loan No. 1, GNL Industrial Portfolio, the GNL Industrial Portfolio Whole Loan may be voluntarily prepaid in whole (but not in part, other than in connection with the release of an individual mortgaged property, to cure a debt yield trigger or to obtain the DSCR threshold necessary for casualty/condemnation proceeds to be made available to the borrowers), at any time after April 5, 2025, with the payment of a yield maintenance premium if such prepayment is made prior to October 6, 2028. From and after October 6, 2028, the GNL Industrial Portfolio Whole Loan may be voluntarily prepaid in whole (but not in part, other than in connection with the release of an individual mortgaged property, to cure a debt yield trigger or to obtain the DSCR threshold necessary for casualty/condemnation proceeds to be made available to the borrowers), without the payment of a yield maintenance premium. The GNL Industrial Portfolio Whole Loan may be defeased in whole (but not in part, other than in connection with the release of an individual mortgaged property pursuant to the GNL Industrial Portfolio Whole Loan documents) at any time after the earlier to occur of (i) April 5, 2027 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note of the GNL Industrial Portfolio Whole Loan to be securitized. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the BBCMS 2024-5C27 securitization in July 2024. The actual lockout period may be longer.

With respect to Loan No. 7, 640 5th Avenue, the lockout period for prepayment of the 640 5th Avenue Whole Loan, in whole, will be at least 24 months beginning with and including the first payment date on August 1, 2024; provided that partial prepayment to resize the 640 5th Avenue Whole Loan to satisfy certain debt yield requirements are permitted during the whole loan term with applicable yield maintenance therewith. The borrower may defease the 640 5th Avenue Whole Loan in whole (but not in part) at any time after the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) August 1, 2027. The assumed lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2024-5C27 securitization in July 2024. The actual lockout period may be longer.

With respect to Loan No. 11, Bedrock Mixed-Use Portfolio, the lockout period will be at least 25 payment dates beginning with and including the first payment date in July 2024. Defeasance of the Bedrock Mixed Use Portfolio Whole Loan in full is permitted at any time after the earlier to occur of (i) June 5, 2027 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payment dates is based on the anticipated closing date of the BBCMS 2024-5C27 securitization in July 2024. The actual lockout period may be longer.

With respect to Loan No. 12, Syngenta Woodland, at origination, the borrower deposited $4,948,000 into a capital expenditures reserve (the “Syngenta CapEx Reserve”) to pay for advances that the sole tenant, Syngenta Seeds, LLC (“Syngenta”), is entitled to request pursuant to its lease, which were expected to be

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used for capital improvements to the mortgaged property. Pursuant to the Syngenta Woodland Whole Loan agreement, if any funds remained on deposit in the Syngenta CapEx Reserve on June 1, 2024, then the lender was to apply such funds to the prepayment of the Syngenta Woodland Whole Loan, in an amount equal to the lesser of (x) the amount that, when applied to the outstanding principal balance of the Syngenta Woodland Whole Loan, would result in a Loan to Cost Ratio (as defined below) of 65%, or (y) all remaining funds on deposit in the Syngenta CapEx Reserve (in either case the “Syngenta CapEx Prepayment”), and the borrower was required to pay a prepayment fee. Any funds remaining in the Syngenta CapEx Reserve after the Syngenta CapEx Prepayment were required to be released to the borrower.

“Loan to Cost Ratio” means the ratio, as of a particular date, in which (1) the numerator is equal to the outstanding principal balance of the Syngenta Woodland Whole Loan, and (2) the denominator is equal to the sum of (i) $40,568,181, and (ii) the sum of (x) $0, and (y) the aggregate amount of Syngenta CapEx Reserve funds disbursed to borrower from the Syngenta CapEx Reserve pursuant to the Syngenta Woodland Whole Loan agreement as of the date of determination, in each case as determined in good faith by the lender.

As of June 1, 2024, the borrower had not drawn on the Syngenta CapEx Reserve, and in June 2024 the Syngenta Woodland Whole Loan agreement was amended to extend the date on which any Syngenta Cap Ex Prepayment is required to be made to December 1, 2024, and to allow the Syngenta CapEx Reserve to be used for its original purposes until such date, and a corresponding lease amendment was entered into. In the event that all or any portion of the Syngenta CapEx Reserve is not used by December 1, 2024, it is anticipated that the Syngenta Woodland Whole Loan will be prepaid on that date, notwithstanding the otherwise applicable lockout period, in accordance with the provisions described above.

With respect to Loan No. 12, Syngenta Woodland, the parent company of the sole tenant, Syngenta, is domiciled in the People’s Republic of China. The related lease provides that if at any time, the government, via law, ordinance, regulation, etc. prohibits Syngenta from holding, or prohibits the landlord from granting or conveying to the tenant, a leasehold interest in the Syngenta Woodland mortgaged property, then the tenant must transition the operational and financial responsibility to a third party by (i) assigning the tenant’s right, title and interest in the lease to a successor tenant, (ii) contracting with a third party contractor to occupy the Syngenta Woodland mortgaged property as the successor tenant or (iii) the borrower selling the Syngenta Woodland mortgaged property to a third party purchaser designated by Syngenta for an amount equal to the quotient of (A) the sum of the next 12 payments of the base rent divided by (B) 7.03% (the “Purchase Price”). Pursuant to the terms of the Syngenta Woodland Whole Loan documents, all of the Purchase Price (or such portion that is needed to repay the Syngenta Woodland Whole Loan in full) is required to be paid to the lender by the borrower upon receipt. The Syngenta Woodland Whole Loan documents provide that if the borrower is obligated to sell the Syngenta Woodland mortgaged property pursuant to the above terms of the lease, simultaneously with such sale the borrower is required to prepay the Syngenta Woodland Whole Loan in whole together with, if such prepayment is prior to the open prepayment date, a prepayment fee equal to the greater of a yield maintenance premium and 1% of the unpaid principal balance as of the date of prepayment.

With respect to Loan No. 13, Crescent Center, defeasance of the Crescent Center Whole Loan in full is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note to be securitized and (b) September 22, 2026. The assumed prepayment lockout period of 33 payments is based on the anticipated closing date of the BBCMS 2024-5C27 securitization in July 2024. The actual lockout period may be longer.

With respect to Loan No. 18, Kenwood Towne Centre, the lockout period will be at least 28 payment dates beginning with and including the first payment date in April 2024. Defeasance of the Kenwood Towne Centre Whole Loan in full is permitted at any time after the earlier to occur of (i) February 9, 2027 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 28 payment dates is based on the anticipated closing date of

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the BBCMS 2024-5C27 securitization in July 2024. The actual lockout period may be longer. The Kenwood Towne Centre Whole Loan may be partially prepaid at any time to cure a cash management trigger period due to the Kenwood Towne Centre Whole Loan debt yield being less than 9.75%, provided that any prepayment prior to the payment date occurring in September 2028 will be subject to payment of a yield maintenance premium.

(13)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the preliminary prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 7, 640 5th Avenue, Morgan Stanley Bank, N.A. and Goldman Sachs Bank USA originated a mezzanine loan (the “640 5th Avenue Mezzanine Loan”) in the amount of $100,000,000, secured by the direct equity ownership in the borrower of the 640 5th Avenue Whole Loan. The borrower under the 640 5th Avenue Mezzanine Loan is required to make monthly payments to the mezzanine lender equal to (x) principal in the amount of approximately $145,833 and (y) the monthly interest payment. The 640 5th Avenue Mezzanine Loan accrues interest at a rate of 11.50000% per annum and is coterminous with the 640 5th Avenue Whole Loan.

With respect to Loan No. 9, Country View Apartments, future mezzanine debt is permitted, subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio does not exceed 67.4% and (y) the debt service coverage ratio is equal to or greater than 1.19x, (ii) execution of a subordination and intercreditor agreement reasonably acceptable to the lender and (iii) receipt of a rating agency confirmation from each applicable rating agency.

(14)	The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the Origination Date during the term of the mortgage loan.

With respect to Loan No. 18, Kenwood Towne Centre, the Underwritten NOI DSCR (x) and Underwritten NCF DSCR (x) do not include the non-collateral Nordstrom space.

With respect to Loan No. 26, 2460 White Plains Road & 708 Mace Avenue, the Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%), which equal 1.42x, 1.41x, 9.9% and 9.8%, respectively, assume a stabilized underwritten economic vacancy of 3.1%, giving credit to rent payments due under the three unleased units that are currently subject to a master lease, versus an in-place economic vacancy of 8.5%. Assuming the in-place economic vacancy, the Underwritten NOI DSCR (x), the Underwritten NCF DSCR (x), the Underwritten NOI Debt Yield (%) and the Underwritten NCF Debt Yield (%) would be 1.33x, 1.32x, 9.3% and 9.2%, respectively. The mortgage loan was structured to include a $200,000 rent reserve to be released to the borrower, upon the satisfaction of certain conditions, including, but not limited to, (i) no event of default under the mortgage loan then exists, (ii) the borrower has provided a certified rent roll with 100% occupancy, (iii) the borrower has provided the executed leases for the three unleased units and (iv) the DSCR (based on trailing one-month income, annualized, and underwritten expenses) is greater than or equal to 1.40x.

(15)	In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at closing.

With respect to Loan No. 13, Crescent Center, a $100,000 credit to tenant improvements and leasing commissions has been underwritten, reflecting 1/5th of the TI/LC deposit at origination.

With respect to Loan No. 22, Hooksett Village, a $80,000 credit to tenant improvements and leasing

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commission has been underwritten reflecting approximately 1/10th of the TI/LC deposits at origination.

With respect to Loan No. 29, Citrus Center, a $60,000 credit to tenant improvements and leasing commission has been underwritten reflecting 1/5th of the TI/LC deposits at origination.

(16)	With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 1, GNL Industrial Portfolio, the fourth most recent revenue is unavailable because the GNL Industrial Portfolio mortgaged properties were acquired by the borrower sponsor on various dates between 2014 and 2020.

With respect to Loan No. 2, Champion MSU Student Housing Portfolio, the mortgaged properties were closed for renovations during the 2022-23 school year, and post-renovation operations began in August of 2023, coinciding with the start of the 2023-24 school year. Accordingly, historical cash flows are not applicable. Most Recent NOI consists of NOI for the month of February 2024, annualized.

With respect to Loan No. 3, 620 W 153rd Street, historical financial information is not available because the improvements were completed in 2023.

With respect to Loan No. 17, Lofts at Dallas Mill, historical cash flows prior to the trailing 12 months ended March 31, 2024 are not available as the mortgaged property was built in 2023.

With respect to Loan No. 23, 637 E 223rd Street, historical financial information is not available because the mortgaged property was built in 2023.

With respect to Loan No. 26, 2460 White Plains Road & 708 Mace Avenue, historical financial information prior to the trailing-six months ending March 31, 2024 is not available as the mortgaged property was re-developed in 2023.

With respect to Loan No. 30, 152 Geary Street, historical financial information is not available due to the triple-net nature of the single-tenant lease at the mortgaged property.

With respect to Loan No. 31, Toobian NY Portfolio, historical financial information prior to the trailing-four months ending April 30, 2024 for the 235, 239 and 241 East 39th Street mortgaged property is not available as the mortgaged property was acquired in December 2023.

With respect to Loan No. 33, Western Falcon, historical financial information prior to 2023 is not available as the borrower did not provide such information since the mortgaged property is a single tenant property subject to a triple-net lease with the related tenant.

With respect to Loan No. 35, Centurion Union Phase III, historical financial information is not available as the mortgaged property was built in 2024.

With respect to Loan No. 37, Country Place Apartments, after acquiring the mortgaged property in 2020, the borrower sponsor renovated 115 of the units. These renovations carried over into 2021 through March 2023.

With respect to Loan No. 39, Griffin Capital Plaza, Fourth Most Recent cash flows are not available as the borrower sponsor was not required to provide more than three years of historical operating statements.

With respect to Loan No. 40, 322 Graham Avenue, historical financial information is not available as the mortgaged property was built in 2022 and completed leasing up in the fourth quarter of 2023.

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With respect to Loan No. 42, 2 Palmer Terrace, the Fourth Most Recent NOI represents the trailing-eight months ending December 31, 2021 as the mortgaged property was acquired in April 2021.

With respect to Loan No. 46, Anchor MHC and Tropical Circle MHC Portfolio, the mortgaged properties were historically operated as one mortgaged property. As such, historical financial information is presented at only the portfolio level.

With respect to Loan No. 49, All Purpose Storage Burlington, the mortgaged property was acquired in October 2022. The 2022 financial information reflects prior ownership operations for the fiscal year ending May 2022.

With respect to Loan No. 50, The Riley – 880 Manhattan Avenue, historical financials are unavailable as the mortgaged property was fully renovated in 2023.

(17)	With respect to Loan No. 5, University Pointe, the mortgaged property is subject to a ground lease between Nob Hill Partners, LLC, a co-borrower as landlord, and Broward Student Housing, LLC, a co-borrower as tenant.

With respect to Loan No. 7, 640 5th Avenue, a prior owner of the mortgaged property ground leased the mortgaged property to the owner of the property located at 650 5th Avenue (the “Air Rights Tenant”), who subleased the mortgaged property (other than other than development rights relating to the West 52nd Street building, which was retained by the Air Rights Tenant) back to such prior owner of the mortgaged property, solely for the purpose of satisfying certain zoning requirements in connection with the transfer of such development rights to the Air Rights Tenant.

With respect to Loan No. 24, Town & Country Plaza, the mortgaged property is situated on six parcels totaling approximately 21.29 acres. The borrower’s interest in two of the six parcels is a leasehold, which are owned by two separate ground lessors, Gold Giant, LTD and N. Cefalu Company, Inc., while the remaining parcels are owned in fee. The borrower’s ground lease with Gold Giant, LTD encompasses 0.47 acres on the mortgaged property (the “Gold Ground Lease”) and has 13, five-year extension options remaining. The current term of the Gold Ground Lease expires on February 3, 2053 (February 3, 2098 with extensions). The borrower currently pays $5,000 in ground rent annually. Increases are based on the cumulative consumer price index over the prior five-year period.

The borrower’s ground lease with N. Cefalu Company, Inc. encompasses six acres of the mortgaged property (the “Cefalu Ground Lease”) and has four, 15-year renewal options remaining. The current term of the Cefalu Ground Lease expires on July 31, 2045 (July 31, 2090 with extensions). The borrower is currently paying $30,000 in rent annually with a $2,400 annual increase per option.

(18)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

(19)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 1, GNL Industrial Portfolio, during the continuance of a cash sweep period, the borrowers are required to deposit into an account for repairs and replacements, on a monthly basis, an amount equal to 1/12th of $0.15 multiplied by the total number of rentable square feet. In the event of a partial release, the monthly deposit will be reduced by an amount equal to 1/12th of the product obtained by multiplying $0.15 by the total number of rentable square feet of the individual mortgaged property that

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is subject of such partial release.

With respect to Loan No. 1, GNL Industrial Portfolio, during a cash sweep period, the borrowers are required to deposit into a reserve for tenant improvements and leasing commissions, on a monthly basis, an amount equal to 1/12th of $0.25 multiplied by the total number of rentable square feet. In the event of a partial release, the monthly deposit will be reduced by an amount equal to 1/12th of the product obtained by multiplying $0.25 by the total number of rentable square feet of the individual mortgaged property that is subject of such partial release.

With respect to Loan No. 7, 640 5th Avenue, during a trigger period, the borrower is required to deposit into a reserve for capital expenditures, on a monthly basis, approximately $8,134 for the payment or reimbursement of approved capital expenses. Such monthly deposits will not be required during such time that the balance of the capital expense reserve exceeds approximately $195,217.

With respect to Loan No. 13, Crescent Center, if the balance in the Simmons Bank free rent reserve is less than $475,750 on October 1, 2025, then the borrower is required to deposit the amount necessary to cause the balance of funds in the reserve account to equal $475,750.

With respect to Loan No. 14, ASC Business Park, if Mid-Atlantic Patient Accounts Center (“MACPAC”), or a replacement tenant leasing MACPAC’s premises at the mortgaged property, elects to downsize the amount of space it leases at the mortgaged property and the DSCR is less than 1.35x (an “Anchor Tenant Premises Reduction Trigger Event”), then the borrower is required to deposit an amount equal to (i) the annual rent payable pursuant to such anchor tenant’s lease immediately prior to the occurrence of an Anchor Tenant Premises Reduction Trigger Event less (ii) the annual rent payable pursuant to such anchor tenant’s lease following the occurrence of an Anchor Tenant Premises Reduction Trigger Event, as determined by the lender, and will be required to make such deposit on an annual basis thereafter until the DSCR is greater than 1.40x.

With respect to Loan No. 14, ASC Business Park, on each monthly payment date during the occurrence of certain events with respect to MACPAC, or a replacement tenant leasing MACPAC’s premises at the mortgaged property, and inclusive of the period in which a cure is undertaken, in accordance with the mortgage loan documents, the borrower is required to deposit either (i) an amount equal to the excess cash flow generated by the mortgaged property for the immediately preceding interest accrual period or (ii) to the extent the borrower has so elected, a monthly deposit amount of $79,000.

With respect to Loan No. 18, Kenwood Towne Centre, during the continuance of a reserve trigger period or cash management period, on each monthly payment date thereafter, the borrower is required to escrow approximately $21,524 for monthly replacement reserves.

With respect to Loan No. 18, Kenwood Towne Centre, during the continuance of an anchor trigger event, on each monthly payment date, the borrower is required to escrow an amount equal to the anchor reserve monthly deposit for tenant improvements and leasing commissions, construction costs, required landlord work and other related costs associated with re-tenanting the applicable space or any other space at the mortgaged property.

With respect to Loan No. 18, Kenwood Towne Centre, during the continuance of a reserve trigger period or cash management period, the borrower is required to deposit, on a monthly basis, (A) 1/12th of the taxes and (B) 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months. With respect to the insurance reserve deposits, the lender will waive the requirements for insurance deposits if the borrower maintains insurance pursuant to a blanket policy and premiums have been paid for one year in advance or through the term of coverage if less than one year. All funds remaining in the tax and insurance escrow fund will be returned to the borrower upon the earliest to occur of (i) payment in full of the debt, (ii) a defeasance event or (iii) the termination of a reserve

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management period or cash management period (provided no event of default has occurred and is continuing).

With respect to Loan No. 21, 48 E 57th Street, taxes and other charges will not be applicable, until and unless (i) the jeweler tenant’s failure to pay before delinquency any taxes and other charges, (ii) the lender having to receive from the borrower evidence of the payment of any taxes and other charges before delinquency or (iii) the event of default.

With respect to Loan No. 24, Town & Country Plaza, during the continuance of a Significant Tenant Trigger Period (as defined in the mortgage loan documents), the borrower is required to deposit all excess cash flow to be held by the lender in a reserve account for the re-tenanting costs incurred with re-tenanting the related significant tenant space.

With respect to Loan No. 27, The Pointe & Oak Shadows, on a monthly basis through and including the payment date in May 2026, the borrowers are required to escrow $29,167 for replacement reserves ($500 per unit annually). Commencing on the payment date in June 2026, the borrowers are required to escrow $14,583 each month for replacement reserve ($250 per unit annually).

With respect to Loan No. 28, 55 Pharr, on each monthly payment date during any period, beginning on the last day of any quarter where the DSCR is less than 1.10x and ending on the last day of any quarter thereafter in which the DSCR is at least 1.15x for two consecutive quarters (a “Low DSCR Period”), which would otherwise (if such deposit had not been made) have been a Low DSCR Period, the borrower is required to deposit $9,200 into a low DSCR avoidance reserve. In lieu of a monthly deposit, the borrower is permitted to instead provide the lender with a letter of credit in an amount equal to $110,400 once every 12th payment date during a period of time that would have otherwise (if such deposit had not been made) have been a Low DSCR Period.

With respect to Loan No. 28, 55 Pharr, on each monthly payment date, the borrower is required to deposit 1/12th of the condominium charges that the lender estimates will be payable during the next ensuing 12 months in order to accumulate with the lender sufficient funds to pay all such condominium charges at least 30 days prior to their respective due dates. Notwithstanding the foregoing, the borrower will not be obligated to deposit with the lender such deposit for the monthly condominium charges so long as (x) no event of default is continuing and (y) the borrower has timely paid all condominium charges on or before the time such are due, provided that the borrower has provided evidence thereof reasonably acceptable to the lender.

With respect to Loan No. 39, Griffin Capital Plaza, on each payment date that the balance of the rollover reserve subaccount is less than $163,194, the borrower will be required to deposit an amount initially equal to 1/12th of the product obtained by multiplying $1.20 by the aggregate number of rentable square feet of space at the mortgaged property (initially $2,719.80 per month) into the rollover reserve subaccount.
With respect to Loan No. 39, Griffin Capital Plaza, the borrower is not required to make monthly deposits into the tax and insurance subaccount for insurance premiums associated with any insurance coverage carried under a blanket insurance policy pursuant to the Griffin Capital Plaza mortgage loan documents so long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender timely evidence of payment of all such insurance premiums.

With respect to Loan No. 42, 2 Palmer Terrace, during the continuance of a Major Tenant Event Period (as defined in the mortgage loan documents), the borrower is required to deposit $18,280 monthly to be held by the lender in a reserve account for the re-tenanting costs incurred with re-tenanting the related major tenant space.

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(20)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 11, Bedrock Mixed-Use Portfolio, the borrower is required to deposit for replacement reserves on a monthly basis an amount equal to the lesser of (x) $75,000 and (y) the difference between the amount then on deposit in the rollover reserve account and $3,000,000.

With respect to Loan No. 14, ASC Business Park, the borrower is required to deposit $2,083.33 into an environmental remediation reserve on a monthly basis. Provided that no event of default is continuing, the borrower is not required to make the monthly deposit with the lender so long as the balance of environmental remediation reserve funds on deposit is equal to or greater than $125,000.

With respect to Loan No. 14, ASC Business Park, the rollover reserve account is subject to a monthly cap of $297,000. The upfront rollover deposit of $500,000 does not apply towards the capped amount.

With respect to Loan No. 18, Kenwood Towne Centre, during the continuance of a reserve trigger period or cash management period, the borrower is required to deposit with the lender on each monthly payment date an amount equal to $21,524 for replacement reserves. In the event the replacement reserve funds balance is equal to or greater than $516,571 (the “Reserve Cap”), the borrower will not be required to pay to the lender the replacement reserve monthly deposit; provided, however, that upon such time as the balance of funds then contained in the replacement reserve has been reduced to an amount less than the Reserve Cap, the borrower will be required to recommence paying to the lender the replacement reserve monthly deposit until such time as the replacement reserve funds balance is equal to or greater than the Reserve Cap.

With respect to Loan No. 18, Kenwood Towne Centre, the borrower is required to deposit monthly into the TI/LC reserve account an amount equal to $129,142.63 if the balance of the TI/LC reserve account is less than $3,099,423, until the amounts on deposit in the TI/LC reserve account are equal to or exceed $3,099,423. The upfront existing TI/LC amount of $3,732,395 does not apply towards the capped amount.

With respect to Loan No. 24, Town & Country Plaza, on a monthly basis, the borrower is required to escrow $9,716 for tenant improvements and leasing conditions. The reserve is subject to a cap of $500,000. The ongoing TI/LC reserve is currently suspended.

With respect to Loan No. 30, 152 Geary Street, on a monthly basis, the borrower is required to escrow $95.83 for replacement reserves. The reserve is subject to a cap of $2,875. The ongoing replacement reserve is currently suspended.

(21)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

With respect to Loan No. 14, ASC Business Park, the Fourth Largest Tenant, Uplifting Deals, leases 35,242 square feet that expires on July 31, 2029, and 6,599 square feet that expires on January 31, 2025.

With respect to Loan No. 19, Wateridge, the Largest Tenant, Crystal Stairs, leases 101,938 square feet of office space that expires on April 15, 2030, and 7,948 square feet of office space that expires on October 31, 2024.

(22)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

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(23)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 1, GNL Industrial Portfolio, Grupo Antolin, the sole tenant at the Grupo Antolin - Shelby Township, MI mortgaged property, has a one-time right to terminate its lease, effective as of the last day of the 138th month of the lease term, April 2029, by providing the related borrower written notice of such termination no later than the 126th month of the lease term, April 2028.

With respect to Loan No. 1, GNL Industrial Portfolio, ZF Active Safety, the sole tenant at the ZF Active Safety - Findlay, OH mortgaged property, has the right to terminate its lease, effective as of the last day of the 120th month of the lease term, September 2028, subject to providing no less than 12 months’ prior written notice to the related borrower and payment equal to the net present value of all remaining rent for the remainder of the initial lease term calculated using an interest rate of 5% concurrently with delivery of such notice.

With respect to Loan No. 1, GNL Industrial Portfolio, A.M. Castle & Co, the sole tenant at the AM Castle - Wichita, KS mortgaged property, has the right to terminate its lease, effective as of the last day of the 120th month of the lease term, October 2024, subject to providing no less than 180 days’ prior written notice to the related borrower and payment of a termination fee.

With respect to Loan No. 4, 1640 Sepulveda, the Largest Tenant, Therabody, Inc., may cancel its lease as of the last day of the 66th lease month once the tenant has accepted possession, by delivering written notice to the landlord at least 12 full calendar months before the cancellation date and payment of a cancellation fee equal to the amount that would be outstanding on a hypothetical loan on the cancellation date assuming (1) an original principal balance equal to the leasing costs, all leasing commissions and allowances, including the construction allowance, incurred by the landlord in connection with leasing space to the tenant, (2) an interest rate of 6% per annum, (3) the loan is payable in equal monthly installments of principal and interest, beginning on the commencement date and ending on the first day of the last scheduled month of the term, assuming the lease had not been cancelled, and (4) all payments were made before the cancellation date.

With respect to Loan No. 4, 1640 Sepulveda, the Third Largest Tenant, Peter Millar, may cancel its lease with respect to 8,245 square feet, effective December 31, 2026, by delivering written notice to the landlord at least 12 full calendar months before the cancellation date and payment of a cancellation fee equal the sum of (1) 12 full calendar months of gross rent at the rate payable immediately following the cancellation effective date, assuming, for the purposes of such calculation, that the lease had not been cancelled by the tenant, and (2) the amount that would be outstanding on a hypothetical loan on the cancellation date assuming (A) an original principal balance equal to the leasing costs, (B) an interest rate of 8% per annum, (C) the loan is payable in equal monthly installments of principal and interest, beginning on the first day of the first full calendar month of the term after the expiration of any applicable rent abatement periods and ending on the first day of the last scheduled month of the lease term, assuming the lease had not been cancelled, and (D) all payments were made before the cancellation date.

With respect to Loan No. 4, 1640 Sepulveda, the Fifth Largest Tenant, Link Entertainment, may cancel its lease as of February 28, 2027 by delivering written notice to the landlord at least 12 full calendar months before the cancellation date and payment of a cancellation fee equal the sum of (1) three full calendar months of basic rent at the rate payable immediately following the cancellation effective date and (2) the amount that would be outstanding on a hypothetical loan on the cancellation date assuming (A) an original principal balance equal to the leasing costs, (B) an interest rate of 10% per annum, (C) the loan is payable in equal monthly installments of principal and interest, beginning on the first day of the first full calendar month of the term after the expiration of any applicable rent abatement periods and ending on the first day of the last scheduled month of the term and (D) all payments were made before the cancellation date.

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With respect to Loan No. 7, 640 5th Avenue, the Third Largest Tenant, The Klein Group LLC, has a two-time right to terminate its lease, effective either December 31, 2027 or December 31, 2029, subject to, among other things, providing notice to the borrower no later than one year before the effective date of each such termination right, satisfaction of certain minimum occupancy and demise requirements under the lease, no event of default has occurred and is continuing under the lease and the payment of a termination fee. Additionally, the Fifth Largest Tenant, Buchanan Ingersoll & Rooney, has a one-time right to terminate its lease, effective January 2, 2026, subject to providing notice to the borrower no later than November 8, 2024 and the payment of a termination fee.

With respect to Loan No. 13, Crescent Center, the Largest Tenant, Butler Snow LLP, representing approximately 15.6% of total net rentable square footage, has a one-time right, effective between September 1, 2027 and September 1, 2028, to reduce its space by up to 14,949 square feet located on the fourth floor, with 365 days’ notice and payment of a fee equal to three months’ rent and unamortized tenant improvement costs.

With respect to Loan No. 13, Crescent Center, the Second Largest Tenant, Simmons Bank, representing approximately 12.4% of total net rentable square footage, may terminate its lease with respect to 5,531 square feet located on the first floor, effective August 31, 2028 with nine months’ prior notice.

With respect to Loan No. 13, Crescent Center, the Third Largest Tenant, Benefit Recovery Group, LLC, representing approximately 5.6% of total net rentable square footage, may terminate its lease effective January 1, 2031 with nine months’ prior notice.

With respect to Loan No. 14, ASC Business Park, the Third Largest Tenant, MACPAC, has the option to reduce its leased premises by providing at least 30 days’ written notice.

With respect to Loan No. 18, Kenwood Towne Centre, the Second Largest Tenant, Dillard’s, has a one-time option to surrender its expansion premises of approximately 90,000 square feet.

With respect to Loan No. 19, Wateridge, the Largest Tenant, Crystal Stairs, has the option to terminate its lease on September 30, 2027 upon 8 months’ written notice and payment of a termination fee equal to the unamortized portions of tenant improvement allowance that has not been disbursed, lease commissions and abated rent amount at a 5% interest rate. The termination option applies to 101,938 of the total 109,886 square footage (approximately 93%). Crystal Stairs also has a one-time contraction option, until September 30, 2024, to reduce the square footage of its’ space on the first floor of the mortgaged property, which is approximately 9,500 square feet.

With respect to Loan No. 19, Wateridge, the Second Largest Tenant, County of Los Angeles, has a one-time right to terminate its lease on December 31, 2029 with at least nine months’ written notice and payment of a termination fee equal to $1,500,000.

With respect to Loan No. 19, Wateridge, the Fourth Largest Tenant, Providence Health, has a one-time right to terminate its lease on November 1, 2025 with nine months’ written notice and a termination fee equal to three months of base rent and additional rent at rates payable at termination, any and all lease commissions paid to brokers and amounts paid by the landlord for tenant improvements and initial improvements.

With respect to Loan No. 19, Wateridge, the Fifth Largest Tenant, ARINC, has the option to terminate its lease on April 1, 2027 with written notice prior to April 1, 2026 and a termination payment equal to the unamortized portions of abated rent, lease commissions paid to brokers and landlord construction payments calculated at a 4% interest rate.

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With respect to Loan No. 20, 1099 New York Avenue, the Largest Tenant, Jenner & Block, LLP, has a one-time option to terminate (x) its entire lease or (y) one full floor of the premise, effective as of June 1, 2031, provided that the tenant (i) gives the landlord 18 months prior written notice, (ii) is not in default, beyond all grace, notice and cure periods at the time of the giving of such notice or on June 1, 2031 and (iii) makes payment of a termination fee of approximately $8.6 million. If the tenant elects only to terminate as to one full floor, the termination fee will be pro-rated to reflect the costs associated with the floor being terminated.

With respect to Loan No. 20, 1099 New York Avenue, the Second Largest Tenant, Medialinks TV, LLC, has a one-time option to terminate the lease, effective as of March 31, 2028, provided that the tenant (i) gives the landlord 18 months prior written notice, (ii) is not in default, beyond all grace, notice and cure periods at the time of the giving of such notice or on March 31, 2028 and (iii) makes payment of a termination fee of approximately $6.9 million.

With respect to Loan No. 20, 1099 New York Avenue, the Fourth Largest Tenant, Bruch Law Group PLLC, has the option to terminate the lease, effective as of December 31, 2026, provided that the tenant (i) gives the landlord notice on or prior to October 31, 2025 and (ii) makes payment of a termination fee on or before December 31, 2026 pursuant to the related leases.

With respect to Loan No. 22, Hooksett Village, the Fifth Largest tenant, American Freight, has a one-time right to terminate its lease, effective 90 days after written notice, if the tenant’s gross sales between August 31, 2027 and July 31, 2028, are less than $2,500,000.

With respect to Loan No. 50, The Riley – 880 Manhattan Avenue, the Largest tenant, Ivy Physical Therapy, has the right to terminate its lease at any time following July 1, 2028 upon no less than three months’ written notice.

(24)	With respect to Loan No. 7, 640 5th Avenue, the non-recourse carveout guarantor’s recourse obligations with respect to bankruptcy or insolvency related events is capped at 25% of the outstanding principal balance of the 640 5th Avenue Whole Loan, plus the lender’s enforcement costs under the guaranty (including, reasonable attorneys’ fees). Additionally, recourse for losses relating to a transfer of the related mortgaged property or interests in the borrower is limited to voluntary transfers of all or any material portion of the such mortgaged property (or any direct or indirect interest therein) or any direct or indirect interest in the borrower that results in the borrower ceasing to be controlled, directly or indirectly, by either (i) Vornado Realty L.P., (ii) Vornado Realty Trust, (iii) Crown Jewel Partners LLC and/or (iv)(a) a person that has a net worth (exclusive of the value of the mortgaged property and any liabilities associated therewith), determined as of a date no more than six months prior to the date of the relevant transfer, of at least $400,000,000, or (b) is a person in which more than 20% of the ownership interests are owned directly or indirectly by, and is controlled by, any one or more persons described in the forgoing clause (iv)(a), in either case, in violation of the 640 5th Avenue Whole Loan documents.

With respect to Loan No. 8, 28-40 West 23rd Street, there is no non-recourse carveout guarantor or environmental indemnitor separate from the borrower. The borrower is the sole party responsible for any breaches of the non-recourse carveout provisions under the 28-40 West 23rd Street Whole Loan documents and any liabilities incurred under the environmental indemnity agreement as applicable.

With respect to Loan No. 12, Syngenta Woodland, two of the three non-recourse carveout guarantors, Blue Owl Real Estate Fund VI LP and Blue Owl Real Estate Fund VI (A) LP are closed-end investment funds, each of which has a term of seven years, terminating on December 31, 2029, with the option to extend for two additional years.

With respect to Loan No. 19, Wateridge, there is no non-recourse carveout guarantor or environmental indemnitor separate from the borrower. The borrower is the sole party responsible for any breaches of the

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non-recourse carveout provisions under the Wateridge Whole Loan documents and any liabilities incurred under the environmental indemnity agreement as applicable.

With respect to Loan No. 34, Stor-More-Laredo Self Storage, the guarantor, Palatine Real Estate Fund III, LP (the “Stor-More Guarantor”), is an investment fund that is scheduled to terminate in June 2028 (the “Expiration Date”). However, extension options exist that could potentially push the Expiration Date to 2030. Under the mortgage loan documents, the Stor-More Guarantor must maintain a net worth of at least $10,350,000 and possess liquid assets of $1,035,000 (the “Guarantor Financial Tests”). Pursuant to the mortgage loan documents, the borrower is required to replace the Stor-More Guarantor with a replacement guarantor that meets the Guarantor Financial Tests (unless the fund is extended beyond the term of the related mortgage moan). Moreover, pursuant to the mortgage loan documents, the borrower will be in immediate default if, on the Expiration Date, it fails to satisfy the replacement guarantor conditions in the mortgage loan documents.

(25)	Each letter identifies a group of related borrowers.

(26)	The classification of the lockbox types is described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions” in the preliminary prospectus for further details.

With respect to Loan No. 45, MIC St. Louis & Memphis, the mortgage loan is structured such that the lockbox and cash management account are combined into one account represented by the cash management account. There are currently no leases in place at the mortgaged properties, and operations are instead governed by management agreements. So long as there are no leases in place, the cash management structure mimics a soft lockbox and in-place cash management where the borrower or manager are required to deposit, within one business day of receipt, all revenue into the cash management account. If leases are executed at any time, the borrower is required to deliver tenant direction letters to all tenants to deliver rents directly to the cash management account.

(27)	With respect to Loan No. 1, GNL Industrial Portfolio, The CSTK - St. Louis, MO mortgaged property is subject to tax increment financing (“TIF”) in which the City of St. Louis, Missouri issued bonds and reimbursed the prior owner for costs expended to develop the related mortgaged property before the related borrower acquired it in 2020. The city services those bond payments through tax increment and payment in lieu of taxes (“PILOT”) payments collected from the borrower. The TIF structure does not create any additional or ongoing obligations on the part of the related borrower or the related mortgaged property (other than the PILOT payments). The related borrower is required to make PILOT payments when they become due, and the PILOT program terminates on January 30, 2037. The PILOT payments are equal to the real property taxes that would have been charged had the TIF structure not been in place. The lender underwrote the PILOT amount, which does not vary over the term.

With respect to Loan No. 3, 620 W 153rd Street, the mortgaged property is subject to a 35-year 421-a tax abatement under the New York City Department of Housing Preservation and Development 421-a tax abatement program that commenced in 2024. In connection with the 421-a tax abatement, the borrower is required to reserve at least 30% (72 units) of the units at the mortgaged property for tenants earning no more than 130% of the area median income, subject to certain rental restrictions. The 421-a tax abatement provides a (i) 100% tax exemption for the first 25 years through 2049 and (ii) 30.25% tax exemption for years 26 through 35, with full taxes commencing at the end of the 35th applicable tax year. The full unabated estimated taxes for the 2024/2025 tax year are $2,646,025 compared to the underwritten abated taxes of $81,474.

With respect to Loan No. 9, Country View Apartments, the mortgaged loan is subject to a 10-year payment in lieu of taxes (the “PILOT”) program, which commenced on July 30, 2018 and terminates during the loan term on July 30, 2028. During the PILOT term, the tax assessed value of the Country View Apartments

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property is “frozen” at $1,028,480 and the PILOT payments are payable in lieu of real estate taxes in an amount equal to the current millage rates of Shelby County and the City of Memphis multiplied by one-half of the “frozen” assessed value. The mortgage loan is recourse for any losses arising from a breach of the PILOT documents and is full recourse if the PILOT documents are amended, modified or terminated without the lender’s prior written consent.

With respect to Loan No. 11, Bedrock Mixed-Use Portfolio, the 28 Grand Apartments mortgaged property benefits from a Neighborhood Enterprise Zone tax abatement. The lender underwrote 2024 abated taxes of $167,593.  According to the appraisal, 2024 unabated taxes would be $576,446. The appraisal estimated the net present value of the tax abatement to be $3,321,225. The tax abatement expires in 2032 and decreases pursuant to a specified formula during the last three years of the abatement.

With respect to Loan No. 15, Philadelphia Multifamily Portfolio, the 2101-2111 North Fairhill Street and 2215 North 7th Street mortgaged properties currently each have 10-year tax abatements in place. 10-year tax abatements are currently pending approval for the 719, 723-727 North 35th Street and 2105 Germantown Avenue mortgaged properties. An upfront tax abatement reserve of $108,618, representing the difference between the abated tax and unabated taxes for the two mortgaged properties pending approval, was held back at origination.

With respect to Loan No. 23, 637 E 223rd Street, the mortgaged property has qualified for a 421a tax exemption under the Affordable New York program. By virtue of the approved 35-year 421a exemption, at least 30% of units must be designated as rent stabilized, affordable units and leased to tenants earning not more than 130% of the area median income. The mortgaged property provides 43 units designated as affordable. The real estate taxes for the mortgage loan were underwritten to the 2024 tax liability.

With respect to Loan No. 26, 2460 White Plains Road & 708 Mace Avenue, the 2460 White Plains Road portion of the mortgaged property is expected to benefit from a 35-year 421-a tax abatement from the NYC Department of Housing Preservation & Development, and is required to reserve at least 30% of the units for households earning up to 130% of area median income under affordable housing guidelines. The 421-a tax abatement phases out in 2058/2059. The borrower has opted to reserve 96.88% (31 units) of the units at the 2460 White Plains Road portion of the mortgaged property for tenants earning no more than 130% of the area median income. The 421-a tax abatement is expected to provide a (i) 100% tax exemption for the first 25 years and (ii) 96.88% tax exemption for years 26 through 35, with full taxes commencing at the end of the 35th applicable tax year. The 421-a tax abatement is pending approval and the abatement period has not yet started. The full unabated estimated taxes for the 2024/2025 tax year are $178,525 compared to the underwritten taxes of $6,696, which is the sum of the underwritten abated taxes for the 2460 White Plains Road portion of the mortgaged property and the underwritten unabated taxes for the 708 Mace Avenue portion of the mortgaged property.

With respect to Loan No. 35, Centurion Union Phase III, the mortgaged property benefits from a 30-year PILOT program with the Township of Union. The annual payment due under the PILOT program, which commenced on January 31, 2024, is based on the annual gross revenue of the mortgaged property, such that: (i) the payment for the first 15 years equals 10% of the annual gross revenue; (ii) the payment for years 16 through 21 equals the greater of 11% of the annual gross revenue or 20% of the taxes that would otherwise be due on the value of the land and improvements; (iii) the payment for years 22 through 27 equals the greater of 11% of the annual gross revenue or 40% of the taxes that would otherwise be due on the value of the market rate units; (iv) the payment for years 28 through 29 equals the greater of 11% of the annual gross revenue or 60% of the taxes that would otherwise be due on the value of the land and improvements; and (v) the payment for year 30 equals the greater of 11% of the annual gross revenue of the market rate units or 80% of the taxes that would otherwise be due on the value of the land and improvements. In addition, such annual payment will include an annual fee equal to 2% of such payment. The full unabated taxes for the 2024-2025 tax year are projected by the appraiser to be $184,923 compared to the underwritten abated taxes of $103,816.

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With respect to Loan No. 44, Extra Space Storage Chicago Heights, the mortgaged property is subject to a tax incentive program subsidized by Cook County. The incentive allows for qualifying real estate to be assessed at a reduced level for a twelve-year period. For the first 10 years the assessment level is 10%, increasing to 15% in year 11, increasing to 20% in year 12 and returning to the standard 25% thereafter. The tax incentive was recently renewed in 2023 and is again renewable in year 10. Real estate taxes were underwritten based on the appraisal real estate taxes for the 2024-2025 tax year, which give effect to the tax incentive.

(28)	With respect to Loan No. 1, GNL Industrial Portfolio, the CF Sauer – 184 Suburban, CF Sauer – 9 Old Mill Road, CF Sauer – 2447 Eunice Avenue, CF Sauer – 39 S Park Dr. and CF Sauer – 513 West Butler Road mortgaged properties are subject to a master lease between ARG CFSRSLB001, LLC, as lessor, and Sauer Brands, Inc., as lessee.

With respect to Loan No. 3, 620 W 153rd Street , the borrowers, as landlord, and 180 E 125th Realty LLC, an affiliate of the borrower sponsor, as tenant, have entered into a master lease agreement, dated as of March 28, 2024, for nine vacant market rate units, for a term commencing on April 1, 2024, and continuing through and including the maturity date, at a rental rate equal to $42,000 per month. The master lease rent was included in the calculation of the underwritten net cash flow.

With respect to Loan No. 5, University Pointe, the mortgaged property is subject to a master lease for 100 units containing 380 beds (43.3% of beds and 41.3% of underwritten base rent) dated May 18, 2020, between Broward Student Housing, LLC, a co-borrower as lessor, and Nova Southeastern University, Inc. (“NSU”), as lessee, which expires on July 31, 2027. The NSU lease permits the units at the mortgaged property to be terminated as follows: (i) up to 10 units in any year of the master lease term, upon three months’ notice and payment of 30 days’ rent per bed in the terminated unit plus a termination fee of $500 per unit, and (ii) any additional units in such year of the master lease term upon 18 months’ notice.  The mortgaged property is also subject to a master lease for 16 units containing 64 beds (7.3% of beds and 7.0% of underwritten base rent) dated July 16, 2021, between Broward Student Housing, LLC, a co-borrower as lessor, and Carnival Cruise Line (“Carnival”), as lessee, which expires on July 31, 2027. The Carnival lease permits Carnival to terminate its lease as follows: (i) prior to August 1, 2025, up to five units may be terminated upon payment of four months’ rent, and six or more units may be terminated only upon full payment of the master lease, (ii) on and after August 1, 2025, up to five units may be terminated upon nine months’ notice with no termination fee, and six or more units may be terminated upon nine months’ notice with a termination fee equal to one-half month of rent, and (iii) after January 1, 2026, up to 12 units may be terminated upon nine months’ notice with a termination fee equal to one-half month of rent, and any additional units may be terminated upon 12 months’ notice with a termination fee equal to one and one-half month of rent.

With respect to Loan No. 17, Lofts at Dallas Mill, the mortgaged property is subject to a master lease dated as of July 18, 2023, between the borrower, Dallas Mills Owner, LLC, as lessor, and Alabama Agricultural and Mechanical University, as lessee. The master lease requires the borrower to reserve 57 units (38.5% of total units and 46.3% of underwritten base rent) for a term of three years, which expires on July 18, 2026. Accordingly, such portion of the mortgaged property is operated as student housing.

With respect to Loan No. 26, 2460 White Plains Road & 708 Mace Avenue, the borrower sponsor entered into a master lease with the borrower for the three vacant units at the mortgaged property.

With respect to Loan No. 35, Centurion Union Phase III, the borrower sponsor entered into a master lease with the borrower for the one vacant commercial unit at the mortgaged property.

With respect to Loan No. 39, Griffin Capital Plaza, the mortgaged property is subject to two, 15-year master leases for 100% of building A (13,620 square feet) and the collateral portions of building B (13,578 square

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feet), respectively, between GCPI, LLC, as lessor, and Griffin Capital Company, LLC, an affiliate of the borrower sponsor, as lessee.

(29)	Intentionally left blank.

(30)	With respect to Loan No. 2, Champion MSU Student Housing Portfolio, as of the origination date, the portfolio was 70.6% pre-leased for the 2024-25 school year. The borrower may obtain the release of all of the $2,400,000 holdback reserve funds upon the mortgaged properties, in the aggregate, achieving either (i) total gross rents, calculated as specified in the mortgage loan documents and, including rents for both the existing school year, to the extent the applicable space is not pre-leased, and as pre-leased for the upcoming school year, that are at least equal to $5,526,890 or (ii) an underwritten net cash flow debt yield, calculated as specified in the mortgage loan documents, of at least 8.85%. If the borrower does not meet the conditions for release of all of the holdback reserve funds, it may obtain a one-time partial release of a portion of such funds based on the proportionate extent to which the total gross rents at the mortgaged properties, in the aggregate, and calculated as described above, have achieved a portion of the increase over the origination date total gross rents that is needed for a full release. If a partial release is obtained, the remaining holdback reserve funds may be released only upon the mortgaged properties, in the aggregate, achieving an underwritten net cash flow debt yield, calculated as specified in the mortgage loan documents, of at least 8.85%.

With respect to Loan No. 2, Champion MSU Student Housing Portfolio, a low DSCR trigger period is not tested for until June 30, 2025.

With respect to Loan No. 9, Country View Apartments, in connection with a 10-year payment in lieu of taxes (“PILOT”) agreement, the borrowers temporarily transferred fee ownership in the mortgaged property to the Health, Educational and Housing Facility Board of the City of Memphis. At the termination of the PILOT agreement, fee ownership will revert to the borrowers.

With respect to Loan No. 11, Bedrock Mixed-Use Portfolio, the Cutoff Balance/Unit and Maturity Balance per Unit represent the total loan amount divided by the 853,067 square feet of commercial space and do not include the multifamily units at the 28 Grand Apartments mortgaged property, The Ferguson Apartments mortgaged property or the Fourteen56 Apartments mortgaged property.

With respect to Loan No. 11, Bedrock Mixed-Use Portfolio, the 28 Grand Apartments mortgaged property and the Lofts of Merchant Row mortgaged property are subject to a condominium regime. The 28 Grand Apartments mortgaged property is part of a condominium comprised of (i) a commercial unit, (ii) an affordable unit, (iii) a market unit and (iv) a rooftop unit, and the related borrower owns all units except the affordable unit. The Lofts of Merchant Row mortgaged property is part of a condominium comprised of six units, of which the related borrower owns two units.

With respect to Loan No. 12, Syngenta Woodland, the borrower executed a sale-leaseback transaction with Syngenta Seeds LLC, the sole tenant, whereby the borrower acquired the mortgaged property from the tenant and executed a 20-year absolute net lease which includes annual escalations equal to 125% of annual CPI growth, with a floor of 100% and a cap of 104% of the preceding year’s base rent.

With respect to Loan No. 28, 55 Pharr, the mortgaged property is part of the 55 Pharr Road Condominium.  The condominium is comprised of 126 residential units, of which the borrower owns 123 residential units.

With respect to Loan No. 28, 55 Pharr, the borrower has the right to acquire non-owned units (“Non-Owned Unit Acquisition”), A312, C101 and D202, subject to satisfaction of certain conditions set forth in the 55 Pharr mortgage loan documents, including that: (i) no event of default has occurred, (ii) the borrower delivers to the lender written notice at least 10 days prior to such Non-Owned Unit Acquisition, which

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identifies the non-owned units being acquired and (iii) the borrower does not permit the non-owned units to be acquired by an affiliate of the borrower.

With respect to Loan No. 39, Griffin Capital Plaza, the mortgaged property is subject to a master condominium regime comprised of two buildings known as Building A and Building B and a sub-condominium regime comprised of Building B only. The borrower controls the related condominium regimes. Building A (13,620 square feet) is master leased to Griffin Capital Company, LLC, an affiliate of the borrower sponsor, and subleased to another affiliate, Peakstone Realty Trust, through 2026. Building B (17,873 square feet) contains three office suites, two of which (collectively, 13,578 square feet) are part of the mortgaged property and master leased by the borrower to Griffin Capital Company, LLC. The third suite (4,295 square feet) is not part of the mortgaged property and is occupied by Digital Capital Media.

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Multifamily	Garden	11	$113,750,000	14.2%	1.36x	10.2%	63.0%	63.0%
	Student Housing	7	79,850,000	10.0	1.49x	10.3%	61.8%	61.8%
	Mid Rise	8	64,321,145	8.0	1.36x	9.4%	63.2%	63.2%
	High Rise	2	39,420,114	4.9	1.44x	9.1%	56.8%	56.8%
	Low Rise	4	16,800,000	2.1	1.24x	9.4%	65.8%	65.8%
	Subtotal:	32	$314,141,260	39.2%	1.40x	9.9%	62.1%	62.1%
Industrial	Warehouse/Distribution	11	$53,844,504	6.7%	2.00x	12.1%	53.6%	53.6%
	Manufacturing	6	32,236,405	4.0	1.77x	11.8%	56.5%	56.5%
	R&D	1	19,585,518	2.4	1.79x	12.2%	64.7%	64.7%
	Flex	1	17,000,000	2.1	1.79x	13.1%	64.8%	64.8%
	Manufacturing/Flex	1	3,830,256	0.5	2.12x	12.6%	53.8%	53.8%
	Manufacturing/Warehouse	1	3,465,046	0.4	2.12x	12.6%	53.8%	53.8%
	Distribution/Flex	1	2,859,331	0.4	2.12x	12.6%	53.8%	53.8%
	Manufacturing/Distribution	1	2,832,608	0.4	2.12x	12.6%	53.8%	53.8%
	Warehouse	1	1,995,296	0.2	2.12x	12.6%	53.8%	53.8%
	Subtotal:	24	$137,648,964	17.2%	1.90x	12.2%	57.3%	57.3%
Office	CBD	5	$56,538,751	7.1%	1.74x	14.0%	62.4%	61.3%
	Suburban	5	48,139,076	6.0	1.84x	14.5%	55.3%	55.3%
	Subtotal:	10	$104,677,827	13.1%	1.78x	14.2%	59.2%	58.6%
Mixed Use	Office/Retail	3	$50,565,176	6.3%	2.21x	17.0%	39.5%	37.6%
	Retail/Office	2	17,173,756	2.1	4.39x	30.7%	22.3%	22.3%
	Multifamily/Retail	2	6,417,073	0.8	1.22x	8.4%	64.8%	64.8%
	Subtotal:	7	$74,156,005	9.3%	2.63x	19.4%	37.7%	36.4%
Retail	Anchored	4	$41,131,463	5.1%	1.57x	12.6%	61.4%	61.4%
	Super Regional Mall	1	15,000,000	1.9	2.19x	14.6%	45.5%	45.5%
	Freestanding	1	10,750,000	1.3	1.30x	9.8%	59.4%	59.4%
	Subtotal:	6	$66,881,463	8.4%	1.67x	12.6%	57.5%	57.5%
Self Storage	Self Storage	9	$40,477,000	5.1%	1.56x	10.7%	63.4%	63.4%
Hospitality	Select Service	1	$21,325,000	2.7%	1.70x	14.6%	63.7%	63.7%
	Limited Service	1	12,310,000	1.5	1.66x	14.5%	63.1%	63.1%
	Subtotal:	2	$33,635,000	4.2%	1.69x	14.6%	63.5%	63.5%
Manufactured Housing	Manufactured Housing	6	$23,350,000	2.9%	1.44x	9.9%	59.0%	59.0%
Other	Parking	2	$5,877,327	0.7%	1.39x	12.9%	50.9%	47.5%
Total / Weighted Average:		98	$800,844,845	100.0%	1.69x	12.2%	58.2%	58.0%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 3, 5, 7, 8, 11, 12, 13, 18, 19, 20 and 27, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine debt.
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. For Loan No. 7, the UW NCF DSCR is calculated based on the first 12 payments to the securitization trust.
(4)	In the case of Loan Nos. 2, 10, 13, 23 and 25, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
New York	12	$167,050,000	20.9%	1.95x	13.8%	51.0%	50.4%
Michigan	19	$100,066,762	12.5%	1.65x	10.8%	60.0%	60.0%
California	7	$99,642,244	12.4%	1.78x	13.7%	59.4%	58.8%
Florida	7	$88,713,324	11.1%	1.72x	13.0%	59.1%	59.1%
Texas	9	$66,532,608	8.3%	1.38x	10.6%	61.0%	61.0%
Tennessee	4	$47,542,883	5.9%	1.48x	11.2%	65.1%	65.0%
New Jersey	3	$27,400,000	3.4%	1.38x	9.4%	55.9%	55.9%
Ohio	3	$26,965,046	3.4%	1.93x	13.2%	53.3%	53.3%
Georgia	2	$20,800,000	2.6%	1.35x	9.2%	69.1%	69.1%
Missouri	8	$20,229,742	2.5%	1.48x	10.8%	59.0%	58.4%
Pennsylvania	5	$19,659,331	2.5%	1.37x	9.9%	64.1%	64.1%
Louisiana	2	$17,370,000	2.2%	1.58x	13.2%	61.2%	61.2%
North Carolina	1	$17,000,000	2.1%	1.79x	13.1%	64.8%	64.8%
Alabama	1	$15,950,000	2.0%	1.31x	9.4%	56.4%	56.4%
DC	1	$15,000,000	1.9%	1.85x	13.8%	59.4%	59.4%
New Hampshire	1	$14,850,000	1.9%	1.48x	12.1%	61.6%	61.6%
Illinois	2	$12,698,495	1.6%	2.01x	12.7%	53.7%	53.7%
South Carolina	6	$11,020,931	1.4%	1.82x	11.2%	57.5%	57.5%
Kansas	2	$4,284,542	0.5%	2.12x	12.6%	53.8%	53.8%
Vermont	1	$3,437,000	0.4%	1.39x	10.4%	70.0%	70.0%
Kentucky	1	$2,618,826	0.3%	2.12x	12.6%	53.8%	53.8%
Maryland	1	$2,013,112	0.3%	2.12x	12.6%	53.8%	53.8%
Total / Weighted Average:	98	$800,844,845	100.0%	1.69x	12.2%	58.2%	58.0%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 3, 5, 7, 8, 11, 12, 13, 18, 19, 20 and 27, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine debt.
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. For Loan No. 7, the UW NCF DSCR is calculated based on the first 12 payments to the securitization trust.
(4)	In the case of Loan Nos. 2, 10, 13, 23 and 25, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-2

Structural and Collateral Term Sheet	BBCMS 2024-5C27
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$3,250,000	-	$9,999,999	16	$106,844,327	13.3%	6.90619%	58	1.45x	10.5%	60.5%	60.4%
$10,000,000	-	$14,999,999	13	154,280,000	19.3%	7.04067%	58	1.46x	10.9%	62.7%	62.7%
$15,000,000	-	$19,999,999	10	164,345,518	20.5%	6.84781%	57	2.00x	14.4%	55.8%	55.8%
$20,000,000	-	$29,999,999	5	112,825,000	14.1%	6.55391%	58	1.84x	14.2%	51.9%	51.1%
$30,000,000	-	$39,999,999	4	140,150,000	17.5%	6.99434%	58	1.55x	11.5%	58.7%	58.3%
$40,000,000	-	$54,999,999	1	44,000,000	5.5%	6.74300%	59	1.30x	9.0%	67.7%	67.7%
$55,000,000	-	$78,400,000	1	78,400,000	9.8%	5.74400%	57	2.12x	12.6%	53.8%	53.8%
Total / Weighted Average:			50	$800,844,845	100.0%	6.76317%	58	1.69x	12.2%	58.2%	58.0%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
5.74400	-	5.99900	1	$78,400,000	9.8%	5.74400%	57	2.12x	12.6%	53.8%	53.8%
6.00000	-	6.49900	14	218,810,000	27.3%	6.25439%	58	1.72x	12.0%	54.9%	54.4%
6.50000	-	6.99900	15	233,085,518	29.1%	6.77191%	58	1.71x	12.0%	58.8%	58.8%
7.00000	-	7.49900	11	145,567,000	18.2%	7.26045%	58	1.57x	12.4%	61.7%	61.2%
7.50000	-	7.99900	8	120,982,327	15.1%	7.68693%	57	1.49x	12.5%	61.8%	61.6%
8.00000	-	8.02500	1	4,000,000	0.5%	8.02500%	59	1.62x	14.4%	56.0%	56.0%
Total / Weighted Average:			50	$800,844,845	100.0%	6.76317%	58	1.69x	12.2%	58.2%	58.0%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
60	50	$800,844,845	100.0%	6.76317%	58	1.69x	12.2%	58.2%	58.0%
Total / Weighted Average:	50	$800,844,845	100.0%	6.76317%	58	1.69x	12.2%	58.2%	58.0%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
51	-	55	2	$26,450,000	3.3%	7.14625%	52	1.46x	11.4%	64.4%	64.4%
56	-	58	25	441,864,845	55.2%	6.67711%	57	1.84x	13.0%	56.8%	56.6%
59	-	60	23	332,530,000	41.5%	6.84706%	59	1.51x	11.2%	59.6%	59.3%
Total / Weighted Average:			50	$800,844,845	100.0%	6.76317%	58	1.69x	12.2%	58.2%	58.0%
(1)	In the case of Loan Nos. 1, 3, 5, 7, 8, 11, 12, 13, 18, 19, 20 and 27, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine debt.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. For Loan No. 7, the UW NCF DSCR is calculated based on the first 12 payments to the securitization trust.
(3)	In the case of Loan Nos. 2, 10, 13, 23 and 25, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-3

Structural and Collateral Term Sheet	BBCMS 2024-5C27
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
0	47	$733,667,518	91.6%	6.73998%	58	1.68x	11.9%	58.5%	58.5%
Planned Amortization	1	25,000,000	3.1%	6.12933%	60	2.04x	18.7%	41.7%	38.0%
300	1	5,877,327	0.7%	7.94000%	56	1.39x	12.9%	50.9%	47.5%
360	1	36,300,000	4.5%	7.47800%	58	1.71x	14.4%	64.8%	63.1%
Total / Weighted Average:	50	$800,844,845	100.0%	6.76317%	58	1.69x	12.2%	58.2%	58.0%

Remaining Amortization Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	47	$733,667,518	91.6%	6.73998%	58	1.68x	11.9%	58.5%	58.5%
Planned Amortization	1	25,000,000	3.1%	6.12933%	60	2.04x	18.7%	41.7%	38.0%
296 - 358	1	5,877,327	0.7%	7.94000%	56	1.39x	12.9%	50.9%	47.5%
359 - 360	1	36,300,000	4.5%	7.47800%	58	1.71x	14.4%	64.8%	63.1%
Total / Weighted Average:	50	$800,844,845	100.0%	6.76317%	58	1.69x	12.2%	58.2%	58.0%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	47	$733,667,518	91.6%	6.73998%	58	1.68x	11.9%	58.5%	58.5%
Interest Only, Amortizing Balloon	1	36,300,000	4.5%	7.47800%	58	1.71x	14.4%	64.8%	63.1%
Amortizing Balloon	2	30,877,327	3.9%	6.47398%	59	1.92x	17.6%	43.5%	39.8%
Total / Weighted Average:	50	$800,844,845	100.0%	6.76317%	58	1.69x	12.2%	58.2%	58.0%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.20x	-	1.29x	8	$76,650,000	9.6%	6.71074%	58	1.26x	8.7%	63.8%	63.8%
1.30x	-	1.49x	18	266,644,327	33.3%	6.98412%	58	1.36x	10.0%	62.5%	62.4%
1.50x	-	1.79x	15	256,650,518	32.0%	6.98799%	58	1.67x	12.7%	61.0%	60.8%
1.80x		1.99x	2	21,000,000	2.6%	6.73786%	58	1.86x	13.5%	57.7%	57.7%
2.00x	-	3.01x	6	164,900,000	20.6%	6.07206%	57	2.16x	14.7%	48.0%	47.5%
3.02x	-	4.80x	1	15,000,000	1.9%	6.89000%	58	4.80x	33.5%	17.7%	17.7%
Total / Weighted Average:			50	$800,844,845	100.0%	6.76317%	58	1.69x	12.2%	58.2%	58.0%
(1)	In the case of Loan Nos. 1, 3, 5, 7, 8, 11, 12, 13, 18, 19, 20 and 27, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine debt.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. For Loan No. 7, the UW NCF DSCR is calculated based on the first 12 payments to the securitization trust.
(3)	In the case of Loan Nos. 2, 10, 13, 23 and 25, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-4

Structural and Collateral Term Sheet	BBCMS 2024-5C27
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
17.7%	-	49.9%	5	$95,000,000	11.9%	6.45430%	58	2.60x	19.3%	38.2%	37.2%
50.0%	-	54.9%	9	178,627,327	22.3%	6.29136%	58	1.86x	12.2%	53.7%	53.6%
55.0%	-	59.9%	6	113,700,000	14.2%	6.97085%	58	1.43x	10.4%	57.9%	57.9%
60.0%	-	64.9%	19	261,930,518	32.7%	7.04896%	58	1.57x	12.0%	63.5%	63.2%
65.0%	-	70.0%	11	151,587,000	18.9%	6.86315%	58	1.33x	9.5%	67.1%	67.1%
Total / Weighted Average:			50	$800,844,845	100.0%	6.76317%	58	1.69x	12.2%	58.2%	58.0%

LTV Ratios as of the Maturity Date/ARD(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
17.7%	-	49.9%	6	$100,877,327	12.6%	6.54086%	58	2.53x	18.9%	38.9%	37.8%
50.0%	-	59.9%	14	286,450,000	35.8%	6.52724%	58	1.70x	11.5%	55.4%	55.4%
60.0%	-	64.9%	19	261,930,518	32.7%	7.04896%	58	1.57x	12.0%	63.5%	63.2%
65.0%	-	70.0%	11	151,587,000	18.9%	6.86315%	58	1.33x	9.5%	67.1%	67.1%
Total / Weighted Average:			50	$800,844,845	100.0%	6.76317%	58	1.69x	12.2%	58.2%	58.0%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Defeasance	35	$517,109,327	64.6%	6.85981%	58	1.71x	12.8%	57.8%	57.5%
Yield Maintenance	13	185,750,000	23.2%	6.93403%	58	1.45x	10.5%	60.5%	60.5%
Defeasance or Yield Maintenance	2	97,985,518	12.2%	5.92929%	57	2.05x	12.5%	56.0%	56.0%
Total / Weighted Average:	50	$800,844,845	100.0%	6.76317%	58	1.69x	12.2%	58.2%	58.0%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	43	$700,824,327	87.5%	6.73039%	58	1.68x	12.0%	57.7%	57.5%
Acquisition	5	$85,220,518	10.6%	7.03282%	57	1.76x	13.6%	63.3%	63.3%
Recapitalization	2	14,800,000	1.8%	6.76295%	59	1.90x	13.6%	52.2%	52.2%
Total / Weighted Average:	50	$800,844,845	100.0%	6.76317%	58	1.69x	12.2%	58.2%	58.0%
(1)	In the case of Loan Nos. 1, 3, 5, 7, 8, 11, 12, 13, 18, 19, 20 and 27, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related mezzanine debt.
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360. For Loan No. 7, the UW NCF DSCR is calculated based on the first 12 payments to the securitization trust.
(3)	In the case of Loan Nos. 2, 10, 13, 23 and 25, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-5

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ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

[THIS PAGE INTENTIONALLY LEFT BLANK]

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 1 – GNL Industrial Portfolio

A-3-1

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 1 – GNL Industrial Portfolio

Lake Huron
ONTARIO
MICHIGAN
WI
MILWAUKEE
GRAND RAPIDS
Lake Michigan
Saginaw
Flint
Lansing
3 McHenry
CHICAGO
DETROIT
LONDON
Lake Erie
TOLEDO
CLEVELAND
AKRON
4 Findlay
INDIANA
OHIO
INDIANAPOLIS
DAYTON
COLUMBUS
ILLINOIS
CINCINNATI
WEST VIRGINIA
LOUISVILLE
14 LEXINGTON
KENTUCKY

NEW YORK
PENNSYLVANIA
10 PITTSBURGH
Johnstown
Harrisburg
Reading
Allentown
PHILADELPHIA
NEW YORK
NJ
17 Havre de Grace
BALTIMORE
WASHINGTON, D.C.
WEST VIRGINIA
VIRGINIA
Richmond
DE
MD
Atlantic Ocean

FRESNO
Salinas
Visalia
Paso Robles
Bakersfield
8 San Luis Obispo
Santa Maria
MOJAVE DESERT
Barstow
Lancaster
Palmdale
Victorville
Santa Barbara
Ventura
LOS ANGELES
LONG BEACH
Anaheim
Riverside
San Bernardino
Pacific Ocean
SAN DIEGO

KANSAS
Topeka
13 KANSAS CITY
11 ST. LOUIS
WICHITA 15
MISSOURI
12 Sikeston
OKLAHOMA
TULSA
OKLAHOMA CITY
ARKANSAS
Little Rock
MEMPHIS
FORT WORTH
DALLAS
Shreveport
Jackson
LOUISIANA
TEXAS
AUSTIN
HOUSTON 7
SAN ANTONIO
NEW ORLEANS
Gulf of Mexico

NASHVILLE
Knoxville
TENNESSEE
MEMPHIS
CHARLOTTE
RALEIGH
6 18 20 16 Mauldin
Columbia
SC
ATLANTA
Birmingham
ALABAMA
GEORGIA
Augusta
Charleston
Savannah
FLORIDA
Tallahassee
JACKSONVILLE
19 ORLANDO
TAMPA
Atlantic Ocean
Gulf of Mexico
Naples 9
MIAMI

GNL Industrial Portfolio		
1	6836 Georgia Street	Detroit, MI
2	52888 Shelby Parkway	Shelby Township, MI
3	1340 Ridgeview Drive	McHenry, IL
4	1750 Production Drive	Findlay, OH
5	7408 Metropolitan Parkway	Sterling Heights, MI
6	728 North Main Street	Mauldin, SC
7	6501 Bingle Road	Houston, TX
8	184 Suburban Road	San Luis Obispo, CA
9	3580 Shaw Boulevard	Naples, FL
10	130 Enterprise Drive	Pittsburgh, PA
11	420 E. Carrie Avenue	St. Louis, MO
12	301 Larcel Drive	Sikeston, MO
13	686 S Adams Street	Kansas City, KS
14	3034 Buck Lane	Lexington, KY
15	3350 S Hydraulic Street	Wichita, KS
16	39 South Park Drive	Mauldin, SC
17	1850 Clark Road	Havre De Grace, MD
18	6 Old Mill Road	Mauldin, SC
19	2447 Eunice Avenue	Orlando, FL
20	513 Butler Road	Mauldin, SC

A-3-2

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 1 – GNL Industrial Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO, Barclays, SGFC, KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$78,400,000	Title:	Fee
Cut-off Date Principal Balance(1):	$78,400,000	Property Type – Subtype(7):	Various – Various
% of IPB:	9.8%	Net Rentable Area (SF):	3,908,306
Loan Purpose:	Refinance	Location(7):	Various
Borrowers(2):	Various	Year Built / Renovated(7):	Various
Borrower Sponsor:	Global Net Lease Operating Partnership, L.P.	Occupancy:	100.0%
Interest Rate:	5.74400%	Occupancy Date:	4/5/2024
Note Date:	4/5/2024	4th Most Recent NOI (As of)(8):	NAV
Maturity Date:	4/6/2029	3rd Most Recent NOI (As of):	$26,588,345 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$27,583,927 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$28,146,019 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$32,612,362
Call Protection(3):	L(11),YM1(16),DorYM1(26),O(7)	UW Expenses:	$2,698,321
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$29,914,041
Additional Debt(1):	Yes	UW NCF:	$29,327,795
Additional Debt Balance(1):	$158,600,000	Appraised Value / Per SF:	$440,475,000 / $113
Additional Debt Type(1):	Pari Passu	Appraisal Date(9):	Various

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$61
Taxes:	$376,843	$94,211(5)	N/A	Maturity Date Loan / SF:	$61
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	53.8%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	53.8%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.12x
Other(6):	$1,634,412	$0	N/A	UW NOI Debt Yield:	12.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$237,000,000	95.1%	Loan Payoff	$240,000,000	96.3%
Borrower Sponsor Equity	12,312,601	4.9	Closing Costs(10)	7,301,346	2.9
			Reserves	2,011,255	0.8
Total Sources	$249,312,601	100.0%	Total Uses	$249,312,601	100.0%
(1)	The GNL Industrial Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by 17 pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $237,000,000 (the “GNL Industrial Portfolio Whole Loan”). The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the GNL Industrial Portfolio Whole Loan.
(2)	See “The Borrowers” below.
(3)	The GNL Industrial Portfolio Whole Loan may be voluntarily prepaid in whole, but not in part, other than in connection with the release of an individual property, to cure a Debt Yield Trigger (as defined below) or to obtain the debt service coverage ratio (“DSCR”) threshold necessary for casualty/condemnation proceeds to be made available to the borrowers, at any time after April 5, 2025, (i) with the payment of a yield maintenance premium if such prepayment is made prior to October 6, 2028 or (ii) without the payment of a yield maintenance premium from and after October 6, 2028. The GNL Industrial Portfolio Whole Loan may be defeased in whole (but not in part, other than in connection with the release of an individual property pursuant to the GNL Industrial Portfolio Whole Loan documents) at any time after the earlier to occur of (i) April 5, 2027 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note of the GNL Industrial Portfolio Whole Loan to be securitized. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the BBCMS 2024-5C27 securitization in July 2024. The actual lockout period may be longer.
(4)	See “Escrows and Reserves” below for further discussion of reserve information.
(5)	The borrowers are required to deposit approximately $94,211 for five of the GNL Industrial Portfolio Properties (as defined below). With respect to the remaining 15 GNL Industrial Portfolio Properties, reserves for taxes are springing as discussed in “Tax Reserve” below.
(6)	Other Reserves include Follet Replacement Work Fund (as defined below) of approximately $741,403, a free rent reserve of $553,119, a Cott Beverage Concrete Work Fund (as defined below) of $230,000 and an outstanding TI/LC reserve of $109,890.
(7)	See “The Properties” below.
(8)	Historical financials for 2020 are unavailable because the GNL Industrial Portfolio Properties were acquired by the borrower sponsor on various dates between 2014 and 2020.
(9)	Appraisals are dated between February 28, 2024 and March 7, 2024.
(10)	Closing Costs includes an interest rate buy-down fee of approximately $4,740,000.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 1 – GNL Industrial Portfolio

The Loan. The GNL Industrial Portfolio mortgage loan (the “GNL Industrial Portfolio Mortgage Loan”) is part of a whole loan evidenced by 17 pari passu promissory notes in the aggregate original principal amount of $237,000,000. The GNL Industrial Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2, Note A-8, Note A-9, Note A-10, Note A-11, Note A-14 and Note A-16, which have an aggregate outstanding principal balance as of the Cut-off Date of $78,400,000. The GNL Industrial Portfolio Whole Loan was co-originated by Bank of Montreal (“BMO”), Société Générale Financial Corporation (“SGFC”), Barclays Capital Real Estate Inc. (“Barclays”) and KeyBank National Association (“KeyBank”). The GNL Industrial Portfolio Whole Loan is secured by the borrowers’ fee simple interest in 19 industrial properties and one office property (each, a “GNL Industrial Portfolio Property”, and collectively, the “GNL Industrial Portfolio Properties”). The GNL Industrial Portfolio Whole Loan has a five-year term that is interest-only for the full term and accrues interest at a rate of 5.74400% per annum on an Actual/360 basis.

The table below identifies the promissory notes that comprise the GNL Industrial Portfolio Whole Loan. The GNL Industrial Portfolio Whole Loan is currently serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C4 securitization. The relationship between the holders of the GNL Industrial Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	BMO 2024-5C4	Yes
A-2	$15,000,000	$15,000,000	BBCMS 2024-5C27	No
A-3	$11,000,000	$11,000,000	Benchmark 2024-V7	No
A-4(1)	$8,000,000	$8,000,000	BMO	No
A-5(1)	$2,650,000	$2,650,000	BMO	No
A-6	$16,500,000	$16,500,000	Benchmark 2024-V7	No
A-7	$12,500,000	$12,500,000	Benchmark 2024-V7	No
A-8	$8,000,000	$8,000,000	BBCMS 2024-5C27	No
A-9	$6,400,000	$6,400,000	BBCMS 2024-5C27	No
A-10	$4,000,000	$4,000,000	BBCMS 2024-5C27	No
A-11	$15,000,000	$15,000,000	BBCMS 2024-5C27	No
A-12(1)	$10,550,000	$10,550,000	SGFC	No
A-13(1)	$10,000,000	$10,000,000	SGFC	No
A-14	$20,000,000	$20,000,000	BBCMS 2024-5C27	No
A-15(1)	$12,000,000	$12,000,000	KeyBank	No
A-16	$10,000,000	$10,000,000	BBCMS 2024-5C27	No
A-17(1)	$5,400,000	$5,400,000	KeyBank	No
Whole Loan	$237,000,000	$237,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Properties. The GNL Industrial Portfolio Properties are comprised of 19 industrial properties and one office property totaling 3,908,306 square feet located across 12 states. Built between 1960 and 2018, the GNL Industrial Portfolio Properties range in size from 6,000 square feet to 997,022 square feet. Each individual GNL Industrial Portfolio Property is leased to a single tenant. 100% of the net rentable area at five of the GNL Industrial Portfolio Properties is leased to Sauer Brands, Inc. (“Sauer Brands”) under a master lease, and Sauer Brands leases one additional GNL Industrial Portfolio Property that is not part of the master lease.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 1 – GNL Industrial Portfolio

The following table presents geographical information relating to the GNL Industrial Portfolio Properties:

GNL Industrial Portfolio Properties by State(1)
State	Number of Properties	Square Feet	% of Total Square Feet
Michigan	3	1,556,829	39.8%
Illinois	1	486,868	12.5%
South Carolina	4	485,000	12.4%
Kansas	2	240,600	6.2%
Missouri	2	226,029	5.8%
Ohio	1	216,300	5.5%
Kentucky	1	138,487	3.5%
Florida	2	137,481	3.5%
Maryland	1	120,000	3.1%
Texas	1	109,000	2.8%
California	1	106,066	2.7%
Pennsylvania	1	85,646	2.2%
Total/Weighted Average	20	3,908,306	100.0%
(1)	Based on the underwritten rent rolls dated April 5, 2024.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 1 – GNL Industrial Portfolio

The following table presents certain information relating to the GNL Industrial Portfolio Properties, which are presented in descending order of their allocated loan amounts:

GNL Industrial Portfolio Summary
Property Name	City, State(1)	Property Type – Subtype(1)	Year Built / Renovated (1)	SF(2)	Occupancy(2)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(1)(3)	% of UW Base Rent(2)
FCA USA - Detroit, MI	Detroit, MI	Industrial / Warehouse/Distribution	2015 / 2017, 2020	997,022	100.0%	$70,495,484	29.7%	$130,900,000	29.0%
Grupo Antolin - Shelby Township, MI	Shelby Township, MI	Industrial / Manufacturing	2017 / NAP	359,807	100.0%	27,788,900	11.7	52,000,000	12.9
Follett School - McHenry, IL	McHenry, IL	Industrial / Warehouse/Distribution	1996 / 2002	486,868	100.0%	20,249,276	8.5	37,600,000	7.5
Shaw Aero - Naples, FL	Naples, FL	Industrial / Manufacturing/Flex	1999 / NAP	130,581	100.0%	11,578,708	4.9	21,500,000	3.8
Kuka - Sterling Heights, MI	Sterling Heights, MI	Industrial / Warehouse/Distribution	2006 / NAP	200,000	100.0%	10,743,964	4.5	19,950,000	4.1
ZF Active Safety - Findlay, OH	Findlay, OH	Industrial / Manufacturing/Warehouse	2018 / NAP	216,300	100.0%	10,474,692	4.4	19,450,000	5.8
CF Sauer - 184 Suburban	San Luis Obispo, CA	Industrial / Manufacturing	1998 / NAP	106,066	100.0%	9,693,802	4.1	18,000,000	4.0
CF Sauer - 728 N Main St.	Mauldin, SC	Industrial / Warehouse/Distribution	1970 / NAP	247,000	100.0%	9,639,948	4.1	17,900,000	4.2
Walgreens Boot Alliance - Pittsburgh, PA	Pittsburgh, PA	Industrial / Distribution/Flex	2015 / 2024	85,646	100.0%	8,643,640	3.6	16,050,000	3.6
Hannibal - Houston, TX	Houston, TX	Industrial / Manufacturing/Distribution	1978 / 2016	109,000	100.0%	8,562,859	3.6	15,900,000	4.0
FedEx IV - Lexington, KY	Lexington, KY	Industrial / Warehouse/Distribution	2006 / 2012	138,487	100.0%	7,916,605	3.3	14,700,000	2.9
VersaFlex - Kansas City, KS	Kansas City, KS	Industrial / Manufacturing	1977 / 1990	113,000	100.0%	7,243,424	3.1	13,450,000	2.6
Cott Beverage Inc - Sikeston, MO	Sikeston, MO	Industrial / Warehouse/Distribution	2016 / NAP	170,000	100.0%	6,408,680	2.7	11,900,000	3.0
Dunlop Protective Footwear - Havre De Grace, MD	Havre de Grace, MD	Industrial / Warehouse/Distribution	2002 / NAP	120,000	100.0%	6,085,554	2.6	11,300,000	2.3
CSTK - St. Louis, MO	St. Louis, MO	Industrial / Warehouse	2015 / NAP	56,029	100.0%	6,031,699	2.5	11,200,000	3.4
CF Sauer - 39 S Park Dr.	Mauldin, SC	Industrial / Warehouse/Distribution	1982 / NAP	152,000	100.0%	5,923,990	2.5	11,000,000	2.6
AM Castle - Wichita, KS	Wichita, KS	Industrial / Manufacturing	1976 / NAP	127,600	100.0%	5,708,572	2.4	10,600,000	2.8
CF Sauer - 9 Old Mill Road	Mauldin, SC	Industrial / Warehouse/Distribution	1960 / 2004	80,000	100.0%	3,123,558	1.3	5,800,000	1.3
CF Sauer - 2447 Eunice Avenue	Orlando, FL	Industrial / Warehouse/Distribution	1971 / NAP	6,900	100.0%	417,372	0.2	775,000	0.2
CF Sauer - 513 West Butler Road	Mauldin, SC	Office / Suburban	2000 / 2004	6,000	100.0%	269,273	0.1	500,000	0.1
Total/Weighted Average				3,908,306	100.0%	$237,000,000	100.0%	$440,475,000(3)	100.0%
(1)	Information obtained from the appraisals.
(2)	Based on the underwritten rent rolls dated April 5, 2024.
(3)	The appraised value represents the aggregate of the “as-is” appraised values of the GNL Industrial Portfolio Properties, which results in a Cut-off Date LTV and Maturity Date LTV of 53.8%. The individual appraisal valuation dates are between February 28, 2024 and March 7, 2024.
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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 1 – GNL Industrial Portfolio

Environmental. According to the Phase I environmental assessments each dated in March 2024, there were no recognized environmental conditions at any GNL Industrial Portfolio Property. However, several controlled recognized environmental conditions were identified at each of the FCA USA - Detroit, MI, Kuka - Sterling Heights, MI, CSTK - St. Louis, MO and AM Castle - Wichita, KS mortgaged properties. See “Description of the Mortgage Pool—Environmental Conditions” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current occupancy of the GNL Industrial Portfolio Properties:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	As of December 31 for the indicated year.
(2)	Based on the underwritten rent rolls dated April 5, 2024.

Major Tenants.

Fiat Chrysler Automobiles N.V. (“Fiat Chrysler”) (997,022 square feet; 25.5% of portfolio net rentable area (“NRA”); 29.0% of portfolio underwritten base rent). Fiat Chrysler was an Italian-American automobile company that is now a subsidiary of Stellantis N.V. (“Stellantis”). Stellantis was formed in a merger between Fiat Chrysler and Peugeot S.A. and features 14 automotive brands, conducts industrial operations in more than 30 countries and has customers in more than 130 markets. Fiat Chrysler occupies 997,022 square feet at the FCA USA – Detroit, MI mortgaged property with a lease expiration date of July 2, 2030, and two, five-year renewal options remaining. Fiat Chrysler does not have any termination options at any of the GNL Industrial Portfolio Properties.

Grupo Antolin (359,807 square feet; 9.2% of portfolio NRA; 12.9% of portfolio underwritten base rent). Grupo Antolin is a manufacturer in the development, design and manufacture of interior components for the automobile industry (overhead, doors, lighting and cockpits and consoles). Grupo Antolin has 22,000 employees and 120 factories worldwide, spanning 26 countries. Grupo Antolin occupies 359,807 square feet at the Grupo Antolin – Shelby Township, MI mortgaged property with a lease expiration date of October 31, 2032, and two, five-year renewal options remaining. Grupo Antolin has a one-time option to terminate its lease in April 2029 (138th month of the lease term) if it has not defaulted under the lease and gives the landlord written notice of such termination no later than the end of April 2028 (126th month of the lease term). If Grupo Antolin fails to meet the conditions to such earlier termination under the lease and/or fails to timely vacate its space, then its option to terminate the lease will be null and void and of no further effect, and the lease will remain in force. Under its lease, Grupo Antolin has the right to request that the borrower construct an addition to the building and the lender is required to permit the commencement of such construction if certain conditions set forth in the GNL Industrial Portfolio Whole Loan agreement, including customary REMIC requirements, are satisfied.  If there are seven or more years remaining on the lease term, including any exercised extension options, following the completion of such construction, the construction will be at the borrower’s cost.  In such case, the borrower will be required to deliver a letter of credit to the lender in an amount equal to 110% of the construction budget, and the failure to deliver such letter of credit will trigger recourse to the borrower and the non-recourse carveout guarantor, capped at the amount of the allocated loan amount for the related mortgaged property. Additionally, there is a loss carveout for any losses that the lender incurs due to any exercise by the tenant of its construction right under its lease from the date that the lender acquires the Grupo Antolin – Shelby Township, MI mortgaged property upon a foreclosure or action in lieu thereof until the lender sells or otherwise transfers title to the Grupo Antolin – Shelby Township, MI mortgaged property to an unaffiliated third party. In the event that there are seven or less years remaining in the lease term and the parties do not agree to extend the lease term, the tenant may elect to construct the addition at the tenant’s sole expense using plans, specifications and contractors approved by the borrower and the lender, with such approval not to be unreasonably withheld, conditioned or delayed. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additions to the Mortgaged Property” in the Preliminary Prospectus.

Sauer Brands (597,966 square feet; 15.3% of portfolio NRA; 12.3% of portfolio underwritten base rent). Sauer Brands is a cooking products business that makes extracts and other food products. Sauer Brands was founded in 1887 and is headquartered in Richmond, Virginia. Sauer Brands occupies 106,066 square feet at the CF Sauer - 184 Suburban mortgaged property, 247,000 square feet at the CF Sauer - 728 N Main St. mortgaged property, 152,000 square feet at the CF Sauer - 39 S Park Dr. mortgaged property, 80,000 square feet at the CF Sauer - 9 Old Mill Road mortgaged property,

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 1 – GNL Industrial Portfolio

900 square feet at the CF Sauer - 2447 Eunice Avenue mortgaged property and 6,000 square feet at the CF Sauer - 513 West Butler Road mortgaged property. Sauer Brands leases 100% of the NRA at five of the GNL Industrial Portfolio Properties under a master lease and one GNL Industrial Portfolio Property that is not covered under the master lease. Both the master lease and the individual lease have an expiration date of July 31, 2039, with two, five-year renewal options remaining and the master lease requires that all properties governed by it are to be renewed if the renewal option is exercised. Sauer Brands does not have any termination options at any of the GNL Industrial Portfolio Properties.

The following table presents certain information relating to the tenants at the GNL Industrial Portfolio Properties:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date	Renewal Options
Fiat Chrysler	Baa2 / BBB / BBB+	997,022	25.5%	$8.54	$8,513,498	29.0%	7/02/2030	2 x 5 years
Grupo Antolin(3)	B3 / B- / NR	359,807	9.2	$10.57	3,802,404	12.9	10/31/2032	2 x 5 years
Sauer Brands(4)	NR / NR / NR	597,966	15.3	$6.05	3,615,710	12.3	7/31/2039	2 x 5 years
Follett School Solutions	NR / NR / NR	486,868	12.5	$4.54	2,212,474	7.5	12/31/2029	1 x 5 years
ZF Active Safety(5)	Ba1 / BB+ / NR	216,300	5.5	$7.91	1,711,423	5.8	10/31/2033	2 x 5 years
KUKA Systems	NR / BBB+ / NR	200,000	5.1	$6.00	1,200,000	4.1	6/30/2034	1 x 5 years
Hannibal Industries	Baa1 / A- / A-	109,000	2.8	$10.89	1,186,508	4.0	9/30/2029	2 x 5 years
Shaw Aero Devices	Baa1 / BBB+ / BBB+	130,581	3.3	$8.49	1,108,751	3.8	12/31/2032	2 x 5 years
Walgreens	Ba2 / BBB- / NR	85,646	2.2	$12.26	1,050,038	3.6	11/30/2030	3 x 5 years
Central States Thermo King	NR / NR / NR	56,029	1.4	$17.72	992,862	3.4	3/25/2030	2 x 5 years
Cott Beverages	NR / NR / NR	170,000	4.3	$5.10	867,512	3.0	1/31/2027	4 x 5 years
FedEx Ground	Baa2 / BBB / NR	138,487	3.5	$6.18	855,554	2.9	4/30/2032	2 x 5 years
A.M. Castle & Co(6)	NR / NR / NR	127,600	3.3	$6.36	811,272	2.8	10/31/2029	2 x 5 years
VersaFlex	A3 / BBB+ / BBB+	113,000	2.9	$6.85	774,000	2.6	12/31/2038	4 x 5 years
Dunlop Protective Footwear	NR / NR / NR	120,000	3.1	$5.68	681,932	2.3	1/17/2031	3 x 5 years
Total Occupied		3,908,306	100.0%	$7.52	$29,383,938	100.0%
Vacant Space	0		0.0
Totals/ Wtd. Avg.		3,908,306	100.0%
(1)	Based on the underwritten rent rolls dated April 5, 2024 and includes rent steps through April 1, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Grupo Antolin has a one-time option to terminate its lease in April 2029 (138th month of the lease term) if it has not defaulted under the lease, by giving the landlord written notice of such termination no later than the end of April 2028 (126th month of the lease term). If Grupo Antolin fails to meet the conditions to such earlier termination under the lease and/or fails to timely vacate, then its option to terminate the lease will be null and void and of no further effect, and the lease will remain in force. Under the lease, Grupo Antolin has the right to request that the borrower construct an addition to the building pursuant to the terms of the lease. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additions to the Mortgaged Property” in the Preliminary Prospectus.
(4)	Sauer Brands leases 100% of the net rentable area at five of the GNL Industrial Portfolio Properties under a master lease. Sauer Brands leases one additional GNL Industrial Portfolio Property that is not covered under the master lease. Both leases offer two, five-year renewal options and the master lease requires that all properties governed by it are to be renewed if the renewal option is exercised.
(5)	ZF Active Safety may terminate its lease as of the last day of September 2028 (120th month of the term) (the “ZF Active Safety Early Termination Date”). To exercise such early termination right, ZF Active Safety must (a) deliver written notice to the landlord that ZF Active Safety desires to terminate its lease at least 12 months prior to the ZF Active Safety Early Termination Date; and (b) pay the landlord a payment equal to the net present value of all remaining rent for the remainder of the initial term calculated using an interest rate of 5% concurrently with delivery of such notice.
(6)	A.M. Castle & Co may terminate its lease as the end of October 2024 (10th lease year) (the “A.M. Castle & Co Early Termination Date”). To exercise such early termination right, A.M. Castle & Co must (a) deliver written notice to the landlord of its desire to terminate its lease at least 180 days prior to the A.M. Castle & Co Early Termination Date; and (b) pay the landlord $1,622,544.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 1 – GNL Industrial Portfolio

The following table presents certain information relating to the lease rollover schedule at the GNL Industrial Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	1	170,000	4.3	867,512	3.0		170,000	4.3%	$867,512	3.0%
2028	0	0	0.0	0	0.0		170,000	4.3%	$867,512	3.0%
2029	3	723,468	18.5	4,210,254	14.3		893,468	22.9%	$5,077,766	17.3%
2030	3	1,138,697	29.1	10,556,397	35.9		2,032,165	52.0%	$15,634,164	53.2%
2031	1	120,000	3.1	681,932	2.3		2,152,165	55.1%	$16,316,096	55.5%
2032	3	628,875	16.1	5,766,710	19.6		2,781,040	71.2%	$22,082,805	75.2%
2033	1	216,300	5.5	1,711,423	5.8		2,997,340	76.7%	$23,794,228	81.0%
2034	1	200,000	5.1	1,200,000	4.1		3,197,340	81.8%	$24,994,228	85.1%
2035 & Beyond	3(3)	710,966	18.2	4,389,710	14.9		3,908,306	100.0%	$29,383,938	100.0%
Total	16(3)	3,908,306	100.0%	$29,383,938	100.0%
(1)	Based on the underwritten rent rolls dated April 5, 2024 and includes rent steps through April 1, 2025.
(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(3)	Sauer Brands leases 100% of the net rentable area at five of the GNL Industrial Portfolio Properties under a master lease. Sauer Brands leases one additional GNL Industrial Portfolio Property that is not covered under the master lease. Both leases offer two, five-year renewal options and the master lease requires that all properties governed by it are to be renewed if the renewal option is exercised.

The following table presents certain information relating to the operating history and underwritten cash flows of the GNL Industrial Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	Underwritten	Per Square Foot	%(2)
Base Rent	$26,802,840	$27,593,953	$28,172,655	$28,646,464	$7.33	87.8%
Rent Steps(3)	0	0	0	737,474	0.19	2.3
Straight-Line Rent	0	0	0	924,060	0.24	2.8
Total Reimbursements(4)	1,137,641	2,395,564	1,911,018	2,304,364	0.59	7.1
Gross Potential Rent	$27,940,480	$29,989,517	$30,083,673	$32,612,362	$8.34	100.0%
(Vacancy/Credit Loss)	0	0	0	0	0.00	(0.0)
Effective Gross Income	$27,940,480	$29,989,517	$30,083,673	$32,612,362	$8.34	100.0%
Total Expenses	$1,352,135	$2,405,590	$1,937,654	$2,698,321	$0.69	8.3%
Net Operating Income	$26,588,345	$27,583,927	$28,146,019	$29,914,041	$7.65	91.7%
Capital Expenditures	0	0	0	586,246	0.15	1.8
TI/LC	0	0	0	0	0.00	0.0
Net Cash Flow	$26,588,345	$27,583,927	$28,146,019	$29,327,795	$7.50	89.9%
(1)	Based on the underwritten rent rolls dated as of April 5, 2024.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Represents contractual rent steps through April 1, 2025.
(4)	Reimbursements include tax recoveries, insurance recoveries, operating expense recoveries, management fee recoveries and triple-net recovery offset.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 1 – GNL Industrial Portfolio

The Market. The following table presents certain market information relating to the GNL Industrial Portfolio Properties:

Market Area Summary(1)
Property	Concluded Market Rent PSF	Market	Submarket	Submarket Inventory (SF)(2)	Submarket Vacancy(2)	Submarket NNN Rent PSF(2)
FCA USA – Detroit, MI	$8.25	Detroit	Detroit East	44,415,145	6.0%	$6.76
Grupo Antolin – Shelby Township, MI	$8.50	Detroit	Groesbeck North	33,592,703	2.4%	$8.94
Follett School – McHenry, IL	$5.25	Chicago	McHenry County	9,459,112	8.1%	$6.10
Shaw Aero – Naples, FL	$10.00	Naples	Naples	1,570,498	3.3%	$16.97
Kuka – Sterling Heights, MI	$6.50	Detroit	W of Van Dyke/Macomb	64,273,233	1.1%	$9.27
ZF Active Safety – Findlay, OH	$6.00	US Industrial	Northwest Ohio	36,189,339	0.6%	$3.81
CF Sauer – 184 Suburban	$10.80	San Luis Obispo	South San Luis Obispo	3,900,000	3.9%	$17.87
CF Sauer – 728 N Main St.	$4.85	Greenville-Spartanburg	I-85/Wenwood/ICAR	10,405,749	6.7%	$4.32
Walgreens Boot Alliance – Pittsburgh, PA	$12.00	Pittsburgh	Parkway West Corridor	11,152,677	11.2%	$9.77
Hannibal – Houston, TX	$10.67	Houston	Northwest-Far	88,750,582	8.0%	$7.39
FedEx IV – Lexington, KY	$6.00	Lexington	West Lexington/Fayette	19,182,000	7.2%	$9.16
VersaFlex – Kansas City, KS	$5.75	Kansas City	Wyandotte	36,022,386	2.7%	$4.35
Cott Beverage Inc – Sikeston, MO	$5.00	Sikeston	Scott & New Madrid Counties	5,600,000	4.6%	$4.96
Dunlop Protective Footwear – Havre De Grace, MD	$6.50	I-95 North Corridor	Harford	24,895,364	0.7%	N/A
CSTK – St. Louis, MO	$16.00	St. Louis	St Louis City North	227,100,000	3.1%	$6.61
CF Sauer – 39 S Park Dr.	$4.85	Greenville-Spartanburg	I-85/Wenwood/ICAR	10,405,749	6.7%	$4.32
AM Castle – Wichita, KS	$5.75	Wichita	Southeast	5,573,557	6.8%	$5.92
CF Sauer – 9 Old Mill Road	$5.00	Greenville-Spartanburg	I-85/Wenwood/ICAR	11,530,765	6.5%	$7.20
CF Sauer – 2447 Eunice Avenue	$11.00	Orlando	Princeton/Silver Star	22,373,308	2.9%(3)	$10.84(3)
CF Sauer - 513 West Butler Road	$12.00	Mauldin	Mauldin/Fountain	1,424,482	2.1%	$22.10
(1)	Information obtained from the appraisals, unless otherwise indicated.
(2)	Submarket Inventory, Submarket Vacancy and Submarket Rent PSF represent the trailing 12-month period as of either the third quarter of 2023, the fourth quarter of 2023 or the first quarter of 2024.
(3)	Based on the Orlando market because Princeton/Silver Star submarket data was not available.

The Borrowers. The borrowers for the GNL Industrial Portfolio Whole Loan are ARG CFSRSLB001, LLC, ARC SANPLFL001, LLC, ARC FSMCHIL001, LLC, ARC AMWCHKS001, LLC, ARG VFKCYKS001, LLC, ARC FELEXKY001, LLC, ARC OGHDGMD001, LLC, ARC KUSTHMI001, LLC, ARG FCDETMI001, LLC, ARG GASTNMI001, LLC, ARG CBSKSMO001, LLC, ARG CSSTLMO001, LLC, ARG ZFFINOH001, LLC, ARG WGPTBPA001, LLC, ARG CFSRSLB002, LLC and ARC HLHSNTX001, LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the GNL Industrial Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor is Global Net Lease Operating Partnership, L.P. (“GNL”), a publicly traded real estate investment trust listed on the NYSE focused on acquiring a global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single-tenant, mission-critical income-producing net-leased assets across the United States, Western and Northern Europe, and necessity retail assets in strategic locations. GNL owns over 1,300 properties, encompassing over 66 million square feet in 11 countries. GNL is the guarantor of certain non-recourse carveout liabilities under the GNL Industrial Portfolio Whole Loan.

Property Management. The GNL Industrial Portfolio Properties are currently managed by Global Net Lease Properties, LLC, a Delaware limited liability company, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination of the GNL Industrial Portfolio Whole Loan, the borrowers deposited (i) approximately $376,843 for the tax reserve, (ii) $109,890 for the outstanding TI/LC reserve fund, (iii) $553,119 for the free rent reserve, (iv) $230,000 for the cost of certain concrete repairs and replacement required in connection with the Cott Beverage Inc - Sikeston, MO mortgaged property (the “Cott Beverage Concrete Work Fund”) and (v) approximately $741,403 for the replacement costs in connection with the Follett School - McHenry, IL mortgaged property (the “Follet Replacement Work Fund”).

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 1 – GNL Industrial Portfolio

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (currently equal to approximately $94,211 for five of the GNL Industrial Portfolio Properties). The borrowers are not required to make monthly tax deposits for an individual property if (i) no event of default has occurred and is continuing, (ii) such individual property is leased to a single tenant, (iii) the tenant at such individual property occupies one or more entire tax parcels and is required to pay all taxes and other charges due with respect to the individual property directly to the applicable taxing authorities, and actually does pay such taxes and other charges, (iv) the borrowers provide the lender satisfactory evidence of payment of taxes prior to the date such taxes become delinquent, (v) the lease at such individual property is in full force and effect and there is no default under such lease and (vi) no Cash Sweep Period (as defined below) is in effect.

Insurance Reserve – The borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. The borrowers are not required to make monthly deposits to the insurance reserve for an individual property if (a) the borrowers maintain blanket policies of insurance in accordance with the GNL Industrial Portfolio Whole Loan documents unless the lender elects to require such deposits in accordance with the GNL Industrial Portfolio Whole Loan documents or (b) the following conditions are satisfied: (i) no event of default has occurred and is continuing, (ii) such individual property is leased to a single tenant, (iii) the tenant is required to maintain insurance for the individual property that complies with the GNL Industrial Portfolio Whole Loan documents pursuant to its lease, and is in fact maintaining such insurance, (iv) the borrowers provide satisfactory evidence to the lender that all insurance premiums with regard to the required insurance have been paid no later than 30 days prior to the expiration of such insurance, (v) the lease at such individual property is in full force and effect and there is no default thereunder and (vi) no Cash Sweep Period is in effect.

Replacement Reserve – During the continuance of a Cash Sweep Period, the borrowers are required to deposit into an account for repairs and replacements (the “Replacement Reserve”), on a monthly basis, an amount equal to 1/12th of $0.15 multiplied by the total number of rentable square feet. In the event of a partial release, the monthly deposit will be reduced by an amount equal to 1/12th of the product obtained by multiplying $0.15 by the total number of rentable square feet of the individual mortgaged property that is subject of such partial release.

TI / LC Reserve – During a Cash Sweep Period, the borrowers are required to deposit into a reserve for tenant improvements and leasing commissions (the “Rollover Reserve”), on a monthly basis, an amount equal to 1/12th of $0.25 multiplied by the total number of rentable square feet. In the event of a partial release, the monthly deposit will be reduced by an amount equal to 1/12th of the product obtained by multiplying $0.25 by the total number of rentable square feet of the individual mortgaged property that is subject of such partial release.

Lockbox / Cash Management. The GNL Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and the property manager, as applicable, are required to cause all rents to be deposited directly into a lender-controlled lockbox account. All revenues received by the borrowers or property manager, as applicable, are required to be deposited in the lockbox account within one business day of receipt. During the continuance of a Cash Sweep Period, all funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date and disbursed in accordance with the GNL Industrial Portfolio Whole Loan documents.

A “Cash Sweep Period” means a period (A) commencing on the occurrence of either (i) an event of default or (ii) a Debt Yield Trigger Event (as defined below), and (B) ending upon, with respect to (a) clause (i) above, a cure of the event of default (subject to the lender accepting such cure in accordance with the GNL Industrial Portfolio Whole Loan documents) or (b) a Debt Yield Trigger Event (x) the occurrence of a Debt Yield Cure (as defined below), (y) the delivery of a Debt Yield Cure - Letter of Credit (as defined below) or (z) the borrowers’ completion of a Debt Yield Cure - Partial Prepayment (as defined below).

A “Debt Yield Trigger Event” means either (a) the debt yield being less than 9.0% for two consecutive calendar quarters based on a trailing 12-month period or (b) if the borrowers previously cured or prevented a Debt Yield Trigger Event by depositing a Debt Yield Cure - Letter of Credit with the lender, the expiration of the three-month period that commenced on the date that the borrowers delivered such Debt Yield Cure - Letter of Credit to the lender; provided, however, that a Debt Yield Trigger Event will not be deemed to have occurred if, within five business days of the date described in clause (a) or (b) of this definition, the borrowers deposit with the lender the applicable Debt Yield Cure - Letter of Credit or completes the applicable Debt Yield Cure - Partial Prepayment.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 1 – GNL Industrial Portfolio

A “Debt Yield Cure” means the debt yield being greater than or equal to 9.0% for two consecutive calendar quarters based on a trailing 12-month period.

A “Debt Yield Cure - Letter of Credit” means a letter of credit in an amount equal to the excess cash flow that would have been swept in the three-month period immediately preceding the applicable date of determination if a Cash Sweep Period had been in effect during such time, as reasonably determined by the lender. Each Debt Yield Cure - Letter of Credit will be effective for a period of three-months and the borrowers may continue to prevent subsequent Debt Yield Trigger Events after each three-month period by depositing with the lender an additional Debt Yield Cure - Letter of Credit on, or prior to, the expiration of each such three-month period. The Debt Yield Cure - Letter of Credit and all proceeds thereof will be deemed part of the reserve funds and will be held in escrow by the lender. The borrowers will pay all costs associated with the initial issuance, any modification or re-issuance of the Debt Yield Cure - Letter of Credit in connection with any transfer of the GNL Industrial Portfolio Whole Loan by the lender, in connection with any securitization or otherwise. Upon such transfer, the lender is released from all liability in respect of the Debt Yield Cure - Letter of Credit, and the borrowers will look solely to the transferee with respect to all matters relating to the Debt Yield Cure - Letter of Credit. In the event that a Debt Yield Cure occurs during a period wherein the lender is in possession of the Debt Yield Cure - Letter of Credit, or proceeds therefrom, the lender will promptly return the Debt Yield Cure - Letter of Credit, or proceeds therefrom, to the borrowers.

A “Debt Yield Cure – Partial Prepayment” means a partial prepayment of the GNL Industrial Portfolio Whole Loan in an amount, including any required yield maintenance premium, which results in a reduction of the then-outstanding principal balance of the GNL Industrial Portfolio Whole Loan sufficient to achieve a debt yield equal to or greater than 9.0% for the trailing 12-month period immediately preceding the date of determination.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. On any payment date following (a) April 5, 2025, with payment of a yield maintenance premium, or (b) the earlier of (I) two years following the last pari passu note of the GNL Industrial Portfolio Whole Loan to be securitized or (II) April 5, 2027, with a partial defeasance, the borrowers may obtain the release of any GNL Industrial Portfolio Property with 15 days’ notice if the following conditions, among others, are met: (i) no event of default has occurred and is continuing; (ii) the borrowers pay all costs and provide customary documentation as described in the GNL Industrial Portfolio Whole Loan documents; (iii) as of the date of consummation of the partial release, (A) the DSCR with respect to the remaining individual GNL Industrial Portfolio Properties, as determined in accordance with the terms of the GNL Industrial Portfolio Whole Loan documents, is no less than 2.12x (i.e., the DSCR as of the origination date) or (B) if the released GNL Industrial Portfolio Property is a Distressed Property (as defined below), then such DSCR with respect to the remaining individual GNL Industrial Portfolio Properties is no less than 1.80x, provided, however, that the borrowers will have the right to satisfy the foregoing applicable test by prepaying an additional portion of the GNL Industrial Portfolio Whole Loan in accordance with the GNL Industrial Portfolio Whole Loan documents; (iv) as of the date of consummation of the partial release, (A) the debt yield with respect to the remaining individual GNL Industrial Portfolio Properties, as determined in accordance with the terms of the GNL Industrial Portfolio Whole Loan agreement, will be no less than 12.63% (i.e., the debt yield as of the origination date) or (B) if the released GNL Industrial Portfolio Property is a Distressed Property, then such debt yield with respect to the remaining individual GNL Industrial Portfolio Properties is no less than 10.75%, provided, however, that the borrowers will have the right to satisfy the foregoing applicable test by prepaying an additional portion of the GNL Industrial Portfolio Whole Loan in accordance with the GNL Industrial Portfolio Whole Loan documents; (v) payment of the release amount for such individual GNL Industrial Portfolio Property equal to (A) 130% of the allocated loan amount if such GNL Industrial Portfolio Property is a Distressed Property or (B) 115% of the allocated loan amount for all other individual GNL Industrial Portfolio Properties, including any applicable yield maintenance premium; and (vi) satisfaction of customary REMIC requirements. If the related borrower effectuates a partial release of the CF Sauer – 9 Old Mill Road mortgaged property while the CF Sauer – 728 N Main St. mortgaged property remains subject to the lien of the security instrument, then as a condition to the partial release of the CF Sauer – 9 Old Mill Road mortgaged property, such borrower is required to enter into, and record, a reciprocal easement agreement that grants ingress and egress rights and easements for parking and access that provide the CF Sauer – 728 N Main St. mortgaged property with ingress, egress, parking and access comparable to that existing as of the origination date.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 1 – GNL Industrial Portfolio

A “Distressed Property” means an individual property, which as of the proposed partial release date for such property, and as reasonably determined by the lender, (i) is vacant and/or (ii) the tenant is not paying rent in violation of the applicable lease.

Ground Lease. None.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 2 – Champion MSU Student Housing Portfolio

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 2 – Champion MSU Student Housing Portfolio

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 2 – Champion MSU Student Housing Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$44,000,000	Title:	Fee
Cut-off Date Principal Balance:	$44,000,000	Property Type – Subtype:	Multifamily – Student Housing
% of IPB:	5.5%	Net Rentable Area (Beds):	524
Loan Purpose:	Refinance	Location:	East Lansing, MI
Borrower:	Champion MSU, LLC	Year Built / Renovated:	Various / 2023
Borrower Sponsors:	Robert Champion, Garrett Champion and Parker Champion	Occupancy:	98.3%
Interest Rate:	6.74300%	Occupancy Date:	5/15/2024
Note Date:	5/23/2024	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	6/6/2029	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	$3,348,828 (T-7 2/28/2024 Annualized)
Original Term:	60 months	Most Recent NOI (As of)(3):	$3,343,864 (T-1 2/28/2024 Annualized)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$6,232,750
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$2,252,738
Lockbox / Cash Management:	Springing	UW NOI:	$3,980,011
Additional Debt:	No	UW NCF:	$3,904,031
Additional Debt Balance:	N/A	Appraised Value / Per Bed(4):	$65,000,000 / $124,046
Additional Debt Type:	N/A	Appraisal Date:	12/5/2023

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$83,969
Taxes:	$284,532	$56,906	N/A	Maturity Date Loan / Bed:	$83,969
Insurance:	$172,428	$15,675	N/A	Cut-off Date LTV(4):	67.7%
Replacement Reserves:	$0	$6,332	$151,960	Maturity Date LTV(4):	67.7%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.30x
Engineering:	$107,569	$0	N/A	UW NOI Debt Yield:	9.0%
Other Reserves(2):	$2,400,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$44,000,000	99.8%	Loan Payoff	$38,993,757	88.4%
Sponsor Equity	$100,870	0.2	Upfront Reserves(2)	2,964,529	6.7
			Closing Costs(5)	2,142,585	4.9

Total Sources	$44,100,870	100.0%	Total Uses	$44,100,870	100.0%
(1)	See “Escrows and Reserves” below.
(2)	As of the origination date, the Champion MSU Student Housing Portfolio Properties (as defined below) were 72% pre-leased for the 2024-25 school year. Other Reserves consist of a Holdback Reserve of $2,400,000. The borrower will have the right to obtain disbursements of all or a portion of the Holdback Reserve as described below under “Escrows and Reserves—Holdback Reserve Release Conditions.”
(3)	The Champion MSU Student Housing Portfolio Properties were closed for renovations during the 2022-23 school year, and post-renovation operations began in August of 2023, coinciding with the start of the 2023-24 school year.
(4)	Represents the “As Portfolio” value, which includes a portfolio premium of $2,000,000. Based on the aggregate “As Is” appraised values of the Champion MSU Student Housing Portfolio Properties of $63,000,000, the Cut-off Date LTV and Maturity Date LTV would be 69.8%.
(5)	Inclusive of a rate buydown of $1,540,000 (3.5% of loan proceeds).

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 2 – Champion MSU Student Housing Portfolio

The Loan. The Champion MSU Student Housing Portfolio mortgage loan (the “Champion MSU Student Housing Portfolio Mortgage Loan”) is secured by the borrower’s fee simple interest in a six-property, 524 bed, student housing portfolio located in East Lansing, Michigan (the “Champion MSU Student Housing Portfolio Properties”). The Champion MSU Student Housing Portfolio Mortgage Loan accrues interest at a fixed rate of 6.74300% per annum. The Champion MSU Student Housing Portfolio Mortgage Loan has a remaining term of 59 months as of the Cut-off Date, is interest-only for the full term and accrues interest on an Actual/360 basis.

The Properties. The Champion MSU Student Housing Portfolio Properties consists of six student housing properties, 731 Burcham Drive, 745 Burcham Drive, 129 Burcham Drive, 767 Burcham Drive, 787 Burcham Drive and 635 Abbot Road. All six of the properties serve Michigan State University (“MSU”). The Champion MSU Student Housing Portfolio Properties are currently 98.3% leased including 2 model units, one at 731 Burcham Drive and one at 635 Abbot Road. The Champion MSU Student Housing Portfolio has an As-Portfolio value of $65,000,000 as of December 5, 2023 and an aggregate As-Is Appraised value of $63,000,000. The Champion MSU Student Housing Portfolio Properties underwent an approximately $10.9 million renovation that was finalized in 2024. In-unit renovations include stone countertops, new cabinet faces, new plumbing and electrical fixtures, vinyl wood plank flooring throughout and TVs with Sonos soundbars. The renovations included approximately $9.80 million for in-unit renovations and $1.06 million for common area renovations.

The Champion MSU Student Housing Portfolio’s properties are located within 0.58 miles of the MSU campus offering pedestrian and bicycle access to campus. In addition, residents have the option to take a university operated bus system to campus that has stops within a block of each mortgaged property. Total enrollment at MSU in the fall of 2023 consisted of 51,316 students. There were 58,879 applications for the 2023 MSU entering class, a 6.0% increase from the prior year. MSU is one of the largest universities in the United States (in terms of enrollment) and has approximately 634,300 living alumni worldwide.

The following table presents certain information relating to the Champion MSU Student Housing Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated(1)	Beds(2)	Occupancy(2)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(3)
731 Burcham Drive	East Lansing, MI	1967/2023	140	96.4%	11,873,000	27.0%	17,000,000
745 Burcham Drive	East Lansing, MI	1964/2023	124	99.2%	11,663,500	26.5%	16,700,000
635 Abbot Road	East Lansing, MI	1966/2023	125	97.6%	9,708,000	22.1%	13,900,000
129 Burcham Drive	East Lansing, MI	1964/2023	12	100.0%	1,396,800	3.2%	2,000,000
767 Burcham Drive	East Lansing, MI	2008/2023	90	100.0%	6,914,300	15.7%	9,900,000
787 Burcham Drive	East Lansing, MI	1969/2023	33	100.0%	2,444,400	5.6%	3,500,000
Total / Wtd. Avg.			524	98.3%	$44,000,000	100.0%	$65,000,000(4)
(1)	Year Built/Renovated shows earliest year built and latest years renovated.
(2)	Based on the borrower rent rolls dated May 15, 2024.
(3)	Source: Appraisals.
(4)	Represents the As Portfolio appraised value of the Champion MSU Student Housing Portfolio inclusive of a portfolio premium of $2,000,000.

The following table presents certain information with respect to the historical and current occupancy of Champion MSU Student Housing Portfolio Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)(3)
NAV	NAV	NAV	98.3%

(1) The Champion MSU Student Housing Portfolio Properties were closed for renovations during the 2022-23 school year, and post-renovation operations officially began in August of 2023, coinciding with the start of the 2023-24 school year.

(2) Current Occupancy is as of May 15, 2024.

731 Burcham Drive. 731 Burcham Drive (the “731 Burcham Drive Property”) is a student housing development located at 731 Burcham Drive, East Lansing, Michigan. The 731 Burcham Drive Property was built in 1967 and was most recently renovated in 2023. The 731 Burcham Drive Property is a 140-bed, 61,440 square foot building on 2.59 acres of land. The

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 2 – Champion MSU Student Housing Portfolio

731 Burcham Drive Property includes five multifamily buildings. Within the past year the 731 Burcham Drive Property has undergone renovations consisting of new wood laminate flooring throughout, stainless steel kitchen appliances and upgraded surface counters and cabinetry in the kitchen and bathrooms.

The following table presents certain information relating to the unit mix at the 731 Burcham Drive Property:

Unit Mix(1)
Unit Type	# of Beds	% of Total Units	Occupancy	Average Monthly Rent Per Bed	Average Market Rent Per Bed(2)
1BR/1BA	31	22.1%	100.0%	$1,058	$1,251
2BR/1BA	106	75.7%	95.3%	$714	$888
3BR/2BA	3	2.1%	100.0%	$650	$944
Total / Wtd. Avg.	140	100.0%	96.4%	$792	$970
(1) Based on the borrower rent roll dated May 15, 2024.
(2) Source: Appraisal.

745 Burcham Drive. 745 Burcham Drive (the “745 Burcham Drive Property”) is a student housing development located at 745 Burcham Drive, East Lansing, Michigan. The 745 Burcham Drive Property was built in 1964 and was most recently renovated in 2023. The 745 Burcham Drive Property is a 124-bed, 62,720 square foot building on 2.39 acres of land. The 745 Burcham Drive Property includes five multifamily buildings. Within the past year the 745 Burcham Drive Property has undergone renovations consisting of new wood laminate flooring throughout, stainless steel kitchen appliances and upgraded surface counters and cabinetry in the kitchen and bathrooms.

The following table presents certain information relating to the unit mix at the 745 Burcham Drive Property:

Unit Mix(1)
Unit Type	# of Beds	% of Total Units	Occupancy	Average Monthly Rent Per Bed	Average Market Rent Per Bed(2)
Studio	12	9.7%	100.0%	$973	$1,163
1BR/1BA	48	38.7%	100.0%	$1,053	$1,193
2BR/1BA	64	51.6%	98.4%	$709	$921
Total / Wtd. Avg.	124	100.0%	99.2%	$869	$1,050
(1)	Based on the borrower rent roll dated May 15, 2024.
(2)	Source: Appraisal.

635 Abbot Road. 635 Abbot Road (the “635 Abbot Road Property”) is a student housing development known as Victory on Abbot, located at 635 Abbot Road, East Lansing, Michigan. The 635 Abbot Road Property was built in 1966 and was most recently renovated in 2023. The 635 Abbot Road Property is a 125-bed, 42,774 square foot building on 1.63 acres of land. The 635 Abbot Road Property includes one multifamily building. Within the past year the 635 Abbot Road Property has undergone renovations consisting of new wood laminate flooring throughout, stainless steel kitchen appliances and upgraded surface counters and cabinetry in the kitchen and bathrooms.

The following table presents certain information relating to the unit mix at the 635 Abbot Road Property:

Unit Mix(1)
Unit Type	# of Beds	% of Total Units	Occupancy	Average Monthly Rent Per Bed	Average Market Rent Per Bed(2)
1BR/1BA	3	2.4%	100.0%	$1,100	$1,346
2BR/1BA	122	97.6%	97.5%	$717	$907
Total / Wtd. Avg.	125	100.0%	97.6%	$726	$918
(1)	Based on the borrower rent roll dated May 15, 2024.
(2)	Source: Appraisal.

129 Burcham Drive. 129 Burcham Drive (the “129 Burcham Drive Property”) is a student housing development known as Victory Studios, located at 129 Burcham Drive, East Lansing, Michigan. The 129 Burcham Drive Property was built in 1964 and was most recently renovated in 2023. The 129 Burcham Drive Property is a 12-bed, 5,568 square foot building on 0.20 acres of land. The 129 Burcham Drive Property includes one multifamily building. Within the past year the 129

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 2 – Champion MSU Student Housing Portfolio

Burcham Drive Property has undergone renovations consisting of new wood laminate flooring throughout, stainless steel kitchen appliances and upgraded surface counters and cabinetry in the kitchen and bathrooms.

The following table presents certain information relating to the unit mix at the 129 Burcham Drive Property:

Unit Mix(1)
Unit Type	# of Beds	% of Total Units	Occupancy	Average Monthly Rent Per Bed	Average Market Rent Per Bed(2)
Studio	12	100.0%	100.0%	$1,029	$1,232
Total / Wtd. Avg.	12	100.0%	100.0%	$1,029	$1,232
(1)	Based on the borrower rent roll dated May 15, 2024.
(2)	Source: Appraisal.

767 Burcham Drive. 767 Burcham Drive (the “767 Burcham Drive Property”) is a student housing development located at 767 Burcham Drive, East Lansing, Michigan. The 767 Burcham Drive Property comprises 90-beds and 38,805 square feet on 1.74 acres of land. The 767 Burcham Drive Property includes two multifamily buildings, which were built in 2008 and were most recently renovated in 2023. Within the past year the 767 Burcham Drive Property has undergone renovations consisting of new wood laminate flooring throughout, stainless steel kitchen appliances and upgraded surface counters and cabinetry in the kitchen and bathrooms.

The following table presents certain information relating to the unit mix at the 767 Burcham Drive Property:

Unit Mix(1)
Unit Type	# of Beds	% of Total Units	Occupancy	Average Monthly Rent Per Bed	Average Market Rent Per Bed(2)
3 BR/2 BA	90	100.0%	100.0%	$683	$947
Total / Wtd. Avg.	90	100.0%	100.0%	$683	$947
(1)	Based on the underwritten rent roll dated May 15, 2024.
(2)	Source: Appraisal.

787 Burcham Drive. 787 Burcham Drive (the “787 Burcham Drive Property”) is a student housing development located at 787 Burcham Drive, East Lansing, Michigan. The 787 Burcham Drive Property was built in 1969 and was most recently renovated in 2023. The 787 Burcham Drive Property is a 33 bed, 12,768 square foot building on 0.60 acres of land. The 787 Burcham Drive Property includes one multifamily building. Within the past year the 787 Burcham Drive Property has undergone renovations consisting of new wood laminate flooring throughout, stainless steel kitchen appliances and upgraded surface counters and cabinetry in the kitchen and bathrooms.

The following table presents certain information relating to the unit mix at the 787 Burcham Drive Property:

Unit Mix(1)
Unit Type	# of Beds	% of Total Units	Occupancy	Average Monthly Rent Per Bed	Average Market Rent Per Bed(2)
3 BR/3 BA	9	27.3%	100.0%	$699	$1,029
4 BR/3 BA	24	72.7%	100.0%	$614	$870
Total / Wtd. Avg.	33	100.0%	100.0%	$637	$914
(1)	Based on the borrower rent roll dated May 15, 2024.
(2)	Source: Appraisal.

A-3-19

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 2 – Champion MSU Student Housing Portfolio

The following table presents certain information relating to the operating history and underwritten cash flows of the Champion MSU Student Housing Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	T-7 2/28/2024(1)	T-1 2/28/2024(1))	Underwritten	Per Unit	%(2)
Gross Potential Rent	$4,804,162	$4,837,308	$5,464,000	$10,427	84.0%
Total Other Income(3)	844,214	814,963	1,041,950	1,988	16.0
Gross Potential Income	$5,648,376	$5,652,271	$6,505,950	$12,416	100.0%
(Vacancy/Concessions/Credit Loss)	(109,324)	(118,336)	(273,200)	(521)	(4.2)
Effective Gross Income	$5,539,052	$5,533,935	$6,232,750	$11,895	95.8%
Total Expenses	2,190,224	2,190,071	2,252,738	4,299	36.1
Net Operating Income(4)	$3,348,828	$3,343,864	$3,980,011	$7,595	63.9%
Replacement Reserves	0	0	75,980	145	1.2
Net Cash Flow	$3,348,828	$3,343,864	$3,904,031	$7,450	62.6%
(1)	The Champion MSU Student Housing Portfolio Properties were closed for renovations during the 2022-2023 school year, and post-renovation operations began in August of 2023, coinciding with the start of the 2023-2024 school year.
(2)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Total Other Income includes parking revenue, laundry income, utility reimbursements, and general other income.
(4)	The main driver of the increase between T-1 2/28/2024 Net Operating Income and Underwritten Net Operating Income is increases in rent that occurred following the renovations that required the Champion MSU Student Housing Portfolio Properties to be vacated for the 2022-2023 school year. In addition, the Underwritten cash flows also include pre-leased rent from signed, executed leases for the 2024-2025 school year that provide for rents that are on average 13% higher than the previous school year.

Environmental. According to the Phase I environmental assessments dated between April 24, 2024 and April 26, 2024, there is no evidence of any recognized environmental conditions or controlled recognized environmental conditions at any of the Champion MSU Student Housing Portfolio Properties.

The Market. The Champion MSU Student Housing Portfolio Properties are located within East Lansing in Ingham County, Michigan. The Champion MSU Student Housing Portfolio Properties are part of the Lansing-East Lansing metropolitan area (Lansing MSA) and the East Lansing/ MSU submarket.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the Champion MSU Student Housing Portfolio Properties was 18,807, 82,053 and 159,569, respectively. According to the appraisal, the estimated 2023 median household income within the same radii was $37,535, $49,974 and $52,606, respectively.

According to the appraisal, the Champion MSU Student Housing Portfolio Properties are situated in the East Lansing/MSU apartment submarket. As of the third quarter of 2023, the East Lansing/MSU apartment submarket had an inventory of 6,573 units and an overall vacancy rate of 3.3%. The average rents in the submarket are approximately $1,228 per unit per month. The Champion MSU Student Housing Portfolio Properties is located in an area known as the MSU student housing “bubble,” which is bordered by Grand River to the south, Burcham to the north, Abbot to the west and Hagadorn Rd to the east. The East Lansing submarket student housing vacancy rate has remained below 5.0% for the past five years. During this time period rents have continued to growth for student housing with rents increasing by 4.0% over the past twelve months. In addition, absorption has outpaced constructions over the last three years as the student population continues to grow.

A-3-20

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 2 – Champion MSU Student Housing Portfolio

The following table presents certain information relating to comparable sale properties to the 731 Burcham Drive Property. Given the proximity of all the Champion MSU Student Housing Portfolio Properties, the appraisal provided the same comparables for each of the Champion MSU Student Housing Portfolio Properties:

Comparable Sale Summary(1)
Property / Location	Year Built	Occupancy	# of Beds	Average Unit Size	Sale Price	Cap Rate
731 Burcham Drive 731 Burcham Drive East Lansing, MI	1967/2023	96.4%(2)	140(2)	361 SF(2)	NAP	NAP
The Tower at Campus 2900 Northwind Drive East Lansing, MI	1966	97.0%	301	519 SF	$24,770,000	4.47%
The Gates at Campus View 550 East Michigan Avenue East Lansing, MI	2013	99.0%	139	329 SF	$10,000,000	4.98%
The Uptowne Apartments 230-238 West Saginaw Street East Lansing, MI	1970/2020	100.0%	59	760 SF	$5,650,000	6.61%
The Lodges of East 2700-2721 Hannah Boulevard East Lansing, MI	2010	95.0%	1,042	377 SF	$110,762,481	4.18%
The Manor at Campus 128 Collingwood Drive East Lansing, MI	1927/2011	100.0%	56	300 SF	$8,500,000	5.49%
(1)	Source: Appraisal, unless otherwise indicated. The appraisal provided the same comparables for each of the Champion MSU Student Housing Portfolio Properties given their proximity to each other.
(2)	Based on the borrower rent roll dated May 15, 2024.

The Borrower. The borrower is Champion MSU, LLC a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Champion MSU Student Housing Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsors are Robert Champion, Garrett Champion and Parker Champion and the non-recourse carve-out guarantor is The Robert and Marjorie Champion Trust.

Robert Champion is the founder of the Los Angeles-based Champion Real Estate Company (“Champion”), which specializes in value-add investment and development in urban infill areas. Champion has expertise in multifamily, retail, office, mixed-use, adaptive re-use of industrial buildings and historic renovations.

To date, Champion has completed projects valued in excess of $2 billion. Champion invests on its own account and in partnership with select high net worth individuals, family offices and institutions. Champion currently owns 22 multifamily and student housing properties in addition to the Champion MSU Student Housing Portfolio Properties.

Property Management. The Champion MSU Student Housing Portfolio Properties are managed by Cardinal Group Management Midwest, LLC, a third-party property manager.

Escrows and Reserves. At origination, the borrower deposited approximately $284,532 into an upfront tax reserve, $172,428 into an upfront insurance reserve, $107,569 into an engineering reserve and $2,400,000 into a Holdback Reserve, which may be released as described under “Holdback Reserve Release Conditions” below.

Tax Escrows –The borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months on a monthly basis (initially, approximately $56,906).

Insurance Escrows –The borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis (initially, approximately $15,675).

Replacement Reserve – The borrower is required to deposit monthly, with or on behalf of the lender, an amount equal to the total number of beds multiplied by $145 and divided by 12 (initially, approximately $6,332) into a replacement reserve account subject to a cap of 24 times the required monthly deposit (initially, $151,960).

A-3-21

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 2 – Champion MSU Student Housing Portfolio

Leasing Reserve – During a Lease Up Trigger (as defined below), funds will be deposited into a leasing reserve as described below under Lockbox/Cash Management.

Holdback Reserve Release Conditions –The borrower may obtain a disbursement of 100% of the Holdback Reserve funds by the Champion MSU Student Housing Portfolio Properties achieving either (i) Total Gross Rents (as defined below) calculated in accordance with the Champion MSU Student Housing Portfolio Mortgage Loan documents that meet or exceed $5,526,890, (the “Total Gross Rents (Full Release Amount”)) established at origination or (ii) a Holdback Reserve (Full Release) Debt Yield (as defined below) of at least 8.85%.

To the extent that the borrower does not satisfy either condition to a full release, the borrower may obtain a one-time partial release of the Holdback Reserve in an amount equal to the product of (A) the quotient of (i) (the Total Gross Rents (Partial Release Amount) (as defined below) less $5,309,082 (the “Total Gross Rents (Closing Date Amount”)) divided by (ii) the Total Gross Rents (Full Release Amount) less the Total Gross Rents (Closing Date Amount)) and (B) the amount in the Holdback Reserve at origination.

Any funds remaining after a one-time partial release of the Holdback Reserve Funds may only be released by meeting or exceeding a Holdback Reserve (Full Release) Debt Yield of at least 8.85%, which is required to be calculated using the Holdback Reserve Underwritten Net Cash Flow (as defined below), provided that if such calculation is based, in whole or in part, upon any period after July 31, 2025, the lender’s calculation of “Underwritten Net Cash Flow” (as defined in the Champion MSU Student Housing Portfolio Mortgage Loan documents) will be used instead of the Holdback Reserve Underwritten Net Cash Flow.

“Holdback Reserve (Full Release) Debt Yield” means, as determined by the lender in its sole but reasonable discretion, a ratio in which (i) the numerator is the Holdback Reserve Underwritten Net Cash Flow as of the date of such calculation and (ii) the denominator is the outstanding principal balance of the Champion MSU Student Housing Portfolio Mortgage Loan as of the date of such calculation; provided, however, that if such calculation is based, in whole or in part, upon any period ending after July 31, 2025, then the numerator for such calculation will instead be the Underwritten Net Cash Flow as of the date of such calculation.

The Holdback Reserve (Full Release) Debt Yield is required to be calculated by the lender quarterly as well as upon any borrower request for disbursement of the Holdback Reserve.

“Holdback Reserve Underwritten Net Cash Flow” means an amount calculated using the same assumptions and amounts as are set forth in a calculation of net cash flow at origination (which was $3,680,540) attached to the Champion MSU Student Housing Portfolio Mortgage Loan agreement, allowing adjustment for (i) the then-current total annualized base rents and parking rents payable under the then in place, bona fide leases at the Champion MSU Student Housing Portfolio Properties (in the aggregate) with any then-vacant beds/parking spaces grossed up at market rents, subject to a vacancy factor adjustment (all as more particularly set forth in the Champion MSU Student Housing Portfolio Mortgage Loan documents), at the time of such calculation and (ii) the management fee based upon the adjusted effective gross income for the Champion MSU Student Housing Portfolio Properties.

“School Year” means each year during the term of the loan commencing on each August 1st and ending on each July 31st.

“Total Gross Rents” means, as of the date of such calculation, the sum of (i) the total annualized base rents and parking rents payable by tenants (A) under the then in-place, bona fide leases at the Champion MSU Student Housing Portfolio Properties (in the aggregate) for the existing School Year for any beds/premises and parking spaces that have not been pre-leased and captured in the succeeding clause (B), and (B) (without duplication, as further described below) under the bona fide leases for all pre-leasing activity for beds/premises and parking spaces then-achieved at the Champion MSU Student Housing Portfolio Properties (in the aggregate) for the upcoming School Year and (ii) annualized market rents for the upcoming School Year (as determined by the lender by utilizing appraisals delivered at origination for bed/premises rents and the pre-leasing report to determine parking rents) for beds/premises and parking spaces that are vacant as of the applicable date of calculation.

A-3-22

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 2 – Champion MSU Student Housing Portfolio

“Total Gross Rents (Partial Release Amount)” means, as of the date of such calculation, the Total Gross Rents payable under in-place, bona fide leases at the Champion MSU Student Housing Portfolio Properties (in the aggregate) for the existing School Year plus (without duplication) the Total Gross Rents for all pre-leasing then achieved at the Champion MSU Student Housing Portfolio Properties (in the aggregate) for the upcoming School Year, provided that, to the extent that any of such pre-leasing activity is for the same bed/premises as any of the then in-place leases, the pre-leasing Total Gross Rents for such bed/premises must be used when calculating the Total Gross Rents (Partial Release Amount).

Lockbox / Cash Management. The Champion MSU Student Housing Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. At the first occurrence of a Trigger Event (as defined below), a lockbox and clearing account controlled by the lender (the "Clearing Account") is required to be established by the borrower into which all rents, revenues and receipts from the Champion MSU Student Housing Portfolio Properties will be required to be deposited directly by any non-residential tenants, and all other rents, revenues and receipts from the Champion MSU Student Housing Portfolio Properties are required to be deposited directly by the borrower or property manager, as applicable, in the Clearing Account within two business days of receipt thereof by the borrower or property manager. In connection with the foregoing, at origination, the borrower was required to provide (i) executed account opening documentation required by the Clearing Account financial institution in order to establish the Clearing Account and (ii) executed letters directing all non-residential tenants to deposit all sums due under their leases directly into the Clearing Account to be held in escrow pending the occurrence of a Trigger Event. During the continuance of a Trigger Event, sums on deposit in the Clearing Account are required to be transferred on a weekly basis to a cash management account controlled by the lender, to be applied to payment of all monthly amounts due under the Champion MSU Student Housing Portfolio Mortgage Loan documents (including, without limitation, taxes and insurance reserves, debt service, replacement reserves and approved property operating expenses), with any excess funds (the “Excess Funds”) (i) if the sole Trigger Event is a Lease Up Trigger, being deposited into the leasing reserve and (ii) otherwise, being deposited into a cash collateral account to be held by the lender as additional collateral (provided that while an event of default under the Champion MSU Student Housing Portfolio Mortgage Loan documents is continuing, such sums may be applied to amounts owed under the Champion MSU Student Housing Portfolio Mortgage Loan documents in such amounts, order and manner as the lender elects in its sole discretion). Provided there is no other Trigger Event then continuing, upon the cure of a Trigger Event in accordance with the terms and conditions of the Champion MSU Student Housing Portfolio Mortgage Loan documents, any remaining Excess Funds held by the lender are required to be released to the borrower in accordance with the cash management provisions of the Champion MSU Student Housing Portfolio Mortgage Loan documents.

A "Trigger Event" means the occurrence of (i) an event of default, (and will be cured upon the acceptance by the lender of a cure of such event of default), (ii) the bankruptcy or insolvency of any affiliated property manager (and will be cured if the manager is replaced with a non-affiliated manager approved by the lender), (iii) if the debt service coverage ratio falls below 1.10x for one calendar quarter, as determined by the lender (the “Low DSCR Trigger”) (and will be cured if the debt service coverage ratio exceeds 1.15x for one calendar quarter) or (iv) the commencement of a Lease Up-Trigger (and will be cured upon the cure of such Lease-Up Trigger. If a Trigger Event has been cured the borrower has the right to close the lockbox one time during the term of the Champion MSU Student Housing Portfolio Mortgage Loan.

For purposes of determining if a Low DSCR Trigger has occurred, the first DSCR test is delayed until June 30, 2025.

A “Lease Up Trigger” commences if (i) by May 31st of each calendar year, the Champion MSU Student Housing Portfolio Properties are not pre-leased to at least a 40% total occupancy (in the aggregate) for the next ensuing School Year as determined from the information set forth in the pre-leasing report provided by the borrower or (ii) the borrower fails to deliver the pre-leasing report. A Lease Up Trigger will be cured (a “Lease Up Trigger Cure”) if the borrower delivers to the lender either (A) an updated pre-leasing report, which reflects that the Champion MSU Student Housing Portfolio Properties are pre-leased to a 40% or more total occupancy (in the aggregate) for the upcoming School Year or (B) after the commencement of the applicable next School Year, the borrower delivers to the lender a rent roll that reflects that the Champion MSU Student Housing Portfolio Properties are actually leased such that the actual occupancy is 40% or more (in the aggregate). In addition, in lieu of the commencement of a Lease Up Trigger, the borrower may deposit with the lender the sum of $300,000 as additional collateral in order to cure the Lease Up Trigger; provided that if actual aggregate occupancy of the Champion MSU Student Housing Portfolio Properties remains below 40% for a period of three months after such deposit and a new School Year has commenced, then a Lease Up Trigger will commence at such time. Funds deposited in the leasing reserve will be released to the borrower if a Lease Up Trigger Cure occurs.

A-3-23

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 2 – Champion MSU Student Housing Portfolio

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

A-3-24

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 3 – 620 W 153rd Street

A-3-25

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 3 – 620 W 153rd Street

A-3-26

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 3 – 620 W 153rd Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO, AREF2, SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$37,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$37,000,000	Property Type – Subtype(4):	Multifamily – High Rise
% of IPB:	4.6%	Net Rentable Area (Units):	238
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	ABS 153 LLC, 620W153AA LLC and 620 W 153 Realty LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsors:	Jacob Kohn, Abraham Kohn, Jacob Aini, Eli Chetrit and Isaac Chetrit	Occupancy(4):	89.9%
Interest Rate:	6.13000%	Occupancy Date:	4/1/2024
Note Date:	4/2/2024	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	4/6/2029	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	60 months	Most Recent NOI (As of)(6):	$6,703,204 (T-3 2/29/2024 Ann.)
Original Amortization Term:	None	UW Economic Occupancy:	94.3%
Amortization Type:	Interest Only	UW Revenues:	$11,953,146
Call Protection:	L(27),D(27),O(6)	UW Expenses:	$1,465,007
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$10,488,139
Additional Debt(1):	Yes	UW NCF:	$10,410,143
Additional Debt Balance(1):	$80,000,000	Appraised Value / Per Unit:	$205,200,000 / $862,185
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/28/2024

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan
Taxes:	$20,811	$4,162	N/A	Cut-off Date Loan / Unit:	$491,597
Insurance:	$150,978	$12,582	N/A	Maturity Date Loan / Unit:	$491,597
Replacement Reserve:	$0	$4,561	N/A	Cut-off Date LTV:	57.0%
TI/LC:	$0	$1,939	$69,804	Maturity Date LTV:	57.0%
Other(3):	$482,738	$0	N/A	UW NCF DSCR:	1.43x
				UW NOI Debt Yield:	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$117,000,000	100.0%	Loan Payoff	$110,927,653	94.8%
			Closing Costs(7)	4,900,604	4.2
			Reserves	654,527	0.6
			Return of Equity	517,215	0.4
Total Sources	$117,000,000	100.0%	Total Uses	$117,000,000	100.0%
(1)	The 620 W 153rd Street Mortgage Loan (as defined below) is part of a whole loan evidenced by nine pari passu notes with an aggregate original principal balance and aggregate Cut-off Date Balance of $117,000,000 (the “620 W 153rd Street Whole Loan”). The Financial Information presented in the chart above reflects the 620 W 153rd Street Whole Loan. For additional information, see the “Whole Loan Summary” chart herein.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	Other Reserves include a rent reserve of $309,400 and a rent concession reserve of approximately $173,338. See “Escrows and Reserves” below.
(4)	The 620 W 153rd Street Property (as defined below) contains three commercial units totaling 31,306 square feet of commercial space, which is 100% occupied as of March 15, 2024 by two retail tenants that represent approximately 7.0% of the net rental income from the 620 W 153rd Street Property. The information regarding occupancy and number of units shown does not include any commercial space at the 620 W 153rd Street Property unless otherwise indicated herein.
(5)	Historical financial information is not available because the improvements were completed in 2023.
(6)	Most Recent NOI is as of the annualized trailing three-month period ending February 29, 2024.
(7)	Closing Costs include an interest rate buydown of $1,170,000.

A-3-27

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 3 – 620 W 153rd Street

The Loan. The 620 W 153rd Street mortgage loan (the “620 W 153rd Street Mortgage Loan”) is part of a whole loan secured by the borrowers’ fee interest in a multifamily high-rise located in New York, New York (the “620 W 153rd Street Property”). The 620 W 153rd Street Whole Loan is comprised of nine pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $117,000,000. The 620 W 153rd Street Whole Loan accrues interest at a fixed rate of 6.13000% per annum on an Actual/360 basis. The 620 W 153rd Street Whole Loan has an initial term of five-years and is interest-only for the full term. On April 10, 2024, BMO transferred Notes A-1-2 and A-1-5, in the aggregate original principal amount of $20,000,000, to Starwood Mortgage Capital LLC. The 620 W 153rd Street Mortgage Loan is evidenced by the non-controlling Note A-1-2, Note A-1-4, Note A-2-2, Note A-2-3 and Note A-2-4 with an aggregate outstanding principal balance as of the Cut-off Date of $37,000,000.

The table below identifies the promissory notes that comprise the 620 W 153rd Street Whole Loan. The relationship between the holders of the 620 W 153rd Street Whole Loan is governed by a co-lender agreement. The 620 W 153rd Street Whole Loan is currently serviced under the BMO 2024-5C4 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$35,000,000	$35,000,000	BMO 2024-5C4	Yes
A-1-2	$10,000,000	$10,000,000	BBCMS 2024-5C27	No
A-1-3	$10,000,000	$10,000,000	Benchmark 2024-V7	No
A-1-4	$10,000,000	$10,000,000	BBCMS 2024-5C27	No
A-1-5	$10,000,000	$10,000,000	BMO 2024-5C4	No
A-2-1	$25,000,000	$25,000,000	BMO 2024-5C4	No
A-2-2	$10,000,000	$10,000,000	BBCMS 2024-5C27	No
A-2-3	$5,000,000	$5,000,000	BBCMS 2024-5C27	No
A-2-4	$2,000,000	$2,000,000	BBCMS 2024-5C27	No
Whole Loan	$117,000,000	$117,000,000

The Property. The 620 W 153rd Street Property was constructed in early 2023. The 0.57-acre parcel is improved with a 28-story apartment building with 15,513 square feet of commercial space on the garden level and first floor operated as a pre-school and 15,793 square feet of commercial space on the second floor operated as a 96-space parking garage. The 620 W 153rd Street Property features 238 multifamily units with studio, one-, two- and three-bedroom layouts, ranging in size from 325 to 1,055 square feet, 72 of which are rent-stabilized. Stabilized rents range from $2,350 to $3,550 per month, with an average stabilized rent of approximately $2,784 and an average unit size of approximately 490 square feet. Market rents range from $2,885 to $5,150 per month, with an average market rent of approximately $4,154 and an average unit size of 614 square feet. Unit features include hardwood floor living areas with tiled bathrooms and full tubs, in-unit washer and dryer, dishwasher, gas range/oven and top freezer refrigerator. Some of the units have a private outdoor terrace. As of April 1, 2024, at the 620 W 153rd Street Property, the 166 market rate residential units were 94.6% occupied and the 72 rent-stabilized units were 79.2% occupied, resulting in a total occupancy of 89.9%.

The borrowers, as landlord, and 180 E 125th Realty LLC, an affiliate of the borrower sponsors, as master tenant (the “Master Tenant”), have entered into a Master Lease Agreement, dated as of April 2, 2024, for nine vacant market rate units, for a term commencing on April 1, 2024, and continuing through and including the maturity date of the 620 W 153rd Street Whole Loan, at a rental rate equal to $42,000 per month. The master lease rent was included in the calculation of the underwritten net cash flow. Following the occurrence of the Rent Reserve Release Date (as defined below), so long as no event of default has occurred and is continuing, upon the borrowers’ written request, the lender is required to consent to a complete or partial termination of the master lease.

The 620 W 153rd Street Property is subject to the 421-a tax exemption program that requires at least 30% of the dwelling units to remain affordable to, and restricted to occupancy by, households earning no more than 130% of area median income for at least 35 years after the completion of the construction of the 620 W 153rd Street Property. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Multifamily Properties” and “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

A-3-28

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 3 – 620 W 153rd Street

The following table presents certain information relating to the historical and current occupancy of the 620 W 153rd Street Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
NAV	NAV	NAV	89.9%
(1)	Historical Occupancy is not available as the 620 W 153rd Street Property was built in 2023.
(2)	Current Occupancy is as of April 1, 2024.

The following table presents certain information relating to the commercial tenants at the 620 W 153rd Street Property:

Commercial Tenant Summary(1)
Tenant	Suite	Credit Rating (Moody’s/Fitch/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Annual UW Base Rent	Annual UW Base Rent Per Sq. Ft.(2)	% of Total Annual U/W Commercial Rental Income(2)	Lease Expiration(3)
Stable Car Parking Inc.	2nd Floor	NR/NR/NR	15,793	50.4%	$176,000	$11.14	21.8%	3/14/2044
Round the Clock Nursery, Inc.	Garden Level, 1st Floor	NR/NR/NR	15,513	49.6	632,930	40.80	78.2	6/30/2038
Total Occupied			31,306	100.0%	$808,930	$25.84	100.0%
Vacant			0	0.0	0.
Total / Wtd. Avg.			31,306	100.0%	$808,930

(1)	Based on the underwritten commercial rent roll dated March 15, 2024.
(2)	The total UW commercial income attributable to the commercial tenants at the 620 W 153rd Street Property represents approximately 7.0% of the net rental income.
(3)	No commercial tenants have an early termination option.

A-3-29

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 3 – 620 W 153rd Street

The following table presents certain information relating to the residential units at the 620 W 153rd Street Property:

Unit Type Summary(1)
Unit Type	Units	Occupancy %	Annual Residential Rental Income(2)	% of Total Annual Residential Rental Income(2)
Studio MR	17	100.0%	$673,500	6.6%
1BR MR	51	94.1	$2,291,700	22.3
2BR / 1BA MR	8	75.0	$349,800	3.4
2BR / 2BA MR	74	94.6	$4,065,000	39.6
3BR MR	16	100.0	$990,600	9.6
Market Rent Total	166	94.6%	$8,370,600	81.5%
Studio RS	18	100.0	$513,600	5.0
1BR RS	18	100.0	$565,800	5.5
2BR / 1BA RS	34	55.9	$744,600	7.2
2BR / 2BA RS	2	100.0	$80,400	0.8
Rent Stabilized Total	72	79.2%	$1,904,400	18.5%
Total/Wtd. Avg.	238	89.9%	$10,275,000	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2024.
(2)	Annual Residential Rental Income and % of Total Annual Residential Rental Income (i) excludes rent from nine vacant market rate units that are subject to a master lease pursuant to which the Master Tenant is required to pay $42,000 per month and (ii) reflects the annual in-place rents without taking into account any rent concessions provided to the tenants. At origination, the borrowers deposited $173,338 into a rent concession reserve. See “Escrows and Reserves” below.

The following table presents detailed information with respect to the market rate units at the 620 W 153rd Street Property:

Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total(1)(2)	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)(3)	Average Monthly Rental Rate per SF(1)(3)	Average Monthly Market Rental Rate(4)	Average Monthly Market Rental Rate per SF(4)
Studio	17	10.2%	392	$3,301	$8.43	$3,100	$7.92
1BR	51	30.7	551	$3,979	$7.15	$4,000	$7.26
2BR / 1BA	8	4.8	649	$4,858	$7.42	$5,000	$7.71
2BR / 2BA	74	44.6	770	$4,839	$6.30	$5,000	$6.49
3BR	16	9.6	865	$5,159	$5.96	$5,150	$5.95
Total/Wtd. Avg.	166	100.0%	667	$4,443	$6.65	$4,513	$6.76
(1)	Based on the underwritten rent roll as of April 1, 2024.
(2)	% of Total represents the percentage of the total market rate units at the 620 W 153rd Street Property.
(3)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF excludes nine vacant market rate units and were determined without taking into account any rent concessions that may be provided to the tenants. The borrowers are master leasing all nine vacant market rate units to an affiliate of the borrower sponsors.
(4)	Source: Appraisal.

A-3-30

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 3 – 620 W 153rd Street

The following table presents detailed information with respect to the rent-stabilized units at the 620 W 153rd Street Property:

Rent-Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total(1)(2)	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)(3)	Average Monthly Rental Rate per SF(1)(3)
Studio	18	25.0%	334	$2,378	$7.11
1 BR	18	25.0	397	$2,619	$6.60
2BR / 1BA	34	47.2	613	$3,266	$5.33
2BR / 2BA	2	2.8	620	$3,350	$5.41
Total/Wtd. Avg.	72	100.0%	490	$2,784	$6.09
(1)	Based on the underwritten rent roll as of April 1, 2024.
(2)	% of Total represents the percentage of the total rent-stabilized units at the 620 W 153rd Street Property.
(3)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF excludes 15 vacant rent-stabilized units and does not take into account any rent concessions that may be provided to the tenants.

The following table presents certain information relating to the operating history and underwritten cash flows of the 620 W 153rd Street Property:

Underwritten Net Cash Flow and Operating History
	T-3(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent (Residential)	$7,836,172	$11,439,420(3)	$48,065	99.1%
Commercial Income(4)	0	808,930	3,399	7.0
(Vacancy/Credit Loss)	0	(700,867)	(2,945)	(6.1)
Net Rental Income	$7,836,172	$11,547,484(3)	$48,519	100.0%
Reimbursements	0	5,662	24	0.0
Other Income	57,897	400,000	1,681	3.5
Effective Gross Income	$7,894,069	$11,953,146	$50,223	103.5%
Total Expenses(5)	$1,190,865	$1,465,007	$6,155	12.3%
Net Operating Income	$6,703,204	$10,488,139	$44,068	87.7%
Total TI/LC, Capex/RR	0	77,996	328	0.7
Net Cash Flow	$6,703,204	$10,410,143	$43,740	87.1%
(1)	T-3 reflects the annualized trailing three months period ending February 29, 2024.
(2)	% column represents percent of Net Rental Income for revenue fields and of Effective Gross Income for the remaining fields.
(3)	Affordable units are marked to the legal limits imposed by the New York City Department of Housing Preservation and Development. The Underwritten Net Rental Income includes the in-place rent payable under the master lease relating to the nine vacant market rate units (representing approximately 4.4% of the Gross Potential Rent (Residential) and Net Rental Income), which is higher than the T-3 Gross Potential Rent (Residential) as the mortgaged property was in lease-up over this period.
(4)	Commercial Income includes three commercial units totaling 31,306 square feet of commercial space, which are 100% occupied by two retail tenants, representing approximately 7.0% of the Underwritten Net Rental Income from the 620 W 153rd Street Property.
(5)	Includes real estate taxes equal to approximately $81,474 based on the present value of the five-year average taxes based on the 421-a tax exemption. The 421-a tax exemption commenced in 2023 and is a 35-year exemption that phases out in the last 10 years at 30.25% of the tax exemption.

Environmental. According to the Phase I environmental assessment dated March 6, 2024, there was no evidence of any recognized environmental conditions at the 620 W 153rd Street Property.

A-3-31

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 3 – 620 W 153rd Street

The Market. The 620 W 153rd Street Property is located within the Harlem apartment submarket of the New York Metro market.

The 620 W 153rd Street Property is located in the Hamilton Heights neighborhood of Manhattan, New York. The Hamilton Heights neighborhood is located on the West Side of northern Manhattan. According to the appraisal, as of the fourth quarter of 2023, the New York Metro market had an inventory of 1,932,715 units and a vacancy rate of 3.2%.

According to the appraisal, as of the fourth quarter of 2023, the Harlem apartment submarket had an inventory of 190,150 units and a vacancy rate of 2.0%, with rent expected to increase to $2,562 by 2027.

According to the related appraisal, the 2023 population within the 10031 zip code and New York County were 53,393 and 1,658,642, respectively. The 2023 median household income within the same locations were $56,674 and $89,885, respectively.

The following table presents certain information relating to comparable multifamily rentals to the 620 W 153rd Street Property:

Competitive Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# of Units(2)	Unit Mix	Average SF per Unit	Average Rent per SF(3)	Average Rent per Unit(3)	Fair Market Average Rent
620 W 153rd Street(4) 620 West 153rd Street	2023 / NAP	89.9%	238	Studio MR Studio RS 1BR MR 1BR RS 2BR/1BA MR 2BR/1BA RS 2BR/2BA MR 2BR/2BA RS 3BR MR	392 334 551 397 649 613 770 620 865	$8.43 $7.11 $7.15 $6.60 $7.42 $5.33 $6.30 $5.41 $5.96	$3,301 $2,378 $3,979 $2,619 $4,858 $3,266 $4,839 $3,350 $5,159	$3,100 $2,885 $4,000 $3,080 $5,000 $3,669 $5,000 $3,669 $5,150
618 West 143rd Street	2009 / NAP	N/A	86	0BR 1BR 2BR 3BR	495 700 1,000 1,200	$4.95 $4.42 $4.00 $4.58	$2,450 $3,095 $3,995 $5,495	$3,100 $4,000 $5,000 $5,150
101 Macombs Place	2024 / NAP	N/A	29	0BR 1BR 2BR 3BR	400 664 715 900	$7.75 $5.57 $6.57 $5.00	$3,100 $3,700 $4,700 $4,500	$3,100 $4,000 $5,000 $5,150
2351 Adam Clayton Powell Jr Boulevard	2019 / NAP	N/A	134	0BR 1BR 2BR 3BR	573 628 1,050 1,177	$4.28 $4.70 $4.14 $4.42	$2,450 $2,950 $4,350 $5,200	$3,100 $4,000 $5,000 $5,150
2130 Adam Clayton Powell Boulevard	2007 / NAP	N/A	46	0BR 1BR 2BR 3BR	533 701 1,000 1,800	$5.37 $4.39 $4.65 $3.44	$2,860 $3,080 $4,650 $6,200	$3,100 $4,000 $5,000 $5,150
224 West 124th Street	2022 / NAP	N/A	168	0BR 1BR 2BR 3BR	N/A 400 600 1,425	N/A $11.05 $9.67 $5.26	N/A $4,418 $5,800 $7,489	$3,100 $4,000 $5,000 $5,150
543 West 122nd Street	2019 / NAP	N/A	183	0BR 1BR 2BR 3BR	546 831 1,243 N/A	$8.24 $6.62 $5.23 N/A	$4,500 $5,500 $6,500 N/A	$3,100 $4,000 $5,000 $5,150
(1)	Source: Appraisal, unless otherwise indicated.
(2)	# of Units for the 620 W 153rd Street Property is inclusive of market rate (MR) and rent-stabilized (RS) units. # of Units for comparable properties is inclusive of only market rate units.
(3)	Average Rent per SF and Average Rent per Unit excludes vacant units.
(4)	Based on the underwritten rent roll as of April 1, 2024.

The Borrowers. The borrowers are ABS 153 LLC, 620W153AA LLC and 620 W 153 Realty LLC, as tenants-in-common with respect to the 620 W 153rd Street Whole Loan. Each borrower is a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the 620 W 153rd Street Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Jacob Kohn, Abraham Kohn, Jacob Aini, Eli Chetrit and Isaac Chetrit, each a natural person. Collectively, the borrower sponsors have over 120 years of experience in real estate, own a combined 144 properties across various states and have a combined net worth of approximately $1.0 billion and liquidity in excess of $20.0 million.

A-3-32

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 3 – 620 W 153rd Street

Property Management. The 620 W 153rd Street Property is managed by The Jay Group Inc., a New York corporation and an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) approximately $20,811 for real estate taxes, (ii) approximately $150,978 for insurance premiums, (iii) $309,400 for a rent reserve and (iv) approximately $173,338 for a rent concession reserve.

Tax Escrows – The borrowers are required to escrow 1/12th of the annual estimated tax payments on a monthly basis, which currently equates to approximately $4,162.

Insurance Escrows – The borrowers are required to escrow 1/12th of the annual estimated insurance premiums on a monthly basis, which currently equates to approximately $12,582.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $4,561 for replacement reserves.

TI/LC Reserves – On a monthly basis, the borrowers are required to escrow $1,939 for TI/LC reserves (subject to a cap equal to $69,804).

Rent Reserve – All amounts on deposit in the rent reserve account will be released to the borrowers, so long as no event of default under the 620 W 153rd Street Whole Loan agreement has occurred and is continuing, upon the borrowers’ written request following the date on which all of the following conditions have been simultaneously satisfied (as determined by the lender) (the “Rent Reserve Release Date”): (a) the debt yield (calculated using gross income from operations for the one full calendar month preceding the date of calculation, annualized) is at least 8.75% (provided that the applicable underwritten net cash flow (as annualized in accordance with the terms of the 620 W 153rd Street Whole Loan documents) is at least $10,237,500); (b) the borrowers have entered into leases (in accordance with the 620 W 153rd Street Whole Loan agreement) demising, in the aggregate, at least 95% of the residential units at the 620 W 153rd Street Property, pursuant to which each of the tenants thereunder has accepted possession, and is in occupancy, of all of the space demised under its respective lease; and (c) no Trigger Period (as defined below) is continuing.

Rent Concession Reserve – So long as no event of default under the 620 W 153rd Street Whole Loan agreement has occurred and is continuing, provided sufficient sums remain in the rent concession reserve, the lender will be required to transfer on each payment date in each calendar month the applicable amount set forth below to either (x) the cash management account, if a Trigger Period is continuing, to be applied in accordance with the 620 W 153rd Street Whole Loan agreement, or (y) the borrowers, if no Trigger Period is then continuing.

Rent Concession Schedule
Month	5/2024	6/2024	7/2024	8/2024	9/2024	10/2024	11/2024	12/2024	Total
	$$21,362.50	$36,800.00	$67,687.50	$28,587.50	$5,025.00	$2,475.00	$2,575.00	$8,825.00	$173,337.50

Lockbox / Cash Management. The 620 W 153rd Street Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Period, the 620 W 153rd Street Whole Loan requires the borrowers to, or cause the property manager to, immediately deposit all revenue from the 620 W 153rd Street Property received by the borrowers or the property manager into the lockbox account (or in the case of the lease termination payments, the TI/LC reserve) within two business days of receipt. In addition, within five days of the occurrence of such Trigger Period, the borrowers are required to send a notice to all tenants directing them to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 620 W 153rd Street Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 620 W 153rd Street Whole Loan documents are required to be disbursed to an excess cash reserve.
A-3-33

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 3 – 620 W 153rd Street

A “Trigger Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the 620 W 153rd Street Whole Loan documents; (ii) on or after the payment date occurring in October 2024, the debt service coverage ratio for the 620 W 153rd Street Whole Loan is less than 1.15x for one calendar quarter or (iii) on or after the payment date occurring in October 2024, the commencement of a Significant Tenant Trigger Period (as defined below).

A Trigger Period will end, with regard to: (a) clause (i) above, upon the cure of such event of default; (b) clause (ii) above, upon the debt service coverage ratio for the 620 W 153rd Street Whole Loan being greater than or equal to 1.15x for one calendar quarter; and (c) clause (iii) above, termination of such Significant Tenant Trigger Period.

A “Significant Tenant Trigger Period” means a period of time (A) commencing upon the earliest of the occurrence of (i) a Significant Tenant Non-Renewal Event (as defined below), (ii) a Significant Tenant Termination Event (as defined below), (iii) a Significant Tenant Default Event (as defined below), (iv) a Significant Tenant Go-Dark Event (as defined below) or (v) a Significant Tenant Bankruptcy Action (as defined below); and (B) expiring upon, with respect to the applicable Significant Tenant Lease (as defined below), with regard to (u) clause (A)(i) above, the cure of a Significant Tenant Non-Renewal Event, (w) clause (A)(ii) above, the cure of a Significant Tenant Termination Event, (x) clause (A)(iii) above, the cure of a Significant Tenant Default Event, (y) clause (A)(iv) above, the cure of a Significant Tenant Go-Dark Event and (z) clause (A)(v) above, the cure of a Significant Tenant Bankruptcy Action.

A “Significant Tenant Lease” means any (i) lease that, together with all other leases to the same tenant and to all affiliates of such tenant (and assuming the exercise of all expansion rights and all preferential rights to lease additional space at the 620 W 153rd Street Property pursuant to such lease(s), if any), either (a) provides for rental income representing 15% or more of the total rental income for the 620 W 153rd Street Property, in the aggregate, and/or (b) demises more than 15% of the total net rentable area at the 620 W 153rd Street Property, in the aggregate, and (ii) replacement lease or leases of all or any portion of the applicable space entered into pursuant to and in accordance with the provisions of the 620 W 153rd Street Whole Loan documents.

A “Significant Tenant” means any tenant under a Significant Tenant Lease. There is no Significant Tenant at the 620 W 153rd Street Property as of the Cut-off Date.

A “Significant Tenant Non-Renewal Event”, with respect to any Significant Tenant Lease (1) commences upon the date that is the earlier of (x) 12 months prior to the then-current expiration date of such Significant Tenant Lease or (y) the date required under such Significant Tenant Lease by which the applicable Significant Tenant is required to give notice of its exercise of a renewal option thereunder (if any), whether such Significant Tenant Lease is in its initial term or an extension term, unless as of such date, (i) such Significant Tenant has irrevocably exercised in writing its renewal option (if any), in accordance with and pursuant to such Significant Tenant Lease, to extend the term of such Significant Tenant Lease for an additional term following the then-current expiration date of such Significant Tenant Lease and (ii) the borrowers have delivered to the lender evidence of such extension notice in form and substance reasonably acceptable to the lender; and (2) is cured upon the date on which the borrowers have satisfied all of the following conditions: (A) either (i) the applicable Significant Tenant signs a new lease (a “Significant Tenant New Lease”) or (ii) all or substantially all of the premises demised under the applicable Significant Tenant Lease is demised pursuant to a replacement lease (a “Significant Tenant Replacement Lease”), each Significant Tenant New Lease and Significant Tenant Replacement Lease in accordance with the applicable provisions of the 620 W 153rd Street Whole Loan documents for all or substantially all of the premises demised under the applicable Significant Tenant Lease, which new or replacement lease, as applicable will be for an initial term of not less than five years, have a net effective rental rate of not less than the net effective rental rate of the applicable Significant Tenant Lease as of the date on which the applicable Significant Tenant Non-Renewal Event occurred and is otherwise in form and substance acceptable to the lender; (B) the borrowers have delivered to the lender (i) a copy of such Significant Tenant New Lease or such Significant Tenant Replacement Lease, as applicable, and (ii) an acceptable tenant estoppel certificate from the applicable Significant Tenant or the replacement tenant, as applicable, with respect to such Significant Tenant New Lease or such Significant Tenant Replacement Lease, as applicable; and (C) the borrowers have paid all leasing brokerage commissions due in connection with such Significant Tenant New Lease or such Significant Tenant Replacement Lease, as applicable, and delivered to the lender a paid invoice reasonably satisfactory to the lender evidencing the payment of the same.

A “Significant Tenant Termination Event” means, with respect to any Significant Tenant Lease, the earlier to occur of (i) the date on which the applicable Significant Tenant notifies the borrowers, the property manager or any affiliate of any individual borrower or the property manager or any of their respective agents or representatives in writing of such Significant

A-3-34

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 3 – 620 W 153rd Street

Tenant’s intention to terminate such Significant Tenant Lease or (ii) the termination of such Significant Tenant Lease; and cured upon with respect to any Significant Tenant Lease, the date on which the borrowers have satisfied all of the following conditions: (A) either (i) the applicable Significant Tenant signs a Significant Tenant New Lease or (ii) all or substantially all of the premises demised under the applicable Significant Tenant Lease is demised pursuant to a Significant Tenant Replacement Lease; (B) the borrowers have delivered to the lender (i) a copy of such Significant Tenant New Lease or such Significant Tenant Replacement Lease, as applicable, and (ii) an acceptable tenant estoppel certificate from the applicable Significant Tenant or the replacement tenant, as applicable, with respect to such Significant Tenant New Lease or such Significant Tenant Replacement Lease, as applicable; and (C) the borrowers have paid all leasing brokerage commissions due in connection with such Significant Tenant New Lease or such Significant Tenant Replacement Lease, as applicable, and delivered to the lender a paid invoice reasonably satisfactory to the lender evidencing the payment of same.

A “Significant Tenant Default Event” means with respect to any Significant Tenant Lease, the occurrence of any event of default (beyond any applicable notice and/or cure period) by the applicable Significant Tenant under such Significant Tenant Lease; and cured upon, the date on which the applicable event of default under such Significant Tenant Lease has been cured and no other event of default then exists under such Significant Tenant Lease.

A “Significant Tenant Go-Dark Event” means, with respect to any Significant Tenant Lease, (x) the earlier to occur of the date on which the applicable Significant Tenant (i) vacates, surrenders or ceases to conduct its normal business operations in all or substantially all of the applicable space or otherwise “goes dark” at the 620 W 153rd Street Property (other than temporary closures for repairs in connection with a casualty or renovations that are expressly permitted under such Significant Tenant Lease) or (ii) notifies the borrowers, the property manager or any affiliate of any individual borrower or the property manager or any of their respective agents or representatives in writing of such Significant Tenant’s intention to do any of the acts set forth in the foregoing clause (i); and (y) cured upon, the date on which the borrowers have satisfied all of the following conditions: (A) the applicable Significant Tenant has resumed operations and been open for business to the public at the 620 W 153rd Street Property in all or substantially all of the applicable space (and no event of default has occurred and is then continuing); and (B) the borrowers have delivered an acceptable tenant estoppel certificate from such Significant Tenant with respect to such Significant Tenant Lease.

A “Significant Tenant Bankruptcy Action” means, with respect to any Significant Tenant, if: (i) such Significant Tenant makes an assignment for the benefit of creditors; (ii) such Significant Tenant files a voluntary petition in bankruptcy; (iii) such Significant Tenant is adjudged as bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings; (iv) such Significant Tenant consents to or files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) such Significant Tenant files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any bankruptcy or insolvency proceeding; (vi) such Significant Tenant seeks, consents to or acquiesces in the appointment of a trustee, receiver, liquidator, sequestrator, custodian or any similar official of or for such Significant Tenant or of all or any substantial part of its properties; (vii) within 60 days after the commencement of any proceeding against such Significant Tenant seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, the proceeding has not been dismissed; (viii) within 45 days after the appointment of a trustee, receiver or liquidator of such Significant Tenant or of all or any substantial part of its properties, without such Significant Tenant’s consent or acquiescence, the appointment is not vacated or stayed, or within 45 days after the expiration of any such stay, the appointment is not vacated; or (ix) such Significant Tenant takes any action in furtherance of any of the foregoing. A Significant Tenant Bankruptcy Action is cured on the date on which the applicable Significant Tenant Bankruptcy Action has been dismissed and the applicable Significant Tenant Lease has been affirmed by such Significant Tenant.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

A-3-35

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 4 – 1640 Sepulveda

A-3-36

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 4 – 1640 Sepulveda

A-3-37

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 4 – 1640 Sepulveda

A-3-38

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 4 – 1640 Sepulveda
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$36,300,000	Title:	Fee
Cut-off Date Principal Balance:	$36,300,000	Property Type – Subtype:	Office – CBD
% of IPB:	4.5%	Net Rentable Area (SF):	157,840
Loan Purpose:	Refinance	Location:	Los Angeles, CA
Borrower:	1640 Sepulveda Property, LLC	Year Built / Renovated:	1987 / 2024
Borrower Sponsors:	Justin Loiacono, Joon Choi, Paul Miszkowicz, Jerome Fink, Derek Chen and David See Young Kim	Occupancy(2):	77.1%
Interest Rate:	7.47800%	Occupancy Date:	4/10/2024
Note Date:	4/25/2024	4th Most Recent NOI (As of):	$3,681,578 (12/31/2021)
Maturity Date:	5/6/2029	3rd Most Recent NOI (As of):	$4,183,712 (12/31/2022)
Interest-only Period:	24 months	2nd Most Recent NOI (As of):	$3,460,444 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(3):	$3,531,375 (TTM 1/31/2024)
Original Amortization Term:	360 months	UW Economic Occupancy:	80.9%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$7,794,639
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$2,578,587
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$5,216,052
Additional Debt:	No	UW NCF:	$5,184,484
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$56,000,000 / $355
Additional Debt Type:	NAP	Appraisal Date:	3/12/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$230
Taxes:	$0	$100,237	N/A	Maturity Date Loan / SF:	$224
Insurance:	$19,497	$6,499	N/A	Cut-off Date LTV:	64.8%
Deferred Maintenance:	$170,625	$0	N/A	Maturity Date LTV:	63.1%
Replacement Reserve:	$0	$2,631	N/A	UW NCF DSCR:	1.71x
Rollover Reserve:	$2,800,000	$19,731	N/A	UW NOI Debt Yield:	14.4%
Outstanding TI/LC Reserve:	$357,930	$0	N/A
Free Rent Reserve:	$984,104	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$36,300,000	99.8%	Loan Payoff	$31,673,231	87.1%
Borrower Sponsor Equity	64,777	0.2	Upfront Reserves	4,332,156	11.9
			Closing Costs	359,390	1.0
Total Sources	$36,364,777	100.0%	Total Uses	$36,364,777	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Excluding 7,237 square feet of storage/static space, the occupancy would be 80.1%.
(3)	UW NOI is greater than Most Recent NOI primarily due to 25,340 square feet (16.1% of net rentable area) of new leases commencing in 2024, an approximately $545,000 reduction in underwritten tax expense based on the Proposition 13 reassessment projection, and underwritten rent steps totaling $155,375 through April 2025.

The Loan. The 1640 Sepulveda mortgage loan (the “1640 Sepulveda Mortgage Loan”) has an original principal balance and Cut-off Date balance of $36,300,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 157,840 square foot office property located in Los Angeles, California (the “1640 Sepulveda Property”). The 1640 Sepulveda Mortgage Loan has a five-year term, is interest-only for the first 24 months and will amortize on a 30-year schedule thereafter and accrues interest at a rate of 7.47800% per annum on an Actual/360 basis.

The Property. The 1640 Sepulveda Property is a 157,840 square foot mid-rise creative office property located in Los Angeles, California, approximately 12 miles west of downtown Los Angeles. The 1640 Sepulveda Property consists of one five-story building constructed in 1987, which underwent approximately $8.5 million in renovations from 2019 to 2023 with an additional $3 million budgeted for 2024. Historical renovations included investments in tenant spaces, the addition of

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No. 4 – 1640 Sepulveda

north and west facing balconies on floors two to five, new landscape and hardscape, a screening room with tiered seating and a renovated lobby. The extensive renovations helped to position the 1640 Sepulveda Property to cater to creative tenants located in West Los Angeles. The 1640 Sepulveda Property features 13- to 19- foot ceilings, state of the art screening room with tiered seating and first floor patio common area. The 1640 Sepulveda Property is situated on an approximately 1.15-acre site with 438 garage parking spaces (approximately 2.8 spaces per 1,000 square feet).

The 1640 Sepulveda Property contains 150,603 square feet of office space and 7,237 square feet of storage/static space. As of April 10, 2024, the 1640 Sepulveda Property was 77.1% leased to 20 tenants. Excluding storage/static space, the occupancy was 80.1%. The 1640 Sepulveda Property features a granular rent roll, with no tenant making up greater than 9.8% of the net rentable area and 12.6% of the underwritten base rent. Occupancy averaged 70.7% in 2023, down from 79.1% in 2022 as a previous tenant that was occupying 33,444 square feet (21.2% of net rentable area) vacated at the end of 2022. However, 25,340 square feet (16.1% of net rentable area) of new leases have been recently executed and will commence in 2024. Approximately $1.34 million in free rent and outstanding TI/LC reserve was escrowed upfront which were associated with recent leasing.

Major Tenants.

Therabody, Inc. (“Therabody”)(15,442 square feet; 9.8% of net rentable area; 10.7% of underwritten base rent): The largest tenant, Therabody, is a wellness and technology company. The company specializes in creating products in the fields of muscle recovery and relaxation technology. Therabody signed a lease in July 2023 and is currently occupying its space under a six-month beneficial occupancy period during which it is not paying rent as the lease has not commenced. The lease is expected to commence in September 2024, at which time the tenant will be required to begin paying rent. The tenant has one, five-year renewal option remaining. Therabody has the right to terminate its lease as of the last day of the 66th lease month with a 12-month notice period and delivery of a cancellation fee equal to the amount that would be outstanding on a hypothetical loan on the cancellation date assuming (1) an original principal balance equal to the leasing costs (all leasing commissions and allowances (including the construction allowance) incurred by landlord in connection with leasing space to the tenant), (2) an interest rate of 6% per annum, (3) the loan is payable in equal monthly installments of principal and interest, beginning on the commencement date and ending on the first day of the last scheduled month of the lease term (assuming the lease had not been cancelled) and (4) all payments were made before the cancellation date.

Retropolis LLC dba Shout! Factory (“Shout! Factory”) (15,019 square feet; 9.5% of net rentable area; 12.6% of underwritten base rent): The second largest tenant, Shout! Factory, is a multi-platform media company specializing in film and television distribution, development and original productions. The company was founded in 2002 and is headquartered at the 1640 Sepulveda Property. Shout! Factory has been a tenant at the 1640 Sepulveda Property since December 2018 when it signed an 84-month lease that expires in December 2025. The tenant has one, three-year renewal option remaining.

Peter Millar (10,618 square feet; 6.7% of net rentable area; 9.3% of underwritten base rent): The third largest tenant, Peter Millar, is a luxury clothing brand specializing in premium sportswear, refined casual wear and formal attire. The company is headquartered in Raleigh, North Carolina and operates in North America, Asia, Australia and the South Pacific. Peter Millar has been a tenant at the 1640 Sepulveda Property since January 2022, when it commenced a lease for 8,245 square feet. The tenant expanded its space by an additional 2,373 square feet in January 2023. The tenant has one, five-year renewal option remaining. Peter Millar has the right to terminate its lease as of December 31, 2026 with a 12-month notice period and delivery of a cancellation fee equal to the sum of (1) 12 full calendar months of gross rent at the rate payable immediately following the cancellation effective date and (2) the amount that would be outstanding on a hypothetical loan on the cancellation date assuming (A) an original principal balance equal to the leasing costs, (B) an interest rate of 8% per annum, (C) the loan is payable in equal monthly installments of principal and interest, beginning on the first day of the first full calendar month of the term after the expiration of any applicable rent abatement periods and ending on the first day of the last scheduled month of the lease term (assuming the lease had not been cancelled) and (D) all payments were made before the cancellation date.

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No. 4 – 1640 Sepulveda
Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
73.8%	79.1%	70.7%	77.1%
(1)	Historical Occupancies represent the average occupancy over the course of each respective year.
(2)	Current Occupancy is as of April 10, 2024.

The following table presents certain information relating to the largest tenants based on net rentable area at the 1640 Sepulveda Property:

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Therabody, Inc.(4)	NR/NR/NR	15,442	9.8%	$48.00	$741,216	10.7%	2/29/2032
Retropolis LLC dba Shout! Factory	NR/NR/NR	15,019	9.5%	$58.29	$875,511	12.6%	12/31/2025
Peter Millar(5)	NR/NR/NR	10,618	6.7%	$60.85	$646,134	9.3%	9/30/2029
More Better Industries	NR/NR/NR	8,393	5.3%	$48.00	$402,864	5.8%	12/8/2027
Link Entertainment(6)	NR/NR/NR	7,991	5.1%	$54.36	$434,391	6.3%	2/29/2032
Fusion Learning	NR/NR/NR	7,723	4.9%	$58.56	$452,259	6.5%	2/28/2029
Bluepath Solutions	NR/NR/NR	7,101	4.5%	$53.52	$380,046	5.5%	10/31/2027
Pacific Western Bank	NR/NR/NR	6,759	4.3%	$62.04	$419,328	6.0%	10/31/2027
Korshak, Kracoff, Kong & Sugano	NR/NR/NR	6,433	4.1%	$63.58	$409,002	5.9%	6/30/2025
Assistance in Marketing/Los Angeles, Inc.	NR/NR/NR	6,374	4.0%	$65.68	$418,614	6.0%	2/28/2025
Largest Tenants		91,853	58.2%	$56.39	$5,179,365	74.6%
Other Tenants		29,914	19.0%	$59.10	$1,767,792	25.4%
Occupied Collateral Total / Wtd. Avg.		121,767	77.1%	$57.05	$6,947,157	100.0%
Vacant Space		36,073	22.9%

Collateral Total		157,840	100.0%

(1)	Based on the underwritten rent roll dated April 10, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes contractual rent steps totaling $155,375 through April 2025.
(4)	Therabody has the right to terminate its lease as of the last day of the 66th lease month with a 12-month notice period and delivery of a cancellation fee equal to the amount that would be outstanding on a hypothetical loan on the cancellation date assuming (1) an original principal balance equal to the leasing costs (all leasing commissions and allowances (including the construction allowance) incurred by landlord in connection with leasing space to the tenant), (2) an interest rate of 6% per annum, (3) the loan is payable in equal monthly installments of principal and interest, beginning on the commencement date and ending on the first day of the last scheduled month of the lease term (assuming the lease had not been cancelled), and (4) all payments were made before the cancellation date.
(5)	Peter Millar has the right to terminate its lease as of December 31, 2026 with a 12-month notice period and delivery of a cancellation fee equal to the sum of (1) 12 full calendar months of gross rent at the rate payable immediately following the cancellation effective date and (2) the amount that would be outstanding on a hypothetical loan on the cancellation date assuming (A) an original principal balance equal to the leasing costs, (B) an interest rate of 8% per annum, (C) the loan is payable in equal monthly installments of principal and interest, beginning on the first day of the first full calendar month of the term after the expiration of any applicable rent abatement periods and ending on the first day of the last scheduled month of the lease term (assuming the lease had not been cancelled), and (D) all payments were made before the cancellation date.
(6)	Link Entertainment has the right to terminate its lease as of February 28, 2027 with a 12-month notice period and delivery of a cancellation fee, equal to the sum of (1) three full calendar months of basic rent at the rate payable immediately following the cancellation effective date and (2) the amount that would be outstanding on a hypothetical loan on the cancellation date assuming (A) an original principal balance equal to the leasing costs, (B) an interest rate of 10% per annum, (C) the loan is payable in equal monthly installments of principal and interest, beginning on the first day of the first full calendar month of the term after the expiration of any applicable rent abatement periods and ending on the first day of the last scheduled month of the lease term and (D) all payments were made before the cancellation date.

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No. 4 – 1640 Sepulveda

The following table presents certain information relating to tenant lease expirations at the 1640 Sepulveda Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	36,073	22.9%	NAP	NA	P	36,073	22.9%	NAP	NAP
2024 & MTM	2	428	0.3	$0	0.0%		36,501	23.1%	$0	0.0%
2025	4	34,167	21.6	$2,097,284	30.2		70,668	44.8%	$2,097,284	30.2%
2026	2	7,635	4.8	$485,766	7.0		78,303	49.6%	$2,583,050	37.2%
2027	3	22,253	14.1	$1,202,238	17.3		100,556	63.7%	$3,785,287	54.5%
2028	3	11,437	7.2	$649,531	9.3		111,993	71.0%	$4,434,819	63.8%
2029	3	19,846	12.6	$1,170,633	16.9		131,839	83.5%	$5,605,452	80.7%
2030	1	2,568	1.6	$166,098	2.4		134,407	85.2%	$5,771,550	83.1%
2031	0	0	0.0	$0	0.0		134,407	85.2%	$5,771,550	83.1%
2032	2	23,433	14.8	$1,175,607	16.9		157,840	100.0%	$6,947,157	100.0%
2033	0	0	0.0	$0	0.0		157,840	100.0%	$6,947,157	100.0%
2034 & Beyond	0	0	0.0	$0	0.0		157,840	100.0%	$6,947,157	100.0%
Total	20	157,840	100.0%	$6,947,157	100.0%
(1)	Based on the underwritten rent roll dated April 10, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps totaling $155,375 through April 2025.

The following table presents certain information relating to operating history and underwritten cash flows at the 1640 Sepulveda Property:

Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,715,841	$6,423,901	$6,064,435	$6,057,344	$6,791,782	$43.03	78.2%
Rent Steps(3)	0	0	0	0	155,375	0.98	1.8
Vacancy Gross Up	0	0	0	0	1,659,511	10.51	19.1
Gross Potential Rent	$5,715,841	$6,423,901	$6,064,435	$6,057,344	$8,606,668	$54.53	99.0%
Total Reimbursements	228,503	189,981	203,869	203,431	82,844	0.52	1.0
Net Rental Income	$5,944,344	$6,613,882	$6,268,304	$6,260,775	$8,689,511	$55.05	100.0%
(Vacancy/Abatements)	(102,170)	(224,765)	(347,110)	(331,611)	(1,659,511)	(10.51)	(19.1)
Other Income(4)	672,629	872,310	762,186	764,638	764,638	4.84	8.8
Effective Gross Income	$6,514,803	$7,261,426	$6,683,380	$6,693,802	$7,794,639	$49.38	89.7%
Total Expenses	2,833,225	3,077,714	3,222,936	3,162,427	2,578,587	$16.34	33.1%
Net Operating Income(5)	$3,681,578	$4,183,712	$3,460,444	$3,531,375	$5,216,052	$33.05	66.9%
Capital Expenditures	0	0	0	0	31,568	0.20	0.4
TI/LC(6)	0	0	0	0	0	0.00	0.0
Net Cash Flow	$3,681,578	$4,183,712	$3,460,444	$3,531,375	$5,184,484	$32.85	66.5%
(1)	Represents the trailing 12-months ended January 31, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Represents contractual rent steps through April 2025.
(4)	Other Income includes parking and storage income.
(5)	Underwritten Net Operating Income is greater than TTM Net Operating Income primarily due to 25,340 square feet (16.1% of net rentable area) of new leases commencing in 2024, an approximately $545,000 reduction in underwritten tax expense based on the Proposition 13 reassessment projection, and underwritten rent steps totaling $155,375 through April 2025.
(6)	Underwritten TI/LC includes a credit for the upfront $2,800,000 rollover reserve, which offsets the underwritten TI/LC expense down to $0.

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No. 4 – 1640 Sepulveda

Environmental. According to Phase I environmental site assessment dated December 1, 2023, there was no evidence of any recognized environmental conditions at the 1640 Sepulveda Property.

The Market. The 1640 Sepulveda Property is located in Los Angeles, California, approximately 12 miles west of downtown Los Angeles. Primary access is provided by Santa Monica Boulevard, Interstate 405 and Interstate 10. The 1640 Sepulveda Property is located adjacent to two bus stations that provide access to routes served by the Culver CityBus and the LA Metro Bus. The top industries in the Los Angeles metropolitan statistical area are trade/transportation/utilities, leisure/hospitality and manufacturing. The top employers include Disney Resorts, University of California Irvine, St. Joseph Health and Cedars-Sinai Medical Center.

According to the appraisal, the 2023 estimated population within a one-, three- and five-mile radius of the 1640 Sepulveda Property was 48,051, 274,481 and 608,949, respectively. The 2023 estimated median household income within the same radii was $101,357, $107,967 and $108,523, respectively.

According to the appraisal, the 1640 Sepulveda Property is situated in the Westwood office submarket, which contained approximately 8.5 million square feet of office space as of the fourth quarter of 2023. The Westwood office submarket reported a vacancy rate of 17.1%, with an average rental rate of $51.67 per square foot. The appraiser concluded to a market rent of $51.60 per square foot for low-rise floors and $56.40 per square foot for the high-rise floors at the 1640 Sepulveda Property.

The following table presents certain information relating to comparable office sales for the 1640 Sepulveda Property:

Comparable Sales Summary(1)
Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)	Cap Rate
1640 Sepulveda	Los Angeles, CA	157,840(2)
Pen Factory	Santa Monica, CA	222,000	Aug-23	$165,000,000	$743	8.5%
One Culver	Culver City, CA	395,272	Mar-22	$500,000,000	$1,265	4.5%
5005 McConnell Ave	Los Angeles, CA	56,306	Mar-22	$58,700,000	$1,043	5.2%
The Post	Beverly Hills, CA	102,541	Oct-21	$153,200,000	$1,494	4.9%
1440 S. Sepulveda Blvd.	Los Angeles, CA	112,000	Jan-21	$65,000,000	$580	NAV
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll dated April 10, 2024.

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No. 4 – 1640 Sepulveda

The following table presents certain information relating to comparable office leases for the 1640 Sepulveda Property:

Comparable Leases Summary(1)
Property Name/Location	Year Built	Total GLA (SF)	Tenant Name	Lease Term (Years)	Tenant Size (SF)	Annual Base Rent PSF	Lease Type
1640 Sepulveda	1987	157,840(2)	Therabody, Inc.	7.5(2)	15,442(2)	$48.00(2)	FSG(2)
1640 South Sepulveda Boulevard
Los Angeles, CA
Westwood Gateway II North	1988	296,496	Air Charter Service California	5.4	6,024	$61.20	FSG
11150 Santa Monica Blvd
Los Angeles, CA
8461-8463 Higuera St	2023	36,095	Kakao Entertainment America	3.2	6,705	$58.80	FSG
8461 Higuera Street
Culver City, CA
1950 Sawtelle	1988	106,349	LMI Inc	1.5	3,238	$52.20	FSG
1950 Sawtelle Blvd
Los Angeles, CA
Culver 400	1988	165,898	Corgan Associates	2.0	2,762	$48.00	FSG
400 Corporate Pointe
Culver City, CA
(1)	Information obtained from the appraisal, unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated April 10, 2024.

The Borrower. The borrower is 1640 Sepulveda Property, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1640 Sepulveda Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Justin Loiacono, Joon Choi, Paul Miszkowicz, Jerome Fink, Derek Chen and David See Young Kim. Justin Loiacono, Joon Choi and Paul Miszkowicz are principals of Harbor Associates. Jerome Fink, Derek Chen and David See Young Kim are co-founders and managing partners of The Bascom Group, an affiliate of Harbor Associates. Harbor Associates was founded in 2015 and has acquired over 4.0 million square feet of office, flex, industrial, life science and retail properties since inception. Additionally, Jeffrey Frieden and Robert Friedman of F&F Capital Group hold equity in the borrower as part of a joint venture with Harbor Associates. The 1640 Sepulveda Property was recapitalized by its prior owners in 2018 and 2019 in connection with a prior loan secured by the 1640 Sepulveda Property. The borrower sponsors purchased the related note in December 2023, as the prior lender assigned its interest in the note to an affiliate and simultaneously executed a deed in lieu of foreclosure to effectuate a transfer between the borrower sponsors and the borrower sponsors’ special purpose entity. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The 1640 Sepulveda Property is managed by Tiarna Real Estate Services, Inc., a third-party property manager.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $19,497 into an insurance reserve, $170,625 into a deferred maintenance reserve, $2,800,000 into a rollover reserve, approximately $357,930 into an outstanding TI/LC reserve, and approximately $984,104 into a free rent reserve. The 1640 Sepulveda Mortgage Loan documents provide that the borrower may elect to replace such $2,800,000 upfront rollover reserve with a letter of credit.

Real Estate Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of estimated annual real estate taxes (initially approximately $100,237).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated annual insurance premium (initially approximately $6,499).

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No. 4 – 1640 Sepulveda

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $2,631 into a replacement reserve (equal to $0.20 per square foot annually).

Rollover Reserve – On a monthly basis, the borrower is required to escrow approximately $19,731 into a TI/LC reserve (equal to $1.50 per square foot annually).

Lockbox / Cash Management. The 1640 Sepulveda Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be transmitted directly by tenants at the 1640 Sepulveda Property into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the 1640 Sepulveda Property to be deposited into such lockbox account within two business days of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrower at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the 1640 Sepulveda Mortgage Loan documents. During the continuance of a Cash Management Period, all excess cash flow funds remaining in the cash management account, after the application of such funds in accordance with the 1640 Sepulveda Mortgage Loan documents, will be deposited (i) during the continuance of a Cash Management Period solely as a result of a Trigger Lease Sweep Period (as defined below), in a special rollover reserve subaccount or (ii) otherwise, into the cash collateral subaccount.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) the stated maturity date, (ii) an event of default, (iii) if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio (“DSCR”) is less than 1.40x, (iv) if, as of the last day of any calendar quarter, the net cash flow debt yield is less than 9.0%, or (v) the commencement of a Trigger Lease Sweep Period; and ends upon the lender giving notice to the clearing bank that the sweeping of funds into the cash management account may cease, which notice the lender will only be required to give if (1) the 1640 Sepulveda Mortgage Loan and all other obligations under the 1640 Sepulveda Mortgage Loan documents have been repaid in full or (2) the stated maturity date has not occurred, and with respect to the matter described in (A) clause (ii) above, such event of default is no longer continuing and no other default or event of default has occurred and is continuing, (B) clause (iii) above, the lender has determined that the 1640 Sepulveda Property has achieved a DSCR of at least 1.42x as of the last day of any calendar quarter for two consecutive calendar quarters, (C) clause (iv) above, the lender has reasonably determined that the 1640 Sepulveda Property has achieved a debt yield of at least 10.0% as of the last day of any calendar quarter for two consecutive calendar quarters or (D) clause (v) above, such Trigger Lease Sweep Period has ended.

A “Trigger Lease Sweep Period” commences upon the occurrence of any of the following: (i) the date that is 12 months prior to the end of the term of any Trigger Lease (as defined below) (including any renewal terms); (ii) the date required under a Trigger Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or the date that any tenant under a Trigger Lease gives notice of its intention not to renew or extend its Trigger Lease; (iii) any Trigger Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then-current expiration date or any tenant under a Trigger Lease gives notice of its intention to terminate, surrender or cancel its Trigger Lease (or any material portion thereof); (iv) any tenant under a Trigger Lease has discontinued its business in any material portion of its premises or gives notice that it intends to do the same; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Trigger Lease by the applicable tenant thereunder; or (vi) the occurrence of an insolvency or bankruptcy proceeding, among other things, by any tenant under a Trigger Lease or the lease guarantor under a Trigger Lease, as described in the 1640 Sepulveda Mortgage Loan documents (“Trigger Tenant Insolvency Proceeding”). Notwithstanding the foregoing, no Trigger Lease Sweep Period will commence if, as determined by the lender in its reasonable discretion, as of the last day of any calendar quarter, after excluding the respective Trigger Lease from the calculation, (i) the net cash flow DSCR is greater than 1.40x, (ii) the net cash flow debt yield is greater than 11.0% and (iii) at least 80% of the rentable square footage of the 1640 Sepulveda Property is tenanted pursuant to executed leases with tenants that are in occupancy, open for business and paying full unabated rent under their respective leases.

A Trigger Lease Sweep Period ends upon the occurrence of any of the following, with respect to a Trigger Lease Sweep Period caused by a matter described in: (1) clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of the date on which

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No. 4 – 1640 Sepulveda

(A) sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable lease(s) that gave rise to the subject Trigger Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required during any period of time that rents are insufficient as a result of down-time or free rent periods, (B) the subject tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower and acceptable to the lender) with respect to all of the space demised under its Trigger Lease, and in the lender’s reasonable judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Trigger Lease Sweep Period) to pay for all anticipated approved leasing expenses for such Trigger Lease and any other anticipated expenses in connection with such renewal or extension or (C) all of the space demised under the subject Trigger Lease that gave rise to the subject Trigger Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and all approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (2) clause (v) above, if the subject tenant default has been cured, and no other tenant default has occurred for a period of three consecutive months following such cure; or (3) clause (vi) above, if the applicable Trigger Tenant Insolvency Proceeding has terminated and the applicable Trigger Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender.

“Trigger Lease” means (i) the Therabody lease, (ii) the Peter Millar lease and (iii) any other lease which, individually or together with any other lease(s) leased by such tenant and/or its affiliates, covers, in the aggregate, 10% or more rentable square feet and/or more than 10% of the total annual rents at the 1640 Sepulveda Property.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 5 – University Pointe

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$35,850,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,850,000	Property Type – Subtype:	Multifamily – Student Housing
% of Pool by IPB:	4.5%	Net Rentable Area (Beds):	877
Loan Purpose:	Refinance	Location:	Davie, FL
Borrowers:	Nob Hill Partners, LLC and Broward Student Housing, LLC	Year Built / Renovated:	2019 / NAP
Borrower Sponsors:	Robert Konig and Steven Krausman	Occupancy(3):	98.1%
Interest Rate:	6.70000%	Occupancy Date:	4/4/2024
Note Date:	5/16/2024	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	6/6/2029	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$8,127,143 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(5):	$8,192,053 (TTM 3/31/2024)
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$15,552,873
Call Protection:	YM1(53),O(7)	UW Expenses:	$5,357,805
Lockbox / Cash Management:	Springing	UW NOI(5):	$10,195,067
Additional Debt(1):	Yes	UW NCF:	$10,096,983
Additional Debt Balance(1):	$50,000,000	Appraised Value / Per Bed:	$157,400,000 / $179,475
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/22/2024

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$97,891
Taxes:	$581,528	$145,382	N/A	Maturity Date Loan / Bed:	$97,891
Insurance:	$633,393	$70,377	N/A	Cut-off Date LTV:	54.5%
Replacement Reserves:	$0	$5,595	N/A	Maturity Date LTV:	54.5%
TI / LC:	$0	$2,579	N/A	UW NCF DSCR:	1.73x
Deferred Maintenance:	$0	$0	N/A	UW NOI Debt Yield:	11.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$85,850,000	100.0%	Loan Payoff	$61,152,998	71.2%
			Return of Equity	18,433,215	21.5
			Closing Costs(6)	5,048,866	5.9
			Upfront Reserves	1,214,921	1.4
Total Sources	$85,850,000	100.0%	Total Uses	$85,850,000	100.0%
(1)	The University Pointe Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $85,850,000 (the “University Pointe Whole Loan”). The Financial Information in the chart above reflects the University Pointe Whole Loan.
(2)	See “Escrows and Reserves”.
(3)	Occupancy is based on 877 beds and does not include the 30,943 square feet of ground floor retail space at the University Pointe Property (as defined below). The retail component is 84.2% occupied as of February 13, 2024.
(4)	4th Most Recent NOI and 3rd Most Recent NOI are not available because the units at the University Pointe Property were opened in phases beginning in 2019, with the final phase coming online in August 2022.
(5)	The increase from Most Recent NOI to UW NOI is primarily attributable to underwritten commercial income of $920,064 and straight line rent increases of $632,484 related to the NSU (as defined below) lease.
(6)	Closing Costs include a rate buydown of $3,434,000.
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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 5 – University Pointe

The Loan. The University Pointe mortgage loan (the “University Pointe Mortgage Loan”) is part of the University Pointe Whole Loan secured by the borrowers’ fee interest in a Class A, 877-bed, 250-unit, student housing property, with 30,943 square feet of ground floor retail space, located in Davie, Florida (the “University Pointe Property”). The University Pointe Whole Loan is comprised of two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $85,850,000. The University Pointe Whole Loan accrues interest at a fixed rate of 6.70000% per annum. The University Pointe Whole Loan has an initial term of five years, is interest-only for the full term and accrues interest on an Actual/360 basis. The University Pointe Mortgage Loan is evidenced by the non-controlling Note A-2, with an aggregate outstanding principal balance as of the Cut-off Date of $35,850,000. The remaining controlling Note A-1 is currently held by Citi Real Estate Funding Inc. (“CREFI”) and is expected to be contributed to one or more future securitization trust(s). The University Pointe Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-5C27 securitization trust, until the controlling Note A-1 is securitized, whereupon the University Pointe Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. The relationship between the holders of the University Pointe Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$50,000,000	$50,000,000	CREFI	Yes
A-2	$35,850,000	$35,850,000	BBCMS 2024-5C27	No
Whole Loan	$85,850,000	$85,850,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The University Pointe Property is a Class A, 877-bed, 250-unit, student housing property, with 30,943 square feet of ground floor retail space located at 6350 Griffin Road in Davie, Florida. The University Pointe Property was originally constructed in 2019 on a 9.58-acre site and was opened in phases from April 2019 to August 2022. The University Pointe Property is comprised of six, four-story apartment buildings and one, five-story residential building attached to a seven-level parking garage. Amenities at the University Pointe Property include a clubhouse/leasing office, stainless steel appliances, garage parking, free internet, a campus shuttle, on-site security, in-unit washer and dryers, a study lounge, private study rooms, a computer lab, fitness center, outdoor kitchen and barbecue area and a swimming pool. As of April 4, 2024, the residential component of the University Pointe Property was 98.1% occupied.

The University Pointe Property is located approximately 1.5 miles southeast from Nova Southeastern University (“NSU”), and according to the appraisal is the only off-campus purpose-built student housing project in the market serving NSU, Florida Atlantic University – Davie Campus, University of Florida Davie Extension Campus, and Broward College. The University Pointe Property is a direct provider of housing to NSU with a rental lease in place for 380 beds (43.3% of beds and 41.3% of underwritten base rent) through July 31, 2027. All student leases at the University Pointe Property require parental guarantees, unless the tenant can meet certain income requirements or place a two-month deposit. Additionally, the borrowers have a lease in place with Carnival Cruise Line (“Carnival”) for 64 beds (7.3% of beds and 7.0% of underwritten base rent) through July 31, 2027.

The University Pointe Property also includes 30,943 square feet of ground floor retail space, which as of February 13, 2024 was 84.2% occupied by a granular rent roll of 13 tenants with an average base rent of $28.05 per square foot. Total commercial income represents 5.9% of underwritten effective gross income at the University Pointe Property. No commercial tenant accounts for more than 12.6% of commercial rent or 11.4% of commercial NRA. The commercial tenant base consists of, among others, multiple restaurant tenants, medical tenants and a fitness studio.

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No. 5 – University Pointe

Unit Mix(1)
Unit Type	# of Units	# of Beds	Occupied Beds	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate Per Bed(2)	Average Monthly Market Rent Per Bed(3)	Average Monthly Rental Rate Per Unit(4)	Average Monthly Market Rent Per Unit(3)
1x1 Market – Layout 1	15	15	15	100.0	611	$2,382	$2,223	$2,382	$2,223
1x1 Market – Layout 2	6	6	5	83.3	1,500	$2,922	$2,922	$2,922	$2,922
2x2 Market	10	20	15	75.0	826	$1,618	$1,618	$3,243	$3,236
3x3 Market	20	60	56	93.3	1,100	$1,376	$1,328	$4,155	$3,984
4x4 Market – Layout 1	71	284	277	97.5	1,307	$1,226	$1,167	$4,918	$4,667
4x4 Market – Layout 2	12	48	48	100.0%	1,356	$1,507	$1,506	$6,027	$6,024
2x2 NSU(5)	6	12	12	100.0	826	$1,365	$1,316	$2,731	$2,632
3x3 NSU(5)	8	24	24	100.0	1,044	$1,343	$1,255	$4,029	$3,765
4x4 NSU – Layout 1(5)	30	120	120	100.0	1,309	$1,100	$1,055	$4,398	$4,218
4x4 NSU – Layout 2(5)	56	224	224	100.0	1,323	$1,390	$1,350	$5,562	$5,399
4x4 Carnival(6)	16	64	64	100.0	1,304	$1,302	$1,225	$5,208	$4,900
Total/Wtd. Avg.	250	877	860	98.1%	1,220	$1,321	$1,277	$4,722	$4,479
(1)	Based on the underwritten rent roll dated April 4, 2024.
(2)	Average Monthly Rental Rate Per Bed excludes four employee occupied beds for which no underwritten base rent is attributable.
(3)	Source: Appraisal.
(4)	Average Monthly Rental Rate Per Unit is based on units with all beds occupied and excludes four employee occupied units for which no underwritten base rent is attributable.
(5)	Unit Types designated as “NSU” are under a lease with NSU through July 31, 2027. The NSU lease permits the units at the University Pointe Property to be terminated as follows: (i) up to 10 units in any year of the term, upon three months’ notice and payment of 30 days’ rent per bed in the terminated unit plus a termination fee of $500 per unit, and (ii) any additional units in such year upon 18 months’ notice.
(6)	Unit Types designated as “Carnival” are under a lease with Carnival through July 31, 2027. The Carnival lease permits Carnival to terminate its lease on the following terms: (i) prior to August 1, 2025, up to five units may be terminated upon payment of four months’ rent, and six or more units may be terminated only upon full payment of the lease, (ii) on and after August 1, 2025, up to five units may be terminated upon nine months’ notice with no termination fee, and six or more units may be terminated upon nine months’ notice with a termination fee equal to one-half month of rent, and (iii) after January 1, 2026, up to 12 units may be terminated upon nine months’ notice with a termination fee equal to one-half month of rent, and any additional units may be terminated upon 12 months’ notice with a termination fee equal to one and one-half month of rent.

The following table presents certain information relating to the commercial tenants lease rollover schedule at the University Pointe Property:

Commercial Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	4,885	15.8%	NAP	NAP	4,885	15.8%	NAP	NAP
2024	0	0	0.0	0	0.0%	4,885	15.8%	$0	0.0%
2025	0	0	0.0	0	0.0%	4,885	15.8%	$0	0.0%
2026	0	0	0.0	0	0.0%	4,885	15.8%	$0	0.0%
2027	1	3,187	10.3	85,588	11.7%	8,072	26.1%	$85,588	11.7%
2028	2	3,104	10.0	83,740	11.5%	11,176	36.1%	$169,328	23.2%
2029	7	12,905	41.7	368,746	50.4%	24,081	77.8%	$538,074	73.6%
2030	0	0	0.0	0	0.0%	24,081	77.8%	$538,074	73.6%
2031	1	3,532	11.4	92,390	12.6%	27,613	89.2%	$630,464	86.3%
2032	2	3,330	10.8	100,504	13.7%	30,943	100.0%	$730,968	100.0%
2033	0	0	0.0	0	0.0%	30,943	100.0%	$730,968	100.0%
2034	0	0	0.0	0	0.0%	30,943	100.0%	$730,968	100.0%
2035 & Beyond	0	0	0.0	0	0.0%	30,943	100.0%	$730,968	100.0%
Total	13	30,943	100.0%	$730,968	100.0%
(1)	Based on the underwritten rent roll dated February 13, 2024, inclusive of $20,309 of contractual rent steps though May 1, 2025.
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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 5 – University Pointe

Environmental. According to the Phase I environmental site assessment dated February 16, 2024, there was no evidence of any recognized environmental conditions at the University Pointe Property.

Historical and Current Occupancy(1)
	2023(2)	Current(3)
University Pointe	98.9%	98.1%
(1)	Historical occupancies prior to 2023 are not available because the units at the University Pointe Property were opened in phases with the final phase coming online in August 2022.
(2)	2023 occupancy represents the annual average occupancy of the University Pointe Property in 2023.
(3)	Current occupancy is as of April 4, 2024.

Operating History and Underwritten Net Cashflow(1)
	2023	TTM 3/31/2024	(2)	Underwritten	(2)	Per Bed	%(3)
Residential Base Rent	$12,531,533	$12,647,752		$13,572,461		$15,476	88.3%
Commercial Base Rent	0	0		730,968		$833	4.8
Nova Straight Line Increase	0	0		632,484		$721	4.1
Potential Income from Vacant Space	0	0		431,116		$492	2.8
Gross Potential Rent	$12,531,533	$12,647,752		$15,367,029		$17,522	100.0%
Other Income(4)	829,008	858,492		1,047,588		$1,195	6.8
(Vacancy/Credit Loss)	(150)	(700)		(861,744)		(983)	(5.6)
Effective Gross Income	$13,360,391	$13,505,544		$15,552,873		$17,734	101.2%
Management Fee(5)	529,076	532,650		466,586		$532	3.0
Real Estate Taxes	1,406,549	1,559,049		1,594,843		$1,819	10.3
Insurance	651,490	651,081		804,309		$917	5.2
Other Expenses(6)	2,646,133	2,570,710		2,492,067		$2,842	16.0
Total Expenses	$5,233,248	$5,313,490		$5,357,805		$6,109	34.4%
Net Operating Income	$8,127,143	$8,192,053		$10,195,067		$11,625	65.6%
Capital Expenditures	0	0		67,141		$77	0.4
TI/LC	0	0		30,943		$35	0.2
Net Cash Flow	$8,127,143	$8,192,053		$10,096,983		$11,513	64.9%
(1)	Historical cashflows prior to 2023 are not available because the units at the University Pointe Property were opened in phases beginning in 2019 with the final phase coming online in August 2022.
(2)	The increase from TTM 3/31/2024 to Underwritten NOI is primarily attributable to underwritten commercial income of $920,064 and straight line rent increases of $632,484 related to the NSU lease.
(3)	The % column represents percentage of Gross Potential Rent for all revenue lines and represents percentage of Effective Gross Income for the remainder of the fields.
(4)	Other Income consists of lease fees, application fees, forfeited deposits, late charges, RUBS and miscellaneous income.
(5)	The University Pointe Property is self-managed. Management Fees are underwritten to 3.0% of Underwritten Effective Gross Income. Historical Management Fee consists of corporate employee payroll expenses, their affiliated additional fees, and consulting fees.
(6)	Other Expenses consist of utilities, general & administrative, repairs and maintenance, payroll & benefits, advertising and marketing.

The Market. The University Pointe Property is located at 6350 Griffin Road in Davie, Florida. There are four colleges/universities located within Davie including NSU, Florida Atlantic University – Davie Campus, University of Florida Davie Extension Campus and Broward College. Founded in 1964, NSU is a private school that offers more than 280 undergraduate, graduate and professional degree programs to 6,217 undergraduate students and 3,341 graduate students on its main Fort Lauderdale campus, which is located approximately 1.4 miles away from the University Pointe Property.

According to the appraisal, the University Pointe Property is located in the Plantation/Davie/Weston (“P/D/W”) apartment submarket of the Fort Lauderdale MSA. As of December 31, 2023, the P/D/W apartment submarket had a total inventory of 19,710 units, a vacancy rate of 5.7% and effective rent of $2,469 per unit. Additionally, the P/D/W submarket experienced positive net absorption of 640 units in 2023.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 5 – University Pointe

According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the University Pointe Property was 15,307, 121,702 and 357,592, respectively. The 2023 average household income within the same radii was $83,016, $103,696 and $103,383, respectively.

The following table presents certain information relating to comparable student housing properties to the University Pointe Property:

Student Housing Rent Comparables(1)
Property Name	Year Built / Renovated	Occupancy	Number of Beds	Average Rent Per Bed
University Pointe	2019 / NAP	98.1%(2)(3)	877(2)	$1,321(2)(4)
The Yard University Apartments	1969 / 2020	98%	50	$1,325
University Park Student Housing	2015 / NAP	95%	598	$1,363
109 Tower	2014 / NAP	100%	542	$1,101
Identity Miami	2019 / NAP	98%	621	$1,360
4th Street Commons	2015 / NAP	99%	562	$933
The One At University City	2020 / NAP	99%	1,244	$1,526
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 4, 2024.
(3)	Occupancy is based on 877 beds and does not include the 30,943 square feet of ground floor retail space at the University Pointe Property. The retail component is 84.2% occupied as of February 13, 2024.
(4)	Average Rent Per Bed for the University Pointe Property excludes four employee beds for which no underwritten base rent is attributable.

The Borrowers. The borrowers are Nob Hill Partners, LLC and Broward Student Housing, LLC, each a Florida limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the University Pointe Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Robert Konig and Steven Krausman, who are experienced owners and operators of commercial real estate. Steven Krausman is an entrepreneur, holding interests in seven commercial real estate properties including student housing, office, retail and multifamily properties.

Property Management. The University Pointe Property is self-managed with no formal management agreement.

Escrows and Reserves. At origination, the borrowers deposited approximately (i) $581,528 into a reserve account for real estate taxes and (ii) $633,393 into a reserve account for insurance premiums.

Tax Escrows – On a monthly basis, the borrowers are required to deposit into a real estate tax reserve 1/12th of the property taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $145,382).

Insurance Escrows – On a monthly basis, the borrowers are required to deposit into an insurance reserve 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $70,377).

Replacement Reserves – On a monthly basis, the borrowers are required to deposit approximately $5,595 into a replacement reserve.

TI / LC Reserve – On a monthly basis, the borrowers are required to deposit into a tenant improvements and leasing commissions reserve account approximately $2,579, for tenant improvements and leasing commissions incurred with respect to the University Pointe Property.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 5 – University Pointe

Lockbox / Cash Management. The University Pointe Whole Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Trigger Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit, or cause the property manager to immediately deposit, all revenue received by the borrowers or the property manager, as applicable, into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrowers are required to deliver a notice to all tenants under non-residential leases at the University Pointe Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to, or at the direction of, the borrowers, unless a Trigger Period exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the University Pointe Whole Loan documents. To the extent that a Trigger Period continues to exist, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the University Pointe Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the University Pointe Whole Loan.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the University Pointe Whole Loan documents, (ii) the debt service coverage ratio (“DSCR”) being less than 1.20x and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below) (provided, however, that no Trigger Period will exist pursuant to this clause (iii) if, and so long as, the Trigger Period Avoidance Conditions (as defined below) are satisfied), and (B) expiring upon, with regard to (x) clause (i) above, the cure of such event of default under the University Pointe Whole Loan documents, (y) clause (ii) above, the date that the DSCR is equal to or greater than 1.25x for two consecutive calendar quarters and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

“Trigger Period Avoidance Conditions” means that the borrowers deposit into the excess cash flow account an amount equal to the next 18 months of full, unabated rent payments from the applicable Specified Tenant (as defined below) due pursuant to the Specified Tenant lease that triggered such Specified Tenant Trigger Period; provided that in connection with any such scheduled rent increases pursuant to the Specified Tenant lease, in order for the Trigger Period Avoidance Conditions to continue to be satisfied, the borrowers will be required to make a true up payment into the excess cash flow account such that the amount on deposit therein equals or exceeds an amount equal to the next 18 months of full, unabated rent payments from such Specified Tenant.

“Specified Tenant Trigger Period” means a period: (A) commencing upon the first to occur of (i) a Specified Tenant giving notice that it is terminating more than 10 residential units subject to the applicable Specified Tenant lease, (ii) any termination or cancellation of more than 10 residential units subject to the Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or more than 10 residential units subject to the Specified Tenant lease failing to otherwise be in full force and effect (any such occurrence in subsection (i) or (ii) above, a “Termination Trigger Event”), or (iii) any Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the applicable Specified Tenant extension deadline in accordance with the applicable terms and conditions thereof for the applicable Specified Tenant Renewal Term (as defined below) (any such occurrence, a “Renewal Trigger Event”); and (B) expiring upon the lender’s receipt of evidence reasonably acceptable to the lender of the first to occur of (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (2) the borrowers leasing the entire Specified Tenant space, or applicable portion thereof, in accordance with the applicable terms and conditions of the University Pointe Whole Loan documents, with the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under their lease(s), open to the public for business in such space and paying the full amount of rent due under such lease(s), or any free rent is deposited with the lender.

“Specified Tenant Cure Conditions” means each of the following, as applicable: (i) the Specified Tenant has cured all defaults under the applicable Specified Tenant lease; (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant space, or applicable portion thereof; (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect; (iv) the date that the DSCR is equal to or greater than 1:30x for one calendar quarter; (v) in the event the Specified Tenant Trigger Period is due to a Renewal Trigger Event, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the University Pointe Whole Loan documents and such lease for the applicable Specified Tenant Renewal Term; (vi) the

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No. 5 – University Pointe

applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease, or any free rent is deposited with the lender; or (vii) in the event the Specified Tenant Trigger Period is due to a Termination Trigger Event, the number of residential units subject to the applicable Specified Tenant lease is equal to or greater than the minimum occupancy requirement.

“Specified Tenant” means, as applicable, (i) Carnival, a division of Carnival Corporation, a Panamanian corporation, together with any successor and/or assigns thereof in accordance with the terms of the University Pointe Whole Loan documents, (ii) NSU, together with any successor and/or assigns thereof in accordance with the terms of the University Pointe Whole Loan documents, (iii) any other lessees of the space leased to a Specified Tenant as of the origination date, or any portion thereof, (iv) any guarantor of any Specified Tenant lease and (v) any parent company of any such Specified Tenant, and any affiliate providing credit support for, or guarantor of, any such Specified Tenant lease.

“Specified Tenant Renewal Term” means (i) with respect to any Specified Tenant other than NSU and Carnival, a minimum of two years following the maturity date of the University Pointe Whole Loan, and (ii) with respect to NSU and Carnival, a renewal term that when added to the remaining term of the applicable Specified Tenant lease is greater than 18 months.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. The University Pointe Property is subject to a ground lease between Nob Hill Partners, LLC, a co-borrower as landlord, and Broward Student Housing, LLC, a co-borrower as tenant.

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No. 6– BPW Houston Multifamily Portfolio

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 6– BPW Houston Multifamily Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$31,000,000	Title:	Fee
Cut-off Date Principal Balance:	$31,000,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	3.9%	Net Rentable Area (Units):	619
Loan Purpose:	Refinance	Location:	Various, TX
Borrowers:	APT Bayou Willows, LLC, APT Weston Oaks, LLC and APTPV, LLC	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Gary W. Gates, Jr.	Occupancy:	95.8%
Interest Rate:	7.80000%	Occupancy Date:	5/6/2024
Note Date:	5/7/2024	4th Most Recent NOI (As of)(2):	$1,172,129 (12/31/2021)
Maturity Date:	6/6/2029	3rd Most Recent NOI (As of)(2):	$2,729,698 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	$3,165,190 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$3,317,988 (TTM 3/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	91.0%
Amortization Type:	Interest Only	UW Revenues:	$5,332,816
Call Protection:	L(24),YM1(32),O(4)	UW Expenses:	$1,985,613
Lockbox / Cash Management:	Springing	UW NOI:	$3,347,203
Additional Debt:	No	UW NCF:	$3,192,453
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$52,900,000 / $85,460
Additional Debt Type:	N/A	Appraisal Date:	4/8/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$50,081
Taxes:	$391,077	$65,179	N/A	Maturity Date Loan / Unit:	$50,081
Insurance:	$79,642	$17,608	N/A	Cut-off Date LTV:	58.6%
Replacement Reserve:	$0	$12,896	N/A	Maturity Date LTV:	58.6%
Deferred Maintenance:	$264,500	$0	N/A	UW NCF DSCR:	1.30x
				UW NOI Debt Yield:	10.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,000,000	100.0%	Loan Payoff	$28,298,555	91.3%
			Return of Equity	1,024,447	3.3
			Closing Costs(3)	941,780	3.0
			Upfront Reserves	735,219	2.4
Total Sources	$31,000,000	100.0%	Total Uses	$31,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The borrower sponsor purchased the BPW Houston Multifamily Portfolio Properties (as defined below) in three transactions between 2018 and 2021. The borrower sponsor subsequently completed capital improvements totaling approximately $5.9 million in the aggregate driving occupancy to its current level of 95.8% as of May 6, 2024, an increase from 91.9% as of December 2021. The growth in historical NOI is attributed to the acquisition, capital improvements, lease-up and rent growth of the BPW Houston Multifamily Portfolio Properties.
(3)	Closing Costs includes a rate buy-down credit of $190,000.

The Loan. The BPW Houston Multifamily Portfolio mortgage loan (the “BPW Houston Multifamily Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $31,000,000 and is secured by the borrowers’ fee interest in three garden-style multifamily properties totaling 619 units located in Pasadena and Houston, Texas (the “BPW Houston Multifamily Portfolio Properties”). The BPW Houston Multifamily Portfolio Mortgage Loan accrues interest at a rate of 7.80000% per annum. The BPW Houston Multifamily Portfolio Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 6– BPW Houston Multifamily Portfolio

The Properties. The BPW Houston Multifamily Portfolio Properties are comprised of three garden-style multifamily properties, Bayou Willows, Weston Oaks and Pleasant Village, built in 1978, 1970 and 1972, respectively, and subsequently renovated in 2022, 2019 and 2023, respectively.

The following table presents certain information relating to the BPW Houston Multifamily Portfolio Properties:

Portfolio Summary
Property Name	Year Built / Renovated(1)	Units(2)	Occupancy %(2)	Allocated Cut-off Date Loan Amount (“ALA”)(3)	% of ALA	Appraised Value(1)	% of Appraised Value	UW NOI	% of UW NOI
Bayou Willows	1978 / 2022	212	94.3%	$12,716,446	41.0%	$21,700,000	41.0%	$1,405,209	42.0%
Weston Oaks	1970 / 2019	267	95.1%	12,013,233	38.8	20,500,000	38.8	1,349,103	40.3
Pleasant Village	1972 / 2023	140	99.3%	6,270,321	20.2	10,700,000	20.2	592,891	17.7
Total/Wtd. Avg.		619	95.8%	$31,000,000	100.0%	$52,900,000	100.0%	$3,347,203	100.0%
(1)	Source: Appraisals.
(2)	The BPW Houston Multifamily Portfolio Mortgage Loan documents do not permit the release of any of the BPW Houston Multifamily Portfolio Properties.
(3)	As provided by the borrowers as of May 6, 2024.

Bayou Willows. As of May 6, 2024, the Bayou Willows mortgaged property was 94.3% occupied. The Bayou Willows mortgaged property is located at 4102 Young Street, approximately 16 miles southeast of downtown Houston. The 9.99-acre parcel is improved with 20 two-story apartment buildings and one single-story leasing office. Community amenities include an on-site manager and leasing office, laundry facilities, swimming pool and a dog park. The Bayou Willows mortgaged property features one-, two- and three-bedroom layouts ranging in size from 680 to 1,200 square feet. Market rents range from approximately $800 to $1,185 per month, with an average market rent of approximately $943 and an average unit size of 896 square feet. Unit amenities include electric range/oven with vent-hood, frost-free refrigerators, walk-in closets, mini-blinds, ceramic tiling throughout and dishwashers. Washer/dryer connections are available in all units except for one-bedrooms. Private patios and balconies are available in all units and ceiling fans are available in some units. The Bayou Willows mortgaged property is subject to a land use restriction agreement in favor of The Texas Department of Housing and Community Affairs made in connection with the allocation of federal low-income housing tax credits under Internal Revenue Code Section 42. The agreement generally requires that all of the units be reserved for tenants earning no more than 60% of the area median income, subject to certain rental restrictions.

The borrower sponsor acquired the Bayou Willows mortgaged property in November 2021 for a purchase price of approximately $13.25 million. Upon acquisition, the borrower sponsor completed approximately $2.2 million in capital improvements including replacement of 15 of 21 roofs, unit rehab, exterior repairs, ceramic tiling, HVAC replacement and other expenditures.

Bayou Willows Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupied Units(1)	% of Units Occupied(1)	Total Collateral SF(1)	Average Collateral SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)	Average Rent Per Unit(1)	Average Rent Per SF(1)
1 BR / 1 BA	64	30.2%	61	95.3%	43,520	680	$800	$1.18	$732	$1.08
2 BR / 1 BA	76	35.8	72	94.7%	66,880	880	$935	$1.06	$907	$1.03
2 BR / 2 BA	40	18.9	36	90.0%	41,200	1,030	$995	$0.97	$933	$0.91
3 BR / 2 BA	32	15.1	31	96.9%	38,400	1,200	$1,185	$0.99	$1,100	$0.92
Total/Wtd. Avg.	212	100.0%	200	94.3%	190,000	896	$943	$1.05	$888	$0.99
(1)	As provided by the borrowers as of May 6, 2024.
(2)	Source: Appraisal.

Weston Oaks. As of May 6, 2024, the Weston Oaks mortgaged property was 95.1% occupied. The Weston Oaks mortgaged property is located at 1111 and 1141 Burke Road, approximately 15 miles southeast of downtown Houston. The 7.97-acre parcel is improved with six, two-story apartment buildings and eight, three-story apartment buildings. Community amenities include an on-site manager and leasing office, two laundry facilities, 266 carports and a playground. The Weston Oaks mortgaged property features one-, two- and three-bedroom layouts ranging in size from 624 to 1,350 square feet. Market rents range from approximately $695 to $1,105 per month, with an average market rent of approximately $804 and an

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 6– BPW Houston Multifamily Portfolio

average unit size of 781 square feet. Unit amenities include electric range/oven with vent-hood, frost-free refrigerators, walk-in closets, mini-blinds and ceramic tiling. Private patios and balconies are available in select units. There are currently eight down units at the Weston Oaks mortgaged property due to a fire at one of the buildings. The engineering report recommended an immediate repair cost equal to $120,000, which was included in the upfront deferred maintenance reserve established at origination of the BPW Houston Multifamily Portfolio Mortgage Loan.

The borrower sponsor acquired the Weston Oaks mortgaged property in 2018 for a purchase price of approximately $15.2 million. Upon acquisition, the borrower sponsor completed approximately $2.6 million in capital improvements including roof work, unit rehab, exterior repairs, ceramic tiling, HVAC replacement and other expenditures.

Weston Oaks Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupied Units(1)	% of Units Occupied(1)	Total Collateral SF(1)	Average Collateral SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)	Average Rent Per Unit(1)	Average Rent Per SF(1)
1 BR / 1 BA	80	30.0%	77	96.3%	49,920	624	$695	$1.11	$656	$1.05
1 BR / 1 BA	23	8.6	23	100.0%	14,950	650	$720	$1.11	$695	$1.07
2 BR / 1.5 BA	41	15.4	40	97.6%	30,135	735	$810	$1.10	$836	$1.14
2 BR / 1 BA	82	30.7	81	98.8%	67,404	822	$845	$1.03	$800	$0.97
2 BR / 2 BA	23	8.6	23	100.0%	21,850	950	$870	$0.92	$843	$0.89
3 BR / 2.5 BA	18	6.7	10	55.6%	24,300	1,350	$1,105	$0.82	$1,001	$0.74
Total/Wtd. Avg.	267	100.0%	254	95.1%	208,559	781	$804	$1.03	$764	$0.99
(1)	As provided by the borrowers as of May 6, 2024.
(2)	Source: Appraisal.

Pleasant Village. As of May 6, 2024, the Pleasant Village mortgaged property was 99.3% occupied. The Pleasant Village mortgaged property is located at 1922 Pleasantville Drive, approximately eight miles east of downtown Houston. The 9.60-acre parcel is improved with 39, one-story apartment buildings and one single-story leasing office/community center. Community amenities include an on-site manager and leasing office, a laundry facility, chapel, barbershop and a meeting room with a kitchen. The Pleasant Village mortgaged property features one- and two-bedroom layouts ranging in size from 650 to 950 square feet. Market rents range from approximately $670 to $880 per month, with an average market rent of approximately $702 and an average unit size of 695 square feet. Unit amenities include electric range/oven with vent-hood, frost-free refrigerators, walk-in closets, mini-blinds and ceramic tiling throughout. Private patios and balconies are available in all units and ceiling fans are available in some units.

The borrower sponsor acquired the Pleasant Village mortgaged property in August 2021 for a purchase price of approximately $7.42 million. Upon acquisition, the borrower sponsor completed approximately $1.1 million in capital improvements including replacement of unit rehab, exterior repairs, ceramic tiling, HVAC repair/replacement and other expenditures.

Pleasant Village Unit Mix
Unit Type	Units(1)	% of Units(1)	Occupied Units(1)	% of Units Occupied(1)	Total Collateral SF(1)	Average Collateral SF(1)	Market Rent Per Unit(2)	Market Rent Per SF(2)	Average Rent Per Unit(1)	Average Rent Per SF(1)
1 BR / 1 BA	119	85.0%	118	99.2%	77,350	650	$670	$1.03	$676	$1.04
2 BR / 1 BA	21	15.0	21	100.0%	19,950	950	$880	$0.93	$787	$0.83
Total/Wtd. Avg.	140	100.0%	139	99.3%	97,300	695	$702	$1.01	$693	$1.00
(1)	As provided by the borrowers as of May 6, 2024.
(2)	Source: Appraisal.

The Markets. According to the appraisal, the Bayou Willows mortgaged property is located in the Houston Area multifamily market. As of March 2024, the Houston Area multifamily market average monthly asking rent per square foot was $1.42 and vacancy was 11.6%. According to the appraisal, the Bayou Willows mortgaged property is located in the Pasadena/Deer Park/La Porte multifamily submarket. As of March 2024, the Pasadena/Deer Park/La Porte multifamily submarket average monthly asking rent per square foot was $1.23 and vacancy was 13.0%.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 6– BPW Houston Multifamily Portfolio

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the Bayou Willows mortgaged property was 14,729, 126,391 and 313,855, respectively. The estimated 2023 average household income within the same radii was $66,705, $73,937 and $79,811, respectively.

The following table presents certain information relating to comparable multifamily rental properties to the Bayou Willows mortgaged property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy(2)	# Units(2)	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Bayou Willows 4102 Young Street Pasadena, TX	1978 / 2022	94.3%	212	1BR / 1BA 2BR / 1BA 2BR / 2BA 3BR / 2BA	680 880 1,030 1,200	$1.08 $1.03 $0.91 $0.92	$732 $907 $933 $1,100
Villas at Shaver LIHTC 3271 South Shaver Road Pasadena, TX	2008 / NAP	98.0%	240	1BR / 1BA 60% AMI 2BR / 2BA 60% AMI 3BR / 2BA 60% AMI	752 1,007 1,106	$1.31 $1.17 $1.24	$987 $1,181 $1,370
Granada Terrace – LIHTC 1301 Avenue A Pasadena, TX	1968 / 2020	94.0%	156	1BR / 1BA HAP 2BR / 1BA HAP	625 815	$1.50 $1.42	$940 $1,154
The Life at Park View – LIHTC 2730 Lafferty Pasadena, TX	1967 / 1995	88.0%	309	1BR / 1BA 60% AMI 1BR / 1BA 60% AMI 1BR / 1BA 60% AMI 1BR / 1BA 60% AMI 1BR / 1BA 60% AMI 2BR / 2BA 60% AMI 2BR / 2BA 60% AMI 2BR / 2BA 60% AMI 2BR / 1BA 60% AMI 3BR / 2BA 60% AMI	729 720 625 640 556 1,120 1,040 925 880 1,377	$1.30 $1.32 $1.36 $1.48 $1.57 $1.06 $1.10 $1.23 $1.25 $1.00	$948 $948 $848 $948 $875 $1,192 $1,142 $1,142 $1,100 $1,371
Park on Burke 4747 Burke Road Pasadena, TX	1978 / 2012	88.0%	160	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 2BA 2BR / 1BA 2BR / 1BA 3BR / 2BA 3BR / 2BA	650 575 650 575 1,000 1,000 740 740 1,100 1,100	$1.43 $1.53 $1.54 $1.68 $1.38 $1.43 $1.52 $1.62 $1.34 $1.39	$930 $880 $1,000 $965 $1,375 $1,425 $1,125 $1,200 $1,475 $1,525
The Ashmore 4201 Fairmont Parkway Pasadena, TX	1978 / 2016	92.0%	696	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1.5BA 2BR / 2BA 2BR / 2BA 2BR / 2BA 2BR / 1BA 2BR / 1.5BA 3BR / 2BA	683 648 614 602 570 1,085 957 965 864 783 810 1,170	$1.40 $1.44 $1.47 $1.49 $1.50 $1.12 $1.29 $1.33 $1.38 $1.48 $1.50 $1.39	$955 $930 $905 $895 $855 $1,215 $1,230 $1,285 $1,190 $1,160 $1,215 $1,630
Parc Bay 3650 Burke Road Pasadena, TX	1983 / NAP	91.0%	120	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 1BA	700 660 600 945 845	$1.41 $1.45 $1.48 $1.26 $1.34	$990 $955 $890 $1,195 $1,130

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated as of May 6, 2024.
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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 6– BPW Houston Multifamily Portfolio

According to the appraisal, the Weston Oaks mortgaged property is located in the Houston Area multifamily market. As of March 2024, the Houston Area multifamily market average monthly asking rent per square foot was $1.42 and vacancy was 11.6%. According to the appraisal, the Weston Oaks mortgaged property is located in the Pasadena/Deer Park/La Porte multifamily submarket. As of March 2024, the Pasadena/Deer Park/La Porte multifamily submarket average monthly asking rent per square foot was $1.23 and vacancy was 13.0%.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the Weston Oaks mortgaged property was 24,170, 114,749 and 243,725, respectively. The estimated 2023 average household income within the same radii was $68,658, $70,297 and $79,762, respectively.

The following table presents certain information relating to comparable multifamily rental properties to the Weston Oaks mortgaged property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy(2)	# Units(2)	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Weston Oaks 1111 and 1141 Burke Road Pasadena, TX	1970 / 2019	95.1%	267	1BR / 1BA 1BR / 1BA 2BR / 1.5BA 2BR / 1BA 2BR / 2BA 3BR / 2.5BA	624 650 735 822 950 1,350	$1.05 $1.07 $1.14 $0.97 $0.89 $0.74	$656 $695 $836 $800 $843 $1,001
Linda Vista 701 Preston Road Pasadena, TX	1972 / 2009	91.0%	264	1BR / 1BA 2BR / 2BA 2BR / 1BA 3BR / 2BA	655 965 930 1,250	$1.28 $0.99 $1.00 $0.96	$840 $960 $930 $1,200
Jasmine Park 2701 Pasadena Boulevard Pasadena, TX	1982 / NAP	90.0%	120	1BR / 1BA 2BR / 2BA 3BR / 2BA	585 870 1,100	$1.45 $1.26 $1.27	$850 $1,100 $1,400
Cherrybrook Place 2320 Cherrybrook Lane Pasadena, TX	1969 / NAP	93.0%	241	1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 2BA 2BR / 1BA 2BR / 1BA 3BR / 2BA 3BR / 2BA 3BR / 2BA 3BR / 2BA	762 762 961 961 882 882 1,524 1,209 1,209 1,524	$1.08 $1.13 $1.07 $1.09 $1.10 $1.15 $0.92 $1.01 $1.03 $1.05	$825 $861 $1,029 $1,050 $971 $1,013 $1,395 $1,225 $1,240 $1,600
Oakwood Village 3120 Pasadena Boulevard Pasadena, TX	1971 / NAP	94.0%	208	1BR / 1BA 2BR / 1.5BA 2BR / 1BA 2BR / 1BA 3BR / 2BA	686 1,100 869 884 1,200	$1.35 $1.16 $1.22 $1.22 $1.17	$925 $1,280 $1,060 $1,080 $1,400
Camino Del Sol 1120 Red Bluff Pasadena, TX	1973 / NAP	96.0%	122	1BR / 1BA 2BR / 1BA	610 810	$1.39 $1.25	$849 $1,009

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated as of May 6, 2024.

According to the appraisal, the Pleasant Village mortgaged property is located in the Houston Area multifamily market. As of March 2024, the Houston Area multifamily market average monthly asking rent per square foot was $1.42 and vacancy was 11.6%. According to the appraisal, the Pleasant Village mortgaged property is located in the I-10 East/Woodforest/Channelview multifamily submarket. As of March 2024, the I-10 East/Woodforest/Channelview multifamily submarket average monthly asking rent per square foot was $1.27 and vacancy was 15.5%.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the Pleasant Village mortgaged property was 4,675, 73,001 and 232,943, respectively. The estimated 2023 average household income within the same radii was $45,226, $56,739 and $62,836, respectively.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 6– BPW Houston Multifamily Portfolio

The following table presents certain information relating to comparable multifamily rental properties to the Pleasant Village mortgaged property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy(2)	# Units(2)	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Pleasant Village 1922 Pleasantville Drive Houston, TX	1972 / 2023	99.3%	140	1BR / 1BA 2BR / 1BA	650 950	$1.04 $0.83	$676 $787
Jacinto Palms 10202 Challenger 7 Drive Houston, TX	1974 / NAP	86.0%	123	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1BA	705 615 615 900 900	$1.37 $1.38 $1.42 $1.22 $1.25	$969 $849 $874 $1,099 $1,124
Royal Wayside 1010 South Wayside Houston, TX	1962 / 2011	98.0%	101	1BR / 1BA 2BR / 1BA 2BR / 2BA	644 844 916	$1.84 $1.66 $1.66	$1,185 $1,400 $1,525
Bayou Palms 13455 Woodforest Houston, TX	1969 / NAP	95.0%	158	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1.5BA 2BR / 1BA 2BR / 1BA	750 700 650 957 900 850	$1.20 $1.29 $1.33 $1.23 $1.28 $1.29	$900 $900 $865 $1,175 $1,150 $1,100
Casa de Grande 907 Ashland Channelview, TX	1980 / 2017	95.0%	122	1BR / 1BA 2BR / 1BA	600 750	$0.80 $0.83	$480 $620
Amber Creek 810 Fair Oaks Road Houston, TX	1977 / NAP	98.0%	237	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1.5BA	689 830 702 1,400	$1.15 $1.20 $1.40 $1.00	$795 $1,000 $985 $1,400
Fair Oaks 910 Fair Oaks Houston, TX	1975 / 2019	94.0%	122	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA	836 736 640 928 1,400	$1.09 $1.11 $1.26 $1.11 $0.91	$909 $819 $809 $1,029 $1,279

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated as of May 6, 2024.

Environmental. According to the Phase I environmental assessments dated April 18, 2024, there was no evidence of any recognized environmental conditions at the BPW Houston Multifamily Portfolio Properties.

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
91.9%	94.4%	96.6%	95.8%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of May 6, 2024.
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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 6– BPW Houston Multifamily Portfolio
Operating History and Underwritten Net Cash Flow
	2021(1)	2022(1)	2023(1)	TTM(2)	Underwritten	Per Unit	%(3)
Gross Potential Rent	$2,342,161	$4,688,449	$5,126,239	$5,267,190	$5,786,269	$9,348	100.0%
Net Rental Income	$2,342,161	$4,688,449	$5,126,239	$5,267,190	$5,786,269	$9,348	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(519,080)	(839)	(9.0)
Other Income	38,528	40,324	61,649	65,627	65,627	106	1.1
Effective Gross Income	$2,380,690	$4,728,773	$5,187,889	$5,332,816	$5,332,816	$8,615	92.2%

Total Expenses	$1,208,560	$1,999,074	$2,022,699	$2,014,828	$1,985,613	$3,208	37.2%

Net Operating Income	$1,172,129	$2,729,698	$3,165,190	$3,317,988	$3,347,203	$5,407	62.8%

Total TI/LC, Capex/RR	0	0	0	0	154,750	250	2.9

Net Cash Flow	$1,172,129	$2,729,698	$3,165,190	$3,317,988	$3,192,453	$5,157	59.9%
(1)	The borrower sponsor purchased the BPW Houston Multifamily Portfolio Properties in three transactions between 2018 and 2021. The borrower sponsor subsequently completed capital improvements totaling approximately $5.9 million in the aggregate driving occupancy to its current level of 95.8% as of May 6, 2024, an increase from 91.9% as of December 2021. The growth in historical NOI is attributed to the acquisition, capital improvements, lease-up and rent growth of the BPW Houston Multifamily Portfolio Properties.
(2)	TTM reflects the trailing 12 months ending March 31, 2024.
(3)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

The Borrowers. The borrowers are APT Bayou Willows, LLC, APT Weston Oaks, LLC and APTPV, LLC, each a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the BPW Houston Multifamily Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is Gary W. Gates, Jr., who owns and manages 46 multifamily properties totaling approximately 9,500 units primarily in the greater Houston, Texas area.

Property Management. The BPW Houston Multifamily Portfolio Properties are managed by Gatesco, Inc., an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) approximately $391,077 for real estate taxes, (ii) approximately $79,642 for insurance premiums and (iii) $264,500 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently is approximately $65,179.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently is approximately $17,608.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $12,896 for replacement reserves ($250 per unit annually).

Lockbox / Cash Management. The BPW Houston Multifamily Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. The BPW Houston Multifamily Portfolio Mortgage Loan requires that during the continuance of a BPW Houston Multifamily Portfolio Sweep Event Period (as defined below), the borrowers or property manager, as applicable, are required to establish and maintain a lockbox account for the remainder of the BPW Houston Multifamily Portfolio Mortgage Loan term. Following a BPW Houston Multifamily Portfolio Sweep Event Period, the borrowers are required to direct tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a BPW Houston Multifamily Portfolio Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the BPW Houston Multifamily Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the BPW Houston Multifamily Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the BPW Houston Multifamily Portfolio Mortgage Loan. To the extent that no BPW Houston Multifamily Portfolio Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 6– BPW Houston Multifamily Portfolio

A “BPW Houston Multifamily Portfolio Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the BPW Houston Multifamily Portfolio Mortgage Loan documents; or (ii) commencing on or after November 7, 2024, the date on which the debt service coverage ratio (“DSCR”) (based on a 30-year amortization schedule) is less than 1.10x based on the trailing 12 months.

A BPW Houston Multifamily Portfolio Sweep Event Period will end with regard to: (a) clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion and (b) clause (ii), upon the DSCR (based on a 30-year amortization schedule) based on the trailing 12-month period being at least 1.15x for two consecutive calendar quarters.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

Floor	Tenant	
22	C-Bridge Capital Nov-2026 | 10,278 SF	
21	Partners Capital Investment Aug-2030 | 10,421 SF	
20	Owl Creek Asset Management LP Apr-2025 | 10,183 SF	
19	Avalon Aerospace (New York) Jul-2029 | 10,295 SF	
18	HS Management Partners LLC Sep-2026 | 10,523 SF	
17	Dune Real Estate Partners Jul-2026 | 10,523 SF	
16	Nomura Holding America Inc Mar-2026 | 10,523 SF	
15	The Klein Group LLC Mar-2035 | 10,531 SF	
14	The Klein Group LLC Mar-2035 | 9,458 SF	
12	The Klein Group LLC Mar-2035 | 10,114 SF	
11	Hamlin Capital Management LLC Oct-2029 | 12,875 SF	
10	Houlihan Lokey Advisors Jun-2026 | 12,875 SF	
9	Buchanan Ingersol & Rooney Jan-2029 | 16,816 SF	
8	Prospect Ridge Advisors Dec-2032 | 15,852 SF	VNO Building Office Dec-2050 | 3,497 SF
7	Abbott Capital Management Dec-2032 | 20,019SF	
6	Vacant 20,612 SF	
5	Fidelity Real Estate Company Nov-2026 | 20,774 SF	
4	Fidelity Real Estate Company Nov-2026 | 19,841 SF	

Floor	Tenant			
3	Victoria's Secret Jan-2032 | 14,991 SF			
2	Victoria's Secret Jan-2032 | 13,893 SF			
1	Victoria's Secret Jan-2032 | 9,352 SF	Victoria's Secret Jan-2032 | 2,087 SF	Vacant – Side Street Retail [1] 1,647 SF	Dyson Aug-2027 | 2,964 SF
B1	Victoria's Secret Jan-2032 | 15,512 SF		Victoria's Secret Jan-2032 | 4,426 SF	
B2	Victoria's Secret Jan-2032 | 3,518 SF			Dyson Aug-2027 | 133 SF

1. Vacant side street retail space located on ground floor of the Property is located on 52nd St, not Fifth Avenue

Key	Status
(blue)	Occupied
(red)	Vacant

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title(4):	Fee / Leasehold
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Mixed Use – Office / Retail
% of IPB:	3.1%	Net Rentable Area (SF):	314,533
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	640 Fifth Avenue Owner LLC	Year Built / Renovated:	1949 / 2003
Borrower Sponsor:	Vornado Realty Trust	Occupancy:	92.9%
Interest Rate:	6.12933%	Occupancy Date:	1/31/2024
Note Date:	6/10/2024	4th Most Recent NOI (As of):	$51,524,481 (12/31/2020)
Maturity Date:	7/1/2029	3rd Most Recent NOI (As of):	$48,824,168 (12/31/2021)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$47,771,835 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$53,799,655 (12/31/2023)
Original Amortization Term:	NAP	UW Economic Occupancy:	100.0%
Amortization Type:	Amortizing Balloon	UW Revenues:	$77,479,026
Call Protection(2):	L(24),D(29),O(7)	UW Expenses:	$21,293,412
Lockbox / Cash Management:	Hard / In-Place	UW NOI:	$56,185,614
Additional Debt(1):	Yes	UW NCF:	$48,532,770
Additional Debt Balance(1):	$275,000,000 / $100,000,000	Appraised Value / Per SF:	$720,000,000 / $2,289
Additional Debt Type(1):	Pari Passu / Mezzanine	Appraisal Date:	2/28/2024

Escrows and Reserves(3)				Financial Information(1)(5)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$954	$1,272
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$870	$1,160
Replacement Reserve:	$0	Springing	$195,217	Cut-off Date LTV:	41.7%	55.6%
Rollover Reserve:	$1,567,900	$500,000	$15,000,000	Maturity Date LTV:	38.0%	50.7%
Free Rent Reserve:	$1,648,112	$0	N/A	UW NCF DSCR:	2.04x	1.31x
				UW NOI Debt Yield:	18.7%	14.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$300,000,000	59.3%	Loan Payoff	$501,608,063	99.1%
Equity Contribution	106,245,190	21.0	Upfront Reserves	3,216,012	0.6
Mezzanine Loan Amount	100,000,000	19.8	Closing Costs	1,421,115	0.3

Total Sources	$506,245,190	100.0%	Total Uses	$506,245,190	100.0%
(1)	The 640 5th Avenue Mortgage Loan (as defined below) is part of a whole loan evidenced by 10 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $300.0 million (the “640 5th Avenue Whole Loan”). The Financial Information in the chart above reflects, respectively, the Cut-off Date Balance of the 640 5th Avenue Whole Loan and of the 640 5th Avenue Total Debt (as defined below) inclusive of a $100,000,000 mezzanine loan.
(2)	The lockout period for prepayment of the 640 5th Avenue Whole Loan, in whole will be at least 24 months beginning with and including the first payment date on August 1, 2024; provided that partial prepayment to resize the 640 5th Avenue Whole Loan to satisfy certain debt yield requirements are permitted during the whole loan term with applicable yield maintenance therewith. Defeasance of the 640 5th Avenue Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) August 1, 2027. The assumed lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2024-5C27 securitization in July 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below.
(4)	A prior owner of the 640 5th Avenue Property ground leased the 640 5th Avenue Property to the owner of the property located at 650 5th Avenue (the “Air Rights Tenant”), who subleased the 640 5th Avenue Property (other than development rights relating to one of the two buildings comprising the 640 5th Avenue Property, which was retained by the Air Rights Tenant) back to such prior owner of the 640 5th Avenue Property, solely for purposes of satisfying certain zoning requirements in connection with the transfer of such development rights to the Air Rights Tenant, as further described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.
(5)	The 640 5th Avenue Whole Loan and the 640 5th Avenue Mezzanine Loan (as defined below) have fixed amortization for their entire 60-month loan terms. With respect to the 640 5th Avenue Whole Loan, the borrower is required to make payments on each monthly payment date, as follows: (x) principal in the amount of $437,500 and (y) the monthly interest payment. With respect to the 640 5th Avenue Mezzanine Loan, the mezzanine borrower is required to make payments on each monthly payment date as follows: (x) principal in the amount of approximately $145,833 and (y) the monthly interest payment.
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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

The Loan. The 640 5th Avenue mortgage loan (the “640 5th Avenue Mortgage Loan”) is part of a whole loan evidenced by 10 pari passu notes that is secured by the borrower’s fee and leasehold interest in a 314,533 square foot mixed-use property comprised of two abutting and interconnected buildings facing Fifth Avenue and West 52nd Street (other than development rights relating to the West 52nd Street building), respectively, in New York, New York (the “640 5th Avenue Property”). A prior owner of the 640 5th Avenue Property ground leased the 640 5th Avenue Property to the Air Rights Tenant, who subleased the 640 5th Avenue Property (other than other than development rights relating to the West 52nd Street building, which was retained by the Air Rights Tenant) back to such prior owner of the 640 5th Avenue Property, solely for the purpose of satisfying certain zoning requirements in connection with the transfer of such development rights to the Air Rights Tenant, as further described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

The 640 5th Avenue Mortgage Loan, which is evidenced by the non-controlling Note A-8, has an outstanding principal balance as of the Cut-off Date of $25,000,000. The 640 5th Avenue Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”), Bank of Montreal (“BMO”) and Morgan Stanley Bank, N.A. (“MSBNA”) and has an aggregate outstanding principal balance as of the Cut-off Date of $300,000,000. The 640 5th Avenue Whole Loan has fixed amortization, as described below for the entire term and accrues interest on an Actual/360 basis.

The borrower is required to make payments on each monthly payment date for the 640 5th Avenue Whole Loan as follows: (x) principal in the amount of $437,500 and (y) the monthly interest payment.

The 640 5th Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-5C27 securitization trust until the controlling Note A-1 is securitized, whereupon the 640 5th Avenue Whole Loan will be serviced pursuant to the pooling and servicing agreement for such securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$40,000,000	$40,000,000	MSBNA	Yes
A-2(1)	$37,500,000	$37,500,000	MSBNA	No
A-3(1)	$30,000,000	$30,000,000	MSBNA	No
A-4(1)	$20,000,000	$20,000,000	MSBNA	No
A-5(1)	$60,000,000	$60,000,000	GSBI	No
A-6(1)	$40,000,000	$40,000,000	GSBI	No
A-7(1)	$20,000,000	$20,000,000	GSBI	No
A-8	$25,000,000	$25,000,000	BBCMS 2024-5C27	No
A-9(1)	$17,500,000	$17,500,000	BMO	No
A-10(1)	$10,000,000	$10,000,000	BMO	No
Whole Loan	$300,000,000	$300,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The 640 5th Avenue Property consists of both (i) a 22-story, Class A office building with multi-level retail space commonly known as 640 Fifth Avenue (the “Fifth Avenue Building”), and (ii) a two-story commercial building on the south side commonly known as 6 West 52nd Street (the “6 West 52nd Street Building”). The Fifth Avenue Building and the 6 West 52nd Street Building are interconnected and share certain paths of ingress and egress. The 640 5th Avenue Property (inclusive of the 6 West 52nd Street Building) totals 314,533 square feet, which consists of 245,740 square feet of office space (78.1% of NRA and 30.9% of underwritten base rent), 58,359 square feet of retail space (18.6% of NRA and 67.8% of underwritten base rent) and 10,434 square feet of storage space (3.3% of NRA and 1.2% of underwritten base rent). As of January 1, 2024, 91.7% of the office space (“Office NRA”) is leased to 15 tenants and 97.2% of the retail space (“Retail NRA”) and 97.4% of the storage space is leased to two tenants, Victoria’s Secret and Dyson. The Fifth Avenue Building

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

includes retail spaces located on the first three levels of the building and office spaces on the remaining 19 levels of the building.

Property Summary(1)
Space Type	Total SF	% Total SF	Occupancy	UW Base Rent(2)	% of UW Base Rent(2)	UW Base Rent PSF(2)(3)
Office	245,740	78.1%	91.7%	$20,885,412	30.9%	$92.66
Retail	58,359	18.6%	97.2%	$45,771,452	67.8%	$807.09
Storage	10,434	3.3%	97.4%	$831,121	1.2%	$81.77
Total / Wtd. Avg.	314,533	100.0%	92.9%	$67,487,985	100.0%	$230.91
(1)	Based on the underwritten rent roll dated January 31, 2024.
(2)	UW Base Rent, UW Base Rent PSF and % of UW Base Rent are inclusive of contractual rent steps through June 2025.
(3)	UW Base Rent PSF excludes vacant space.

The 640 5th Avenue Property has been the recipient of an Industrial and Commercial Tax Abatement (the “ICAP Tax Abatement”) that commenced on July 1, 2019 and is scheduled to end on July 1, 2029, which is set to be phased out beginning in July 2024. The ICAP Tax Abatement originally provided a 100% tax abatement of the 640 5th Avenue Property’s assessment value, which abatement amount will be reduced to 80.0% of such assessment value in July 2024, 60.0% in July 2025, 40.0% in July 2026 and 20.0% in July 2027 until termination. The total benefit from the ICAP Tax Abatement is estimated in the table below.

ICAP Tax Abatement
Tax Year	ICAP Year	ICAP Phase-out	ICAP Benefit	Reduction in Benefit
2019/20	1	100%	$3,074,549	588,138
2020/21	2	100%	3,074,549	588,138
2021/22	3	100%	3,074,549	588,138
2022/23	4	100%	3,074,549	588,138
2023/24	5	100%	3,074,549	588,138
2024/25	6	80%	2,459,639	470,511
2025/26	7	60%	1,844,729	352,883
2026/27	8	40%	1,229,820	235,255
2027/28	9	20%	614,910	117,628
2028/29	10	20%	614,910	117,628
Total / Wtd Avg.			22,136,752	4,234,597

Major Tenants. The largest tenants by underwritten base rent at the 640 5th Avenue Property are Victoria’s Secret, Dyson and The Klein Group LLC.

Victoria’s Secret (63,779 square feet; 20.3% of Total NRA; 92.1% of Retail NRA; 54.5% of underwritten base rent): Victoria’s Secret (NYSE: VSCO) is a clothing retailer specializing in selling intimate garments and undergarments. The company is the largest intimates retailer in the world and produces a range of products such as bras, panties, lingerie, swimwear and sleepwear, which are sold to customers across the United States and globally. Victoria’s Secret spun off L Brands in 2021 and reported a net income of $109 million on $6.182 billion of net sales in 2023. The 640 5th Avenue Property is the flagship location for Victoria’s Secret. Victoria’s Secret’s lease at the 640 5th Avenue Property commenced in February 2016, expires January 31, 2032 and has one, 10-year renewal option and no termination options.

Dyson (3,097 square feet; 1.0% of Total NRA; 5.1% of Retail NRA ;14.6% of underwritten base rent): Dyson is a multi-national Singapore based appliances company. Dyson produces a range of products such as vacuum cleaners, hair care, air purifiers, headphones and lighting. Dyson was founded in 1991 and employs approximately 14,000 people. Dyson’s lease at the 640 5th Avenue Property commenced in March 2017, expires August 27, 2027 and has no renewal or termination options.

The Klein Group LLC (30,103 square feet; 9.6% of Total NRA; 12.2% of Office NRA; 5.1% of underwritten base rent): The Klein Group LLC is a provider of brokerage services. The Klein Group LLC offers investment banking, trading, private

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

placement of securities and investment advisory services. The Klein Group LLC’s lease at the 640 5th Avenue Property commenced in June 2015 and was amended in May 2019 and April 2023 to expand its leased space at the 640 5th Avenue Property. The lease is scheduled to expire on April 14, 2034, and the tenant has no renewal option. The Klein Group LLC has a two-time right to terminate its lease, effective either (i) December 31, 2027 and (ii) December 31, 2029, subject to, among other things, providing notice to the borrower no later than a year before the effective date of each such termination right, satisfaction of certain minimum occupancy and demise requirements under the lease, no event of default has occurred and is continuing under the lease and the payment of a termination fee

The following table presents certain information relating to the historical occupancy of the 640 5th Avenue Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
85.8%	93.4%	92.6%	92.9%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of January 31, 2024.
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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

The following table presents certain information relating to the tenants at the 640 5th Avenue Property:

Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Victoria's Secret	Retail and Storage	Ba3/BB-/NR	63,779	20.3%	$576.42	$36,763,592	54.5%	1/31/2032
Dyson	Retail and Storage	NR/NR/NR	3,097	1.0	$3,176.94	9,838,981	14.6	8/27/2027
The Klein Group LLC(4)	Office	NR/NR/NR	30,103	9.6	$115.00	3,461,845	5.1	4/14/2034
Fidelity Real Estate Company(5)	Office	NR/NR/NR	40,615	12.9	$80.00	3,249,200	4.8	11/30/2026
Houlihan Lokey Advisors(6)	Office	NR/NR/NR	12,875	4.1	$112.00	1,442,000	2.1	6/30/2026
Abbot Capital Management	Office	NR/NR/NR	20,019	6.4	$68.00	1,361,292	2.0	12/31/2032
Buchanan Ingersoll & Rooney(7)	Office	NR/NR/NR	16,816	5.3	$80.00	1,345,280	2.0	1/31/2029
Hamlin Capital Mgmt LLC	Office	NR/NR/NR	12,875	4.1	$100.00	1,287,500	1.9	10/31/2029
C-Bridge Capital	Office	NR/NR/NR	10,278	3.3	$120.00	1,233,360	1.8	11/30/2026
Dune Real Estate Partners LP	Office	NR/NR/NR	10,523	3.3	$112.00	1,178,576	1.7	7/31/2026
HS Management Partners LLC	Office	NR/NR/NR	10,523	3.3	$112.00	1,178,576	1.7	9/30/2026
Nomura Greentech Capital(8)	Office	NR/NR/NR	10,523	3.3	$110.00	1,157,530	1.7	3/31/2026
Prospect Ridge Advisors(9)	Office	NR/NR/NR	15,852	5.0	$73.00	1,157,196	1.7	12/31/2032
Avolon Aerospace (New York)(10)	Office	NR/NR/NR	10,295	3.3	$101.00	1,039,795	1.5	7/31/2029
Partners Capital Investment	Office	NR/NR/NR	10,421	3.3	$90.00	937,890	1.4	8/31/2030
Owl Creek Asset Management LP	Office	NR/NR/NR	10,183	3.2	$84.00	855,372	1.3	4/30/2025
VNO Building Office	Office	NR/NR/NR	3,497	1.1	$0.00	0	0.0	12/31/2050
Office/Retail Tenants			292,274	92.9%	$230.91	$67,487,985	100.0%
Remaining Occupied			0	0.0	$0.00	0	0.0
Total Occupied			292,274	92.9%	$230.91	$67,487,985	100.0%
Vacant Space			22,259	7.1
Collateral Total			314,533	100.0%

(1)	Based on the underwritten rent roll dated January 31, 2024, with contractual rent steps through June 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of contractual rent steps underwritten through June 2025.
(4)	The Klein Group LLC is entitled to $1,648,112 in free rents through February 2025. At origination, the borrower deposited $1,648,112 into the free rent reserve, which will be disbursed in accordance with the schedule set forth in the related loan documents. For more details, see “Description of the Mortgage Loans” in the Preliminary Prospectus. In addition, the tenant has a two-time right to terminate its lease, effective either (i) December 31, 2027 and (ii) December 31, 2029, subject to, among other things, providing notice to the borrower no later than a year before the effective date of each such termination right, satisfaction of certain minimum occupancy and demise requirements under the lease, no event of default has occurred and is continuing under the lease and the payment of a termination fee.
(5)	Fidelity Real Estate Company has subleased 19,841 square feet to Advisor Group in Suite 401, which commenced on October 1, 2020, is scheduled to expire on October 31, 2026 and provides for approximately $907,726 in annual rent to Fidelity Real Estate Company.
(6)	Houlihan Lokey Advisors has subleased all of its 12,875 square feet to Triple P Services LLC in Suite 1000, which commenced on June 7, 2023, is scheduled to expire on June 29, 2026 and provides for $965,625 in annual rent to Houlihan Lokey Advisors.
(7)	Buchanan Ingersoll & Rooney has a one-time right to terminate its lease, effective January 2, 2026, subject to providing notice to the borrower no later than November 8, 2024 and the payment of a termination fee.
(8)	Nomura Greentech Capital has subleased all of its 10,523 square feet to Kershner Trading Group in Suite 1600, which commenced on December 14, 2020, is scheduled to expire on March 30, 2026 and provides for $631,380 in annual rent to Nomura Greentech Capital.
(9)	Prospect Ridge has a one-time right to terminate its lease effective December 31, 2029, subject to providing notice to the borrower no later than October 7, 2028 and payment of a termination fee.
(10)	Avolon Aerospace (New York) has subleased all of its 10,295 square feet to Trinet USA in Suite 1900, which commenced on September 7, 2022, is scheduled to expire on June 30, 2029 and provides for $844,190 in annual rent to Avolon Aerospace (New York).
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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

The following table presents certain information relating to the tenant lease expirations at the 640 5th Avenue Property:

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(4)	% of UW Base Rent Expiring(4)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(4)	Cumulative % of UW Base Rent Expiring(4)
MTM	2	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2024	2	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	1	10,183	3.2	855,372	1.3	10,183	3.2%	$855,372	1.3%
2026	8	95,337	30.3	9,439,242	14.0	105,520	33.5%	$10,294,614	15.3%
2027	1	3,097	1.0	9,838,981	14.6	108,617	34.5%	$20,133,595	29.8%
2028	1	0	0.0	0	0.0	108,617	34.5%	$20,133,595	29.8%
2029	3	39,986	12.7	3,672,575	5.4	148,603	47.2%	$23,806,170	35.3%
2030	1	10,421	3.3	937,890	1.4	159,024	50.6%	$24,744,060	36.7%
2031	0	0	0.0	0	0.0	159,024	50.6%	$24,744,060	36.7%
2032	3	99,650	31.7	39,282,080	58.2	258,674	82.2%	$64,026,140	94.9%
2033	0	0	0.0	0	0.0	258,674	82.2%	$64,026,140	94.9%
2034	1	30,103	9.6	3,461,845	5.1	288,777	91.8%	$67,487,985	100.0%
2035 & Beyond	1	3,497	1.1	0	0.0	292,274	92.9%	$67,487,985	100.0%
Vacant	NAP	22,259	7.1	NAP	NAP	314,533	100.0%	NAP	NAP
Total / Wtd. Avg.	24(5)	314,533	100.0%	$67,487,985	100.0%
(1)	Based on the underwritten rent roll dated January 31, 2024.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(4)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of contractual rent steps underwritten through June 2025.
(5)	The number of expiring leases includes 15 office tenants, two retail/storage tenants and seven other tenants, and excludes the Air Rights Lease (as defined below). No net rentable area or underwritten base rent is attributable to other tenants.
A-3-74

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

The following table presents certain information relating to the operating history and underwritten net cash flow of the 640 5th Avenue Property:

Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	2022	2023	Underwritten	Per Square Foot	%(2)
Base Rent	$60,784,545	$61,607,022	$59,918,692	$61,922,806	$64,089,076	$65,997,448	$209.83	85.2%
Free Rent	(1,626,528)	0	(334,847)	(2,247,718)	(730,003)	0	$0.00	0.0
Percentage Rent	(73,405)	0	0	0	0	0	$0.00	0.0
Rent Steps	0	0	0	0	0	1,490,537	$4.74	1.9
Recovery Income	4,318,055	5,394,737	5,869,822	6,714,695	7,448,692	8,824,722	$28.06	11.4
Other Income(3)	1,189,908	1,200,647	1,197,940	1,181,296	1,229,121	1,166,319	$3.71	1.5
Gross Potential Rent	$64,592,575	$68,202,405	$66,651,606	$67,571,078	$72,036,886	$77,479,026	$246.33	100.0%
(Vacancy/Credit Loss/Abatements)	0	(1,465)	0	0	0	0	$0.00	0.0
Effective Gross Income	$64,592,575	$68,200,940	$66,651,606	$67,571,078	$72,036,886	$77,479,026	$246.33	100.0%
Total Expenses(4)	16,729,042	16,676,459	17,827,438	19,799,244	18,237,231	21,293,412	$67.70	27.5
Net Operating Income(5)(6)	$47,863,533	$51,524,481	$48,824,168	$47,771,835	$53,799,655	$56,185,614	$178.63	72.5%
Capital Expenditures	0	0	0	0	0	78,633	$0.25	0.1
TI/LC	0	0	0	0	0	7,574,210	$24.08	9.8
Net Cash Flow	$47,863,533	$51,524,481	$48,824,168	$47,771,835	$53,799,655	$48,532,770	$154.30	62.6%
(1)	Based on the underwritten rent roll dated January 31, 2024, with contractual rent steps through June 2025.
(2)	% column represents percent of Gross Potential Rent for revenue lines and percent of Effective Gross Income for all remaining fields.
(3)	Other Income is based on the borrower’s 2024 budget and is largely comprised of the Air Rights Lease income paid in the form of a fixed annual lease payment to the borrower from the adjacent building. Income from the Air Rights Lease as of the end of 2023 was approximately $1.2 million.
(4)	Tax benefits from the ICAP Tax Abatement were underwritten based on the borrower-provided ICAP tax abatement schedule.
(5)	The 640 5th Avenue Property receives an annual fixed rent payment from the Air Rights Tenant (the fee owner of the real property known as 650 Fifth Avenue), pursuant to the related ground leases (collectively, the “Air Rights Lease”) that expire on July 30, 2070. The annual rent from the Air Rights Lease as of July 1, 2024 is $1,166,319.00 per annum, payable monthly in installments of $97,193.25. Annual rent must reset as of August 1, 2024 and must be in an amount equal to the greater of the rental rate for the prior period (i.e., $1,166,319 per annum) or an amount equal to 1.6065% of the fair value of the land as determined by a qualified, third-party appraisal (the “Appraised Rental”) which valuation is required to be as of February 1, 2024. As of the date of the loan agreement, the borrower and the Air Rights Tenant are in continuing negotiations regarding the amount of the Appraised Rental, provided, however, that such amount may not be no lower than the rental rate for the prior period (i.e., $1,166,319 per annum). If the Appraised Rental is not finalized by August 1, 2024, the Air Rights Tenant will be required to continue to pay rent at the prior rental rate (i.e., $1,166,319 per annum), and upon determination of the Appraised Rental (assuming such rate is higher that the rental rate for the prior period), the Air Rights Tenant will pay the difference between the Appraised Rental and the rent paid on account for all months elapsed theretofore on the first day of the month following such determination. Upon resolution of the final rental rate, such rental rate will remain in effect through July 31, 2047, at which time, the rental rate will again be the greater of the rental for the prior period or 1.6065% of the fair value of the land.
(6)	Base rent for two of the retail suites is above market. Based on the appraiser’s market rents for these two suites, the Underwritten Net Operating Income would be approximately $46,959,997. The 640 5th Avenue Whole Loan underwritten NOI Debt Yield would decrease from 18.7% to 15.7% and the underwritten NOI Debt Service Coverage Ratio would decrease from 2.37x to 1.98x.

Environmental. According to the Phase I environmental assessment dated April 17, 2024, there was no evidence of any recognized environmental conditions at the 640 5th Avenue Property.

The Market. The 640 5th Avenue Property is located in New York, New York, more specifically in the Manhattan retail market. The Manhattan retail market has regressed since the pandemic, but not as strongly as the office market. The retail market is driven by Manhattan’s pedestrians and tourists. According to the appraisal, New York City expects to welcome 63.2 million visitors in 2023, and total city visitors will surpass 2019 levels by 2024. The 640 5th Avenue Property is situated on upper Fifth Avenue, one of the most well-known retail areas in the United States. Notable features in the proximate area of the 640 5th Avenue Property include Rockefeller Center, 4.7 million square feet of Class A office space, the New York Public Library, a Ritz-Carlton hotel and conference center, central park and luxury residential buildings. As of the fourth quarter of 2023, total leasing velocity in the market increased 6.6% year-over-year with the average annual leasing velocity of 2.9 million square feet. The 640 5th Avenue Property is also located in the Manhattan office market, which has been practically brought to a halt since March 2020. According to the appraisal, as of the fourth quarter of 2023, the Manhattan office vacancy rate reached 12.8% with an availability rate of 18.5%. According to the appraisal, the 2023 total population within a 0.25-, 0.5- and one-mile radii of the 640 5th Avenue Property was 1,772, 25,066 and 200,725, respectively, and the 2023 median household income within the same radii was $129,959, $135,306 and $124,189, respectively.

A-3-75

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

According to a third-party report, the 640 5th Avenue Property is located in the Fifth Avenue retail submarket, ranging from Saks Fifth Avenue (East 50th Street) to the GM Building (East 60th Street). According to the appraisal, this area is identified as one of the top five most expensive retail corridors in the world. As of the fourth quarter of 2023, the Fifth Avenue retail submarket had an availability rate of 17.1%, which is consistent with the previous quarter. The average asking rent was $1,201 per square foot, a decrease over the asking rent of $1,345 per square foot from the previous quarter.

According to a third-party report, the 640 5th Avenue Property is located in the Plaza District office submarket. As of the fourth quarter of 2023, the Plaza District office submarket had an inventory of 26.2 million square feet with a 13.6% vacancy rate. The average asking rent was $111.15 per square foot, an increase over the asking rent of $95.83 per square foot from the previous year.

The following table presents certain information relating to comparable retail leases for the 640 5th Avenue Property:

Comparable Retail Rental Summary(1)
Property / Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Annual Base Rent PSF	Commencement	Lease Term (Months)
640 5th Avenue	1949 / 2003	314,533(2)	63,779(2)	Victoria’s Secret	$576.42(2)	Feb-16(2)	192(2)
New York, NY
691 Madison Avenue	NAV	NAV	23,339	Dolce & Gabanna	$514.16	Q4-23	180.0
New York, NY
693 Fifth Avenue	NAV	NAV	14,761	Burberry	$372.60	Q1-23	20.0
New York, NY
690 Madison Avenue	NAV	NAV	7,848	Van Cleef and Arpels	$573.39	Q1-23	120.0
New York, NY
140 West 57th Street	NAV	NAV	15,482	Morton Williams	$108.15	Q3-22	180.0
New York, NY
645 Fifth Avenue	NAV	NAV	2,320	Tag Heuer	$1,185.34	Q3-22	132.0
New York, NY
680 Fifth Avenue	NAV	NAV	14,000	Swarovski	$500.00	Q1-22	132.0
New York, NY
144 West 46th Street	NAV	NAV	4,500	Gossip Bar	$93.33	Q3-21	144.0
New York, NY
660 Fifth Avenue	NAV	NAV	8,071	Citibank (Side Street)	$164.75	Q1-21	123.0
New York, NY
721-725 Fifth Avenue	NAV	NAV	48,167	Gucci	$519.03	Q1-21	84.0
New York, NY
730 Fifth Avenue	NAV	NAV	2,808 4,505	Chopard Mikimoto	$1,673.79 $958.94	Q3-20 Q2-19	120.0 120.0
New York, NY
685 Fifth Avenue	NAV	NAV	896	Tag Heuer	$3,000.00	Q1-20	36.0
New York, NY
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated January 31, 2024. Annual Base Rent PSF includes contractual rent steps through June 2025.
A-3-76

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

The following table presents certain information relating to comparable office leases for the 640 5th Avenue Property:

Comparable Office Rental Summary(1)
Property Address/Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Annual Base Rent PSF	Commencement	Lease Term (Months)
640 5th Avenue	1949 / 2003	314,533(2)	40,615(2)	Fidelity Real Estate Company	$80.00(2)	Dec-16(2)	120.0(2)
New York, NY
745 Fifth Avenue	1930 / 1989	535,451	11,227 12,400 12,307	Fundamental Advisors Hakluyt and Company Hildred Capital	$105.45 $95.91 $69.31	Feb-24 Dec-23 Jul-23	130.0 135.0 132.0
New York, NY
360 Madison Avenue	1981 / 2002	373,000	14,883	Vestwell	$64.38	Nov-23	135.0
New York, NY
40 West 57th Street	1972 / NAP	712,000	25,000	Access Industries	$88.31	Nov-23	134.0
New York, NY
1 Rockefeller Plaza	1936 / NAP	655,350	19,468	Ingalls & Synder	$66.36	Oct-23	132.0
New York, NY
767 Fifth Avenue	1968 / 2019	1,965,003	15,445 48,000 38,100	Balyasny Asset Management L.P. CVC Capital Partners Grosvenor Capital	$101.82 $87.84 $94.67	Sep-23 Sep-23 Jun-23	130.0 200.0 180.0
New York, NY
510 Madison Avenue	2009 / 2012	355,089	5,891	Granger Management Holdings LLC	$100.29	Sep-23	82.0
New York, NY
545 Madison Avenue	1955 / 2021	153,583	7,000	Helix Partners Management	$79.20	May-23	60.0
New York, NY
595 Madison Avenue	1929 / 2011	331,000	13,227	Matouk	$55.48	Apr-23	120.0
New York, NY
590 Madison Avenue	1982 / 2006	1,049,759	25,030	Schonfeld Securities, LLC	$79.52	Mar-23	96.0
New York, NY
535 Madison Avenue	1982 / NAP	548,530	14,875	The Lanier Law Firm	$69.39	Jan-23	130.0
New York, NY
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated January 31, 2024. Annual Base Rent PSF includes contractual rent steps through June 2025.

The Borrower. The borrower is 640 Fifth Avenue Owner LLC, a Delaware limited liability company structured as a single purpose, bankruptcy-remote entity, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 640 5th Avenue Whole Loan.

The Borrower Sponsor. The borrower sponsor is Vornado Realty Trust (“Vornado”). Vornado is a real estate investment firm that owns and manages over 26 million square feet of LEED certified buildings and received the Energy Star Partner of the Year Award, Sustained Excellence 2022. Vornado commemorated 50 years on the New York Stock Exchange in 2012 and is a member of the S&P MidCap 400. Vornado’s portfolio is concentrated on office and retail properties in New York. Vornado has 57 Manhattan operating properties consisting of approximately 20.4 million square feet of office space in 30 of the properties, approximately 2.4 million square feet of street retail space in 50 of the properties and 1,662 residential units in five Manhattan properties.

The non-recourse carveout guarantor is Manhattan High Street Holdings LP, a subsidiary of Vornado. The non-recourse carveout guarantor’s recourse obligations with respect to bankruptcy or insolvency related events is capped at 25% of the outstanding principal balance of the 640 5th Avenue Whole Loan, plus the lender’s enforcement costs under the guaranty, including reasonable attorneys’ fees. Additionally, recourse for losses relating to a transfer of the related mortgaged property or interests in the borrower is limited as described under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

A-3-77

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

Property Management. The 640 5th Avenue Property is managed by Vornado Office Management LLC, a borrower sponsor affiliate.

Escrows and Reserves. At origination of the 640 5th Avenue Whole Loan, the borrower deposited $1,567,900 for tenant improvements and leasing commissions and approximately $1,648,112 for free rent reserves.

Tax Escrows – On a monthly basis during a Trigger Period (as defined below), the borrower is required to escrow 1/12th of the estimated annual real estate tax payments.

Insurance Escrows – On a monthly basis during a Trigger Period, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 640 5th Avenue Whole Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Replacement Reserve – On a monthly basis during a Trigger Period, the borrower is required to escrow approximately $8,134 for the payment or reimbursement of approved capital expenses. Such monthly deposits will not be required during such time that the balance of the capital expense reserve exceeds approximately $195,217.

Rollover Reserve – On a monthly basis, the borrower is required to escrow $500,000 for approved leasing expenses. Such monthly deposits will not be required during such time that the balance of the capital expense reserve exceeds approximately $15,000,000.

Free Rent Reserve – Provided that no event of default exists, on each monthly payment date, the free rent funds deposited for each applicable lease will be disbursed in the amounts equal to the applicable monthly rent credits or free rent amounts set forth in the 640 5th Avenue Whole Loan documents.

Lockbox / Cash Management. The 640 5th Avenue Whole Loan is structured with a hard lockbox and in-place cash management. The borrower was required to deliver tenant direction letters to the existing tenants at the 640 5th Avenue Property, directing them to remit their rent directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager, as applicable, from the 640 5th Avenue Property to be deposited into such lockbox within 10 business days. All funds in the lockbox account are required to be swept each business day into the lender-controlled cash management account and applied and disbursed in accordance with the 640 5th Avenue Whole Loan documents. All excess cash flow will be deposited, (A) provided no Trigger Period is continuing (i) for so long as the 640 5th Avenue Mezzanine Loan remains outstanding, into the 640 5th Avenue Mezzanine Loan subaccount, or (ii) following the repayment in full of the 640 5th Avenue Mezzanine Loan, into the borrower’s account, or (B) during the continuance of a Trigger Period, into the excess cash trap subaccount held by the lender.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the 640 5th Avenue Whole Loan or the 640 5th Avenue Mezzanine Loan, (ii) a Low Debt Yield Trigger Period (as defined below) or (iii) a Victoria’s Secret Event Period (as defined below), and ending if, with respect to a Trigger Period continuing pursuant to (A) clause (i), the event of default commencing the Trigger Period has been cured or waived and such cure has been accepted by the applicable lender or the applicable lender has waived such event of default in writing, and no other event of default is then continuing, (B) clause (ii), the Low Debt Yield Trigger Period has ended and (C) clause (iii), such Victoria’s Secret Event Period has ended.

A “Low Debt Yield Trigger Period” means a period commencing if, as of the last day of any calendar quarter, the NOI Debt Yield (as defined below) is less than 10.0%, and ending if the NOI Debt Yield is equal to or in excess of 10.0% on any subsequent calculation date; provided, however, that a Low Debt Yield Trigger Period will be deemed not to exist as of such related calculation date if, not later than 15 business days after the borrower’s receipt of notice from the lender that a Low Debt Yield Trigger Period has commenced, the borrower (a) prepays a portion of the 640 5th Avenue Whole Loan, along with any yield maintenance premium, and the 640 5th Avenue Mezzanine Loan in accordance with the terms of the 640 5th Avenue Mezzanine Loan documents, which amount will be applied, in each case, on a pro rata basis to the 640 5th Avenue Whole Loan and the 640 5th Avenue Mezzanine Loan, or (b) delivers to the lender as additional collateral for the 640 5th Avenue Whole Loan, either (i) cash, which must be deposited into, or retained in, the cash collateral account, or (ii) a letter

A-3-78

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 7 – 640 5th Avenue

of credit in lieu of cash, in each case, in an amount equal to the Low Debt Yield Avoidance Amount (as defined below). If the borrower delivers to the lender such Low Debt Yield Avoidance Collateral (as defined below), then for so long as the lender holds such Low Debt Yield Avoidance Collateral, the NOI Debt Yield will be calculated based on the assumption that the outstanding principal balance of the 640 5th Avenue Whole Loan has been reduced by the value of the Low Debt Yield Avoidance Collateral, such value being the amount of cash or notional amount of any letter of credit.

The “NOI Debt Yield” means, as of any date of determination, a fraction, expressed as a percentage, of which (a) the numerator is the underwritten net operating income as of such date; and (b) the denominator is the sum of the outstanding principal balances, as of such date, of (A) the 640 5th Avenue Whole Loan and (B) the 640 5th Avenue Mezzanine Loan.

A “Low Debt Yield Avoidance Amount” means, at any point in time, the amount that when applied on a pro rata basis to the reduction of the then-current outstanding principal balance of the 640 5th Avenue Whole Loan and the then-current outstanding principal balance of the 640 5th Avenue Mezzanine Loan would cause the NOI Debt Yield to equal at least 10.0%, taking into account the aggregate amount of Low Debt Yield Avoidance Collateral previously provided by the borrower and then held by the lender.

“Low Debt Yield Avoidance Collateral” means (i) cash or (ii) a letter of credit in lieu of cash, in each case, in an amount equal to the Low Debt Yield Avoidance Amount.

A ”Victoria’s Secret Event Period” will (i) commence upon the occurrence, as applicable, of (x) a bankruptcy or other insolvency proceeding, whether voluntary or involuntary, with respect to the Victoria’s Secret tenant or any guarantor of the Victoria’s Secret lease, or (y) the Victoria’s Secret tenant discontinues normal business operations at the Victoria’s Secret leased space, other than a temporary cessation of business operations for permitted alterations, renovations, necessary repairs or restoration following casualty, provided that in any such case the Victoria’s Secret tenant continues to pay all contractual rent, and (ii) will end upon the first to occur of (a) in the event the Victoria’s Secret Event Period commenced due to a bankruptcy or other insolvency proceeding, the affirmation of the Victoria’s Secret lease in such applicable proceeding, provided that the Victoria’s Secret tenant is actually paying all rents and other amounts due under the Victoria’s Secret lease, (b) in the event the Victoria’s Secret Event Period commenced due to a vacancy at the Victoria’s Secret leased space, the Victoria’s Secret tenant re-commences normal business operations at the Victoria’s Secret leased space in accordance with the terms and conditions of the Victoria’s Secret lease and (c) the date on which the entirety of the Victoria’s Secret space is leased to one or more replacement tenants that are acceptable to the lender.

Subordinate and Mezzanine Debt. Concurrently with the origination of the 640 5th Avenue Whole Loan, a $100,000,000 mezzanine loan (the “640 5th Avenue Mezzanine Loan” and together with the 640 5th Avenue Whole Loan, the “640 5th Avenue Total Debt”) was funded by MSBNA and GSBI, which is secured by the mezzanine borrower’s direct equity interests in the borrower. The mezzanine borrower is required under the 640 5th Avenue Mezzanine Loan to make monthly payments to the Mezzanine Lenders equal to (x) principal in the amount of approximately $145,833 and (y) the monthly interest payment. The 640 5th Avenue Mezzanine Loan accrues interest at a rate of 11.50000% per annum and is coterminous with the 640 5th Avenue Whole Loan.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. A prior owner of the 640 5th Avenue Property ground leased the 640 5th Avenue Property to the Air Rights Tenant, and the Air Rights Tenant who subleased the 640 5th Avenue Property (other than development rights relating to one of the two buildings comprising the 640 5th Avenue Property, which were retained by the Air Rights Tenant) back to such prior owner of the 640 5th Avenue Property, solely for purposes of satisfying certain zoning requirements in connection with the transfer of such development rights to the Air Rights Tenant. The borrower receives an annual fixed rent payment from the Air Rights Tenant pursuant to the Air Rights Lease that expires on July 30, 2070. The annual rent from the Air Rights Lease is calculated as described in “Operating History and Underwritten Net Cash Flow” above. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

A-3-79

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 8 – 28-40 West 23rd Street

A-3-80

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 8 – 28-40 West 23rd Street

A-3-81

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 8 – 28-40 West 23rd Street

A-3-82

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 8 – 28-40 West 23rd Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Mixed Use – Office / Retail
% of IPB:	3.1%	Net Rentable Area (SF):	578,105
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	23rd Street Properties LLC	Year Built / Renovated:	1911 / 1987
Borrower Sponsors:	Robert B. Getreu, Michael T. Cohen and Andrew H. Roos	Occupancy:	73.5%
Interest Rate:	6.07000%	Occupancy Date:	4/1/2024
Note Date:	4/5/2024	4th Most Recent NOI (As of):	NAV
Maturity Date:	4/6/2029	3rd Most Recent NOI (As of):	$31,038,555 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$30,708,273 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(5):	$33,517,438 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	74.9%
Amortization Type:	Interest Only	UW Revenues:	$41,557,426
Call Protection:	L(27),D(26),O(7)	UW Expenses:	$17,664,098
Lockbox / Cash Management:	Springing	UW NOI(5):	$23,893,328
Additional Debt(1):	Yes	UW NCF:	$22,754,765
Additional Debt Balance(1):	$130,000,000	Appraised Value / Per SF:	$420,000,000 / $727
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/15/2024

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$268
Taxes(3):	$4,088,374	$1,022,093	N/A	Maturity Date Loan / SF:	$268
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	36.9%
Replacement Reserves:	$0	$9,635	$346,863	Maturity Date LTV:	36.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.39x
Other Reserves(4):	$27,248,306	$0	N/A	UW NOI Debt Yield:	15.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$155,000,000	89.6%	Loan Payoff	$139,632,947	80.7%
Equity Contribution	12,777,258	7.4	Reserves(3)	31,336,680	18.1
Other Sources(3)	5,206,287	3.0	Closing Costs	2,013,918	1.2
Total Sources	$172,983,545	100.0%	Total Uses	$172,983,545	100.0%
(1)	The 28-40 West 23rd Street Mortgage Loan (as defined below) is part of a whole loan that is comprised of five pari passu promissory notes with an aggregate original principal balance as of the Cut-off Date of $155,000,000 (the “28-40 West 23rd Street Whole Loan”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the 28-40 West 23rd Street Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	Initial Taxes were funded from the existing tax reserve held in connection with the prior loan secured by the 28-40 West 23rd Street Property (as defined below).
(4)	Other Reserves consist of an initial future capital expenditures reserve of $23,149,913 and an initial unfunded obligations reserve of approximately $4,098,393.
(5)	The decrease from Most Recent NOI to UW NOI is primarily attributable to Xandr vacating their space at the 28-40 West 23rd Street Property at the end of their lease term in March 2024. The Xandr lease accounted for 153,105 square feet and $13,547,475 of annual base rent.

The Loan. The 28-40 West 23rd Street mortgage loan (the “28-40 West 23rd Street Mortgage Loan”) is part of a whole loan secured by the borrower’s fee interest in a mixed-use office and retail property totaling 578,105 square feet located in New York, New York (the “28-40 West 23rd Street Property”). The 28-40 West 23rd Street Whole Loan is comprised of five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $155,000,000. The 28-40 West 23rd Street Whole Loan accrues interest at a fixed rate of 6.07000% per annum on an Actual/360 basis. The 28-40 West 23rd Street Whole Loan has an initial term of five years and is interest-only for the full term. The 28-40 West 23rd Street Mortgage Loan is evidenced by the non-controlling Note A-3 with an outstanding principal balance as of the Cut-off Date of $25,000,000.

A-3-83

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 8 – 28-40 West 23rd Street

The table below identifies the promissory notes that comprise the 28-40 West 23rd Street Whole Loan. The relationship between the holders of the 28-40 West 23rd Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 28-40 West 23rd Street Whole Loan is serviced under the pooling and servicing agreement for the Benchmark 2024-V7 securitization.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	Benchmark 2024-V7	Yes
A-2	$50,000,000	$50,000,000	BMO 2024-5C4	No
A-3	$25,000,000	$25,000,000	BBCMS 2024-5C27	No
A-4	$10,000,000	$10,000,000	Benchmark 2024-V7	No
A-5	$5,000,000	$5,000,000	Benchmark 2024-V7	No
Whole Loan	$155,000,000	$155,000,000

The Property. The 28-40 West 23rd Street Property is a part-six- and part-12-story, mixed-use office and retail property totaling 578,105 square feet in New York, New York. The 28-40 West 23rd Street Property is situated on a 1.285-acre site along the south side of West 23rd Street, between Fifth and Sixth Avenue, in the Flatiron/Union Square submarket of New York, New York. The 28-40 West 23rd Street Property was originally constructed in 1911 and most recently renovated in 1987. At origination of the 28-40 West 23rd Street Whole Loan the borrower reserved $23,149,913 for future capital expenditures at the 28-40 West 23rd Street Property including renovations to the fourth through sixth floors that were recently vacated, upgrades to the roof deck, atrium and 7th floor terrace, expansions of the skylight and atriums that run through the center of the building and elevator modernization.

The 28-40 West 23rd Street Property consists of 459,605 square feet of office space and 118,500 square feet of retail space. As of April 1, 2024, the 28-40 West 23rd Street Property was in the aggregate 73.5% occupied, as the retail space was 100.0% leased by Home Depot and the office space was 66.7% leased by RAMP and Aramis – Estee Lauder (“Estee Lauder”).

Major Tenants. The three largest tenants based on net rentable area are Estee Lauder, Home Depot and RAMP.

Estee Lauder (240,500 square feet; 41.6% of net rentable area; 61.9% of underwritten base rent). Estee Lauder (NYSE: EL) operates its Aramis brand out of the 28-40 West 23rd Street Property. Aramis is a New York-based company that manufactures and markets a brand of men’s fragrance and grooming products that are sold mainly in department stores. The brand was launched in 1963 and is now sold in approximately 150 countries around the world. Estee Lauder has been a tenant at the 28-40 West 23rd Street Property since January 2014 and has a current lease term through January 2028 with one, five-year renewal option remaining and no termination options.

Home Depot (118,500 square feet; 20.5% of net rentable area; 22.6% of underwritten base rent). Founded in 1978, Home Depot is a home improvement retailer that sells a wide assortment of building materials, home improvement, and lawn and garden products. Home Depot has approximately 475,000 employees across more than 2,300 stores in the U.S., Canada and Mexico. Home Depot has been at the 28-40 West 23rd Street Property since August 2003 and has a current lease term through January 2036 with one, 10-year renewal option remaining and no termination options.

RAMP (66,000 square feet; 11.4% of net rentable area; 15.5% of underwritten base rent). RAMP is a fintech company that utilizes their space at the 28-40 West 23rd Street Property as their corporate headquarters. RAMP offers financial solutions for startups, small businesses, mid-markets and enterprises with services including corporate cards, expense management, procurement and mobile apps. RAMP recently commenced their lease at the 28-40 West 23rd Street Property in April 2024 and has a current lease term through November 2029 with one, five-year renewal option remaining and no termination options. RAMP is in a rent abatement period and is not required to begin paying rent until November 25, 2024. At origination of the 28-40 West 23rd Street Whole Loan, $2,200,000 was reserved for outstanding free rent in connection with the RAMP lease.

A-3-84

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 8 – 28-40 West 23rd Street

Appraisal. According to the appraisal, the 28-40 West 23rd Street Property had an “as-is” appraised value of $420,000,000 as of February 15, 2024, as shown in the table below. Based on the “as-is” value of $420,000,000, the Cut-off Date LTV and Maturity Date LTV for the 28-40 West 23rd Street Whole Loan are 36.9%.

28-40 West 23rd Street Appraised Value(1)
Property	Value	Capitalization Rate
28-40 West 23rd Street	$420,000,000	5.75%
(1)	Source: Appraisal.

Environmental. The Phase I environmental assessment of the 28-40 West 23rd Street Property dated February 23, 2024 identified no recognized environmental conditions, controlled environmental conditions or significant data gaps with the property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical occupancy of the 28-40 West 23rd Street Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)(3)
100.0%	100.0%	100.0%	73.5%
(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated April 1, 2024.
(3)	The decrease between historical and current occupancy is driven by the former tenant Xandr being marked as vacant as its lease expired in March 2024.

The following table presents certain information relating to the major tenants at the 28-40 West 23rd Street Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Estee Lauder	A1/A/NR	240,500	41.6%	$87.97	$21,156,188	61.9%	1/31/2028
Home Depot	A2/A/A	118,500	20.5	$65.20	7,726,052	22.6	1/31/2036
RAMP(3)	NR/NR/NR	66,000	11.4	$80.00	5,280,000	15.5	11/30/2029
Total Occupied		425,000	73.5%	$80.38	$34,162,241	100.0%
Vacant Space		153,105	26.5
Totals/ Wtd. Avg.		578,105	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2024, inclusive of $1,697,993 of straight line rent steps.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	RAMP is in a rent abatement period and is not required to begin paying rent until November 25, 2024. At origination, $2,200,000 was reserved for outstanding free rent in connection with the RAMP lease.
A-3-85

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 8 – 28-40 West 23rd Street

The following table presents certain information relating to the lease rollover schedule at the 28-40 West 23rd Street Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	0	153,105	26.5%	NAP	NAP	153,105	26.5%	NAP	NAP
2024	0	0	0.0	0	0.0%	153,105	26.5%	$0	0.0%
2025	0	0	0.0	0	0.0	153,105	26.5%	$0	0.0%
2026	0	0	0.0	0	0.0	153,105	26.5%	$0	0.0%
2027	0	0	0.0	0	0.0	153,105	26.5%	$0	0.0%
2028	1	240,500	41.6	21,156,188	61.9	393,605	68.1%	$21,156,188	61.9%
2029	1	66,000	11.4	5,280,000	15.5	459,605	79.5%	$26,436,188	77.4%
2030	0	0	0.0	0	0.0	459,605	79.5%	$26,436,188	77.4%
2031	0	0	0.0	0	0.0	459,605	79.5%	$26,436,188	77.4%
2032	0	0	0.0	0	0.0	459,605	79.5%	$26,436,188	77.4%
2033	0	0	0.0	0	0.0	459,605	79.5%	$26,436,188	77.4%
2034	0	0	0.0	0	0.0	459,605	79.5%	$26,436,188	77.4%
2035 & Beyond	1	118,500	20.5	7,726,052	22.6	578,105	100.0%	$34,162,241	100.0%
Total	3	578,105	100.0%	$34,162,241	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2024, inclusive of $1,697,993 of straight line rent steps for investment grade tenants.

The following table presents certain information relating to the underwritten cash flows of the 28-40 West 23rd Street Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	Underwritten	Per Square Foot	%(1)
In Place Rent(2)	$38,720,183	$39,188,548	$42,377,811	$32,464,248	$56.16	60.1%
Contractual Rent Steps(2)	0	0	0	1,697,993	2.94	3.1
Potential Income from Vacant Space	0	0	0	13,547,475	23.43	25.1
Gross Potential Rent	$38,720,183	$39,188,548	$42,377,811	$47,709,716	$82.53	88.3%
Total Reimbursements	7,206,856	7,759,949	8,050,131	6,309,666	10.91	11.7
Total Gross Income	$45,927,039	$46,948,497	$50,427,942	$54,019,382	$93.44	100.0%
Other Income(3)	1,039,396	1,067,740	1,218,146	1,085,519	1.88	2.0
(Vacancy/Credit Loss)	0	0	0	(13,547,475)	(23.43)	(25.1)
Effective Gross Income	$46,966,435	$48,016,236	$51,646,088	$41,557,426	$71.89	76.9%
Management Fee	1,935,310	1,910,130	2,035,502	1,000,000	1.73	2.4
Real Estate Taxes	9,886,525	10,764,763	11,440,323	12,039,136	20.83	29.0
Insurance	294,213	275,035	301,302	273,440	0.47	0.7
Other Expenses(4)	3,811,832	4,358,036	4,351,523	4,351,523	7.53	10.5
Total Expenses	$15,927,879	$17,307,963	$18,128,650	$17,664,098	$30.56	42.5%
Net Operating Income	$31,038,555	$30,708,273	$33,517,438	$23,893,328	$41.33	57.5%
Capital Expenditures	0	0	0	115,621	0.20	0.3
TI/LC	0	0	0	1,022,942	1.77	2.5
Net Cash Flow	$31,038,555	$30,708,273	$33,517,438	$22,754,765	$39.36	54.8%
(1)	Revenue-related figures are calculated as a percentage of Total Gross Income. All non-revenue related figures are calculated as a percentage of Effective Gross Income.
(2)	Underwritten In Place Rent is based on the underwritten rent roll dated April 1, 2024. Contractual Rent Steps are inclusive of $1,697,993 of straight line rent steps for investment grade tenants.
(3)	Underwritten Other Income includes condenser water, overtime HVAC, water and sewer and additional miscellaneous income.
(4)	Other Expenses include payroll and benefits, repairs and maintenance, utilities and general and administrative expenses.

A-3-86

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 8 – 28-40 West 23rd Street

The Market. The 28-40 West 23rd Street Property is located in between Fifth and Sixth Avenue in the Flatiron District of New York, New York and is a part of the Flatiron/Union Square office submarket and the Flatiron retail submarket of Manhattan. The 28-40 West 23rd Street Property is located in close proximity to Madison Square Park and is accessible via the 1, 2, 3, N, R, 4, 5 and 6 trains.

According to the appraisal, as of December 31, 2023, the Flatiron/Union Square office submarket had a total inventory of approximately 24.7 million square feet, an overall vacancy rate of 23.8% and an overall asking rent of $83.91 per square foot. Furthermore, as of December 31, 2023, the Flatiron retail submarket had an overall vacancy rate of 15.7% and an average asking rent of $221 per square foot.

The following table presents information relating to comparable office leases for the 28-40 West 23rd Street Property:

Comparable Office Rental Summary(1)
Property Name	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Mos)	Rent (PSF)
28-40 West 23rd Street	Various	Various	Various	Various	$81.33(2)
Confidential Park Avenue South	Confidential	25,000 SF	April 2024	120 mos.	$100.00
295 Fifth Avenue	Quinn Emanuel	131,661 SF	March 2024	199 mos.	$83.50
888 Broadway	Connaught	5,339 SF	December 2023	93 mos.	$91.00
817 Broadway	Inspired Capital	9,943 SF	December 2023	121 mos.	$99.00
200 Fifth Avenue	Doordash	115,382 SF	December 2023	120 mos.	$101.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 1, 2024. Rent (PSF) does not include rent steps.

The following table presents information relating to comparable retail leases for the 28-40 West 23rd Street Property:

Comparable Retail Rental Summary(1)
Property Name	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Rent (PSF)
28-40 West 23rd Street	Home Depot	118,500 SF	November 2020	183 mos.	$63.59(2)
7 West 21st Street	Bathhouse	34,328 SF	March 2021	180 mos.	$58.26
881 Broadway	Crate & Barrel	35,000 SF	January 2023	120 mos.	$94.29
44 Union Square East	Petco	29,989 SF	January 2022	120 mos.	$105.04
620 Avenues of the Americas	Bed Bath & Beyond	92,025 SF	February 2021	120 mos.	$92.37
401 East 60th Street	Home Depot	119,882 SF	January 2021	241 mos.	$94.26
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 1, 2024. Rent (PSF) does not include rent steps.

The Borrower. The borrower is 23rd Street Properties LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 28-40 West 23rd Street Whole Loan.

The Borrower Sponsors. The borrower sponsors are Robert B. Getreu, Michael T. Cohen and Andrew H. Roos of Williams Equities. Founded in 1926, Williams Equities is a fourth-generation real estate investment company that owns a portfolio of 12 New York City office buildings. The related 28-40 West 23rd Street Whole Loan documents do not provide for a separate carveout guarantor or environmental indemnitor that is distinct from the borrower.

A-3-87

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 8 – 28-40 West 23rd Street

Property Management. The 28-40 West 23rd Street Property is managed by Colliers International NY LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination of the 28-40 West 23rd Street Whole Loan, the borrower deposited approximately: (i) $4,088,374 into a tax reserve, (ii) $4,098,393 into an unfunded obligations reserve and (iii) $23,149,913 into a future capital expenditures reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $1,022,093).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, that such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 28-40 West 23rd Street Whole Loan documents.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $9,635, subject to a cap of $346,863.

Lockbox / Cash Management. The 28-40 West 23rd Street Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the lender is permitted to deliver on the borrower’s behalf direction letters to all tenants at the 28-40 West 23rd Street Property directing them to pay to a lender-controlled lockbox account all rent and other sums that would otherwise be paid to the borrower. After the first occurrence of a Trigger Period, the borrower is required to cause revenue received by the borrower or the property manager, as applicable, to be deposited into such lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 28-40 West 23rd Street Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 28-40 West 23rd Street Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 28-40 West 23rd Street Whole Loan; provided, however, that if no event of default has occurred and is continuing, any excess cash flow funds collected during the continuance of a Specified Tenant Trigger Period (as defined below) will be disbursed to the borrower to cover approved Specified Tenant (as defined below) leasing costs. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower; provided, however, any excess cash flow funds required to satisfy either the Specified Tenant Excess Cash Flow Condition (as defined below) or the ST Cap Condition (as defined below) will be retained by the lender in the excess cash flow account until certain stabilization conditions are satisfied. Upon an event of default under the 28-40 West 23rd Street Whole Loan documents, the lender may apply funds to the mortgage debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt yield falling below 8.0% and (iii) the occurrence of a Specified Tenant Trigger Period, and (B) expiring upon with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the debt yield is equal to or greater than 8.0% for one calendar quarter and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means, as applicable, (i) Estee Lauder, a Delaware corporation, together with its successors and/or assigns, (ii) any other tenant whose lease, individually or when aggregated with all other leases at the 28-40 West 23rd Street Property with the same tenant or its affiliates, either accounts for 33% or more of (A) the total rental income for the 28-40 West 23rd Street Property or (B) the square footage of the 28-40 West 23rd Street Property, and (iii) any guarantors, if any, of the applicable related Specified Tenant leases. As of the date of origination of the 28-40 West 23rd Street Whole Loan, Home Depot was not a Specified Tenant.

A-3-88

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 8 – 28-40 West 23rd Street

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space, or applicable portion thereof, (iii) a Specified Tenant failing to be open for business during customary hours and/or “going dark” in 30% or more of the Specified Tenant space, or applicable portion thereof, (iv) a Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space, or applicable portion thereof, (v) any termination or cancellation of any Specified Tenant lease, including, without limitation, rejection in any bankruptcy or similar insolvency proceeding and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of a Specified Tenant and (vii) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease as required under the terms of the 28-40 West 23rd Street Whole Loan documents, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); (2) the borrower leasing (a) the entire Specified Tenant space, or applicable portion thereof, pursuant to one or more leases in accordance with the applicable terms and conditions of the 28-40 West 23rd Street Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith, or (b) a portion of the applicable Specified Tenant space pursuant to one or more leases in accordance with the applicable terms and conditions of the 28-40 West 23rd Street Whole Loan documents with the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, each such lease has commenced, a rent commencement date has been established under each such lease for a minimum lease term of five years, the gross rent payable under each such lease(s) is equal to or greater than the gross rent for the entirety of the applicable Specified Tenant space as of the date of origination of the 28-40 West 23rd Street Whole Loan and in the lender’s reasonable judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied; or (3) solely with respect to a Specified Tenant Trigger Period contemplated in clause (A)(vii) of the definition of “Specified Tenant Trigger Period”, the date upon which both of the following has occurred: (a) the debt yield is equal to or greater than 12% exclusive of any rental income of the applicable Specified Tenant and (b) the ST Cap Condition is satisfied with respect to the applicable Specified Tenant space by (x) the amount of funds on deposit in excess cash flow account collected during the continuance of such Specified Tenant Trigger Period satisfying the ST Cap Condition and/or (y) the borrower depositing cash into the excess cash flow account and/or posting a letter of credit with the lender for such purpose, in each case, in an amount to satisfy the ST Cap Condition.

“Specified Tenant Cure Conditions” means each of the following, as applicable, (i) the Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space, or applicable portion thereof, and open for business during customary hours and not “dark” in the Specified Tenant space, or applicable portion thereof, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the 28-40 West 23rd Street Whole Loan documents and, in the lender’s reasonable judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith, (v) if applicable, the Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease unless: (a) such non-payment of rent is solely the result of an abatement thereunder and (b) the borrower has reserved an amount equal to the total unabated rent that would otherwise be due and payable.

“Specified Tenant Excess Cash Flow Condition” means, with respect to curing any Specified Tenant Trigger Period by re-tenanting the applicable Specified Tenant space or renewal/extension of any Specified Tenant lease, sufficient funds have been accumulated in the excess cash flow account and the leasing reserve account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods and/or rent abatement periods to be incurred in connection with any such re-tenanting or renewal/extension.

“ST Cap Condition” means that the amount on deposit in the excess cash flow account is equal to or greater than (x) $100, multiplied by (y) the number of leasable square feet demised pursuant to the applicable Specified Tenant lease with respect to which the applicable Specified Tenant Trigger Period has occurred.

Subordinate Debt and Mezzanine Debt. None.

A-3-89

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 8 – 28-40 West 23rd Street

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not Permitted.

Ground Lease. None.

A-3-90

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 9 Country View Apartments

A-3-91

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 9 Country View Apartments

A-3-92

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 9 Country View Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,500,000	Title(3):	Fee
Cut-off Date Principal Balance:	$21,500,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	2.7%	Net Rentable Area (Units):	321
Loan Purpose:	Refinance	Location:	Memphis, TN
Borrowers(1):	Country View 2022 LLC, FRM Country View LLC, HB Country View LLC and MF Country View LLC	Year Built / Renovated(4):	1973, 1985 / 2024
Borrower Sponsor:	Pinchos D. Shemano	Occupancy:	92.5%
Interest Rate:	6.71000%	Occupancy Date:	5/28/2024
Note Date:	3/28/2024	4th Most Recent NOI (As of):	NAV
Maturity Date:	4/6/2029	3rd Most Recent NOI (As of)(5):	$1,785,787 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,885,291 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$1,918,298 (TTM 4/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	89.3%
Amortization Type:	Interest Only	UW Revenues:	$3,085,989
Call Protection:	L(11),YM1(45),O(4)	UW Expenses:	$1,008,964
Lockbox / Cash Management:	Springing	UW NOI:	$2,077,025
Additional Debt:	No	UW NCF:	$1,996,775
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$31,900,000 / $99,377
Additional Debt Type:	N/A	Appraisal Date:	12/19/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$66,978
Taxes(2):	$14,833	$3,532	N/A	Maturity Date Loan / Unit:	$66,978
Insurance:	$39,665	$18,888	N/A	Cut-off Date LTV:	67.4%
Immediate Repairs:	$176,468	$0	N/A	Maturity Date LTV:	67.4%
Replacement Reserves:	$0	$6,688	N/A	UW NCF DSCR:	1.37x
				UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,500,000	99.9%	Loan Payoff	$19,616,498	91.1%
Borrower Equity	28,026	0.1	Closing Costs(6)	1,680,563	7.8
			Upfront Reserves	230,966	1.1
Total Sources	$21,528,026	100.0%	Total Uses	$21,528,026	100.0%
(1)	See “Description of the Mortgage Pool—Single Purpose Entity Covenants” in the Preliminary Prospectus.
(2)	The Country View Apartments Property (as defined below) is subject to a 10-year payment in lieu of taxes (the “PILOT”) program, which commenced on July 30, 2018 and terminates during the Country View Apartments Mortgage Loan (as defined below) term on July 30, 2028. In order to implement the PILOT program, the borrowers deeded fee ownership of the Country View Apartments Property to The Health, Educational and Housing Facility Board of the City of Memphis (the “HEHFB”) and the HEHFB leased the Country View Apartments Property back to the borrowers pursuant to a PILOT Lease and PILOT Agreement (the “PILOT Agreement”). The borrowers and the HEHFB entered into a fee and leasehold deed of trust upon the origination of the Country View Apartments Mortgage Loan. At the end of the PILOT term (or earlier termination of the PILOT Agreement), the City of Memphis is required to deed the Country View Apartments Property back to the borrowers. During the PILOT term, the tax assessed value of the Country View Apartments Property is “frozen” at $1,028,480 and PILOT payments are payable in lieu of real estate taxes in an amount equal to the current millage rates of Shelby County and the City of Memphis multiplied by one-half of that “frozen” assessed value. The 2023 City of Memphis millage rate was $2.7016 and the 2023 Shelby County millage rate was $3.39. In addition to the requirement to fund such PILOT payments, the PILOT documents require the following: (i) at least 40% of the units be rented to, and occupied by, persons/households earning 60% or less of the area median income for Shelby County, (ii) an occupancy threshold of at least 75% be maintained at all times at the Country View Apartments Property and (iii) certain tenant benefits, such as energy efficiency upgrades and social services, be implemented and maintained. In the event of a foreclosure or deed-in-lieu of foreclosure, the PILOT Agreement may be assumed by the lender without consent; however, the subsequent transfer of the PILOT Agreement requires HEHFB approval, which is not to be unreasonably withheld, conditioned or delayed. The Country View Apartments Mortgage Loan is recourse for any losses arising from a breach of the PILOT documents and full recourse if the PILOT documents are amended, modified or terminated without the lender’s prior written consent. An estoppel letter was delivered by the HEHFB confirming no existing defaults under the PILOT documents. The lender underwrote taxes based on a 10-year average of the PILOT payments. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.
(3)	In connection with the PILOT program, the borrowers temporarily transferred fee ownership in the Country View Apartments Property to the HEHFB. At the termination of the PILOT program, fee ownership will revert to the borrowers.
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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 9 Country View Apartments

(4)	Renovations at the Country View Apartments Property began in February 2022 with 150 units being renovated by the previous owner and 62 units being renovated by the borrowers. The three-bedroom units have yet to be renovated by the borrowers, but the borrowers have indicated that they plan to renovate them as they turn over.
(5)	Represents nine months annualized.
(6)	Closing Costs include $1,393,200 in origination fees.

The Loan. The Country View Apartments mortgage loan (the “Country View Apartments Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $21,500,000 and is secured by a first lien mortgage on the borrowers’ fee simple interest in a 321-unit, garden-style multifamily property located in Memphis, Tennessee (the “Country View Apartments Property”). The Country View Apartments Mortgage Loan accrues interest at a fixed rate of 6.71000% per annum. The Country View Apartments Mortgage Loan has a five-year term, is interest only for the term of the loan and accrues interest on an Actual/360 basis.

The Property. The Country View Apartments Property consists of 12, two-story multifamily buildings comprising 321 residential units totaling 266,831 square feet and one clubhouse totaling 1,400 square feet. Four buildings at the Country View Apartments Property were built in 1973, while the remaining eight buildings and clubhouse were built in 1985. The Country View Apartments Property features 116 one-bedroom, one-bathroom units averaging 646 square feet, 104 two-bedroom, one-bathroom units averaging 844 square feet, 56 two-bedroom, one-and-a-half bathroom units averaging 900 square feet, 32 three-bedroom, two-bathroom units averaging 1,069 square feet and 13 three-bedroom, one-and-a-half bathroom units averaging 1,500 square feet. 212 units at the Country View Apartments Property have been renovated since February 2022, of which 150 units were renovated by the previous owner and 62 units have been renovated by the borrowers. The Country View Apartments Property is located in Memphis, Tennessee and is situated about 13 miles northeast of downtown Memphis and about 15 miles east of the Mississippi River. The Country View Apartments Property is situated on approximately 17.53 acres and contains 601 surface parking spaces, resulting in a ratio of approximately 1.87 parking spaces per unit. The Country View Apartments Property amenities include a leasing office, playground, pool, laundry facility, gated entrance, on-site maintenance and picnic area with BBQ grills. The Country View Apartments Property units feature high speed internet, refrigerator, dishwasher, microwave oven, washer/dryer connections, disposal and patio/balcony.

The following table presents certain information with respect to the historical and current occupancy of the Country View Apartments Property:

Historical and Current Occupancy(1)
1/2022	1/2023	1/2024	Current(2)
89.0%	93.0%	94.0%	92.5%
(1)	Historical occupancy is as of January 31 for 2023 and 2022, and January 9 for 2024.
(2)	Current Occupancy is as of May 28, 2024.

The following table presents detailed information with respect to the current rental and market rate units at the Country View Apartments Property:

As Is Market Rate Unit Summary(1)
Unit Type	No. of Units	% of Total	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Market Rental Rate(2)
1 Bedroom / 1 Bathroom	116	36.1%	646	$731	$744
2 Bedroom / 1 Bathroom	104	32.4	844	$823	$829
2 Bedroom / 1.5 Bathroom	56	17.4	900	$816	$820
3 Bedroom / 1.5 Bathroom	13	4.0	1,500	$894	$883
3 Bedroom / 2 Bathroom	32	10.0	1,069	$871	$871
Total/Wtd. Avg.	321	100.0%	831	$797	$803
(1)	Based on underwritten rent roll dated as of May 28, 2024.
(2)	Source: Appraisal.

A-3-94

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 9 Country View Apartments

The following table presents certain information relating to the operating history and underwritten cash flows of the Country View Apartments Property:

Operating History and Underwritten Net Cashflow
	2022(1)	2023	TTM(2)	Underwritten	Per Unit	%(3)
Gross Potential Rent	$2,507,171	$2,640,526	$2,723,201	$2,841,900	$8,853	83.2%
Vacancy Gross Up	0	0	0	227,640	709	6.7
Total Other Income(4)	306,579	339,456	344,375	344,375	1,073	10.1
Net Rental Income	$2,813,750	$2,979,981	$3,067,575	$3,413,915	$10,635	100.0%
(Vacancy/Credit Loss)	(122,827)	(111,266)	(125,881)	(327,926)	(1,022)	(9.6)
Effective Gross Income	$2,690,923	$2,868,715	$2,941,695	$3,085,989	$9,614	90.4%
Total Expenses	905,136	983,424	1,023,397	1,008,964	3,143	32.7
Net Operating Income	$1,785,787	$1,885,291	$1,918,298	$2,077,025	$6,470	67.3%
Total Capex/RR	0	0	0	80,250	250	2.6
Net Cash Flow	$1,785,787	$1,885,291	$1,918,298	$1,996,775	$6,220	64.7%
(1)	Represents nine months annualized.
(2)	TTM represents the trailing 12 months ending April 2024.
(3)	% column represents percent of Net Rental Income for all revenue lines and percent of Effective Gross Income for the remainder of the fields.
(4)	Total Other Income includes late fees, application and administrative fees, forfeited deposits, termination fees, cleaning and damages, trash fees, month to month/short term rent, storage unit income, gate remote/gate card fees, parking/car port fees, bulk internet revenue, onsite washer/dryer rental and laundry income.

Environmental. According to the Phase I environmental assessment dated January 4, 2024, a recognized environmental condition exists at the Country View Apartments Property that pertains to oil staining on an electrical transformer and the concrete pad and soil beneath the transformer, located near the front of Building 4175-4183 Amanda Circle at the Country View Apartments Property. The oil staining is indicative of a release of dielectric fluid from the transformer, and based upon surficial visual observation, the release may have migrated through electrical conduit penetrations in the base of the concrete pad and impacted subsurface media. It is unknown whether the dielectric fluid within this transformer contains PCBs. The transformer is owned and operated by the regional utility company, Memphis Light, Gas, and Water (“MLGW”). In the event of a release of dielectric fluid from one of its transformers, MLGW typically conducts appropriate response actions and associated cleanup. According to the borrower sponsor, MLGW has repaired the leaking electrical transformer, and appropriate actions are underway to remove the impacted concrete pad and any underlying impacted soils. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Country View Apartments Property is located in Memphis, Tennessee within the Memphis TN-MS-AR metropolitan statistical area. The Country View Apartments Property is located about 13 miles northeast of downtown Memphis. Interstate 40 connects the three largest cities in the state: Memphis in the west, Nashville in middle Tennessee and Knoxville to the east. US-51 provides access to downtown Memphis. The Country View Apartments Property is less than 15 miles east of the Mississippi River. The immediate vicinity of the Country View Apartments Property consists mainly of single family, multifamily, office, retail and industrial uses. Major employers in the surrounding area include FedEx, ServiceMaster, AutoZone, First Horizon National Corporation, St. Jude Children’s Research Hospital and Walmart.

The Country View Apartments Property is situated in the Frayser-Raleigh multifamily submarket. According to the appraisal, as of third quarter 2023, the Frayser-Raleigh multifamily submarket had an overall vacancy rate of 21.75%, with net absorption totaling negative 75 units. The vacancy rate increased 6.41% over the past 12 months. Market rental rates are approximately $780 per unit per month.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Country View Apartments Property is 9,400, 52,165 and 133,733, respectively. According to the appraisal, the estimated 2024 average household income within the same radii is $65,207, $63,634 and $68,863, respectively.

A-3-95

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 9 Country View Apartments

The following table presents certain information relating to comparable multifamily rental properties to the Country View Apartments Property:

Comparable Rental Summary(1)
Property / Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Unit Asking Rent	Unit Rent PSF
Country View Apartments 3990 Stephanie Lane Memphis, TN	1973, 1985 / 2024(1)	92.5%(2)	321(2)	1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 1.5 Bath 3 Bed / 1.5 Bath 3 Bed / 2 Bath	646 844 900 1,500 1,069	$731 $823 $816 $894 $871	$1.13 $0.97 $0.91 $0.60 $0.81
Ashton Hills 4183 Troost Drive Memphis, TN	1975 / 2018	90.0%	200	1 Bed / 1 Bath 2 Bed / 1 Bath 3 Bed / 2 Bath	560 784 1,044	$740 $840 $940	$1.32 $1.07 $0.90
Covington Hills 4800 Raleigh Lagrange Road Memphis, TN	1987 / NAP	92.0%	244	1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 2 Bath 3 Bed / 2 Bath	744 968 980 1,140	$925 $1,050 $1,070 $1,175	$1.24 $1.08 $1.09 $1.03
Gardenwood Apartments 4787 Garden Grove Cove Memphis, TN	1985 / NAP	83.0%	152	1 Bed / 1 Bath 2 Bed / 2 Bath 3 Bed / 2 Bath	800 1,000 1,200	$775 - $950 $900 - $1,099 $1,095 - $1,325	$0.97 - $1.19 $0.90 - $1.10 $0.91 - $1.10
Avery Park 4845 Bontura Drive Memphis, TN	1974 / 2015	96.0%	223	1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 1.5 Bath 2 Bed / 1.5 Bath 3 Bed / 2 Bath	523 768 840 904 1,080	$695 $795 $815 $825 $920	$1.33 $1.04 $0.97 $0.91 $0.85
The Summit Apartments 4981 Hidden Lake Drive Memphis, TN	1989 / NAP	92.0%	320	1 Bed / 1 Bath 1 Bed / 1 Bath 2 Bed / 1 Bath 2 Bed / 2 Bath 2 Bed / 2 Bath 3 Bed / 2 Bath	594 752 945 960 1,056 1,246	$703 $785 $789 $955 $1,001 $1,483	$1.18 $1.04 $0.83 $0.99 $0.95 $1.19
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on underwritten rent roll dated as of May 28, 2024.

The Borrowers. The borrowers are Country View 2022 LLC, FRM Country View LLC, HB Country View LLC and MF Country View LLC, as tenants-in-common, each a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Country View Apartments Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Pinchos D. Shemano. Mr. Shemano, who is based in New York, has 35 years of apartment management experience that covers all aspects of owning, operating and managing multifamily properties. Mr. Shemano has ownership interest in 28 multifamily and commercial properties located in Tennessee, Missouri, Mississippi, Texas, Washington, New York and Florida. Additionally, the Country View Apartments Mortgage Loan is recourse to the borrowers and the borrower sponsor for up to 25% of the original principal balance of the Country View Apartments Mortgage Loan for the term of the Country View Apartments Mortgage Loan. See “Description of the Mortgage Pool— Single Purpose Entity Covenants” in the Preliminary Prospectus.

Property Management. The Country View Apartments Property is managed by Multi-South Management Services LLC, a third-party management company.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) approximately $14,833 for real estate taxes, (ii) approximately $39,665 for insurance premiums and (iii) $176,468 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $3,532.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $18,888.

Replacement Reserve – On a monthly basis, the borrowers are required to escrow approximately $6,688 for replacement reserves.

A-3-96

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 9 Country View Apartments

Lockbox / Cash Management. The Country View Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Upon a Cash Management Trigger Event (as defined below), the tenants are required to deposit all rent into the lender-controlled lockbox account. Following the occurrence of a Cash Management Trigger Event, all funds in the lockbox account are required to be transferred on each business day to the lender-controlled cash management account to be applied and disbursed in accordance with the Country View Apartments Mortgage Loan documents. During the occurrence and continuance of a Cash Sweep Event (as defined below), all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Country View Apartment Mortgage Loan documents, with all excess cash flow to be held as additional security for the Country View Apartment Mortgage Loan.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Country View Apartments Mortgage Loan documents, (ii) without waiving any event of default or the assessment of late charges, the borrowers’ second failure in any consecutive 12 month period to pay a monthly debt service payment amount on a payment date, (iii) any bankruptcy action involving any of the borrowers, the guarantor or the property manager, (iv) the trailing 12-month period debt service coverage ratio (“DSCR”) falling below 1.10x, (v) on any date from and after April 6, 2028, the trailing 12-month period debt yield falling below 9.00% or (vi) the borrowers entering into a permitted future mezzanine loan. A Cash Management Trigger Event will end with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, the timely payment of monthly debt service payment amounts on 12 consecutive payment dates, (c) clause (iii) above, the bankruptcy filing being discharged, stayed or dismissed within 30 days for the borrowers or the guarantor, or within 120 days for the property manager, and the lender’s determination that such bankruptcy filing does not materially affect the borrowers’, the guarantor’s or the property manager’s monetary obligations, (d) clause (iv) above, the trailing 12-month DSCR being at least 1.15x for two consecutive calendar quarters and (e) clause (vi) above, the borrowers have satisfied and paid in full any permitted future mezzanine debt and there is no future mezzanine debt outstanding.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action involving any of the borrowers, the guarantor or the property manager, (iii) the trailing 12-month period DSCR falling below 1.05x or (iv) on any date from and after April 6, 2028, the trailing 12-month period debt yield falling below 9.00%. A Cash Sweep Event will end with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, the bankruptcy filing being discharged, stayed or dismissed within 60 days for the borrowers or the guarantor, or within 120 days for the property manager, and the lender’s determination that such bankruptcy filing does not materially affect the borrowers’, the guarantor’s or the property manager’s monetary obligations and (c) clause (iii) above, the trailing 12-month DSCR being at least 1.10x for two consecutive calendar quarters.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. The borrowers are permitted to incur a future mezzanine loan, subject to the satisfaction of certain requirements set forth in the Country View Apartments Mortgage Loan documents, including, without limitation: (i) no event of default under the Country View Apartments Mortgage Loan documents has occurred and is continuing; (ii) the aggregate loan-to-value ratio based on the Country View Apartments Mortgage Loan and the mezzanine loan is no greater than 67.4% based on an updated appraised value; (iii) the actual combined DSCR based on the Country View Apartments Mortgage Loan and the mezzanine loan is no less than 1.19x; (iv) the execution of an intercreditor agreement acceptable to the lender; and (v) receipt of a rating agency confirmation.

Partial Release. Not permitted.

Ground Lease. None.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 10 – Courtyard Fort Myers at I-75

A-3-98

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 10 – Courtyard Fort Myers at I-75

A-3-99

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 10 – Courtyard Fort Myers at I-75
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,325,000	Title:	Fee
Cut-off Date Principal Balance:	$21,325,000	Property Type - Subtype:	Hospitality – Select Service
% of Pool by IPB:	2.7%	Net Rentable Area (Rooms):	134
Loan Purpose:	Acquisition	Location:	Fort Myers, FL
Borrower:	Fort Myers Hotel One LLC	Year Built / Renovated:	2007 / 2015
Borrower Sponsor:	Prime Hospitality Group, LLC	Occupancy / ADR / RevPAR:	88.1% / $164.51 / $144.88
Interest Rate:	7.62000%	Occupancy / ADR / RevPAR Date:	1/31/2024
Note Date:	3/28/2024	4th Most Recent NOI (As of):	$2,050,109 (12/31/2021)
Maturity Date:	4/6/2029	3rd Most Recent NOI (As of):	$3,640,722 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,483,067 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$3,484,908 (TTM 1/31/2024)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	85.0% / $164.51 / $139.83
Amortization Type:	Interest Only	UW Revenues:	$7,447,032
Call Protection:	L(27),D(29),O(4)	UW Expenses:	$4,340,839
Lockbox / Cash Management:	Springing	UW NOI:	$3,106,192
Additional Debt:	No	UW NCF:	$2,808,311
Additional Debt Balance:	N/A	Appraised Value / Per Room(1):	$33,500,000 / $250,000
Additional Debt Type:	N/A	Appraisal Date(1):	2/12/2024

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$159,142
Taxes:	$143,868	$23,978	N/A	Maturity Date Loan / Room:	$159,142
Insurance:	$45,915	$22,958	N/A	Cut-off Date LTV(1):	63.7%
FF&E Reserves:	$0	$24,823	N/A	Maturity Date LTV(1):	63.7%
PIP Reserve:	$3,800,000	$0	N/A	UW NCF DSCR:	1.70x
				UW NOI Debt Yield:	14.6%

Sources and Uses
Sources	Proceeds	% of Tot	al	Uses	Proceeds	% of Total
Mortgage Loan	$21,325,000	64.9%		Purchase Price	$28,250,000	86.0%
Sponsor Equity	11,524,715	35.1		Upfront Reserves	3,989,783	12.1
				Closing Costs	609,933	1.9
Total Sources	$32,849,715	100.0%		Total Uses	$32,849,715	100.0%
(1)	The appraised value of $33,500,000 is the “Hypothetical As Is, As If Complete” value, which assumes that the scheduled property improvement plan has been completed as of February 12, 2024. At origination of the Courtyard Fort Myers at I-75 Mortgage Loan (as defined below), the borrower deposited $3,800,000 for property improvement plan (“PIP”) work. The “as-is” appraised value is $28,500,000. Such “as-is” appraised value results in a Cut-off Date LTV and Maturity Date LTV of 74.8%.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Courtyard Fort Myers at I-75 mortgage loan (the “Courtyard Fort Myers at I-75 Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $21,325,000 and is secured by the borrower’s fee interest in a 134-room, select-service hotel located in Fort Myers, Florida (the “Courtyard Fort Myers at I-75 Property”). The Courtyard Fort Myers at I-75 Mortgage Loan accrues interest at a rate of 7.62000% per annum. The Courtyard Fort Myers at I-75 Mortgage Loan has a five-year term, is interest-only for the entire loan term and accrues interest on an Actual/360 basis.

The Property. The Courtyard Fort Myers at I-75 Property is a four-story, 134-room select-service hotel located approximately 15 miles southeast of downtown Fort Myers. Constructed in 2007 and renovated in 2015, the Courtyard Fort Myers at I-75 Property is situated on a 2.72-acre site. The Courtyard Fort Myers at I-75 Property is located directly off of I-75 and adjacent to Gulf Coast Town Center, an open-air regional mall with over 100 stores, restaurants and entertainment options. The Courtyard Fort Myers at I-75 Property is also located approximately two miles from Alico Arena (Florida Gulf Coast University’s basketball arena) and five miles from Southwest Florida International Airport.

A-3-100

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 10 – Courtyard Fort Myers at I-75

Amenities at the Courtyard Fort Myers at I-75 Property include a lobby computer workstation, fitness center, an outdoor swimming pool, a convenience store, a restaurant, dry cleaning service, meeting space and complimentary wireless high-speed internet. The Courtyard Fort Myers at I-75 Property is subject to a franchise agreement with Marriott International, Inc. that is scheduled to expire on March 28, 2039.

In connection with the franchise agreement renewal, the borrower is required to complete a change-of-ownership PIP equal to $3,800,000 (approximately $28,358 per room), which is expected to upgrade guestrooms, guest bathrooms, lobby areas, food & beverage areas and other items. According to the borrower, the PIP work is expected to commence in the fourth quarter of 2024 and be completed in the first quarter of 2025.

Environmental. According to the Phase I environmental assessment dated February 23, 2024, there was no evidence of any recognized or controlled recognized environmental conditions at the Courtyard Fort Myers at I-75 Property.

The Market. According to the appraisal, the Courtyard Fort Myers at I-75 Property’s demand concentration is 50% commercial, 30% leisure and 20% group. The Courtyard Fort Myers at I-75 Property benefits from the presence of leisure demand generators such as Major League Baseball spring training, Fort Myers Beach, Estero Island and Pine Island. Additionally, there are large companies with offices in the surrounding area such as Lee Health and Florida Gulf Coast University.

The following table presents certain information relating to the performance of the Courtyard Fort Myers at I-75 Property:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			Courtyard Fort Myers at I-75			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	75.5%	$115.42	$87.14	75.6%	$128.13	$96.88	100.2%	111.0%	111.2%
2022	80.1%	$154.34	$123.63	87.1%	$170.77	$148.74	108.7%	110.6%	120.3%
2023	75.2%	$168.02	$126.41	88.0%	$165.31	$145.47	117.0%	98.4%	115.1%
TTM(4)	74.7%	$166.57	$124.40	88.1%	$164.51	$144.88	117.9%	98.8%	116.5%
(1)	Data provided by a third-party market research report.
(2)	The variances between the underwriting, appraisal and third-party market research provider date with respect to Occupancy, ADR and RevPAR at the Courtyard Fort Myers at I-75 Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Crowne Plaza Ft. Myers Gulf Coast, Hilton Garden Inn Fort Myers Airport/FGCU, Homewood Suites by Hilton Fort Myers Airport FGCU, Four Points by Sheraton Fort Myers Airport and Hampton by Hilton Inn & Suites Fort Myers Estero/FGCU.
(4)	TTM represents the trailing 12-month period ending January 31, 2024.

A-3-101

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 10 – Courtyard Fort Myers at I-75

The following table presents certain information relating to the operating history and underwritten cash flows of the Courtyard Fort Myers at I-75 Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue
Occupancy	75.6%	87.1%	88.0%	88.1%	85.0%
ADR	$128.13	$170.77	$165.31	$164.51	$164.51
RevPAR	$96.88	$148.74	$145.47	$144.88	$139.83
Room Revenue	$4,738,259	$7,274,851	$7,115,028	$7,086,311	$6,839,292	$51,039	91.8%
Food and Beverage Revenue	193,520	323,886	408,221	415,291	400,815	2,991	5.4
Other Departmental Revenue	182,222	185,188	213,152	214,399	206,925	1,544	2.8
Total Revenue	$5,114,001	$7,783,925	$7,736,401	$7,716,001	$7,447,032	$55,575	100.0%
Room Expense	1,064,005	1,548,088	1,504,604	1,508,388	1,455,808	10,864	19.5
Food and Beverage Expenses	181,890	328,592	376,728	375,655	362,560	2,706	4.9
Other Departmental Expenses	53,286	51,696	53,158	52,810	50,969	380	0.7
Departmental Expenses	$1,299,181	$1,928,376	$1,934,490	$1,936,853	$1,869,337	$13,950	25.1%
Gross Operating Income	$3,814,820	$5,855,549	$5,801,911	$5,779,148	$5,577,695	$41,625	74.9%
Operating Expenses	$1,438,436	$1,851,552	$1,961,616	$1,935,262	$1,903,489	$14,205	25.6%
Gross Operating Profit	$2,376,384	$4,003,997	$3,840,295	$3,843,886	$3,674,205	$27,419	49.3%
Total Other Expenses	$326,275	$363,275	$357,228	$358,978	$568,013	$4,239	7.6%
Net Operating Income	$2,050,109	$3,640,722	$3,483,067	$3,484,908	$3,106,192	$23,181	41.7%
FF&E	0	0	0	0	297,881	2,223	4.0
Net Cash Flow	$2,050,109	$3,640,722	$3,483,067	$3,484,908	$2,808,311	$20,958	37.7%
(1)	TTM column reflects the trailing 12 months ending January 31, 2024.
(2)	Per Room values are based on 134 rooms.

The Borrower. The borrower is Fort Myers Hotel One LLC, a Delaware limited liability company and special purpose entity.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is Prime Hospitality Group, LLC (“Prime Hospitality Group”). Prime Group focuses on the investment, development, construction and management of multifamily residential, commercial, office and hospitality properties. Prime Hospitality Group is the hotel division for Prime Group. Prime Hospitality Group owns and operates properties flagged by multiple national brands including Marriott, Hilton and IHG. Prime Group US and its affiliates' total portfolio consists of over 45 properties and includes 19 hotels totaling 2,279 rooms, which are all located in Florida.

Property Management. The Courtyard Fort Myers at I-75 Property is managed by AD1 Hospitality, LLC.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $143,868 for real estate taxes, (ii) $45,915 for insurance premiums and (iii) $3,800,000 for a PIP reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $23,978.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $22,958.

Replacement Reserves – On a monthly basis, the borrower is required to escrow an amount equal to 1/12th of 4% of annual gross revenues, which currently equates to $24,823.

Lockbox / Cash Management. The Courtyard Fort Myers at I-75 Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and during the continuance of a Courtyard Fort Myers at I-75 Sweep

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 10 – Courtyard Fort Myers at I-75

Event Period (as defined below), the borrower or property manager, as applicable, must cause all credit card receipts to be deposited into the lockbox account. All funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Courtyard Fort Myers at I-75 Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Courtyard Fort Myers at I-75 Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Courtyard Fort Myers at I-75 Mortgage Loan. To the extent that no Courtyard Fort Myers at I-75 Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Courtyard Fort Myers at I-75 Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Courtyard Fort Myers at I-75 Mortgage Loan documents; (ii) the date on which the debt service coverage ratio (“DSCR”) (based on a 30-year amortization schedule) is less than 1.30x based on the trailing 12 months (a “DSCR Cash Sweep Event”); (iii) the expiration of the franchise agreement; (iv) a default under the franchise agreement; (v) the borrower or franchisor delivers notice of its intent to terminate the franchise agreement; or (vi) the termination of the franchise agreement.

A Courtyard Fort Myers at I-75 Sweep Event Period will end with regard to: (a) clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii), upon the DSCR (based on a 30-year amortization schedule) based on the trailing 12-month period being at least 1.40x for two consecutive calendar quarters; (c) clauses (iii), (iv), (v) and (vi), upon the borrower (x) entering into a qualified franchise agreement, (y) the term of the related franchise agreement commencing and (z) the borrower delivers to the lender a comfort letter from the franchisor; (d) clause (iv), upon the cure of such default; and (e) clause (v), upon the borrower or franchisor withdrawing its notice to terminate the franchise agreement.

In the event of the occurrence of what would otherwise constitute a DSCR Cash Sweep Event, the borrower will have the option of depositing an amount with the lender that, when added to the Courtyard Fort Myers at I-75 Property’s net operating income for any applicable calendar quarter, would result in the DSCR being equal to or greater than 1.30x in which case, no DSCR Cash Sweep Event will be deemed to exist. The borrower will only be permitted to make such deposit for four consecutive quarters, and the borrower will not be permitted to exercise its right to avoid a DSCR Cash Sweep Event in this manner more than two times during the Courtyard Fort Myers at I-75 Mortgage Loan term.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 11 – Bedrock Mixed-Use Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$20,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$20,000,000	Property Type – Subtype:	Various
% of IPB:	2.5%	Net Rentable Area (SF)(5):	853,067
Loan Purpose:	Refinance	Location:	Detroit, MI
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor(3):	Daniel Gilbert	Occupancy(5):	83.0%
Interest Rate:	6.38500%	Occupancy Date:	5/20/2024
Note Date:	6/5/2024	4th Most Recent NOI (As of)(6):	NAV
Maturity Date:	6/6/2029	3rd Most Recent NOI (As of):	$3,294,646 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$5,942,624 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$8,191,302 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	88.6%
Amortization Type:	Interest Only	UW Revenues:	$15,673,030
Call Protection(4):	L(25),D(30),O(5)	UW Expenses:	$7,217,360
Lockbox / Cash Management:	Hard (Commercial); Springing (Multifamily) / Springing	UW NOI:	$8,455,670
Additional Debt(1):	Yes	UW NCF:	$7,686,888
Additional Debt Balance(1):	$55,000,000	Appraised Value / Per SF:	$138,010,000 / $162
Additional Debt Type(1):	Pari Passu	Appraisal Date:	February 27-29, 2024

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(7):	$88
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(7):	$88
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.3%
Replacement Reserves:	$0	$16,708	N/A	Maturity Date LTV:	54.3%
TI/LC Reserve:	$0	$75,000	$3,000,000	UW NCF DSCR:	1.58x
Other:	$0	$0	N/A	UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$75,000,000	100.0%	Loan Payoff	$66,050,211	88.1%
			Closing Costs(8)	6,044,555	8.1
			Return of Equity	2,905,234	3.9

Total Sources	$75,000,000	100.0%	Total Uses	$75,000,000	100.0%
(1)	The Bedrock Mixed-Use Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $75.0 million (the “Bedrock Mixed-Use Portfolio Whole Loan”). The Financial Information in the chart above reflects the metrics of the Bedrock Mixed-Use Portfolio Whole Loan.
(2)	The borrowers are 11 Delaware limited liability companies and special purpose entities. See Annex A-1 in the Preliminary Prospectus for the names of each entity.
(3)	The non-recourse carveout guarantor is Rock Backer LLC, a Michigan limited liability company.
(4)	Defeasance of the Bedrock Mixed-Use Portfolio Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) June 5, 2027. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2024-5C27 securitization in July 2024. The actual defeasance lockout period may be longer.
(5)	Represents the Net Rentable Area (SF) and Occupancy of the commercial space. The Bedrock Mixed-Use Portfolio consists of 853,067 SF of commercial space and 194 multifamily units. The multifamily units were 87.6% leased as of May 20, 2024.
(6)	The borrower acquired the Trio on Fort Street mortgaged property in 2020 and therefore does not have a full presentation of 2020 financials.
(7)	Based solely on the SF of the commercial space, and excludes the multifamily units.
(8)	Closing Costs include an interest rate buydown of $4,762,500.

The Loan. The Bedrock Mixed-Use Portfolio mortgage loan (the “Bedrock Mixed-Use Portfolio Mortgage Loan”) is part of a whole loan secured by the borrowers’ fee interests in an 853,067 square foot mixed use portfolio comprised of 10 properties located in Detroit, Michigan (the “Bedrock Mixed-Use Portfolio Properties”). The Bedrock Mixed-Use Portfolio Whole Loan consists of two pari passu notes and accrues interest at a fixed rate of 6.38500% per annum. The Bedrock Mixed-Use Portfolio Whole Loan has a five-year term, is interest-only for the full term and accrues interest on an Actual/360 basis. The

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 11 – Bedrock Mixed-Use Portfolio

Bedrock Mixed-Use Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2 with an aggregate original principal balance of $20,000,000. The Bedrock Mixed-Use Portfolio Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-5C27 securitization trust until the controlling Note A-1 is securitized, whereupon the Bedrock Mixed-Use Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$55,000,000	$55,000,000	GACC	Yes
A-2	$20,000,000	$20,000,000	BBCMS 2024-5C27	No
Whole Loan	$75,000,000	$75,000,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Properties. The Bedrock Mixed-Use Portfolio Properties are comprised of a diverse 10 property office, retail, industrial, and multifamily portfolio that includes 853,067 square feet of commercial space and 194 apartment units. The office, retail, and multifamily properties are located in Downtown Detroit and the industrial property is located in neighboring Southwest Detroit. The three apartment buildings (28 Grand Apartments, The Ferguson Apartments, and Fourteen56 Apartments) include 194 units and 30,152 square feet of commercial space. The industrial property totals 563,782 square feet and is 86.1% leased to two tenants, LM Manufacturing and Diversified Synergies LLC. The six office and retail buildings total 259,133 square feet and are leased to national retail and office users. Office tenants in the portfolio include Bedrock Management Services LLC (a borrower affiliate), Rockbridge Growth Equity LLC (a borrower affiliate), Hello Innovation Inc., and Hudson Real Property LLC. Retail tenants include Nike, Buddy’s Pizza, Chipotle, Bonobos, Hudson Café, and Gucci. As of May 20, 2024, the commercial space at the Bedrock Mixed-Use Portfolio Properties was 83.0% leased and the multifamily space was 87.6% leased. Approximately 76.0% of underwritten base rent is from commercial space and approximately 24.0% is from multifamily space. Approximately 22.2% of commercial underwritten base rent is from affiliates of the borrower.

The following table presents detailed information with respect to each of the Bedrock Mixed-Use Portfolio Properties:

Portfolio Summary
Property Name/Location	Property Type	Year Built/ Renovated	SF/Units(1)(2)	Occupancy(1)(2)	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	UW NCF	% of UW NCF
Trio on Fort Street	Industrial	2001/2018	563,782	86.1%	$19,509,456	26.0%	$35,900,000	$2,757,216	35.9%
28 Grand Apartments(3)	Multifamily	2016/NAP	133	84.2%	$9,075,429	12.1%	$16,700,000	$699,074	9.1%
Madison Building	Office	1917/2006	58,869	97.5%	$8,205,927	10.9%	$15,100,000	$566,502	7.4%
1274 Library Street	Retail/Office	1917/1975	40,666	54.2%	$8,151,583	10.9%	$15,000,000	$539,194	7.0%
The Ferguson Apartments	Multifamily	1897/2015	55	94.5%	$8,097,239	10.8%	$14,900,000	$586,483	7.6%
Lofts of Merchant Row(3)	Retail	1891/2017	50,983	89.8%	$6,792,986	9.1%	$12,500,000	$654,383	8.5%
620 and 630 Woodward Avenue	Office	1880/2013	39,602	74.7%	$5,744,149	7.7%	$10,570,000	$907,536	11.8%
The Globe Building	Office	1888/2020	47,310	80.1%	$5,695,239	7.6%	$10,480,000	$585,399	7.6%
1500 Woodward Avenue	Office/Retail	1891/2020	21,703	100.0%	$2,119,412	2.8%	$3,900,000	$292,880	3.8%
Fourteen56 Apartments	Multifamily	1924/2024	6	100.0%	$1,608,579	2.1%	$2,960,000	$98,223	1.3%
Total/Wtd. Avg.(4)			853,067	83.0%	$75,000,000	100.0%	$138,010,000	$7,686,888	100.0%

(1)	Information is based on the underwritten rent roll as of May 20, 2024.
(2)	The 28 Grand Apartments mortgaged property, The Ferguson Apartments mortgaged property and the Fourteen56 Apartments mortgaged property SF and Occupancy respectively represents the multifamily units and excludes the 30,152 square feet of commercial space at such properties. The following represents the commercial SF at the multifamily properties: the 28 Grand Apartments mortgaged property (4,890 SF), The Ferguson Apartments mortgaged property (20,374 SF) and the Fourteen56 Apartments mortgaged property (4,888 SF).
(3)	The 28 Grand Apartments mortgaged property and the Lofts of Merchant Row mortgaged property are condominium units. The 28 Grand Apartments mortgaged property is part of a condominium comprised of (i) a commercial unit, (ii) an affordable unit, (iii) a market unit and (iv) a rooftop unit, and the related borrower owns all of such units except the affordable unit. The Lofts of Merchant Row mortgaged property is part of a condominium comprised of six units, of which the related borrower owns two units and does not control the condominium.
(4)	The Total/Wtd. Avg. SF and Occupancy excludes the multifamily units and includes the 30,152 square feet of commercial space at the multifamily properties.
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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 11 – Bedrock Mixed-Use Portfolio

Major Tenants.

LM Manufacturing LLC (“LM”)(295,974 square feet; 34.7% of the commercial NRA; 21.7% of underwritten base rent of the commercial space): Founded in 2019, LM is a joint venture between Magna International and LAN Manufacturing. LM provides manufacturing, assembly, sequencing, supply chain, and logistics management of complete seat assemblies for the automotive and other mobility industries.

LM has an office component that is fully utilized, as well as an industrial space that is entirely utilized as warehousing/manufacturing with seat assembly associated with the Ford Ranger, Raptor and Bronco. LM has been in occupancy at the Trio on Fort Street mortgaged property since August 2022, with $0.25 PSF annual rent increases for its industrial space and $0.50 PSF for its office space. LM has two five-year renewal options remaining and no termination options.

Diversified Synergies LLC (“Diversified Synergies”) (189,358 square feet; 22.2% of the commercial NRA; 13.3% of underwritten base rent of the commercial space): Diversified Synergies is a packager and distributor for pharmaceutical, food and consumer goods Fortune 500 companies, offering services such as kitting, fulfilling, display constructing, packaging, merchandising, and distributing. Diversified Synergies is a joint venture between Staffing Synergies, Inc. and Diversified Chemical Technology, Inc. Diversified Synergies also works with Abbott Laboratories to supply COVID-19 test kits.

Diversified Synergies’ office portion is fully utilized and assists in supporting the manufacturing, and is also using 100% of its manufacturing space. Diversified Synergies has been in occupancy at the Trio on Fort Street mortgaged property since August 2022 with 4% annual rent increases during the lease term. Diversified Synergies has no renewal or termination options.

Environmental. According to Phase I environmental assessments dated between March 11, 2024 and March 18, 2024, there was no evidence of any recognized environmental conditions at the Bedrock Mixed-Use Portfolio Properties. Three of the Bedrock Mixed-Use Portfolio Properties had controlled recognized environmental conditions. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy (Commercial)(1)
2021	2022	2023	Current(2)
94.8%	89.7%	84.7%	83.0%
(1)	Historical occupancies represent the average portfolio occupancy of each year.
(2)	Current Occupancy is as of May 20, 2024 and represents the commercial space at the Bedrock Mixed-Use Portfolio.
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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 11 – Bedrock Mixed-Use Portfolio

Tenant Summary (Commercial)(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
LM Manufacturing LLC	NR/NR/NR	295,974	34.7%	$7.06	$2,090,428	21.7%	7/31/2030
Diversified Synergies LLC	NR/NR/NR	189,358	22.2%	$6.76	$1,280,040	13.3%	8/31/2027
Bedrock Management Services LLC(3)	NR/NR/NR	25,783	3.0%	$49.62	$1,279,353	13.3%	6/30/2027
Nike Retail Services Inc.	A1/AA-/NR	22,195	2.6%	$5.80	$128,628	1.3%	5/31/2026
Detroit Venture Partners LLC(3)	NR/NR/NR	20,057	2.4%	$27.56	$552,735	5.7%	1/31/2027
Top Tenants		553,367	64.9%	$9.63	$5,331,185	55.5%
Remaining Tenants		154,481	18.1%	$27.72	$4,281,725	44.5%
Occupied Collateral Total / Wtd. Avg.		707,848	83.0%	$13.58	$9,612,910	100.0%

Vacant Space		145,219	17.0%

Collateral Total		853,067	100.0%

(1)	Based on the underwritten rent roll dated May 20, 2024.
(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Bedrock Management Services LLC and Detroit Venture Partners LLC are affiliates of the borrower. The Bedrock Management Services LLC space serves as the headquarters for the borrower sponsor’s real estate ventures, Bedrock Detroit.

Lease Rollover Schedule (Commercial)(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	145,219	17.0%	NAP	NAP	145,219	17.0%	NAP	NAP
2024 & MTM	9	12,789	1.5%	$338,032	3.5%	158,008	18.5%	$338,032	3.5%
2025	13	52,960	6.2%	1,406,150	14.6%	210,968	24.7%	$1,744,181	18.1%
2026	5	27,947	3.3%	284,375	3.0%	238,915	28.0%	$2,028,556	21.1%
2027	5	239,111	28.0%	3,220,022	33.5%	478,026	56.0%	$5,248,578	54.6%
2028	6	16,722	2.0%	334,042	3.5%	494,748	58.0%	$5,582,620	58.1%
2029	4	19,129	2.2%	509,518	5.3%	513,877	60.2%	$6,092,138	63.4%
2030	2	303,951	35.6%	2,307,261	24.0%	817,828	95.9%	$8,399,400	87.4%
2031	2	6,122	0.7%	204,281	2.1%	823,950	96.6%	$8,603,680	89.5%
2032	1	3,611	0.4%	557,900	5.8%	827,561	97.0%	$9,161,580	95.3%
2033	0	0	0.0%	0	0.0%	827,561	97.0%	$9,161,580	95.3%
2034	2	6,804	0.8%	130,000	1.4%	834,365	97.8%	$9,291,580	96.7%
2035 & Beyond	1	18,702	2.2%	321,330	3.3%	853,067	100.0%	$9,612,910	100.0%
Total	50	853,067	100.0%	$9,612,910	100.0%
(1)	Based on the underwritten rent roll dated May 20, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not reflected in the Lease Rollover Schedule.

Historical and Current Occupancy (Multifamily)(1)
2021(2)	2022	2023	Current(3)
88.3%	87.1%	86.1%	87.6%
(1)	Historical occupancies represent the average portfolio occupancy of each year as of December 31.
(2)	Represents the average portfolio occupancy for the 28 Grand Apartments and The Ferguson Apartments properties. Occupancy for The Fourteen56 Apartments property in 2021 was unavailable.
(3)	Current Occupancy is as of May 20, 2024 and represents the multifamily space at the Bedrock Mixed-Use Portfolio.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 11 – Bedrock Mixed-Use Portfolio
Unit Mix - 28 Grand Apartments
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size	Average Monthly Rent Per Unit
Studio	133	100.0%	84.2%	259	$1,072

Unit Mix – The Ferguson Apartments
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size	Average Monthly Rent Per Unit
Studio	10	18.2%	90.0%	719	$1,702
1 BR / 1 BA	45	81.8%	95.6%	1,014	$1,942
Total / Wtd. Avg.	55	100.0%	94.5%	960	$1,901

Unit Mix - Fourteen56 Apartments
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size	Average Monthly Rent Per Unit
2 BR / 2 BA	6	100.0%	100.0%	1,474	$3,489

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 11 – Bedrock Mixed-Use Portfolio
Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	U/W	U/W Per Square Foot
Base Commercial Rent(2)	$6,087,483	$8,835,747	$9,095,396	$9,436,984	$11.06
Rent Steps(3)	0	0	0	120,008	$0.14
Vacant Income	0	0	0	1,782,438	$2.09
Gross Potential Rent	$6,087,483	$8,835,747	$9,095,396	$11,339,430	$13.29
Reimbursements	883,522	794,287	2,694,616	2,044,337	$2.40
Percentage Rent	667,899	664,230	585,617	705,617	$0.83
Multifamily Rental Income	1,851,577	2,658,855	2,712,464	3,042,178	$3.57
Multifamily Commercial Income	435,201	382,911	299,520	175,925	$0.21
Other Rental Income(4)	153,128	115,233	247,050	237,656	$0.28
Miscellaneous Income(4)	93,595	126,089	148,902	148,902	$0.17
Less: Vacancy	0	0	0	(2,021,016)	($2.37)
Effective Gross Income	$10,172,405	$13,577,352	$15,783,565	$15,673,030	$18.37
Management Fee	799,060	859,482	945,438	626,921	$0.73
Real Estate Taxes(5)	1,478,536	1,090,631	973,163	1,013,708	$1.19
Insurance	154,162	275,616	332,953	474,024	$0.56
Other Expenses	4,446,001	5,408,999	5,340,709	5,102,707	$5.98
Total Expenses	$6,877,759	$7,634,728	$7,592,263	$7,217,360	$8.46
Net Operating Income	$3,294,646	$5,942,624	$8,191,302	$8,455,670	$9.91
Capital Expenditures	0	0	0	200,496	$0.24
TI / LC	0	0	0	568,285	$0.67
Net Cash Flow	$3,294,646	$5,942,624	$8,191,302	$7,686,888	$9.01
(1)	Based on the underwritten rent roll dated May 20, 2024.
(2)	Includes base rent from commercial properties only. Base rent for the commercial space at the multifamily properties is included in the Multifamily Commercial Income.
(3)	Contractual rent steps through March 1, 2025.
(4)	Other Rental Income and Miscellaneous Income includes late fees, pet fees, laundry and parking for the multifamily space and parking, security contribution and other miscellaneous reimbursements for the commercial space.
(5)	The 28 Grand Apartments (9.1% of UW NCF) benefits from a tax abatement that expires in 2032. The lender has underwritten the 2024 abated taxes for the 28 Grand Apartments property of $167,593. According to the appraisal, 2024 unabated taxes would be $576,446. The appraisal estimated the net present value of the tax abatement to be $3,321,225. The tax abatement expires in 2032 and decreases pursuant to a specified formula during the last three years of the abatement.

The Market. The office, retail and multifamily buildings are located in the Downtown Detroit neighborhoods of Capitol Park, Campus Martius, Grand Circus Park, and Bricktown, and are within a 1.5-mile radius of one another. Parking for the Bedrock Mixed-Use Properties is provided by street parking and city parking lots. Most of the Bedrock Mixed-Use Properties are on or nearby Woodward Avenue, which is the major north-south thoroughfare through metropolitan Detroit, which runs from Jefferson Avenue in downtown Detroit to Pontiac to the north. The Bedrock Mixed-Use Properties are located near the I-75, I-375, and the Lodge Freeway interchanges, which provide access to the entire Detroit metropolitan area. Detroit is a port city on the Detroit River, which connects with Lake Erie and Lake St. Clair. The Ambassador Bridge, the Detroit Windsor Tunnel, and the Gordie Howe International Bridge, which is expected to open in 2025, provide access to Windsor, Ontario, Canada (the Bedrock Mixed-Use Properties are one mile away from the Gordie Howe International Bridge and two miles away from the Ambassador Bridge).

A-3-109

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 11 – Bedrock Mixed-Use Portfolio

Market Summary(1)
Property Name	ALA	Property Type	Submarket	Inventory (SF/Units)	Submarket Vacancy
Trio on Fort Street	$19,509,456	Industrial	Detroit West	50,648,378	7.9%
28 Grand Apartments	$9,075,429	Multifamily	Downtown/Midtown/Rivertown	20,600	8.0%
Madison Building	$8,205,927	Office	Central Business District	27,483,247	10.3%
1274 Library Street(2)	$8,151,583	Retail/Office	Central Business District	1,360,180	3.9%
The Ferguson Apartments	$8,097,239	Multifamily	Downtown/Midtown/Rivertown	20,600	8.0%
Lofts of Merchant Row	$6,792,986	Retail	Central Business District	1,360,180	3.9%
620 and 630 Woodward Avenue	$5,744,149	Office	Central Business District	27,483,247	10.3%
The Globe Building	$5,695,239	Office	Central Business District	27,483,247	10.3%
1500 Woodward Avenue(3)	$2,119,412	Office/Retail	Central Business District	27,483,247	10.3%
Fourteen56 Apartments	$1,608,579	Multifamily	Downtown/Midtown/Rivertown	20,600	8%
(1)	Source: Appraisal.
(2)	Represents market data from the retail submarket
(3)	Represents market data from the office submarket.

Office Lease Comparables: The appraisals identified six office lease comparables located in the Detroit metropolitan statistical area (“MSA”). The office lease comparable buildings were built between 1910 and 2006 and ranged in size from 15,100 to 576,449 square feet. The office lease comparable commencement dates ranged from October 2021 to March 2024 and ranged in size from 3,375 square feet to 51,404 square feet. The office lease comparable rents ranged from $14.50 PSF to $27.88 PSF, with a weighted average of $20.16 PSF. The comparable office lease terms ranged from 0.8 to seven years.

Retail Lease Comparables: The appraisals identified six retail lease comparables located in the Detroit MSA. The comparable buildings were built between 1926 and 2022 and ranged in size from 6,300 to 188,000 square feet. The lease comparable commencement dates ranged from May 2022 to March 2023 and the comparable leases ranged in size from 1,363 to 6,300 square feet. The rents ranged from $25.00 PSF to $35.00 PSF, with a weighted average of $31.53 PSF. The lease terms ranged from 1.1 to 10 years.

Industrial Lease Comparables: The appraisals identified six industrial lease comparables located in the general Detroit MSA. The comparable buildings were built between 1967 and 2022 and ranged in size from 200,000 to 1,120,655 square feet. The lease comparable commencement dates ranged from November 2022 to August 2023 and ranged in size from 200,000 to 659,589 square feet. The industrial lease comparable rents ranged from $5.00 PSF to $9.62 PSF (triple net), with a weighted average of $7.57 PSF. The comparable industrial lease terms ranged from five to 25 years.

Multifamily Lease Comparables: The appraisals identified six multifamily lease comparables located in the Detroit MSA for the 28 Grand Apartments and The Ferguson Apartments mortgaged properties. The comparable buildings were built between 1900 to 2023 and ranged from 25 units to 288 units. The average comparable studio rent per unit ranged from $1,147 to $1,645 per unit. The average comparable one-bedroom rent per unit ranged from $1,612 to $2,267 per unit. The appraisal identified six multifamily lease comparables for the Fourteen56 Apartments mortgaged property. The comparable buildings were built between 1915 to 2023 and ranged from 20 units to 288 units. The average comparable rent per unit ranged from $1,815 to $6,470 per unit.

A-3-110

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 12 – Syngenta Woodland
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$19,585,518	Title:	Fee
Cut-off Date Principal Balance(1):	$19,585,518	Property Type – Subtype:	Industrial – R&D
% of IPB:	2.4%	Net Rentable Area (SF)(4):	115,664
Loan Purpose:	Acquisition	Location:	Woodland, CA
Borrower:	SYWOCA001 LLC	Year Built / Renovated:	1984 / 2014, 2021
Borrower Sponsor(2):	Blue Owl Capital Inc.	Occupancy:	100.0%
Interest Rate:	6.67100%	Occupancy Date:	3/1/2024
Note Date:	3/1/2024	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	3/6/2029	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	60 months	Most Recent NOI (As of) (5):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,707,660
Call Protection(3):	L(11),YM1(17),DorYM1(27),O(5)	UW Expenses:	$111,230
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,596,430
Additional Debt(1):	Yes	UW NCF:	$3,579,080
Additional Debt Balance(1):	$10,000,000	Appraised Value / Per SF(6):	$45,700,000 / $395
Additional Debt Type(1):	Pari Passu	Appraisal Date:	December 15, 2023

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$256
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$256
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	64.7%
Replacement Reserves(3):	$4,948,000	Springing	N/A	Maturity Date LTV(6):	64.7%
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.79x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$29,585,518	64.3%	Purchase Price	$40,568,181	88.1%
Sponsor Equity	$16,461,974	35.7	Upfront Reserves	$4,948,000	10.7
			Closing Costs(7)	$531,311	1.2

Total Sources	$46,047,492	100.0%	Total Uses	$46,047,492	100.0%
(1)	The Syngenta Woodland Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $29,585,518 (the “Syngenta Woodland Whole Loan”). The Financial Information in the chart above reflects the metrics of the Syngenta Woodland Whole Loan.
(2)	The non-recourse carveout guarantors are Blue Owl Real Estate Fund VI LP, Blue Owl Real Estate Fund VI (A) LP and Blue Owl Real Estate Fund VI (B) LP. Blue Owl Real Estate Fund VI LP and Blue Owl Real Estate Fund VI (A) LP are each closed-end investment funds, each of which has a term of 7 years, terminating on December 31, 2029, with the option to extend for 2 additional years.
(3)	Subject to the possible prepayments from the capital expenditures reserve described below under “Capital Expenditures Reserve and Potential Future Prepayment,” and as described below under the last paragraph of “Sole Tenant.”
(4)	The Syngenta Woodland Property (as defined below) is situated on 201.4 acres and is comprised of 14 buildings, including 4 greenhouses, 6,100 square feet of lab space dedicated to plant pathology, 10,200 square feet of office and administrative space, and field space for seed production.
(5)	The Syngenta Woodland Property was previously owned by the sole tenant, Syngenta (as defined below). In December 2023, the borrower executed a sale-leaseback transaction with Syngenta whereby the borrower acquired the Syngenta Woodland Property from Syngenta and Syngenta executed a 20-year net lease. Accordingly historical financial information is not available. Such acquisition took place prior to the origination of the Syngenta Woodland Whole Loan on March 1, 2024. The Syngenta Woodland Whole Loan recapitalized the borrower after such acquisition.
(6)	The appraisal also provided a “go dark value” of $28,300,000, which would result in a Cut-off Date LTV and Maturity Date LTV of 104.5%. In addition, the appraisal provided a land value of $41,000,000, which would result in a Cut-off Date LTV and Maturity Date LTV of 72.2%.
(7)	Closing Costs include an interest rate buydown of $147,928.

A-3-111

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 12 – Syngenta Woodland

The Loan. The Syngenta Woodland mortgage loan (the “Syngenta Woodland Mortgage Loan”) is part of a whole loan secured by the borrower’s fee interest in a 115,664 square foot industrial property located in Woodland, California (the “Syngenta Woodland Property”). The Syngenta Woodland Whole Loan consists of two pari passu notes and accrues interest at a fixed rate of 6.67100% per annum. The Syngenta Woodland Whole Loan has a five-year term, is interest-only for the full term and accrues interest on an Actual/360 basis. The Syngenta Woodland Mortgage Loan is evidenced by controlling Note A-1, with an original principal balance of $19,585,518. The Syngenta Woodland Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-5C27 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$19,585,518	$19,585,518	BBCMS 2024-5C27	Yes
A-2	$10,000,000	$10,000,000	Benchmark 2024-V6	No
Whole Loan	$29,585,518	$29,585,518

The Property. The Syngenta Woodland Property is 100% leased to Syngenta for 20 years, structured as an absolute triple net lease and includes annual rent escalations equal to 125% of the annual CPI growth rate (subject to a floor of 100% and cap of 104% of preceding base rent) and no termination options. Syngenta previously owned the Syngenta Woodland Property, and sold it to the borrower in a sale-leaseback transaction in December 2023. The Syngenta Woodland Property is situated on 201.4 acres and is comprised of 14 buildings, including 4 greenhouses, 6,100 square feet of lab space dedicated to plant pathology, 10,200 square feet of office and administrative space, and field space for seed production. The Syngenta Woodland Property serves as an important facility for Syngenta’s research and development division. The surrounding climate makes the Syngenta Woodland Property a beneficial location for researching vegetable seeds. The climate offers both hot and cool temperatures, which allows Syngenta to replicate growing conditions in different environments found around the globe. Seeds developed at the Syngenta Woodland Property are used by farmers both locally and internationally.

Capital Expenditures Reserve and Potential Future Prepayment. At origination, the borrower deposited $4,948,000 into a capital expenditures reserve (the “Syngenta CapEx Reserve”), to pay for advances that the sole tenant is entitled to request pursuant to its lease. Such advances were expected but not required to be used for development of a seed processing structure, an expansion of office space, generator replacement and other improvements to the Syngenta Woodland Property. Pursuant to the Syngenta Woodland Whole Loan agreement, if any funds remained on deposit in the Syngenta CapEx Reserve on June 1, 2024, the lender was to apply such funds to the prepayment of the Syngenta Woodland Whole Loan, in an amount equal to the lesser of (x) the amount that, when applied to the outstanding principal balance of the Syngenta Woodland Whole Loan, would result in a Loan to Cost Ratio (as defined below) of 65%, or (y) all remaining funds on deposit in the Syngenta CapEx Reserve (in either case the “Syngenta CapEx Prepayment”). Such Syngenta Cap Ex Prepayment was required to be accompanied by the payment by the borrower of a prepayment fee equal to the greater of a yield maintenance premium and 1.00% of the unpaid note balance. Any funds remaining in the Syngenta CapEx Reserve after the Syngenta CapEx Prepayment were required to be released to the borrower.

“Loan to Cost Ratio” means the ratio, as of a particular date, in which (1) the numerator is equal to the outstanding principal balance of the Syngenta Woodland Whole Loan, and (2) the denominator is equal to the sum of (i) $40,568,181, and (ii) the sum of (x) $0, and (y) the aggregate amount of Syngenta CapEx Funds disbursed to the borrower from the Syngenta CapEx Reserve pursuant to the Syngenta Woodland Whole Loan agreement as of the date of determination, in each case as determined in good faith by the lender.

As of June 1, 2024, the borrower had not drawn on the funds in the Syngenta CapEx Reserve, and in June 2024 the loan agreement for the Syngenta Woodland Whole Loan was amended to extend the date on which any Syngenta Cap Ex Prepayment is required to be made to December 1, 2024, and to allow the Syngenta CapEx Reserve to be used for its original purposes until such date, and a corresponding lease amendment was entered into. There can be no assurance as to whether or not the tenant will request any of the funds in the Syngenta CapEx Reserve, or, if requested, of what type of improvements will be made with such funds, or of whether or not there will be remaining funds in the Syngenta Cap Ex Reserve on December 1, 2024, resulting in a prepayment of the Syngenta Woodland Whole Loan.

A-3-112

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 12 – Syngenta Woodland

Sole Tenant.

Headquartered in Basel, Switzerland, Syngenta Seeds LLC (“Syngenta”) is a subsidiary of Syngenta AG, a producer of crop protection products and one of the world’s largest seed developers and producers. Syngenta produces high-technology seeds that help mitigate risks such as disease, insect, and climate pressures and allow farmers to meet the ever-growing demand for food and fuel. Syngenta has a network of more than 150 research and development and production sites which collaborates with universities, incubators, scientists and production growers to invest $1.4 billion annually to bring next-generation innovations to the farm. Syngenta AG’s largest market in 2022 was Latin America, which represented approximately 39% of consolidated sales, followed by North America with 24% of consolidated sales, Europe, Africa and the Middle East with 23% of consolidated sales, and Asia Pacific (including China) with 14% of consolidated sales. The Crop Protection segment develops and produces herbicides, insecticides, fungicides, seed treatments and biocontrols that promote plant growth. The Seeds segment offers a broad portfolio of crops with a focus on corn, soybean, cereals, and vegetables.

The Syngenta Woodland Property was built in 1984, later acquired by Syngenta and underwent an expansion and renovation from 2014 to 2021. During this time, Syngenta invested $11.2 million, adding 60,000 square feet of greenhouse space, 32,000 square feet of research space, 10,600 square feet of office space, and a 5,000 square foot plant pathology lab.

Syngenta was founded in 2000 from the agricultural divisions of Novartis and AstraZeneca. Syngenta is a member of the Syngenta Group that was formed in 2020 uniting Syngenta Crop Protection, Syngenta Seeds, ADAMA and Syngenta Group China under one brand. As of February 2024, Syngenta AG is 100% owned by China National Chemical Corporation Ltd.

The Syngenta lease provides that if at any time, the government, via law, ordinance, regulation, etc. prohibits Syngenta from holding, or prohibits the landlord from granting or conveying to the tenant, a leasehold interest in the Syngenta Woodland Property, then the tenant must transition the operational and financial responsibility to a third party by (i) assigning the tenant’s right, title and interest in the lease to a successor tenant, (ii) contracting with a third party contractor to occupy the Syngenta Woodland Property as the successor tenant or (iii) the borrower selling the Syngenta Woodland Property to a third party purchaser designated by Syngenta for an amount equal to the quotient of (A) the sum of the next 12 payments of the base rent divided by (B) 7.03% (the “Purchase Price”). Pursuant to the terms of the Syngenta Woodland Whole Loan documents, all of the Purchase Price (or such portion that is needed to repay the Syngenta Woodland Whole Loan in full) is required to be paid to the lender by the borrower upon receipt. The Syngenta Woodland Whole Loan documents provide that if the borrower is obligated to sell the Syngenta Woodland Property pursuant to the above terms of the lease, simultaneously with such sale the borrower is required to prepay the Syngenta Woodland Whole Loan in whole together with, if such prepayment is prior to the open prepayment date, a prepayment fee equal to the greater of a yield maintenance premium and 1% of the unpaid principal balance as of the date of prepayment. See “Description of the Mortgage Pool—Lease Expirations and Terminations—Terminations” in the Preliminary Prospectus.

Environmental. According to a Phase I environmental assessment dated August 11, 2023, there was no evidence of any recognized environmental conditions at the Syngenta Woodland Property.

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
NAV	NAV	NAV	100.0%
(1)	Historical occupancies are not available due to the borrower’s acquisition of the Syngenta Woodland Property in a sale-leaseback transaction with Syngenta in December 2023.
(2)	Current Occupancy is as of March 1, 2024.
A-3-113

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 12 – Syngenta Woodland

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total Base Rent	Lease Expiration Date
Syngenta Seeds LLC	NR/NR/NR	115,564	100.0%	$27.46	$3,175,999	100.0%	11/30/2043
Occupied Collateral Total / Wtd. Avg.		115,564	100.0%	$27.46	$3,175,999	100.0%

Vacant Space		0	0.0%

Collateral Total		115,564	100.0%

(1)	Based on the underwritten rent roll dated March 1, 2024

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0	NAP	NAP
2024 & MTM	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2031	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2032	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2033	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2034	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2035 & Beyond	1	115,564	100.0%	3,175,999	100.0%	115,564	100.0%	$3,175,999	100.0%
Total	1	115,564	100.0%	$3,175,999	100.0%
(1)	Based on the underwritten rent roll dated March 1, 2024.
A-3-114

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 12 – Syngenta Woodland

Operating History and Underwritten Net Cash Flow(1)
	U/W	U/W Per Square Foot	%(2)
Base Rent	$3,175,999	$27.46	83.8%
Rent Steps(3)	615,571	$5.32	16.2%
Vacant Income	0	$0.00	0.0%
Gross Potential Rent	$3,791,570	$32.78	100.0%
Reimbursements	111,230	$0.96	2.9%
Less: Vacancy	(195,140)	($1.69)	(5.1%)
Effective Gross Income	$3,707,660	$32.06	97.8%
Management Fee	111,230	$0.96	3.0%
Total Expenses	$111,230	$0.96	3.0%
Net Operating Income	$3,596,430	$31.09	97.0%
Capital Expenditures	17,350	$0.15	0.5%
Net Cash Flow	$3,579,080	$30.94	96.5%
(1)	Based on the underwritten rent roll dated March 1, 2024. Historical financial information is not available due to the borrower’s acquisition of the Syngenta Woodland Property in a sale- leaseback transaction with Syngenta in December 2023.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Contractual rent steps through February 1, 2025.

The Market. The Syngenta Woodland Property is located in the greater Sacramento area which is home to the capital of the state of California and is located at the intersection of Interstates 5 and 80. The greater Sacramento area has a population of 2.15 million people. Sacramento is home to two large universities, the University of California Davis (“UC Davis”) and California State University, Sacramento, which collectively reported approximately 71,000 undergraduate students in the fall of 2023. UC Davis is the largest campus within the 10-university UC system. The Syngenta Woodland Property is located in an area known as “The Seed Capital of the World” or “Seed Valley” and is surrounded by a cluster of seed development companies. UC Davis, a recognized leader in seed technology, is located less than 10 minutes from the Syngenta Woodland Property.

A-3-115

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 13 – Crescent Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GCMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$18,250,000	Title:	Fee
Cut-off Date Principal Balance(1):	$18,250,000	Property Type – Subtype:	Office – Suburban
% of IPB:	2.3%	Net Rentable Area (SF):	356,188
Loan Purpose:	Refinance	Location:	Memphis, TN
Borrower:	Crescent Center Memphis, LLC	Year Built / Renovated:	1986 / 2001, 2020
Borrower Sponsors:	David Long and Peggy Long	Occupancy:	87.6%
Interest Rate:	7.51300%	Occupancy Date:	11/13/2023
Note Date:	9/22/2023	4th Most Recent NOI (As of):	$3,755,295 (12/31/2020)
Maturity Date:	10/6/2028	3rd Most Recent NOI (As of):	$3,684,484 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,418,358 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(2):	$5,070,098 (TTM 8/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	88.3%
Amortization Type:	Interest Only	UW Revenues:	$10,935,948
Call Protection:	L(33),D(20),O(7)	UW Expenses:	$4,160,455
Lockbox / Cash Management:	Hard / Springing	UW NOI(2):	$6,775,493
Additional Debt(1):	Yes	UW NCF:	$6,163,117
Additional Debt Balance(1):	$33,750,000	Appraised Value / Per SF:	$81,100,000 / $228
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/3/2023

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$146
Taxes:	$530,919	$132,730	N/A	Maturity Date Loan / SF:	$146
Insurance:	$92,115	$9,211	N/A	Cut-off Date LTV:	64.1%
Replacement Reserves:	$0	$5,936	N/A	Maturity Date LTV:	64.1%
TI/LC Reserve:	$500,000	$53,428	N/A	UW NCF DSCR:	1.56x
Other Reserves(3):	$1,308,459	Springing(3)	N/A	UW NOI Debt Yield:	13.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$52,000,000	95.1%	Loan Payoff	$49,625,707	90.8%
Borrower Sponsor Equity	2,672,977	4.9	Closing Costs(4)	2,615,777	4.8
			Reserves	2,431,492	4.4
Total Sources	$54,672,977	100.0%	Total Uses	$54,672,977	100.0%
(1)	The Crescent Center Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $52,000,000 (the “Crescent Center Whole Loan”). The Financial Information in the chart above is based on the aggregate outstanding principal balance of the Crescent Center Whole Loan.
(2)	The increase from Most Recent NOI to UW NOI is primarily driven by six new or expansion leases commencing in 2023 and 2024, totaling 28,615 square feet (8.0% of NRA).
(3)	Other Reserves include (i) $1,079,540 for outstanding free rent relating to the Simmons Bank and Benefit Recovery Group, LLC leases and (ii) $228,919 for outstanding tenant improvements and leasing commissions. If the balance in the Simmons Bank free rent reserve is less than $475,750 on October 1, 2025, then the borrower is required to deposit the amount necessary to cause the balance of funds in the reserve account to equal $475,750.
(4)	Closing Costs include an approximately $1.61 million interest rate buydown.

The Loan. The Crescent Center mortgage loan (the “Crescent Center Mortgage Loan”) is part of a whole loan secured by the borrower’s fee interest in a 356,188 square foot office property located in Memphis, Tennessee (the “Crescent Center Property”). The Crescent Center Whole Loan consists of six pari passu notes and accrues interest at a rate of 7.51300% per annum. The Crescent Center Whole Loan has a five-year term and is interest-only for the term of the loan. The Crescent Center Mortgage Loan is evidenced by the non-controlling Notes A-2 and A-4-2, which have an aggregate original and outstanding principal balance as of the Cut-off Date of $18,250,000. The Crescent Center Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C3 securitization trust. The relationship between the holders of the Crescent Center Whole Loan is governed by a co-lender agreement described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

A-3-116

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 13 – Crescent Center

The table below identifies the promissory notes that comprise the Crescent Center Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$15,000,000	$15,000,000	BMO 2024-5C3	Yes
A-2	$12,000,000	$12,000,000	BBCMS 2024-5C27	No
A-3	$10,000,000	$10,000,000	BMO 2024-5C3	No
A-4-1	$3,750,000	$3,750,000	BMO 2024-5C3	No
A-4-2	$6,250,000	$6,250,000	BBCMS 2024-5C27	No
A-5	$5,000,000	$5,000,000	Benchmark 2024-V6	No
Whole Loan	$52,000,000	$52,000,000

The Property. The Crescent Center Property consists of a nine-story, Class A office building, two outparcel retail buildings and a parking garage located in Memphis, Tennessee totaling 356,188 square feet. The Crescent Center Property was constructed in 1986 and was acquired by the borrower sponsors in September 2021 for $67.5 million, after which they completed an approximately $2.7 million capital improvement project, which included a lobby upgrade, restroom renovations, and corridor work. Since acquisition, the borrower sponsors have executed new leases with five tenants, totaling 66,113 square feet, and 14 renewal and expansion leases, totaling for 60,854 square feet.

The Crescent Center Property consists of 331,406 square feet of office space (93.0% of NRA), 18,177 square feet of outparcel retail space (5.1% of NRA), 6,605 square feet of fitness center and storage space (1.9% of NRA), and a four-story parking structure. The Crescent Center Property contains 1,014 garage parking spaces and 63 surface spaces. The Crescent Center Property is managed and leased by CBRE, Inc., the largest commercial property management company in the United States. The Crescent Center Property is 87.6% leased as of November 13, 2023 to a roster of 39 tenants. The three largest tenants at the Crescent Center Property are Butler Snow LLP (“Butler Snow”) (15.6% of NRA), Simmons Bank (12.4% of NRA) and Benefit Recovery Group, LLC (“Benefit Recovery Group”) (5.6% of NRA), with no additional tenant accounting for more than 4.9% of NRA. The outparcel retail spaces consist of GMRI, Inc. dba Seasons 52 (“Seasons 52”) and Capital Grille Holdings, Inc. (“Capital Grille”), two national chain restaurants that are part of Darden Restaurants, Inc. (rated Baa2/BBB/BBB by Moody’s/S&P/Fitch). Seasons 52 and Capital Grille each executed 10-year extensions in 2023, with expiration dates in 2034. The Crescent Center Property has maintained average occupancy of 89.8% since 2011.

Major Tenants.

Butler Snow LLP (55,581 square feet; 15.6% of NRA; 17.1% of underwritten base rent). Butler Snow is an international law firm, and the largest law firm in Memphis, focused on business law and litigation, with clients ranging from emerging technology startups to Fortune 100 companies. Founded in 1954, and consisting of over 400 professionals in 28 locations, the law firm practices include public finance, mass tort litigation / class action, real estate law and tax law.

Butler Snow currently occupies 55,581 square feet, including the entire fifth floor (40,237 square feet) and 14,949 square feet on the fourth floor of the Crescent Center Property. Butler Snow has been a tenant at the Crescent Center Property since 2002 and most recently executed a 128-month renewal in June 2020. The tenant has two, five-year renewal options remaining. Effective between September 1, 2027 and September 1, 2028, Butler Snow has the one-time right to reduce its space by up to 14,949 square feet located on the fourth floor of the Crescent Center Property, with 365 days’ notice and payment of a fee equal to three months’ rent and unamortized leasing commissions, costs of landlord’s work and tenant improvement costs.

Simmons Bank (44,081 square feet; 12.4% of NRA; 14.2% of underwritten base rent). Simmons Bank (Moody’s/KBRA: Baa2/BBB+) is a regional bank founded in 1903 and headquartered in Pine Bluff, Arkansas, with $27.6 billion in assets as of March 31, 2023, and over 200 locations in Arkansas, Kansas, Missouri, Oklahoma, Tennessee and Texas employing over 3,200 associates. In 2021, Simmons Bank acquired naming rights to Simmons Bank Liberty Stadium, the current home of the University of Memphis Tigers football team and the Liberty Bowl.

A-3-117

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 13 – Crescent Center

Simmons Bank currently occupies 44,081 square feet of office space, including a 5,531 square foot first floor space operating as a retail bank branch, and an outparcel drive-through. Simmons Bank has been a tenant at the Crescent Center Property since 2022, when it entered into a new lease for 24,221 square feet on the ninth floor, and assumed and extended an existing lease to a prior tenant on the 5,531 square foot first floor space. Subsequently, Simmons Bank executed an expansion lease for an additional 14,329 square feet in March 2023 to occupy the entirety of the ninth floor and extend the term of its lease. Simmons Bank has one, five-year renewal option remaining and a termination option with respect to the 5,531 square foot first floor space effective August 31, 2028, with nine months’ prior notice and payment of a termination fee equal to three months’ rent and unamortized leasing commissions, any abated and/or free rent and tenant improvement costs, which was a legacy provision of the lease assumed by the prior tenant. The Simmons Bank lease also includes signage rights on the Crescent Center Property.

Benefit Recovery Group, LLC (19,864 square feet; 5.6% of NRA; 6.3% of underwritten base rent). Benefit Recovery Group is a health insurance subrogation company offering compensation recovery services across a number of industries. Headquartered at the Crescent Center Property, Benefit Recovery Group has over 20 years of experience in subrogation, utilizing a technology-optimized process to maximize recoveries for their clients.

Benefit Recovery Group executed its initial lease for 15,000 square feet at the Crescent Center Property in August 2023, and expanded by an additional 4,864 square feet in October 2023. Benefit Recovery Group has one, five-year renewal option remaining and a one-time right to terminate its lease, effective January 31, 2031, with nine months’ prior notice and payment of a termination fee equal to unamortized leasing commissions and tenant improvement costs.

Environmental. The Phase I environmental assessment dated August 17, 2023 identified no evidence of any recognized environmental conditions at the Crescent Center Property.

The following table presents certain information relating to the historical and current occupancy of the Crescent Center Property:

Historical and Current Occupancy(1)
2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	Current(2)
89.0%	88.0%	90.0%	94.0%	99.0%	96.0%	96.0%	97.0%	92.7%	80.8%	71.5%	86.0%	87.6%
(1)	Historical occupancies are as of December 1 of each respective year for 2020-2022, and average occupancy for 2011-2019.
(2)	Current occupancy is based on the underwritten rent roll dated November 13, 2023.

The following table presents certain information relating to the largest tenants at the Crescent Center Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date(3)
Butler Snow LLP	NR/NR/NR	55,581	15.6%	$32.35	$1,798,209	17.1%	6/30/2035
Simmons Bank	Baa2/NR/NR	44,081	12.4	$33.95	1,496,422	14.2	1/31/2038
Benefit Recovery Group, LLC	NR/NR/NR	19,864	5.6	$33.23	660,081	6.3	1/31/2034
Diversified Trust Company	NR/NR/NR	17,579	4.9	$34.87	612,942	5.8	4/30/2033
Wells Fargo Clearing Services	A1/BBB+/A+	15,637	4.4	$33.92	530,407	5.0	4/30/2028
Major Tenants		152,742	42.9%	$33.38	$5,098,061	48.4%
Other Tenants		159,357	44.7%	$34.05	$5,426,573	51.6%
Occupied Collateral Total / Wtd. Avg.		312,099	87.6%	$33.72	$10,524,634	100.0%
Vacant Space		44,089	12.4%
Collateral Total		356,188	100.0%

(1)	Information is based on the underwritten rent roll dated November 13, 2023, inclusive of rent steps through November 2024 and straight-line rent for Simmons Bank.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease.
A-3-118

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 13 – Crescent Center

The following table presents certain information relating to the tenant lease expirations of the Crescent Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	44,089	12.4%	NAP	NA	P	44,089	12.4%	NAP	NA	P
2023 & MTM	1	1,024	0.3	$34,959	0.3%		45,113	12.7%	$34,959	0.3%
2024	3	14,535	4.1	388,014	3.7		59,648	16.7%	$422,974	4.0%
2025	5	13,414	3.8	479,507	4.6		73,062	20.5%	$902,481	8.6%
2026	10	37,312	10.5	1,257,581	11.9		110,374	31.0%	$2,160,061	20.5%
2027	4	15,846	4.4	549,916	5.2		126,220	35.4%	$2,709,977	25.7%
2028	3	20,122	5.6	675,512	6.4		146,342	41.1%	$3,385,489	32.2%
2029	5	17,130	4.8	570,003	5.4		163,472	45.9%	$3,955,493	37.6%
2030	1	3,952	1.1	131,651	1.3		167,424	47.0%	$4,087,144	38.8%
2031	4	14,795	4.2	452,374	4.3		182,219	51.2%	$4,539,518	43.1%
2032	1	7,311	2.1	248,428	2.4		189,530	53.2%	$4,787,946	45.5%
2033	4	17,579	4.9	612,942	5.8		207,109	58.1%	$5,400,888	51.3%
2034	4	38,041	10.7	1,389,887	13.2		245,150	68.8%	$6,790,775	64.5%
2035 & Beyond	11	111,038	31.2	3,733,859	35.5		356,188	100.0%	$10,524,634	100.0%
Total	56	356,188	100.0%	$10,524,634	100.0%
(1)	Based on the underwritten rent roll dated November 13, 2023, inclusive of rent steps through November 2024 and straight-line rent for Simmons Bank.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The following table presents certain information relating to the operating history and underwritten cash flows of the Crescent Center Property:

Operating History and Underwriting Net Cash Flow
	2020	2021	2022	TTM(1)	Underwritten	Per Square Foot	%(2)
In Place Rent(3)	$7,135,410	$7,010,582	$8,117,707	$8,686,875	$10,478,451(3)	$29.42	85.6%
Vacancy Gross Up	0	0	0	0	1,432,893	4.02	11.7
Straight-Line Rent(4)	0	0	0	0	46,182(4)	0.13	0.4
Gross Potential Rent	$7,135,410	$7,010,582	$8,117,707	$8,686,875	$11,957,526	$33.57	97.7%
Total Reimbursements	127,965	62,112	25,870	186,521	283,246	0.80	2.3
Total Gross Income	$7,263,375	$7,072,694	$8,143,577	$8,873,396	$12,240,773	$34.37	100.0%
Other Income(5)	23,390	31,354	(60,122)	97,678	128,068(5)	0.36	1.0
(Vacancy/Credit Loss)	0	0	0	0	(1,432,893)	(4.02)	(11.7)
Effective Gross Income	$7,286,765	$7,104,048	$8,083,455	$8,971,074	$10,935,948	$30.70	89.3%
Total Expenses	$3,531,470	$3,419,564	$3,665,097	$3,900,976	$4,160,455	$11.68	38.0%
Net Operating Income	$3,755,295	$3,684,484	$4,418,358	$5,070,098(6)	$6,775,493(6)	$19.02	62.0%
Capital Expenditures	0	0	0	0	71,238	0.20	0.7
TI/LC	0	0	0	0	541,138	1.52	4.9
Net Cash Flow	$3,755,295	$3,684,484	$4,418,358	$5,070,098	$6,163,117	$17.30	56.4%
(1)	TTM reflects the trailing 12 months ending August 31, 2023.
(2)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten In Place Rent includes rent steps through November 2024.
(4)	Includes straight-line rent for investment-grade tenants or their affiliates averaged to earlier of lease expiration or loan maturity.
(5)	Other Income consists primarily of Simmons Bank signage and contractual parking income.
(6)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily driven by six new or expansion leases commencing in 2023 and 2024, totaling 28,615 square feet (8.0% of NRA).

A-3-119

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 13 – Crescent Center

The Market. The Crescent Center Property is located at a signalized intersection on Poplar Avenue in Memphis, Tennessee. Memphis is home to several Fortune 500 company headquarters, including FedEx, AutoZone, and International Paper. FedEx Corporation is the largest employer in Memphis, with 30,000 employees and six million daily shipments out of Memphis International Airport.

The Crescent Center Property is proximate to Interstate 240, which provides direct access to Memphis International Airport, located approximately 11 miles away. Poplar Avenue also provides direct access to downtown Memphis, approximately 12 miles west of the Crescent Center Property. The Crescent Center Property is adjacent to a Target-anchored retail center.

The Crescent Center Property is located within the East Memphis office submarket. As of the fourth quarter of 2023, the East Memphis office submarket had an inventory of approximately 15.17 million square feet, making it the largest submarket in Memphis, accounting for 25.7% of total office inventory. The East Memphis submarket had a vacancy rate of 11.8% and an asking rental rate of $24.70 per square foot, the highest of all Memphis submarkets. According to the appraisal, the East Memphis submarket demonstrates sound fundamentals, and a competitive set of approximately 1.52 million square feet exhibited a vacancy rate of 7.8%.

According to the appraisal, as of 2022, the population and average household income within a five-mile radius of the Crescent Center Property were 224,399 and $90,046, respectively.

The following table presents certain information relating to comparable office properties to the Crescent Center Property:

Competitive Building Summary(1)
Property Name	Year Built	Rentable Area (SF)	Occupancy	Parking Spaces	Asking Rent PSF	Rate Type
Crescent Center	1986	356,188(2)	87.6%(2)	1,077(3)	$33.72(2)(4)	Various
Colonnade	1998	89,000	100.0%	267	$25.00	FSG
999 S Shady Grove Rd.	2008	150,571	81.0%	454	$30.25	FSG
Ridgeway Center	1995	158,733	93.4%	457	$29.75	FSG
TraVure	2018	169,769	96.9%	NAV	$33.00	FSG
Triad Centre III	2009	148,810	77.2%	840	$30.50	FSG
Renaissance Center	2000	191,000	78.9%	661	$29.50	FSG
(1)	Source: Appraisal.
(2)	Information is based on the underwritten rent roll dated November 13, 2023.
(3)	Information based on the zoning report dated September 18, 2023.
(4)	Asking Rent PSF based on the underwritten base rent per square foot for the Crescent Center Property, inclusive of contractual rent steps through November 2024 and straight-line rent for Simmons Bank.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Crescent Center Property:

Market Rent Summary(1)
Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection	Lease Type
Office	$32.50	7.0	2.5% annual	Full Service
Storage	$12.50	5.0	2.5% annual	None
Amenity	$4.00	15.0	None	Full Service
Outparcel	$42.00	10.0	10.0% every 5 years	Triple Net
(1)	Source: Appraisal.
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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 13 – Crescent Center

The following table presents certain information relating to comparable sales to the Crescent Center Property:

Comparable Sales(1)
Name / Property Location	Sale Date	Total NRA (SF)	Total Occupancy		Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Crescent Center Memphis, TN	NAP	356,188(2)	87.6	%(2)	NAP	NAP	NAP
The Forum Metro Center Nashville, TN	Aug-2022	158,193	94.0%		$32,250,000	$204	$212
Bemiston Tower Clayton, MO	Feb-2023	174,241	95.0%		$32,725,000	$188	$194
Vanderbilt Office Plaza Nashville, TN	May-2023	130,913	93.0%		$37,000,000	$283	$289
Parkside Plaza I Knoxville, TN	Aug-2022	100,340	100.0%		$24,500,000	$244	$254
Ridgeway Center Memphis, TN	Jun-2021	168,000	100.0%		$27,700,000	$165	$175
Colonnade Memphis, TN	Jul-2020	89,000	89.3%		$13,000,000	$146	$158
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 13, 2023.
A-3-121

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 14 – ASC Business Park
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,000,000	Title:	Fee
Cut-off Date Principal Balance:	$17,000,000	Property Type – Subtype:	Industrial – Flex
% of IPB:	2.1%	Net Rentable Area (SF):	296,991
Loan Purpose:	Acquisition	Location:	Asheville, NC
Borrower:	The Ridge Business Park LLC	Year Built / Renovated:	1954 / 2008
Borrower Sponsors:	Jacob Beer, Barbara Weissman and Jeremy Apfel	Occupancy:	99.3%
Interest Rate:	6.49600%	Occupancy Date:	3/14/2024
Note Date:	5/17/2024	4th Most Recent NOI (As of):	$2,216,733 (12/31/2021)
Maturity Date:	6/6/2029	3rd Most Recent NOI (As of):	$2,405,080 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,638,857 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(4):	$2,691,927 (TTM 2/29/2024)
Original Amortization Term:	None	UW Economic Occupancy:	85.0%
Amortization Type:	Interest Only	UW Revenues:	$3,381,047
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$1,152,979
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$2,228,068
Additional Debt:	No	UW NCF:	$2,008,855
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$26,250,000 / $88
Additional Debt Type:	N/A	Appraisal Date:	3/7/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$57
RE Taxes:	$80,902	$13,484	N/A	Maturity Date Loan / SF:	$57
Insurance:	$8,060	$8,060	N/A	Cut-off Date LTV:	64.8%
Replacement:	$801,875	$0	N/A	Maturity Date LTV:	64.8%
TI/LC(1):	$500,000	$12,375	$297,000	UW NCF DSCR:	1.79x
Environmental Remediation Fund:	$31,250	$2,083	$125,000	UW NOI Debt Yield:	13.1%
HVAC Installation:	$87,400	$0	N/A
Immediate Repairs:	$74,800	$0	N/A
Anchor Tenant Reserve(2):	$0	Springing	N/A
Anchor Tenant Premises Reduction Reserve(3):	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,000,000	61.6%	Purchase Price	$25,000,000	90.5%
Borrower Sponsor Equity	10,611,309	38.4	Upfront Reserves	1,584,287	5.7
			Closing Costs(5)	1,427,022	5.2
			Seller Credit(6)	(400,000)	(1.4)
Total Sources	$27,611,309	100.0%	Total Uses	$27,611,309	100.0%
(1)	The borrower’s obligation to deposit into a rollover reserve, on a monthly basis, an amount equal to $12,374.63 is waived, so long as (i) no event of default has occurred and is continuing and (ii) the balance of the reserve account is equal to or greater than the cap. The initial deposit of $500,000 is not counted towards the reserve cap.
(2)	The borrower will be required to make monthly deposits, equal to $79,000, into an anchor tenant reserve upon the occurrence of (a) an Anchor Tenant (as defined below), any parent of the Anchor Tenant or guarantor of the Anchor Tenant lease is the subject of a bankruptcy or insolvency proceeding, (b) an Anchor Tenant provides notice of its intent to close its business at the premises or vacates without notice, (c) an Anchor Tenant terminates it lease or gives notice of its intention to terminate or not renew its lease, (d) an Anchor Tenant defaults under the terms of its lease or (e) an Anchor Tenant fails to renew its lease by the earlier of (x) the date that is 12 months prior to the expiration date of the lease and (y) the date on which the Anchor Tenant is required to provide notice of renewal.
“Anchor Tenant” means the United States of America and any other tenant hereafter occupying the Anchor Tenant premises.
(3)	The borrower will be required to make annual deposits equal to the Anchor Tenant Premises Reduction Deposit (as defined below), if no cure of the Anchor Tenant Premises Reduction Trigger Event (as defined below) has occurred, upon the occurrence of (a) an Anchor Tenant electing to reduce its Anchor Tenant premises in accordance with its lease and (b) the net cash flow debt service coverage ratio is less than 1.35x based on a 30 year amortization schedule (an “Anchor Tenant Premises Reduction Trigger Event”).
“Anchor Tenant Premises Reduction Deposit” means an amount equal to (i) the annual rent payable pursuant to the Anchor Tenant lease immediately prior to the occurrence of an Anchor Tenant Premises Reduction Trigger Event, less (ii) the annual rent payable pursuant to the Anchor Tenant lease following the occurrence of an Anchor Tenant Premises Reduction Trigger Event.

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 14 – ASC Business Park
(4)	The decrease from Most Recent NOI to UW NOI is primarily due to an additional vacancy adjustment attributed to Consolidated Patient Accounts Center’s Revenue Academy (“PMO”). Given PMO’s (15,725 square feet; 5.3% of net rentable area (“NRA”); 14.2% of underwritten rent) lease expiration in February 2025, and having one, five-year renewal option remaining with 60 days’ notice, a lease renewal will not be executed prior to the anticipated closing date of the BBCMS 2024-5C27 securitization.
(5)	Includes a $680,000 interest rate buydown fee.
(6)	Represents a seller credit to the borrower sponsors for capital improvements at the ASC Business Park Property (as defined below).

The Loan. The ASC Business Park mortgage loan (the “ASC Business Park Mortgage Loan”) is secured by the borrower’s fee interest in a 296,991 square foot industrial property located in Asheville, North Carolina (the “ASC Business Park Property”). The ASC Business Park Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $17,000,000 and accrues interest at a rate of 6.49600% per annum. The ASC Business Park Mortgage Loan has a five-year, interest-only term and accrues interest on an Actual/360 basis.

The Property. The ASC Business Park Property is a 296,991 square foot, flex-industrial property that was originally constructed in 1954 and renovated in 2008, and is situated on a 23.88-acre site in Asheville, North Carolina. Approximately 75.1% of the total NRA consists of warehouse-industrial space and the remaining 24.9% of NRA is office space. The office space is primarily occupied by two government tenants under the Department of Veteran Affairs (the “VA”), Mid-Atlantic Patient Accounts Center (“MACPAC”) and PMO. MACPAC and PMO have been in occupancy at the ASC Business Park Property since 2008 and 2010, respectively. The ASC Business Park Property is served by 625 surface parking spaces with a parking ratio of approximately 2.10 spaces per 1,000 square feet.

The ASC Business Park Property is 99.3% leased to 16 unique industrial and office tenants and has been 100% occupied as of the end of each year from 2016 to 2023.

Major Tenants.

Aprotech (77,924 square feet; 26.2% of NRA, 15.1% of underwritten base rent): Aprotech specializes in the developing and manufacturing of elastomeric crankshaft dampers, noise vibration harshness products, machined components and mechanical assemblies. Aprotech has been at the ASC Business Park Property since 2011, with a current lease expiration date of January 2026. Aprotech has two, two-year renewal options remaining and no termination options.

MB Manufacturing (59,789 square feet; 20.1% of NRA, 14.0% of underwritten base rent): MB Manufacturing has been in the automotive parts industry for over 25 years and offers a wide range of products including disc brake kits, power conversion kits, master cylinders and brake boosters, among others. MB Manufacturing recently executed a lease at the ASC Business Park Property in 2023, with a lease expiration date of January 2028, one, five-year renewal option remaining and no termination options.

MACPAC (54,011 square feet; 18.2% of NRA, 38.6% of underwritten base rent): MACPAC is an entity within the Department of Veterans Affairs. Established under the Consolidated Patient Account Center structure introduced by the VA in 2006, MACPAC’s objective is to enhance revenue operations throughout the Veterans Health Administration network by standardization and consolidation of functions including billing and insurance. Asheville falls in the Mid-Atlantic region, which is one of seven regions established by the Department of Veterans Affairs to assist with streamlining operations.

MACPAC has been at the ASC Business Park Property since 2008, with a current lease expiration date of November 2028 after recently executing a five-year renewal in December 2023, and has no renewal or termination options remaining. If MACPAC does not occupy a certain portion of its space, then its gross rent will be reduced proportionally by the share of operating expenses attributable to such space. If MACPAC elects to downsize, annual reserve payments equal to (i) the annual rent immediately prior to the downsize, less (ii) the annual rent payable following the downsize are required to be deposited.

Environmental. According to the Phase I environmental assessment dated March 14, 2024, groundwater contamination at the ASC Business Park Property represents a recognized environmental condition (“REC”). Perchloroethylene and trichloroethylene were detected in the most recent groundwater monitoring report above standard levels, which requires ongoing monitoring and constitutes a REC. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

At origination of the ASC Business Park Mortgage Loan, the borrower deposited $31,250 into the environmental reserve fund, which is equal to 125% of one year’s cost of monitoring the REC. Additionally, $2,083 is required to be deposited

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Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 14 – ASC Business Park

monthly into the environmental reserve fund, which is equal to 1/12th of one year’s cost of monitoring the REC. The environmental reserve fund is subject to a cap of $125,000.

The following table presents certain information relating to the historical and current occupancy of the ASC Business Park Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
100.0%	100.0%	100.0%	99.3%
(1)	Historical occupancy is based on the year-end of each respective year.
(2)	Based on the underwritten rent roll as of March 14, 2024.

The following table presents certain information relating to the major tenants at the ASC Business Park Property:

Major Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Aprotech	NR/NR/NR	77,924	26.2%	$5.56	$433,314	15.1%	1/31/2026
MB Manufacturing	NR/NR/NR	59,789	20.1	$6.72	402,000	14.0	1/31/2028
MACPAC	Aaa/AA+/AA+	54,011	18.2	$20.48	1,106,265	38.6	11/30/2028
Uplifting Deals	NR/NR/NR	41,841	14.1	$4.76	199,022	6.9	Various(4)
Annie's Bakery	NR/NR/NR	23,086	7.8	$6.08	140,446	4.9	7/31/2025
Major Tenants		256,651	86.4%	$8.89	$2,281,047	79.6%
Remaining Tenants		38,271	12.9	$15.23	583,037	20.4
Occupied Collateral Total / Wtd. Avg.		294,922	99.3%	$9.71	$2,864,085	100.0%

Vacant Space		2,069	0.7

Collateral Total		296,991	100.0%

(1)	Based on the underwritten rent roll as of March 14, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Includes contractual rent steps through May 2025.
(4)	Uplifting Deals occupies two different suites at the ASC Business Park Property. The first suite, representing 35,242 square feet, has a lease expiration date of July 2029, and the second suite, representing 6,599 square feet, has a lease expiration date of January 2025.
A-3-124

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 14 – ASC Business Park

The following table presents certain information relating to lease expirations at the ASC Business Park Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	2,069	0.7%	NAP	NAP	2,069	0.7%	NAP	NAP
2024 & MTM	5	2,884	1.0	$39,632	1.4%	4,953	1.7%	$39,632	1.4%
2025	4	48,641	16.4	602,086	21.0	53,594	18.0%	$641,718	22.4%
2026	2	80,050	27.0	453,281	15.8	133,644	45.0%	$1,094,999	38.2%
2027	1	3,200	1.1	22,712	0.8	136,844	46.1%	$1,117,710	39.0%
2028	3	116,033	39.1	1,535,637	53.6	252,877	85.1%	$2,653,347	92.6%
2029	1	35,242	11.9	161,942	5.7	288,119	97.0%	$2,815,289	98.3%
2030	0	0	0.0	0	0.0	288,119	97.0%	$2,815,289	98.3%
2031	0	0	0.0	0	0.0	288,119	97.0%	$2,815,289	98.3%
2032	0	0	0.0	0	0.0	288,119	97.0%	$2,815,289	98.3%
2033	1	8,872	3.0	48,796	1.7	296,991	100.0%	$2,864,085	100.0%
2034	0	0	0.0	0	0.0	296,991	100.0%	$2,864,085	100.0%
2035 & Thereafter	0	0	0.0	0	0.0	296,991	100.0%	$2,864,085	100.0%
Total	17	296,991	100.0%	$2,864,085	100.00%
(1)	Based on the in-place rent roll dated March 14, 2024.
(2)	Includes contractual rent steps through May 2025.

The following table presents certain information relating to the underwritten cash flows of the ASC Business Park Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	T12 2/29/2024(2)	UW(2)	UW Per Square Foot
Underwritten Rent	$2,493,246	$2,585,789	$2,723,663	$2,742,722	$2,864,085(3)	$9.64
Vacancy Gross Up	0	0	0	0	19,674	0.07
Gross Potential Rent	$2,493,246	$2,585,789	$2,723,663	$2,742,722	$2,883,759	$9.71
Expense Recoveries	779,462	850,550	1,032,428	1,073,338	929,853	3.13
Net Rental Income	$3,272,708	$3,436,339	$3,756,091	$3,816,060	$3,813,612	$12.84
(Vacancy/Credit Loss)	0	0	0	0	(19,674)	(0.07)
Additional Vacancy Adjustment	0	0	0	0	(412,890)	(1.39)
Effective Gross Income	$3,272,708	$3,436,339	$3,756,091	$3,816,060	$3,381,048	$11.38
Taxes	155,348	155,348	157,091	157,091	157,091	0.53
Insurance	48,291	46,066	49,240	52,413	96,723	0.33
Utilities	413,442	464,016	489,023	504,894	430,637	1.45
Other Expenses	438,894	365,829	421,880	409,735	468,528	1.58
Total Expenses	$1,055,975	$1,031,259	$1,117,234	$1,124,133	$1,152,979	$3.88
Net Operating Income	$2,216,733	$2,405,080	$2,638,857	$2,691,927	$2,228,069	$7.50
Capital Expenditures	0	0	0	0	59,398	0.20
TI / LC	0	0	0	0	159,815	0.54
Net Cash Flow	$2,216,733	$2,405,080	$2,638,857	$2,691,927	$2,008,856	$6.76
(1)	Based on the underwritten rent roll dated March 14, 2024.
(2)	The decrease from T12 2/29/2024 Net Operating Income to UW Net Operating Income is primarily due to an additional vacancy adjustment attributed to PMO. Given PMO’s (15,725 square feet; 5.3% of NRA; 14.2% of underwritten rent) lease expiration in February 2025, and having one, five-year renewal option remaining with 60 days’ notice, a lease renewal will not be executed prior to the anticipated closing date of the BBCMS 2024-5C27 securitization.
(3)	Includes contractual rent steps through May 2025.

A-3-125

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 14 – ASC Business Park

The Market. The ASC Business Park Property is located in Asheville, North Carolina and is located approximately two miles northwest of the Asheville central business district. The ASC Business Park Property is located near I-26 and I-240 which are both thoroughfares for the entire region. Land uses in the neighborhood consist primarily of industrial, commercial and residential development. Two main commercial corridors, Patton Avenue and Haywood Road, are both located within three miles of the subject property and feature many local shops and restaurants. According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius was 5,764, 60,568 and 101,864, respectively. Additionally, for the same period, the average household income within the same radii was $77,772, $98,781 and $98,044, respectively.

The ASC Business Park Property is located in the West Asheville warehouse submarket within the greater Asheville - NC industrial market. As of the fourth quarter of 2023, the Asheville - NC industrial market had an inventory of approximately 37.6 million square feet, with an occupancy rate of 97.1%. Occupancy increased from 97.0% from the fourth quarter of 2022 along with asking rent increasing 8.6% over the same period to $9.36 per square foot. As of the fourth quarter of 2023, the West Asheville warehouse submarket had an inventory of approximately 2.7 million square feet, with an occupancy rate of 99.6%. Occupancy has remained above 93.0% each year since 2014, with asking rent also increasing each year. Asking rent increased from $9.37 in the fourth quarter of 2022 to $10.21 in the fourth quarter of 2023, representing a 9.0% increase.

The ASC Business Park Property is also located within the West Asheville office submarket, which has an occupancy rate of 99.5% as of the fourth quarter of 2023 and asking rent per square foot of $22.23. Office occupancy in the West Asheville office submarket of 99.5% is slightly higher than the overall office market occupancy rate of 97.5%.

A-3-126

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 15 – Philadelphia Multifamily Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$16,800,000	Title:	Fee
Cut-off Date Principal Balance:	$16,800,000	Property Type – Subtype:	Multifamily – Low Rise
% of IPB:	2.1%	Net Rentable Area (Units):	88
Loan Purpose:	Refinance	Location:	Philadelphia, PA
Borrowers:	Germantown Lofts, LLC, 723 N 35th Street, LLC, 2215 N 7th Street, LLC and Diamond Dream Home LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsors:	David Badouch and Shimon Shain	Occupancy:	95.5%
Interest Rate:	7.32000%	Occupancy Date:	4/17/2024
Note Date:	5/14/2024	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	6/6/2029	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	60 months	Most Recent NOI (As of):	$1,033,576 (TTM 3/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	94.6%
Amortization Type:	Interest Only	UW Revenues:	$1,833,429
Call Protection:	L(25),D(30),O(5)	UW Expenses:	$260,572
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$1,572,857
Additional Debt:	No	UW NCF:	$1,550,857
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$25,525,000 / $290,057
Additional Debt Type:	N/A	Appraisal Date:	3/12/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$190,909
Taxes:	$42,127	$10,532	N/A	Maturity Date Loan / Unit:	$190,909
Insurance:	$5,219	$2,609	N/A	Cut-off Date LTV:	65.8%
Replacement Reserve:	$0	$1,833	N/A	Maturity Date LTV:	65.8%
Tax Abatement Reserve(2):	$108,618	$0	N/A	UW NCF DSCR:	1.24x
				UW NOI Debt Yield:	9.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,800,000	100.0%	Loan Payoff	$13,412,950	79.8%
			Return of Equity	2,153,788	12.8
			Closing Costs(3)	1,077,298	6.4
			Reserves	155,963	0.9
Total Sources	$16,800,000	100.0%	Total Uses	$16,800,000	100.0%
(1)	Historical cash flows are unavailable as the Philadelphia Multifamily Portfolio Properties (as defined below) were constructed in 2023.
(2)	The tax abatements for two of the Philadelphia Multifamily Portfolio Properties are pending approval or commencement. As such, a tax abatement reserve was established at origination in the amount of $108,618 representing the difference between the abated and unabated taxes. Real estate taxes were underwritten based on the 10-year average of the abated taxes presented in the appraisals.
(3)	Closing Costs include a $168,000 origination fee.

The Loan. The Philadelphia Multifamily Portfolio mortgage loan (the “Philadelphia Multifamily Portfolio Mortgage Loan”) is secured by the borrowers’ fee interest in four low-rise multifamily properties located in Philadelphia, Pennsylvania (collectively, the “Philadelphia Multifamily Portfolio Properties”). The Philadelphia Multifamily Portfolio Mortgage Loan accrues interest at a fixed rate of 7.32000% per annum. The Philadelphia Multifamily Portfolio Mortgage Loan has a five-year term that is interest only for the entire term, accrues interest on an Actual/360 basis and is scheduled to mature on June 6, 2029.

The Properties. The Philadelphia Multifamily Portfolio Properties are comprised of a 32-unit multifamily property (the “2105 Germantown Avenue Property”), a 25-unit multifamily property (the “719, 723-727 North 35th Street Property”), an 18-

A-3-127

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 15 – Philadelphia Multifamily Portfolio

unit multifamily property (the “2101-2111 North Fairhill Street Property”) and a 13-unit multifamily property (the “2215 North 7th Street Property”), all located in Philadelphia, Pennsylvania. The Philadelphia Multifamily Portfolio Properties were each built in 2023 and were 95.5% occupied, in the aggregate, as of April 17, 2024. Unit amenities at each of the Philadelphia Multifamily Portfolio Properties include in-unit laundry, garbage disposals, dishwashers, stone cabinets and a shared roof deck.

2105 Germantown Avenue Property. The 2105 Germantown Property is a 32-unit, with 29 multifamily and three ground floor artist studio units, low-rise multifamily property that consists of one, four-story apartment building. The 2105 Germantown Avenue Property features 13 one-bedroom and 16 two-bedroom layouts. The 2105 Germantown Avenue Property offers six garage parking spaces.

719, 723-727 North 35th Street Property. The 719, 723-727 North 35th Street Property is a 25-unit low-rise multifamily property that consists of two, three- and four-story apartment buildings. The 719, 723-727 North 35th Street Property features one studio, 16 one-bedroom and eight two-bedroom layouts

2101-2111 North Fairhill Street Property. The 2101-2111 North Fairhill Street Property is an 18-unit low-rise multifamily property that consists of six, three-story apartment buildings. The 2101-2111 North Fairhill Street Property features 12 two-bedroom and six four-bedroom layouts.

2215 North 7th Street Property. The 2215 North 7th Street Property is a 13-unit, with 12 multifamily and one ground floor commercial unit, low-rise multifamily property that consists of one, four-story apartment building. The 2215 North 7th Street Property features five two-bedroom, six three-bedroom and one four-bedroom layouts.

The following table presents information related to the Philadelphia Multifamily Portfolio Properties:

Portfolio Summary
Property Name	Year Built / Renovated(1)	Number of Units(2)	Occ. %(2)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	Appraised Value	Average In-Place Monthly Rental Rate Per Unit(2)	Market Rate per Unit(1)
2105 Germantown Avenue	2023 / NAP	32(3)	93.8%	$5,440,000	$8,050,000	$1,650	$1,520-$1,775
719, 723-727 North 35th Street	2023 / NAP	25	96.0%	$4,330,000	$6,750,000	$1,638	$1,350-$1,790
2101-2111 North Fairhill Street	2023 / NAP	18	100.0%	$3,980,000	$6,000,000	$2,042	$1,850-$2,435
2215 North 7th Street	2023 / NAP	13(4)	92.3%	$3,050,000	$4,725,000	$1,996	$1,050-$2,750
Total/Wtd. Avg.		88	95.5%	$16,800,000	$25,525,000
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 17, 2024.
(3)	Includes 29 multifamily units and 3 ground floor artist studio units.
(4)	Includes 12 multifamily units and one ground floor commercial unit.

The following table presents certain information relating to the current occupancy of the Philadelphia Multifamily Portfolio Properties:

Current Occupancy(1)
Property Name	2023(2)	Current(3)
2105 Germantown Avenue	62.5%	93.8%
719, 723-727 North 35th Street	76.0%	96.0%
2101-2111 North Fairhill Street	94.4%	100.0%
2215 North 7th Street	46.2%	92.3%
Total/Wtd. Avg.	70.5%	95.5%
(1)	Historical occupancies prior to 2023 are unavailable as the Philadelphia Multifamily Portfolio Properties were constructed in 2023.
(2)	Historical Occupancy is as of December 31 of the respective year.
(3)	Current Occupancy is as of April 17, 2024.
A-3-128

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 15 – Philadelphia Multifamily Portfolio

Environmental. According to the Phase I environmental assessments dated March 22, 2024, there was no evidence of any recognized environmental conditions at the Philadelphia Multifamily Portfolio Properties.

The following table presents certain information relating to the underwritten cash flows of the Philadelphia Multifamily Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	TTM(2)	Underwritten	Per Unit	%(3)
Gross Potential Rent	$1,135,972	$1,847,500	$20,994	95.6%
Other Income(4)	79,902	84,980	966	4.4
Net Rental Income	$1,215,874	$1,932,480	$21,960	100.0%
(Vacancy/Credit Loss)	0	(99,051)	(1,126)	(5.1)
Effective Gross Income	$1,215,874	$1,833,429	$20,834	94.9%

Total Expenses	182,298	260,572	2,961	14.2

Net Operating Income	$1,033,576	$1,572,857	$17,873	85.8%

Total Capex/Commissions	66,800	22,000	250	1.2

Net Cash Flow	$966,776	$1,550,857	$17,623	84.6%
(1)	Historical cash flows prior to the TTM are unavailable as the Philadelphia Multifamily Portfolio Properties were constructed in 2023.
(2)	TTM represents the trailing-eight months annualized for the 2105 Germantown Property, the trailing-six months annualized for the 719, 723-727 North 35th Street Property and the 2215 North 7th Street Property and the trailing-12 months for the 2101-2111 North Fairhill Street Property.
(3)	% column represents percent of Net Rental Income for all revenue line items and percent of Effective Gross Income for all other items.
(4)	Other Income consists of parking income, utility reimbursement and miscellaneous fees.

The Markets. The Philadelphia Multifamily Portfolio Properties are located in Philadelphia, Pennsylvania in the Philadelphia Apartment market. As of the fourth quarter of 2023, the Philadelphia Apartment market had an inventory of 357,480 units with an occupancy rate of 93.1%. The average monthly asking rent was $1,695 per unit.

The 2105 Germantown Avenue Property, 2101-2111 North Fairhill Street Property and the 2215 North 7th Street Property are located in the Norris Square neighborhood of Philadelphia, approximately three miles north of Center City. The 2023 population within a 0.25-, 0.5- and one-mile radius of the 2105 Germantown Avenue Property was 3,259, 12,434 and 71,459, respectively, and the median household income within the same radii was $26,921, $26,746 and $39,164, respectively. The 2023 population within a 0.25-, 0.5- and one-mile radius of the 2101-2111 North Fairhill Street Property was 3,085, 12,627 and 70,873, respectively, and the median household income within the same radii was $27,893, $27,330 and $41,107, respectively. The 2023 population within a 0.25-, 0.5- and one-mile radius of the 2215 North 7th Street Property was 2,934, 13,226 and 71,786, respectively, and the median household income within the same radii was $26,122, $22,161 and $31,962, respectively.

The 719, 723-727 North 35th Street Property is located in the University City neighborhood of Philadelphia, approximately three miles west of Center City. The neighborhood is home to the University of Pennsylvania, Drexel University and the University of the Sciences in Philadelphia. The 2023 population within a 0.25-, 0.5- and one-mile radius of the 719, 723-727 North 35th Street Property was 2,435, 10,122 and 53,797, respectively, and the median household income within the same radii was $28,585, $32,822 and $47,464, respectively.

A-3-129

Structural and Collateral Term Sheet	BBCMS 2024-5C27
No. 15 – Philadelphia Multifamily Portfolio

The following table presents certain information relating to comparable multifamily rental properties to the 2105 Germantown Avenue Property, 2101-2111 North Fairhill Street Property, and 2215 North 7th Street Property:

Comparable Rental Summary(1)
Property / Location	Year Built	Occupancy	# of Units	Average SF per Unit	Average Monthly Rent Per Unit	Unit Rent PSF
2105 Germantown Avenue(2) Philadelphia, PA	2023	93.8%	32	718	$1,650	$2.30
2101-2111 North Fairhill Street(2) Philadelphia, PA	2023	100.0%	18	1,150	$2,042	$1.78
2215 North 7th Street(2) Philadelphia, PA	2023	92.3%	13	1,250	$1,996	$1.60
The Aegis 2119 North Front Street Philadelphia, PA	2021	100.0%	15	600	$1,445	$2.41
Fishtown Flats 1415 Germantown Avenue Philadelphia, PA	2020	98.0%	50	825	$1,716	$2.08
The Retro 1836-1844 East York Street Philadelphia, PA	2021	92.0%	21	1,000	$2,073	$1.92
Avenue V 1649 North 5th Street Philadelphia, PA	2021	100.0%	82	938	$1,785	$1.90
The Bromley Loom House in Philadelphia 2370 Jasper Street Philadelphia, PA	2023	92.0%	63	1,270	$1,470	$2.08
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated April 17, 2024, other than Year Built.

The following table presents certain information relating to comparable multifamily rental properties to the 719, 723-727 North 35th Street Property:

Comparable Rental Summary(1)
Property / Location	Year Built	Occupancy	# of Units	Average SF per Unit	Average Monthly Rent Per Unit	Unit Rent PSF
719, 723-727 North 35th Street(2) Philadelphia, PA	2023	96.0%	25	567	$1,638	$2.89
The Steeple at University City 3801 Spring Garden Street Philadelphia, PA	1917	96.0%	65	647	$1,616	$2.50
Residences at 3862 3862 Lancaster Avenue Philadelphia, PA	1930	100.0%	23	560	$1,267	$2.26
3804 Lancaster Avenue 3804 Lancaster Avenue Philadelphia, PA	2022	93.0%	10	820	$2,250	$2.74
12 South 43rd Street 12 South 43rd Street Philadelphia, PA	2022	93.0%	18	659	$2,082	$3.16
883 Belmont Ave, 947 Belmont Ave, 909 N Belmont Ave, 961 N 45th St, 846 N 44th St Philadelphia, PA	2022	94.0%	14	1,075	$1,615	$2.41
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated April 17, 2024, other than Year Built.

A-3-130

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Distribution Date:	08/16/24	BBCMS Mortgage Trust 2024-5C27
Determination Date:	08/12/24
Record Date:	07/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C27

Contacts
Role	Party and Contact Information
Depositor	Barclays Commercial Mortgage Securities LLC
	Daniel Vinson		daniel.vinson@barcap.com; SPLegalNotices@barclays.com
745 7th Avenue | New York, NY 10019 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	Wells Fargo Bank, National Association
	Attn: Commercial Servicing		commercial.servicing@wellsfargo.com
550 South Tryon Street, 23rd Floor, MAC D1086-23A | Charlotte, NC 28202 | United States
Special Servicer	LNR Partners, LLC
	Job Warshaw	(305) 695-5600
2340 Collins Avenue, Suite 700 | Miami Beach, FL 33139 | United States
Operating Advisor & Asset Representations Reviewer	BellOak, LLC
	Attention: Reporting		Reporting@belloakadvisors.com
200 N. Pacific Coast Highway, Suite 1400 | El Segundo, CA 90245 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Directing Certificateholder	LNR Securities Holdings, LLC
-

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	08/16/24	BBCMS Mortgage Trust 2024-5C27
Determination Date:	08/12/24
Record Date:	07/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C27

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.
© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	08/16/24	BBCMS Mortgage Trust 2024-5C27
Determination Date:	08/12/24
Record Date:	07/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C27

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	08/16/24	BBCMS Mortgage Trust 2024-5C27
Determination Date:	08/12/24
Record Date:	07/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C27

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	08/16/24	BBCMS Mortgage Trust 2024-5C27
Determination Date:	08/12/24
Record Date:	07/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C27

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	08/16/24	BBCMS Mortgage Trust 2024-5C27
Determination Date:	08/12/24
Record Date:	07/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C27

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	08/16/24	BBCMS Mortgage Trust 2024-5C27
Determination Date:	08/12/24
Record Date:	07/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C27

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	08/16/24	BBCMS Mortgage Trust 2024-5C27
Determination Date:	08/12/24
Record Date:	07/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C27

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	08/16/24	BBCMS Mortgage Trust 2024-5C27
Determination Date:	08/12/24
Record Date:	07/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C27

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	08/16/24	BBCMS Mortgage Trust 2024-5C27
Determination Date:	08/12/24
Record Date:	07/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C27

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	08/16/24	BBCMS Mortgage Trust 2024-5C27
Determination Date:	08/12/24
Record Date:	07/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C27

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	08/16/24	BBCMS Mortgage Trust 2024-5C27
Determination Date:	08/12/24
Record Date:	07/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C27

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	08/16/24	BBCMS Mortgage Trust 2024-5C27
Determination Date:	08/12/24
Record Date:	07/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C27

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	08/16/24	BBCMS Mortgage Trust 2024-5C27
Determination Date:	08/12/24
Record Date:	07/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C27

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	08/16/24	BBCMS Mortgage Trust 2024-5C27
Determination Date:	08/12/24
Record Date:	07/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C27

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	08/16/24	BBCMS Mortgage Trust 2024-5C27
Determination Date:	08/12/24
Record Date:	07/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C27

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	08/16/24	BBCMS Mortgage Trust 2024-5C27
Determination Date:	08/12/24
Record Date:	07/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C27

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	08/16/24	BBCMS Mortgage Trust 2024-5C27
Determination Date:	08/12/24
Record Date:	07/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C27

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Aug-24	0	0	0	0	0	0
Jul-24	0	0	0	0	0	0
Jun-24	0	0	0	0	0	0
May-24	0	0	0	0	0	0
Apr-24	0	0	0	0	0	0
Mar-24	0	0	0	0	0	0
Feb-23	0	0	0	0	0	0
Jan-23	0	0	0	0	0	0
Dec-23	0	0	0	0	0	0
Nov-23	0	0	0	0	0	0
Oct-23	0	0	0	0	0	0
Sep-23	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	08/16/24	BBCMS Mortgage Trust 2024-5C27
Determination Date:	08/12/24
Record Date:	07/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C27

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	08/16/24	BBCMS Mortgage Trust 2024-5C27
Determination Date:	08/12/24
Record Date:	07/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C27

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	08/16/24	BBCMS Mortgage Trust 2024-5C27
Determination Date:	08/12/24
Record Date:	07/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C27

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	08/16/24	BBCMS Mortgage Trust 2024-5C27
Determination Date:	08/12/24
Record Date:	07/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C27

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	08/16/24	BBCMS Mortgage Trust 2024-5C27
Determination Date:	08/12/24
Record Date:	07/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C27

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	08/16/24	BBCMS Mortgage Trust 2024-5C27
Determination Date:	08/12/24
Record Date:	07/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C27

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	08/16/24	BBCMS Mortgage Trust 2024-5C27
Determination Date:	08/12/24
Record Date:	07/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-5C27

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated and effective as of July 1, 2024 (the “Pooling and Servicing Agreement”).
Transaction: BBCMS Mortgage Trust 2024-5C27, Commercial Mortgage Pass-Through Certificates, Series 2024-5C27
Operating Advisor: BellOak, LLC
Special Servicer: LNR Partners, LLC
Directing Certificateholder: LNR Securities Holdings, LLC

I.       Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(1)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
(2)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.
2.	[●] Mortgage Loans were the subject of a Major Decision as to which the Operating Advisor had consultation rights pursuant to the Pooling and Servicing Agreement.

II.     Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review of the items listed in this report, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement.

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations

1      This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.
III.	Specific Items of Review
1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].
2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.
3.	Appraisal Reduction Amount calculations and net present value calculations:
4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.
(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.
(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.
5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].
6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].
C-2

IV.           Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Except as may have been reflected in any Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.
4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.
5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.
7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.
8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined in this report have the meaning set forth in the Pooling and Servicing Agreement.

C-3

[THIS PAGE INTENTIONALLY LEFT BLANK]

C-4

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced securitization trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a

D-1-1

whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.    Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

5.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after the Cut-off Date.

6.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over,

D-1-2

escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

7.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.

8.    Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

9.    Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases,

D-1-3

subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

10.   Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

11.   Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

12.   Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

13.   Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

14.   Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in

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paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

15.   Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust).

16.   No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

17.   Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or, with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

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If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising

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for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

18.   Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

19.   No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

20.   No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

21.   REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above

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(substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

22.   Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23.   Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

24.   Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

25.   Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.   Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it will keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

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27.   Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor will have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

28.   Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan

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and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC provisions of the Code.

29.   Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

30.   Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31.   Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate

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lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32.   Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33.   Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34.   Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

35.   Ground Leases. For purposes of this Annex D-1, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and

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improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (“IDA”) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)   The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(b)   The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

(c)   The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)   The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)   Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)    The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)   The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

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(h)   A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)    The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)    Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)   In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)    Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36.  Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

37.  Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

38.  No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

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39.  Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

40.  Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

41.  Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

42.  Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the

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appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

43.  Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

44.  Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

45.  Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

46.       Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) will be deemed within the Mortgage Loan Seller’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Barclays Capital Real Estate Inc.	Argentic Real Estate Finance 2 LLC	Bank of Montreal	KeyBank National Association	Starwood Mortgage Capital LLC	Societe Generale Financial Corporation
None	None	640 5th Avenue (Loan No. 7)	None	None	None

LMF Commercial, LLC	UBS AG, New York Branch	German American Capital Corporation	Greystone Commercial Mortgage Capital, LLC	Citi Real Estate Funding Inc.
None	None	None	None	None
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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Barclays Capital Real Estate Inc.	Argentic Real Estate Finance 2 LLC	Bank of Montreal	KeyBank National Association	Starwood Mortgage Capital LLC	Societe Generale Financial Corporation
None	None	None	None	None	None

LMF Commercial, LLC	UBS AG, New York Branch	German American Capital Corporation	Greystone Commercial Mortgage Capital, LLC	Citi Real Estate Funding Inc.
Country View Apartments (Loan No. 9)	None	None	None	None
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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

Barclays Capital Real Estate Inc.	Argentic Real Estate Finance 2 LLC	Bank of Montreal	KeyBank National Association	Starwood Mortgage Capital LLC	Societe Generale Financial Corporation
None	None	None	None	None	None

LMF Commercial, LLC	Citi Real Estate Funding Inc.	UBS AG, New York Branch	German American Capital Corporation	Greystone Commercial Mortgage Capital, LLC
None	None	None	None	None
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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Barclays Capital Real Estate Inc.	Argentic Real Estate Finance 2 LLC	Bank of Montreal	KeyBank National Association	Starwood Mortgage Capital LLC	Societe Generale Financial Corporation
None	None	None	None	Courtyard Fort Myers at I-75 (Loan No. 10) (Group 1) SpringHill Suites Fort Myers Airport (Loan No. 25) (Group 1)	Kenwood Towne Centre (Loan No. 18) (Group 2)

LMF Commercial, LLC	Citi Real Estate Funding Inc.	UBS AG, New York Branch	German American Capital Corporation	Greystone Commercial Mortgage Capital, LLC
None	None	None	None	None
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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	GNL Industrial Portfolio (Loan No. 1)	Fiat Chrysler, the sole tenant at the FCA USA - Detroit, MI Mortgaged Property, has a right of first offer to purchase the related Mortgaged Property if the Mortgagor decides to sell such Mortgaged Property during the term of the lease provided that there is no event of default by the tenant under its lease.
(7) Permitted Liens; Title Insurance	GNL Industrial Portfolio (Loan No. 1)	See exception to Representation and Warranty No. 6, above.
(14) Actions Concerning Mortgage Loan	262-282 Cabrini Boulevard (Loan No. 36)	The Mortgagor, the Mortgagor sponsor and guarantor, the property manager, the Mortgaged Property and certain affiliates thereof (collectively, the “Cabrini Defendants”) are defendants in an action filed by New York City alleging, among other things, that the Cabrini Defendants failed to maintain certain multifamily properties, including the Mortgaged Property and certain non-collateral properties (the “Cabrini Non-Collateral Properties”), in code compliance, failed to maintain the facades of such properties and committed other administrative code violations pertaining to such properties. In May 2024, the Mortgagor, the Mortgagor sponsor and guarantor, the property manager and an affiliate (collectively, the “Cabrini Settling Defendants”) and New York City entered into (i) a stipulation of partial settlement (the “Cabrini Stipulation”) with respect to the claims pending against the Cabrini Settling Defendants and the Mortgaged Property (but not with respect to the Cabrini Non-Collateral Properties), which confirms the payment in October 2023 of certain penalties and fines totaling approximately $245,923 and a settlement amount of $1 million for certain claims against the Mortgaged Property and (ii) a stipulation of discontinuance without prejudice that (a) discontinues all claims against the Mortgagor and all claims related to the Mortgaged Property against the Mortgagor sponsor and guarantor, the property manager and such affiliate and (b) consents to the immediate removal of the notice of pendency recorded against the Mortgaged Property. Pursuant to the Cabrini Stipulation, in the event that the Cabrini Settling Defendants fail to cure any of the violations pertaining to the Mortgaged Property by the dates established under a stipulation and order dated December 27, 2023 (the “Cabrini Stipulation & Order” and together with the Cabrini Stipulation, the “Cabrini Settlement Documents”), between the Cabrini Defendants and New York City, New York City may reinstate the related action and refile the notice of pendency against the Mortgaged Property; provided, however, that the Cabrini Stipulation & Order permits the parties to negotiate extensions on deadlines. The deadlines for compliance established under the Cabrini Stipulation & Order ranged from April 30 through June 30, 2024. The Mortgagor sponsor reported that requests for extensions, as permitted under the Cabrini Settlement Documents, are currently awaiting New York City's approval. The Mortgage Loan documents require the Mortgagor to cure the related violations by the dates established under the Cabrini Stipulation & Order and, at origination, the Mortgagor deposited approximately $1,099,650 in a violations reserve for work needed to cure the remaining violations, which primarily concern façade restoration and elevator upgrades at the Mortgaged Property. In addition, the Mortgage Loan documents provide full recourse to the Mortgagor and the guarantor for the payment of (i) any fines, charges, settlement amounts, fees or other amounts required to be paid under the Cabrini Settlement Documents and (ii) all costs, expenses, fees and other amounts necessary to cure and remove of record the related violations. New York City and certain of the Cabrini Defendants entered into a separate stipulation of partial settlement that addresses the claims against the Cabrini Non-Collateral Properties and certain of the
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Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Cabrini Defendants, including the penalties and fines and the cost to cure any open violations with respect to the Cabrini Non-Collateral Properties.
(17) Insurance	55 Pharr (Loan No. 28)	The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the Mortgagee’s prior written consent thereto and (ii) confirmed that the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.
(17) Insurance	55 Pharr (Loan No. 28)	The Mortgage Loan documents provide that with respect to the common elements of the condominium, the Mortgagor must cause the condominium board to at all times maintain the insurance coverage required under the condominium documents.
(25) Local Law Compliance	GNL Industrial Portfolio (Loan No. 1)	Certain building, zoning and fire code violations are open at the CF Sauer - 184 Suburban Mortgaged Property, the Grupo Antolin - Shelby Township, MI Mortgaged Property, the AM Castle - Wichita, KS Mortgaged Property and the Hannibal - Houston, TX Mortgaged Property.
(25) Local Law Compliance	ASC Business Park (Loan No. 14)	Certain fire code violations are open at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to satisfy and discharge the fire code violations by August 15, 2025; provided to the extent the Mortgagor has commenced satisfaction and discharge of the fire code violations and is diligently and expeditiously pursing the same, such deadline will be extended an additional 90 days. The Mortgagor deposited $3,000 into a required repair reserve at origination in connection with the foregoing requirement. The Mortgage Loan documents provide that the Mortgagor and the guarantor have recourse liability for the fire code violations; provided, however, that such liability will terminate at such time that the fire code violations have been satisfied and evidence thereof has been delivered to the Mortgagee.
(25) Local Law Compliance	262-282 Cabrini Boulevard (Loan No. 36)	See exception to Representation and Warranty No. 14, above.
(26) Licenses and Permits	ASC Business Park (Loan No. 14)	The zoning report provides that certificates of occupancy were not available for a portion of the space occupied by the second largest tenant, MB Manufacturing (representing 20.1% of net rentable area with respect to all of its leased space), and the fourteenth largest tenant, Tangled Bank Conservation (representing 0.2% of net rentable area). The Mortgage Loan documents provide that the Mortgagor and the guarantor have recourse liability for the Mortgagor’s failure to deliver such certificates of occupancy; provided, however, such liability will terminate at such time that the Mortgagor has delivered such certificates of occupancy in form and substance reasonably satisfactory to the Mortgagee.
(27) Recourse Obligations	ASC Business Park (Loan No. 14)	With respect to clause (b)(i) of Representation and Warranty No. 27, the Mortgage Loan documents only provide recourse for the Mortgagor’s intentional misappropriation of rents during the continuance of an event of default, security deposits, insurance proceeds or condemnation awards.
(27) Recourse Obligations	262-282 Cabrini Boulevard (Loan No. 36)	With respect to clause (b)(i) of Representation and Warranty No. 27, the Mortgage Loan documents only provide recourse for the Mortgagor’s intentional misappropriation of rents after the
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Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

occurrence and during the continuance of an event of default, security deposits, insurance proceeds or condemnation awards. In addition, with respect to clause (b)(iii) of Representation and Warranty No. 27, the Mortgage Loan documents only provide recourse for the Mortgagor’s material breach of any covenant in the environmental indemnity.

The Mortgage Loan documents provide that the guarantor will not be liable (subject to certain exceptions set forth in the Mortgage Loan documents) for any recourse obligations described under Representation and Warranty No. 27 to the extent that a court of competent jurisdiction has found that the event giving rise to the obligation first occurred (or, with respect to the Mortgagor’s environmental indemnification obligations, hazardous substances that were first introduced to the Mortgaged Property) after the date on which the Mortgagee acquires title to the Mortgaged Property as a result of the Mortgagee’s exercise of remedies under the Mortgage Loan documents, through foreclosure or deed in lieu thereof.

The Mortgage Loan documents provide that in no event will the Mortgagor or the guarantor be liable for any special, exemplary, consequential, incidental or punitive damages, in each case, except, (i) with respect to the Mortgagor, to the extent that a party seeking indemnification of such amount has paid or is required to pay such damages to a third party and (ii) with respect to the guarantor, to the extent the same are actually incurred by the Mortgagee in connection with third party claims, except if arising solely out of the Mortgagee’s gross negligence or willful misconduct.

D-2-3

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Courtyard Fort Myers at I-75 (Loan No. 10)	Pursuant to a certain construction, operating and reciprocal easement agreement, the developer of the Mortgaged Property has a repurchase right with respect to the Mortgaged Property until December 31, 2026, which right is triggered if (i) the Mortgagor intends to change the use from an approved hotel use, as defined in the agreement, or (ii) the Mortgaged Property is not operated as an approved hotel for a period of six months or more, subject to extensions in the case of a casualty. The Mortgagor is required to provide written notice to the developer if a trigger event occurs, and the developer is required to provide written notice to the Mortgagor of its election to exercise its repurchase option within 45 days of receipt of the Mortgagor’s notice.
(6) Lien; Valid Assignment	Courtyard Fort Myers at I-75 (Loan No. 10)	The Mortgaged Property is subject to a franchise agreement between Marriott International, Inc., as franchisor, and the Mortgagor, as franchisee. Pursuant to the terms of the franchise agreement, in the event that there is a proposed transfer of (i) the Mortgaged Property or (ii) an ownership interest in the Mortgagor or a controlling affiliate of the Mortgagor, in each case, to a competitor of the franchisor, the franchisor will have, among other things, a right of first refusal to purchase or lease the Mortgaged Property at the same purchase price or lease price, as applicable, and upon the same terms as those contained in the offer from such competitor.
(6) Lien; Valid Assignment	SpringHill Suites Fort Myers Airport (Loan No. 25)	The Mortgaged Property is subject to a franchise agreement between Marriott International, Inc., as franchisor, and the Mortgagor, as franchisee. Pursuant to the terms of the franchise agreement, in the event that there is a proposed transfer of (i) the Mortgaged Property or (ii) an ownership interest in the Mortgagor or a controlling affiliate of the Mortgagor, in each case, to a competitor of the franchisor, the franchisor will have, among other things, a right of first refusal to purchase or lease the Mortgaged Property at the same purchase price or lease price, as applicable, and upon the same terms as those contained in the offer from such competitor.
(7) Permitted Liens; Title Insurance	Courtyard Fort Myers at I-75 (Loan No. 10)	Pursuant to a certain construction, operating and reciprocal easement agreement, the developer of the Mortgaged Property has a repurchase right with respect to the Mortgaged Property until December 31, 2026, which right is triggered if (i) the Mortgagor intends to change the use from an approved hotel use, as defined in the agreement, or (ii) the Mortgaged Property is not operated as an approved hotel for a period of six months or more, subject to extensions in the case of a casualty. The Mortgagor is required to provide written notice to the developer if a trigger event occurs, and the developer is required to provide written notice to the Mortgagor of its election to exercise its repurchase option within 45 days of receipt of the Mortgagor’s notice.
(7) Permitted Liens; Title Insurance	Courtyard Fort Myers at I-75 (Loan No. 10)	The Mortgaged Property is subject to a franchise agreement between Marriott International, Inc., as franchisor, and the Mortgagor, as franchisee. Pursuant to the terms of the franchise agreement, in the event that there is a proposed transfer of (i) the Mortgaged Property or (ii) an ownership interest in the Mortgagor or a controlling affiliate of the Mortgagor, in each case, to a competitor of the franchisor, the franchisor will have, among other things, a right of first refusal to purchase or lease the Mortgaged Property at the same purchase price or lease price, as applicable, and upon the same terms as those contained in the offer from such competitor.
(7) Permitted Liens; Title Insurance	SpringHill Suites Fort Myers Airport (Loan No. 25)	The Mortgaged Property is subject to a franchise agreement between Marriott International, Inc., as franchisor, and the Mortgagor, as franchisee. Pursuant to the terms of the franchise agreement, in the event that there is a proposed transfer of (i) the Mortgaged Property or (ii) an ownership interest in the Mortgagor or a controlling affiliate of the Mortgagor, in each case, to a competitor
D-2-4

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
of the franchisor, the franchisor will have, among other things, a right of first refusal to purchase or lease the Mortgaged Property at the same purchase price or lease price, as applicable, and upon the same terms as those contained in the offer from such competitor.
(17) Insurance	Courtyard Fort Myers at I-75 (Loan No. 10)	The roofs at the Mortgaged Property are insured at replacement cost, but the Mortgagor is only required to insure at actual cash value.
(17) Insurance	SpringHill Suites Fort Myers Airport (Loan No. 25)	The roofs at the Mortgaged Property are insured at replacement cost, but the Mortgagor is only required to insure at actual cash value.
(17) Insurance	The Pointe & Oak Shadows (Loan No. 27)	The roofs at the Mortgaged Property are insured at actual cash value rather than at replacement cost.
(17) Insurance	Anchor MHC and Tropical Circle MHC Portfolio (Loan No. 46)

The Mortgagor is maintaining and is only required to maintain a “basic form” insurance policy with respect to the six single-family residences at the Anchor MHC Mortgaged Property.

The Mortgagor is maintaining and is only required to maintain “comprehensive mobile home coverage” insurance with respect to the park owned homes at the Mortgaged Properties.

(17) Insurance	Cordova Court Apartments (Loan No. 47)	Certain roofs at the Mortgaged Property are insured at actual cash value rather than at replacement cost.
(19) No Encroachments	Anchor MHC and Tropical Circle MHC Portfolio (Loan No. 46)	With respect to the Anchor MHC Mortgaged Property, a private septic system serving three of the manufactured homes encroaches onto an adjacent property.
(25) Local Law Compliance	2460 White Plains Road & 708 Mace Avenue (Loan No. 26)	The Mortgaged Property is the subject of certain building code violations.
(25) Local Law Compliance	The Pointe & Oak Shadows (Loan No. 27)	The Mortgagor obtained law and ordinance insurance coverage B and coverage C in an amount less than customarily required by the Mortgage Loan Seller for similar multifamily loans intended for securitization.
(25) Local Law Compliance	The Pointe & Oak Shadows (Loan No. 27)	The Oak Shadows Mortgaged Property is the subject of certain building code violations.
(25) Local Law Compliance	The Pointe & Oak Shadows (Loan No. 27)	The Oak Shadows Mortgaged Property does not have copies of certificates of occupancy on-site, as required by local law.
(25) Local Law Compliance	152 Geary Street (Loan No. 30)	The Mortgaged Property is the subject of certain building code violations.
(25) Local Law Compliance	Toobian NY Portfolio (Loan No. 31)

The 1437 Old Northern Boulevard Mortgaged Property is legal non-conforming as to use and is the subject of certain zoning and building code violations.

The 235, 239 and 241 East 39th Street Mortgaged Property is the subject of certain building code violations.

(25) Local Law Compliance	322 Graham Avenue (Loan No. 40)	The Mortgaged Property is the subject of a certain fire code violation.
(25) Local Law Compliance	Anchor MHC and Tropical Circle MHC Portfolio (Loan No. 46)	The Anchor MHC Mortgaged Property is legal non-conforming as to use due to such Mortgaged Property having additional uses other than the mobile home park use, including self-storage facility and
D-2-5

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
single-family dwelling. The Mortgagor is not required to obtain law and ordinance insurance with respect to three of the single-family residences.
(26) Licenses and Permits	BPW Houston Multifamily Portfolio (Loan No. 6)	The Bayou Willows Mortgaged Property has not yet been issued certificates of occupancy.
(26) Licenses and Permits	Courtyard Fort Myers at I-75 (Loan No. 10)	The Mortgagor has not yet obtained a liquor license for the Mortgaged Property.
(26) Licenses and Permits	The Pointe & Oak Shadows (Loan No. 27)	The Oak Shadows Mortgaged Property does not have copies of certificates of occupancy on-site, as required by local law.
D-2-6

Citi Real Estate Funding Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	All CREFI Mortgage Loan	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(17) Insurance	University Pointe (Loan No. 5)	The windstorm coverage for the Mortgaged Property is in the amount of $80,617,838, which is less than the original principal balance of the related Whole Loan and is also less than 100% of the full insurable value on a replacement cost basis.
(17) Insurance	CityLine FL NY TN Portfolio (Loan No. 16)	Insurance coverage for windstorm/named storm and hail losses is actual cash value in lieu of replacement cost. The insurance deductible for the related windstorm/named storm and hail policies is 10%.
(17) Insurance	Lofts at Dallas Mills (Loan No. 17)	In connection with general and umbrella liability coverage, the lender accepted an insurance company with a rating of A-:VII from A.M. Best Company at closing of the Mortgage Loan on the condition that the respective A.M. Best rating as of the date of the closing of the Mortgage Loan is not withdrawn or downgraded below the date of the closing of the Mortgage Loan and, at renewal of the current policy term, the Mortgagor replace such insurance company with an insurance company meeting the Insurance Rating Requirements.
(27) Recourse Obligations	All CREFI Mortgage Loans	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
(27) Recourse Obligations	28-40 West 23rd Street (Loan No. 8)	The Mortgage Loan documents do not provide for a separate carveout guarantor or environmental indemnitor that is distinct from the Mortgagor.
(30) Acts of Terrorism Exclusion	All CREFI Mortgage Loans	All exceptions to Representation 17 are also exceptions to this Representation 30.
(38) No Material Default; Payment Record	All CREFI Mortgage Loans	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, the Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Mortgagor forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.
D-2-7

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(25) Local Law Compliance	GNL Industrial Portfolio (Loan No. 1)	Certain building, zoning and fire code violations are open at the Grupo Antolin - Shelby Township, MI Mortgaged Property, CF Sauer - 184 Suburban Mortgaged Property, the AM Castle - Wichita, KS Mortgaged Property and the Hannibal - Houston, TX Mortgaged Property (the “GNL Violations”). The Mortgage Loan documents require the related Mortgagors to (i) cure all of the GNL Violations and (ii) deliver to the Mortgagee updates to the zoning reports obtained in connection with the origination of the Mortgage Loan confirming that there are no outstanding violations, provided, however, that so long as the related Mortgagors have taken all commercially reasonable actions within their control to cure the GNL Violations and deliver to the Mortgagees updated zoning reports, the related Mortgagors’ failure to do so within the timeframes set forth in the Mortgage Loan documents will not, on its own, result in an event of default. Additionally, the related Mortgage Loan documents include a recourse carveout for any losses in connection with the GNL Violations.
(25) Local Law Compliance	48 E 57th Street (Loan No. 21)	Certain building code violations are open at the related Mortgaged Property (the “57th Street Violations”). The Mortgage Loan documents require the related Mortgagor remedy these 57th Street Violations and to deliver, no later than 90 days following the date of the origination of the related Mortgage Loan (the “57th Street Delivery Deadline”), a new zoning report indicating that there are no outstanding violations listed against the related Mortgaged Property; provided however, the 57th Street Delivery Deadline may be extended for additional 30 day periods as long as the Mortgagor can provide the Mortgagee with reasonably satisfactory evidence that Mortgagor is pursuing (i) such cure and removal of the 57th Street Violations and (ii) a new zoning report in a commercially reasonable manner exercising good faith and due diligence. The related Mortgage Loan includes a non-recourse carveout for any losses sustained from the 57th Street Violations.
(25) Local Law Compliance	Stor-More-Laredo Self Storage (Loan No. 34)	Certain fire code violations are open at the Muller Rd Mortgaged Property (the “Muller Violations”). The Mortgage Loan documents require the related Mortgagor to deliver, no later than 120 days following the date of the origination of the related Mortgage Loan (the “Muller Delivery Deadline”), a current fire inspection report indicating that there are no fire code violations (or similar violations) listed against the related Mortgaged Property; provided however, so long as the Mortgagor has provided written evidence, acceptable to the Mortgagee, that the Mortgagor has remediated the Muller Violations, a failure to by the related Mortgagor to deliver a current fire inspection report by the Muller Delivery Deadline will not be an event of default under the related Mortgage Loan documents, so long as the Mortgagor is using commercially reasonable diligent efforts to obtain a current fire inspection report.
(25) Local Law Compliance	MIC St. Louis & Memphis (Loan No. 45)	The Memphis Poplar Mortgaged Property is legal non-conforming as to use due to the fact that following the construction of the related Mortgaged Property, the zoning code was changed to require that commercial parking uses receive special use approval. If a structure containing a legal non-conforming use is damaged or destroyed, by any means, such structure may only be restored to its prior legal non-conforming use if (i) such damage or destruction does not exceed 75% of the fair market value of the structure immediately prior to such casualty event and (ii) repair or reconstruction is commenced and completed within 12 months of the date of the casualty event. The related Mortgage Loan includes a non-recourse carveout for any losses sustained as a result of the inability of the related Mortgagor to (i) use any related Mortgaged Property pursuant to its current use or (ii) complete a restoration of the related
D-2-8

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Mortgaged Property in accordance with all applicable legal requirements after a casualty or condemnation.
(25) Local Law Compliance	Otto Storage Portfolio (Loan No. 48)	With respect to the O Road Storage Mortgaged Property, at the origination of the related Mortgage Loan, information regarding whether the related Mortgaged Property was in compliance with fire codes and similar codes was not available. Pursuant to a post-closing agreement, the related Mortgagor is required to deliver, no later than 90 days following the date of the origination of the related Mortgage Loan, an updated zoning compliance report (the “Updated Report”) which is required to contain information from the applicable governmental authority about whether the related Mortgaged Property complies with fire codes and similar codes. If the Updated Report lists any zoning, building, fire code, or other violations against the related Mortgaged Property (the “O Road Violations”) or any other non-conformities (other than what was listed in the original zoning report) then the related Mortgagor must (i) promptly commence and diligently pursue the remediation of any O Road Violations and (ii) no later than 90 days from the date such Updated Report is deliver to the Mortgagee, deliver to the Mortgagee written evidence of such remediation. The related Mortgage Loan includes a non-recourse carveout for any losses sustained as a result of the inability of the related Mortgagor to (i) use any related Mortgaged Property pursuant to its current use or (ii) complete a restoration of the related Mortgaged Property in accordance with all applicable legal requirements after a casualty or condemnation.
(25) Local Law Compliance	The Riley – 880 Manhattan Avenue (Loan No. 50)	Certain building code violations are open at the related Mortgaged Property (the “Riley Violations”). The Mortgage Loan documents require the related Mortgagor to deliver, no later than 120 days following the date of the origination of the related Mortgage Loan (the “Riley Delivery Deadline”), an updated zoning report showing that the Riley Violations have been cured and that no outstanding violations exist with respect to the related Mortgaged Property; provided however, the Riley Delivery Deadline may be extended by the Mortgagee for an additional 30 day periods of time so long as the Mortgagor can provide the Mortgagee with reasonably satisfactory evidence that the Mortgagee are pursuing a cure of the Riley Violations in a commercially reasonable manner. The related Mortgage Loan includes a non-recourse carveout for any losses sustained from the Riley Violations.
(27) Recourse Obligations	Hooksett Village (Loan No. 22)	The non-recourse provisions of the related Mortgage Loan only provide for full recourse liability for transfers made in violation of the related Mortgage Loan documents that result (i) in a change in control over any Mortgagor or (ii) a transfer of the related Mortgaged Property by deed, bill of sale, installment sales agreement, ground lease (excluding any lease to a Tenant in the ordinary course of business) or any similar agreement (each, a “Hooksett Full Recourse Transfer”). Any transfer made in violation of the related Mortgage Loan documents that is not a Hooksett Full Recourse Transfer only gives rise to liability for losses and damages sustained.
(27) Recourse Obligations	Stor-More Laredo Self Storage (Loan No. 34)	The non-recourse provisions of the related Mortgage Loan only provide for full recourse liability for transfers made in violation of the related Mortgage Loan documents that result (i) in a change in control over any Mortgagor, (ii) a transfer of all or a portion of the Mortgagor’s fee ownership interest in the related Mortgaged Property or (iii) results in a transfer of more than 49% of the net direct ownership interest in the Mortgagor if such transfer would be in violation of the Mortgage Loan documents (each, a “Stor-More Full Recourse Transfer”). Any transfer made in violation of the related Mortgage Loan documents that is not a Stor-More Full
D-2-9

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Recourse Transfer only gives rise to liability for losses and damages sustained.
(27) Recourse Obligations

45 E 57th Street (Loan No. 21)

Hooksett Village (Loan No. 22)

Stor-More-Laredo Self Storage (Loan No. 34)

Extra Space Storage Chicago Heights (Loan No. 44)

MIC St. Louis & Memphis (Loan No. 45)

Otto Storage Portfolio (Loan No. 48)

The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with “willful misrepresentation” as opposed to “intentional material misrepresentation.”
(28) Mortgage Releases	All KeyBank Loans	With respect to the related Mortgage Loans, if the Mortgage Loans or any portion thereof are included in a REMIC trust and, immediately following a release of any portion of the lien of the security instrument in connection with a condemnation (but taking into account any proposed restoration on the remaining portion of the related Mortgaged Property), the loan to value ratio is greater than 125% (such value to be determined, in Mortgagee’s sole discretion, by any commercially reasonable method permitted to a REMIC trust), the principal balance of the related Mortgage Loan must be paid down in an amount sufficient to satisfy the REMIC requirements, unless the Mortgagee receives an opinion of counsel that if such amount is not paid, the securitization will not fail to maintain its status as a REMIC trust and that the REMIC trust will not be subject to tax as a result of the related release of such portion of the Lien of the security instrument.)
D-2-10

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Wateridge (Loan No. 19)	The lease of the County of Los Angeles (“LA County”) , the second largest tenant at the Mortgaged Property, provides that the borrower, as landlord, may mortgage its interest in and to the lease (and assign such mortgage) only if certain conditions and requirements set forth in the lease are satisfied and the execution of any mortgage (or assignment of mortgage) of such interest in the lease without satisfying such requirements will be void. Those requirements include, without limitation, a requirement of 30 days’ advance notice to LA County of such mortgage or assignment (together with copies of the related instrument) and a prohibition on the landlord furnishing information about LA County or the subject matter of the lease without LA County’s prior written consent.
(25) Local Law Compliance	Champion MSU Student Housing Portfolio (Loan No. 2)	The 129 Burcham Drive property is legal nonconforming as to use. Following a casualty greater than its state equalized value as determined by the city assessor, any future use must be in conformity with the regulations. If the casualty is to an extent less than its assessed value, it may be rebuilt and the use continued but to no greater extent than the previously existing structure. In the event the 129 Burcham Drive Property could not be rebuilt for multifamily use following an applicable casualty, there would not be sufficient insurance proceeds to pay off the allocated loan amount.
(27) Recourse Obligations	Wateridge (Loan No. 19)	There is no separate non-recourse carveout guarantor, and the related single purpose entity borrower is the only indemnitor under the related environmental indemnity agreement.
(27) Recourse Obligations	All GACC Mortgage Loans	In most cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.
(28) Mortgage Releases	All GACC Mortgage Loans	In most cases, the Mortgage Loan documents provide that in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions if the Mortgagor delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as a REMIC
(30) Acts of Terrorism Exclusion	Bedrock Mixed-Use Portfolio (Loan No. 11)	The Mortgage Loan documents permit terrorism insurance to be maintained under a blanket policy that covers more than one location within a one thousand foot radius of the Mortgaged Properties (the “Radius”), and does not require that the blanket policy cover the amount of the aggregate insurable values of the insured properties within the Radius. As of the origination date, the Mortgagor’s blanket policy had a terrorism limit of $800,000,000 for improvements.
D-2-11

Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(25) Local Law Compliance	Philadelphia Multifamily Portfolio (Loan No. 15)	The 2101-2111 N Fairhill St Mortgaged Property is the subject of certain outstanding fire code violations. Pursuant to the Mortgage Loan documents, the Mortgagor is required to correct such fire code violations and provide evidence that such violations were cleared within 120 days of origination of the Mortgage Loan.
(25) Local Law Compliance	Philadelphia Multifamily Portfolio (Loan No. 15)	The 2105 Germantown Ave Mortgaged Property is partially non-conforming as to use. The 2105 Germantown Ave Mortgaged Property was approved as a 29-unit apartment building with three artist studios on the ground floor. However, the three artist studios are currently being occupied as multifamily units. Pursuant to the Mortgage Loan documents, upon the expiration of the applicable lease of an artist studio or upon the earlier termination of such lease, the Mortgagor is required to lease the artist studios only for their intended purposes in accordance with all legal requirements. The Mortgage Loan documents provide for full recourse against the guarantor for a breach of zoning compliance requirements.
D-2-12

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	GNL Industrial Portfolio (Loan No. 1)	Fiat Chrysler, the sole tenant at the FCA USA - Detroit, MI Mortgaged Property, has a right of first offer to purchase the related Mortgaged Property if the Mortgagor decides to sell such Mortgaged Property during the term of the lease provided that there is no event of default by the tenant under its lease.
(7) Permitted Liens; Title Insurance	GNL Industrial Portfolio (Loan No. 1)	See exception to Representation and Warranty No. 6, above.
(17) Insurance	All BMO Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(25) Local Law Compliance	GNL Industrial Portfolio (Loan No. 1)	Certain building, zoning and fire code violations are open at the CF Sauer - 184 Suburban Mortgaged Property, the Grupo Antolin - Shelby Township, MI Mortgaged Property, the AM Castle - Wichita, KS Mortgaged Property and the Hannibal - Houston, TX Mortgaged Property.
(27) Recourse Obligations	640 5th Avenue (Loan No. 7)

The non-recourse carveout guarantor’s recourse obligations with respect to bankruptcy or insolvency related events is capped at 25% of the outstanding principal balance of the 640 5th Avenue Whole Loan, plus lender’s enforcement costs under the guaranty (including reasonable attorneys’ fees).

Additionally, with respect to clause (a)(iii), transfers of the Mortgaged Property or a controlling interest therein in violation of the Mortgage Loan documents is a loss carveout, not a full recourse carveout.

(28) Mortgage Releases	All BMO Mortgage Loans	In the event of a taking of any portion of any of the Mortgaged Property by a state or any political subdivision or authority thereof, the Mortgagor cannot be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC provisions if the related Mortgagor provides an opinion of counsel to the holder of the Mortgage Loan that the trust will continue to maintain its status as a REMIC trust if such amount is not paid.
(30) Acts of Terrorism Exclusion	All BMO Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, as applicable, at the related Mortgaged Property.
(31) Due on Sale or Encumbrance	640 5th Avenue (Loan No. 7)

With respect to clause (a)(iv), the “specific criteria” is limited to a transferee that has a net worth of $400,000,000 or a transferee of which 20% or more of its ownership interests are owned by, or it is controlled by, an entity or individual that satisfies the foregoing net worth requirement. The Mortgagee must receive a rating agency confirmation with respect to a transfer of (i) the entire Mortgaged Property or (ii) any equity transfer that results in the Mortgagor not being controlled by (a) Vornado Realty, L.P., (b) Vornado Realty Trust, or (c) a Crown Sponsor owning in the aggregate 20% or more of the direct or indirect interests in the Mortgagor.

“Crown Sponsor” refers to (i) Crown Jewel Partners LLC, a Delaware limited liability company or (ii) any wholly owned and controlled subsidiary or any commonly owned and controlled affiliate of Crown Jewel Partners LLC, in any such case, provided that, and for so long as, the related ownership and control requirements described in the

D-2-13

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Mortgage Loan agreement are satisfied with respect to any person described in clause (i) or (ii) above, as applicable.
(35) Ground Leases	640 5th Avenue (Loan No. 7)

The 640 5th Avenue Mortgaged Property consists of two abutting and interconnected buildings facing Fifth Avenue (such building facing Fifth Avenue, the “Fifth Avenue Building”) and West 52nd Street (such building facing West 52nd Street, the “West 52nd Street Building”) in New York City. The Mortgagor’s predecessor-in-interest of the 640 5th Avenue Mortgaged Property and the fee owner of a neighboring property known as 650 Fifth Avenue (such fee owner, the “Air Rights Tenant”, and such neighboring property, the “Non-Collateral Property”) entered into a series of ground leases described below in order to satisfy the “single ownership” requirement of the applicable zoning code in effect in 1970 in connection with the transfer of unused development rights at the West 52nd Street Building to the Air Rights Tenant.

First, the Air Rights Tenant ground leased the Non-Collateral Property to the Mortgagor’s predecessor-in-interest pursuant to a 99-year ground lease.  The Air Rights Tenant, as landlord, is required to, among other things, pay real estate taxes, carry insurance, maintain and repair the Non-Collateral Property and comply with the laws for the Non-Collateral Property.  The Mortgagor, as tenant of the Non-Collateral Property, is obligated to pay $1.00 per annum in rent and has no material obligations with respect to the Non-Collateral Property. This ground lease may be terminated in connection with a condemnation.

Second, the Mortgagor’s predecessor-in-interest owner ground leased the entirety of the Non-Collateral Property, the Fifth Avenue Building and the West 52nd Street Building to the Air Rights Tenant pursuant to a ground lease with a term of 99 years and 8 months, less 1 day. As of July 1, 2024, the Air Rights Tenant is required to pay $1,166,319 in rent per annum, payable monthly in installments of $97,193.25. Annual rent will reset as of August 1, 2024 and must be in an amount equal to the greater of the rental rate for the prior period (i.e., $1,166,319 per annum) or an amount equal to 1.6065% of the fair value of the land as determined by a qualified, third-party appraisal (the “Appraised Rental”) which valuation is required to be as of February 1, 2024. As of the date of the loan agreement, the borrower and the Air Rights Tenant are in continuing negotiations regarding the amount of the Appraised Rental; provided, however, that such amount may not be lower than the rental rate for the prior period (i.e., $1,166,319 per annum). If the Appraised Rental is not finalized by August 1, 2024, the Air Rights Tenant will be required to continue to pay rent at the prior rental rate (i.e., $1,166,319 per annum), and upon determination of the Appraised Rental (assuming such rate is higher that the rental rate for the prior period), the Air Rights Tenant will pay the difference between the Appraised Rental and the rent paid on account for all months elapsed theretofore on the first day of the month following such determination. Upon resolution of the final rental rate, such rental rate will remain in effect through July 31, 2047, at which time, the rental rate will again be the greater of the rental for the prior period or 1.6065% of the fair value of the land. This ground lease requires the Mortgagor, as landlord, to pay taxes, carry insurance, maintain and repair the Fifth Avenue Building and the West 52nd Street Building. This ground lease may be terminated in connection with a condemnation or if the Air Rights Tenant fails to pay its rent described above.

Third, the Air Rights Tenant subleased the Fifth Avenue Building and the West 52nd Street Building to the Mortgagor’s predecessor-ininterest while retaining the then-unused development rights generated by the West 52nd Street Building above a horizontal plane starting at the top of the improvements then-located on the

D-2-14

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

West 52nd Street Building. The exact amount of the development rights retained by the Air Rights Tenant is not stated in the related ground lease. This third ground lease is for a term of 99 years and 8 months, less 2 days, with rent payable by tenant in the amount of $1.00 per annum.  The Mortgagor, as subtenant at the Fifth Avenue Building and the West 52nd Street Building, is required to, among other things, pay all taxes and carry insurance for the demised premises and may make alterations to the demised premises without consent; provided that the Mortgagor does not construct any improvement on the West 52nd Street Building that uses more floor area than the floor area used by the then-existing improvements. There is no affirmative maintenance or repair obligations, but the sublease does provide an indemnity in favor of the Air Rights Tenant, as sublandlord, if the Mortgagor fails to maintain the demised premises and comply with the laws for the demised premises. This sublease cannot be terminated except in connection with a condemnation.

D-2-15

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	GNL Industrial Portfolio (Loan No. 1)	Fiat Chrysler, the sole tenant at the 6836 Georgia Street Mortgaged Property, has a right of first offer to purchase the related Mortgaged Property if the Mortgagor decides to sell such Mortgaged Property during the term of the lease provided that there is no event of default by the tenant under its lease.
(6) Lien; Valid Assignment	Kenwood Towne Centre (Loan No. 22)	Provided no event of default has occurred and is continuing, under the related Whole Loan, the Mortgage Loan documents prohibit the lender, without the prior written consent of the Mortgagor, from selling any note, participation or interest in the Whole Loan to Simon Property Group, Taubman Centers, Inc., The Macerich Company, Kimco Realty, Starwood Retail, PREIT, Washington Prime Group, Pyramid Real Estate Group, CBL & Associates Properties, Inc., Westfield Holdings Limited or Unibail-Rodamco (or any successors or assigns of or any person or entity controlled by, controlling or under common control with the foregoing); provided, however, such restrictions will not apply to (a) any transfer or sale by the lender of commercial mortgage-backed securities certificates, bonds or similar certificated interests secured in whole or in part by the Whole Loan or (b) any subsequent resale or transfer of the Whole Loan (or any interest therein) occurring after an initial sale or transfer by the lender even if such transaction results in a portion of the Whole Loan being held by a person or entity described above.
(7) Permitted Liens; Title Insurance	GNL Industrial Portfolio (Loan No. 1)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	Kenwood Towne Centre (Loan No. 22)	See exception to Representation and Warranty No. 6, above.
(17) Insurance	Kenwood Towne Centre (Loan No. 22)

The Mortgage Loan documents permit (i) a property insurance deductible up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property and (ii) a commercial general liability insurance deductible or self-insured retention up to $1,000,000, provided that as to such commercial general liability insurance deductible or self insured retention amount, (1) the retention amount remains prefunded, at an actuarially determined loss pick amount acceptable to the lender, at all times during the Whole Loan, (2) a captive insurer may be utilized as a deductible funding vehicle so long as the captive maintains reinsurance and remains in good standing, and (3) the Mortgagor has submitted evidence satisfactory to the lender and rating agencies of such prefunded arrangement. Such deductibles may not be considered customary.

The threshold above which the lender (or a trustee appointed by it) has the right to hold and disburse insurance proceeds is $13,000,000 (which amount is equal to 5% of the original principal balance of the Mortgage Loan but may be higher than the then-outstanding principal balance of the Mortgage Loan).

The Mortgage Loan documents provide that the lender may consent (subject to rating agency confirmation) to the Mortgagor maintaining (or causing to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit rating requirements set forth in the Mortgage Loan documents.

See exception to Representation and Warranty No. 30, below.

(25) Local Law Compliance	GNL Industrial Portfolio (Loan No. 1)	Certain building, zoning and fire code violations are open at the 184 Suburban Road Mortgaged Property, the 52888 Shelby Parkway
D-2-16

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Mortgaged Property, the 3050 S Hydraulic Street Mortgaged Property and the 6501 Bingle Road Mortgaged Property.
(27) Recourse Obligations	Kenwood Towne Centre (Loan No. 22)

With respect to clause (a)(iii) of Representation and Warranty No. 27, the Mortgage Loan documents only provide recourse for losses to the lender (and not full recourse) for transfers made in violation of the Mortgage Loan documents and only if such transfers are of all or substantially all of the Mortgaged Property or result in a prohibited change of control of the Mortgagor or any general partner or managing member of the Mortgagor, as applicable.

With respect to clause (b)(i) of Representation and Warranty No. 27, the Mortgage Loan documents only provide recourse for material misappropriation.

(28) Mortgage Releases	All Societe Generale Financial Corporation Mortgage Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(28) Mortgage Releases	Kenwood Towne Centre (Loan No. 22)	The Mortgagor is permitted to obtain the release of parcels at the Mortgaged Property upon the substitution therefor of other parcels of real property and satisfaction of certain conditions set forth in the Mortgage Loan documents.
(30) Acts of Terrorism Exclusion	Kenwood Towne Centre (Loan No. 22)	The Mortgage Loan documents permit a terrorism insurance deductible of up to $1,000,000. Such deductible may not be considered customary. In addition, the Mortgage Loan documents permit terrorism insurance to be obtained through a captive insurance program with Liberty IC Casualty LLC, subject to satisfaction of the conditions set forth in the Mortgage Loan documents, including that covered losses which are not reinsured by the federal government under TRIPRA and paid to Liberty must be reinsured with a cut through endorsement acceptable to the lender and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement.
(32) Single-Purpose Entity	Kenwood Towne Centre (Loan No. 22)	The related Mortgagor is a recycled Single-Purpose Entity that previously owned the non-collateral parcel of the related shopping center occupied by Nordstrom, which parcel was transferred prior to the origination of the Mortgage Loan.
(33) Defeasance	Kenwood Towne Centre (Loan No. 22)	In connection with a defeasance, the related Mortgagor is not required to pay defeasance related costs and expenses in excess of $15,000 (exclusive of any rating agency fees and expenses).

D-2-17

UBS AG, New York Branch
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	637 E 223rd Street (Loan No. 23)	The Mortgage Loan documents permit the Mortgagor to maintain insurance policies that do not meet the requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”) so long as the Mortgagor has received the lender’s prior written consent thereto and confirmed that the lender has received the Rating Agency Confirmation with respect to any such Non-Conforming Policy.
(17) Insurance	Country Place Apartments (Loan No. 37)	The Mortgage Loan documents permit the Mortgagor to maintain insurance policies with an insurance company that does not meet the requirements set forth in the Mortgage Loan documents (an “Otherwise Rated Insurer”), provided that (1) the Mortgagor replaces such Otherwise Rated Insurer at renewal with insurance companies meeting the rating requirements set forth in the Mortgage Loan documents and (2) if, prior to renewal, the current AM Best rating of such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagor replaces the Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.
(17) Insurance	All Purpose Storage Burlington (Loan No. 49)

The Mortgage Loan documents permit the Mortgagor to maintain insurance policies which do not meet the requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”) so long as the Mortgagor has received the lender’s prior written consent thereto and confirmed that the lender has received the Rating Agency Confirmation with respect to any such Non-Conforming Policy.

The Mortgage Loan documents provide that damages to roofs arising out of wind losses may be covered on an actual cash value basis, rather than replacement cost, until either the roofs or policy are replaced.

(25) Local Law Compliance	Griffith MHC Portfolio (Loan No. 41)

The Hidden Valley Mortgaged Property is legal non-conforming as to use as a mobile home and recreational vehicle park because such use is only permitted under the current zoning code with issuance of a conditional use permit and no conditional use permit has been obtained. Existing non-conforming uses (mobile homes or manufactured homes or mobile home parks) once removed may only be replaced if the mobile homes, manufactured homes or mobile home parks are destroyed as a result of a fire or an act of God and (i) the replacement home or homes possess a valid title, stating they were manufactured within a ten-year period prior to the current calendar year and (ii) the replacement home or homes have a valid certificate of occupancy within one year subsequent to the date of destruction of the original home.

The Westwood Manor Mortgaged Property is legal non-conforming as to use as a mobile home park because such use is no longer permitted under the current zoning code. If a nonconforming structure is damaged by natural disaster, fire or casualty to an extent of more than 50% of its current taxable value, it may not be reconstructed except in conformity with the provisions of the current zoning code.

D-2-18

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(25) Local Law Compliance	Grande Woods South MHC (Loan No. 32)	The use of the Mortgaged Property as a mobile home park is a pre-existing legally non-conforming use, as mobile home parks are not permitted uses under current zoning laws. In the event of a casualty exceeding 50% or more of the entire mobile home park, the Mortgaged Property may only be restored in accordance with current zoning laws. Additionally, if the use as a mobile home park is discontinued for a period of three months, any future use may only be restored in accordance with current zoning laws.

D-2-19

Greystone Commercial Mortgage Capital, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
None	None	None
D-2-20

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	27
Summary of Risk Factors	63
Risk Factors	65
Description of the Mortgage Pool	157
Transaction Parties	237
Credit Risk Retention	347
Description of the Certificates	357
Description of the Mortgage Loan Purchase Agreements	394
Pooling and Servicing Agreement	405
Certain Legal Aspects of Mortgage Loans	508
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	525
Pending Legal Proceedings Involving Transaction Parties	529
Use of Proceeds	530
Yield and Maturity Considerations	530
Material Federal Income Tax Considerations	539
Certain State and Local Tax Considerations	550
Method of Distribution (Underwriter)	551
Incorporation of Certain Information by Reference	554
Where You Can Find More Information	554
Financial Information	555
Certain ERISA Considerations	555
Legal Investment	559
Legal Matters	560
Ratings	560
Index of Defined Terms	563

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$725,765,000
(Approximate)

Barclays
Commercial Mortgage
Securities LLC
Depositor

BBCMS
MORTGAGE TRUST 2024-5C27
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2024-5C27

Class A-1	$2,891,000
Class A-2	$0 - $ 250,00	0,000
Class A-3	$307,700,000	- $ 557,700,000
Class X-B	$165,174,000
Class A-S	$97,102,000
Class B	$37,039,000
Class C	$31,033,000

PRELIMINARY
PROSPECTUS

Barclays
Co-Lead Manager and Joint Bookrunner

Société Générale
Co-Lead Manager and Joint Bookrunner

UBS Securities LLC
Co-Lead Manager and Joint Bookrunner

BMO Capital Markets
Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities
Co-Lead Manager and Joint Bookrunner

Citigroup
Co-Lead Manager and Joint Bookrunner

KeyBanc Capital Markets
Co-Lead Manager and Joint Bookrunner

Academy Securities
Co-Manager

Bancroft Capital
Co-Manager

June [__], 2024